                                                                   EXHIBIT 10.44

Manufacturers and Traders Trust Company
M&T Place, 255 East Avenue
P.O. Box 22900, Rochester, NY 14692

February 19, 1999

Mr. Emilio DiCataldo
Senior Vice President & CFO
CVC Products, Inc.
525 Lee Road
Rochester, New York 14606

Re: Loan Agreement Dated March 31, 1998

Dear Emilio:

Reference is made to the Loan Agreement (the "Agreement") dated March 31, 1998, amended as per Letter Agreement dated September 30, 1998, between CVC Products, Inc. (the "Borrower") and M&T Bank (the "Bank"). We hereby further amend the agreement as follows:

Insert #1 - b (viii) "Borrowing Base", shall also include a sub-limit for demonstration inventory/equipment at an advance rate of 25% to a maximum of $1,000,000.00 and to also include up to $500,000.00 in a second collateral mortgage against the value of the company's real estate at 525 Lee Road, Rochester, New York. The $500,000.00 collateral mortgage availability is subject to completion of an increase in the Bank's mortgage lien by $500,000.00.

b (ix) - Borrower will submit Borrowing Base Certificate within 30 days after the end of each calendar month and as further detailed in this paragraph of the agreement.

Insert #6, b - Tangible Net Worth covenant as amended in September 30, 1998, letter shall strike the final phrase "plus the increase in tangible net worth as a result of any private equity placement or public offering".

Paragraph d - Cash flow ratio as of January 31, 1999, 1.30:1.

Paragraph g - Capital expenditure limitation for fiscal year ending September 30, 1999, or any fiscal year thereafter shall be $6,000,000.00 and shall be calculated net of any cash proceeds from the sale of any demonstration tools which are capitalized in Borrower's fixed assets.

Mr. Emilio DiCataldo
Senior Vice President & CEO
CVC Products, Inc.
February 19, 1999
Page 2


We will have Woods, Oviatt prepare amended loan documentation and the new collateral mortgage once you have completed your due diligence and analysis with respect to the pending Commonwealth Scientific merger as it may relate to any loan covenants in the agreement. The Borrower will pay all fees and expenses incurred in loan documentation, including closing costs, attorneys' fees, environmental audit, etc. associated with this transaction. Borrower acknowledges that not every ancillary provision imposing duties, burdens, or limitations on Borrower and to be contained in the final documentation customary for these types of transactions can be set forth in this letter.

Except as amended above, all other covenants, financial covenants, terms and conditions of this agreement remain in effect. This amendment shall be conditioned upon the acceptance by the Borrower and the Guarantor as indicated below.

Sincerely,

MANUFACTURERS AND TRADERS TRUST COMPANY


/s/ William E. Holston

William E. Holston
Vice President

WEH/ac


Accepted as of March 8, 1999

      CVC PRODUCTS, INC.


   /s/ Emilio DiCataldo
-----------------------------
           Borrower


      CVC PRODUCTS, INC.


   /s/ Emilio DiCataldo
-----------------------------
           Guarantor

                                                                 RECEIVED
                                                            NOV [ILLEGIBLE] 1998

Manufacturers and Traders Trust Company
M&T Place, 255 East Avenue
P.O. Box 22900, Rochester, NY 14692

September 30, 1998

Mr. Emilio DiCataldo
Senior Vice President/CFO
CVC Products, Inc.
525 Lee Road
Rochester. New York 14606

Dear Emilio:

Reference is made to the Term Loan Agreement (the "Agreement") dated April 14, 1998, between CVC Products, Inc. (the "Borrower") and Manufacturers and Traders Trust Company ("Bank"). We hereby amend the following financial covenants included in insert No.6 to the levels indicated below:

b.    Tangible Net Worth:

      Borrower shall not at any time have a tangible net worth of less than $11,900,000.00 or, as of the end of any fiscal year, a tangible net worth which is less than ninety-five percent (95%) of Borrower's tangible net worth as of the end of the immediately preceding fiscal year. plus the increase in tangible net worth as a result of any private equity placement or public offering.

c.    Total Liabilities to Tangible Net Worth:

            9/30/98                3.0:1
            10/31/98               3.0:1
            11/30/98               3.0:1
            12/31/98               2.5:1
            1/31/99                2.5:1
            2/28/99                2.5:1
            3/31/99                2.5:1
            4/30/99                2.5:1
            5/31/99                2.5:1
            6/30/99                2.5:1
            7/31/99                2.5:1
            8/31/99                2.5:1
            9/30/99                2.5:1 and thereafter

Mr. Emilio DiCataldo
Senior Vice President/CEO
CVC Products, Inc.
September 30, 1998
Page 2


d.    Cash Flow Ratio:

      9/30/98   1.45:1
      10/31/98  1.45:1
      11/30/98  1.45:1
      12/31/98  1.1:1
      1/31/99   1.45:1
      2/28/99   1.45:1
      3/31/99   1.75:1
      4/30/99   1.75:1
      5/31/99   2.0:1
      6/30/99   2.0:1
      7/31/99   2.25:1
      8/31/99   2.25:1
      9/30/99   2.5:1 and thereafter

e.    Backlog:

      9/98     $ 8,000,000.00
      10/98    $ 8,000,000.00
      11/98    $10,000,000.00
      12/98    $13,000,000.00
      1/99     $13,000,000.00
      2/99     $13,000,000.00
      3/99     $15,000,000.00
      4/99     $15,000,000.00
      5/99     $15,000,000.00
      6/99     $18,000,000.00
      7/99     $18,000,000.00
      8/99     $18,000,000.00
      9/99     $18,000,000.00 and thereafter

Mr. Emilio DiCataldo
Senior Vice President/CEO
CVC Products, Inc.
September 30, 1998
Page 3


f.    Maximum Quarterly Negative Income:

       9/98   $700,000.00
      12/98   $100,000.00
       3.99   $100,000.00
       6/99   $100,000.00
      12/99   $100,000.00 and thereafter

g.    Capital Expenditures:

      For fiscal year ending September 30, 1998, Borrower shall not make capital expenditures which exceed $6,700,000.00 and shall not make capital expenditures which exceed $4,500,000.00 for fiscal year ending September 30, 1999. or any fiscal year thereafter.

We also hereby amend paragraph (ix) on page R-6 as follows:

Borrower also will submit to Bank within fifteen (15) days after the end of each calendar month a Borrowing Base Certificate reporting on the Borrowing Base as of the end of the previous month, together with all supporting documentation requested by Bank and a monthly backlog report. Each Borrowing Base Certificate shall be in form satisfactory to the Bank and certified to Bank by Borrower's Chief Financial Officer. Borrower will also, within thirty (30) days of the end of each calendar month, provide the Bank with a certificate executed by its Chief Financial Officer, stating that he has read this Agreement, knows its contents, and that to his knowledge, Borrower is in compliance with all financial covenants contained in this Agreement, and no Event of Default has occurred under the Agreement, and no conditions exist, which with notice, lapse of time or both, would constitute an Event of Default under this Agreement. The certificate shall also show the computations required to establish Borrower's compliance with each financial covenant during the period covered by the certificate. Borrower shall also provide Bank with such additional financial and other information as Bank shall reasonably, from time to time, request.

Mr. Emilio DiCataldo
Senior Vice President/CEO
CVC Products, Inc.
September 30, 1998
Page 4


Except as amended above, all other covenants, financial covenants, terms and conditions of this agreement remain in effect. Consent of this amendment shall be conditioned upon the acceptance by the Borrower and Guarantor as indicated below:

Sincerely,

MANUFACTURERS AND TRADERS TRUST COMPANY


/s/ William E. Holston

William E. Holston
Vice President


WEH/ac


Accepted as of Sept 30, 1998

      CVC PRODUCTS, INC.


   /s/ Emilio DiCataldo
-----------------------------


      CVC HOLDINGS, INC.


   /s/ Emilio DiCataldo
-----------------------------

                     MANUFACTURERS AND TRADERS TRUST COMPANY

                                       to

                               CVC PRODUCTS, INC.

================================================================================

                                CREDIT FACILITIES

================================================================================

                          Closing Date: April 14, 1998

                                                 WOODS, OVIATT, GILMAN, STURMAN
                                                     & CLARKE LLP
                                                 Attorneys for Manufacturers and
                                                  Traders Trust Company
                                                 Gary F. Amendola, Esq.
                                                 44 Exchange Street
                                                 Rochester, New York 14614
                                                 Telephone: (716) 454-5370

                                Table of Contents

Manufacturers and Traders Trust Company ("Bank")

CVC Products, Inc. ("Products")
CVC Holdings, Inc. ("Holdings")
CVC, Inc. ("CVC")

Credit Facilities

Closing Date:              April 14, 1998

--------------------------------------------------------------------------------

      1.    Closing letter.

      2. Loan Agreement, with Rider and Exhibits "A" through "H" attached, executed by Bank and Products ("Agreement")

      3.    $8,000,000.00 Term Note, with Rider attached, executed by Products.

      4.    $10,000,000.00 Grid Note executed by Products.

      5. Amended and Restated Continuing Guaranty of the obligations of Products executed by CVC formerly known as Holdings.

      6. Amended and Restated Continuing Guaranty of the obligations of CVC, formerly known as Holdings, executed by Products.

      7. Amended and Restated General Security Agreement, executed by Products, with Addendum and copy of the Perfection Certificate attached.

      8. Amended and Restated General Security Agreement executed by CVC with Addendum and copy of the Perfection Certificate attached.

      9. Perfection Certificate, executed by Products, with Schedules "1" through "4" attached.

      10. Perfection Certificate, executed by CVC, with Schedules "1" through "4" attached.

      11. Patent Collateral Assignment and Security Agreement, executed by Products, CVC and Bank, with a copy of the Recordation Form Cover Sheet, executed by Gary F. Amendola.

      12. Trademark Collateral Assignment and Security Agreement, executed by Products, CVC and Bank, with a copy of the Recordation Form Cover Sheet, executed by Emilio O. DiCataldo.

      13. Landlord Waivers for 525 Lee Road, Rochester, New York; 4530 West 77th Street, Edina, Minnesota; 2914 Montopolis Drive, Austin, Texas; 3100 Laurelview Court, Fremont, California and 329 Oaks Trail, Garland, Texas.

      14.   Preliminary Borrowing Base Certificate, executed by Products.

      15. Officers Certificate, with Exhibits "A" through "C" attached, executed by CVC.

      16. Officers Certificate, with Exhibits "A" through "C", attached executed by Products.

      17. Opinion Letter of Nixon, Hargrave, Devans and Doyle LLP, with Borrower's Certificate executed by Products attached.

      18. Good Standing Certificate for Products from the Delaware Secretary of State dated March 25, 1998, with Certificate of Authority from the New York Secretary of State dated March 25, 1998 attached.

      19. Good Standing Certificate from the Delaware Secretary of State for CVC dated March 27, 1998 with New York State Certificates of Authority dated March 25, 1998 and April 2, 1998.

      20.   Application of Proceeds executed by Products.

      21. Certificate of Liability Insurance and Evidence of Property Insurance forms prepared on Acord Forms 25-S and 27S respectively.

      22. Woods, Oviatt's bill for services and estimated disbursements totaling $13,042.50.

          [Letterhead of Woods, Oviatt, Glilman, Sturman & Clarke LLP]

Writer's Direct Dial Number:

(716) 987-2832

                                 April 24, 1998

Via Courier

CVC Products, Inc.
525 Lee Road
Rochester, New York 14606

      Attn: Mr. Emilio O. DiCataldo, Senior Vice President and Chief Executive Officer

      Re:   CVC Products, Inc. ("Products") and CVC, Inc. ("CVC")

Dear Emilio:

      On April 14, 1998 ("Closing Date"), I assisted my client, Manufacturers and Traders Trust Company ("Bank") in closing various credit facilities provided to Products. In that connection, I enclose a binder which, unless otherwise noted, contains copies of the loan documents executed on the Closing Date. Also enclosed is one set of unbound copies as you requested.

      In the binder you will find copies of the following:

      1.    This letter.

      2. Loan Agreement, with Rider and Exhibits "A" through "H" attached, executed by Bank and Products ("Agreement").

      3.    $8,000,000.00 Term Note, with Rider attached, executed by Products.

      4. $10,000,000.00 Grid Note executed by Products to evidence loans made under the Line of Credit provided for in Insert I(b) of the Addendum to the Agreement.

      5. Amended and Restated Continuing Guaranty of the obligations of Products executed by CVC formerly known as CVC Holdings, Inc. ("Holdings").

      6.    Amended and Restated Continuing Guaranty of the obligations of CVC,

CVC Products, Inc.
Attn: Emilio DiCataldo, Sr. VP and CEO
April 24, 1998
Page 2


            formerly known as Holdings, executed by Products.

      7. Amended and Restated General Security Agreement, executed by Products, with Addendum and copy of the Perfection Certificate attached.

      8. Amended and Restated General Security Agreement executed by CVC with Addendum and copy of the Perfection Certificate attached.

      9. Perfection Certificate, executed by Products, with Schedules "1" through "4" attached.

      10. Perfection Certificate, executed by CVC, with Schedules "1" through "4" attached.

      11. Patent Collateral Assignment and Security Agreement, executed by Products, CVC and Bank, with a copy of the Recordation Form Cover Sheet, executed by Gary F. Amendola.

      12. Trademark Collateral Assignment and Security Agreement, executed by Products, CVC and Bank, with a copy of the Recordation Form Cover Sheet, executed by you.

      13. Landlord Waivers for 525 Lee Road, Rochester, New York; 4530 West 77th Street, Edina, Minnesota; 2914 Montopolis Drive, Austin, Texas; 3100 Laurelview Court, Fremont, California and 329 Oaks Trail, Garland, Texas.

      14.   Preliminary Borrowing Base Certificate, executed by Products.

      15. Officers Certificate, with Exhibits "A" through "C" attached, executed by CVC.

      16. Officers Certificate, with Exhibits "A" through "C", attached executed by Products.

      17. Opinion Letter of Nixon, Hargrave, Devans and Doyle LLP, with Borrower's Certificate executed by Products attached.

      18. Good Standing Certificate for Products from the Delaware Secretary of State dated March 25, 1998, with Certificate of Authority from the New York Secretary of State dated March 25, 1998 attached.

CVC Products, Inc.
Attn: Emilio DiCataldo, Sr. VP and CEO
April 24, 1998
Page 3


      19. Good Standing Certificate from the Delaware Secretary of State for CVC dated March 27, 1998 with New York State Certificates of Authority dated March 25, 1998 and April 2, 1998.

      20.   Application of Proceeds executed by Products.

      21. Certificate of Liability Insurance and Evidence of Property Insurance forms prepared on Acord Forms 25-S and 27S respectively ("Certificates") evidencing personal property coverage for CVC and Products.

      22. Woods, Oviatt's bill for services and estimated disbursements totaling $13,042.50.

      By copy of this letter, we are forwarding a binder to Kevin Recchia, Esq. at Nixon, Hargrave, Devans & Doyle, LLP.

      If you have any questions with respect to any of the above, please do not hesitate to call me. I enjoyed meeting you and closing this transaction with you and Kevin.

                                Very truly yours,

                   WOODS, OVIATT, GILMAN, STURMAN & CLARKE LLP


                              /s/ Gary F. Amendola

                                Gary F. Amendola

GFA:jkb
Enclosures

cc    Manufacturers and Traders Trust Company
      Attn: Mr. William Holston, Vice President

      Nixon, Hargrave, Devans & Doyle, LLP
      Attn: Kevin Recchia, Esq. (w/enc.)

**The inserts herein are contained in a Rider annexed hereto which is incorporated herein and an integral part hereof.

[LOGO] M&T Bank

                                 LOAN AGREEMENT
                          (Corporation or Partnership)

                                      As of

Buffalo, New York                  March 31, 1998                  $____________

BORROWER: CVC PRODUCTS, INC.

a |X| Delaware corporation |_| general partnership |_| limited partnership |_| ___________ having its chief executive office at 525 Lee Road, Rochester, New York 14606 Attention: Emilio O. DiCataldo, Sr. Vice President

BANK: MANUFACTURERS AND TRADERS TRUST COMPANY, a New York banking corporation having its chief executive office at One M&T Plaza, Buffalo, New York 14240
Attention: Office of the General Counsel.

      The Bank and the Borrower agree as follows:

            1. THE LOANS.

            See Insert No. 1

            e. Repayment. Payment of principal, interest and all other amounts pursuant to this Agreement shall be made in lawful money of the United States in immediately available funds at the Bank's banking office at One M&T Plaza, Buffalo, New York, or at such other office as may be specified by the Bank.

            2. REPRESENTATIONS, WARRANTIES AND COVENANTS. The Borrower for itself arid, unless expressly waived by the Bank, for each subsidiary, parent and other entity under common control with or at least 50% owned by the Borrower (a "Subsidiary"; collectively, the Borrower and each Subsidiary are the "Borrower") represents, warrants and covenants with the Bank that now and continuing throughout the term of this Agreement:

            a. Use of Proceeds. See Insert No. 2

            b. Good Standing; Authority. The Borrower (i) is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was formed, (ii) is duly authorized to do business in each jurisdiction in which failure to be so qualified might have a material adverse effect on its business or assets and (iii) has the power and authority to own each of its assets and to use them as contemplated now and in the future.

            c. Compliance. The Borrower conducts its business and operations and the ownership of its assets in compliance with each applicable statute, regulation and other law, including without limitation environmental laws. All approvals, including without limitation authorizations, permits, consents, franchises, licenses, registrations, filings, declarations, reports and notices (the "Approvals") necessary for the conduct of Borrower's business and for the Loan have been duly obtained and are in full force and effect. The Borrower is in compliance with the Approvals, with its articles of incorporation and bylaws or other organizational documents and with each agreement to which it is a party or by which it or any of its assets is bound. See insert No. 3

            d. Legality. The execution, delivery and performance by the Borrower of this Agreement and all related documents (i) are in furtherance of the Borrower's purposes and within its power and authority: (ii) do not (A) violate any statute, regulation or other law or any judgment, order or award of [ILLEGIBLE] court, agency or other governmental authority or of any arbitrator or (B) violate Borrower's certificate of incorporation or other governing instrument, constitute a default under any agreement binding on Borrower or result in a lien or encumbrance on any assets of the Borrower; and (iii) have been duly authorized by all necessary corporate or partnership actions.

            e. Fiscal Year. The fiscal year of the Borrower is the calendar year unless the following blank states otherwise: year ending September 30.

            f. Accounting; Tax Returns and Payment of Claims. The Borrower does and will maintain a system of accounting and reserves in accordance with generally accepted accounting principles, has filed and will file each tax return required of it and, except as disclosed in an attached Schedule, has paid and will pay when due each tax, assessment, fee, charge, fine and penalty imposed by any taxing authority upon it or any of its assets, income or franchises, as well as all amounts owed to mechanics, materialmen, landlords, suppliers and the like in the normal course of business.

            g. Title to Assets; Insurance. Borrower has good and marketable title to each of its assets free of security interests, mortgages or other liens or encumbrances, except as set forth on an attached Schedule titled "Permitted Liens" or pursuant to the Bank's prior written consent. Borrower will maintain its property in good repair and will on request provide the Bank with evidence of insurance coverage satisfactory to Bank, including without limitation, fire and hazard, liability, workers' compensation and business interruption insurance and flood hazard insurance as required.

            h. Judgments and Litigation. There is no pending or threatened claim, audit, investigation, action or other legal proceeding or judgment, order or award of any court, agency or other governmental authority or arbitrator which involves the Borrower or its assets and might have a material adverse effect upon the Borrower or threaten the validity of this Agreement the Existing Bank Documents (defined below) or any related document or action. Borrower will immediately notify Bank upon acquiring knowledge of any such action.

            i. Full Disclosure. Neither this Agreement nor any certificate, financial statement or other writing provided to the Bank by or on behalf of the Borrower contains any statement of fact that is incorrect or misleading in any material respect or omits to state any fact necessary to make any such statement not incorrect or misleading. The Borrower has not failed to disclose to the Bank any fact that might have a material adverse effect on the Borrower or on the Bank's decision to lend.

            j. Financial and Other Information; Certificates of No Default. During the term of this Agreement, Borrower shall promptly deliver to Bank copies of all annual reports, proxy statements and similar information distributed to shareholders or partners and of all filings with the Securities and Exchange Commission and the Pension Benefit Guaranty Corporation and shall provide, in form satisfactory to the Bank: (i) within 30 days after the end of each of its first 11 fiscal months consolidated statements of income and cash flows for the month for the corresponding month in the previous fiscal year and for the period from the end of the previous fiscal year, with a consolidated balance sheet as of the month end; (ii) within 120 days after the end of each fiscal year, consolidated statements of Borrower's income and cash flows and its consolidated balance sheet as of the end of such fiscal year, setting forth comparative figures for the preceding fiscal year and to be:

          |X| audited                 |_| reviewed

by Price Waterhouse or another independent certified public accountant acceptable to the Bank in its reasonable discretion all such statements shall be certified by Borrower's chief financial officer to be correct and in accordance with Borrower's records and to present fairly the results of Borrower's operations and cash flows and its financial position at year end in conformity with generally accepted accounting principles;

            k. Inspections. Promptly upon the Bank's request, Borrower will permit the Bank's officers, attorneys or other agents at reasonable times to inspect its premises, examine and copy its records and discuss its business, operations and financial or other condition with its responsible officers and independent accountants.

CLB-106 (11/90)

            8. NOTICES. Written notices to the Borrower by the Bank may be delivered in person or in writing and mail shall be deemed delivered when deposited in the United States mail or transmitted to the Borrower at the last address of Borrower shown on the Bank's records. Notices to the Bank by the Borrower must be in writing, refer specifically to this Agreement and be delivered in person or by mail directed to the Bank at the address stated on page one. Notices shall be deemed delivered only when actually received by the officer of the Bank designated on page one.

            9. TERM; SURVIVAL. See Insert 10.

            10. MISCELLANEOUS. This Agreement with the Note and all collateral documents including without limitation security agreements and guarantees contains the entire agreement between the Bank and the Borrower with respect to the Loan, and supersedes every course of dealing, other conduct, oral agreement and representation previously made by the Bank. No change in this Agreement shall be effective unless made in a writing duly executed by the Bank. This Agreement shall be governed by the laws of the State of New York, without regard to its principles of conflict of laws. This Agreement is a binding obligation enforceable against the Borrower and its successors and assigns and shall inure to the benefit of the Bank and its successors and assigns. Each provision of this Agreement shall be interpreted as consistent with existing law and shall be deemed amended to the extent necessary to comply with any conflicting law. If a court deems any provision invalid, the remainder of the Agreement shall remain in effect. Section headings are for convenience only.

            11. CONSENT TO JURISDICTION. In any action or other legal proceeding relating to this Note, the Borrower (i) consents to the personal jurisdiction of any State or federal court located in the State of New York, (ii) waives objection to the laying of venue, (iii) waives personal service of process and subpoenas, (iv) consents to service of process and subpoenas by registered mail directed to the Borrower at the last address shown in the holder's records relating to this Agreement, with such service to be deemed completed five days after mailing, (v) waives any right to assert any counterclaim or setoff or any defense based upon a statute of limitations or upon a claim of laches, (vi) waives its right to attack a final judgment that is obtained as a direct or indirect result of any such action and (vii) consents to each such final judgment being sued upon in any court having jurisdiction.

            12. WAIVER OF JURY TRIAL. The Bank and the Borrower each waive any right to trial by jury in connection with this Agreement.

            13. See Insert No. 11

ACCEPTED:                                 CVC PRODUCTS, INC.


MANUFACTURES AND TRADERS TRUST COMPANY    By: /s/ Emilio O. DiCataldo
                                              ----------------------------------
                                          Name: Emilio O. DiCataldo
By: /s/ William Holston                   Title: Sr. Vice President & Chief
    ------------------------                     Executive Officer
Name: William Holston
Title Vice President                      Date: April 14, 1998

Date: April 14, 1998                      TIN # 16-1017191

                                          Witness: /s/ [ILLEGIBLE]
                                                   -----------------------------
                                                  (Signature)

                                                   /s/ [ILLEGIBLE]
                                                   -----------------------------
                                                   (Typed Name)


                                 ACKNOWLEDGMENT

STATE OF NEW YORK  )
                   :SS.
COUNTY OF MONROE   )

                       On the 14th day of April in the year 1998 before me personally came Emilio O. DiCataldo

|_|   Partnership      to me known and known to me to be a general partner of
                       the partnership described in and who executed the above instrument and __he duly acknowledged to me that __he executed the above instrument for and on behalf of said partnership.

|X|   Corporation      to me known, who being duly sworn, did depose and say
                       that __he resides at __________________________________
                       that __he is the Sr. VP & CFO of CVC Products, Inc. the corporation described in and which executed the above instrument; and that __he signed his (her) name thereto by order of the board of directors of said corporation.

                                       /s/ Gary F. Amendola
                                       ---------------------------
                                       Notary Public


              GARY F. AMENDOLA
      Notary Public, State of New York
         Qualified in Monroe County
       Commission Expires Oct. 31, 98


Authorization Confirmed: /s/ William E. Holston

Schedule of Permitted Liens

      1. The liens or capital lease agreements pursuant to which the following financing statements were filed:

                                                        Monroe County
                                    NYS Financing       Financing
      Secured Party                 Statement No.       Statement No.
      -------------                 -------------       ------------

(a)   LCA Holding Corp.             217806              91-7173
(b)   Advanta Leasing Corp.         149980              93-5747
(c)   Chemical Bank                 421827              88-8780
(d)   GE Capital                    152967              91-5175
(e)   Chemical Bank                 236575              74-19113

      2. Landlord liens that are not superior to the Bank's security interests.

Schedule of Permitted Investments

      1. Corporate bonds in an aggregate amount of no more than $1 million per issuance outstanding at any time issued by any corporation organized under the laws of any state of the United States and rated at least "Prime-1 "(or the then equivalent grade) by Moody's Investor Service, Inc. or "A-1"(or the then equivalent grade) by Standard & Poor's Ratings Group.

Schedule of Permitted Indebtedness

      1.    Debt to Bank
      2.    Debt secured by Permitted Liens
      3. Debt to Nikko Tecno no greater than the principal amount outstanding on the date hereof (March 31, 1 998).
      4. Debt to Real Lease, Inc. for equipment purchased or leased from NORESCO in the principal amount of $25,000.00.
      5. Additional indebtedness, provided that no such single additional debt exceeds $100,000.00 and the aggregate amount of such additional debt does not exceed $250,000.00.

Schedule of Permitted Loans

      1. Loans and advances to employees of Borrower in the ordinary course of Borrower's business as presently conducted in an aggregate principal amount not to exceed $250,000.00 at any time outstanding.

      2. Loans and advances to suppliers in the ordinary course of Borrower's business as presently conducted in an aggregate principal amount not to exceed $250,000.00 at any time outstanding.

      3. Pledges or deposits to secure obligations of Borrower under leases it enters into in the ordinary course of Borrower's business as presently conducted.

Schedule of Subsidiaries and Affiliates

      1.    Seagate Technology (Affiliate)
      2.    Nikko Tecno Co., Inc. (Affiliate)
      3.    CVC, Inc.

Schedule of Benefit Plans

      1. Profit Sharing. Borrower offers a qualified 401(k) pension plan to all permanent employees (Contract No. 4-01135 instituted October 1, 1991). The current plan trustee and investment manager is the Principal
Investment/Financial Group-Pen. Adm. DC4, 711 High Street, Des Moines, Iowa
50392.

      2. Pension. Defined Benefit Plan for the period from October 1, 1973 through September 30, 1991. The plan was frozen on September 30, 1991.

            Group Annuity Contracts provided by Mass Mutual Life Insurance Company, 1295 State Street, Springfield, Massachusetts 01111. Empire Professional Services, 77 Sully's Trail, Pittsford, New York 14534 serves as actuary thereunder.

                             RIDER TO LOAN AGREEMENT
                          DATED MARCH 31, 1998 BETWEEN
                               CVC PRODUCTS, INC.
                                       AND
                     MANUFACTURERS AND TRADERS TRUST COMPANY

      This RIDER is made to a certain Loan Agreement, dated as of March 31, 1998, between CVC PRODUCTS, INC. ("Borrower") and MANUFACTURERS AND TRADERS TRUST COMPANY ("Bank"). This Rider is an integral part of the Loan Agreement, which together with this Rider, and as subsequently extended, amended or replaced, is collectively referred to as the "Agreement."

Page 1 Inserts

      Insert No. 1

      The Bank shall provide the following credit facilities to the Borrower:

      a. $8,000,000.00 Term Loan

            (i) Subject to the terms and conditions herein, as of March 31, 1998 ("Effective Date"), Bank agrees to lend to the Company, and the Company agrees to borrow from Bank a term loan in the principal amount of Eight Million Dollars ($8,000,000.00) (the "Term Loan").

            (ii) The Term Loan will be evidenced by a single Term Note ("1998 Term Note") substantially in the form of Exhibit A, annexed here to, which Borrower shall execute and unconditionally deliver to the Bank on the Effective Date (defined below) and which shall have the blanks completed to conform herewith and which will:

                  (A)   Be dated the Effective Date.

                  (B) Be payable to the order of Bank in the principal amount of Eight Million Dollars ($8,000,000.00).

                  (C) Except as otherwise provided therein, accrue interest payable at all times prior to an Event of Default (defined below), computed on the basis of a 360 day year for the actual number of days elapsed, at the fixed rate of 8.39% per annum.

                  (D) 84 consecutive equal monthly payments of $126,249.81 principal and interest each, which is an amount required to fully amortize the principal amount of the 1998 Term Note with interest over the amortization period of the Note, which is seven years. The then unpaid principal balance of the 1998 Term Note, if any, plus any unpaid accrued interest, shall be all due and payable on April 1, 2005 ("Maturity").

                  (E) The Borrower shall have the option of paying the principal sum outstanding under the 1998 Term Note to Bank in advance of the Maturity Date, in whole or in part, at any time and from time to time, upon written notice received by the Bank at least three (3) business days prior to making such payment; provided, however, that, together with such prepayment, Borrower shall pay to the Bank the prepayment premium provided for in the 1998 Term Note together with all accrued and unpaid interest and expenses owing pursuant to the 1998 Term Note together with the exit referred to in clause (iii) below.

            (iii) If Borrower pays any principal outstanding under the 1998
Term Note before the scheduled payment thereof for any reason (including acceleration thereof as the result of an event of default), then an exit fee shall be due from the Borrower to the Bank in addition to any prepayment premium which may be due under the 1998 Term Note. In such event, the exit fee shall equal (a) the amount by which the prepaid principal is greater than Borrower's Excess Cash Flow (defined below), multiplied by two percent (2%). Borrower acknowledges that such exit fee shall be liquidated damages and not a penalty, and shall be due and paid in addition to the then outstanding principal, accrued interest and other charges owing under this Agreement and any of the other related documents which Borrower is obligated to Bank (including the prepayment premium due under the 1998 Term Note).

            As used herein, "Excess Cash Flow" means for the twelve (12) months ended as of the calendar month immediately preceding the date on which a principal prepayment is made ("Measuring Period"), Borrower's Net Income (defined below) for such period plus (A) the sum of depreciation and amortization to the extent deducted in determining such Net Income minus (B) Capital Expenditures (defined below), made during such period unless the Capital Expenditures are financed by Bank expressly for the purpose of financing the Capital Expenditures, minus (C) any payments on account of borrowed money by Parent (defined below) and/or Borrower (other than payment with respect to indebtedness outstanding under the 1998 Grid Note defined below) made during such period minus (D) principal payments on capitalized lease obligations made during such period minus (E) distributions, dividends and amounts paid or accrued for the repurchase of stock by the Borrower during the Measuring Period, all as determined in accordance with GAAP (defined below) used in the preparation of Borrower's financial statements on a consistent basis.

      b. $10,000,000.00 Line of Credit.

            (i) Subject to the terms and conditions of this Agreement, Bank shall establish on the Effective Date for the benefit of Borrower a discretionary line of credit ("Line of Credit") in the maximum principal amount equal to the lesser of Ten Million Dollars ($10,000,000.00) or the then existing Borrowing Base (the "Maximum Credit"). Borrowing Base is defined below. Loans under the Line of Credit are discretionary with Bank and conditioned upon prior approval by Bank.

            (ii) The fact that a particular loan request pursuant to the Line of Credit is disapproved by Bank shall have no effect on the Line of Credit, nor on Borrower's rights to make future requests for loans under the Line of Credit, nor on Borrower's obligation to pay the 1998 Grid Note (defined below) and any other indebtedness of Borrower to Bank in full. Provided that Bank gives approval to the requested borrowing, Borrower may borrow, repay and reborrow under the Line of Credit, so long as the unpaid principal balance of the Grid Note does not exceed the Maximum Credit.

            (iii) Requests for a loan under the Line of Credit may be oral (in person or by telephone) or in writing from an authorized person named in the 1998 Grid Note ("Authorized Person") and shall specify a date which shall be a business day in New York State and the amount to be borrowed. Borrower will be bound by such instructions. Borrower hereby indemnifies and holds Bank harmless from any liability (including Bank's reasonable attorneys' fees) which may arise as a result of Bank's reliance on telephone requests for borrowing and/or prepayment instructions from any person identifying himself as an Authorized Person. Each borrowing shall be in the minimum principal amount of $25,000.00 or a $5,000.00 integral multiple thereof, except for a borrowing in a lesser amount equal to the unused portion of the Maximum Credit.

            (iv) Each Approved Loan shall be processed by debiting the Line of Credit and crediting Borrower's checking account with Bank for the amount of the Approved Loan or by forwarding or applying the Approved Loan proceeds as otherwise agreed by Bank and Borrower. The Approved Loan shall be deemed made immediately upon the crediting of the Approved Loan proceeds to Borrower's checking account with Bank or forwarding or applying the Approved Loan proceeds as otherwise agreed by Bank and Borrower. Each Approved Loan, together with the unpaid principal balance of all previous Approved Loans, shall be automatically refinanced and consolidated into one loan, referred to below as the "Consolidated Loan."

            (v) The Consolidated Loan is payable on demand and shall be evidenced by an Amended and Restated Grid Note (with blanks appropriately completed) (the "1998 Grid Note"), which Borrower shall execute and deliver to Bank on the Effective Date. The 1998 Grid Note shall be in the form of Exhibit B, with blanks appropriately completed.

            (vi) All outstanding amounts under the Line of Credit, (except as specifically provided in the Grid Note), shall bear interest until paid in full at the floating rate of one-quarter percent (.25%) above the Bank's prime rate. Interest shall be calculated based on actual days elapsed divided by a year of three hundred sixty (360) days. Changes in the rate of interest applicable to the Grid Note shall become effective automatically and without notice at the time of changes in the Bank's prime rate.

            (vii) Payments of all accrued interest under the 1998 Grid Note shall be made on the first day of each month commencing May 1, 1998 unless payment of the 1998 Grid Note is sooner demanded by Bank, in which case all accrued interest shall be immediately due and payable in full. Principal outstanding pursuant to the 1998 Grid Note shall be due and payable in full at any time upon demand by Bank. In the event Borrower becomes aware, or receives notice (oral or written) from Bank, that principal amounts outstanding under the Line of Credit exceed the Maximum Credit at any time, Borrower promptly shall make a principal payment to Bank sufficient to reduce outstanding principal amounts to the Maximum Credit without the necessity of a demand by Bank.

            (viii) As used in this Agreement, the following definitions shall apply:

            "Accounts" all accounts, contract rights, chattel paper, instruments and documents, whether now owned or hereafter created or acquired by Borrower or in which Borrower now has or hereafter acquires any interest.

            "Borrowing Base" means, on any date, (a) the sum of (i) eighty percent (80%) of Borrower's Eligible Accounts and (ii) forty percent (40%) of Borrower's Eligible Inventory (up to a maximum amount of $8,500,000.00), less
(b) the sum of (i) the unpaid principal amount outstanding under the 1998 Term Note and (ii) the outstanding stated amount of all outstanding letters of credit which were issued by the Bank (after approval by the Bank for the account of the Borrower or CVC, Inc. ("Parent") and that are outstanding and (iii) any deposits or advances from customers to the extent that such customers are account debtors with respect to any Eligible Accounts. For purposes of this calculation, Eligible Receivables and Eligible Inventory shall be as set forth in the most recent Borrowing Base Certificate delivered to Bank.

            "Effective Date" means March 31, 1998.

            "Eligible Accounts" an Account arising in the ordinary course of Borrower's business from the sale of goods or rendition of services, provided that it meets the following requirements:

      (a) The Account is an Account that has been in existence for 90 days or less and is payable by its terms in no more than 30 days from the invoice date except that the portion of the Account related to installation of tools shall be in existence no more than 180 days from the date of shipment;

      (b) The Account arose (i) from the performance of services by Borrower that have been fully and satisfactorily performed or (ii) from the absolute sale of goods by Borrower in which Borrower had the sole and complete ownership and that have been shipped or delivered to and finally accepted without dispute by the account debtor without return, rejection, loss or damage and as to which Borrower or the Bank has possession of a shipping or delivery receipt;

      (c) The Account is a legal, valid and binding obligation of the Account Debtor and is not subject to any offset, counterclaim, defense, credit, allowance or adjustment except a discount for prompt payment, or to any dispute, objection or complaint by the Account Debtor concerning his, her or its liability on the Account;

      (d) The Account arose in the ordinary course of Borrower's business and no notice of bankruptcy, insolvency, failure, suspension or termination of business or financial embarrassment of the Account Debtor has been received by Borrower or the Bank;

      (e) The account debtor is not an affiliate (defined below) of Borrower (other than Seagate Technology) or a supplier (or an affiliate of a supplier) of goods or services to Borrower;

      (f) The Account is not an employee accounts receivable, bill and hold accounts receivable (i.e., accounts relating to goods not yet shipped but invoiced), uncollectible accounts receivable, accounts receivable arising from progressive billings (i.e., accounts receivable from billings for work performed on a partially completed contract), accounts receivable arising from guaranteed sales with buy back provisions (i.e., sales in which the Borrower is obligated to repurchase inventory or merchandise sold to customers), accounts receivable from the United States of America or agency or department thereof (unless assignment and notice thereof is effected in accordance with the Assignment of Claims Act)

      (g) The full amount reflected on Borrower's records and on any invoice delivered to the Bank relating to the Account is owing to Borrower and no partial prepayments thereon have been made.

      (h) Each representation and warranty with respect to the Account made by Borrower to the Bank in any security agreement executed by Borrower is true and complete;

      (i) The Account is subject to the perfected first priority security interest of the Bank and to no other security interest, lien, assignment or encumbrance of any kind; and

      (j) The Bank has not notified Borrower that the Account or the Account Debtor, in the Bank's reasonable judgment, is unsatisfactory.

            "Eligible Inventory' means all first quality inventories of finished products, work-in-process inventory and raw materials owned by the Borrower, valued at the lower of cost (on a FIFO basis) or market, minus all perishable or non-saleable inventories and such reserves as Borrower has historically established, including, but not limited to, (a) shrinkage reserves, (b) markdown reserves, and (c) reserves which restore standard costs to actual costs. Neither so-called mold inventories or inventories on consignment, (except that with respect to consignments, Eligible Inventory shall include inventory shipped to customers at sites located in the United States for evaluation by the customer, provided that no more than 75 days elapse from the date of shipment and further provided that the aggregate value of such Eligible Inventory on consignment does not exceed $2,500,000.00), are Eligible Inventories and all such inventories shall be excluded from the calculation thereof. Eligible Inventories must arise from the Borrower's ordinary course of business as it exists on the date of this Agreement, must at all times be subject to the perfected, first priority security interest of Bank and no other lien, must be located on Borrower's premises within the United States (which are covered by a landlord/mortgagee waiver acceptable to the Bank), must conform in all respects to warranties contained in this Agreement and all security or other related agreements and documents, and must not be subject to a licensing agreement with third parties unless Bank shall have received consents or acknowledgements or other assurances satisfactory to the Bank from such third parties as may be deemed necessary or desirable to facilitate Bank's realization upon such inventory. Any inventory subject to an Eligible Account shall also not constitute Eligible Inventory. The calculation of Eligible Inventory must be satisfactory to the Bank in its reasonable discretion.

            (ix) Borrower also will submit to Bank within thirty (30) days after the end of each calendar month a Borrowing Base Certificate reporting on the Borrowing Base as of the end of the previous month together with all supporting documentation requested by Bank and a monthly backlog report. Each Borrowing Base Certificate shall be in form satisfactory to the Bank and certified to Bank by Borrower's Chief Financial Officer. Borrower will also, within forty-five
(45) days of the end of each of its first three fiscal quarters, provide Bank with a certificate executed by its Chief Financial Officer, stating that he has read this Agreement, knows its contents and that to his knowledge, Borrower is in compliance with all financial covenants contained in this Agreement, and no Event of Default has occurred under the Agreement, and no conditions exists, which, with notice, lapse of time or both, would constitute an Event of Default under this Agreement. The certificate shall also show the computations required to establish Borrower's compliance with each financial covenant during the period covered by the certificate. Borrower shall also provide Bank with such additional financial and other information as Bank shall reasonably, from time to time, request.

            (x) Bank may perform full field audits of Borrower's accounts receivable and inventories at Borrower's expense twice a year. Bank reserves the right, in its sole discretion and at its own expense, to perform field audits of Borrower's accounts receivable and inventories more than twice per year.

            (xi) The Line of Credit will terminate on the demand by Bank of amounts outstanding under the 1998 Grid Note. Bank may also terminate Borrower's right to make requests for loans under the Line of Credit at any time by giving Borrower written notice of termination without making a demand for payment of the 1998 Grid Note. The giving of such notice by Bank shall not effect Bank's rights under this Agreement or under the 1998 Grid Note or under any other agreement, instrument or document made by Borrower with or in favor of Bank, nor on Borrower's obligation to pay the 1998 Grid Note in full according to its terms.

      c. $2,000,000.00 Loan Limit.

            (i) Subject to the terms and conditions of this Agreement, the Bank hereby establishes for the benefit of the Borrower a discretionary offering basis loan limit ("Loan Limit") in the maximum principal amount outstanding at any one time of Two Million Dollars ($2,000,000.00) less the aggregate principal amount (or in the case of an operating lease payment amount) due under all capital and operating leases existing between Borrower and M&T Financial Corporation. Under the Loan Limit, an authorized officer of the Bank, in his sole discretion, may make advances to Borrower under the Loan Limit on the terms specified below. Borrower acknowledges that such officer may refuse to make any advances under the Loan Limit to Borrower for any reason, or for no reason whatsoever.

            (ii) Provided that all of the conditions for advances contained herein are satisfied, including approval of a requested advance, advances under the Loan Limit will be made from time to time at the request of the Borrower by credits to the Borrower's accounts at the Bank.

            (iii) Unless extended by the Bank in writing in its sole discretion, the Loan Limit will be available until terminated by Bank upon written notice to the Borrower. Borrower acknowledges that Bank may terminate the Loan Limit at any time in its sole discretion.

            (iv) With each advance under the Loan Limit, the Borrower shall execute a term note evidencing such indebtedness to the Bank (each such note, a "Loan Limit Note"). Each Loan Limit Note shall be in substantially the form of Exhibit C attached hereto. Each such note, shall be dated the date the Borrower executes the note, be payable to the order of Bank, be in the principal amount of the advance and provide for interest accruing, prior to an Event of Default, at the variable rate equal to the Bank's prime rate plus one-half percent (1/2%). Each Loan Limit Note shall further provide that, unless sooner accelerated, the original principal amount evidenced thereby shall be repayable in such number of months as may be selected by Bank which shall not be less than thirty-six (36) months nor more than sixty (60) months. Accrued interest under each Loan Limit Note shall be due on the first day of each calendar month, with the first interest payment due on the first day of the first month following the date on which the note is executed and continuing thereafter until the note is paid in full. All remaining principal and accrued interest shall be due and payable in full on the Loan Limit Note's maturity date.

      d. Up-Front Fee. On the Effective Date, Borrower shall pay Bank a facility fee of $50,000 ("Up-Front Fee"), which shall be fully earned as of the Effective Date and upon payment thereof shall be non-refundable.

      Insert No. 2

      (i) The proceeds of the Term Loan shall be used only by Borrower only for the purposes indicated in an Application of Proceeds executed by Borrower on the date this Agreement was executed Borrower ("Closing Date").

      (ii) The proceeds of the Approved Loan made by Bank to Borrower on the Closing Date ($_______) shall be used by Borrower only for the purposes set forth in the Application of Proceeds executed by Borrower on the Closing Date. The proceeds of all other Approved Loans made under the Line of Credit shall be used only for Borrower's working capital purposes.

      (iii) The proceeds of all advances under the Loan Limit shall only be used for purchases of equipment and Capital Assets. Borrower shall provide Bank with a copy of the purchase orders and paid invoices for the equipment purchased. In no event shall any advance under the Loan Limit (or any other borrowing by Borrower) fund more than one hundred percent (100%) of the lesser of the cost or the fair market value of the equipment for which an advance is requested

      Insert No. 3

      All hazardous substances at the Borrower's facilities are handled in compliance with environmental laws. All hazardous substances are disposed of in compliance with environmental laws.

      As used herein, the following definitions shall apply:

      "environment" means any water, including, but not limited to, surface water and ground water or water vapor; any land, including land surface or subsurface; stream sediments; air; fish; wildlife; plants; and all other natural resources or environmental media.

      "environmental laws" means all federal, state and local environmental, land use, zoning, health, chemical use, safety and sanitation laws, statutes, ordinances, regulations, codes and rules relating to the protection of the environment and/or governing the use, storage, treatment, generation, transportation, processing, handling, production or disposal of hazardous substances and the regulations, rules, ordinances, by-laws, policies, guidelines, procedures, interpretations, decisions, orders and directives of federal, state and local governmental agencies and authorities with respect thereto.

      "hazardous substances" means, without limitation, any explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum products, methane, hazardous materials, hazardous wastes, hazardous or toxic substances and any other material defined as a hazardous substance in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Sections 9601, et. seq.; the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Sections 1801, et. seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Sections 6901, et. seq.; Articles 15 and 27 of the New York State Environmental Conservation Law or any other federal, state or local law, regulation, rule, ordinance, by-law, policy, guideline, procedure, interpretation, decision, order or directive, whether existing as of the date hereof, previously enforced or subsequently enacted.

      Insert No. 4

      or a person or two or more persons acting in concert acquire record or beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) or increase their record or beneficial ownership of the Company's voting stock of any class, directly or indirectly, in the amount of twenty-five percent (25%).

      Insert No. 5

      All of the following constitute additional representations and warranties made by Borrower:

      a. Financial Statements. All financial statements furnished by Borrower to Bank (including, without limitation, the consolidated balance sheets as of September 30, 1997 and December 31, 1997 of Parent and the related consolidated statements of operations, shareholders' equity and cash flows for the twelve
(12) and three (3) months then ended, respectively, are complete and correct, have been prepared in accordance with Generally Accepted Accounting Principles consistently applied throughout the periods indicated and fairly present the financial condition of the Borrower, as of the respective dates thereof and the results of the Borrower's operation and cash flows for the respective periods covered thereby (except with respect to the December 31, 1997 financial statements in which case, said financial statements are subject to footnotes and year-end closing adjustments which will not result in a material change to any items set forth therein). Since December 31, 1997, there has been no material adverse change in the condition, financial or otherwise, of the Borrower.

      b. Registration Statement. Borrower has provided Bank with a true and complete copy of Amendment No. 2 to Registration Statement (File No. 333-38057) filed by Parent with the Securities and Exchange Commission on January 16, 1998 and such Registration Statement (including the prospectus contained therein) does not, and in the future neither the Registration Statement nor any supplement nor amendment thereto, will contain any untrue statement of a material fact or omit to state a material fact required to be stated or incorporated by reference therein or necessary to make the statements therein not misleading (and in the case of the prospectus, not misleading in light of the circumstances under which they were made).

      c. Subsidiaries and Affiliates. The Borrower is a wholly-owned subsidiary of the Parent and neither Borrower nor Parent has any subsidiaries or affiliates, except those listed in the attached "Schedule of Permitted Subsidiaries and Affiliates." Parent's sole asset is the capital stock of Borrower. Borrower is not a party to any material transaction with any affiliate other than as described in the footnotes to the Borrower's September 30, 1997 financial statements and all such transactions are in the ordinary course of business and upon fair and reasonable terms not materially less favorable than Borrower could obtain or become entitled to in an arm's length transaction with an entity that is not an affiliate.

      As used herein, the following definitions apply:

      "affiliates" means any entity which directly or indirectly, or through one or more intermediaries, controls or is controlled by or is under common control with Parent, Borrower or any subsidiary of Parent or Borrower.

      "control," "controlled by" or "under common control" means, but is not limited to, the beneficial ownership (as defined in Rule 13(d) promulgated by the Securities Exchange Commission pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended) of ten percent (10%) or more of the outstanding shares of the capital stock of any corporation having any voting power for the election of directors (whether or not at the same time stock of any other class or classes has or might have voting power by reason of the happening of any contingency) or ten percent (l0%) or more of any equity interest in any non-corporate entity, or any other interest through which the power to direct the management or policies of a person may be exercised.

      d. Capitalization. All of the outstanding shares and other equity interests of Parent and Borrower are duly authorized, validly issued and fully paid and were issued in compliance with all federal, state and foreign securities laws. Except for the Borrower's right to repurchase stock held by its employees under certain circumstances and the Borrower's Series B preferred stock repurchase obligations under its Certificate of Incorporation, there is no existing contract, debenture, security, right, option, warrant, call or similar commitment of any character calling for or relating to the purchase, repurchase, redemption or retirement of any shares or other equity securities of the Borrower or Parent.

      e. Leases. The Borrower has undisturbed peaceable possession under all leases under which it is operating, none of which contain unusual or burdensome provisions that may materially affect the operations of the Borrower, and all such leases are in full force and effect.

      f. Existing Indebtedness. Except as disclosed in the attached "Schedule of Permitted Indebtedness," neither Parent nor Borrower has any outstanding indebtedness or contingent liabilities (including, without limitation, "off-balance sheet" liabilities) other than those liabilities disclosed in the Borrowers' balance sheet, dated as of December 31, 1997, and wages, salary, trade payables and operating leases incurred in the ordinary course of business since such date. Without limiting the foregoing, neither Parent nor Borrower is an account party with respect to any letters of credit other than those issued by Bank. Borrower shall not, without Bank's prior written consent, modify the terms of any of its existing long-term debt or make any principal payments on any long-term debt, including, without limitation, any debt owed to Nikko Tecno Co., Inc. ("Nikko Debt") (other than debt to Bank) at any time for any reason (whether before or after maturity thereof) or unscheduled payments of interest on Nikko Debt.

      g. ERISA Plans. The Borrower does not sponsor, maintain, contribute to or have any liability with respect to any retirement, pension, profit sharing or other plan that is subject to the Employee Retirement Security Act of 1974, as amended ("ERISA"), except for the plans described in the attached "Schedule of Benefit Plans" (all such plans being referred to as "ERISA Plans"), true and complete copies of which have been provided to Bank. Neither the Borrower nor any ERISA affiliate has withdrawn from or terminated any retirement, pension, profit sharing or other plan subject to ERISA and neither of them are a member of or contribute to any multi-employer plan or multiemployer plan. No action, event or transaction has occurred that could give rise to a lien, security interest or encumbrance on the assets of Parent or Borrower as a result of the application of relevant provisions of the Internal Revenue Code of 1986, as amended ("IRC"), or ERISA, and the ERISA Plans are in material compliance with all requirements of the IRC and ERISA and none of the ERISA Plans are underfunded.

      h. Margin Securities. No proceeds of any loans made pursuant to this Agreement have been or will be used for the purpose of purchasing or carrying Margin Securities as defined in Regulation U of the Federal Reserve Board.

      i. Patents. Trademarks and Authorizations. The Borrower owns or possesses all patents, trademarks, service marks, tradenames, copyrights, licenses, authorizations and all rights with respect to the foregoing, necessary to the conduct of its business as now conducted without any material conflict with the rights of others.

      j. Existing Bank Documents. The following agreements, instruments, notes and documents executed by the Borrower with or in favor of the Bank or M&T Real Estate, Inc. ("M&T Real Estate"), as indicated are (except as expressly set forth in this Agreement) in full force and effect, are valid and binding obligations of Borrower without offset or defense of any kind and Borrower is not in breach or default thereunder and no events or circumstances exist which, with the giving of notice, lapse of time or both, will result in a breach of or default thereunder:

            (i) Term Loan Agreement, dated September 30, 1996, between Borrower and Bank;

            (ii) $3,000,000 Term Note, dated September 30, 1996, executed by Borrower in favor of Bank;

            (iii) Existing Grid Notes;

            (iv) Continuing Guaranty, dated September 30, 1996, executed by Borrower in favor of Bank;

            (v) Letter of Credit Reimbursement Agreement, dated March __, 1997, executed by Borrower in favor of Bank;

            (vi) General Security Agreement, dated February 2, 1996, as amended by Amendment No. 1, executed by Borrower in favor of Bank;

            (vii) Continuing Guaranty, dated February 2, 1996, executed by
                  Parent in favor of Bank;

            (viii) Letter of Credit Reimbursement Agreement, dated November 21,
                  1995, executed by Parent in favor of Bank;

            (ix) General Security Agreement, dated February 2, 1996, executed by Parent in favor of Bank;

            (x) Landlord/Mortgagee Waiver, dated February 2, 1996, executed by Parent in favor of Bank;

            (xi) Mortgage Note dated September 29, 1997, made by Borrower payable to the order of M&T Real Estate in the face amount of $2,000,000 ("Note");

            (xii) Mortgage dated as of September 29, 1997, made by County of
                  Monroe Industrial Development Agency ("Agency") and Borrower to M&T Real Estate covering certain real property known as 525 Lee Road, City of Rochester, Monroe County, New York;

            (xiii) General Assignment of Rents dated as of September 29, 1997 made by Borrower to M&T Real Estate;

            (xiv) Environmental Compliance and Indemnity Agreement dated
                  September 29, 1997 executed by Parent in favor of M&T Real Estate; and

            (xv) Continuing Guaranty dated September 29, 1997 executed by Parent in favor of M&T Real Estate.

      The agreements, notes, instruments and documents listed in (i) through
(xv) above are referred to as the "Existing Bank Documents." Without limiting the foregoing, all representations and warranties made in the Existing Bank Documents are deemed repeated and made as of the date hereof and are true and correct in all respects.

      k. Except as specified in a Recordation Form Cover Sheet on Form PTO 1595, provided to Bank by Borrower on or about April 9, 1998, Borrower has no patents issued by the U.S. Patents and Trademark Office ("PTO"), nor has Borrower filed any other applications for patents with the PTO.

      Insert No. 6

      a. Current Ratio. Borrower shall not at any time have a Current Ratio of less than 1.35 to 1.0.

      b. Tangible Net Worth. Borrower shall not at any time have a Tangible Net Worth of less than $12,000,000.00 or as of the end of any fiscal year a Tangible Net Worth which is less than ninety-five percent (95%) of Borrower's Tangible Net Worth as of the end of the immediately preceding fiscal year.

      c. Total Liabilities to Tangible Net Worth. Borrower shall not at any time have a ratio of Total Liabilities to Tangible Net Worth (i) from the date hereof through and including September 29, 1998 of more than 3.1 to 1.00; (ii) from September 30, 1998 through and including September 29, 1999 of more than 2.5 to 1.00; and (c) thereafter September 30, 1999 of more than 2.0 to 1.0; provided, however, if at any time Parent closes on a public offering of its common or other capital stock, it shall not have at any time as of and after such closing Total Liabilities to Tangible Net Worth of more than 1.5 to 1.0.

      d. Cash Flow Ratio. Borrower shall not have a Cash Flow Ratio of less than
2.5 to 1.0 as of the end of any fiscal quarter.

      e. Backlog. Borrower shall not have confirmed orders from customers which will result in aggregate net sales to Borrower during the succeeding twelve (12) months following the measurement date (i) after the date hereof and through and including September 30,

1998 of less than $15,000,000.00 and (ii) as of and after October 1, 1998 of less than $18,000,000.00

      f. Maximum Negative Net Income. Borrower shall not for any fiscal quarter after the date hereof have Net Income of less than negative $100,000.00.

      g. Capital Expenditures. For the prior rolling twelve month period, Borrower shall not make Capital Expenditures which exceed $6,500,000.00 during such prior period.

      As used herein the following definitions shall apply:

      "Capital Assets" means such items as are properly carried as fixed assets, plants and equipment on the balance sheet of the entity to which they relate in accordance with GAAP consistently applied and on a consolidated basis.

      "Current Assets" means, as of the date of determination, the assets treated as current assets in accordance with GAAP consistently applied and on a consolidated basis.

      "Capital Expenditures" means any expenditure to purchase Capital Assets (including capital leases), any expenditure which materially adds to the value of the entity's Capital Assets and/or appreciably prolongs the life of Capital Assets, in each case to the extent charged to a capital account in accordance with GAAP consistently applied and on a consolidated basis.

      "Current Liabilities" means, as of the date of determination, the liabilities treated as current liabilities in accordance with GAAP consistently applied and on a consolidated basis, including, without limitation, all liabilities and obligations payable on demand and with final maturities and sinking fund payments required to be made within one year after the date on which the determination is made, excluding the Nikko Debt as it exists on the date hereof.

      "Current Ratio" means, as of the date of determination, the ratio of Current Assets to Current Liabilities.

      "Cash Flow Ratio" means, as of the end of any fiscal quarter (a) the sum (without duplication) for the four fiscal quarters then ended ("Measurement Period") of (i) Net Income and (ii) depreciation and amortization (to the extent deducted in determining Net Income) for such period, divided by (b) the sum of
(i) current maturities of Borrower's long-term debt due during the twelve (12) months immediately following the Measurement Period (excluding the Nikko Debt in the unpaid amount thereof on the date hereof) and (ii) distributions, dividends and amounts paid or accrued for the repurchase of stock by the Borrower during the Measurement Period.

      "GAAP" and "Generally Accepted Accounting Principles" shall mean those principles, methods and practices set forth in the Opinion and Pronouncements of the Accounting

Principles Board and the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or which have other substantial support, all as in effect on the date hereof.

      "Net Income" means, for the relevant period, net income (determined in accordance with GAAP consistently applied and on a consolidated basis) after taxes, excluding in all cases: (a) income or net earnings attributable to extraordinary and unusual items or attributable to any entity or assets acquired through any method during the relevant period; and (b) income or net earnings attributable to an affiliate's operations. Notwithstanding the foregoing, business received by Borrower from Seagate Technology and Nikko shall not and is not intended to be excluded from the calculation of Net Income.

      "Tangible Net Worth" means, on the date of determination, the sum (determined in accordance with GAAP consistently applied and on a consolidated basis) of the capital stock, additional paid-in capital and retained earnings (or, in the case of an additional paid-in capital or retained earnings deficit, minus the amount of the deficit) minus (a) treasury stock and (b) all unamortized debt discount and expenses, unamortized research and development expense, unamortized deferred charges, goodwill, customer base, patents, trademarks, service marks, trade names, copyrights together with all items not previously mentioned and which are required to be classified as intangibles in accordance with GAAP.

      "Total Liabilities" means, at any date, without duplication, all obligations which, in accordance with GAAP consistently applied and on a consolidated basis, should be classified upon such Borrower's balance sheet as liabilities, including current liabilities (including, without limitation, the Nikko Debt) and long-term liabilities.

      Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made and all financial statements required to be delivered hereunder shall be prepared, in accordance with GAAP as in effect from time to time, applied on a basis consistent with Borrower's consolidated financial statements as of and for the twelve (12) months period ended September 30, 1997.

      Insert No. 7

      m. Purchase, redeem, retire or otherwise acquire for value any of Borrower's capital stock or any warrants, rights or options to acquire such capital stock, now or hereafter outstanding, return any capital to its stockholders as such, or for any of its subsidiaries do any of the foregoing or permit for value any capital stock of the Borrower or the subsidiaries or any warrants, rights or options to acquire such capital stock, provided, however, that the Borrower may pay up to a maximum of $100,000.00 during any fiscal year to employees for stock of the Borrower under the terms of existing stock option plans or stockholders' agreements if no event of default has occurred hereunder and no Event of Default will occur hereunder as a result of such purchase.

      Insert No. 8

      which, either individually or together with all other debt of Borrower or any Guarantor (including Parent) for which payment has been demanded or accelerated, has an unpaid principal of $100,000.00 or more

      Insert No. 9

      As used in this Agreement, (i) any amount due under this Agreement includes, without limitation, any principal, interest, fees or expenses due under the 1998 Term Note, the 1998 Grid Note and/or the Loan Limit or any of the Existing Bank Documents; (ii) "any agreement with the Bank" includes any agreement, note or instrument with the Bank, M&T Real Estate or any Bank affiliate (which includes, without limitation, this Agreement, the 1998 Term Note, the 1998 Grid Note and the Existing Bank Documents); (iii) "accelerated" or "acceleration" means indebtedness that becomes due at maturity, by notice after the occurrence of an event of default or which becomes due as a result of a demand.

      Each of the following shall constitute an additional Event of Default under this Agreement:

      i. Borrower and/or Parent is in default (beyond any applicable cure period) under or any Event of Default occurs under any note or other agreement entered into at any time by Borrower and/or Parent in favor of M&T Real Estate, Inc.

      j. Borrower and/or Parent is in default (beyond any applicable cure period) under or any Event of Default occurs under any note or other agreement entered into at any time by Borrower and/or Parent in favor of M&T Financial Corporation.

      Notwithstanding paragraphs 4(d) and (e) above, it shall not be an Event of Default if the Borrower has any lien involuntarily entered or if any judgement, order or award entered against Borrower is dismissed, vacated or bonded within forty-five (45) days after such entry, provided that in all such cases, the creditor is stayed from taking any enforcement collection, execution, levy or foreclosure proceeding on such lien, judgement, order or award. In addition, it shall not be an event of default under subparagraph 4(e) above if Borrower has commenced against it any proceeding pursuant to the Bankruptcy Code dismissed within forty-five (45) days after petition therefor has been filed with the bankruptcy court.

      Automatically upon the commencement of Borrower's or Guarantor's bankruptcy if voluntary and upon lapse of forty-five (45) days without dismissal if involuntary, all amounts outstanding hereunder shall become immediately due and payable. Upon the occurrence of an Event of Default hereunder, at the Bank's option, all amounts hereunder shall become immediately due and payable.

      Notwithstanding the foregoing, the Bank shall be entitled to demand and receive payment in full at any time of all outstanding and unpaid principal under the 1998 Grid Note and all accrued interest thereon as well as all fees and expenses due hereunder and such right to demand payment shall not be altered, modified or abridged in any way as a result of anything herein (including any covenants or Events of Default) or anything in any related documents, including the Existing Bank Documents.

      Insert No. 10

      9. TERM; SURVIVAL. The repayment schedule for the Loans are set forth in the respective Note for each Loan. This Agreement shall continue in full force and effect until the Termination Date. Borrower's obligation to pay Bank's expenses shall survive the Termination Date. Each of Borrower's representations, warranties, covenants and agreements shall survive until the Termination Date and shall be presumed to have been relied upon by Bank.

      When used in this Agreement, the indicated terms have the specified meaning:

      a. The term "Entity" means any person, partnership, corporation, limited liability company, limited liability partnership, joint venture, other business association of any nature or kind, or government, governmental agency or governmental entity of any nature or kind.

      b. The term "Guarantor" means any Entity (including Parent) which guaranties to Bank payment of the Indebtedness or any part thereof.

      c. The term "Indebtedness" means any and all monetary obligations, whenever arising (whether now existing or hereafter arising), of Borrower to Bank, direct or contingent, and whether represented by a Note, guaranty, other agreement or otherwise.

      d. The term "Loan Documents" means any and all Notes and other agreements executed at any time by any Entity in connection with this Agreement. The Existing Bank Documents shall also be deemed Loan Documents under this Agreement.

      e. The term "Note" means any promissory note, or other instrument, executed by Borrower in favor of Bank at any time, whether under this Agreement or otherwise, including but not limited to the 1998 Term Note, the 1998 Grid Note, all Loan Limit Notes, and the $3,000,000.00 Term Note dated September 30, 1996, executed by Borrower in favor of Bank.

      f. The term "Termination Date" means the date that the Indebtedness is paid in full and Borrower no longer has any rights to borrow or to request to borrow under any agreement entered into at any time by Borrower in favor of Bank.

      Insert No. 11

      13. Conditions Precedent. The obligation of Bank to make the Term Loan and its right to approve advances under the Line of Credit and the Loan Limit are subject to the fulfillment to each of the following conditions to Bank's satisfaction:

      a. The representations and warranties in this Agreement and all other related documents shall be true and correct;

      b. No event shall have occurred that constitutes an Event of Default;

      c. Bank shall have received the following agreements, notes, instruments, certificates and opinions, each of which shall be satisfactory to Bank in form and substance:

            (i) A complete Officers' Certificate from the Borrower and Parent in the form provided by Bank executed by the Secretary of each such entity;

            (ii) A complete Perfection Certificate from the Borrower and Parent in the form provided by Bank executed by an officer of each such entity;

            (iii) A copy of a certificate of the Secretary of State of the state of incorporation of Borrower and Parent, respectively, dated within seven (7) days of the Effective Date, listing the charter of Borrower and Parent and each amendment thereto on file in his office and certifying that (A) such amendments are the only amendments to the Borrower's or Parents' charter on file in his office, (B) the Borrower and Parent have paid all franchise taxes to the date of such certificate and (C) Borrower and Parent are duly incorporated and in good standing under the laws of the state of its incorporation;

            (iv) A copy of a certificate of the Secretary of State of New York, dated within seven (7) days of the Effective Date, certifying to the fact that Parent is in good standing as a foreign corporation under the laws of the State of New York and the same certificate from every other jurisdiction in which Borrower and Parent are required to qualify to do business;

            (v) The 1998 Term Note and 1998 Grid Note duly executed by Borrower;

            (vi) A Continuing Guaranty of all obligations, whenever arising, of Borrower to Bank, executed by Parent and a Continuing Guaranty of all obligations, whenever arising, of Parent to Bank executed by Borrower ("New Guaranties"). The New Guaranties shall be in the form of Exhibit D, with blanks appropriately completed. In addition, both Borrower and Parent shall each execute General Security Agreements in favor of Bank ("New Security Agreements"), which shall be in the form of Exhibit E, with blanks appropriately completed. Neither the execution of the New Guaranties, nor the execution of the New Security Agreements shall modify, amend, limit or terminate the obligations of Borrower and Parent and the rights of Bank under the Existing Bank Documents referred to in Insert 5x (iv), (vi), (vii) and (x) above.

            (vii) A Patent Collateral Assignment and Security Agreement in the form of Exhibit F attached hereto, duly executed by Borrower;

            (viii) A Trademark Collateral Security and Pledge Agreement in the form of Exhibit G attached hereto, duly executed by Borrower.

            (ix) An opinion letter from Nixon, Hargrave, Devans & Doyle, LLP, counsel for Borrower and Parent in the form of Exhibit H attached hereto; and

            (x) The Bank shall have received a Landlord/Mortgagee Waiver Agreement in form acceptable to Bank from each landlord and each mortgagee of any real property on which Borrower or Parent conducts any of its business.

      d. There shall have occurred no material adverse change in the business condition (financial or otherwise), operations, performance, properties or prospects of Parent and Borrower since December 31, 1996.

      e. There shall exist no litigation pending or threatened in any court or before any court or other governmental authority that (a) could reasonably be expected to (i) have a material adverse effect on the business, condition (financial or otherwise), operations, performance, properties or prospects of Borrower or Parent or affect the ability of Borrower or Parent to perform its obligations under this Agreement or any of the related loan documents.

      f. The Borrower shall have paid the Bank the Up-Front Fee and all fees and expenses due hereunder, including all fees and expenses due incurred by Bank in connection with the preparation, negotiations and execution of this Agreement and all related agreements, instruments and documents.

      g. All of the information provided by or on behalf of Borrower to Bank prior to its commitment letter, dated March 4, 1998, to Borrower (the "Pre-Commitment Information") shall be true and correct in all material aspects, and no development or change shall have occurred, and no additional information shall have come to the attention of the Bank that (i) has resulted in or could reasonable be expected to result in a change in, or deviation from, the Pre-Commitment Information or (ii) has had or could reasonably be expected to result in a material adverse effect on the business, condition (financial or otherwise), operations, performance, properties or prospects of Borrower or Parent.

      In addition to the foregoing conditions precedent, all legal details in connection with the Agreement and all Loan Documents shall have met with the approval of Woods, Oviatt, Gilman, Sturman & Clarke LLP, counsel for Bank. Further, Bank, at its sole option, may extend the time in which Borrower is required to provide any of the documents required to be delivered under this Agreement or to satisfy or otherwise fulfill any condition set forth above. Such extensions shall not operate as a waiver of the requirement that such document be provided and Borrower's failure to provide such document or documents to Bank after the Effective Date shall, after twenty (20) days (or less if reasonable under the circumstances) advance notice to Borrower, at Bank's option, constitute an Event of Default under this Agreement. The requirement that the Borrower deliver to the Bank any loan document called for under this Agreement may only be waived in a writing signed by Bank.

      14. This Agreement supersedes and replaces the Term Loan Agreement dated September 30, 1996, between Borrower and Bank, which is referred to in Insert 5j(i) of this Addendum.

      15. Upon the execution of this Agreement, all Borrower's rights to borrow or to request to borrow under any existing revolvers, or lines of credit or loan limits with Bank shall be terminated and Borrower's sole right to request to borrow under a line of credit with Bank shall be under the $10,000,000.00 line of credit provided for in Insert 1b of this Addendum and Borrower's sole right to request to borrow under any Loan Limit shall be under the $2,000,000.00 Loan Limit provided for in Insert 1c of this Addendum.

      16. Anything contained in any Loan Document to the contrary notwithstanding, if any provision of any Loan Document provides for notice to Borrower which is contrary to the notice provision contained in Section 8 of the preprinted form of this Agreement ("Section 8"), the terms of Section 8 shall control. Anything contained in any Loan Document to the contrary notwithstanding, if any provision of any Loan Documents call for delivery of financial statements, borrowing base certificates, certificates of no default or other financial information which conflicts with, or is in addition to, the provisions of Section 2j of this Agreement and/or Insert 1 b(ix) of the Addendum to this Agreement (collectively, "Required Financial Provisions"), the terms of the Required Financial Provisions shall control, and the conflicting or additional requirements shall be deemed null and void.

      17. Anything contained in this Agreement and/or in any Loan Document to the contrary notwithstanding, Bank may automatically debit any account of Borrower maintained at Bank for any amount (including but not limited to principal, interest and/or late charges), which becomes due Bank under this Agreement and/or under any Note or otherwise, when due.

      18. Borrower and Bank acknowledge and agree that anything contained in Insert 1c of this Addendum (which provides for a $2,000,000.00 Loan Limit), to the contrary notwithstanding, Borrower shall have no rights to request to borrow under the Loan Limit and Bank shall have no obligations under the Loan Limit. As of the Closing Date, the Loan Limit provisions of insert 1c and Exhibit C to this Agreement shall be deemed deleted.

      IN WITNESS WHEREOF, Borrower and Bank have executed this Rider on the date indicated in the acknowledgement, effective as of March 31, 1998.

                                                 CVC PRODUCTS, INC.


                                       By: /s/ Emilio O. DiCataldo
                                           -------------------------------------
                                       Name:   Emilio O. DiCataldo
                                       Title:  Senior Vice President and
                                               Chief Financial Officer


Accepted:

MANUFACTURERS AND TRADERS TRUST COMPANY


By: /s/ William Holston
    ------------------------
Name:  William Holston
Title: Vice President


STATE OF NEW YORK  )
COUNTY OF MONROE   ) SS:

      On this 14th day of April, 1998, before me personally came EMILIO O. DiCATALDO, to me known, who, being by me duly sworn, did depose and say that he is the Senior Vice President and Chief Financial Officer of CVC PRODUCTS, INC., the corporation described in, and which executed the within Instrument, and that he signed his name thereto by order of the Board of Directors.


                                       /s/ Gary F. Amendola
                                       ---------------------------
                                       Notary Public


                                               GARY F. AMENDOLA
                                       Notary Public, State of New York
                                          Qualified in Monroe County
                                        Commission Expires Oct. 31, 98

STATE OF NEW YORK  )
COUNTY OF MONROE   ) SS:

      On this 14th day of April, 1998, before me personally came WILLIAM HOLSTON, to me known, who, being by me duly sworn, did depose and say that he is a Vice President of MANUFACTURERS AND TRADERS TRUST COMPANY, the corporation described in, and which executed the within Instrument, and that he signed his name thereto by order of the Board of Directors.

                                       /s/ Gary F. Amendola
                                       ---------------------------
                                       Notary Public


              GARY F. AMENDOLA
      Notary Public, State of New York
         Qualified in Monroe County
       Commission Expires Oct. 31, 98

      The undersigned executed this Rider for purposes of making the representations, warranties and covenants contained in Insert 5j(vii), (viii),
(ix), (x), (xiv) and (xv), of this Addendum in favor of Bank.

                                                 CVC, INC.


                                       By: /s/ Emilio O. DiCataldo
                                           -------------------------------------
                                       Name: Emilio O. DiCataldo
                                       Title: Senior Vice President and
                                                Chief Finance Officer


STATE OF NEW YORK  )
COUNTY OF MONROE   ) SS:

      On this 14th day of April, 1998, before me personally came Emilio DiCataldo, to me known, who, being by me duly sworn, did depose and say that he is the Senior VP - CFO of CVC, INC., the corporation described in, and which executed the within Instrument, and that he signed his name thereto by order of the Board of Directors.

                                       /s/ Gary F. Amendola
                                       ---------------------------
                                       Notary Public


              GARY F. AMENDOLA
      Notary Public, State of New York
         Qualified in Monroe County
       Commission Expires Oct. 31, 98

[LOGO] M&T Bank
       Manufactures and Traders Trust Company

                                    TERM NOTE

Rochester, New York as of March 31, 1998                           $8,000,000.00

BORROWER: CVC PRODUCTS, INC.

a(n) |_| individual(s) |_| partnership |X| corporation |_| trust |_| __________ organized under the laws of Delaware

Address of residence/chief executive office: 525 Lee Road, Rochester, New York 14606

BANK: MANUFACTURERS AND TRADERS TRUST COMPANY, a New York banking corporation with its principal banking office at One M&T Plaza, Buffalo, NY 14240.

Promise to Pay. For value received, Borrower promises to pay to the order of the Bank, on the dates set forth below, the principal sum of EIGHT MILLION and 00/100 Dollars ($8,000,000.00) (the "Principal") plus interest as agreed below and all reasonable fees and costs (including without limitation reasonable attorneys' fees and disbursements whether for internal or outside counsel) the Bank incurs in order to collect any amount due under this Note, to negotiate or document a workout, or restructuring, or to preserve its rights or realize upon any guaranty or other security for the payment of this Note ("Expenses").

Interest. The unpaid Principal balance of this Note shall earn interest calculated on the basis of a 360-day year for the actual number of days of each year (365 or 366) from and including the date the proceeds of this Note were disbursed to, but not including, the date all amounts hereunder are paid in full, at a rate per year which shall on each day be:

|X|   8.39%

|_| equal to the rate in effect on that day as the rate announced by the Bank as its prime rate of interest.

|_| _______% above the rate in effect on that day as the rate announced by the Bank as its prime rate of interest.

If no rate is specified above, interest shall accrue at the Maximum Legal Rate (defined below).

Maximum Legal Rate. It is the intent of the Bank and Borrower that in no event shall interest be payable at a rate in excess of the maximum rate permitted by applicable law (the "Maximum Legal Rate"). If this Note is for a personal loan of less than $2,500,000 and is secured primarily by a one- to four-family residence, the interest rate shall not exceed 16%. Solely to the extent necessary to prevent interest under this Note from exceeding the Maximum Legal Rate, any amount that would be treated as excessive under a final judicial interpretation of applicable law shall be deemed to have been a mistake and automatically canceled, and, if received by the Bank, shall be refunded to Borrower.

Default Rate. If an Event of Default (defined below) occurs, the interest rate on the unpaid Principal shall immediately be automatically increased to 5% per year above the otherwise applicable rate per year.

Repayment of Principal and Interest; Late Charge. Payments shall be made in immediately available United States funds at any banking office of the Bank. Interest will continue to accrue until payment is actually received. If payment is not received within five days of its due date, Borrower shall pay a late charge equal to the greatest of (a) $50.00, (b) 5% of the delinquent amount or
(c) the Bank's then current late charge as announced from time to time. If this
Note is secured by a one- to six-family owner-occupied residence, the late charge shall equal 2% of the delinquent amount and shall be payable if payment is not received within fifteen days of its due date. Payments may be applied in any order in the sole discretion of the Bank but, prior to default, shall be applied first to past due interest, Expenses, late charges and principal, then to current interest, Expenses, late charges and principal, and last to remaining principal.

The Maturity Date of this Note is April 1, 2005.

|_| Borrower shall pay the entire Principal on the Maturity Date. In addition, until the outstanding Principal is paid in full, payments of all accrued and unpaid interest in amounts which will vary will become due and payable on the _______ day of each:

      |_| month  |_| quarter  |_| year commencing on ____________, 19__.

|X| Borrower shall pay 84 consecutive level |X| monthly |_| quarterly |_| annual installments consisting of both Principal and interest, amortized over a period of 7 years, commencing on May 1, 1998 and also due on the first day of each month thereafter. Each payment will equal $126,249.81 except that the last payment will equal all remaining amounts due under this Note.

      IF A PAYMENT IS RECEIVED AFTER THE DUE DATE, MORE INTEREST WILL BE DUE THAN PLANNED AND LESS MONEY APPLIED TO PRINCIPAL. REPEATED LATE PAYMENTS WILL CAUSE AN UNEXPECTED PRINCIPAL BALANCE 10 REMAIN UNPAID AT THE END OF THE TERM.

CLB-102 (12/94) 360-Day Base

Prepayment Premium. During the term of this Note, Borrower shall have the option of paying the Principal to the Bank in advance of the Maturity Date, in whole or in part, at any time and from time to time. Upon making any prepayment of the Principal Sum in whole, Borrower shall pay to the Bank all interest and Expenses owing pursuant to this Note and remaining unpaid. Each partial prepayment of Principal shall be applied in inverse order of maturity to the principal included in the installments provided for in the paragraph of the Note captioned "Repayment of Principal and Interest."

Representations and Warranties. Borrower represents to and agrees with the Bank that now and until this Note is paid in full:

      a. Business Purpose. The Loan proceeds shall be used only for a business purpose and not for any personal, family or household purposes unless the following box is checked: |_| Personal Loan.

      b. Good Standing; Authority. Borrower is an entity or sole proprietor (i) duly organized and existing and in good standing under the laws of the jurisdiction in which it was formed, (ii) duly qualified, in good standing and authorized to do business in every jurisdiction in which failure to be so qualified might have a material adverse effect on its business or assets and
(iii) has the power and authority to own each of its assets and to use them as contemplated now or in the future.

      c. Legality. The execution, issuance, delivery to the Bank and performance by Borrower of this Note (i) are in furtherance of Borrower's purposes and within its power and authority; (ii) do not (A) violate any statute, regulation or other law or any judgment, order or award of any court, agency or other governmental authority or of any arbitrator or (B) violate Borrower's certificate of incorporation or other governing instrument, constitute a default under any agreement binding on Borrower, or result in a lien or encumbrance on any assets of Borrower; and (iii) have been duly authorized by all necessary corporate or partnership action.

      d. Compliance. The Borrower conducts its business and operations and the ownership of its assets in compliance with each applicable statute, regulation and other law, including without limitation environmental laws. All approvals, including without limitation authorizations, permits, consents, franchises, licenses, registrations, filings, declarations, reports and notices (the "Approvals") necessary to the conduct of Borrower's business and for Borrower's due issuance of this Note have been duly obtained and are in full force and effect. The Borrower is in compliance with all conditions of each Approval.

      e. Financial and Other Information. See Addendum

      f. Accounting; Tax Returns and Payment of Claims. Borrower will maintain a system of accounting and reserves in accordance with generally accepted accounting principles, has filed and will file each tax return required of it and, except as disclosed in an attached schedule, has paid and will pay when due each tax, assessment, fee, charge, fine and penalty imposed by any taxing authority upon Borrower or any of its assets, income or franchises, as well as all amounts owed to mechanics, materialmen, landlords, suppliers and the like in the ordinary course of business.

      g. Title to Assets; Insurance. Borrower has good and valid title to each of its assets free of security interests and mortgages and other liens except as disclosed in its financial statements or on a schedule attached to or pursuant to the Bank's prior written consent. Borrower will maintain its property in good repair and will maintain and on request provide the Bank with evidence of insurance coverage satisfactory to the Bank including without limitation fire and hazard, liability, worker's compensation and business interruption insurance and flood hazard insurance as required.

      h. Judgments and Litigation. There is no pending or threatened claim, audit, investigation, action or other legal proceeding or judgment order or award of any court, agency or other governmental authority or arbitrator (each an "Action") which involves Borrower or its assets and might have a material adverse effect upon Borrower or threaten the validity of this Note or any related document or transaction. Borrower will immediately notify the Bank in writing upon acquiring knowledge of any such Action.

      i. Notice of Change of Address and of Default. Borrower will immediately notify the Bank in writing (i) of any change in its address or of the location of any collateral securing this Note, (ii) of the occurrence of any Event of Default defined below, (iii) of any material change in Borrower's ownership or management and (iv) of any material adverse change in Borrower's ability to repay this Note.

      j. No Transfer of Assets. Until this Note is paid in full, Borrower shall not without the prior written consent of the Bank (i) sell or otherwise dispose of substantially all of its assets, (ii) acquire substantially all of the assets of another entity, (iii) if it is a corporation, participate in an merger, consolidation or other absorption or (iv) agree to do any of these things.

      The inserts herein are contained in a Rider attached hereto which is made a part hereof incorporated herein.

Events of Default; Acceleration. An event of default ("Event of Default") will have occurred if: (a) Borrower fails to pay when due any amount due under this Note; See Insert No. 3.

Right of Setoff. The Bank shall have the right to set off against the amounts owing under this Note any property held in a deposit or other account with the Bank or otherwise owing by the Bank in any capacity to Borrower or any Guarantor.

Miscellaneous. This Note, together with any related loan and security agreements and guaranties, contains the entire agreement between the Bank and Borrower with respect to the Note, and supersedes every course of dealing, other conduct, oral agreement and representation previously made by the Bank. All rights and remedies of the Bank under applicable law and this Note or amendment of any provision of this note are cumulative and not exclusive. No single, partial or delayed exercise by the Bank of any right or remedy shall preclude the subsequent exercise by the Bank at any time of any right or remedy of the Bank without notice. No waiver or amendment of any provision of this Note shall be effective unless made specifically in writing by the Bank. This Note shall be governed by the laws of the State of New York, without regard to its principles of conflict of laws. This Note is a binding obligation enforceable against Borrower and its successors and assigns and shall inure to the benefit of the Bank and its successors and assigns. If a court deems any provision of this Note invalid, the remainder of the Note shall remain in effect. Section headings are for convenience only. Singular number includes plural and neuter gender includes masculine and feminine as appropriate.

Notices. Notices to Borrower by the Bank may be delivered in person, in writing or by telephone with subsequent confirmation by mail or teletransmission. Written notice shall be deemed delivered by mail when received or refused after being deposited in the United States mail or transmitted to Borrower at the last address of Borrower shown on the Bank's records. Notice to the Bank by Borrower must be in writing, refer specifically to this Note and be delivered in person or by registered mail directed to the Bank at the address stated on page one. Notices shall be deemed delivered only when actually received by an officer of the Bank. Borrower will notify the Bank promptly of any change of address.

Joint and Several. If Borrower is more than one person, each such person is jointly and severally liable for all amounts which become due under this Note.

Borrower's Consents. In any action or other legal proceeding relating to this Note, Borrower (a) consents to the personal jurisdiction of any State or federal court located in the State of New York and (b) agrees that in any legal proceeding, a copy of this Note kept in the Bank's course of business may be admitted into evidence as an original.

TRIAL BY JURY. BORROWER AND THE BANK EACH WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION IN CONNECTION WITH THIS NOTE.

|X| This Note is given in partial replacement of and in substitution for, but not in payment of, a note dated January 30, 1998, in the original principal amount of $10,000,000.00 issued by Borrower (or
      _________________) to the Bank.

Preauthorized Transfers from Deposit Account. If a deposit account number is provided in the following blank Borrower hereby authorizes the Bank to debit Borrower's deposit account #____________ with the Bank automatically for any amount which becomes due under this Note.

Tax ID/SS# 16-1017191                        CVC PRODUCTS, INC.
           ------------                      -------------------------
                                             BORROWER


                                             by: /s/ Emilio O. DiCataldo
                                                 -------------------------------
                                                 Emilio O. DiCataldo Senior Vice
                                                 President and CFO

/s/ Gary F. Amendola
-------------------------------------     --------------------------------------
Signature of Witness

Gary F. Amendola
-------------------------------------     --------------------------------------
Typed Name of Witness


The inserts herein are contained in a Rider attached hereto which is made a part hereof and incorporated herein.

                                 ACKNOWLEDGMENT

STATE OF NEW YORK  )
                   :SS.
COUNTY OF MONROE   )

                       On the 14th day of April in the year 1998, before me personally came Emilio O. DiCataldo

|_|   Individual(s)    to me known and known to me to be the person(s) described
                       in and who executed the above instrument, and __he (they jointly and severally) acknowledged to me that __he
                       (they) executed the same.

|_|   Partnership      to me known and known to me to be a general partner of
                       the partnership described in and which executed the above instrument, and __he duly acknowledged to me that __he executed the above instrument for and on the behalf of said partnership.

|X|   Corporation      to me known, who, being by me duly sworn, did depose and
                       say that __he resides in ________________________________
                       _________________________________________________________
                       that __he is the Senior Vice President and Chief
                       Financial Officer of CVC Products, Inc. the corporation described in and which executed the above instrument; and that __he signed his (her) name thereto by order of the board of directors of said corporation.


                                       /s/ Gary F. Amendola
                                       ---------------------------
                                       Notary Public

              GARY F. AMENDOLA
      Notary Public, State of New York
         Qualified in Monroe County
       Commission Expires Oct. 31, 98


                                 ACKNOWLEDGMENT

STATE OF _________)
                  :SS.
COUNTY OF ________)

                       On the ______ day of _________________________ in the
                       year 19__, before me personally came ____________________
                       _________________________________________________________

|_|   Individual(s)    to me known and known to me to be the person(s) described
                       in and who executed the above instrument, and __he (they jointly and severally) acknowledged to me that __he
                       (they) executed the same.

|_|   Partnership      to me known and known to me to be a general partner of
                       the partnership described in and which executed the above instrument, and __he duly acknowledged to me that __he executed the above instrument for and on the behalf of said partnership.

|_|   Corporation      to me known, who, being by me duly sworn, did depose and
                       say that __he resides in ________________________________
                       ________________________________________________________;
                       that __he is the _______________________________________
                       of _____________________________________________________,
                       the corporation described in and which executed the above instrument: and that __he signed his (her) name thereto by order of the board of directors of said corporation.


                                          ______________________________________
                                          Notary Public

                               FOR BANK USE ONLY

Authorization Confirmed: /s/ William E. Holston
                         -------------------------------------------------------

Disbursement of Funds:

Credit A/C #_____________ Off Ck #_____________ Payoff Obligation #_____________

           $_____________        $_____________                   $_____________


CLB-102 (12/94) 360-Day Base

                       RIDER TO AN $8,000,000.00 TERM NOTE
                       DATED AS OF MARCH 31, 1998 EXECUTED
                              BY CVC PRODUCTS, INC.
                                   IN FAVOR OF
                     MANUFACTURERS AND TRADERS TRUST COMPANY

      This RIDER, to a certain $8,000,000 Term Note, dated as of March 31, 1998, is made by CVC PRODUCTS, INC. ("Borrower") in favor of MANUFACTURERS AND TRADERS TRUST COMPANY ("Bank"). This Rider is an integral part of the Term Note.

      Insert No. 1. - The following is the addition to the first sentence of the "Prepayment Premium" section of the preprinted form of this Note:

            "upon three days prior written notice received by Bank, provided however that the prepayment is accompanied by a Redemption Premium calculated as follows: The Redemption Premium shall be equal to the amount by which the sum of the Discounted Values (as determined below) of the Prepaid Installments of principal and interest on the Note exceeds the amount of the prepayment; but this amount shall never be less than 1 % of the principal amount prepaid. Bank shall in good faith determine such Discounted Values by discounting all of the Prepaid Installments of principal and interest at the Applicable Treasury Rate (as determined below) from the date on which the prepayment is made through the respective scheduled payment dates. The Applicable Treasury Rate to be applied shall be the yield which is imputed from linear interpolation from current daily yields of U.S. Treasury obligations having maturities as close as practicable to the Average Life to Stated Maturity (as determined below) of the Prepaid Installments of principal (as of the third day prior to the date on which the prepayment is made) as published in the Federal Reserve Statistical Release H.15 (519) or if such yield is not so published, a similar rate based upon a comparable index as determined by Bank. The Average Life to Stated Maturity of the Prepaid Installments of principal shall be the number of months obtained by determining (A) the sum of the products obtained by multiplying (i) the amount of each Prepaid Installment of principal by (ii) the number of months from the date the prepayment is made through the scheduled payment date for such Prepaid Installment of principal and (B) dividing such sum by the sum of the Prepaid Installments of principal.

            Upon making any prepayment of the unpaid principal balance of this
            Note in full, Borrower shall also pay Bank all accrued interest and Expenses owing on this Note. Each partial principal prepayment shall be applied in inverse order of maturity to the principal included in the installments provided for in the preprinted portion of this Note labelled "Repayment of Principal and Interest; Late Charge.

            In the event the Maturity Date of this Note is accelerated following an Event of Default by the Borrower, any tender of payment of the amount necessary to satisfy the entire indebtedness made after such Event of Default shall be expressly deemed a voluntary prepayment. In such case, to the extent permitted by law, Bank shall be entitled to the amount necessary to satisfy the entire indebtedness, plus the appropriate prepayment premium calculated in accordance with this Section."

      Insert No. l.A.

      the Loan Agreement of even date herewith between Bank and Borrower, as amended, extended and replaced

      Insert No. 2

      or (b) any Event of Default occurs under the Loan Agreement of even date herewith between Bank and Borrower ("Agreement"), as such Agreement is amended, extended or replaced from time to time. Certain capitalized terms used in this Rider have the definition given to them in the Agreement.

      Insert No. 3

      As used in this Note (i) "any agreement with the Bank" includes any agreement, note or instrument with the Bank (which includes, without limitation, the Agreement Note, the 1998 Grid Note and the Existing Bank Documents); (ii) "accelerated" or "acceleration" means indebtedness that becomes due at maturity, by notice after the occurrence of an Event of Default or which becomes due as a result of a demand. All defined terms in the Agreement shall have the same meaning herein unless otherwise defined herein.

      Automatically upon the commencement of Borrower's or any Guarantor's bankruptcy if voluntary and upon lapse of forty-five (45) days without dismissal if involuntary, all amounts outstanding hereunder shall become immediately due and payable. Upon the occurrence of any other Event of Default hereunder, at the Bank's option, all amounts hereunder shall become immediately due and payable.

      Miscellaneous

      Replacement of Representation and Warranty "e" of the preprinted form:

            "Borrower shall provide Bank with such financial and other information as Borrower is required to provide Bank under a Loan Agreement entered into by Borrower and Bank on or about the date this Note was executed ("Loan Agreement"), as the Loan Agreement is extended, amended and replaced.

      IN WITNESS WHEREOF, Borrower has executed and unconditionally delivered this Rider together with the preprinted form of this Note on the date indicated in the acknowledgement, effective as of March 31, 1998.


                                       CVC PRODUCTS, INC.


                                       By: /s/ Emilio O. DiCataldo
                                           -------------------------------------
                                       Name:   Emilio O. DiCataldo
                                       Title:  Senior Vice President and
                                               Chief Financial Officer


STATE OF NEW YORK  )
COUNTY OF MONROE   ) ss:

      On this 14th day of April, 1998, before me personally came, EMILIO O. DICATALDO, to me known, who, being by me duly sworn, did depose and say that he is the Senior Vice President and Chief Financial Officer of CVC PRODUCTS, INC., the corporation described in and which executed the above instrument and that he signed his name thereto by order of the Board of Directors of said corporation.


                                       /s/ Gary F. Amendola
                                       ---------------------------
                                       Notary Public


                                               GARY F. AMENDOLA
                                       Notary Public, State of New York
                                          Qualified in Monroe County
                                        Commission Expires Oct. 31, 98

[LOGO] M&T Bank
       Manufacturers and Traders Trust Company

                                   GRID NOTE

Rochester, New York As of March 31, 1998 $ 10,000,000.00

BORROWER: CVC PRODUCTS, INC. a(n) |_| individual(s) |_| partnership |X| corporation |_| ________________ organized under the laws of Delaware Address of residence/chief executive office: ______________________________________________

BANK: MANUFACTURERS AND TRADERS TRUST COMPANY, a New York banking corporation with its principal banking office at One M & T Plaza, Buffalo, NY 14240.

Promise to Pay. For value received, Borrower promises to pay to the order of the Bank on demand, the principal sum of _______________________ TEN MILLION and 00/100 Dollars ($10,000,000.00) (the "Maximum Principal Amount") or the outstanding principal amount of this Note (the "Outstanding Principal Amount"), if less; plus interest as agreed below and reasonable (including without limitation/reasonable attorneys fees and disbursements, whether for internal or outside counsel) the Bank incurs in order to collect any amount due under this Note, to negotiate or document a workout, or restructuring, or to preserve its right or realize upon any guaranty or other security for the payment of this Note ("Expenses").

Interest. The outstanding Principal Amount of this Note shall earn interest calculated on the basis of 360-day year for the actual number of days of each year (365 or 366) from and including the date the proceeds of this Note were disbursed to, but not including, the date all amounts hereunder are paid in full at a rate per year which shall on each day be:

|_| __________%.

|_| equal to the rate in effect on that day as the rate announced by the Bank as its prime rate of interest.

|X| 1/4% above the rate in effect on that day as the rate announced by the Bank as its prime rate of interest.

If no rate is specified above, interest shall accrue at the Maximum Legal Rate (defined below) at all times prior to payment in full.

Payments; Late Charge; Default Rate. Payments shall be made in immediately available United States funds at any banking office of the Bank. Absent demand for payment in full, interest shall be due and payable monthly. If payment is not received within five days of its due date, Borrower shall pay a late charge equal to the greatest of (a) 5% of the delinquent amount, (b) the Bank's then current late charge as announced by the Bank from time to time, or
(c) $50.00. In addition, if the Bank has not actually received any payment under this Note within thirty days after its due date, from and after such thirtieth day the interest rate for all amounts outstanding under this Note shall automatically increase to 5% above the otherwise applicable rate per year. Payments may be applied in any order in the sole discretion of the Bank but, prior to demand, shall be applied first to past due interest, Expenses, late charges, and principal payments, if any, which are past due, then to current interest and Expenses and late charges, and last to remaining principal.

Maximum Legal Rate. It is the intent of the Bank and of Borrower that in no event shall interest be payable at a rate in excess of the maximum rate permitted by applicable law ( the "Maximum Legal Rate"). Solely to the extent necessary to prevent interest under this Note from exceeding the Maximum Legal Rate, any amounts that would be treated as excessive under a final judicial interpretation of applicable law shall be deemed to have been a mistake and automatically cancelled, and, if received by the Bank, shall be refunded to Borrower.

Setoff. The Bank shall have the right to set off against the amounts owing under this Note any property held in a deposit or other account with the Bank or otherwise owing by the Bank in any capacity to Borrower or any guarantor or endorser of this Note.

Authorized Representatives. This Note is issued by Borrower to the Bank in connection with a certain line of credit or loan limit made available by the Bank to Borrower (the "Credit"). The Bank may make any loan pursuant to the Credit (the "Loan(s)") in reliance upon any oral, telephonic, written, teletransmitted or other request (the "Request(s)") that the Bank in good faith believes to be valid and to have been made by Borrower or on behalf of Borrower by CHRISTINE WHITMAN or EMILIO DiCATALDO (each an "Authorized Person"). The Bank may act on the Request of any Authorized Person until the Bank shall have received from Borrower, and had a reasonable time to act on, written notice revoking the authority of such Authorized Person. The Bank shall incur no liability to Borrower or to any other person as a direct or indirect result of making any Loan pursuant to this paragraph.

Demand Facility. The Bank may modify, restrict, suspend or terminate the Credit at any time for any reason and without affecting Borrower's then existing obligation under this Note. This is a demand Note and all Loans hereunder shall become immediately due and payable upon demand by the Bank; provided, however, that the Outstanding Principal Amount of this Note and all accrued and unpaid interest shall automatically become immediately due and payable if Borrower or any guarantor or endorser of this Note commences or has commenced against it any bankruptcy or insolvency proceeding. Borrower hereby waives protest, presentment and notice of any kind in connection with this Note.

Bank Records Conclusive. The Bank shall set forth on a schedule attached to this Note or maintained on computer, the date and original principal amount of each Loan and the date and amount of each payment to be applied to the Outstanding Principal Amount of this Note. The Outstanding Principal Amount set forth on any such schedule shall be presumptive evidence of the Outstanding Principal Amount of this Note and of all Loans. No failure by the Bank to make, and no error by the Bank in making, any annotation on any such schedule shall affect Borrower's obligation to pay the principal and interest of each Loan or any other obligation of Borrower to the Bank pursuant to this Note.

Purpose. Borrower certifies (a) that no Loan will be used to purchase margin stock except with the Bank's express prior written consent for each such purchase and (b) that all Loans shall be used for a business purpose, and not for any personal, family or household purpose, unless the following box is checked:

|_| Personal Loan. If this box is check, the initial advance must be an amount greater than $25,000.

Authorization. Borrower, if a corporation, partnership, trust or other entity, represents that it is duly organized and in good standing or duly constituted in the state of its organization and is duly authorized to do business in all jurisdictions material to the conduct of its business; that the execution, delivery and performance of this Note have been duly authorized by all necessary regulatory and corporate or partnership action or by its governing instrument; that this Note has been duly executed by an authorized officer, partner or trustee and constitutes a binding obligation enforceable against Borrower and not in violation of any law, court order or agreement by which Borrower is bound; and that Borrower's performance is not threatened by any pending or threatened litigation.

Miscellaneous. This Note, together with any related loan and security agreements, contains the entire agreement between the Bank and Borrower with respect to each Loan, and supersedes every course of dealing, other conduct, oral agreement and representation previously made by the Bank. The Bank's rights and remedies under applicable law and this Note are cumulative and not exclusive. No single, partial or delayed exercise by the Bank of any right or remedy shall preclude the subsequent exercise by the Bank at any time of any right or remedy of the Bank without notice. No waiver or amendment of any provision of this Note shall be effective unless made specifically in writing by the Bank. This Note shall be governed by the laws of the State of New York, without regard to its principles of conflict of laws. This Note is a binding obligation enforceable against Borrower and its successors and assigns and shall inure to the benefit of the Bank and its successors and assigns. If a court deems any provision of this Note invalid, the remainder of the Note shall remain in effect. Section heading are for convenience only. Singular number includes plural and neuter gender includes masculine and feminine as appropriate.

Joint and Several. If Borrower is more than one person, each such person is jointly and severally liable for all amounts which become due under this Note.

Borrower's Consents. In any action or other legal proceeding relating to this Note, Borrower (a) consents to the personal jurisdiction of any State or federal court location in the State of New York, and (b) agrees that a copy of this Note kept in the Bank's course of business may be admitted into evidence as an original.

WAIVER OF JURY TRIAL. BORROWER AND THE BANK EACH WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION IN CONNECTION WITH THIS NOTE.

|X| Replacement Note. This Note is given in partial replacement of and in substitution for, but not in payment of, two 800 Notes heretofore executed by Borrower in favor of Bank, as further specified in an Application of Proceeds executed by Borrower on the date this Note was executed.

Preauthorized Transfers from Deposit Account. If a deposit account number is provided in the following blank Borrower hereby authorizes the Bank to debit available funds in Borrower's deposit account # 15226103 with the Bank automatically for any amount which becomes due under this Note or as directed by an Authorized Person, by telephone.

                                   CVC PRODUCTS, INC.
                                   ---------------------------------------------
                                   BORROWER


Tax ID/SS # 16-1017191             by: /s/ Emilio O. DiCataldo
            ----------------       ---------------------------------------------
                                      Emilio O. DiCataldo, Senior Vice President
/s/ Gary F. Amendola                  and Chief Financial Officer
----------------------------       ---------------------------------------------
Signature of Witness

Gary F. Amendola
----------------------------
Typed Name of Witness

                                ACKNOWLEDGEMENT

STATE OF NEW YORK    )
                     : SS.
COUNTY OF MONROE     )

                       On the 14th day of April in the year 1998, before me personally came EMILIO O. DiCATALDO

|_| Individual(s)      to me known to me to be person(s) described in and who
                       executed the above instrument, an __he (they jointly and severally) acknowledged to me that __he (they) executed the same.

|_| Partnership        to me known and known to me to be a general partner of
                       the partnership described in and which executed the above instrument, and __he duly acknowledge to me that __he executed the above instrument for and on the behalf of said partnership.

|X| Corporation        to me known, who, being by me duly sworn, did depose and
                       say that __he resides in________________________________
                       _______________________________________________________;
                       that __he is the Senior Vice President and Chief
                       Financial Office of CVC Products, Inc. the corporation described in and which executed the above instrument; and that __he signed his (her) name thereto by order of the board of directors of said corporation.


                                          /s/ Gary F. Amendola
                                          --------------------------------------
                                          Notary Public

                 GARY F. AMENDOLA
         Notary Public, State of New York
            Qualified in Monroe County
          Commission Expires Oct. 31, 98

                                FOR BANK USE ONLY


Authorization Confirmed: /s/ William E. Holston
                        --------------------------------------------------------

Disbursement of Funds:

Credit A/C #               Off Ck #               Payoff Obligation #
            -------------          ------------                      -----------
           $                       $                                $
            -------------          ------------                      -----------

[LOGO] M&T Bank
       Manufactures and Traders Trust Company

                                    TERM NOTE

Rochester, New York ___________________________, 19__     $_________________

BORROWER: CVC PRDDUCTS, INC.

a(n) |_| individual(s) |_| partnership |_| corporation |_| trust |_| __________ organized under the laws of Delaware

Address of residence/chief executive office: 525 Lee Road, Rochester, New York 14606

BANK: MANUFACTURERS AND TRADERS TRUST COMPANY, a New York banking corporation with its principal banking office at One M&T Plaza, Buffalo, NY 14240.

Promise to Pay. For value received, Borrower promises to pay to the order of the Bank, on the dates set forth below, the principal sum of ______________________ Dollars ($_____________) (the "Principal") plus interest as agreed below and all reasonable fees and costs (including without limitation reasonable attorneys fees and disbursements whether for internal or outside counsel) the Bank incurs in order to collect any amount due under this Note, to negotiate or document a workout, or restructuring, or to preserve its rights or realize upon any guaranty or other security for the payment of this Note ("Expenses").

Interest. The unpaid Principal balance of this Note shall earn interest calculated on the basis of a 360-day year for the actual number of days of each year (365 or 366) from and including the date the proceeds of this Note were disbursed to, but not including, the date all amounts hereunder are paid in full, at a rate per year which shall on each day be:

|_|   ________%

|_| equal to the rate in effect on that day as the rate announced by the Bank as its prime rate of interest.

|X| .5% above the rate in effect on that day as the rate announced by the Bank as its prime rate of interest.

If no rate is specified above, interest shall accrue at the Maximum Legal Rate (defined below).

Maximum Legal Rate. It is the intent of the Bank and Borrower that in no event shall interest be payable at a rate in excess of the maximum rate permitted by applicable law (the "Maximum Legal Rate"). If this Note is for a personal loan of less than $2,500,000 and is secured primarily by a one- to four-family residence, the interest rate shall not exceed 16%. Solely to the extent necessary to prevent interest under this Note from exceeding the Maximum Legal Rate, any amount that would be treated as excessive under a final judicial interpretation of applicable law shall be deemed to have been a mistake and automatically canceled, and, if received by the Bank, shall be refunded to Borrower.

Default Rate. If an Event of Default (defined below) occurs, the interest rate on the unpaid Principal shall immediately be automatically increased to 5% per year above the otherwise applicable rate per year.

Repayment of Principal and Interest; Late Charge. Payments shall be made in immediately available United States funds at any banking office of the Bank. Interest will continue to accrue until payment is actually received. If payment is not received within five days of its due date, Borrower shall pay a late charge equal to the greatest of (a) $50.00, (b) 5% of the delinquent amount or
(c) the Bank's then current late charge as announced from time to time. If this
Note is secured by a one- to six-family owner-occupied residence, the late charge shall equal 2% of the delinquent amount and shall be payable if payment is not received within fifteen days of its due date. Payments may be applied in any order in the sole discretion of the Bank but, prior to default, shall be applied first to past due interest, Expenses, late charges and principal, then to current interest, Expenses, late charges and principal, and last to remaining principal.

The Maturity Date of this Note is __________________,199/20__.

|_| Borrower shall pay the entire Principal on the Maturity Date. In addition, until the outstanding Principal is paid in full, payments of all accrued and unpaid interest in amounts which will vary will become due and payable on the _______ day of each:

      |_| month  |_| quarter  |_| year commencing on ____________, 19__.

|X| Borrower shall pay the Principal in _______ consecutive |X| monthly |_| quarterly |_| annual payments due on the first day of each month commencing on _____________,19__. In addition, until the outstanding Principal is paid in full, payments of all accrued and unpaid interest in amounts which will vary will become due and payable as of the 1st day of each: |X| month |_| quarter |_| year commencing on ___________________, 19__. Each Principal payment will equal $______________ except that the last Principal payment will also include all other amounts due hereunder.

|_|   Borrower shall pay _______ consecutive level |_| monthly |_| quarterly
      |_| annual installments consisting of both Principal and interest, amortized over a period of _______ years, commencing on _________________, 19__. Each payment will equal $ except that the last payment will equal all remaining amounts due under this Note.

      IF A PAYMENT IS RECEIVED AFTER THE DUE DATE, MORE INTEREST WILL BE DUE THAN PLANNED AND LESS MONEY APPLIED TO PRINCIPAL. REPEATED LATE PAYMENTS WILL CAUSE AN UNEXPECTED PRINCIPAL BALANCE TO REMAIN UNPAID AT THE END OF THE TERM.

CLB-102 (12/94) 360-Day Base

Prepayment Premium. During the term of this Note, Borrower shall have the option of paying the Principal to the Bank in advance of the Maturity Date, in whole or in part, at any time and from time to time upon written notice received by the Bank at least three (3) business days prior to making such payment; provided, however, that together with such prepayment, Borrower shall pay to the Bank a premium equal to the product of (a) one percent of the Principal prepaid multiplied by (b) the number of years remaining in the Term, rounded up to the next whole year. For example, if the Term is five years, the premium shall equal 5% of the Principal Sum prepaid before the first anniversary of this Note, 4% of the Principal Sum prepaid before the second anniversary of this Note, etc. Upon making any prepayment of the Principal Sum in whole, Borrower shall pay to the Bank all interest and Expenses owing pursuant to this Note and remaining unpaid. Each partial prepayment of Principal shall be applied in inverse order of maturity to the principal included in the installments provided for in the paragraph of the Note captioned "Repayment of Principal and Interest."

In the event the Maturity Date of this Note is accelerated following an Event of Default by Borrower, any tender of payment of the amount necessary to satisfy the entire indebtedness made after such Event of Default shall be expressly deemed a voluntary prepayment. In such a case, to the extent permitted by law, the Bank shall be entitled to the amount necessary to satisfy the entire indebtedness, plus the appropriate prepayment premium calculated in accordance with the preceding paragraph.

Representations and Warranties. Borrower represents to and agrees with the Bank that now and until this Note is paid in full:

      a. Business Purpose. The Loan proceeds shall be used only for a business purpose and not for any personal, family or household purposes unless the following box is checked: |_| Personal Loan.

      b. Good Standing; Authority. Borrower is an entity or sole proprietor (i) duly organized and existing and in good standing under the laws of the jurisdiction in which it was formed, (ii) duly qualified, in good standing and authorized to do business in every jurisdiction in which failure to be so qualified might have a material adverse effect on its business or assets and
(iii) has the power and authority to own each of its assets and to use them as contemplated now or in the future.

      c. Legality. The execution, issuance, delivery to the Bank and performance by Borrower of this Note (i) are in furtherance of Borrower's purposes and within its power and authority; (ii) do not (A) violate any statute, regulation or other law or any judgment, order or award of any court, agency or other governmental authority or of any arbitrator or (B) violate Borrower's certificate of incorporation or other governing instrument, constitute a default under any agreement binding on Borrower, or result in a lien or encumbrance on any assets of Borrower; and (iii) have been duly authorized by all necessary corporate or partnership action.

      d. Compliance. The Borrower conducts its business and operations and the ownership of its assets in compliance with each applicable statute, regulation and other law, including without limitation environmental laws. All approvals, including without limitation authorizations, permits, consents, franchises, licenses, registrations, filings, declarations, reports and notices (the "Approvals") necessary to the conduct of Borrower's business and for Borrower's due issuance of this Note have been duly obtained and are in full force and effect. The Borrower is in compliance with all conditions of each Approval.

      e. Financial and Other Information. Borrower shall provide Bank with such financial and other information as Borrower is required to provide Bank with pursuant to a Loan Agreement into by Borrower and Bank as of March 31, 1998, as extended, amended and replaced.

      f. Accounting; Tax Returns and Payment of Claims. Borrower will maintain a system of accounting and reserves in accordance with generally accepted accounting principles, has filed and will file each tax return required of it and, except as disclosed in an attached schedule, has paid and will pay when due each tax, assessment, fee, charge, fine and penalty imposed by any taxing authority upon Borrower or any of its assets, income or franchises, as well as all amounts owed to mechanics, materialmen, landlords, suppliers and the like in the ordinary course of business.

      g. Title to Assets; Insurance. Borrower has good and marketable title to each of its assets free of security interests and mortgages and other liens except as disclosed in its financial statements or on a schedule attached to this Note or pursuant to the Bank's prior written consent. Borrower will maintain its property in good repair and will maintain and on request provide the Bank with evidence of insurance coverage satisfactory to the Bank including without limitation fire and hazard, liability, worker's compensation and business interruption insurance and flood hazard insurance as required.

      h. Judgments and Litigation. There is no pending or threatened claim, audit, investigation, action or other legal proceeding or judgment order or award of any court, agency or other governmental authority or arbitrator (each an "Action") which involves Borrower or its assets and might have a material adverse effect upon Borrower or threaten the validity of this Note or any related document or transaction. Borrower will immediately notify the Bank in writing upon acquiring knowledge of any such Action.

      i. Notice of Change of Address and of Default. Borrower will immediately notify the Bank in writing (i) of any change in its address or of the location of any collateral securing this Note, (ii) of the occurrence of any Event of Default defined below, (iii) of any material change in Borrower's ownership or management and (iv) of any material adverse change in Borrower's ability to repay this Note.

      j. No Transfer of Assets. Until this Note is paid in full, Borrower shall not without the prior written consent of the Bank (i) sell or otherwise dispose of substantially all of its assets, (ii) acquire substantially all of the assets of another entity, (iii) if it is a corporation, participate in an merger, consolidation or other absorption or (iv) agree to do any of these things.

Events of Default; Acceleration. An event of default ("Event of Default") will have occurred if: (a) Borrower fails to pay when due any amount due under this Note; or (b) any Event of Default occurs under a Loan Agreement entered into by Bank and Borrower as of March 31, 1998, as the Loan Agreement is extended, amended or replaced from time to time. All amounts hereunder shall become immediately due and payable the Bank's option, upon the occurrence of any Event of Default.

Right of Setoff. The Bank shall have the right to set off against the amounts owing under this Note any property held in a deposit or other account with the Bank or otherwise owing by the Bank in any capacity to Borrower or any Guarantor.

Miscellaneous. This Note, together with any related loan and security agreements and guaranties, contains the entire agreement between the Bank and Borrower with respect to the Note, and supersedes every course of dealing, other conduct, oral agreement and representation previously made by the Bank. All rights and remedies of the Bank under applicable law and this Note or amendment of any provision of this note are cumulative and not exclusive. No single, partial or delayed exercise by the Bank of any right or remedy shall preclude the subsequent exercise by the Bank at any time of any right or remedy of the Bank without notice. No waiver or amendment of any provision of this Note shall be effective unless made specifically in writing by the Bank. This Note shall be governed by the laws of the State of New York, without regard to its principles of conflict of laws. This Note is a binding obligation enforceable against Borrower and its successors and assigns and shall inure to the benefit of the Bank and its successors and assigns. If a court deems any provision of this Note invalid, the remainder of the Note shall remain in effect. Section headings are for convenience only. Singular number includes plural and neuter gender includes masculine and feminine as appropriate.

Notices. Notices to Borrower by the Bank may be delivered in person, in writing or by telephone with subsequent confirmation by mail or teletransmission. Written notice shall be deemed delivered by mail when received or refused after being deposited in the United States mail or transmitted to Borrower at the last address of Borrower shown on the Bank's records. Notice to the Bank by Borrower must be in writing, refer specifically to this Note and be delivered in person or by registered mail directed to the Bank at the address stated on page one. Notices shall be deemed delivered only when actually received by an officer of the Bank. Borrower will notify the Bank promptly of any change of address.

Joint and Several. If Borrower is more than one person, each such person is jointly and severally liable for all amounts which become due under this Note.

Borrower's Consents. In any action or other legal proceeding relating to this Note, Borrower (a) consents to the personal Jurisdiction of any State or federal court located in the State of New York and (b) agrees that in any legal proceeding, a copy of this Note kept in the Bank's course of business may be admitted into evidence as an original.

TRIAL BY JURY. BORROWER AND THE BANK EACH WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION IN CONNECTION WITH THIS NOTE.

|_| This Note is given in replacement of and in substitution for, but not in payment of, a note dated ________________, 19__, in the original principal amount of $__________________ issued by Borrower (or _________________) to the Bank.

Preauthorized Transfers from Deposit Account. If a deposit account number is provided in the following blank Borrower hereby authorizes the Bank to debit Borrower's deposit account #____________ with the Bank automatically for any amount which becomes due under this Note.

Tax ID/SS# 16-1017191                        CVC PRODUCTS, INC.
           ------------                      -------------------------
                                             BORROWER


                                          By:________________________
                                          Name: Emilio 0. DiCataldo
                                          Title: Senior Vice President and CFO

_____________________________________     ______________________________________
Signature of Witness

_____________________________________     ______________________________________
Typed Name of Witness

                                 ACKNOWLEDGMENT

STATE OF NEW YORK  )
                   :SS.
COUNTY OF MONROE   )

                       On the ______ day of _________________________ in the
                       year 1998, before me personally came Emilio O. DiCataldo

|_|   Individual(s)    to me known and known to me to be the person(s) described
                       in and who executed the above instrument, and __he (they jointly and severally) acknowledged to me that __he
                       (they) executed the same.

|_|   Partnership      to me known and known to me to be a general partner of
                       the partnership described in and which executed the above instrument, and __he duly acknowledged to me that __he executed the above instrument for and on the behalf of partnership.

|X|   Corporation      to me known, who, being by me duly sworn, did depose and
                       say that __he resides in Rochester, New York that __he is the Senior Vice President and Chief Financial Officer of CVC Products, Inc. the corporation described in and which executed the above instrument: and that __he signed his (her) name thereto by order of the board of directors of said corporation.


                                          ______________________________________
                                          Notary Public


                                 ACKNOWLEDGMENT

STATE OF _________)
                  :SS.
COUNTY OF ________)

                       On the ______ day of _________________________ in the
                       year 1998, before me personally came ____________________
                       _________________________________________________________

|_|   Individual(s)    to me known and known to me to be the person(s) described
                       in and who executed the above instrument, and __he (they jointly and severally) acknowledged to me that __he
                       (they) executed the same.

|_|   Partnership      to me known and known to me to be a general partner of
                       the partnership described in and which executed the above instrument, and __he duly acknowledged to me that __he executed the above instrument for and on the behalf of partnership.

|_|   Corporation      to me known, who, being by me duly sworn, did depose and
                       say that __he resides in ________________________________
                       _________________________________________________________
                       that __he is the _______________________________________
                       of ______________________________________________________
                       the corporation described in and which executed the above instrument: and that __he signed his (her) name thereto by order of the board of directors of said corporation.


                                          ______________________________________
                                          Notary Public

                               FOR BANK USE ONLY

Authorization Confirmed: _______________________________________________________

Disbursement of Funds:

Credit A/C #_____________ Off Ck #_____________ Payoff Obligation #_____________
           $_____________        $_____________                   $_____________


CLB-102 (12/94) 360-Day Base

                              AMENDED AND RESTATED
[LOGO] M&T Bank               CONTINUING GUARANTY
                          (Corporation or Partnership)

GUARANTOR: CVC, INC. formerly known as CVC HOLDINGS, INC.
           ---------------------------------------------------------------------
           Name

           525 Lee Road, Rochester, New York 14606
           ---------------------------------------------------------------------
           Address of Chief Executive Office

           a |X| corporation |_| general partnership |_| limited partnership |_| __________ organized under the laws of the State of Delaware

BORROWER:  CVC PRODUCTS, INC.
           ---------------------------------------------------------------------
           Name

           525 Lee Road, Rochester, New York 14606
           ---------------------------------------------------------------------
           Address

BANK: Manufacturers and Traders Trust Company, One M&T Plaza, Buffalo, New York
14240    Attention: Office of General Counsel

      1. Guaranty. (a) Guarantor guarantees to the Bank the full and immediate payment and performance of all of Borrower's obligations to the Bank from time to time of every kind and nature, now existing and hereafter incurred, direct and contingent, liquidated and unliquidated, secured and unsecured, matured and unmatured, including all accrued and unpaid interest and all Expenses (defined below) even if such obligations were originally contracted with another lender or jointly with other borrowers, even if not evidenced by a writing, and even if periodically extinguished and reincurred (the "Obligations"). Guarantor will pay or perform its obligations under this Guaranty upon demand. This is a guaranty of payment, not collection.

      (b) Guarantor acknowledges the receipt of valuable consideration for this Guaranty and acknowledges that the Bank is relying on this Guaranty in making a financial accommodation to Borrower, whether a commitment to lend, extension, modification or replacement of, or forbearance with respect to, any Obligation, cancellation of another guaranty, purchase of Borrower's assets, or other valuable consideration. Any prior extension of credit by Bank to Borrower shall also constitute consideration for this Guaranty.

      2. Continuing, Unconditional and Unlimited Guaranty. This Guaranty is irrevocable, continuing, unconditional and general without any limitation.

      3. Guarantor's Waivers. (a) Guarantor's obligations shall not be released, impaired or affected in any way by (i) Borrower's bankruptcy, reorganization or insolvency under any law or that of any other party, or by any action of a trustee in any such proceeding; (ii) failure of any other party to perform its obligations to the Bank; or (iii) any other circumstance that might constitute a legal or equitable defense to Guarantor's or Borrower's obligations under this Guaranty, including without limitation: (A) any new agreements or obligations of Borrower with or to the Bank, amendments, changes in rate of interest, extensions of time for payments, modifications, renewals or the existence of or waivers of default as to any existing or future agreements of Borrower or any other party with the Bank; (B) any adjustment, compromise or release of any Obligations of Borrower, by the Bank or any other party; the existence or nonexistence or order of any filings, exchanges, releases, impairment or sale of, or failure to perfect a security interest in, any security for the Obligations, or the order in which payments and proceeds of collateral are applied; or acceptance by the Bank of any writing intended by any other party to create an accord and satisfaction with respect to any of the Obligations; (C) any fictitiousness, incorrectness, invalidity or unenforceability, for any reason, of any instrument or other agreement, or act of commission or omission by the Bank or Borrower; (D) any composition, extension, moratoria or other statutory relief granted to Borrower; or (E) any interruption in the business relations between the Bank and Borrower, or any dissolution or change in form of organization, name or ownership of Borrower or Guarantor.

      (b) Waivers of Notice, etc. The Guarantor waives acceptance, assent and all rights of notice or demand including without limitation (i) notice of acceptance of this Guaranty, of Borrower's default or nonpayment of any Obligation, and of changes in Borrower's financial condition; (ii) presentment, protest, notice of protest and demand for payment; and (iii) any other notice, demand or condition to which Guarantor might otherwise be entitled prior to the Banks reliance on or enforcement of this Guaranty.

      (c) Waiver of Subrogation. Notwithstanding any other provision in this Guaranty, Guarantor irrevocably waives, without notice, any right it may have at law or in equity (including without limitation any law subrogating Guarantor to the rights of the Bank) to seek contribution, indemnification or any other form of reimbursement from Borrower or any other obligor or guarantor of the Obligations for any disbursement made under this Guaranty or otherwise.

      4. Termination; Reinstatement. This Guaranty can be terminated (a) only with respect to Obligations not yet incurred, and (b) only by actual receipt by the Bank officer named above of written notice of Guarantor's intent to terminate (or Guarantor's dissolution) plus (c) the lapse of a reasonable time for Bank to act on such notice. This Guaranty cannot be terminated with respect to any Obligations committed or contracted for or outstanding at the time the Bank acts on such notice, or any prior or subsequent modifications, renewals, extensions or replacements of or interest on such Obligations, or related expenses. If any payment the Bank has received prior to termination subsequently is declared fraudulent or preferential or for any other reason required to be surrendered, Guarantor's obligations under this Guaranty and any related security agreements shall be reinstated and remain in effect until the Bank has actually received payment in full of the Obligations.

      5. Expenses. Guarantor agrees to reimburse the Bank on demand for all the Banks expenses, costs, damages and losses of any kind or nature, including without limitation actual attorneys' fees and disbursements whether for internal or external counsel incurred by the Bank in attempting to enforce this Guaranty, collect or restructure any of the Obligations, realize on any collateral, or for any other purpose related to the Obligations including but not limited to costs of workout, negotiations, redocumentation or bankruptcy or other legal proceedings or appeal (collectively "Expenses"). Expenses will accrue interest at the highest legal rate until payment is actually received by the Bank.

      6. Financial and Other Information. Guarantor shall provide Bank with same financial statements and other information Borrower is required to provide Bank under a Loan Agreement entered into by Bank and Borrower on or about the date this Guaranty was executed ("Loan Agreement"), as the Loan Agreement is extended, amended and replaced. Guarantor represents that its assets are not subject to any liens, encumbrances or contingent liabilities except as fully disclosed to the Bank in such statements.

      7. Security; Right of Setoff. As further security for payment of the Obligations, Expenses and any other obligations of Guarantor to the Bank, Guarantor hereby grants to the Bank a security interest in all money, securities and other property of Guarantor in the actual or constructive possession or control of the Bank including without limitation all deposits and other accounts owing at any time by the Bank in any capacity to Guarantor in any capacity (collectively "Property"). The Bank shall have the right to set off Guarantor's Property against any of Guarantor's obligations to the Bank and shall have all of the rights and remedies of a secured party under the Uniform Commercial Code in addition to those under this Guaranty and other agreements and applicable law.

      8. No Transfer of Assets. Guarantor shall not transfer, reinvest or otherwise dispose of its assets in a manner or to an extent that would or might impair Guarantor's ability to perform its obligations under this Guaranty.

      9. Nonwaiver by the Bank; Miscellaneous. This is the entire agreement between Guarantor and the Bank with respect to the Guaranty. This Guaranty may be assigned by the Bank, shall inure to the benefit of the Bank and its successors and assigns, and shall be binding upon Guarantor and its successors and assigns. All rights and remedies of the Bank are cumulative and no such right or remedy shall be exclusive of any other right or remedy. This Guaranty does not supersede any other guaranty or security granted to the Bank by Guarantor or others (except as to Guarantor's Waiver of Subrogation rights above). No single, partial or delayed exercise by the Bank of any right or remedy shall preclude exercise by the Bank at any time at its sole option of the same or any other right or remedy of the Bank without notice. No course of dealing or other conduct, no oral agreement or representation made by the Bank or usage of trade shall operate as a waiver of any right or remedy of the Bank. No waiver or amendment of any right or remedy of the Bank or release by the Bank shall be effective unless made specifically in writing by the Bank. This Guaranty shall be governed by the laws of the State of New York, without regard to its principles of conflict of laws. Each provision of this Guaranty shall be interpreted as consistent with existing law and shall be deemed amended to the extent necessary to comply with any conflicting law. If any provision is nevertheless held invalid the other provisions shall remain in effect. Captions are solely for convenience and are not part of the substance of this Guaranty.

      10. Joint and Several; Primary Obligation. If there is more than one Guarantor, each Guarantor jointly and severally guarantees the payment and performance in full of all obligations under this Guaranty and agrees that the Bank need not seek payment from any source other than the undersigned Guarantor. This Guaranty is a primary obligation. Guarantor's obligations hereunder are separate and independent of Borrower's, and a separate action may be brought against Guarantor whether or not action is brought or joined against or with Borrower or any other party.

      11. Authorization. Guarantor certifies that it is an entity in the form described above duly organized and in good standing under the laws of the State of its organization and duly authorized to do business in each State material to the conduct of its business. Guarantor has determined that the execution of this Guaranty will be in its best interests, to its direct benefit, incidental to its powers, and in furtherance of its duly acknowledged purposes and objectives. Execution of this Guaranty by the persons signing below has been authorized by all necessary corporate action, including directors' and shareholder consent, as evidenced by the attached certificates, or (as appropriate) is authorized by its partnership agreement or governing instrument, a certified copy of which is attached. Guarantor's chief executive office is located at the above address.

      12. Guarantor's Consents to Jurisdiction. In any action or other legal proceeding relating to this Guaranty, Guarantor (a) consents to the personal jurisdiction of any State of federal court located in the State of New York, (b) waives objection to the laying of venue, (c) waives personal service of process and subpoenas, (d) consents to service of process and subpoenas by registered or certified mail directed to Guarantor at the last address shown in the Bank's records relating to this Guaranty, with such service to be deemed completed five days after mailing, (e) waives any right to assert any counterclaim or setoff or any defense based upon a statute of limitations or upon a claim of laches, (f) waives any right to attack a final judgment that is obtained as a direct or indirect result of any such action and (g) consents to each such final judgment being sued upon in any court having jurisdiction. A separate action may be brought against Guarantor whether or not action is brought against or joined with Borrower or any other party.

      13. Waiver of Jury Trial. Guarantor and the Bank each waive any right to trial by jury in any action with respect to this Guaranty.

      14. This Guaranty restates and amends a Continuing Guaranty of payments of the Obligations executed by Guarantor in favor of Bank on or about February 2, 1996.


                                   GUARANTOR:

TIN # 16-1383279                   CVC, INC.
      ----------                   ---------------------------------------------
                                   By: /s/ Emilio O. DiCataldo
                                      ------------------------------------------
                                      Emilio O. DiCataldo, Senior Vice President
                                       and Chief Financial Officer
                                   ---------------------------------------------
                                   Typed Name and Title

                                   By:
                                   ---------------------------------------------

                                   ---------------------------------------------
                                   Typed Name and Title

                                   Dated: April 14, 1998
                                         ---------------------------------------

NOTICE: FOR PURPOSES OF THIS GUARANTY "OBLIGATIONS" IS
NOT LIMITED TO PRESENTLY EXISTING INDEBTEDNESS,
LIABILITIES AND OBLIGATIONS.

                                ACKNOWLEDGEMENT

STATE OF NEW YORK    )
                     : SS.
COUNTY OF MONROE     )

On the 14th day of April in the year 1998, before me personally came EMILIO DiCATALDO

|_| Partnership        to me known and known to me to be a general partner of
                       the partnership described in and which executed the above instrument, and __he duly acknowledge to me that __he executed the above instrument for and on the behalf of said partnership.

|X| Corporation        to me known, who, being by me duly sworn, did depose and
                       say that __he resides in Rochester, New York; that __he is the Senior Vice President and Chief Financial Officer of CVC Products, Inc., the corporation described in and which executed the above instrument; and that __he signed his (her) name thereto by order of the board of directors of said corporation.


                                          /s/ Gary F. Amendola
                                          --------------------------------------
                                          Notary Public

FOR BANK USE ONLY
Authorization Confirmed:

                                                        GARY F. AMENDOLA
/s/ William E. Holston                          Notary Public, State of New York
-----------------------                            Qualified in Monroe County
Signature                                        Commission Expires Oct. 31, 98

                              AMENDED AND RESTATED
[LOGO] M&T Bank               CONTINUING GUARANTY
                          (Corporation or Partnership)

GUARANTOR: CVC PRODUCTS, INC.
           ---------------------------------------------------------------------
           Name

           525 Lee Road, Rochester, New York 14606
           ---------------------------------------------------------------------
           Address of Chief Executive Office

           a |X| corporation |_| general partnership |_| limited partnership |_| __________ organized under the laws of the State of Delaware

BORROWER:  CVC INC. formerly known as CVC HOLDINGS, INC.
           ---------------------------------------------------------------------
           Name

           525 Lee Road, Rochester, New York 14606
           ---------------------------------------------------------------------
           Address

BANK: Manufacturers and Traders Trust Company, One M&T Plaza, Buffalo, New York
14240    Attention: Office of General Counsel

      1. Guaranty. (a) Guarantor guarantees to the Bank the full and immediate payment and performance of all of Borrower's obligations to the Bank from time to time of every kind and nature, now existing and hereafter incurred, direct and contingent, liquidated and unliquidated, secured and unsecured, matured and unmatured, including all accrued and unpaid interest and all Expenses (defined below) even if such obligations were originally contracted with another lender or jointly with other borrowers, even if not evidenced by a writing, and even if periodically extinguished and reincurred (the "Obligations"). Guarantor will pay or perform its obligations under this Guaranty upon demand. This is a guaranty of payment, not collection.

      (b) Guarantor acknowledges the receipt of valuable consideration for this Guaranty and acknowledges that the Bank is relying on this Guaranty in making a financial accommodation to Borrower, whether a commitment to lend, extension, modification or replacement of, or forbearance with respect to, any Obligation, cancellation of another guaranty, purchase of Borrower's assets, or other valuable consideration. Any prior extension of credit by Bank to Guarantor shall also constitute consideration for this Guaranty.

      2. Continuing, Unconditional and Unlimited Guaranty. This Guaranty is irrevocable, continuing, unconditional and general without any limitation.

      3. Guarantor's Waivers. (a) Guarantor's obligations shall not be released, impaired or affected in any way by (i) Borrower's bankruptcy, reorganization or insolvency under any law or that of any other party, or by any action of a trustee in any such proceeding; (ii) failure of any other party to perform its obligations to the Bank; or (iii) any other circumstance that might constitute a legal or equitable defense to Guarantor's or Borrower's obligations under this Guaranty, including without limitation: (A) any new agreements or obligations of Borrower with or to the Bank, amendments, changes in rate of interest, extensions of time for payments, modifications, renewals or the existence of or waivers of default as to any existing or future agreements of Borrower or any other party with the Bank; (B) any adjustment, compromise or release of any Obligations of Borrower, by the Bank or any other party; the existence or nonexistence or order of any filings, exchanges, releases, impairment or sale of, or failure to perfect a security interest in, any security for the Obligations, or the order in which payments and proceeds of collateral are applied; or acceptance by the Bank of any writing intended by any other party to create an accord and satisfaction with respect to any of the Obligations; (C) any fictitiousness, incorrectness, invalidity or unenforceability, for any reason, of any instrument or other agreement, or act of commission or omission by the Bank or Borrower; (D) any composition, extension, moratoria or other statutory relief granted to Borrower; or (E) any interruption in the business relations between the Bank and Borrower, or any dissolution or change in form of organization, name or ownership of Borrower or Guarantor.

      (b) Waivers of Notice, etc. The Guarantor waives acceptance, assent and all rights of notice or demand including without limitation (i) notice of acceptance of this Guaranty, of Borrower's default or nonpayment of any Obligation, and of changes in Borrower's financial condition; (ii) presentment, protest, notice of protest and demand for payment; and (iii) any other notice, demand or condition to which Guarantor might otherwise be entitled prior to the Banks reliance on or enforcement of this Guaranty.

      (c) Waiver of Subrogation. Notwithstanding any other provision in this Guaranty, Guarantor irrevocably waives, without notice, any right it may have at law or in equity (including without limitation any law subrogating Guarantor to the rights of the Bank) to seek contribution, indemnification or any other form of reimbursement from Borrower or any other obligor or guarantor of the Obligations for any disbursement made under this Guaranty or otherwise.

      4. Termination; Reinstatement. This Guaranty can be terminated (a) only with respect to Obligations not yet incurred, and (b) only by actual receipt by the Bank officer named above of written notice of Guarantor's intent to terminate (or Guarantor's dissolution) plus (c) the lapse of a reasonable time for Bank to act on such notice. This Guaranty cannot be terminated with respect to any Obligations committed or contracted for or outstanding at the time the Bank acts on such notice, or any prior or subsequent modifications, renewals, extensions or replacements of or interest on such Obligations, or related expenses. If any payment the Bank has received prior to termination subsequently is declared fraudulent or preferential or for any other reason required to be surrendered, Guarantor's obligations under this Guaranty and any related security agreements shall be reinstated and remain in effect until the Bank has actually received payment in full of the Obligations.

      5. Expenses. Guarantor agrees to reimburse the Bank on demand for all the Banks expenses, costs, damages and losses of any kind or nature, including without limitation actual attorneys' fees and disbursements whether for internal or external counsel incurred by the Bank in attempting to enforce this Guaranty, collect or restructure any of the Obligations, realize on any collateral, or for any other purpose related to the Obligations including but not limited to costs of workout, negotiations, redocumentation or bankruptcy or other legal proceedings or appeal (collectively "Expenses"). Expenses will accrue interest at the highest legal rate until payment is actually received by the Bank.

      6. Financial and Other Information. Guarantor shall provide Bank with such financial and other information as Guarantor is required to provide Bank under a Loan Agreement entered into by Guarantor and Bank on or about the date this Guaranty was executed ("Loan Agreement"), as the Loan Agreement is extended, amended and replaced. Guarantor represents that its assets are not subject to any liens, encumbrances or contingent liabilities except as fully disclosed to the Bank in such statements.

      7. Security; Right of Setoff. As further security for payment of the Obligations, Expenses and any other obligations of Guarantor to the Bank, Guarantor hereby grants to the Bank a security interest in all money, securities and other property of Guarantor in the actual or constructive possession or control of the Bank including without limitation all deposits and other accounts owing at any time by the Bank in any capacity to Guarantor in any capacity (collectively "Property"). The Bank shall have the right to set off Guarantor's Property against any of Guarantor's obligations to the Bank and shall have all of the rights and remedies of a secured party under the Uniform Commercial Code in addition to those under this Guaranty and other agreements and applicable law.

      8. No Transfer of Assets. Guarantor shall not transfer, reinvest or otherwise dispose of its assets in a manner or to an extent that would or might impair Guarantor's ability to perform its obligations under this Guaranty.

      9. Nonwaiver by the Bank; Miscellaneous. This is the entire agreement between Guarantor and the Bank with respect to the Guaranty. This Guaranty may be assigned by the Bank, shall inure to the benefit of the Bank and its successors and assigns, and shall be binding upon Guarantor and its successors and assigns. All rights and remedies of the Bank are cumulative and no such right or remedy shall be exclusive of any other right or remedy. This Guaranty does not supersede any other guaranty or security granted to the Bank by Guarantor or others (except as to Guarantor's Waiver of Subrogation rights above). No single, partial or delayed exercise by the Bank of any right or remedy shall preclude exercise by the Bank at any time at its sole option of the same or any other right or remedy of the Bank without notice. No course of dealing or other conduct, no oral agreement or representation made by the Bank or usage of trade shall operate as a waiver of any right or remedy of the Bank. No waiver or amendment of any right or remedy of the Bank or release by the Bank shall be effective unless made specifically in writing by the Bank. This Guaranty shall be governed by the laws of the State of New York, without regard to its principles of conflict of laws. Each provision of this Guaranty shall be interpreted as consistent with existing law and shall be deemed amended to the extent necessary to comply with any conflicting law. If any provision is nevertheless held invalid the other provisions shall remain in effect. Captions are solely for convenience and are not part of the substance of this Guaranty.

      10. Joint and Several; Primary Obligation. If there is more than one Guarantor, each Guarantor jointly and severally guarantees the payment and performance in full of all obligations under this Guaranty and agrees that the Bank need not seek payment from any source other than the undersigned Guarantor. This Guaranty is a primary obligation. Guarantor's obligations hereunder are separate and independent of Borrower's, and a separate action may be brought against Guarantor whether or not action is brought or joined against or with Borrower or any other party.

      11. Authorization. Guarantor certifies that it is an entity in the form described above duly organized and in good standing under the laws of the State of its organization and duly authorized to do business in each State material to the conduct of its business. Guarantor has determined that the execution of this Guaranty will be in its best interests, to its direct benefit, incidental to its powers, and in furtherance of its duly acknowledged purposes and objectives. Execution of this Guaranty by the persons signing below has been authorized by all necessary corporate action, including directors' and shareholder consent, as evidenced by the attached certificates, or (as appropriate) is authorized by its partnership agreement or governing instrument, a certified copy of which is attached. Guarantor's chief executive office is located at the above address.

      12. Guarantor's Consents to Jurisdiction. In any action or other legal proceeding relating to this Guaranty, Guarantor (a) consents to the personal jurisdiction of any State of federal court located in the State of New York, (b) waives objection to the laying of venue, (c) waives personal service of process and subpoenas, (d) consents to service of process and subpoenas by registered or certified mail directed to Guarantor at the last address shown in the Bank's records relating to this Guaranty, with such service to be deemed completed five days after mailing, (e) waives any right to assert any counterclaim or setoff or any defense based upon a statute of limitations or upon a claim of laches, (f) waives any right to attack a final judgment that is obtained as a direct or indirect result of any such action and (g) consents to each such final judgment being sued upon in any court having jurisdiction. A separate action may be brought against Guarantor whether or not action is brought against or joined with Borrower or any other party.

      13. Waiver of Jury Trial. Guarantor and the Bank each waive any right to trial by jury in any action with respect to this Guaranty.

      14. This Guaranty restates and amends a Continuing Guaranty of payments of the Obligations executed by Guarantor in favor of Bank on or about February 2, 1996.


                                   GUARANTOR:

TIN # 16-1017191                   CVC PRODUCTS, INC.
      ----------                   ---------------------------------------------
                                   By: /s/ Emilio O. DiCataldo
                                      ------------------------------------------
                                      Emilio O. DiCataldo, Senior Vice President
                                       and Chief Financial Officer
                                   ---------------------------------------------
                                   Typed Name and Title

                                   By:
                                   ---------------------------------------------

                                   ---------------------------------------------
                                   Typed Name and Title

                                   Dated: April 14, 1998
                                         ---------------------------------------

NOTICE: FOR PURPOSES OF THIS GUARANTY "OBLIGATIONS" IS
NOT LIMITED TO PRESENTLY EXISTING INDEBTEDNESS,
LIABILITIES AND OBLIGATIONS.

                                ACKNOWLEDGEMENT

STATE OF NEW YORK    )
                     : SS.
COUNTY OF MONROE     )

On the 14th day of April in the year 1998, before me personally came EMILIO DiCATALDO

|_| Partnership        to me known and known to me to be a general partner of
                       the partnership described in and which executed the above instrument, and __he duly acknowledge to me that __he executed the above instrument for and on the behalf of said partnership.

|X| Corporation        to me known, who, being by me duly sworn, did depose and
                       say that __he resides in Rochester, New York; that __he is the Senior Vice President and Chief Financial Officer of CVC PRODUCTS, INC., the corporation described in and which executed the above instrument; and that __he signed his (her) name thereto by order of the board of directors of said corporation.


                                          /s/ Gary F. Amendola
                                          --------------------------------------
                                          Notary Public

FOR BANK USE ONLY
Authorization Confirmed:

                                                        GARY F. AMENDOLA
/s/ William E. Holston                          Notary Public, State of New York
-----------------------                            Qualified in Monroe County
Signature                                        Commission Expires Oct. 31, 98

                              AMENDED AND RESTATED

             [LOGO]         GENERAL SECURITY AGREEMENT
                     MANUFACTURERS AND TRADERS TRUST COMPANY

Name(s) of Undersigned CVC PRODUCTS, INC. ("Borrower" or "Undersigned")
                       ---------------------------------------------------------

Address(es) of Undersigned 525 Lee Road, Rochester, New York 14606
                           -----------------------------------------------------

      In consideration of Manufacturers and Traders Trust Company, a New York banking corporation having its chief executive office at One M&T Plaza, Buffalo, New York 14240, (the "Secured Party") See Addendum for additional Secured Parties heretofore or hereafter (1) granting any loan, credit or other financial accommodation to, or in reliance upon any guaranty, endorsement or other assurance of, the undersigned (2) permitting any extension, renewal, refinancing, modification or replacement of any indebtedness, liability or obligation arising as a direct or indirect result of any such loan, credit or other financial accommodation, (3) surrendering or releasing any guaranty, endorsement or other assurance, any collateral or other security, or any subordination, directly or indirectly securing the payment of, or otherwise directly or indirectly applicable to, any such indebtedness, liability or obligation or (4) granting any waiver of, or any forbearance or other indulgence relating to, any right or remedy relating to any such indebtedness, liability or obligation, to any such guaranty, endorsement or other assurance, to any such collateral or other security or to any such subordination, and for other valuable consideration, the receipt of which is acknowledged, each of the undersigned agrees with the Secured Party as follows;

      1. Reference to Definitions.

      a. For purposes of this Agreement, each of the following terms has the meaning given it in Section 16 of this Agreement: (i) Bankruptcy Law, (ii) Collateral, (iii) Debtor, (iv) Equipment, (v) Event of Default, (vi) General Intangible, (vii) Goods, (viii) Inventory, (ix) Obligations, (x) Other Collateral, (xi) Other Obligor (xii) Permitted Lien, (xiii) Person, (xiv) Primary Obligor, (xv) Security Interest and (xvi) Successor.

      b. For purposes of this Agreement, each of the following terms has the meaning given it for purposes of Article 9 of the Uniform Commercial Code of the State of New York as in effect on the date of this Agreement: (i) Account, (ii) Account Debtor, (iii) Chattel Paper, (iv) Consumer Goods, (v) Deposit Account,
(vi) Document, (vii) Farm Product, (viii) Fixture, (ix) Instrument, (x) Proceeds
(xi) Products, and (xii) Investment Property

      c. For purposes of this Agreement, "Uncertificated Security" has the meaning given it for purposes of Article 8 of the Uniform Commercial Code of the State of New York as in effect on the date of this Agreement.

      2. Security Interest; Nature of Security Interest.

      a. To secure the payment of the Obligations, each of the undersigned grants to each Secured Party a security interest in, and assigns, pledges and hypothecates to each Secured Party, the Collateral.

      b. Each Security Interest (i) is unconditional, (ii) is independent of and in addition to all Other Collateral, (iii) is a continuing security interest, assignment, pledge or hypothecation, and (iv) shall continue in full force and effect except insofar as this Agreement is terminated as provided in Section 12g of this Agreement.

      3. Reinstatement of Obligations. Each portion of the Obligations that is
(a) paid by any money received or applied by the Secured Party (including, but not limited to, any such money constituting, or received or applied because of the existence of, any of the Collateral or any Other Collateral) and later returned by or otherwise recovered from the Secured Party as a direct or indirect result of any claim, regardless of the basis or outcome thereof, whether asserted affirmatively, as a counterclaim, setoff or defense or otherwise and whether now existing or hereafter arising, for the return or for any other recovery of such money (including, but not limited to, any such claim based, in whole or in part, upon any allegation that (i) such money constituted trust funds for purposes of the Lien Law of the State of New York or for purposes of any similar statute, regulation or other law, (ii) the receipt or application of such money constituted an impermissible setoff or (iii) the receipt or application of such money, or the grant or perfection of any security interest in, or of any other lien or encumbrance upon, any of the Collateral or any Other Collateral, constituted a preference, fraudulent transfer or fraudulent conveyance) or (b) satisfied by the Secured Party's retention of any portion of the Collateral, or by the Secured Party's retention of any Other Collateral, that is later returned by or otherwise recovered from the Secured Party as a direct or indirect result of any claim, regardless of the basis or outcome thereof, whether asserted affirmatively, as a counterclaim, setoff or defense or otherwise and whether now existing or hereafter arising, for the return or for any other recovery of such portion of the Collateral or Other Collateral (including, but not limited to, any such claim based, in whole or in part, upon any allegation that the grant or perfection of any security interest in, or of any other lien or encumbrance upon, such portion of the Collateral or Other Collateral constituted a preference, fraudulent transfer or fraudulent conveyance) shall be reinstated as part of the Obligations for purposes of this Agreement (including, but not limited to, Section 12g of this Agreement) as of the date it originally arose and for purposes of each statute of limitations with respect to any action or other legal proceeding by the Secured Party against any Debtor relating to this Agreement as of the date of such return or other recovery of such money, portion of the Collateral or Other Collateral.

      4. Covenants.

      a. Simultaneously with the execution and delivery to the Secured Party of this Agreement, each of the undersigned shall execute and deliver to the Secured Party each financing statement, notice of lien, instrument of assignment and other writing, and take each other action, that the Secured Party shall deem necessary or desirable at the sole option of the Secured Party to perfect or accomplish any Security Interest.

      b. Simultaneously with the execution and delivery to the Secured Party of this Agreement, each of the undersigned shall deliver each presently existing Instrument included in the Collateral (except for any check or other draft) and held by him, her or it to the Secured Party with each endorsement, instrument of assignment and other writing that the Secured Party shall deem necessary or desirable at the sole option of the Secured Party to accomplish the assignment or other transfer of such Instrument to the Secured Party. Until such delivery, he, she or it shall hold such Instrument in trust for the Secured Party.

      c. Immediately upon receiving any Instrument included in the Collateral (except for, until (i) the occurrence or existence of any Event of Default or (ii) any notice to the contrary shall be delivered, given or sent by the Secured Party to any Debtor, any check or other draft), each Debtor shall deliver such instrument to the Secured Party with each endorsement, instrument of assignment and other writing that the Secured Party shall deem necessary or desirable at the sole option of the Secured Party to accomplish the assignment or other transfer of such Instrument to the Secured Party. Until such delivery, such Debtor shall hold such Instrument in trust for the Secured Party.

      d. Each Debtor shall provide to the Secured Party, in form satisfactory to the Secured Party, the financial statements and other information required to be provided to Bank as set forth in a Loan Agreement entered into by Debtor and Bank on or about the date this Agreement was executed, and promptly upon the request of the Secured Party, all additional information relating to such Debtor or to such Debtor's business, operations, assets, affairs or condition (financial or other) that is so requested.

      e. Each Debtor shall maintain accurate and complete records relating to the Collateral (including, but not limited to, upon the request of the Secured Party, a perpetual inventory record relating to Inventory included in the Collateral) in conformity with generally accepted accounting principles consistently applied.

      f. Before the end of any applicable grace period, each Debtor shall pay each tax, assessment, fee and charge imposed by any government or political subdivision upon any of the Collateral, upon the ownership, possession, use, operation, sale or lease of any of the Collateral, upon this Agreement or upon any Instrument evidencing any of the Obligations.

      g. Each Debtor shall obtain and maintain in full force and effect each authorization, approval, permit, consent, franchise and license from any Person necessary for the ownership, possession, use, operation, sale or lease of any of the Collateral,

      h. Each Debtor shall defend the Collateral against each demand, claim, counterclaim, setoff and defense asserted by any Person other than the Secured Party (including, but not limited to, any Account Debtor).

      i. Each Debtor shall indemnify the Secured Party on demand against each liability, cost and expense (including, but not limited to, if the Secured Party retains counsel for advice, for litigation or for any other purpose, each attorney's fee and disbursement) incurred by the Secured Party as a direct or indirect result of any claim, regardless of the basis or outcome thereof, whether asserted affirmatively, as a counterclaim, setoff or defense or otherwise and whether now existing or hereafter arising, arising out of the ownership, possession, use, operation, sale or lease of any of the Collateral.

      j. Each Debtor shall (i) keep all Goods included in the Collateral insured against each risk to which any of such Goods may at any time be subject (including, but not limited to, fire, theft and risks covered by extended coverage) and (ii) maintain insurance against liability on account of damage to any Person or property arising out of the ownership, possession, use, operation, sale or lease of any of such Goods. Such insurance shall be provided in such amounts, for such periods, on such terms, with such special endorsements and by such companies as shall be satisfactory to the Secured Party. Each Debtor shall deliver to the Secured Party a copy of each policy pursuant to which any of such insurance is provided. Without limiting the generality of the first two sentences of this Section 4j, (i) each policy pursuant to which any of the insurance described in clause (i) of the first sentence of this Section 4j is provided shall contain a mortgagee clause, in form and substance satisfactory to the Secured Party, (A) naming the Secured Party as a mortgagee as the interest of the Secured Party may appear and (B) providing that (i) all money payable pursuant to any insurance provided pursuant to such policy shall be payable to the Secured Party, (ii) no insurance provided pursuant to such policy shall be affected by any act or omission of any Debtor or of any owner of any real property referred to in such policy and (iii) neither such policy nor such mortgagee clause may be canceled, terminated or adversely amended except upon thirty days' prior written notice to the Secured Party and (ii) each policy pursuant to which any of the insurance described in clause (ii) or the first sentence of this Section 4j is provided shall contain a clause, in form and substance satisfactory to the Secured Party, (A) naming the Secured Party as an additional insured as the interest of the Secured Party may appear and (B) providing that neither such policy nor such clause may be canceled, terminated or adversely amended except upon thirty days' prior written notice to the Secured Party.

      k. Each Debtor shall immediately (i) cause all Goods included in the Collateral to be properly titled and registered to the extent required by any applicable statute, regulation or other law, (ii) cause the interest of the Secured Party to be properly noted on each certificate of title relating to any of such Goods and (iii) deliver each such certificate received by such Debtor to the Secured Party.

      l. Each Debtor shall (i) keep each Fixture and piece of Equipment included in the Collateral in as good condition as when first delivered to any Debtor, ordinary wear and tear excepted, (ii) perform maintenance on each such Fixture and piece of Equipment strictly in accordance with each applicable specification of any manufacturer or seller thereof and (iii) use and operate each such Fixture and piece of Equipment, and permit each such Fixture and piece of Equipment to be used and operated, only in the manner in which it was designed to be used and operated so as to subject it only to ordinary wear and tear.

      m. Each Debtor shall use his, her or its best efforts to cause any issuer of any General Intangible or Instrument included in the Collateral to make public, whether by filing reports with the Securities and Exchange Commission or otherwise, all information with respect to such issuer necessary or desirable to permit the sale or other disposition of such General Intangible or Instrument without registration pursuant to the Securities Act of 1933.

      n. If any Account or General Intangible included in the Collateral represents money owing pursuant to any contract for the improvement of real property or for a public improvement for purposes of the Lien Law of the State of New York, each Debtor shall (i) immediately send or deliver notice of such fact to the Secured Party, (ii) receive and hold any money advanced by the Secured Party with respect to such Account or General Intangible as a trust fund to be first applied to the payment of trust claims as such term is defined in
Section 71 of such Lien Law, (iii) until each such trust claim is paid, not use or permit the use of any of such money for any purpose other than the payment of such trust claims and (iv) promptly upon the request of the Secured Party, execute and deliver each writing, and take each other action, that the Secured Party shall deem necessary or desirable at the sole option of the Secured Party to give or file notice of the Secured Party's interest in such Account or General Intangible pursuant to whichever of Sections 15, 16 and 73 of such Lien Law is applicable.

      o. If any Account or General Intangible included in the Collateral arises out of a contract with any government or political subdivision (including, but not limited to, the United States) or with any department, agency or instrumentality thereof, such Debtor shall (i) immediately send or deliver notice of such fact to the Secured Party and (ii) promptly upon the request of the Secured Party, execute and deliver each writing, and take each other action, that the Secured Party shall deem necessary or desirable at the sole option of the Secured Party properly to perfect under any statute, regulation or other law (including, but not limited to, the Federal Assignments of Claims Act) the interest of the Secured Party in such Account or General Intangible.

      p. Each Debtor shall promptly deliver or send to the Secured Party notice of any failure of any Account Debtor or other Person to perform any obligation relating to any Account, Chattel Paper, General Intangible, Instrument, Document or Deposit Account included in the Collateral.

      q. Immediately upon receiving any proxy statement, notice or other communication relating to any General intangible or Instrument included in the

Collateral, each Debtor shall (i) if such proxy statement, notice or other communication is in writing, deliver a copy thereof to the Secured Party or (ii) if such proxy statement, notice or other communication is not in writing, deliver or send notice thereof to the Secured Party.

      r. Immediately upon acquiring knowledge or reason to know that any Goods included in the Collateral have been affixed to, or have been installed in or on, any real property or any Goods not included in the Collateral, each Debtor shall deliver or send notice of such fact to the Secured Party.

      s. Immediately upon acquiring knowledge or reason to know of any maturity, call, exchange, conversion, redemption, offer, tender or similar matter relating to any General Intangible, Instrument or Deposit Account included in the Collateral, each Debtor shall deliver or send notice thereof to the Secured Party.

      t. Immediately upon acquiring knowledge or reason to know of any loss, destruction or theft of, or of any damage to, any of the Collateral from any cause of any kind, each Debtor shall send or deliver notice thereof to the Secured Party.

      u. Immediately upon acquiring knowledge or reason to know of (i) the threat or commencement by any Person other than the Secured Party of any action or other legal proceeding relating to any of the Collateral or questioning the validity of this Agreement or of any action taken or to be taken pursuant to this Agreement, (ii) any judgment, order or award of any court, agency or other governmental authority or of any arbitrator relating to any of the Collateral or rendering invalid this Agreement or any action taken or to be taken pursuant to this Agreement or (iii) the assertion by any Person other than the Secured Party of any demand, claim, counterclaim, setoff or defense relating to any of the Collateral, each Debtor shall deliver or send notice thereof to the Secured Party.

      v. Immediately upon acquiring knowledge or reason to know of the occurrence or existence of (i) any Event of Default, (ii) any event or condition that, after notice, after lapse of time or after both notice and lapse of time, would constitute an Event of Default or (iii) any event or condition that has or (so far as can be foreseen) will or might have any material adverse effect on any of the Collateral, on any Debtor, Primary Obligor or Other Obligor or on the business, operations, assets, affairs or condition (financial or other) of any Debtor, Primary Obligor or Other Obligor, each Debtor shall deliver or send notice thereof to the Secured Party.

      w. Immediately upon acquiring knowledge or reason to know of any change in
(i) the location of the residence, only place of business or chief executive office of any Debtor, (ii) the location of any of the Collateral if not (A) in the possession or under the control of, or enroute to or from, the Secured Party or (B) mobile Equipment being removed for not more than thirty days at a time from any location indicated in any questionnaire submitted to the Secured Party by any of the undersigned in connection with this Agreement as a location where such mobile Equipment will be kept or (iii) the name, identity or structure of any Debtor, each Debtor shall deliver or send notice thereof to the Secured Party.

      x. No Debtor shall (i) execute or permit to be filed or remain on file in any public office any financing statement relating to any of the Collateral, naming any Debtor as a debtor and naming any Person other than the Secured Party as a secured party or (ii) execute any application for any certificate of title or notice of lien, or permit to exist any certificate of title, relating to any Goods included in the Collateral and naming any Person other than the Secured Party as a secured party, except for financing statements, applications, notices of lien and certificates of title fully and accurately described in Exhibit A attached to and made a part of this Agreement.

      y. No Debtor shall (i) permit to exist any registration of any transfer or pledge of any Uncertificated Security included in the Collateral, (ii) execute or permit to exist any order to register any transfer or pledge of, or any notification of any security interest in, or of any other lien or encumbrance upon, any such Uncertificated Security or (iii) permit any such Uncertificated Security to be shown on the records of any clearing corporation other than in the name of any Debtor, of the Secured Party or of any nominee of the Secured Party, except for registrations, orders, notifications and Uncertificated Securities fully and accurately described in Exhibit A attached to and made a part of this Agreement.

      z. No Debtor shall create or permit to exist, or attempt or agree or otherwise incur any obligation to create or permit to exist, any security interest in, or any other lien or encumbrance upon, any of the Collateral, except for Permitted Liens.

      aa. No Debtor shall abandon, assign, sell, lease, exchange, convert or otherwise transfer or dispose of any of the Collateral or any interest in any of the Collateral, except that, until (i) the occurrence or existence of any Event of Default or (ii) any notice to the contrary shall be delivered, given or sent by the Secured Party to any Debtor, each Debtor may (A) in the ordinary course of such Debtor's business, (I) abandon, assign, sell, lease, exchange or otherwise transfer or dispose of any Equipment of such Debtor that is obsolete or worn-out, (II) sell or exchange any Equipment of such Debtor in connection with the acquisition by such Debtor of other Equipment that is at least as valuable as such Equipment, that such Debtor intends to use for substantially the same purposes as such Equipment and that is not subject to any security interest or other lien or encumbrance, except for Permitted Liens, (III) assign any Account of such Debtor for purposes of collection, (IV) assign, sell, lease, exchange or otherwise transfer or dispose of any Inventory of such Debtor other than in partial or complete satisfaction of any indebtedness, liability or obligation and (V) dispose of any money of such Debtor or funds in any Deposit Account of such Debtor in partial or complete satisfaction of any indebtedness, liability or obligation of such Debtor incurred in the ordinary course of such Debtor's business and (B) dispose of any money of such Debtor, funds in any Deposit Account of such Debtor or funds in any other account of such Debtor evidenced by a certificate of deposit if such money is held, or if such Deposit Account or other account is maintained, for personal, family or household purposes.

      bb. No Debtor shall use, operate, permit the use or operation of, or assign, sell, lease, exchange or otherwise transfer or dispose of, any of the Collateral in any manner that (i) would or might violate, or would or might result in any violation of, any environmental or other statute, regulation or other law (including, but not limited to, the Environmental Protection Act, the Occupational Safety and Health Act, the Comprehensive Environmental Response, Compensation and Liability Act and the Resource Conservation and Recovery Act), any policy providing any insurance on any Goods included in the Collateral or any warranty with respect to any such Goods or (ii) would or might result in any such insurance not being paid or in any such warranty not being honored.

      cc. No Debtor shall remove, or permit the removal of, any of the Collateral from any location indicated in any questionnaire submitted to the Secured Party by any of the undersigned in connection with this Agreement as a location where any of the Collateral will be kept, except that any mobile Equipment included in the Collateral may be removed for not more than thirty days at a time from any location indicated in any such questionnaire as a location where such mobile Equipment will be kept.

      dd. No Debtor shall materially alter or permit the material alteration of any Fixture or piece of Equipment included in the Collateral.

      ee No Debtor shall cause or permit any Goods included in the Collateral to
(i) become a Fixture or (ii) be or become an accession to any Goods not included in the Collateral.

      ff. No Debtor shall cause or permit any Goods included in the Collateral to be placed in any warehouse that may issue a negotiable Document with respect to such Goods.

      gg. No Debtor shall assign, sell, exchange, convert or otherwise transfer or dispose of, take any other action with respect to, or permit the assignment, sale, exchange, conversion or other transfer or disposition of or the taking of any other action with respect to, any General Intangible or Instrument not included in the Collateral if such assignment, sale, exchange, conversion or other transfer or disposition or such taking of such other action would be required to be considered in determining whether the sale or other disposition of any General Intangible or Instrument included in the Collateral was permissible without registration pursuant to the Securities Act of 1933.

      hh. No Debtor who or which controls any issuer of any stock or share included in the Collateral shall permit, and no Debtor who or which by acting with any other Person or with other Persons would cause such control to exist shall take any action to permit, such issuer to issue (i) any such stock or share in addition to that or those heretofore issued or (ii) any option, warrant or other right to purchase any such stock or share.

      ii. Upon and after (i) the occurrence or existence of any Event of Default or (ii) the delivery, giving or sending by the Secured Party to any Debtor of any notice not to do so, no Debtor shall, without the prior written consent of the Secured Party, (A) request, demand, accept, collect, enforce, extend, renew, refinance, modify, compound, subordinate, accelerate, settle, adjust or compromise, enter into any composition of, replace, cancel, release, surrender, abandon, discharge, realize upon, commence, prosecute, settle or compromise any action or other legal proceeding relating to, waive any right or remedy relating to or otherwise terminate, impair or otherwise affect any indebtedness, liability or obligation of any Account Debtor or other Person relating to, or give any receipt, release or discharge relating to, any Account, Chattel Paper, General Intangible, Instrument, Document or Deposit Account included in the Collateral or (B) attempt or agree or otherwise incur any obligation to do anything described in clause (A) of this sentence.

      jj. Promptly upon the request of the Secured Party made upon or at any time and from time to time after the occurrence or existence of any Event of Default, each Debtor shall assemble (i) all Goods included in the Collateral, except for Fixtures, growing crops and standing timber, and (ii) all Chattel Paper, Instruments, Documents and records included in the Collateral and make them available to the Secured Party at each place reasonably convenient to the Secured Party and to such Debtor as the Secured Party shall designate (including, but not limited to, any premises of such Debtor).

      kk. Promptly upon the request of the Secured Party;

      i. Each Debtor shall enter into each warehousing, lockbox or other custodial arrangement with respect to any of the Collateral that the Secured Party shall deem necessary or desirable at the sole option of the Secured Party.

      ii. Each Debtor shall provide to the Secured Party all information, in form and substance satisfactory to the Secured Party, that the Secured Party shall deem necessary or desirable at the sole option of the Secured Party to (A) identify the nature, extent, value, age and location of any of the Collateral,
(B) identify or contact any Account Debtor or other Person obligated with respect to any Account, Chattel Paper, General Intangible, Instrument, Document or Deposit Account included in the Collateral or (C) verify any insurance on any Goods included in the Collateral.

      iii. Each Debtor shall permit each officer, employee, accountant, attorney and other agent of the Secured Party to inspect the Collateral and to examine, audit, copy and extract each record included in the Collateral.

      iv. Each Debtor shall provide to the Secured Party a writing, in form and substance satisfactory to the Secured Party, (A) signed by each Person having any interest, whether as an owner, mortgagee or lessee or otherwise, in any real property to which are affixed, or in or on which are installed or located, any Goods included in the Collateral or in or on which is located any Chattel Paper, Instrument, Document or record included in the Collateral, (B) disclaiming any interest of such Person in such Goods, Chattel Paper, Instrument, Document or record and (C) containing the agreement of such Person to the Secured Party, upon and at any time and from time to time after the occurrence or existence of any Event of Default, (I) entering upon such real property or upon any other real property of such Person to which are affixed, or in or on which are installed or located, any such Goods or in or on which is located any such Chattel Paper, Instrument, Document or record, (II) taking possession of and removing from such real property or from such other real property any Goods included in the Collateral and affixed thereto or installed or located therein or thereon or any Chattel Paper, Instrument, Document or record included in the Collateral and located therein or thereon and (III) remaining on, and using, such real property or such other real property in the examination, storage, preparation for any sale, lease or other disposition or sale, lease or other disposition of such Goods or in the examination, audit, copying or extraction of such record, without by doing so incurring any liability to such Person, except for unreasonable damage to such real property or to such other real property directly resulting from doing so.

      v. Each Debtor shall provide to the Secured Party a writing, in form and substance satisfactory to the Secured Party, (A) signed by each Person having any interest, whether as an owner, secured party or lessee or otherwise, in any Goods not included in the Collateral to which are affixed, or in or on which are installed, any Goods included in the Collateral, (B) disclaiming any interest of such Person in such Goods included in the Collateral and (C) containing the agreement of such Person to the Secured Party, upon and at any time and from time to time after the occurrence or existence of any Event of Default, taking possession of and removing such Goods included in the Collateral from such Goods not included in the Collateral, without by doing so incurring any liability to such Person, except for unreasonable damage to such Goods not included in the Collateral directly resulting from doing so.

      vi. Each Debtor shall provide all information and assistance, execute and deliver each writing, and take each other action, that the Secured Party shall deem necessary or desirable at the sole option of the Secured Party in connection with the verification of any Account, Chattel Paper, General Intangible, Instrument, Document or Deposit Account included in the Collateral.

      vii. Each Debtor shall deliver each Chattel Paper, Document and record included in the Collateral to the Secured Party with each endorsement, instrument of assignment and other writing that the Secured Party shall deem necessary or desirable at the sole option of the Secured Party to accomplish the assignment or other transfer of such Chattel Paper, Document or record to the Secured Party.

      viii. Each Debtor shall execute and deliver or file each form and other writing (including, but not limited to, any notice of proposed sale of securities pursuant to Rule 144 of the Securities and Exchange Commission), and take each other action (including, but not limited to, making public any nonpublic material adverse information with respect to any issuer of any General Intangible or Instrument included in the Collateral), that the Secured Party shall deem necessary or desirable at the sole option of the Secured Party to permit the sale or other disposition of any such General Intangible or Instrument without registration pursuant to the Securities Act of 1933.

      ix. Each Debtor who or which controls any issuer of any General Intangible or Instrument included in the Collateral or otherwise has the right to effect registration of such General Intangible or Instrument pursuant to the Securities Act of 1933 shall (A) cause such General Intangible or Instrument to be so registered, (B) take each other action (including, but nor limited to, complying with any "blue sky" or securities statute, regulation or other law and delivering to the Secured Party appropriate quantities of prospectuses) that the Secured Party shall deem necessary or desirable at the sole option of the Secured Party to permit the public sale or other disposition of such General Intangible or Instrument by the Secured Party in each jurisdiction that the Secured Party shall select at the sole option of the Secured Party and (C) execute and deliver to the Secured Party a writing, in form and substance satisfactory to the Secured Party, indemnifying in connection with such sale or other disposition each Person who or which is an underwriter (statutory or other) of such General Intangible or Instrument against each liability, cost and expense (including, but not limited to, if such Person retains counsel for advice, for litigation or for any other purpose, each attorney's fee and disbursement) incurred by such Person as a direct or indirect result of such sale or other disposition.

      x. Each Debtor shall execute and deliver each financing statement, amendment of any financing statement, application for any certificate of title, notice of lien, instrument of assignment and other writing, and take each other action, that the Secured Party shall deem necessary or desirable at the sole option of the Secured Party (i) to perfect or accomplish any Security Interest,
(ii) otherwise to accomplish any purpose of this Agreement, (iii) in connection with any transaction contemplated by this Agreement or (iv) in connection with any of the Collateral.

      5. Authorization and Power of Attorney. The Secured Party is irrevocably and unconditionally authorized to take, and each Debtor irrevocably and unconditionally appoints the Secured Party as the attorney-in-fact of such Debtor, with full power of substitution and of revocation, to take, in the name of such Debtor or otherwise and otherwise as shall be determined by the Secured Party at the sole option of the Secured Party, each action relating to any of the Collateral that, subject to this Agreement, such Debtor could take in the same manner, to the same extent and with the same effect as if such Debtor were to take such action; provided, however, that, until any notice of intention to do so shall be delivered, given or sent by the Secured Party to any Debtor upon or at any time after the occurrence or existence of any Event of Default, (a) the Secured Party may not, pursuant to such authorization or as such attorney-in-fact, (i) exercise or direct the exercise of any right to vote or give any consent, ratification or waiver with respect to any General Intangible or Instrument included in the Collateral or (ii) except as expressly permitted by this Agreement, sell, lease or otherwise dispose of any of the Collateral and
(b) each Debtor shall have the right to exercise any right to vote or give any consent, ratification or waiver with respect to any General Intangible or Instrument included in the Collateral that such Debtor would have but for this Agreement unless doing so would or might have any adverse effect on the value of such General Intangible or Instrument as security for the payment of the Obligations or otherwise be inconsistent or incompatible with any provision or purpose of this Agreement. Such power of attorney is coupled with an interest in favor of the Secured Party, and shall not be terminated or otherwise affected by the death, disability or incompetence of any Debtor. Without limiting the generality of the first sentence of this Section 5, pursuant to such authorization and as such attorney-in-fact, the Secured Party may, in the name of any Debtor or otherwise at the sole option of the Secured Party, (a) execute and deliver any financing statement or instrument of assignment relating to any of the Collateral, any amendment of any such financing statement or any application for any certificate of title or notice of lien relating to any Goods included in the Collateral, (b) endorse, or execute and deliver any instrument of assignment relating to, and deliver any of the Collateral (including, but not limited to, any Instrument drawn by any company issuing any insurance on any Goods included in the Collateral), whether such endorsement or assignment is to the Secured Party or otherwise, (c) execute and deliver any writing, or give any communication in any other form, requesting any transfer, pledge or release from pledge of any Uncertificated Security included in the Collateral, (d) execute and deliver or file any form or other writing (including, but not limited to, any notice of proposed sale of securities pursuant to Rule 144 of the Securities and Exchange Commission), or take any other action (including, but not limited to, making public any nonpublic material adverse information with respect to any issuer of any General Intangible or Instrument included in the Collateral), that the Secured Party shall deem necessary or desirable at the sole option of the Secured Party to permit the sale or other disposition of any such General Intangible or Instrument without registration pursuant to the Securities Act of 1933, (e) receive and collect any mail addressed to any Debtor, direct the place of delivery of any such mail to any location designated by the Secured Party, open any such mail and remove from any such mail and retain any enclosure evidencing, or otherwise relating to, any of the Collateral, (f) obtain, adjust, settle or cancel any insurance on any Goods included in the Collateral, (g) use any payment in connection with any such insurance (including, but not limited to, any refund of any unearned premium therefor) to pay any of the Obligations, whether due or not due, as the Secured Party shall determine at the sole option of the Secured Party, (h) take any action described in clause (A) of Section 4ii of this Agreement or (i) execute and deliver any other writing, or take any other action, that the Secured Party shall deem necessary or desirable at the sole option of the Secured Party (i) to perfect or accomplish any Security Interest, (ii) otherwise to accomplish any purpose of this Agreement, (iii) in connection with any transaction contemplated by this Agreement or (iv) in connection with any of the Collateral. Each Debtor revokes each power of attorney (including, but not limited to, any proxy) heretofore granted by such Debtor with respect to any General Intangible or Instrument included in the Collateral.

      6. Certain Rights, Remedies and Duties.

      a. With respect to the Collateral, the Secured Party shall have each applicable right and remedy of a secured party pursuant to the Uniform Commercial Code of the State of New York and each applicable right and remedy pursuant to any other statute, regulation or other law or pursuant to this Agreement.

      b. The Secured Party shall have the right to file in any public office, without the signature of any Debtor, each financing statement relating to any of the Collateral that the Secured Party shall deem necessary or desirable at the sole option of the Secured Party. Each carbon, photographic or other reproduction of this Agreement or of any financing statement relating to any of the Collateral shall be sufficient as a financing statement.

      c. The Secured Party shall have the right to direct any company issuing any insurance on any Goods included in the Collateral to make directly and solely to the Secured Party any payment in connection therewith (including, but not limited to, any refund of any unearned premium therefor).

      d. The Secured Party shall have the right to verify each Account, Chattel Paper, General Intangible, Instrument, Document and Deposit Account included in the Collateral in any manner or through any medium that the Secured Party considers appropriate, whether directly with any Account Debtor or other Person obligated with respect thereto or otherwise and whether in the name of any Debtor or otherwise, at the sole option of the Secured Party.

      e. The Secured Party shall have the right to (i) notify each Account Debtor and other Person obligated with respect to any Account, Chattel Paper, General Intangible, Instrument or Deposit Account included in the Collateral of the interest of the Secured Party therein, (ii) direct such Account Debtor or other Person to deliver to the Secured Party directly any record evidencing, or otherwise relating to, such Account, Chattel Paper, General Intangible, Instrument or Deposit Account, (iii) direct such Account Debtor or other Person to make payment with respect to such Account, Chattel Paper, General Intangible, Instrument or Deposit Account directly and solely to the Secured Party and (iv) take control of all Proceeds of such Account, Chattel Paper, General Intangible, Instrument or Deposit Account.

      f. The Secured Party shall have the right to transfer to or register in the name of the Secured Party or of any nominee of the Secured Party any General Intangible, Instrument or Deposit Account included in the Collateral so that the Secured Party or such nominee shall appear as the sole owner of record thereof. Each such transfer or registration may be made with or without reference to this Agreement or to any Security Interest.

      g. Upon and at any time and from time to time after the occurrence or existence of any Event of Default;

      i. The Secured Party shall have the right to use each Fixture and piece of Equipment included in the Collateral for the purposes of preserving any Goods included in the Collateral, of completing any work in process included in the Collateral and of preparing any such Goods for any sale, lease or other disposition.

      ii. The Secured Party shall have the right, without any judicial process but without any breach of the peace, to (A) enter upon any premises of any Debtor, (B) take possession of, and remove from any such premises, any Goods, Chattel Paper, Instrument, Document or record included in the Collateral and (C) remain on and use any such premises in completing any work in process included in the Collateral or in preparing for any sale, lease or other disposition, in selling, leasing or otherwise disposing of, or in collecting, any of the Collateral and (C) without the payment of any compensation of any kind, use each trademark, service mark, trade style, trade name, patent, copyright, license, franchise and similar General Intangible included in the Collateral to the extent of any Debtor's rights therein for the purpose of exercising any right or remedy pursuant to this Agreement or any other right or remedy relating to any of the Collateral; and, to such extent for such purpose, each Debtor irrevocably grants to the Secured Party a license in each such trademark, service mark, trade style, trade name, patent, copyright, license, franchise and similar General Intangible.

      iii. If the Secured Party opts for the private sale or other disposition of any General Intangible or Instrument included in the Collateral, the Secured Party shall have the right to (A) restrict the number of prospective bidders in connection with such sale or other disposition so as to comply with the Securities Act of 1933 and (B) restrict such prospective bidders to Persons who will agree to purchase such General Intangible or Instrument for their own accounts for investment and not with a view to distribution or resale. No such restriction or other restriction on such sale or other disposition that the Secured Party shall deem necessary or desirable at the sole option of the Secured Party in light of any "blue sky" or securities statute, regulation or other law shall be deemed to be a factor in determining such sale or other disposition to have been made in other than a commercially reasonable manner.

      iv. The Secured Party shall have the right to perform any obligation of any Debtor pursuant to this Agreement.

      h. Until (i) the occurrence or existence of any Event of Default or (ii) any notice to the contrary shall be delivered, given or sent by the Secured Party to any Debtor, the Secured Party shall not have any right to retain any interest, dividend, distribution or similar income consisting of money or of a check or other draft and payable on account of any General Intangible or Instrument included in the Collateral, and shall pay to any Debtor any such interest, dividend, distribution or similar income received by it prior thereto.

      i. The Secured Party shall apply all proceeds received by it from any sale, lease or other disposition of, or from any collection of, any of the Collateral or otherwise on account of any of the Collateral (including, but not limited to, as money payable pursuant to any insurance on any Goods included in the Collateral) first to costs and expenses described in Section 10 of this Agreement and then to such other of the Obligations, whether due or not due, as the Secured Party shall determine at the sole option of the Secured Party.

      7. Standards of Care. If any portion of the Collateral shall be transferred to or registered in the name of the Secured Party or of any nominee of the Secured Party or shall be in the possession or under the control of the Secured Party, the Secured Party shall be deemed to have exercised reasonable care in the custody or presentation of such portion of the Collateral if, subject to the following sentence, it (a) accords such portion of the Collateral treatment substantially equal to the treatment that it accords its own assets of a similar nature or (b) takes such action in the custody or preservation of such potion of the Collateral as is reasonably specified in any notice delivered or sent by any Debtor and received by it in a reasonable time to evaluate and take such action; provided, however, that (i) any failure by the Secured Party to take such action shall not of itself be deemed to be a failure to exercise such reasonable care and (ii) in no event shall the Secured Party be obligated to take such action if it determines at its sole option that doing so would or might have any adverse effect on the value of any of the Collateral as security for the payment of the Obligations or otherwise be inconsistent or incompatible wIth any provision or purpose of this Agreement. In no event shall the Secured Party be obligated to (a) preserve any right or remedy against any prior party obligated pursuant to any Chattel Paper or Instrument included in the Collateral, whether or not such Chattel Paper or Instrument is in the possession or under the control of the Secured Party, (b) ascertain any maturity, call, exchange, conversion, redemption, offer, tender or similar matter relating to any General Intangible, Instrument or Deposit Account included in the Collateral or provide to any Debtor any notice thereof, whether or not the Secured Party has knowledge thereof, or (c) provide to any Debtor any proxy statement, notice or other communication received by the Secured Party or by any nominee of the Secured Party and relating to any of the Collateral.

      8. Obligations Immediately Due; Termination of Obligation to Lend.

      a. Upon and at any time and from time to time after the occurrence or existence of any Event of Default other than an Event of Default described in clause (iv) of Section 16e of this Agreement, all of the Obligations remaining unpaid shall, at the sole option of the Secured Party and without any notice, demand, presentment or protest of any kind, become immediately due, notwithstanding any agreement to the contrary. Upon the occurrence or existence of any Event of Default described in such clause (iv), all of the Obligations remaining unpaid shall, without any notice, demand, presentment or protest of any kind, automatically become immediately due, notwithstanding any agreement to the contrary. Nothing in this Section 8a shall render any portion of the Obligations that is payable on demand payable otherwise than on demand or in any other way affect any right or remedy of the Secured Party with respect to any such portion of the Obligations.

      b. Upon the occurrence or existence of any Event of Default, any obligation of the Secured Party to grant any or any additional loan, credit or other financial accommodation to any Debtor shall terminate, notwithstanding any agreement to the contrary.

      9. Representations and Warranties.

      a. Each of the undersigned represents and warrants to the Secured Party as follows:

      i. Each answer contained in any questionnaire submitted to the Secured Party by him, her or it in connection with this Agreement is true and correct as of the date of this Agreement.

      ii. His, her or its execution, delivery to the Secured Party and performance of this Agreement do not and will not (A) violate, or result in any violation of, any statute, regulation or other law or any judgment, order or award of any court, agency or other governmental authority or of any arbitrator or (B) violate, result in any violation of, constitute (whether immediately or after notice, after lapse of time or after both notice and lapse of time) any default under, or result in or require the imposition or creation of any security interest in, or of any other lien or encumbrance upon, any of his, her or its assets pursuant to, any agreement to which he, she or it is a party or by which he, she or it or any of his, her or its assets is bound, except for this Agreement.

      iii. Each authorization, approval, permit and consent from, each registration and filing with, each declaration and notice to, and each other act by or relating to, any Person required as a condition of his, her or its execution, delivery to the Secured Party or performance of this Agreement has been duly obtained, made, given or done, and is in full force and effect.

      iv. If it is not an individual, its execution, delivery to the Secured Party and performance of this Agreement (A) are and will be in furtherance of its purposes and within its power and authority, (B) do not and will not violate, result in any violation of, or result in or require the imposition or creation of any security interest in, or of any other lien or encumbrance upon, any of its assets pursuant to, (I) any certificate or articles of incorporation, by-laws, partnership agreement, articles of association or other charter, organizational or governing document of it or (II) any resolution or other action of record of any shareholders or members of it, of any board of directors or trustees of it or of any other Person responsible for governing it, and (C) have been duly authorized by each necessary action of any shareholders or members of it, of any board of directors or trustees of it or of any other Person responsible for governing it.

      v. He, she or it has not heretofore abandoned, assigned, sold, leased, exchanged, converted or otherwise transferred or disposed of any of the Collateral or any interest in any of the Collateral, except as fully and accurately described in Exhibit A attached to and made a part of this Agreement.

      vi. He, she or it has not heretofore extended, renewed, refinanced, modified, compounded, subordinated, accelerated, settled, adjusted or compromised, entered into any composition of, replaced, canceled, released or surrendered, exercised any option or right of subscription relating to, settled or compromised any action or other legal proceeding relating to, or waived any right or remedy relating to or otherwise terminated, impaired or otherwise affected any indebtedness, liability or obligation of any Account Debtor or of any other Person relating to, any Account, Chattel Paper, General Intangible, Instrument, Document or Deposit Account included in the Collateral, except as fully and accurately described in Exhibit A attached to and made a part of this Agreement.

      vii. There exists no demand, claim, counterclaim, setoff or defense, no action or other legal proceeding, and no outstanding judgment, order or award of any court, agency or other governmental authority or of any arbitrator, relating to any of the Collateral or questioning the validity of, or rendering invalid, this Agreement or any action taken or to be taken pursuant to this Agreement, except for demands, claims, counterclaims, setoffs, defenses, actions and other legal proceedings and judgments, orders and awards fully and accurately described in Exhibit A attached to and made a part of this Agreement.

      vii. There is not on file in any public office any presently effective financing statement relating to any of the Collateral, naming him, her or it as a debtor and naming any Person other than the Secured Party as a secured party, except for financing statements fully and accurately described in Exhibit A attached to and made a part of this Agreement.

      ix. There exists no presently effective certificate of title, and no application for any certificate of title or notice of lien, relating to any of his, her or its Goods and naming any Person other than the Secured Party as a secured party, except for certificates of title, applications and notices of lien fully and accurately described in Exhibit A attached to and made a part of this Agreement.

      x. There exists no (A) presently effective registration of any transfer or pledge of any Uncertificated Security included in the Collateral, (B) outstanding order to register any transfer or pledge of any such Uncertificated Security, (C) notification of any security interest in, or of any other lien or encumbrance upon, any such Uncertificated Security or (D) such Uncertificated Security that is shown on the records of any clearing corporation other than in the name of any Debtor, except for registrations, orders, notifications and Uncertificated Securities fully and accurately described in Exhibit A attached to and made a part of this Agreement.

      xi. There exists no security interest in, and no other lien or encumbrance upon, any of the Collateral, except for Permitted Liens.

      xii. There is no restriction on any assignment or other transfer by him, her or it of any of the Collateral, except for compliance with any "blue sky" or securities statute, regulation or other law.

      xiii. The real property on which any crop included in the Collateral is growing or is to be grown, or on which any timber included in the Collateral is or is to be standing, is fully and accurately described in Exhibit A attached to end made a part of this Agreement.

      b. At each time this Agreement is in effect as to any Debtor, such Debtor shall be deemed to represent and warrant to the Secured Party as follows:

      i. Each Instrument, Document and Deposit Account included in the Collateral at such time is genuine, is in all respects what it purports to be, and is enforceable in accordance with its terms against each Person obligated with respect thereto.

      ii. Each Account, Chattel Paper and General Intangible included in the Collateral at such time is genuine, is in all respects what it purports to be, and is enforceable in accordance with its terms against each Account Debtor and other Person obligated with respect thereto, and each sum represented by any Debtor to the Secured Party as owing by such Account Debtor or other Person with respect thereto is actually and unconditionally owing by such Account Debtor or other Person, except for any applicable normal cash discount, without any counterclaim, setoff or defense. The aggregate sum represented at such time by any Debtor to the Secured Party as owing by Account Debtors and other Persons with respect to Accounts, Chattel Paper and General Intangibles included in the Collateral is the aggregate sum actually and unconditionally owing by Account Debtors and other Persons with respect thereto at such time, except for applicable normal cash discounts.

      10. Expenses. Each Debtor shall pay to the Secured Party on demand each cost and expense (including, but not limited to, if the Secured Party retains counsel for advice, for litigation or for any other purpose, each attorney's fee and disbursement) incurred by the Secured Party (a) in searching any public record for, in filing or in recording in any public office, or in obtaining from any public office any certificate relating to, any financing statement, certificate of title, application for any certificate of title, notice of lien, instrument of assignment or other writing relating to any of the Collateral, (b) in performing any obligation of any Debtor pursuant to this Agreement, (c) in taking any action pursuant to Section 5 of this Agreement, (d) in connection with the custody or preservation of any of the Collateral or (e) in endeavoring to (i) enforce any indebtedness, liability or obligation of any Debtor pursuant to this Agreement, (ii) preserve or exercise any right or remedy pursuant to this Agreement, whether against any Debtor or otherwise, (iii) preserve or exercise any right or remedy relating to, take possession of, collect or enforce, have registered pursuant to the Securities Act of 1933, prepare for any sale, lease or other disposition, assign, sell, lease, exchange, convert or otherwise transfer or dispose of, or realize upon, any of the Collateral, (iv) obtain any information relating to any Uncertificated Security included in the Collateral from the issuer of such Uncertificated Security or register any transfer or pledge of such Uncertificated Security with such issuer or (v) defend against any claim, regardless of the basis or outcome thereof and whether asserted affirmatively, as a counterclaim, setoff or defense or otherwise, asserted against the Secured Party as a direct or indirect result of the execution and delivery to the Secured Party of this Agreement by any of the undersigned, except for any claim for any tax imposed by any government or political subdivision upon any income of the Secured Party or for any interest or penalty relating to any such tax. After such demand for payment of any cost or expense incurred by the Secured Party in performing any obligation of any Debtor pursuant to Section 4f, 4h, 4j, 4k or 4z of this Agreement, each Debtor shall pay interest at the highest rate permitted by applicable law on the portion of such cost or expense remaining unpaid.

      11. Cumulative Nature, Nonexclusive Exercise and Waivers of Rights and Remedies.

      a. All rights and remedies of the Secured Party pursuant to this Agreement or otherwise shall be cumulative, and no such right or remedy shall be exclusive of any other such right or remedy.

      b. No single or partial exercise by the Secured Party of any right or remedy pursuant to this Agreement or otherwise shall preclude any other or further exercise thereof, or any exercise of any other such right or remedy, by the Secured Party.

      c. No course of dealing or other conduct heretofore pursued, accepted or acquiesced in, no course of performance or other conduct hereafter pursued, accepted or acquiesced in, no oral or written agreement or representation heretofore made, and no oral agreement or representation hereafter made, by the Secured Party, whether or not relied or acted upon, and no usage of trade, whether or not relied or acted upon, shall operate as a waiver of any right or remedy of the Secured Party pursuant to this Agreement or otherwise. No delay by the Secured Party in exercising any such right or remedy, whether or not relied or acted upon, shall operate as a waiver thereof or of any other such right or remedy. No notice or demand of any kind, and no attempted but unsuccessful notice or demand of any kind, by the Secured Party prior to exercising any such right or remedy on any one occasion, whether or not relied or acted upon, shall operate as a waiver of any right of the Secured Party to exercise the same or any other such right or remedy on such or any future occasion without any notice or demand of any kind. No waiver by the Secured Party of any such right or remedy shall be effective unless made in a writing duly executed by the Secured Party and specifically referring to such waiver. No waiver by the Secured Party on any one occasion of any such right or remedy shall operate as a waiver thereof or of any other such right or remedy on any future occasion.

      12. Entire Agreement; Modification; Termination; Nonimpairment; Certain Consents and Waivers.

      a. This Agreement contains the entire agreement between the Secured Party and each Debtor with respect to the subject matter of this Agreement, and supersedes each course of dealing or other conduct heretofore pursued, accepted or acquiesced in, and each oral or written agreement and representation heretofore made, by the Secured Party with respect thereto, whether or not relied or acted upon.

      b. No course of performance or other conduct hereafter pursued, accepted or acquiesced in, and no oral agreement or representation hereafter made, by the Secured Party, whether or not relied or acted upon, and no usage of trade, whether or not relied or acted upon, shall modify or terminate this Agreement as to any Debtor or impair or otherwise affect any Security Interest, any indebtedness, liability or obligation of any Debtor pursuant to this Agreement or any right or remedy of the Secured Party pursuant to this Agreement or otherwise.

      c. No modification of this Agreement shall be effective unless made in a writing duly executed by the Secured Party and specifically referring to each provision of this Agreement being modified.

      d. Except as expressly provided in this Agreement, this Agreement shall not be modified or terminated as to any Debtor, and no Security Interest, no indebtedness, liability or obligation of any Debtor pursuant to this Agreement, and no right or remedy of the Secured Party pursuant to this Agreement or otherwise, shall be impaired or otherwise affected, by any act, omission or other thing, whether occurring before or after the termination of this Agreement as to such Debtor with respect to any of the Obligations. Each Debtor consents, without any notice of any kind, to each act, omission and other thing that would or might, but for such consent, modify or terminate this Agreement as to any Debtor or impair or otherwise affect any Security Interest or any such indebtedness, liability, obligation, right or remedy. Without limiting the generality of the preceding two sentences, this Agreement shall not be modified or terminated as to any Debtor by, neither any Security Interest nor any such indebtedness, liability, obligation, right or remedy shall be impaired or otherwise affected by, and such consent shall apply to, (i) any extension of any of the Obligations, regardless of the length of such extension and regardless of whether such extension was preceded by another or by others, (ii) any renewal, refinancing, modification, compounding, subordination, acceleration, composition, settlement, adjustment, compromise, reaffirmation, invalidity, irregularity, unenforceability or impairment of, any replacement, cancellation, discharge, assignment, sale, exchange, conversion or other transfer or disposition of, or any grant of any participation in, any of the Obligations,
(iii) any modification or termination of any writing relating to any of the Obligations, to any of the Collateral or to any Other Collateral, (iv) any acceptance of any Other Obligor, (v) any replacement, release or discharge of, or any modification of any indebtedness, liability or obligation of, any other Debtor or any Primary Obligor, Other Obligor or other Person, (vi) any taking, holding, continuation, collection, modification, increase or decrease in value or impairment of, any replacement, cancellation, release, surrender, abandonment, discharge, assignment, sale, lease, exchange, conversion or other transfer or disposition of, any termination of any insurance on, any relying or realizing upon, any grant, perfection, subordination or enforcement of any security interest in, or of any other lien or encumbrance upon, any failure to call for, take, hold, continue, collect, insure, preserve or protect, to replace, assign, sell, lease, exchange, convert or otherwise transfer or dispose of, to rely or realize upon or to perfect, keep perfected or enforce any security interest in, or any other lien or encumbrance upon, or any delay in calling for, taking, continuing, collecting, insuring, preserving or protecting, in replacing, assigning, selling, leasing, exchanging, converting or otherwise transferring or disposing of, in relying or realizing upon or in perfecting, keeping perfected or enforcing any security interest in, or any other lien or encumbrance upon, any of the Collateral or any Other Collateral, regardless of its value, (vii) any security interest or other lien or encumbrance not being created in favor of the Secured Party, (viii) any of the Collateral or any Other Collateral being or becoming subject to any security interest or other lien or encumbrance (whether or not prior to any security interest or other lien or encumbrance in favor of the secured Party), subject to any defense or restriction or unenforceable or impaired, (ix) any exercise, delay in the exercise or waiver of, any failure to exercise, or any forbearance or other indulgence relating to, any right or remedy of the Secured Party or of any other Person against any Debtor, Primary Obligor, Other Obligor or other Person or relating to any of the Obligations, to any of the Collateral or to any Other Collateral, (x) any failure of the Secured Party or of any other Person to make, prove or vote any claim relating to any of the Obligations, to any of the Collateral or to any Other Collateral in any case or other proceeding pursuant to any Bankruptcy Law,
(xi) the occurrence or existence of any Event of Default, (xii) the Obligations being at any time or from time to time reduced and then increased or being at any time or from time to time paid in full, (xiii) any refusal or other failure of the Secured Party or of any other Person to grant any or any additional loan, credit or other financial accommodation to any Debtor or Primary Obligor, (xiv) any refusal or other failure of the Secured Party or of any other Person heretofore or hereafter to provide to any Debtor any information relating to any other Debtor, to any Primary Obligor, Other Obligor or other Person or to the business, operations, assets, affairs or condition (financial or other) of any other Debtor or of any Primary Obligor, Other Obligor or other Person or so to provide any such information completely and accurately, (xv) any notice to the Secured Party or to any other Person from any Debtor, Primary Obligor, Other Obligor or other Person not to grant any or any additional loan, credit or other financial accommodation to any Debtor or Primary Obligor, not to extend, renew, refinance, modify or replace any of the Obligations or to take or not to take any other action, (xvi) the acceptance by the Secured Party or by any other Person of any instrument or other writing intended by any other Person to create an accord and satisfaction with respect to any of the Obligations, (xvii) the manner or order of any sale, lease, exchange, conversion or other transfer or disposition of any of the Collateral or of any Other Collateral, (xviii) the manner or order of application of any money received or applied in payment of any of the Obligations, (xix) any change in the ownership or membership of any Debtor, Primary Obigor, Other Obligor or other Person, (xx) any change in the location, business, name, identity or structure of any Debtor, Primary Obligor, Other Obligor or other Person, (xxi) the expiration of the period of any statute of limitations with respect to any action or other legal proceeding against any other Debtor, or against any Primary Obligor, Other Obligor or other Person, relating to this Agreement, to any of the Obligations, to any of the Collateral or to any Other Collateral or (xxii) the termination of this Agreement as to any other Debtor, whether by agreement, by operation of law or otherwise.

      e. Each Debtor waives, without any notice of any kind, each act and other thing upon which, but for such waiver, any Security Interest, any indebtedness, liability or obligation of any Debtor pursuant to this Agreement, or any right or remedy of the Secured Party pursuant at this Agreement or otherwise, would or might be conditioned. Without limiting the generality of the preceding sentence, neither any Security interest nor any such indebtedness, liability, obligation, right or remedy shall be conditioned upon, and such waiver shall apply to, (i) the acceptance of this Agreement by the Secured Party, (ii) any demand upon, or any presentment or protest to, any Debtor, Primary Obligor, Other Obligor or other Person, (iii) any notice to any Debtor, Primary Obligor, Other Obligor or other Person of any nonpayment, dishonor, default or protest, of the acceptance of this Agreement by the Secured Party, of the incurring of any of the Obligations or of any other matter or (iv) any exercise of any right or remedy of the Secured Party or of any other Person against any Debtor, Primary Obligor, Other Obligor or other Person or relating to any of the Obligations or to any Other Collateral.

      f. Each Debtor waives, without any notice of any kind, each right of redemption or appraisal arising in connection with any sale or other disposition of any of the Collateral.

      g. This Agreement shall not terminate as to any Debtor with respect to any of the Obligations until written notice of (i) its termination by such Debtor or
(ii) if such Debtor is an individual, the death of such Debtor or the judicial declaration of such Debtor's incompetence shall have been received by the Secured Party and the Secured Party shall have had a reasonable period of time to act thereupon. After any written notice of any termination, death or judicial declaration of incompetence by or relating to any Debtor shall have been so received and a reasonable time to act thereupon shall have expired, this Agreement shall (i) continue in full force and effect as to such Debtor, and as to each Successor of such Debtor, with respect to (A) each portion of the Obligations arising before such receipt of such notice and the expiration of such period of time, (B) each portion of the Obligations arising after such receipt of such notice and the expiration of such period of time as a direct or indirect result of any loan, credit or other financial accommodation agreed to by the Secured Party before such receipt of such notice and the expiration of such period of time, (C) each portion of the Obligations arising after such receipt of such notice and the expiration of such period of time as a direct or indirect result of any portion of the Obligations described in clause (i)(A) or
(i)(B) of this sentence (including, but not limited to, (i) each extension, renewal, refinancing, modification and replacement or any portion of the Obligations described in such clause (i)(A) or (i)(B) that is made after such receipt of such notice and the expiration of such period of time and (ii) all interest and other charges accruing after such receipt of such notice and the expiration of such period of time with respect to any portion of the Obligations described in such clause (i)(A) or (i)(B) or with respect to any such extension, renewal, refinancing, modification or replacement), (D) each portion of the Obligations arising after such receipt of such notice and the expiration of such period of time and constituting a liability, cost or expense described in
Section 4i of this Agreement or a cost or expense described in Section 10 of this Agreement and (E) the Collateral, whether existing or arising before or after such receipt of such notice and the expiration of such period of time, and
(ii) terminate as to such Debtor, and as to each Successor of such Debtor, with respect to each portion of the Obligations that arises after such receipt of such notice and the expiration of such period of time and is not described in clause (i)(B), (i)(C) or (i)(D) of this sentence. With respect to this Agreement, the sole effect of such receipt of such notice and the expiration of such period of time shall be to terminate this Agreement to the extent provided in clause (ii) of the preceding sentence. Upon such receipt of such notice, any obligation of the Secured Party to grant any or any additional loan, credit or other financial accommodation to any Debtor shall terminate, notwithstanding any agreement to the contrary.

      h. Understanding that (i) because registration of any General Intangible or Instrument included in the Collateral pursuant to the Securities Act of 1933 may not have been effected, because any General Intangible or Instrument included in the Collateral may have been acquired by a Debtor or by another Person for his, her or its own account for investment and not with a view to distribution or to resale or because of other circumstances relating to any General Intangible or Instrument included in the Collateral, there may be restrictions and limitations affecting the Secured Party in any attempt expeditiously to sell or otherwise dispose of such General Intangible or Instrument, (ii) in the absence of any agreement to the contrary, the Secured Party may have a general duty to attempt to obtain a fair price for such General Intangible or Instrument if the Secured Party sells or otherwise disposes of such General Intangible or Instrument even though the Obligations may be paid in full through realization of a lesser price for such General Intangible or Instrument and (ii) the Secured Party is not to have any such general duty, each Debtor waives each right to hold the Secured Party responsible for selling or for otherwise disposing of such General Intangible on Instrument at an inadequate price even if the Secured Party in good faith accepts the first offer received for, or does not approach more than one possible purchaser of, such General Intangible or Instrument.

      13. Governing Law; Jurisdiction; Certain Consents and Waivers.

      a. This Agreement shall be governed by and construed, interpreted and enforced in accordance with the internal law of the State of New York, without regard to principles of conflict of laws.

      b. Each action and other legal proceeding relating to this Agreement commenced by the Secured Party may be litigated in any court that is either a court of record of the State of New York or a court of the United States located in the State of New York. Each such action and other legal proceeding not commenced by the Secured Party shall be litigated in such a court.

      c. Each Debtor (i) consents in each action and other legal proceeding relating so this Agreement commenced by the Secured Party to the personal jurisdiction of any court that is either a court of record of the State of New York or a court of the United States located in the State of New York, (ii) waives each objection to the laying of venue of any such action or other legal proceeding, (iii) waives personal service of process in each such action and other legal preceeding, (iv) consents to the making of service of process in each such action and other legal proceeding by registered mail directed to such Debtor at the last address of such Debtor shown in the records relating to this Agreement maintained by the Secured Party, with such service of process to be deemed completed five days after the mailing thereof, (v) waives in each such action and other legal proceeding each right to trial by jury and each right to assert any counterclaim or setoff or any defense based upon any statute of limitations or upon any claim of laches, (vi) waives each right to assert any final judgment that is obtained as a direct or indirect result of any such action or other legal proceeding, and (vii) consents to each such final judgment being sued upon in any court having jurisdiction with respect thereto and enforced in the jurisdiction in which such court is located as if issued by such court.

      14. Notices.

      a. Each notice to, and each demand upon, any Debtor by the Secured Party relating to this Agreement may be (i) delivered in person in writing, (ii) delivered in person orally with a subsequent confirmation sent by mail, by telex, by telegram or by mailgram, (iii) given by telephone with a subsequent confirmation sent by mail, by telex, by telegram or by mailgram or (iv) sent by mail, by telex, by telegram or by mailgram. Each such notice and demand delivered in person orally or given by telephone shall be deemed to have been delivered or given when so communicated. Each such notice, demand and confirmation sent to any Debtor by mail, by telex, by telegram or by mailgram may be directed to such Debtor at the last address of such Debtor shown in the records relating to this Agreement maintained by the Secured Party. Each such notice, demand and confirmation shall be deemed to have been sent (i) if sent by mail, when deposited in the mail, first-class or certified postage prepaid, or when delivered to any post office for sending by registered mail, directed as provided in the preceding sentence or (ii) if sent by telex, by telegram or by mailgram, when delivered to any telex operator or telegraph or mailgram office directed as provided in the preceding sentence. Each requirement under applicable law of reasonable notice to any Debtor by the Secured Party of any event shall be deemed to have been met if notice of such event is delivered, given or sent to such Debtor by the Secured Party as provided in this Section 14a at least ten days before the date on or after which such event is to occur.

      b. Each notice to, and each demand upon, the Secured Party by any Debtor relating to this Agreement (including, but not limited to, Section 12g of this Agreement), and each notice to the Secured Party of the death of any Debtor or of the judicial declaration of any Debtor's incompetence, shall specifically refer to this Agreement, and shall be delivered in person in writing or sent by registered mail. Each such notice and demand shall be deemed to have been delivered or sent only when actually received by an officer of the Secured Party at the chief executive office of the Secured Party.

      15. General.

      a. If there is more than one Debtor, each of them shall be jointly and severally liable pursuant to this Agreement.

      b. This Agreement shall be binding upon each Debtor and upon each heir and legal representative of each Debtor, and shall inure to the benefit of, and be enforceable by, the Secured Party, each Successor of the Secured Party and each direct or indirect assignee or other transferee of any of the Obligations.

      c. Each agreement, consent, waiver, appointment as attorney-in-fact and other thing made, given or done in this Agreement by any of the undersigned shall be on his, her or its own behalf and on behalf of each of his, her or its Successors.

      d. Except as expressly provided in this Agreement, each right and remedy of the Secured Party pursuant to this Agreement, and each action of the Secured Party pursuant to the authorization and appointment as attorney-in-fact contained in Section 5 of this Agreement, may be exercised or taken (i) at any time and from time to time, (ii) at the sole option of the Secured Party, (iii) without any notice or demand of any kind and (iv) whether or not any Event of Default has occurred or existed, but the Secured Party shall not be obligated to exercise any such right or remedy or to take any such action. Each request of the Secured Party pursuant to this Agreement may be made (i) at any time and from time to time, (ii) at the sole option of the Secured Party and (iii) whether or not any Event of Default has occurred or existed.

      e. Upon and at any time and from time to time after the occurrence or existence of any Event of Default, (i) the Secured Party shall have the right to set off against all of the Obligations remaining unpaid each indebtedness, liability and obligation of the Secured Party in any capacity to any Debtor in any capacity, whether alone or otherwise and whether or not then due, (including, but not limited to, any such indebtedness, liability or obligation arising as a direct or indirect result of any Instrument or Deposit Account), and (ii) each holder of any participation in any portion of the Obligations shall have the right (which may be exercised by such holder in accordance with clauses (i), (ii) and (iii) of the first sentence of Section 15d of this Agreement as though it were a right of the Secured Party pursuant to this Agreement) to set off against all of such portion of the Obligations remaining unpaid each indebtedness, liability and obligation of such holder in any capacity to any Debtor in any capacity, whether alone or otherwise and whether or not then due, (including, but not limited to, any such indebtedness, liability or obligation arising as a direct or indirect result of any Instrument or Deposit Account). Each exercise of such right by the Secured Party or by such holder shall be deemed to be immediately effective at the time the Secured Party or such holder opts therefor even though evidence thereof is not entered on the records of the Secured Party or of such holder until later.

      f. In conjunction with the Secured Party's assignment or other transfer of, or in conjunction with the Secured Party's grant of any participation in, any of the Obligations, the Secured Party shall have the right to assign or otherwise transfer, or to grant any participation in, this Agreement, any of the Secured Party's rights and remedies pursuant to this Agreement, any of the Collateral or any interest in any of the Collateral. Upon any assignment or other transfer of any portion of any of the Collateral by the Secured Party, each responsibility of the Secured Party with respect to such portion of the Collateral shall terminate.

      h. Solely to the extent required by any statute, regulation or other law to make the Collateral available for the payment of the Obligations, each Debtor guarantees the payment, without any setoff or other deduction, of the Obligations, without any limitation as to amount.

      i. Each Account Debtor and other Person obligated with respect to any Account, Chattel Paper, General Intangible, Instrument, Document or Deposit Account included in the Collateral may accept without question any exercise by the Secured Party of any right or remedy pursuant to this Agreement or otherwise with respect thereto, and shall have no liability to any Debtor as a direct or indirect result of doing so.

      j. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law. If, however, any such provision shall be prohibited by or invalid under such law, it shall be deemed modified to conform to the minimum requirements of such law, or, if for any reason it is not deemed so modified, it shall be prohibited or invalid only to the extent of such prohibition or invalidity without the remainder thereof or any other such provision being prohibited or invalid.

      k. Any provision of this Agreement that prohibits any Debtor from taking any action shall be construed to prohibit such Debtor from taking such action directly or indirectly.

      l. Except as expressly provided in this Agreement, any reference in this Agreement to any statute, regulation or other law shall be deemed to be as of any time a reference to such statute, regulation or other law as in effect at such time or, if such statute, regulation or other law is not in effect at such time, a reference to any similar statute, regulation or other law in effect at such time.

      m. In this Agreement, headings of sections are for convenience of reference only, and are not of substantive effect.

      16. Definitions. For purposes of this Agreement:

      a. "Bankruptcy Law" means (i) any bankruptcy or insolvency statute, regulation or other law or (ii) any other statute, regulation or other law relating to the relief of debtors, to the readjustment, composition or extension of indebtedness, to liquidation or to reorganization.

      b. "Collateral" means collectively, wherever located, whether now owned or hereafter acquired or arising, whether owned alone or otherwise, whether or not subject to Article 9 of the Uniform Commercial Code of the State of New York, whether or not described in any schedule heretofore or hereafter delivered to the Secured Party and whether or not in the possession or under the control of, or enroute to or from, the Secured Party in any capacity or any other Person acting on behalf of the Secured Party, (i) all Goods, Accounts, Chattel Paper, General Intangibles, See Addendum, Instruments, Investment Property Documents, Deposit Accounts and money of each Debtor other than any Consumer Goods of any Debtor, (ii) all demands, claims and rights (including, but not limited to, (A) all claims arising out of tort, all rights represented by any judgment, all rights to money payable pursuant to any insurance, all rights of setoff, all rights to payment pursuant to any letter of credit and all other claims and rights to the payment of money and
(B) all rights as a seller of Goods, whether to reclaim Goods or stop Goods in transit or otherwise) of each Debtor other than any claim for wages, salary and other compensation of any Debtor as an employee, (iii) all direct or indirect additions to, all direct or indirect extensions, renewals and replacements of, all direct or indirect increases in, all direct or indirect profits, interest, dividends, distributions and other income and payments on account of, and all direct or indirect proceeds of any replacement, release, surrender, discharge, assignment, sale, lease, exchange, conversion or other transfer or disposition of, of any collection of, or of any exercise of any option or right of subscription relating to, any of the things described in clauses (i) and (ii) of this sentence, whether arising from any action taken by any Debtor or by the Secured Party or otherwise and whether arising from any exchange, conversion, stock split, spin-off, reclassification, merger, consolidation or other absorption, sale of assets or combination of shares or otherwise, (iv) all Proceeds and Products of any of the things described in clauses (i) through (iv) of this sentence and (v) all records (including, but not limited to, all records maintained on computer software and all schedules, invoices, shipping documents, delivery receipts, purchase orders and written agreements) of each Debtor evidencing, or otherwise relating to, any of the things described in clauses (i) through (iv) of this sentence.

      c. "Debtor" means (i) any of the undersigned or (ii) any Successor of any of the undersigned.

      d. "Equipment" has the meaning given it for purposes of Article 9 of the Uniform Commercial Code of the State of New York as in effect on the date of this Agreement, and, with respect to any Person, includes, but is not limited to, (i) any machinery, vehicle or furniture constituting equipment of such Person and (ii) any part, accessory, attachment, accession or tool installed in, affixed to, or used or intended to be used in connection with, any equipment of such Person.

      e. See Addendum.

      f. "General Intangible" has the meaning given it for purposes of Article 9 of the Uniform Commercial Code of the State of New York, is in effect on the date of this Agreement, and, with respect to any Person, includes, but is not limited to, (i) any computer software of such Person, (ii) any Uncertificated Security of such Person or any other security of such Person not evidenced by an Instrument, (iii) any trademark, service mark, trade style, trade name, patent, copyright, license or franchise of such Person and (iv) goodwill of such Person.

      g. "Goods" has the meaning given it for purposes of Article 9 of the Uniform Commercial Code of the State of New York as in effect on the date of this Agreement, and, with respect to any Person, includes, but is not limited to, any Fixture, Equipment, Inventory or Farm Product of such Person.

      h. "Inventory" has the meaning given it for purposes of Article 9 of the Uniform Commercial Code of the State of New York as in effect on the date of this Agreement, and, with respect to any Person, includes, but is not limited to, any inventory of such Person that is returned, repossessed, reclaimed or stopped in transit or is raw material or work in process.

      i. "Obligations" means collectively all indebtedness, liabilities and obligations for the payment of money, regardless of kind, of class or of form and whether for the payment of principal or of interest or otherwise, incurred for any business, commercial, agricultural or consumer purpose or otherwise, now existing or hereafter arising, created directly (including, but not limited to, all indebtedness, liabilities and obligations arising as a direct indirect result of any overdraft) or by any assignment or other transfer, direct or indirect, absolute or contingent (including, but not limited to, all indebtedness, liabilities and obligations arising as a direct or indirect result of any guaranty, endorsement or other assurance or as a direct or indirect result of any letter of credit), similar or dissimilar, related or unrelated, due or not due, contractual or tortious, liquidated or unliquidated or arising by operation of law or otherwise, that are now or hereafter owing by any Debtor or Primary Obligor in any capacity, whether alone or otherwise, to the Secured Parties or to any Secured Party in any capacity, whether or not allowed as a claim against such Debtor or Primary Obligor in any case or other proceeding pursuant to any Bankruptcy Law.

      j. "Other Collateral" means, whether now existing or hereafter arising,
(i) any guaranty, endorsement or other assurance, any collateral or other security, or any subordination, now or hereafter directly or indirectly securing the payment of, or otherwise now or hereafter directly or indirect applicable to, any of the Obligations, except for the Collateral, (ii) any indebtedness, liability or obligation of the Secured Party to any Debtor, Primary Obligor or Other Obligor that is now or hereafter available for setoff by the Secured Party against any of the Obligations (including, but not limited to, any such indebtedness, liability or obligation arising as a direct or indirect result of any Instrument or Deposit Account) or (iii) any asset of any Debtor, Primary Obligor or Other Obligor that is now or hereafter subject to any banker's lien of the Secured Party.

      k. "Other Obligor" means, other than any Debtor or Primary Obligor, any Person (i) who or which is now or hereafter directly or indirectly liable for the payment of any of the Obligations, whether as a maker, drawer, acceptor, endorser, guarantor, surety or accommodation party or otherwise, (including, but not limited to, if any Debtor or Primary Obligor is a partnership, any general partner of such Debtor or Primary Obligor) or (ii) any asset of whom or of which now or hereafter directly or indirectly secures the payment of any of the Obligations.

      l. "Permitted Lien" means (i) any security interest in, or any other lien or encumbrance upon, any of the Collateral fully and accurately described in Exhibit A attached to and made a part of this Agreement, (ii) any security interest in, or any other lien or encumbrance upon, any of the Collateral in favor of the Secured Party, (iii) any lease of any inventory included in the Collateral by any Debtor as a lessor in the ordinary course of his, her or its business and without interference with the conduct of his, her or its business or operations, (iv) any pledge or deposit of any General Intangible, Instrument, Deposit Account or money included in the Collateral that is made by any Debtor in the ordinary course of his, her or its business (A) in connection with any workers' compensation, unemployment insurance, social security or similar statute, regulation or other law or (B) to secure the payment of any indebtedness, liability or obligation arising in connection with any letter of credit, bid, tender, trade or government contract, lease, statute, regulation or other law or surety, appeal or performance bond, or of any similar indebtedness, liability or obligation, not incurred in connection with the borrowing of any money or in connection with the payment of the deferred purchase price of any asset, (v) any attachment, levy or similar lien against any of the Collateral arising in connection with any action or other legal proceeding so long as (A) the validity of the claim or judgment secured thereby is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted,
(B) adequate reserves have been appropriately established for such claim or judgment, (C) the execution or other enforcement of such attachment, levy or similar lien is effectively stayed and (D) neither such claim or judgment nor such attachment, levy or similar lien has any material adverse effect on any Debtor or on the business, operations, assets, affairs or condition (financial or other) of any Debtor, (vi) any statutory lien upon any of the Collateral in favor of the United States for any amount paid to any Debtor as a progress payment pursuant to any government contract, (vii) any statutory lien upon any of the Collateral securing the payment of any tax, assessment, fee, charge, fine or penalty imposed by any government or political subdivision upon any Debtor or upon any of the assets, income and franchises of any Debtor or the payment of any demand or claim of any materialman, mechanic, carrier, warehouseman, garageman or landlord against any Debtor so long as such tax, assessment, fee, charge, fine, penalty, demand or claim is not yet due or (A) the validity of such tax, assessment, fee, charge, fine, penalty, demand or claim is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, (B) adequate reserves have been appropriately established for such tax, assessment, fee, charge, fine, penalty, demand or claim, (C) the execution or other enforcement of such statutory lien is effectively stayed and
(D) neither the failure to pay such tax, assessment, fee, charge, fine, penalty, demand or claim nor such statutory lien has any material adverse effect on any Debtor or on the business, operations, assets, affairs or condition (financial or other) of any Debtor or (viii) any reservation, exception, encroachment, easement, right-of-way, covenant, condition, restriction, lease or similar title exception or encumbrance affecting the title to any Fixture included in the Collateral but not interfering with the conduct of the business or operations of any Debtor.

      m. "Person" means (i) any individual, corporation, partnership, joint venture, trust, unincorporated association, government or political subdivision,
(ii) any court, agency or other governmental authority or (iii) any other entity, body, organization or group.

      n. "Primary Obligor" means (i) the Borrower or (ii) any Successor of the Borrower.

      o. "Security Interest" means any security interest granted, or any assignment, pledge or hypothecation made, pursuant to Section 2a of this Agreement.

      p. "Successor" means, with respect to any Person, (i) if such Person is an individual, the estate of such Person, (ii) if such Person is not an individual, any direct or indirect successor of such Person (including, but not limited to, (A) if such Person is a corporation, any other corporation into which such Person is hereafter directly or indirectly merged, consolidated or otherwise absorbed and (B) if such Person is a partnership, any other partnership hereafter created as a direct or indirect result of the admission of any new partner or as a direct or indirect result of the death or withdrawal of any partner) or (iii) any other Person to whom or to which all or substantially all of the assets of such Person are hereafter directly or indirectly assigned or otherwise transferred.

17. The attached Addendum is an integral part of this Security Agreement.

Dated  April 14, 1998                       CVC PRODUCTS, INC.
       ---------------------             ---------------------------------------


                                      By:  /s/ Emilio O. DiCataldo
                                         ---------------------------------------
                                    Name:  Emilio O. DiCataldo
                                         ---------------------------------------
                                   Title:  Senior Vice President and CFO

                                ACKNOWLEDGEMENT

STATE OF NEW YORK    )
                     : SS.
COUNTY OF MONROE     )

On the 14th day of April in the year 1998, before me personally came EMILIO O. DiCATALDO

|_| Individual         to me known and known to me to be the person(s) described
                       in and who executed the above instrument, and __he (they jointly and severally) acknowledged to me that __he
                       (they) executed the same.

|_| Partnership        to me known and known to me to be a member of the
                       partnership described in and which executed the above instrument, and __he duly acknowledge to me that __he executed the above instrument for and on behalf of said partnership.

|X| Corporation        to me known, who, being by me duly sworn, did depose and
                       say that __he resides at Rochester, New York; that __he is the Senior Vice President and CFO of CVC PRODUCTS,
                       INC., the corporation described in and which executed the above instrument; and that __he signed his (her) name thereto by order of the board of directors of said corporation.

         GARY F. AMENDOLA
 Notary Public, State of New York
    Qualified in Monroe County
  Commission Expires Oct. 31, 98


                                            ------------------------------------
                                                                   Notary Public

FOR BANK USE ONLY: Authorization Confirmed.  /s/ William E. Holston
                                            ------------------------------------

                                    Exhibit A

See Schedule attached to a Loan Agreement between Bank and Borrower executed the same date this Security Agreement was executed.

Permitted Financing Statements and Other Evidences of Lien (Section 4x):

Permitted Transfers, Pledges and Other Actions with Respect to Uncertificated Securities (Section 4y):

Exceptions to Representations and Warranties (Clauses (v), (vi), (vii), (viii),
(ix) and (x) of Section 9a):

Description of Real Property on Which Crop or Timber Located (Clause (xiii) of
Section 9a):

Permitted Liens (Clause (i) of Section 16i):

                               QUESTIONNAIRE

                                           * See attached Perfection Certificate

1. What is the complete name of the undersigned (giving, if the undersigned is a corporation, the name exactly as it appears in the certificate or articles of incorporation or other charter document of the undersigned or, if the undersigned is a partnership, the name exactly as it appears in the partnership agreement or other organizational document of the undersigned or, if there is none, in any assumed name certificate of the undersigned)?



2. Does the undersigned do business under any name other than the name indicated in the answer to question 1? If so, what is each such other name?



3. What is the address (including county) of the residence, only place of business or chief executive office of the undersigned?



4. What is the address (including county) of each place of business of the undersigned other than the address indicated in the answer to question 3?



5. What is the address of each location at which any of the Goods, Chattel Paper, Instruments, Documents and records of the undersigned included in the Collateral is or will be kept other than the locations the addresses of which are indicated in the answers to questions 3 and 4?



6. If any of the Goods, Chattel Paper, Instruments, Documents and records of the undersigned included in the Collateral is in the possession of any Person other than the undersigned, what are the name and address of each such other Person?



7. What are the name and address of each Person other than the undersigned who or which has any interest, whether as an owner, mortgagee or lessee or otherwise, in any real property to which is affixed, or in or on which is installed or located, any of the Goods of the undersigned included in the Collateral or in or on which is located any of the Chattel Paper, Instruments, Documents and records of the undersigned included in the Collateral?



Dated  April 14, 1998                       CVC PRODUCTS, INC.
       ---------------------             ---------------------------------------


                                      By:  /s/ Emilio O. DiCataldo
                                         ---------------------------------------
                                    Name:  Emilio O. DiCataldo
                                         ---------------------------------------
                                   Title:  Senior Vice President and CFO

                       ADDENDUM TO AN AMENDED AND RESTATED
                           GENERAL SECURITY AGREEMENT
                           DATED AS OF MARCH 31, 1998
                                   EXECUTED BY
                               CVC PRODUCTS, INC.
                                   IN FAVOR OF
               MANUFACTURERS AND TRADERS TRUST COMPANY AND OTHERS

      This ADDENDUM is made to an Amended and Restated General Security Agreement ("Agreement"), dated as of March 31, 1998, executed by CVC PRODUCTS, INC. ("Borrower") in favor of MANUFACTURERS AND TRADERS TRUST COMPANY ("Bank") and others. This Addendum is an integral part of the Agreement.

      1. This Agreement restates and amends a General Security Agreement executed by Borrower in favor of Bank on or about February 2, 1996, as previously amended.

      2. M&T Real Estate, Inc. ("RE") and M&T Financial Corporation ("MFC"), each of whose principal place of business is located at One M&T Plaza, Buffalo, New York, are each additional Secured Parties under this Agreement. Manufacturers and Traders Trust Company ("M&T"), RE and MFC are collectively referred to in this Agreement as "Secured Parties" and individually as a "Secured Party". M&T may also be at times referred to in this Agreement as "Bank". CVC Products, Inc. is at times referred to in this Agreement as "Borrower", "Debtor", "undersigned" and "Undersigned". All references in this Agreement to "Secured Party" shall be deemed to be to "Secured Parties or any Secured Party."

      3. The following is inserted between the words "General Intangibles" and "Instruments" in the fourth line of the first sentence of Section 16b (Definition of Collateral) of the preprinted portion of this Agreement:

            "(including but not limited to all patents and patent applications, rights under all licenses, trade secrets, trademarks, copyrights and other intellectual property of any nature or kind (collectively "Intellectual Property"), whether such Intellectual Property is now owned by the undersigned or in which the undersigned now has any interest or such Intellectual Property is hereafter acquired by the undersigned or in which the undersigned hereafter acquires any interest),"

      4. Section 16e of the preprinted form of the General Security Agreement is deemed deleted and replaced with the following:

            "e. An Event of Default occurs or exists at any time that an Event of Default occurs or exists under the Loan Agreement entered into by Debtor and Bank on or about the date this General Security Agreement was executed ("Loan Agreement"), as the Loan Agreement is amended, extended or replaced from time to time."

      IN WITNESS WHEREOF, Borrower has executed this Addendum, together with the preprinted form of the Agreement, on the date indicated in the Acknowledgement, effective as of March 31, 1998.

                                            CVC PRODUCTS, INC.


                                            By:    /s/ Emilio O. DiCataldo
                                                   ----------------------------
                                            Name:  Emilio O. DiCataldo
                                            Title: Senior Vice President and CFO

STATE OF NEW YORK)
COUNTY OF MONROE) ss:

      On this 14th day of April, 1998, before me personally came EMILIO O. DiCATALDO, to me known, who, being by me, duly sworn, did depose and say that he is the Senior Vice President and CFO of CVC PRODUCTS, INC., the corporation described in, and which executed the within Instrument, and that he signed his name thereto by order of the Board of Directors.


                                         /s/ GARY F. AMENDOLA
                                         ---------------------------------------
                                         Notary Public

                                                     GARY F. AMENDOLA
                                             Notary Public, State of New York
                                                Qualified in Monroe County
                                         Commission Expires Oct. 31, [ILLEGIBLE]

                             PERFECTION CERTIFICATE
                              (CVC PRODUCTS, INC.)

      In order to induce Manufacturers and Traders Trust Company ("Bank") to make certain credit facilities available to CVC Products, Inc. ("Borrower"), the undersigned, a duly authorized officer of Borrower hereby certifies to Bank as follows:

      1. Names.

            (a) Prior to and on the date hereof, the exact corporate name of Borrower, as it appears in its Certificate of Incorporation, its state of incorporation and its federal employer identification number are as follows:

                                      State of             Federal EIN or
Name                                Incorporation         Registration No.
----                                -------------         ----------------

CVC, Inc.                             Delaware             #16-101-7191

            (b) Set forth below is each other corporate name that Borrower has had since its organization, together with the date of the relevant change:

                  None

            (c) Except as set forth in Schedule 1 annexed hereto, Borrower has not changed its identity or corporate structure in any way within the past five years. For purposes of this Certificate, changes in identity or corporate structure include mergers, consolidations and acquisitions, as well as any change in form, name, nature or jurisdiction of corporate organization. If any such change has occurred, Schedule 1 annexed hereto includes the information required by paragraphs 1, 2 and 3 of this Certificate as to each acquiree or constituent party to a merger or consolidation.

            (d) The following is a list of all other names (including trade names or similar appellations) used by Borrower or any of its divisions or other business units at any time during the past five years:

                  CVC

      2. Current Locations.

            (a) The chief executive office of Borrower is located at the following address:

                  525 Lee Road
                  Rochester, New York 14606

            (b) The following are all locations where Borrower maintains any books or records relating to any Accounts, in addition to the addresses listed in part 2(a) above:

                  None

            (c) Listed on Schedule 2 are all the places of business of Borrower not identified above.

            (d) The following are all locations not identified above where Borrower maintains any Inventory or Equipment:

                  Same as above

            (e) The following are the names and addresses of all Persons other than Borrower which have possession of any Inventory or Equipment owned by
Borrower:

                  None

      3. Prior Locations. Set forth below is all of the business locations, not otherwise listed above, which were maintained by Borrower at any time during the past five (5) years:

                  Fremont, California - Warm Springs Boulevard

      4. Unusual Transactions. All Accounts have been originated by Borrower and all Inventory and Equipment has been acquired by Borrower in the ordinary course of business.

                  Yes

      5. Intellectual Property. Attached hereto as Schedule 3 is a list of all the patents, patent rights, patent applications, copyrights and copyright applications, trademarks, trademark rights, patent licenses, copyright licenses and trademark licenses now owned or used by Borrower.

      6. Lien Search Reports.

            (a) Attached hereto as Schedule 4 are the financing statements or other filings filed against Borrower in the Uniform Commercial Code filing office or offices in each jurisdiction identified in paragraphs 2 or 3 above with respect to Borrower; and

            (b) No other financing statement or other filing under the Uniform Commercial Code has been made in the name of Borrower.

      IN WITNESS WHEREOF, the undersigned has executed this Certificate through its duly authorized officer as of this 14th day of April, 1998.

                                          CVC Products, Inc.


                                          By: /s/ Emilio 0. DiCataldo
                                              ----------------------------------
                                          Name: Emilio 0. DiCataldo
                                          Title: Senior Vice President

                                   SCHEDULE 1

                   Changes in Identity or Corporate Structure

                                      NONE

                                   SCHEDULE 2

                               Business Locations

(1)   525 Lee Road
      Rochester, New York 14606

(2)   3100 Laurelview Court
      Fremont, California 94538

(3)   329 Oaks Trail
      Garland, Texas 75043

(4)   2914 Montopolis Drive
      Austin, Texas 78741

(5)   4530 West 77th Street
      Edina, Minnesota 55435

(6)   21 Clarendon Street
      Londonderry, Northern Ireland BT487EP

                                   SCHEDULE 3

                             Intellectual Property

           See Audit Report dated October 8, 1997 from Baker & Botts
              as modified by 7 page report prepared by Bill Hulsey
                           captioned "B-Patent Assets"

                                   SCHEDULE 4

                                  LIEN SUMMARY

              Financing Statement #
            ------------------------
Date        NYDOS             Monroe            Texas       Calif.      Secured Creditor           Collateral
----        -----             ------            -----       ------      ----------------           ----------
                                                State       State
                                                -----       -----
10/03/88                      88-08783                                  Chemical Bank              specific equip.

--------------------------------------------------------------------------------------------------------------------
08/26/91    181800 91-6164                                              Machine Tool Finance       leased equip.

--------------------------------------------------------------------------------------------------------------------
06/04/93    119980                                                      Advanta Leasing Corp.      specific equip.
06/10/93                      93/3747

--------------------------------------------------------------------------------------------------------------------
06/03/94                      94-4250                                   Storage Technology         leased equip.
06/06/94    115717

--------------------------------------------------------------------------------------------------------------------
09/12/94                      94-6798                                   Storage Technology         leased equip.

--------------------------------------------------------------------------------------------------------------------
11/02/95                      95-7847                                   Breed Technologies         specific equip.

--------------------------------------------------------------------------------------------------------------------
02/07/96                      96/1028                                   Manufacturers and          fixture filing
                                                                        Traders Trust Company
                                                                        and M&T Real Estate

02/07/96                      96/1031                                   Manufacturers and          Blanket
02/09/96    028550                                                      Traders Trust Company
02/15/96                                        028241                  and M&T Real Estate, Inc.
02/13/96                                                    9604560823

--------------------------------------------------------------------------------------------------------------------
03/11/96                      96/1786                                   Breed Technologies         specific equip.

--------------------------------------------------------------------------------------------------------------------
09/30/97                      97/6148                                   M&T Real Estate            fixture filing
10/06/97    205889

--------------------------------------------------------------------------------------------------------------------
09/30/97                      97/6150                                   COMIDA                     fixture filing
10/06/97    205892                                                                                 equip., payments
                                                                                                   and lease rights,
                                                                                                   insurance and
                                                                                                   condemnation
                                                                                                   awards

--------------------------------------------------------------------------------------------------------------------
09/30/97                      97/6146                                   M&T Real Estate            fixture filing
10/06/97    205895                                                                                 equip., insurance
                                                                                                   and condemnation
                                                                                                   awards


No filings with Minnesota Secretary of State

                              AMENDED AND RESTATED
                           GENERAL SECURITY AGREEMENT
                 [LOGO] MANUFACTURERS AND TRADERS TRUST COMPANY

Name(s) of Undersigned CVC, INC. ("Debtor" or "Undersigned"), formerly known as CVC HOLDINGS, INC.

Address(es) of Undersigned 525 Lee Road, Rochester, New York 14606

      In consideration of Manufacturers and Traders Trust Company, a New York banking corporation having its chief executive office at One M&T Plaza, Buffalo, New York 14240, (the "Secured Party") See Addendum for additional Secured Parties. heretofore or hereafter (1) granting any loan, credit or other financial accommodation to, or in reliance upon any guaranty, endorsement or other assurance of, (a) any of the undersigned or (b)

CVC PRODUCTS, INC, a                         Delaware
-----------------    ---------------------------------------------------------
   (Name)            Type of entity and, if not an individual, jurisdiction in
                     which organized)

_________________________________ having his or her residence or its only place of business or chief executive office at 525 Lee Road, Rochester, New York 14606,
-------------------------------------------------------------------------------
(Address)

(the "Borrower"), (2) permitting any extension, renewal, refinancing, modification or replacement of any indebtedness, liability or obligation arising as a direct or indirect result of any such loan, credit or other financial accommodation, (3) surrendering or releasing any guaranty, endorsement or other assurance, any collateral or other security, or any subordination, directly or indirectly securing the payment of, or otherwise directly or indirectly applicable to, any such indebtedness, liability or obligation or (4) granting any waiver of, or any forbearance or other indulgence relating to, any right or remedy relating to any such indebtedness, liability or obligation, to any such guaranty, endorsement or other assurance, to any such collateral or other security or to any such subordination, and for other valuable consideration, the receiver of which is acknowledged, each of the undersigned agrees with the Secured Party as follows:

      1. Reference to Definitions,

      a. For purposes of this Agreement, each of the following terms has the meaning given it in Section 16 of this Agreement: (i) Bankruptcy Law, (ii) Collateral, (iii) Debtor, (iv) Equipment, (v) Event of Default, (vi) General Intangible, (vii) Goods, (viii) Inventory, (ix) Obligations. (x) Other Collateral, (xi) Other Obligor, (xii) Permitted Lien, (xiii) Person, (xiv) Primary Obligor, (xv) Security Interest and (xvi) Successor.

      b. For purposes of this Agreement, each of the following terms has the meaning given it for purposes of Article 9 of the Uniform Commercial Code of the State of New York as in effect on the date of this Agreement: (i) Account, (ii) Account Debtor, (iii) Chattel Paper, (iv) Consumer Goods, (v) Deposit Account,
(vi) Document, (vii) Farm Product, (viii) Fixture, (ix) Instrument, (x) Proceeds
(xi) Products, and (xii) Investment Property.

      c. For purposes of this Agreement, "Uncertificated Security" has the meaning given it for purposes of Article 8 of the Uniform Commercial Code of the State of New York as in effect on the date of this Agreement.

      2. Security Interest; Nature of Security Interest.

      a. To secure the payment of the Obligations, each of the undersigned grants to each Secured Party a security interest in, and assigns, pledges and hypothecates each Secured Party, the Collateral.

      b. Each Security Interest (i) is unconditional, (ii) is independent of and in addition to all Other Collateral, (iii) is a continuing security interest, assignment, pledge or hypothecation, and (iv) shall continue in full force and effect except insofar as this Agreement is terminated as provided in Section 12g of this Agreement.

      3. Reinstatement of Obligations. Each portion of the Obligations that is
(a) paid by any money received or applied by the Secured Party (including, but not limited to, any such money constituting, or received or applied because of the existence of, any of the Collateral or any Other Collateral) and later returned by or otherwise recovered from the Secured Party as a direct or indirect result of any claim, regardless of the basis or outcome thereof, whether asserted affirmatively, as a counterclaim, setoff or defense or otherwise and whether now existing or hereafter arising, for the return or for any other recovery of such money (including, but not limited to, any such claim based, in whole or in part, upon any allegation that (i) such money constituted trust funds for purposes of the Lien Law of the State of New York or for purposes of any similar statute, regulation or other law, (ii) the receipt or application of such money constituted an impermissible setoff or (iii) the receipt or application of such money, or the grant or perfection of any security interest in, or of any other lien or encumbrance upon, any of the Collateral or any Other Collateral, constituted a preference, fraudulent transfer or fraudulent conveyance) or (b) satisfied by the Secured Party's retention of any portion of the Collateral, or by the Secured Party's retention of any Other Collateral, that is later returned by or otherwise recovered from the Secured Party as a direct or indirect result of any claim, regardless of the basis or outcome thereof, whether asserted affirmatively, as a counterclaim, setoff or defense or otherwise and whether now existing or hereafter arising, for the return or for any other recovery of such portion of the Collateral or Other Collateral (including, but not limited to, any such claim based, in whole or in part, upon any allegation that the grant or perfection of any security interest in, or of any other lien or encumbrance upon, such portion of the Collateral or Other Collateral constituted a preference, fraudulent transfer or fraudulent conveyance) shall be reinstated as part of the Obligations for purposes of this Agreement (including, but not limited to, Section 12g of this Agreement) as of the date it originally arose and for purposes of each statute of limitations with respect to any action or other legal proceeding by the Secured Party against any Debtor relating to this Agreement as of the date of such return or other recovery of such money, portion of the Collateral or Other Collateral.

      4. Covenants.

      a. Simultaneously with the execution and delivery to the Secured Party of this Agreement, each of the undersigned shall execute and deliver to the Secured Party each financing statement, notice of lien, instrument of assignment and other writing, and take each other action, that the Secured Party shall deem necessary or desirable at the sole option of the Secured Party to perfect or accomplish any Security Interest.

      b. Simultaneously with the execution and delivery to the Secured Party of this Agreement, each of the undersigned shall deliver each presently existing instrument included in the Collateral (except for any check or other draft) and held by him, her or it to the Secured Party with each endorsement, instrument of assignment and other writing that the Secured Party shall deem necessary or desirable at the sole option of the Secured Party to accomplish the assignment or other transfer of such Instrument to the Secured Party. Until such delivery, he, she or it shall hold such Instrument in trust for the Secured Party.

      c. Immediately upon receiving any Instrument included in the Collateral (except for, until (i) the occurrence or existence of any Event of Default or (ii) any notice to the contrary shall be delivered, given or sent by the Secured Party to any Debtor, any check or other draft), each Debtor shall deliver such Instrument to the Secured Party with each endorsement, instrument of assignment and other writing that the Secured Party shall deem necessary or desirable at the sole option of the Secured Party to accomplish the assignment or other transfer of such Instrument to the Secured Party. Until such delivery, such Debtor shall hold such Instrument in trust for the Secured Party.

      d. Each Debtor shall provide to the Secured Party, in form satisfactory to the Secured Party, the financial and other information required to be provided to Bank by Borrower under a Loan Agreement entered into by Borrower and Bank on or about the date this Agreement was executed and promptly upon the request of the Secured Party, all additional information relating to such Debtor or to such Debtor's business, operations, assets, affairs or condition (financial or other) that is so requested.

      e. Each Debtor shall maintain accurate and complete records relating to the Collateral (including, but not limited to, upon the request of The Secured Party, a perpetual inventory record relating to Inventory included in the Collateral) in conformity with generally accepted accounting principles Consistently applied.

      f. Before the end of any applicable grace period, each Debtor shall pay each tax, assessment, fee and charge imposed by any government or political subdivision upon any of the Collateral, upon the ownership, possession, use, operation, sale or lease of any of the Collateral, upon this Agreement or upon any Instrument evidencing any of the Obligations

      g. Each Debtor shall obtain and maintain in full force and effect each authorization, approval, permit, consent, franchise and license from any Person necessary for the ownership, possession, use, operation, sale or lease of any of the Collateral.

      h. Each Debtor shall defend the Collateral against each demand, claim, counterclaim, setoff and defense asserted by any Person other than the Secured Party (including, but not limited to, any Account Debtor).

      i. Each Debtor shall indemnify the Secured Party on demand against each liability, cost and expense (including, but not limited to, if the Secured Party retains counsel for advice, for litigation or for any other purpose, each attorney's fee and disbursement) incurred by the Secured Party as a direct or indirect result of any claim, regardless of the basis or outcome thereof, whether asserted affirmatively, as a counterclaim, setoff or defense or otherwise and whether now existing or hereafter arising, arising out of the ownership, possession, use, operation, sale or lease at any of the Collateral.

      j. Each Debtor shall (i) keep all Goods included in the Collateral insured against each risk to which any of such Goods may at any time be subject (including, but not limited to, fire, theft and risks covered by extended coverage) and (ii) maintain insurance against liability on account at damage to any Person or property arising out of the ownership, possession, use, operation, sale or lease of any of such Goods. Such insurance shall be provided in such amounts, for such periods, on such terms, with such special endorsements and by such companies as shall be satisfactory to the Secured Party. Each Debtor shall deliver to the Secured Party a copy of each policy pursuant to which any of such insurance is provided. Without limiting the generality of the first two sentences of this Section 4j, (i) each policy pursuant to which any of the insurance described in clause (i) of the first sentence of this Section 4j is provided shall contain a mortgagee clause, in form and substance satisfactory to the Secured Party, (A) naming the Secured Party as a mortgagee as the interest of the Secured Party may appear and (B) providing that (I) all money payable pursuant to any insurance provided pursuant to such policy shall be payable to the Secured Party, (II) no insurance provided pursuant to such policy shall be affected by any act or omission of any Debtor or of any owner of any real property referred to in such policy and (III) neither such policy nor such mortgagee clause may be canceled, terminated or adversely amended except upon thirty days' prior written notice to the Secured Party and (ii) each policy pursuant to which any of the insurance described in clause (ii) of the first sentence of this Section 4j is provided shall contain a clause, in form and substance satisfactory to the Secured Party, (A) naming the Secured Party as an additional insured as the interest of the Secured Party may appear and (B) providing that neither such policy nor such clause may be canceled, terminated or adversely amended except upon thirty days prior written notice to the Secured Party.

      k. Each Debtor shall immediately (I) cause all Goods included in the Collateral to be properly titled and registered to the extent required by any applicable statute, regulation or other law, (ii) cause the interest of the Secured Party to be properly noted on each certificate of title relating to any of such Goods and (iii) deliver each such certificate received by such Debtor to the Secured Party.

      l. Each Debtor shall (i) keep each Fixture and piece of Equipment included in the Collateral in as good condition as when first delivered to any Debtor, ordinary wear and tear excepted, (ii) perform maintenance on each such Fixture and piece of Equipment strictly in accordance with each applicable specification of any manufacturer or seller thereof and (iii) use and operate each such Fixture and piece of Equipment, and permit each such Fixture and piece of Equipment to be used and operated, only in the manner in which it was designed to be used and operated so as to subject it only to ordinary wear and tear.

      m. Each Debtor shall use his, her or its best efforts to cause any issuer of any General Intangible or Instrument included in the Collateral to make public, whether by filing reports with the Securities and Exchange Commission or otherwise, all information with respect to such issuer necessary or desirable to permit the sale or other disposition of such General Intangible or Instrument without registration pursuant to the Securities Act of 1933.

      n. If any Account or General Intangible included in the Collateral represents money owing pursuant to any contract for the improvement of real property or for a public improvement for purposes of the Lien Law of the State of New York, each Debtor shall (i) immediately send or deliver notice of such fact to the Secured Party, (ii) receive and hold any money advanced by the Secured Party with respect to such Account or General Intangible as a trust fund to be first applied to the payment of trust claims as such term is defined in
Section 71 of such Lien Law, (iii) until each such trust claim is paid, not use or permit the use of any at such money for any purpose other than the payment of such trust claims and (iv) promptly upon the request of the Secured Party, execute and deliver each writing, and take each other action, that the Secured Party shall deem necessary or desirable at the sole option of the Secured Party to give or title notice of the Secured Party's interest in such Account or General intangible pursuant to whichever of Sections 15, 16 and 73 of such Lien Law is applicable.

      o. If any Account or General Intangible included in the Collateral arises out of a contract with any government or political subdivision (including, but not limited to, the United States) or with any department, agency or instrumentality thereof, such Debtor shall (i) immediately send or deliver notice of such fact to the Secured Party and (ii) promptly upon the request of the Secured Party, execute and deliver each writing, and take each other action, that the Secured Party shall deem necessary or desirable at the sole option of the Secured Party properly to perfect under any statute, regulation or other law (including, but not limited to, the Federal Assignments of Claims Act) the interns of the Secured Party in such Account or General Intangible.

      p. Each Debtor shall promptly deliver or send to the Secured Party notice of any failure of any Account Debtor or other Person to perform any obligation relating to any Account, Chattel Paper, General Intangible, Instrument, Document or Deposit Account included in the Collateral.

      q. Immediately upon receiving any proxy statement, notice or other communication relating to any General Intangible or Instrument included in the

Collateral, each Debtor shall (i) if such proxy statement, notice or other communication is in writing, deliver a copy thereof to the Secured Party or (ii) if such proxy statement, notice or other communication is not in writing, deliver or send notice thereof to the Secured Party.

      r. Immediately upon acquiring knowledge or reason to know that any Goods included in the Collateral have been affixed to, or have been installed in or on, any real property or any Goods not included in the Collateral, each Debtor shall deliver or send notice of such fact to the Secured Party.

      s. Immediately upon acquiring knowledge or reason to know of any maturity call, exchange, conversion, redemption, offer, tender or similar matter relating to any General Intangible, Instrument or Deposit Account included in the Collateral, each Debtor shall deliver or send notice thereof to the Secured Party.

      t. Immediately upon acquiring knowledge or reason to know of any loss, destruction or theft of, or of any damage to, any of the Collateral from any cause of any kind, each Debtor shall send or deliver notice thereof to the Secured Party.

      u. Immediately upon acquiring knowledge or reason to know of (i) the threat or commencement by any Person other than the Secured Party of any action or other legal proceeding relating to any of the Collateral or questioning the validity of this Agreement or of any action taken or to be taken pursuant to this Agreement, (ii) any judgment, order or award of any court, agency or other governmental authority or of any arbitrator relating to any of the Collateral or rendering invalid this Agreement or any action taken or to be taken pursuant to this Agreement or (iii) the assertion by any Person other than the Secured Party of any demand, claim, counterclaim, setoff or defense relating to any of the Collateral, each Debtor shall deliver or send notice thereof to the Secured Party.

      v. Immediately upon acquiring knowledge or reason to know of the occurrence or existence of (i) any Event of Default, (ii) any event or condition that, after notice, after lapse of time or after both notice and lapse of time, would constitute an Event of Default or (iii) any event or condition that has or (so far as can be foreseen) will or might have any material adverse effect on any of the Collateral, on any Debtor, Primary Obligor or Other Obligor or on the business, operations, assets, affairs or condition (financial or other) of any Debtor, Primary Obligor or Other Obligor, each Debtor shall deliver or send notice thereof to the Secured Party.

      w. Immediately upon acquiring knowledge or reason to know of any change in
(i) the location of the residence, only place of business or chief executive office of any Debtor, (ii) the location of any of the Collateral if not (A) in the possession or under the control of, or enroute to or from, the Secured Party or (B) mobile Equipment being removed for not more than thirty days at a time from any location indicated in any questionnaire submitted to the Secured Party by any of the undersigned in connection with this Agreement as a location where such mobile Equipment will be kept or (iii) the name, identity or structure of any Debtor, each Debtor shall deliver or send notice thereof to the Secured Party.

      x. No Debtor shall (i) execute or permit to be filed or remain on file in any public office any financing statement relating to any of the Collateral, naming any Debtor as a debtor and naming any Person other than the Secured Party as a secured party or (ii) execute any application for any certificate of title or notice of lien, or permit to exist any certificate of title, relating to any Goods included in the Collateral and naming any Person other than the Secured Party as a secured party, except for financing statements, applications, notices of lien and certificates of title fully and accurately described in Exhibit A attached to and made a part of this Agreement.

      y. No Debtor shall (i) permit to exist any registration of any transfer or pledge of any Uncertificated Security included in the Collateral, (ii) execute or permit to exist any order to register any transfer or pledge of, or any notification of any security interest in, or of any other lien or encumbrance upon, any such Uncertificated Security or (iii) permit any such Uncertificated Security to be shown on the records of any clearing corporation other than in the name of any Debtor, of the Secured Party or of any nominee of the Secured Party, except for registrations, orders, notifications and Uncertificated Securities fully and accurately described in Exhibit A attached to and made a part of this Agreement.

      z. No Debtor shall create or permit to exist, or attempt or agree or otherwise incur any obligation to create or permit to exist, any security interest in, or any other lien or encumbrance upon, any of the Collateral, except for Permitted Liens.

      aa. No Debtor shall abandon, assign, sell, lease, exchange, convert or otherwise transfer or dispose of any of the Collateral or any interest in any of the Collateral, except that, until (i) the occurrence or existence of any Event of Default or (ii) any notice to the contrary shall be delivered, given or sent by the Secured Party to any Debtor, each Debtor may (A) in the ordinary course of such Debtors business, (I) abandon, assign, sell, lease, exchange or otherwise transfer or dispose of any Equipment of such Debtor that is obsolete or worn-out, (II) sell or exchange any Equipment of such Debtor in connection with the acquisition by such Debtor of other Equipment that is at least as valuable as such Equipment, that such Debtor intends to use for substantially the same purposes as such Equipment and that is not subject to any security interest or other lien or encumbrance, except for Permitted Liens, (Ill) assign any Account of such Debtor for purposes of collection, (IV) assign, sell, lease, exchange or otherwise transfer or dispose of any Inventory of such Debtor other than in partial or complete satisfaction of any indebtedness, liability or obligation and (V) dispose of any money of such Debtor or funds in any Deposit Account of such Debtor in partial or complete satisfaction of any indebtedness, liability or obligation of such Debtor incurred in the ordinary course of such Debtor's business and (B) dispose of any money of such Debtor, funds in any Deposit Account of such Debtor or funds in any other account of such Debtor evidenced by a certificate of deposit if such money is held, or if such Deposit Account or other account is maintained, for personal, family or household purposes.

      bb. No Debtor shall use, operate, permit the use or operation of, or assign, sell, lease, exchange or otherwise transfer or dispose of, any of the Collateral in any manner that (i) would or might violate, or would or might result in any violation of, any environmental or other statute. regulation or other law (including, but not limited to, the Environmental Protection Act, the Occupational Safety and Health Act, the Comprehensive Environmental Response. Compensation and Liability Act and the Resource Conservation and Recovery Act), any policy providing any insurance on any Goods included in the Collateral or any warranty with respect to any such Goods or (ii) would or might result in any such insurance not being paid or in any such warranty not being honored.

      cc. No Debtor shall remove, or permit the removal of, any of the Collateral from any location indicated in any questionnaire submitted to the Secured Party by any of the undersigned in connection with this Agreement as a location where any of the Collateral will be kept, except that any mobile Equipment included in the Collateral may be removed for not more than thirty days at a time from any location indicated in any such questionnaire as a location where such mobile Equipment will be kept.

      dd. No Debtor shall materially alter or permit the material alteration of any Fixture or piece of Equipment included in the Collateral.

      ee. No Debtor shall cause or permit any Goods included in the Collateral to (i) become a Fixture or (ii) be or become an accession to any Goods not included in the Collateral.

      ff. No Debtor shall cause or permit any Goods included in the Collateral to be placed in any warehouse that may issue a negotiable Document with respect to such Goods.

      gg. No Debtor shall assign, sell, exchange, convert or otherwise transfer or dispose of, take any other action with respect to, or permit the assignment, sale, exchange, conversion or other transfer or disposition of or the taking of any other action with respect to, any General Intangible or Instrument not included in the Collateral if such assignment, sale, exchange, conversion or other transfer or disposition or such taking of such other action would be required to be considered in determining whether the sale or other disposition of any General Intangible or Instrument included in the Collateral was permissible without registration pursuant to the Securities Act of 1933.

      hh. No Debtor who or which controls any issuer of any stock or share included in the Collateral shall permit, and no Debtor who or which by acting with any other Person or with other Persons would cause such control to exist shall take any action to permit, such issuer to issue (i) any such stock or share in addition to that or those heretofore issued or (ii) any option, warrant or other right to purchase any such stock or share.

      ii. Upon and after (i) the occurrence or existence of any Event of Default or (ii) the delivery, giving or sending by the Secured Party to any Debtor of any notice not to do so, no Debtor shall, without the prior written consent of the Secured Party, (A) request, demand, accept, collect, enforce, extend, renew, refinance, modify, compound, subordinate, accelerate, settle, adjust or compromise, enter into any composition of, replace, cancel, release, surrender, abandon, discharge, realize upon, commence, prosecute, settle or compromise any action or other legal proceeding relating to, waive any right or remedy relating to or otherwise terminate, impair or otherwise affect any indebtedness, liability or obligation of any Account Debtor or other Person relating to, or give any receipt, release or discharge relating to, any account, Chattel Paper, General Intangible, Instrument, Document Or Deposit Account included in the Collateral or (B) attempt or agree or otherwise incur any obligation to do anything described in clause (A) of this sentence.

      jj. Promptly upon the request of the Secured Party made upon or at any time and from time to time after the occurrence or existence of any Event of Default, each Debtor shall assemble (i) all Goods included in the Collateral, except for Fixtures, growing crops and standing timber, and (ii) all Chattel Paper, Instruments. Documents and records included in the Collateral and make them available to the Secured Party at each place reasonably convenient to the Secured Party and to such Debtor as the Secured Party shall designate (including, but not limited to, any premises of such Debtor).

      kk. Promptly upon the request of the Secured Party:

      i. Each Debtor shall enter into each warehousing, lockbox or other custodial arrangement with respect to any of the Collateral that the Secured Party shall deem necessary or desirable at the sole option of the Secured Party.

      ii. Each Debtor shall provide to the Secured Party all information, in form and substance satisfactory to the Secured Party, that the Secured Party shall deem necessary or desirable at the sole option of the Secured Party to (A) identify the nature, extent, value, age and location of any of the Collateral,
(B) identity or contact any Account Debtor or other Person obligated with respect to any Account, Chattel Paper, General Intangible, Instrument, Document or Deposit Account included in the Collateral or (C) verify any insurance on any Goods included in the Collateral.

      iii. Each Debtor shall permit each officer, employee, accountant, attorney and other agent of the Secured Party to inspect the Collateral and to examine, audit, copy and extract each record included in the Collateral.

      iv. Each Debtor shall provide to the Secured Party a writing, in form and substance satisfactory to the Secured Party, (A) signed by each Person having any interest whether as an owner, mortgagee or lessee or otherwise, in any real property to which are affixed, or in or on which are installed or located, any Goods included in the Collateral or in or on which is located any Chattel Paper, Instrument, Document or record included in the Collateral, (B) disclaiming any interest of such Person in such Goods, Chattel Paper, Instrument, Document or record and (C) containing the agreement of such Person to the Secured Party, upon and at any time and from time to time after the occurrence or existence of any Event of Default, (I) entering upon such real property or upon any other real property of such Person to which are affixed, or in or on which are installed or located, any such Goods or in or on which is located any such Chattel Paper, Instrument, Document or record, (II) taking possession of and removing from such real property or from such other real property any Goods included in the Collateral and affixed thereto or installed or located therein or thereon or any Chattel Paper, Instrument, Document or record included in the Collateral and located therein or thereon and (III) remaining on, and using, such real property or such other real property in the examination, storage, preparation for any sale, lease or other disposition or sale, lease or other disposition of such Goods or in the examination, audit, copying or extraction of such record, without by doing so incurring any liability to such Person, except for unreasonable damage to much real property or to such other real property directly resulting from doing so.

      v. Each Debtor shall provide to the Secured Party a writing, in form and substance satisfactory to the Secured Party, (A) signed by each Person having any interest, whether as an owner, secured party or lessee or otherwise, in any Goods not included in the Collateral to which are affixed, or in or on which are installed, any Goods included in the Collateral, (B) disclaiming any interest of such Person in such Goods included in the Collateral and (C) containing the agreement of such Person to the Secured Party, upon and at any time and from time to time after the occurrence or existence of any Event of Default, taking possession of and removing such Goods included in the Collateral from such Goods not included in the Collateral, without by doing so incurring any liability to such Person, except for unreasonable damage to such Goods not included in the Collateral directly resulting from doing so.

      vi. Each Debtor shall provide all information and assistance, execute and deliver each writing, and take each other action, that the Secured Party shall deem necessary or desirable at the sole option of the Secured Party in connection with the verification of any Account, Chattel Paper, General Intangible, Instrument, Document or Deposit Account included in the Collateral.

      vii. Each Doctor shall deliver each Chattel Paper, Document and record included in the Collateral to the Secured Party with each endorsement, instrument of assignment and other writing that the Secured Party shall deem necessary or desirable at the solo option of the Secured Party to accomplish the assignment or other transfer of such Chattel Paper, Document or record to the Secured Party.

      viii. Each Debtor shall execute and deliver or file each form and other writing (including, but not limited to, any notice of proposed sale at securities Pursuant to Rule 144 of the Securities and Exchange Commission), and take each other action (including, but not limited to, making public any nonpublic material adverse information with respect to any issuer of any General Intangible or Instrument included in the Collateral), that the Secured Party shall deem necessary or desirable at the sole option of the Secured Party to permit the sale or other disposition of any such General Intangible or Instrument without registration pursuant to the Securities Act of 1933.

      ix. Each Debtor who or which controls any issuer of any General Intangible or Instrument included in the Collateral or otherwise has the right to effect registration of such General Intangible or Instrument pursuant to the Securities Act of 1933 shall (A) cause such General intangible or Instrument to be so registered, (B) take each other action (including, but not limited to, complying with any "blue sky" or securities statute, regulation or other law and delivering to the Secured Party appropriate quantities of prospectuses) that the Secured Party shall deem necessary or desirable at the sole option of the Secured Party to permit the public sale or other disposition of such General Intangible or Instrument by the Secured Party in each jurisdiction that the Secured Party shall select at the sole option of the Secured Party and (C) execute and deliver to the Secured Party a writing, in form and substance satisfactory to the Secured Party, indemnifying in connection with such sale or other disposition each Person who or which is an underwriter (statutory or other) of such General Intangible or Instrument against each liability, cost and expense (including, but not limited to, if such Person retains counsel for advice, for litigation or for any other purpose, each attorneys fee and disbursement) incurred by such Person as a direct or indirect result of such sale or other disposition.

      x. Each Debtor shall execute and deliver each financing statement, amendment of any financing statement, application for any certificate of title, notice of lien, instrument of assignment and other writing, and take each other action, that the Secured Party shall deem necessary or desirable at the sole option of the Secured Party (i) to perfect or accomplish any Security Interest,
(ii) otherwise to accomplish any purpose of this Agreement, (iii) in connection with any transaction contemplated by this Agreement or (iv) in connection with any of the Collateral.

      5. Authorization and Power of Attorney. The Secured Party is irrevocably and unconditionally authorized to take, and each Debtor irrevocably and unconditionally appoints the Secured Party as the attorney-in-fact of such Debtor; with full power of substitution and of revocation, to take, in the name of such Debtor or otherwise and otherwise as shall be determined by the Secured Party at the sole option of the Secured Party, each action relating to any of the Collateral that, subject to this Agreement, such Debtor could take in the same manner, to the same extent and with the same effect as if such Debtor were to take such action; provided, however, that, until any notice of intention to do so shall be delivered, given or sent by the Secured Party to any Debtor upon or at any time after the occurrence or existence of any Event of Default, (a) the Secured Party may not, pursuant to such authorization or as such attorney-in-fact, (i) exercise or direct the exercise of any right to vote or give any consent, ratification or waiver with respect to any General Intangible or Instrument included in the Collateral or (ii) except as expressly permitted by this Agreement, sell, lease or otherwise dispose of any of the Collateral and
(b) each Debtor shall have the right to exercise any right to vote or give any consent, ratification or waiver with respect to any General Intangible or Instrument included in the Collateral that such Debtor would have but for this Agreement unless doing so would or might have any adverse effect on the value of such General Intangible or Instrument as security for the payment of the Obligations or otherwise be inconsistent or incompatible with any provision or purpose of this Agreement. Such power of attorney is coupled with an interest in favor of the Secured Party, and shall not be terminated or otherwise affected by the death, disability or incompetence of any Debtor. Without limiting the generality of the first sentence this Section 5, pursuant to such authorization and as such attorney-in-fact, the Secured Party may, in the name of any Debtor or otherwise at the sole option of the Secured Party, (a) execute and deliver any financing statement or instrument of assignment relating to any of the Collateral, any amendment of any such financing statement or any application for any certificate of title or notice of lien relating to any Goods included in the Collateral, (b) endorse, or execute and deliver any instrument of assignment relating to, and deliver any of the Collateral (including, but not limited to, any Instrument drawn by any company issuing any insurance on any Goods included in the Collateral), whether such endorsement or assignment is to the Secured Party or otherwise, (c) execute and deliver any writing, or give any communication in any other form, requesting any transfer, pledge or release from pledge of any Uncertificated Security included in the Collateral, (d) execute and deliver or file any form or other writing (including, but not limited to, any notice of proposed sale of securities pursuant to Rule 144 of the Securities and Exchange Commission), or take any other action (including, but not limited to, making public any nonpublic material adverse information with respect to any issuer of any General Intangible or Instrument included in the Collateral), that the Secured Party shall deem necessary or desirable at the sole option of the Secured Party to permit the sale or other disposition of any such General Intangible or Instrument without registration pursuant to the Securities Act of 1933, (e) receive and collect any mail addressed to any Debtor, direct the place of delivery of any such mail to any location designated by the Secured Party, open any such mail and remove from any such mail and retain any enclosure evidencing, or otherwise relating to, any of the Collateral, (f) obtain, adjust, settle or cancel any insurance on any Goods included in the Collateral, (g) use any payment in connection with any such insurance (including, but not limited to, any refund of any unearned premium therefor) to pay any of the Obligations, whether due or not due, as the Secured Party shall determine at the sole option of the Secured Party, (h) take any action described in clause (A) of Section 4ii of this Agreement or (i) execute and deliver any other writing, or take any other action, that the Secured Party shall deem necessary or desirable at the sole option of the Secured Party (i) to perfect or accomplish any Security Interest, (ii) otherwise to accomplish any purpose of this Agreement, (iii) in connection with any transaction contemplated by this Agreement or (iv) in connection with any of the Collateral Each Debtor revokes each power of attorney (including, but not limited to, any proxy) heretofore granted by such Debtor with respect to any General Intangible or Instrument included in the Collateral.

      6. Certain Rights, Remedies and Duties.

      a. With respect to the Collateral, the Secured Party shall have each applicable right and remedy of a secured party pursuant to the Uniform Commercial Code of the State of New York and each applicable right and remedy pursuant to any other statute, regulation or other law or pursuant to this Agreement

      b. The Secured Party shall have the right to file in any public office, without the signature of any Debtor, each financing statement relating to any of the Collateral that the Secured Party shall deem necessary or desirable at the sole option of the Secured Party. Each carbon, photographic or other reproduction of this Agreement or of any financing statement relating to any of the Collateral shall be sufficient as a financing statement.

      c. The Secured Party shall have the right to direct any company issuing any insurance on any Goods included in the Collateral to make directly and solely to the Secured Party any payment in connection therewith (including, but not limited to, any refund of any unearned premium therefor).

      d. The Secured Party shall have the right to verify each Account, Chattel Paper, General Intangible, Instrument, Document and Deposit Account included in the Collateral in any manner or through any medium that the Secured Party considers appropriate, whether directly with any Account Debtor or other Person obligated with respect thereto or otherwise and whether in the name of any Debtor or otherwise, at the sole option of the Secured Party.

      e. The Secured Party shall have the right to (i) notify each Account Debtor and other Person obligated with respect to any Account, Chattel Paper, General Intangible, Instrument or Deposit Account included in the Collateral of the interest of the Secured Party therein, (ii) direct such Account Debtor other Person to deliver to the Secured Party directly any record evidencing, or otherwise relating to, such Account, Chattel Paper, General Intangible, Instrument or Deposit Account, (iii) direct such Account Debtor or other Person to make payment with respect to such Account, Chattel Paper, General Intangible, Instrument or Deposit Account directly and solely to the Secured Party and (iv) take control of all Proceeds of such Account, Chattel Paper, General Intangible, Instrument or Deposit Account.

      f. The Secured Party shall have the right to transfer to or register in the name of the Secured Party or of any nominee of the Secured Party any General Intangible, Instrument or Deposit Account included in the Collateral so that the Secured Party or such nominee shall appear as the sole owner of record thereof. Each such transfer or registration may be made with or without reference to this Agreement or to any Security Interest.

      g. Upon and at any time and from time to time after the occurrence or existence of any Event of Default:

      i. The Secured Party shall have the right to use each Fixture and piece of Equipment included in the Collateral for the purposes of preserving any Goods included in the Collateral, of completing any work in process included in the Collateral and of preparing any such Goods for any sale, lease or other disposition.

      ii. The Secured Party shall have the right, without any judicial process but without any breach of the peace, to (A) enter upon any premises of any Debtor, (B) take possession of, and remove from any such premises, any Goods, Chattel Paper, Instrument, Document or record included in the Collateral and (C) remain on and use any such premises in completing any work in process included in the Collateral or in preparing for any sale, lease or other disposition, in selling, leasing or otherwise disposing of, or in collecting, any of the Collateral and (C) without the payment of any compensation of any kind, use each trademark, service mark, trade style, trade name, patent, copyright, license, franchise and similar General Intangible included in the Collateral to the extent of any Debtor's rights therein for the purpose of exercising any right or remedy pursuant to this Agreement or any other right or remedy relating to any of the Collateral; and, to such extent for such purpose, each Debtor irrevocably grants to the Secured Party a license in each such trademark, service mark, trade style, trade name, patent, copyright, license, franchise and similar General Intangible.

      iii. If the Secured Party opts for the private sale or other disposition of any General Intangible or Instrument included in the Collateral, the Secured Party shall have the right to (A) restrict the number of prospective bidders in connection with such sale or other disposition so as to comply with the Securities Act of 1933 and (B) restrict such prospective bidders to Persons who will agree to purchase such General Intangible or Instrument for their own accounts for investment and not with a view to distribution or resale. No such restriction or other restriction on such sale or other disposition that the Secured Party shall deem necessary or desirable at the sole option of the Secured Party in light of any "blue sky" or securities statute, regulation or other law shall be deemed to be a factor in determining such sale or other disposition to have been made in other than a commercially reasonable manner

      iv. The Secured Party shall have the right to perform any obligation of any Debtor pursuant to this Agreement.

      h. Until (i) the occurrence or existence of any Event of Default or (ii) any notice to the contrary shall be delivered, given or sent by the Secured Party to any Debtor, the Secured Party shall not have any right to retain any interest, dividend, distribution or similar income consisting of money or of a check or other draft and payable on account of any General Intangible or Instrument included in the Collateral, and shall pay to any Debtor any such interest, dividend, distribution or similar income received by it prior thereto.

      i. The Secured Party shall apply all proceeds received by it from any sale, lease or other disposition of, or from any collection of, any of the Collateral or otherwise on account of any of the Collateral (including, but not limited to, as money payable pursuant to any insurance on any Goods included in the Collateral) first to costs and expenses described in Section 10 of this Agreement and then to such other of the Obligations, whether due or not due as the Secured Party shall determine at the sole option of the Secured Party.

      7. Standards of Care. If any portion of the Collateral shall be transferred to or registered in the name of the Secured Party or of any nominee of the Secured Party or shall be in the possession or under the control of the Secured Party, the Secured Party shall be deemed to have exercised reasonable care in the custody or preservation of such portion of the Collateral if, subject to the following sentence, it (a) accords such portion of the Collateral treatment substantially equal to the treatment that it accords its own assets of a similar nature or (b) takes such action in the custody or preservation of such portion of the Collateral as is reasonably specified in any notice delivered or sent by any Debtor and received by it in a reasonable time to evaluate and take such action; provided, however, that (i) any failure by the Secured Party to take such action shall not or itself be deemed to be a failure to exercise such reasonable care and (ii) in no event shall the Secured Party be obligated to take such action if it determines at its sole option that doing so would or might have any adverse effect on the value of any of the Collateral as security for the payment of the Obligations or otherwise be incontinent or incompatible with any provision or purpose of this Agreement. In no event shall the Secured Party be obligated to (a) preserve any right or remedy against any prior party obligated pursuant to any Chattel Paper or Instrument included in the Collateral, whether or not such Chattel Paper or Instrument is in the possession or under the control of the Secured Party, (b) ascertain any maturity, call, exchange, conversion, redemption, offer, tender or similar manor relating to any General Intangible, Instrument or Deposit Account included in the Collateral or provide to any Debtor any notice thereof, whether or not the Secured Party has knowledge thereof, or (c) provide to any Debtor any proxy statement, notice or other communication received by the Secured Party or by any nominee of the Secured Party and relating to any of the Collateral.

      8. Obligations Immediately Due; Termination of Obligation to Land.

      a. Upon and at any time and from time to time after the occurrence or existence of any Event of Default other than an Event of Default described in clause (iv) of Section 16e of this Agreement, all of the Obligations remaining unpaid shall, at the sole option of the Secured Party and without any notice, demand, presentment or protest of any kind, become immediately due, notwithstanding any agreement to the contrary. Upon the occurrence or existence of any Event of Default described in such clause (iv), all of the Obligations remaining unpaid shall, without any notice, demand, presentment or protein of any kind, automatically become immediately due, notwithstanding any agreement to the contrary. Nothing in this Section 8a shall render any portion of the Obligations that is payable on demand payable otherwise than on demand or in any other way affect any right or remedy of the Secured Party with respect to any such portion of the Obligations.

      b. Upon the occurrence or existence of any Event of Default, any obligation of the Secured Party to grant any or any additional loan, credit or other financial accommodation to any Debtor shall terminate, notwithstanding any agreement to the contrary.

      9. Representations and Warranties.

      a. Each of the undersigned represents and warrants to the Secured Party as follows;

      i. Each answer contained in any questionnaire submitted to the Secured Party by him, her or it in connection with this Agreement is true and correct as of the date of this Agreement

      ii. His, her or its execution, delivery to the Secured Party and performance of this Agreement do not and will not (A) violate, or result in any violation of, any statute, regulation or other law or any judgment, order or award of any court, agency or other governmental authority or of any arbitrator or (B) violate, result in any violation of, constitute (whether immediately or after notice, after lapse of time or after both notice and lapse of time) any default under, or result in or require the imposition or creation of any security interest in, or of any other lien or encumbrance upon, any of his, her or its assets pursuant to, any agreement to which he, one or it is a party or by which he, she or it or any of his, her or its assets is bound, except for this Agreement.

      iii. Each authorization, approval, permit and consent from, each registration and filing with, each declaration and notice to, and each other act by or relating to, any Person required as a condition of his, her or its execution, delivery to the Secured Party or performance of this Agreement has been duly obtained, made, given or done, and is in full force and effect.

      iv. If it is not an individual, its execution, delivery to the Secured Party and performance of this Agreement (A) are and will be in furtherance of its purposes and within its power and authority, (B) do not and will not violate, result in any violation of, or result in or require the imposition or creation of any security Interest in, or of any other lien or encumbrance upon, any of its assets pursuant to, (I) any certificate or articles of incorporation, by-laws, partnership agreement, articles of association or other charter, organizational or governing document of it or (II) any resolution or other action of record of any shareholders or members of it, of any board of directors or trustees of it or of any other Person responsible for governing it, and (C) have been duly authorized by each necessary action of any shareholders or members of it, of any board of directors or trustees of it or of any other Person responsible for governing it.

      v. He, she or it has nor heretofore abandoned, assigned, sold, leased, exchanged, converted or otherwise transferred or disposed of any of the Collateral or any interest in any of the Collateral, except as fully and accurately described in Exhibit A attached to and made a part of this Agreement.

      vi. He, she or it has not heretofore extended, renewed, refinanced, modified, compounded, subordinated, accelerated, settled, adjusted or compromised, entered into any composition of, replaced, canceled, released or surrendered, exercised any option or right of subscription relating to, settled or compromised any action or other legal proceeding relating to, or waived any right or remedy relating to or otherwise terminated, impaired or otherwise affected any indebtedness, liability or obligation of any Account Debtor or of any other Person relating to, any Account, Chattel Paper, General Intangible, Instrument, Document or Deposit Account included in the Collateral, except as fully and accurately described in Exhibit A attached to and made a part of this Agreement.

      vii. There exists no demand. claim, counterclaim, setoff or defense, no action or other legal proceeding, and no outstanding judgment, order or award of any court, agency or other governmental authority or of any arbitrator, relating to any of the Collateral or questioning the validity of, or rendering invalid, this Agreement or any action taken or to be taken pursuant to this Agreement, except for demands, claims, counterclaims, setoffs, defenses, actions and other legal proceedings and judgments, orders and awards fully and accurately described in Exhibit A attached to and made a part of this Agreement.

      viii. There is not on file in any public office any presently effective financing statement relating to any of the Collateral, naming him, her or it as a debtor and naming any Person other than the Secured Party as a secured party, except for financing statements fully and accurately described in Exhibit A attached to and made a part of this Agreement

      ix. There exists no presently effective certificate of title, and no application for any certificate of title or notice of lien, relating to any of his, her or its Goods and naming any Person other than the Secured Party as a secured party, except for certificates of title, applications and notices of lien fully and accurately described in Exhibit A attached to and made a part of this Agreement.

      x. There exists no (A) presently effective registration of any transfer or pledge of any Uncertificated Security included in the Collateral, (B) outstanding order to register any transfer or pledge of any such Uncertificated Security, (C) notification of any security interest in, or of any other lien or encumbrance upon, any such Uncertificated Security or (D) such Uncertificated Security that is shown on the records of any clearing corporation other than in the name of any Debtor, except for registrations, orders, notifications and Uncertificated Securities fully and accurately described in Exhibit A attached to and made a part of this Agreement.

      xi. There exists no security interest in, and no other lien or encumbrance upon, any of the Collateral, except for Permitted Liens.

      xii. There is no restriction on any assignment or other transfer by him, her or it of any of the Collateral, except for compliance with any "blue sky" or securities statute, regulation or other law.

      xiii. The real property on which any crop included in the Collateral is growing or is to be grown, or on which any timber included in the Collateral is or is to be standing, is fully and accurately described in Exhibit A attached to and made a part of this Agreement.

      b. At each time this Agreement is in effect as to any Debtor, such Debtor shall be deemed to represent and warrant to the Secured Party as follows:

      i. Each Instrument, Document and Deposit Account included in the Collateral at such time is genuine, as in all respects what it purports to be, and is enforceable in accordance with its terms against each Person obligated with respect thereto.

      ii. Each Account, Chattel Paper and General Intangible included in the Collateral at such time is genuine, is in all respects what it purports to be, and is enforceable in accordance with its terms against each Account Debtor and other Person obligated with respect thereto, and each sum represented by any Debtor to the Secured Party as owing by such Account Debtor or other Person with respect thereto is actually and unconditionally owing by such Account Debtor or other Person, except for any applicable normal cash discount, without any counterclaim, setoff or defense. The aggregate sum represented at such time by any Debtor to the Secured Party as owing by Account Debtors and other Persons with respect to Accounts, Chattel Paper and General Intangibles included in the Collateral is the aggregate sum actually and unconditionally owing by Account Debtors and other Persons with respect thereto at such time, except for applicable normal cash discounts.

      10. Expenses. Each Debtor shall pay to the Secured Party on demand each cost and expense (including, but not limited to, if the Secured Party retains counsel for advice, for litigation or for any other purpose, each attorney's fee and disbursement) incurred by the Secured Party (a) in searching any public record for, in filing or in recording in any public office, or in obtaining from any public office any certificate relating to, any financing statement, certificate of title, application for any certificate of title, notice of lien, instrument of assignment or other writing relating to any of the Collateral, (b) in performing any obligation of any Debtor pursuant to this Agreement, (c) in taking any action pursuant to Section 5 of this Agreement, (d) in connection with the custody or preservation of any of the Collateral or (e) in endeavoring to (i) enforce any indebtedness, liability or obligation of any Debtor pursuant to this Agreement, (ii) preserve or exercise any right or remedy pursuant to this Agreement, whether against any Debtor or otherwise, (iii) preserve or exercise any right or remedy relating to, take possession of, collect or enforce, have registered pursuant to the Securities Act of 1933, prepare for any sale, lease or other disposition, assign, sell, lease, exchange, convert or otherwise transfer or dispose of, or realize upon, any of the Collateral, (iv) obtain any information relating to any Uncertificated Security included in the Collateral from the issuer of such Uncertificated Security or register any transfer or pledge of such Uncertificated Security with such issuer or (v) defend against any claim, regardless of the basis or outcome thereof and whether asserted affirmatively, as a counterclaim, setoff or defense or otherwise, asserted against the Secured Party as a direct or indirect result of the execution and delivery to the Secured Party of this Agreement by any of the undersigned, except for any claim for any tax imposed by any government or political subdivision upon any income of the Secured Party or for any interest or penalty relating to any such tax. After such demand for payment of any cost or expense incurred by the Secured Party in performing any obligation of any Debtor pursuant to Section 4f, 4h, 4j, 4k or 4z of this Agreement, each Debtor shall pay interest at the highest rate permitted by applicable law on the portion of such cost or expense remaining unpaid.

      11. Cumulative Nature, Nonexclusive Exercise and Waivers of Rights and Remedies.

      a. All rights and remedies of the Secured Party pursuant to this Agreement or otherwise shall be cumulative, and no such right or remedy shall be exclusive of any other such right or remedy.

      b. No single or partial exercise by the Secured Party of any right or remedy pursuant to this Agreement or otherwise shall preclude any other or further exercise thereof, or any exercise of any other such right or remedy, by the Secured Party.

      c. No course of dealing or other conduct heretofore pursued, accepted or acquiesced in, no course of performance or other conduct hereafter pursued, accepted or acquiesced in, no oral or written agreement or representation heretofore made, and no oral agreement or representation hereafter made, by the Secured Party, whether or not relied or acted upon, and no usage of trade, whether or not relied or acted upon, shall operate as a waiver of any right or remedy of the Secured Party pursuant to this Agreement or otherwise. No delay by the Secured Party in exercising any such right or remedy, whether or not relied or acted upon, shall operate as a waiver thereof or of any other such right or remedy. No notice or demand of any kind, and no attempted but unsuccessful notice or demand of any kind, by the Secured Party prior to exercising any such right or remedy on any one occasion, whether or not relied or acted upon, shall operate as a waiver of any right of the Secured Party to exercise the same or any other such right or remedy on such or any future occasion without any notice or demand of any kind. No waiver by the Secured Party of any such right or remedy shall be effective unless made in a writing duly executed by the Secured Party and specifically referring to such waiver. No waiver by the Secured Party on any one occasion of any such right or remedy shall operate as a waiver thereof or of any other such right or remedy on any future occasion.

      12. Entire Agreement; Modification; Termination; Nonimpairment; Certain Consents and Waivers.

      a. This Agreement contains the entire agreement between the Secured Party and each Debtor with respect to the subject matter of this Agreement, and supersedes each course of dealing or other conduct heretofore pursued, accepted or acquiesced in, and each oral or written agreement and representation heretofore made, by the Secured Party with respect thereto, whether or not relied or acted upon.

      b. No course of performance or other conduct hereafter pursued, accepted or acquiesced in, and no oral agreement or representation hereafter made, by the Secured Party, whether or not relied or acted upon, and no usage of trade, whether or not relied or acted upon, shall modify or terminate this Agreement as to any Debtor or impair or otherwise affect any Security interest, any indebtedness, liability or obligation of any Debtor pursuant to this Agreement or any right or remedy of the Secured Party pursuant to this Agreement or otherwise.

      c. No modification of this Agreement shall be effective unless made in a writing duly executed by the Secured Party and specifically referring to each provision of this Agreement being modified.

      d. Except as expressly provided in this Agreement, this Agreement shall not be modified or terminated as to any Debtor, and no Security Interest, no indebtedness, liability or obligation of any Debtor pursuant to this Agreement, and no right or remedy of the Secured Party pursuant to this Agreement or otherwise, shall be impaired or otherwise affected, by any act, omission or other thing, whether occurring before or after the termination of this Agreement as to such Debtor with respect to any of the Obligations. Each Debtor consents, without any notice of any kind, to each act, omission and other thing that would or might, but for such consent, modify or terminate this Agreement as to any Debtor or impair or otherwise affect any Security Interest or any such indebtedness, liability, obligation, right or remedy. Without limiting the generality of the preceding two sentences, this Agreement shall not be modified or terminated as to any Debtor by, neither any Security Interest nor any such indebtedness, liability, obligation, right or remedy shall be impaired or otherwise affected by, and such consent shall apply to, (i) any extension of any of the Obligations, regardless of the length of such extension and regardless of whether such extension was preceded by another or by others, (ii) any renewal, refinancing, modification, compounding, subordination, acceleration, composition, settlement, adjustment, compromise, reaffirmation, invalidity, irregularity, unenforceability or impairment of, any replacement, cancellation, discharge, assignment, sale, exchange, conversion or other transfer or disposition of, or any grant of any participation in, any of the Obligations.
(iii) any modification or termination of any writing relating to any of the Obligations, to any of the Collateral or to any Other Collateral, (iv) any acceptance of any Other Obligor, (v) any replacement, release or discharge of, or any modification of any indebtedness, liability or obligation of, any other Debtor or any Primary Obligor, Other Obligor or other Person, (vi) any taking, holding, continuation, collection, modification, increase or decrease in value or impairment of, any replacement, cancellation, release, surrender, abandonment, discharge, assignment, sale, lease, exchange, conversion or other transfer or disposition of, any termination of any insurance on, any relying or realizing upon, any grant, perfection, subordination or enforcement of any security interest in, or of any other lien or encumbrance upon, any failure to call for, take, hold, continue, collect, insure, preserve or protect, to replace, assign, sell, lease, exchange, convert or otherwise transfer or dispose of, to rely or realize upon or to perfect, keep perfected or enforce any security interest in, or any other lien or encumbrance upon, or any delay in calling for, taking, continuing, collecting, insuring, preserving or protecting, in replacing, assigning, selling, leasing, exchanging, converting or otherwise transferring or disposing of, in relying or realizing upon or in perfecting, keeping perfected or enforcing any security interest in, or any other lien or encumbrance upon, any of the Collateral or any Other Collateral, regardless of its value, (vii) any security interest or other lien or encumbrance not being created in favor of the Secured Party, (viii) any of the Collateral or any Other Collateral being or becoming subject to any security interest or other lien or encumbrance (whether or not prior to any security interest or other lien or encumbrance in favor of the Secured Party), subject to any defense or restriction or unenforceable or impaired, (ix) any exercise, delay in the exercise or waiver of, any failure to exercise, or any forbearance or other indulgence relating to, any right or remedy of the Secured Party or of any other Person against any Debtor, Primary Obligor, Other Obligor or other Person or relating to any of the Obligations, to any of the Collateral or to any Other Collateral, (x) any failure of the Secured Party or of any other Person to make, prove or vote any claim relating to any of the Obligations, to any of the Collateral or to any Other Collateral in any case or other proceeding pursuant to any Bankruptcy Law,
(xi) the occurrence or existence of any Event of Default, (xii) the Obligations being at any time or from time to time reduced and then increased or being at any time or from time to time paid in full, (xiii) any refusal or other failure of the Secured Party or of any other Person to grant any or any additional loan, credit or other financial accommodation to any Debtor or Primary Obligor, (xiv) any refusal or other failure of the Secured Party or of any other Person heretofore or hereafter to provide to any Debtor any information relating to any other Debtor, to any Primary Obligor, Other Obligor or other Person or to the business, operations, assets, affairs or condition (financial or other) of any other Debtor or of any Primary Obligor, Other Obligor or other Person or so to provide any such information completely and accurately, (xv) any notice to the Secured Party or to any other Person from any Debtor, Primary Obligor, Other Obligor or other Person not to grant any or any additional loan, credit or other financial accommodation to any Debtor or Primary Obligor, not to extend, renew, refinance, modify or replace any of the Obligations or to take or not to take any other action, (xvi) the acceptance by the Secured Party or by any other Person of any Instrument or other writing intended by any other Person to create an accord and satisfaction with respect to any of the Obligations, (xvii) the manner or order of any sale, lease, exchange, conversion or other transfer or disposition of any of the Collateral Or of any Other Collateral, (xviii) the manner or order of application of any money received or applied in payment of any of the Obligations, (xix) any change in the ownership or membership of any Debtor, Primary Obligor, Other Obligor or other Person, (xx) any change in the location, business, name, identity or Structure of any Debtor, Primary Obligor, Other Obligor or other Person, (xxi) the expiration of the period of any statute of limitations with respect to any action or other legal proceeding against any other Debtor or against any Primary Obligor, Other Obligor or other Person, relating to this Agreement, to any of the Obligations, to any of the Collateral or to any Other Collateral or (xxii) the termination of this Agreement as to any other Debtor, whether by agreement, by operation of law or otherwise.

      e. Each Debtor waives, without any notice of any kind, each act and other thing upon which, but for such waiver, any Security interest, any indebtedness liability or obligation of any Debtor pursuant to this Agreement, or any right or remedy of the Secured Party pursuant to this Agreement or otherwise, would or might be conditioned. Without limiting the generality of the preceding sentence, neither any Security Interest nor any such indebtedness, liability, obligation, right or remedy shall be conditioned upon. and such waiver shall apply to, (i) the acceptance of this Agreement by the Secured Party. (ii) any demand upon, or any presentment or protest to, any Debtor, Primary Obligor, Other Obligor or other Person, (iii) any notice to any Debtor, Primary Obligor, Other Obligor or other Person Of any nonpayment, dishonor, default or protest, of the acceptance of this Agreement by the Secured Party, of the incurring of any of the Obligations or of any other matter or (iv) any exercise of any right or remedy of the Secured Party or of any other Person against any Debtor. Primary Obligor, Other Obligor or other Person or relating to any of the Obligations or to any Other Collateral.

      f. Each Debtor waives, without any notice of any kind, each right of redemption or appraisal arising in connection with any sale or other disposition of any of the Collateral.

      g. This Agreement shall not terminate as to any Debtor with respect to any of the Obligations until written notice of (i) its termination by such Debtor or
(ii) if such Debtor is an individual, the death of such Debtor or the judicial declaration of such Debtor's incompetence shall have been received by the Secured Party and the Secured Party shall have had a reasonable period of time to act thereupon. After any written notice of any termination, death or judicial declaration of incompetence by or relating to any Debtor shall have been so received and a reasonable time to act thereupon shall have expired, this Agreement shall (i) continue in full force and effect as to much Debtor, and as to each Successor of such Debtor, with respect to (A) each portion of the Obligations arising before such receipt of such notice and the expiration of such period of time, (B) each portion of the Obligations arising after such receipt of such notice and the expiration of such period of time as a direct or indirect result of any loan, credit or other financial accommodation agreed to by the Secured Party before such receipt of such notice and the expiration of such period of time, (C) each portion of the Obligations arising after such receipt of such notice and the expiration of such period of time as a direct or indirect result of any portion of the Obligations described in clause (i)(A) or
(i)(B) of this sentence (including, but not limited to, (I) each extension, renewal, refinancing, modification and replacement of any portion of the Obligations described in such clause (i)(A) or (i)(B) that is made after such receipt of such notice and the expiration of such period of time and (II) all Interest and Other charges accruing after such receipt of such notice and the expiration of such period of time with respect to any portion of the Obligations described in such clause (i)(A) or (i)(B) or with respect to any such extension, renewal, refinancing, modification or replacement), (D) each portion of the Obligations arising after such receipt of such notice and the expiration of such period of time and constituting a liability, cost or expense described in
Section 4j of this Agreement or a cost or expense described in Section 10 of this Agreement and (E) the Collateral, whether existing or arising before or after such receipt of such notice and the expiration of such period of time, and
(ii) terminate as to such Debtor and as to each Successor of such Debtor, with respect to each portion of the Obligations that arises after such receipt of such notice and the expiration of such period of time and is not described in clause (i)(B), (i)(C) or (i)(D) of this sentence. With respect to this Agreement, the sole effect of such receipt of such notice and the expiration of such period of time shall be to terminate this Agreement to the extent provided in clause (ii) of the preceding sentence. Upon such receipt of such notice, any Obligation of the Secured Party to grant any or any additional loan, credit or other financial accommodation to any Debtor shall terminate, notwithstanding any agreement to the contrary.

      h. Understanding that (i) because registration of any General Intangible or Instrument included in the Collateral pursuant to the Securities act of 1933 may not have been effected, because any General Intangible or Instrument included in the Collateral may have been acquired by a Debtor or by another Person for his, her or its own account for investment and not with a view to distribution or to resale or because of other circumstances relating to any General Intangible or Instrument included in the Collateral, there may be restrictions and limitations affecting the Secured Party in any attempt expeditiously to sell or otherwise dispose of such General Intangible or Instrument, (ii) In the absence of any agreement to the contrary, the Secured Party may have a general duty to attempt to obtain a fair price for such General Intangible or Instrument if the Secured Party sells or otherwise disposes of such General Intangible or Instrument even though the Obligations may be paid in full through realization of a lesser price for such General intangible or Instrument and (iii) the Secured Party is not to have any such general duty, each Debtor waives each right to hold the Secured Party responsible for selling or for otherwise disposing of such General Intangible or Instrument at an inadequate price even if the Secured Party in good faith accepts the first offer received for or does not approach more than one possible purchaser of, such General Intangible or Instrument.

      13. Governing Law; Jurisdiction; Certain Consents and Waivers.

      a. This Agreement shall be governed by and construed, interpreted and enforced in accordance with the internal law of the State of New York, without regard to principles of conflict of laws.

      b. Each action and other legal proceeding relating to this Agreement commenced by the Secured Party may be litigated in any court that is either a court of record of the State of Now York or a court of the United States located in the State of New York. Each such action and other legal proceeding not commenced by the Secured Party shall be litigated in such a court.

      c. Each Debtor (i) consents in each action and other legal proceeding relating to this Agreement commenced by the Secured Party to the personal jurisdiction of any court that is either a court of record of the State of New York or a court of the United States located in the State of New York, (ii) waives each objection to the laying of venue of any such action or other legal proceeding, (iii) waives personal service of process an each such action and other legal proceeding, (iv) consents to the making of service of process in each such action and other legal proceeding by registered mail directed to such Debtor at the last address of such Debtor shown in the records relating to this Agreement maintained by the Secured Party, with such service of process to be deemed completed five days after the mailing thereof, (v) waive; in each such action end other legal proceeding each right to trial by jury and each right to assert any counterclaim or staff or any defense based upon any statute of limitations or upon any claim of laches, (vi) waives each right to attack any final judgment that is obtained as a direct or indirect result of any such action or other legal proceeding, and (vii) consents to each such final judgment being sued upon in any court having jurisdiction with respect thereto and enforced in the jurisdiction in which such court is located as if issued by such court.

      14. Notices.

      a. Each notice to, and each demand upon, any Debtor by the Secured Party relating to this Agreement may be (i) delivered in person in writing, (ii) delivered in person orally with a subsequent confirmation sent by mail, by telex, by telegram or by mailgram, (iii) given by telephone with a subsequent confirmation sent by mail, by telex, by telegram or by mailgram or (iv) sent by mail, by telex, by telegram or by mailgram. Each such notice and demand delivered in person orally or given by telephone shall be deemed to have been delivered or given when so communicated. Each such notice, demand and confirmation sent to any Debtor by mail, by telex, by telegram or by mailgram may be directed to such Debtor at the last address of such Debtor shown in the records relating to this Agreement maintained by the Secured Party. Each such notice, demand and confirmation shall be deemed to have been sent (i) if sent by mail, when deposited in the mail, first-class or certified postage prepaid, or when delivered to any post office for sending by registered mail, directed as provided in the preceding sentence or (ii) if sent by telex, by telegram or by mailgram, when delivered to any telex operator or telegraph or mailgram office directed as provided in the preceding sentence. Each requirement under applicable law of reasonable notice to any Debtor by the Secured Party of any event shall be deemed to have been met if notice of such event is delivered, given or sent to such Debtor by the Secured Party as provided in this Section 14a at least ten days before the date on or after which such event is to occur.

      b. Each notice to, and each demand upon, the Secured Party by any Debtor relating to this Agreement (including, but not limited to, Section 12g of this Agreement), and each notice to the Secured Party of the death of any Debtor or of the judicial declaration of any Debtors incompetence, shall specifically refer to this Agreement, and shall be delivered in person in writing or sent by registered mail. Each such notice and demand shall be deemed to have been delivered or sent only when actually received by an officer of the Secured Party at the chief executive office of the Secured Party.

      15. General.

      a. If there is more than one Debtor, each of them shall be jointly and severally liable pursuant to this Agreement.

      b. This Agreement shall be binding upon each Debtor and upon each heir and legal representative of each Debtor, and shall inure to the benefit of, and be enforceable by, the Secured Party, each Successor of the Secured Party and each direct or indirect assignee or other transferee of any of the Obligations.

      c. Each agreement, consent, waiver, appointment as attorney-in-fact and other thing made, given or done in this Agreement by any of the undersigned shall be on his, her or its own behalf and on behalf of each of his, her or its Successors.

      d. Except as expressly provided in this Agreement, each right and remedy of the Secured Party pursuant to this Agreement, and each action of the Secured Party pursuant to the authorization and appointment as attorney-in-fact contained in Section 5 of this Agreement, may be exercised or taken (i) at any time and from time to time, (ii) at the sole option of the Secured Party, (iii) without any notice or demand of any kind and (iv) whether or not any Event of Default has occurred or existed, but the Secured Party shall not be obligated to exercise any such right or remedy or to take any such action. Each request of the Secured Party pursuant to this Agreement may be made (i) at any time and from time to time, (ii) at the sole option of the Secured Party and (iii) whether or not any Event of Default has occurred or existed.

      e. Upon and at any time and from time to time after the occurrence or existence of any Event of Default, (i) the Secured Party shall have the right to set off against all of the Obligations remaining unpaid each indebtedness, liability and obligation of the Secured Party in any capacity to any Debtor in any capacity, whether alone or otherwise and whether or not then due, (including, but not limited to, any such indebtedness, liability or obligation arising as a direct or indirect result of any Instrument or Deposit Account), and (ii) each holder of any participation in any portion of the Obligations shall have the right (which may be exercised by such holder in accordance with clauses (i), (ii) and (iii) of the first sentence of Section 15d of this Agreement as though it were a right of the Secured Party pursuant to this Agreement) to set off against all of such portion of the Obligations remaining unpaid each indebtedness, liability and obligation of such holder in any capacity to any Debtor in any capacity, whether alone or otherwise and whether or not then due, (including, but not limited to, any such indebtedness, liability or obligation arising as a direct or indirect result of any Instrument or Deposit Account). Each exercise of such right by the Secured Party or by such holder shall be deemed to be immediately effective at the time the Secured Party or such holder opts therefor even though evidence thereof is not entered on the records of the Secured Party or of such holder until later.

      f. In conjunction with the Secured Party's assignment mother transfer of, or in conjunction with the Secured Party's grant of any participation in, any of the Obligations, the Secured Party shall have the right to assign or otherwise transfer, or to grant any participation in, this Agreement, any of the Secured Party's rights and remedies pursuant to this Agreement, any of the Collateral or any interest in any of the Collateral. Upon any assignment or other transfer of any portion of any of the Collateral by the Secured Party, each responsibility of the Secured Party with respect to such portion of the Collateral shall terminate.

      h. Solely to the extent required by any statute, regulation or other law to make the Collateral available for the payment of the Obligations, each Debtor guarantees the payment, without any setoff or other deduction, of the Obligations, without any limitation as to amount.

      i. Each Account Debtor and other Person obligated with respect to any Account, Chattel Paper, General Intangible, Instrument, Document or Deposit Account included in the Collateral may accept without question any exercise by the Secured Party of any right or remedy pursuant to this Agreement or otherwise with respect thereto, and shall have no liability to any Debtor as a direct or indirect result of doing so.

      j. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law. If, however, any such provision shall be prohibited by or invalid under such law, it shall be deemed modified to conform to the minimum requirements of such law, or, if for any reason it is not deemed so modified, it shall be prohibited or invalid only to the extent of such prohibition or invalidity without the remainder thereof or any other such provision being prohibited or invalid.

      k. Any provision of this Agreement that prohibits any Debtor from taking any action shall be construed to prohibit such Debtor front taking such action directly or indirectly.

      l. Except as expressly provided in this Agreement, any reference in this Agreement to any statute, regulation or other law shall be deemed to be as of any time a reference to such statute, regulation or other law as in effect at such time or, if such statute, regulation or other law is not in effect at such time, a reference to any similar statute, regulation or other law in effect at such time.

      m. In this Agreement, headings of sections are for convenience of reference only, and are not of substantive effect.

      16. Definitions. For purposes of this Agreement:

      a. "Bankruptcy Law" means (i) any bankruptcy or insolvency statute, regulation or other law or (ii) any other statute, regulation or other law relating the relief of debtors, to the readjustment, composition or extension of indebtedness, to liquidation or to reorganization.

      b. "Collateral" means collectively, wherever located, whether now owned or hereafter acquired or arising, whether owned alone or otherwise, whether or not subject to Article 9 of the Uniform Commercial Code of the State of New York, whether or not described in any schedule heretofore or hereafter delivered to the Secured Party and whether or not in the possession or under the control of, or enroute to or from, the Secured Party in any capacity or any other Person acting on behalf of the Secured Party, (i) all Goods, Accounts, Chattel Paper, General Intangibles, Instruments, Investment Proper, Documents. Deposit accounts and money of each Debtor other than any Consumer Goods of any Debtor, (ii) all demands, claims and rights (including, but not limited to, (A) all claims arising out of tort, all rights represented by any judgment, all rights to money payable pursuant to any insurance, all rights of setoff, all rights to payment pursuant to any letter of credit and all other claims and rights to the payment of money and (B) all rights as a seller of Goods, whether to reclaim Goods or stop Goods in transit or otherwise) of each Debtor other than any claim for wages, salary and other compensation of any Debtor as an employee, (iii) all direct or indirect additions to, all direct or indirect extensions, renewals and replacements of, all direct or indirect increases in, all direct or indirect profits, interest, dividends, distributions and other income and payments on account of, and all direct or indirect proceeds of any replacement, release, surrender, discharge, assignment, sale, lease, exchange, conversion or other transfer or disposition of, of any collection at, or of any exercise of any option or right of subscription relating to, any of the things described in clauses (i) and (ii) of this sentence, whether arising from any action taken by any Debtor or by the Secured Party or otherwise and whether arising from any exchange, conversion, stock split, spin-off, reclassification, merger, consolidation or other absorption, sale of assets or combination of shares or otherwise, (iv) all Proceeds and Products of any of the things described in clauses (i) through (iv) of this sentence and (v) all records (including, but not limited to, all records maintained on computer software and all schedules, invoices, shipping documents, delivery receipts, purchase orders and written agreements) of each Debtor evidencing, or otherwise relating to, any of the things described in clauses (i) through (iv) of this sentence.

      c. "Debtor" means (i) any of the undersigned or (ii) any Successor of any of the undersigned.

      d. "Equipment" has the meaning given it for purposes of Article 9 of the Uniform Commercial Code of the State of New York as in effect on the date of this Agreement, and, with respect to any Person, includes, but is not limited to, (i) any machinery, vehicle or furniture constituting equipment of such Person and (ii) any part, accessory, attachment, accession or tool installed in, affixed to, or used or intended to be used in connection with, any equipment of such Person.

      e. See Addendum.

      f. "General Intangible" has the meaning given it for purposes of Article 9 of the Uniform Commercial Code of the State of New York as in effect on the date of this Agreement, and, with respect to any Person, includes, but is not limited to, (i) any computer software of such Person, (ii) any Uncertificated Security of such Person or any other security of such Person not evidenced by an Instrument, (iii) any trademark, service mark, trade style, trade name, patent, copyright, license or franchise of such Person and (iv) goodwill of such Person.

      g. "Goods" has the meaning given it for purposes of Article 9 of the Uniform Commercial Code of the State of New York as in effect or, the date of this Agreement, and, with respect to any Person, includes, but is not limited to, any Fixture, Equipment, Inventory or Farm Product of such Person.

      h. "Inventory" has the meaning given it for purposes of Article 9 of the Uniform Commercial Code of the State of New York as in effect on the date of this Agreement, and, with respect to any Person, includes, but is not limited to, any inventory of such Person that is returned, repossessed reclaimed or stopped in transit or is raw material or work in process.

      i. "Obligations" means collectively all indebtedness, liabilities and obligations for the payment of money, regardless of kind, of class or of form and whether for the payment of principal or of interest or otherwise, incurred for any business, commercial, agricultural or consumer purpose or otherwise, now exiting or hereafter arising, created directly (including, but not limited to, all indebtedness, liabilities and obligations arising as a direct or indirect result of any overdraft) or by any assignment or other transfer, direct or indirect, absolute or contingent (including, but not limited to, all indebtedness liabilities and obligations arising as a direct or indirect result of any guaranty, endorsement or other assurance or as a direct or indirect result of any letter of credit), similar or dissimilar, related or unrelated, due or not due, contractual or tortious, liquidated or unliquidated or arising by operation of law or otherwise, that are now or hereafter owing by any Debtor or Primary Obligor in any capacity, whether alone or otherwise, to the Secured Parties or to any Secured Party in any capacity, whether or not allowed as a claim against such Debtor or Primary Obligor in any case or other proceeding pursuant to any Bankruptcy Law.

      j. "Other Collateral" means whether now existing or hereafter arising, (i) any guaranty, endorsement or other assurance, any collateral or other security, or any subordination, now or hereafter directly or indirectly securing the payment of, or otherwise now or hereafter directly or indirectly applicable to, any of the Obligations, except for the Collateral, (ii) any indebtedness, liability or obligation of the Secured Party to any Debtor, Primary Obligor or Other Obligor, that is now or hereafter available for setoff by the Secured Party against any of the Obligations (including, but not limited to, any such indebtedness, liability or obligation arising as a direct or indirect result of any Instrument or Deposit Account) or (iii) any asset of any Debtor. Primary Obligor or Other Obligor that is now or hereafter subject to any banker's lien of the Secured Party.

      k. "Other Obligor" means, other than any Debtor or Primary Obligor, any Person (i) who or which is now or hereafter directly or indirectly liable for the payment of any of the Obligations, whether as a maker, drawer, acceptor, endorser, guarantor, surety or accommodation party or otherwise, (including, but not limited to, if any Debtor or Primary Obligor is a partnership, any general partner of such Debtor or Primary Obligor) or (ii) any asset of whom or of which now or hereafter directly or indirectly secures the payment of any of the Obligations.

      l. "Permitted Lien" means (i) any security interest in, or any other lien or encumbrance upon, any of the Collateral fully and accurately described in Exhibit A attached to and made a part of this Agreement, (ii) any security interest in, or any other lien or encumbrance upon, any of the Collateral in favor of the Secured Party, (iii) any lease of any Inventory included in the Collateral by any Debtor as a lessor in the ordinary course of his, her or its business and without interference with the conduct of his, her or its business or operations, (iv) any pledge or deposit of any General Intangible, Instrument, Deposit Account or money included in the Collateral that is made by any Debtor in the ordinary course of his, her or its business (A) in connection with any workers' compensation, unemployment insurance, social security or similar statute, regulation or other law or (B) to secure the payment of any indebtedness, liability or obligation arising in connection with any letter of credit, bid, tender, trade or government contract, lease, statute, regulation or other law or surety, appeal or performance bond, or of any similar indebtedness, liability or obligation, not incurred in connection with the borrowing of any money or in connection with the payment of the deferred purchase price of any asset, (v) any attachment, levy or similar lien against any of the Collateral arising in connection with any action or other legal proceeding so long as (A) the validity of the claim or judgment secured thereby is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted,
(B) adequate reserves have been appropriately established for such claim or judgment, (C) the execution or other enforcement of such attachment, levy or similar lien is effectively stayed and (D) neither such claim or judgment nor such attachment, levy or similar lien has any material adverse effect on any Debtor or on the business, operations, assets, affairs or condition (financial or other) of any Debtor, (vi) any statutory lien upon any of the Collateral in favor of the United States for any amount paid to any Debtor as a progress payment pursuant to any government contract, (vii) any statutory lien upon any of the Collateral securing the payment of any tax, assessment, fee, charge, fine or penalty imposed by any government or political subdivision upon any Debtor or upon any of the assets, income and franchises of any Debtor or the payment of any demand or claim of any materialman, mechanic, carrier, warehouseman, garageman or landlord against any Debtor so long as such tax, assessment, fee, charge, fine, penalty, demand or claim is not yet due or (A) the validity of such tax, assessment, fee, charge, fine, penalty, demand or claim is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, (B) adequate reserves have been appropriately established for such tax, assessment, fee, charge, fine, penalty, demand or claim, (C) the execution or other enforcement of such statutory lien is effectively stayed and
(D) neither the failure to pay such tax, assessment, fee, charge, fine, penalty, demand or claim nor such statutory lien has any material adverse effect on any Debtor or on the business, operations, assets, affairs or condition (financial or other) of any Debtor or (viii) any reservation, exception, encroachment, easement, right-of-way, covenant, condition, restriction, lease or similar title exception or encumbrance affecting the title to any Fixture included in the Collateral but not interfering with the conduct of the business or operations of any Debtor.

      m. "Person" means (i) any individual, corporation, partnership, joint venture, trust, unincorporated association, government or political subdivision.
(ii) any court, agency or other governmental authority or (iii) any other entity, body, organization or group.

      n. "Primary Obligor" means (i) the Borrower or (ii) any Successor of the Borrower.

      o. "Security Interest" means any security interest granted, or any assignment, pledge or hypothecation made, pursuant to Section 2a of this Agreement.

      p. "Successor" means, with respect to any Person, (i) if such Person is an individual, the estate of such Person, (ii) if such Person is not an individual, any direct or indirect successor of such Person (including, but not limited to, (A) if such Person is a corporation, any other corporation into which such Person is hereafter directly or indirectly merged, consolidated or otherwise absorbed and (B) if such Person is a partnership, any other partnership hereafter created as a direct or indirect result of the admission of any new partner or as a direct or indirect result of the death or withdrawal of any partner) or (iii) any other Person to whom or to which all or substantially all of the assets of such Person are hereafter directly or indirectly assigned or otherwise transferred.

17. The attached Addendum is an integral part of this Security Agreement.

Dated [ILLEGIBLE], 1998           CVC, INC.
      -----------------           -----------------------------

                              By: Emilio O. DiCataldo
                                  -----------------------------
                            Name: Emilio O. DiCataldo
                                  -----------------------------
                           Title: Senior Vice President and CFO
                                  -----------------------------

                                 ACKNOWLEDGMENT

STATE OF NEW YORK    )
                     :   SS.
COUNTY OF MONROE     )

On the 14th day of April in the year 1998, before me personally came EMILIO O. DICATALDO

|_|  Individual         to me known and known to me to be the person(s)
                        described in and who executed the above instrument, and __he (they jointly and severally) acknowledged to me that __he (they) executed the same.

|_| Partnership         to me known and known to me to be a member of the
                        partnership described in and which executed the above instrument, and __he duly acknowledged to me that __he executed the above instrument for and on behalf of said partnership.

|X| Corporation         to me known, who, being by me duly sworn, did depose and
                        say that, __he resides at Rochester, New York
                        _______________________________; that __he is the Senior
                        Vice President and CFO of CVC, INC., the corporation described in and which executed the above instrument;
                        and that __he signed his (her) name thereto by order of the board of directors of said corporation.

           GARY F. AMENDOLA
   Notary Public, State of New York
      Qualified in Monroe County
    Commission Expires, Oct 31, 94

FOR BANK USE ONLY: Authorization confirmed.     /s/ [ILLEGIBLE]
                                             -----------------------

                            Exhibit A   See Schedule attached to a Loan
                                        Agreement between Bank and Borrower
                                        executed the same date this Security
                                        Agreement was executed.

Permitted Financing Statements and Other Evidences of Lien (Section 4x):

Permitted Transfers, Pledges and Other Actions with Respect to Uncertificated Securities (Section 4y):

Exceptions to Representations and Warranties (Clauses (v), (vi), (vii), (viii),
(ix) and (x) of Section 9a):

Description of Real Property on Which Crop or Timber Located (Clause (xiii) of
Section 9a):

Permitted Liens (Clause (i) of Section 16l):

QUESTIONNAIRE *See attached Perfection Certificate

1. What is the complete name of the undersigned (giving, if the undersigned is a corporation, the name exactly as it appears in the certificate or articles of incorporation or other charter document of the undersigned or, if the undersigned is a partnership, the name exactly as it appears in the partnership agreement or other organizational document of the undersigned or, if there is none, in any assumed name certificate of the undersigned)?

2. Does the undersigned do business under any name other than the name indicated in the answer to question 1? If so, what is each such other name?

3. What is the address (including county) of the residence, only place of business or chief executive office of the undersigned?

4. What is the address (including county) of each place of business of the undersigned other than the address indicated in the answer to question 3?

5. What is the address of each location at which any of the Goods, Chattel Paper, Instruments, Documents and records of the undersigned included in the Collateral is or will be kept other than the locations the addresses of which are indicated in the answers to questions 3 and 4?

6. If any of the Goods, Chattel Paper, Instruments, Documents and records of the undersigned included in the Collateral is in the possession of any Person other than the undersigned, what are the name and address of each such other Person?

7. What are the name and address of each Person other than the undersigned who or which has any Interest, whether as an owner, mortgagee or lessee or otherwise, in any real property to which is affixed, or in or on which is installed or located, any of the Goads of the undersigned included in the Collateral or in or on which is located any of the Chattel Paper, Instruments, Documents and records of the undersigned included in the Collateral?

Dated: April 14, 1998                          CVC, INC.
       ------------------------                -----------------------------

                                           By: /s/ Emilio O. DiCataldo
                                               -----------------------------
                                         Name: Emilio O. DiCataldo
                                               -----------------------------
                                        Title: Senior Vice President and CFO
                                               -----------------------------

                       ADDENDUM TO AN AMENDED AND RESTATED
                           GENERAL SECURITY AGREEMENT
                           DATED AS OF MARCH 31, 1998
                              EXECUTED BY CVC, INC.
                                   IN FAVOR OF
               MANUFACTURERS AND TRADERS TRUST COMPANY AND OTHERS

      This ADDENDUM is made to an Amended and Restated General Security Agreement ("Agreement"), dated as of March 31, 1998, executed by CVC, INC. ("Borrower") in favor of MANUFACTURERS AND TRADERS TRUST COMPANY ("Bank") and others. This Addendum is an integral part of the Agreement.

      1. This Agreement restates and amends a General Security Agreement executed by Borrower (under its former name of "CVC Holdings, Inc.") in favor of Bank on or about February 2, 1996, as previously amended, if at all.

      2. M&T Real Estate, Inc. ("RE") and M&T Financial Corporation ("MFC"), each of whose principal place of business is located at One M&T Plaza, Buffalo, New York, are each additional Secured Parties under this Agreement. Manufacturers and Traders Trust Company ("M&T"), RE and MFC are collectively referred to in this Agreement as "Secured Parties" and individually as a "Secured Party". M&T may also be at times referred to in this Agreement as "Bank". CVC, Inc. is at times referred to in this Agreement as "Debtor", "undersigned" and "Undersigned". All references in this Agreement to "Secured Party" shall be deemed to be to "Secured Parties or any Secured Party."

      3. The following is inserted between the words "General Intangibles" and "Instruments" in the fourth line of the first sentence of Section 16b (Definition of Collateral) of the preprinted portion of this Agreement:

            "(including but not limited to all patents and patent applications, rights under all licenses, trade secrets, trademarks, copyrights and other intellectual property of any nature or kind (collectively "Intellectual Property"), whether such Intellectual Property is now owned by the undersigned or in which the undersigned now has any interest or such Intellectual Property is hereafter acquired by the undersigned or in which the undersigned hereafter acquires any interest),"

      4. Section 16e of the preprinted form of the General Security Agreement is deemed deleted and replaced with the following:

            "e. An Event of Default occurs or exists at any time that an Event of Default occurs or exists under the Loan Agreement entered into by Borrower (CVC Products, Inc.) and Bank on or about the date this Agreement was executed ("Loan

            Agreement"), as the Loan Agreement is amended, extended or replaced from time to time."

      IN WITNESS WHEREOF, Debtor has executed this Addendum, together with the preprinted form of the Agreement, on the date indicated in the Acknowledgement, effective as of March 31, 1998.

                                            CVC, INC.


                                            By:    /s/ Emilio O. DiCataldo
                                                   ----------------------------
                                            Name:  Emilio O. DiCataldo
                                            Title: Senior Vice President and CFO

STATE OF NEW YORK)
COUNTY OF MONROE) ss:

      On this 14th day of April, 1998, before me personally came EMILIO O. DiCATALDO, to me known, who, being by me, duly sworn, did depose and say that he is the Senior Vice President and CFO of CVC, INC., the corporation described in, and which executed the within Instrument, and that he signed his name thereto by order of the Board of Directors.


                                         /s/ GARY F. AMENDOLA
                                         ---------------------------------------
                                         Notary Public

                                                     GARY F. AMENDOLA
                                             Notary Public, State of New York
                                                Qualified in Monroe County
                                         Commission Expires Oct. 31, [ILLEGIBLE]

                             PERFECTION CERTIFICATE
                                   (CVC, INC.)

      In order to induce Manufacturers and Traders Trust Company ("Bank") to make certain credit facilities available to CVC Products, Inc., the undersigned, a duly authorized officer of CVC, Inc. ("Parent") (which owns all of the issued and outstanding stock of CVC Products, Inc.) hereby certifies to Bank as follows:

      1. Names.

            (a) Prior to and on the date hereof, the exact corporate name of Parent, as it appears in its Certificate of Incorporation, its state of incorporation and its federal employer identification number are as follows:

                                      State of             Federal EIN or
Name                                Incorporation         Registration No.
----                                -------------         ----------------

CVC, Inc.                             Delaware              #16-138-3279

            (b) Set forth below is each other corporate name that Parent has had since its organization, together with the date of the relevant change:

                  Previous Name - CVC Holdings, Inc.

                  Effective Date of Name Change - 10/15/97

            (c) Except as set forth in Schedule 1 annexed hereto, Parent has not changed its identity or corporate structure in any way within the past five years. For purposes of this Certificate, changes in identity or corporate structure include mergers, consolidations and acquisitions, as well as any change in form, name, nature or jurisdiction of corporate organization. If any such change has occurred, Schedule 1 annexed hereto includes the information required by paragraphs 1, 2 and 3 of this Certificate as to each acquiree or constituent party to a merger or consolidation.

            (d) The following is a list of all other names (including trade names or similar appellations) used by Parent or any of its divisions or other business units at any time during the past five years:

                  CVC

      2. Current Locations.

            (a) The chief executive office of Parent is located at the following address:

                  525 Lee Road
                  Rochester, New York 14606

            (b) The following are all locations where Parent maintains any books or records relating to any Accounts, in addition to the addresses listed in part 2(a) above:

                  None

            (c) Listed on Schedule 2 are all the places of business of Parent not identified above.

            (d) The following are all locations not identified above where Parent maintains any Inventory or Equipment:

                  See Schedule 2

            (e) The following are the names and addresses of all Persons other than Parent which have possession of any Inventory or Equipment owned by Parent:

                  None

      3. Prior Locations. Set forth below is all of the business locations, not otherwise listed above, which were maintained by Parent at any time during the past five (5) years:

                  Fremont, California - Warm Springs Boulevard

      4. Unusual Transactions. All Accounts have been originated by Parent and all Inventory and Equipment has been acquired by Parent in the ordinary course of business.

                  Yes

      5. Intellectual Property. Attached hereto as Schedule 3 is a list of all the patents, patent rights, patent applications, copyrights and copyright applications, trademarks, trademark rights, patent licenses, copyright licenses and trademark licenses now owned or used by Parent.

      6. Lien Search Reports.

            (a) Attached hereto as Schedule 4 are the financing statements or other filings filed against Parent in the Uniform Commercial Code filing office or offices in each jurisdiction identified in paragraphs 2 or 3 above with respect to Parent; and

            (b) No other financing statement or other filing under the Uniform Commercial Code has been made in the name of Parent.

      IN WITNESS WHEREOF, the undersigned has executed this Certificate through its duly authorized officer as of this 14th day of April, 1998.

                                          CVC, Inc.


                                          By: /s/ Emilio 0. DiCataldo
                                              ----------------------------------
                                          Name: Emilio 0. DiCataldo
                                          Title: Senior Vice President

                                   SCHEDULE 1

                   Changes in Identity or Corporate Structure

              See answer to Question 1(b) on Perfection Certificate

                                   SCHEDULE 2

                               Business Locations

(1)   525 Lee Road
      Rochester, New York 14606

(2)   3100 Laurelview Court
      Fremont, California 94538

(3)   329 Oaks Trail
      Garland, Texas 75043

(4)   2914 Montopolis Drive
      Austin, Texas 78741

(5)   4530 West 77th Street
      Edina, Minnesota 55435

(6)   21 Clarendon Street
      Londonderry, Northern Ireland BT487EP

                                   SCHEDULE 3

                              Intellectual Property

                 See Baker & Botts IP Audit Report as of 10/8/97
                         as updated in a 7 page report
                       prepared by Bill Hulsey captioned
                               "B Patent Assets"

                                   SCHEDULE 4

                                  LIEN SUMMARY

CVC, INC.

              Financing Statement #
            ------------------------
Date        NYDOS             Monroe            Texas       Calif.      Minn.
----        -----             ------            -----       ------      ----
                                                State       State       State
                                                -----       -----       -----
            none              none              none        none        none

CVC HOLDINGS, INC.

              Financing Statement #
            ------------------------
Date        NYDOS             Monroe            Texas       Calif.      Secured Creditor           Collateral
----        -----             ------            -----       ------      ----------------           ----------
                                                State       State
                                                -----       -----
02/07/96                      96/1029                                   Manufacturers and          fixture [ILLEGIBLE]
                                                                        Traders Trust Company

02/07/96                      96/1030                                   Manufacturers and          Blanket
02/09/96    028551                                                      Traders Trust Company
02/15/96                                        028242
02/13/96                                                    9604560806

no filings with Minnesota Secretary of State

================================================================================

               PATENT COLLATERAL ASSIGNMENT AND SECURITY AGREEMENT

                           Dated as of March 31, 1998

                                      among

                                    CVC, INC.

                               CVC PRODUCTS, INC.

                                       and

                     MANUFACTURERS AND TRADERS TRUST COMPANY

================================================================================

                                TABLE OF CONTENTS

Section                                                                 Page No.
-------                                                                 --------

1.    DEFINITIONS .........................................................   2
2.    GRANT OF SECURITY INTEREST ..........................................   4
3.    REPRESENTATIONS, WARRANTIES AND COVENANTS ...........................   4
4.    NO TRANSFER OR INCONSISTENT AGREEMENTS ..............................   5
5.    AFTER-ACQUIRED PATENTS, ETC. ........................................   5
           5.1 After-acquired Patents .....................................   5
           5.2 Amendment to Schedule ......................................   5
6.    PATENT PROSECUTION ..................................................   6
           6.1 Assignors Responsible ......................................   6
           6.2 Assignors' Duties, etc. ....................................   6
           6.3 Assignors' Enforcement Rights ..............................   6
           6.4 Protection of Patents, etc. ................................   7
           6.5 Notification by Assignors ..................................   7
7.    LICENSE BACK TO ASSIGNORS ...........................................   7
8.    REMEDIES ............................................................   7
9.    COLLATERAL PROTECTION ...............................................   8
10.   POWER OF ATTORNEY ...................................................   8
11.   FURTHER ASSURANCES ..................................................   9
12.   TERMINATION .........................................................   9
13.   COURSE OF DEALING ...................................................   9
14.   EXPENSES ............................................................  10
15.   OVERDUE AMOUNTS .....................................................  10
16.   NO ASSUMPTION OF LIABILITY; INDEMNIFICATION .........................  10
17.   RIGHTS AND REMEDIES CUMULATIVE ......................................  10
18.   NOTICES .............................................................  11
19.   AMENDMENT AND WAIVER ................................................  11
20.   GOVERNING LAW; CONSENT TO JURISDICTION ..............................  12
21.   WAIVER OF JURY TRIAL ................................................  12
22.   BANK'S RIGHT TO ACCEPT OR CONSENT, ETC. .............................  12
22.   MISCELLANEOUS .......................................................  13

               PATENT COLLATERAL ASSIGNMENT AND SECURITY AGREEMENT

      PATENT COLLATERAL ASSIGNMENT AND SECURITY AGREEMENT dated as of March 31, 1998, between CVC, INC., a Delaware corporation ("Parent"), CVC PRODUCTS, INC., a Delaware corporation ("Borrower" and, together with Parent, "Assignors"), both of which have their principal places of business at 525 Lee Road, Rochester, New York, and MANUFACTURERS AND TRADERS TRUST COMPANY, having an office at One M&T Plaza, Buffalo, New York 14203 (the "Bank").

      WHEREAS, the Borrower and the Bank are parties to a Loan Agreement, dated as of March 31, 1998, (as amended and in effect from time to time, the "Loan Agreement");

      WHEREAS, it is a condition precedent to the Bank making any loans or otherwise extending credit to the Borrower under the Loan Agreement that the Assignors execute and deliver to the Bank this Agreement;

      WHEREAS, the Borrower has previously executed and delivered to the Bank a General Security Agreement, dated as of February 2, 1996, as amended (the "Original Borrower Security Agreement"), pursuant to which the Borrower granted to the Bank a first priority perfected security interest in all of the Borrower's personal property and fixture assets, including, without limitation, the patents and patent applications listed on Schedule A attached hereto, all to secure the payment and performance of all the indebtedness of the Borrower to the Bank, whenever arising and, on even date herewith, Borrower has executed and delivered an Amended and Restated General Security Agreement ("Restated Borrower Security Agreement") in favor of Bank, pursuant to which the Original Borrower Security Agreement has been amended and restated; and

      WHEREAS, the Parent has previously executed and delivered to Bank a General Security Agreement, dated as of February 2, 1996 (the "Original Parent Security Agreement"), pursuant to which the Parent granted to the Bank a first priority perfected security interest in all of the Parent's personal property and fixture assets, including, without limitation the patents and patent applications listed on Schedule A attached hereto, to the extent that the Parent has an interest therein, all to secure the payment and performance of all of the indebtedness of the Parent to the Bank, whenever arising, and, on even date herewith, Parent has executed and delivered an Amended and Restated General Security Agreement ("Restated Parent Security Agreement") in favor of Bank, pursuant to which the Original Parent Security Agreement has been amended and restated; and

      WHEREAS, this Patent Agreement (defined below) is supplemental to the provisions contained in the Restated Borrower Security Agreement and the Restated Parent Security Agreement (together, the "Security Agreements");

      NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. DEFINITIONS.

      Capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided therefor in the Loan Agreement. In addition, the following terms shall have the meanings set forth in this Section 1 or elsewhere in this Patent Agreement referred to below:

      Assignors means Borrower and Parent, collectively and individually.

      Event of Default means any "Event of Default" which has occurred under the Restated Borrower Security Agreement or the Restated Parent Security Agreement.

      Obligations means, collectively, any indebtedness, liabilities and obligations for payment of money, regardless of kind, class or form and whether for the payment of principal or of interest or otherwise, incurred, for any business, commercial, agricultural or consumer purposes or otherwise, now existing or hereafter arising, created directly (including, but not limited to, all indebtedness, liabilities and obligations arising as a direct or indirect result of any overdraft) or by an assignment or other transfer, direct or indirect, absolute or contingent (including, but not limited to, all indebtedness, liabilities and obligations arising as a direct or indirect result of any guaranty, endorsement or other assurance or as a direct or indirect result of any letter of credit), similar or dissimilar, related or unrelated, due or not due, contractual or tortuous, liquidated or unliquidated, arising by operation of law or otherwise, that are now or hereafter owing by either Assignors in any capacity, whether alone or otherwise, to the Bank in any capacity, whether or not allowed as a claim against such Assignors in any case or other proceeding pursuant to any bankruptcy or insolvency statute, regulation or other law or any other statute, regulation or other law relating to the relief of debtors, to the readjustment, composition or extension of indebtedness, to liquidation or to reorganization.

      Patent Agreement means this Patent Collateral Assignment and Security Agreement, as amended and in effect from time to time.

      Patent Collateral means all of the Assignors' right, title and interest in and to all of the Patents, the Patent License Rights, and all other Patent Rights, and all additions, improvements, and accessions to, all substitutions for and replacements of, and all products and Proceeds (including insurance proceeds) of any and all of the foregoing, and all books and records and technical information and data describing or used in connection with any and all such rights, interest, assets or property.

      Patent License Rights means any and all past, present or future rights and interests of the Assignors pursuant to any and all past, present and future licensing agreements in favor of the Assignors, or to which either Assignor is a party, pertaining to any Patents, or Patent Rights, owned or used by third parties in the past, present or future, including the right in the name of the Assignors or the Bank to enforce, and sue and recover for, any past, present or future breach or violation of any such agreement.

      Patent Rights means any and all past, present or future rights in, to and associated with the Patents throughout the world, whether arising under federal law, state law, common law, foreign law, or otherwise, including but not limited to the following: all such rights arising out of or associated with the Patents; the right (but not the obligation) to register claims under any federal, state or foreign patent law or regulation; the right (but not the obligation) to sue or bring opposition or bring cancellation proceedings in the name of the Assignors or the Bank for any and all past, present and future infringements of or any other damages or injury to the Patents or the Patent Rights, and the rights to damages or profits due or accrued arising out of or in connection with any such past, present or future infringement, damage or injury; and the Patent License Rights.

      Patents means all patents and patent applications, whether United States or foreign, that are owned by the Assignors or in which the Assignors have any right, title or interest, now or in the future, including but not limited to:

      (a) the patents and patent applications listed on Schedule A hereto (as the same may be amended pursuant hereto from time to time);

      (b) all letters patent of the United States or any other country, and all applications for letters patent of the United States or any other country;

      (c) all re-issues, continuations, divisions, continuations-in-part, renewals or extensions thereof;

      (d) the inventions disclosed or claimed therein, including the right to make, use, practice and/or sell (or license or otherwise transfer or dispose of) the inventions disclosed or claimed therein; and

      (e) the right (but not the obligation) to make and prosecute applications for such Patents.

      Proceeds means any consideration received from the sale, exchange, license, lease or other disposition or transfer of any right, interest, asset or property which constitutes all or any part of the Patent Collateral, any value received as a consequence of the ownership, possession, use or practice of any Patent Collateral, and any payment received from any insurer or other person or entity as a result of the destruction or the loss, theft or other involuntary conversion of whatever nature of any right, interest, asset or property which constitutes all or any part of the Patent Collateral.

      PTO means the United States Patent and Trademark Office or any successor agency or office.

2. GRANT OF SECURITY INTEREST.

      To secure the payment and performance in full of any and all Obligations, the Assignors hereby grant, assign, transfer and conveys to the Bank, BY WAY OF COLLATERAL SECURITY, all of the Patent Collateral. THE BANK ASSUMES NO LIABILITY ARISING IN ANY WAY BY REASON OF ITS HOLDING SUCH COLLATERAL SECURITY.

3. REPRESENTATIONS, WARRANTIES AND COVENANTS.

      The Assignors represent, warrant and covenant that: (i) Schedule A attached hereto sets forth a true and complete list of all the patents, rights to patents and patent applications now owned, licensed, controlled or used by the Assignors; (ii) the issued Patents are subsisting and have not been adjudged invalid or unenforceable, in whole or in part, and there is no litigation or proceeding pending concerning the validity or enforceability of the issued Patents; (iii) to the best of the Assignors' knowledge, each of the issued Patents is valid and enforceable; (iv) to the best of the Assignors' knowledge, there is no infringement by others of the issued Patents or Patent Rights; (v) no claim has been made that the use of any of the Patents does or may violate the rights of any third person, and to the best of the Assignors' knowledge there is no infringement by the Assignors of the patent rights of others; (vi) the Assignors indicated on Schedule A attached hereto is the sole and exclusive owner of the entire and unencumbered right, title and interest in and to each of the Patents (other than ownership and other rights reserved by third party owners with respect to Patents which the Assignors are licensed to practice or use as indicated on Schedule A attached hereto), free and clear of any liens, charges, encumbrances and adverse claims, including without limitation pledges, assignments, licenses, shop rights and covenants by the Assignors not to sue third persons, other than the security agreement and mortgage created by the Security Agreement and this Patent Agreement; (vii) the Assignors have the unqualified right to enter into this Patent Agreement and perform its terms and have entered and will enter into written agreements with each of their present and future employees, agents, consultants, licensors and licensees which will enable them to comply with the covenants herein contained; (viii) this Patent Agreement, together with the Security Agreements, will create in favor of the Bank a valid and perfected first priority security interest in the Patent Collateral upon making the filings referred to in clause (ix) of this Section 3; and (ix) except for the filing of financing statements with the Monroe County Clerk and the Secretary of State for the State of New York under the Uniform Commercial Code and the filing of this Patent Agreement with the PTO, no authorization, approval or other action by, and no notice to or filing with, any governmental or regulatory authority, agency or office is required either (1) for the grant by the Assignors or the effectiveness of the security interest and assignment granted hereby or for the execution, delivery and performance of this Patent Agreement by the Assignors, or (2) for the perfection of or the exercise by the Bank of any of its rights and remedies hereunder.

4. NO TRANSFER OR INCONSISTENT AGREEMENTS.

      Without the Bank's prior written consent, the Assignors will not (i) mortgage, pledge, assign, encumber, grant a security interest in, transfer, license or alienate any of the Patent Collateral, or (ii) enter into any agreement (for example, a license agreement) that is inconsistent with the Assignors' obligations under this Patent Agreement or the Security Agreements. The Bank will not unreasonably delay in responding to any request by the Assignors for a consent to any action prohibited by this Section 4.

5. AFTER-ACQUIRED PATENTS, ETC.

      5.1 After-acquired Patents.

            If, before the Obligations shall have been finally paid and satisfied in full and both Assignors no longer have a right to request advances from Bank and all lines of credit terminated by Bank, the Assignors shall obtain any right, title or interest in or to any other or new patents, patent applications or patentable inventions, or become entitled to the benefit of any patent application or patent or any reissue, division, continuation, renewal, extension, or continuation-in-part of any of the Patent Collateral or any improvement on any of the Patent Collateral, the provisions of this Patent Agreement shall automatically apply thereto and the Assignors shall promptly give to the Bank notice thereof in writing and execute and deliver to the Bank such documents or instruments as the Bank may reasonably request further to transfer title thereto to the Bank as required herein.

      5.2 Amendment to Schedule.

The Assignors authorize the Bank to modify this Patent Agreement, without the necessity of the Assignors' further approval or signature, by amending Schedule A hereto to include any future or other Patents or Patent Rights under Section 2 or Section 5 hereof.

6. PATENT PROSECUTION.

      6.1 Assignors Responsible.

            The Assignors shall assume full and complete responsibility for the prosecution, grant, enforcement or any other necessary or desirable actions in connection with the Patent Collateral, and shall hold the Bank harmless from any and all costs, damages, liabilities and expenses which may be incurred by the Bank in connection with the Bank's title to any of the Patent Collateral or any other action or failure to act in connection with this Patent Agreement or the transactions contemplated hereby. In respect of such responsibility, the Assignors shall retain patent counsel acceptable to the Bank. The Bank shall not unreasonably delay in responding to any written inquiry as to the acceptability of patent counsel proposed by the Assignors.

      6.2 Assignors' Duties, Etc.

            The Assignors shall have the duty, through patent counsel acceptable to the Bank, to prosecute diligently any patent applications of the Patents pending as of the date of this Patent Agreement or thereafter, to make application for unpatented but reasonably patentable inventions and to preserve and maintain all rights in the Patents, including without limitation the payment when due of all maintenance fees and other fees, taxes and other expenses which shall be incurred or which shall accrue with respect to any of the Patents. Any expenses incurred in connection with such applications and actions shall be borne by the Assignors. The Assignors shall not abandon any filed patent application, or any pending patent application or patent, without the consent of the Bank, which consent shall not be unreasonably withheld. The Bank hereby appoints the Assignors as its agent for all matters referred to in the foregoing provisions of this Section 6 and agrees to execute any documents necessary to confirm such appointment. Upon the occurrence and during the continuance of an Event of Default, the Bank may terminate such agency by providing written notice of termination to the Assignors. The Bank shall not unreasonably delay in responding to any written inquiry as to the acceptability of patent counsel pursuant to this Section 6.2 or the abandonment of any patent application.

      6.3 Assignors' Enforcement Rights.

            The Assignors shall have the right, with the consent of the Bank, which shall not be unreasonably withheld, to bring suit or other action in the Assignors' own name(s) to enforce the Patents and the Patent Rights. The Bank shall be required to join in such suit or action as may be necessary to assure the Assignors' ability to bring and maintain any such suit or action in any proper forum so long as the Bank is completely satisfied that such joinder will not subject the Bank to any risk of liability. The Assignors shall promptly, upon demand, reimburse and indemnify the Bank for all damages, costs and expenses, including legal fees, incurred by the Bank pursuant to this Section 6.

      6.4 Protection of Patents, Etc.

            In general, the Assignors shall take any and all such actions (including but not limited to institution and maintenance of suits, proceedings or actions) as may be necessary or appropriate to properly maintain, protect, preserve, care for and enforce the Patent Collateral. The Assignors shall not take or fail to take any action, nor permit any action to be taken or not taken by others under their control, which would affect the validity, grant or enforcement of any of the Patent Collateral.

      6.5 Notification by Assignors.

            Promptly upon obtaining knowledge thereof, the Assignors will notify the Bank in writing of the institution of, or any final adverse determination in, any proceeding in the PTO or any similar office or agency of the United States or any foreign country, or any court, regarding the validity of any of the Patents or the Assignors' rights, title or interests in and to any of the Patent Collateral, and of any event which does or reasonably could materially adversely affect the value of any of the Patent Collateral, the ability of the Assignors or the Bank to dispose of any of the Patent Collateral or the rights and remedies of the Bank in relation thereto (including, but not limited to, the levy of any legal process against any of the Patent Collateral).

7. LICENSE BACK TO ASSIGNORS.

      Unless and until there shall have occurred and be continuing an Event of Default and the Bank has notified the Assignors that the license granted hereunder is terminated, the Bank hereby grants to the Assignors the sole and exclusive, nontransferable, royalty-free, worldwide right and license under the Patents to make, have made for them, use, sell and otherwise practice the inventions disclosed and claimed in the Patents for the Assignors' own benefit and account and for none other; provided, however, that the foregoing right and license shall be no greater in scope than, and limited by, the rights assigned to the Bank by the Assignors hereby. The Assignors agree not to sell, assign, transfer, encumber or sublicense their interest in the license granted to the Assignors in this Section 7, without the prior written consent of the Bank. Any such sublicenses granted on or after the date hereof shall be terminable by the Bank upon termination of the Assignors' license hereunder.

8. REMEDIES.

      If any Event of Default shall have occurred and be continuing, then upon notice by the Bank to the Assignors: (i) the Assignors' license with respect to the Patents as set forth in Section 7 shall terminate; (ii) the Assignors shall immediately cease and desist from the practice, manufacture, use and sale of the inventions claimed, disclosed or covered by the Patents; and (iii) the Bank shall have, in addition to all other rights and remedies given it by this Patent Agreement, the Loan Agreement, the Security Agreements, and all other agreements, instruments and documents executed by Borrower and/or Parent in favor of Bank at any time, those allowed by law and the rights and remedies of a secured party under the Uniform Commercial Code as enacted in the State of New York and, without limiting the generality of the foregoing, the Bank may immediately, without demand of performance and without other notice (except as set forth next below) or demand whatsoever to the Assignors, all of which are hereby expressly waived, and without advertisement, sell or license at public or private sale or otherwise realize upon the whole or from time to time any part of the Patent Collateral, or any interest which the Assignors may have therein, and after deducting from the proceeds of sale or other disposition of the Patent Collateral all reasonable expenses (including all reasonable expenses for broker's fees and legal services), shall apply the residue of such proceeds toward the payment of the Obligations as set forth in the Security Agreements. Notice of any sale, license or other disposition of any of the Patent Collateral shall be given to the Assignors at least five (5) days before the time that any intended public sale or other disposition of such Patent Collateral is to be made or after which any private sale or other disposition of such Patent Collateral may be made, which the Assignors hereby agrees shall be reasonable notice of such public or private sale or other disposition. At any such sale or other disposition, the Bank may, to the extent permitted under applicable law, purchase or license the whole or any part of the Patent Collateral or interests therein sold, licensed or otherwise disposed of.

9. COLLATERAL PROTECTION.

      If the Assignors shall fail to do any act that they have covenanted to do hereunder, or if any representation or warranty of the Assignors shall be breached, the Bank, in their own name or that of the Assignors (in the sole discretion of the Bank), may (but shall not be obligated to) do such act or remedy such breach (or cause such act to be done or such breach to be remedied), and the Assignors agree promptly to reimburse the Bank for any cost or expense incurred by the Bank in so doing.

10. POWER OF ATTORNEY.

      If any Event of Default shall have occurred and be continuing, the Assignors do hereby make, constitute and appoint the Bank (and any officer or agent of the Bank as the Bank may select in its exclusive discretion) as the Assignors' true and lawful attorney-in-fact, with the power to endorse the Assignors' name on all applications, documents, papers and instruments necessary for the Bank to use any of the Patent Collateral, to practice, make, use or sell the inventions disclosed or claimed in any of the Patent Collateral, to grant or issue any exclusive or nonexclusive license of any of the Patent Collateral to any third person, or necessary for the Bank to assign, pledge, convey or otherwise transfer title in or dispose of the Patent Collateral or any part thereof or interest therein to any third person, and, in general, to execute and deliver any instruments or documents and do all other acts which the Assignors are obligated to execute and do hereunder. The Assignors hereby ratify all that such attorney shall lawfully do or cause to be done by virtue hereof, and releases the Bank from any claims, liabilities, causes of action or demands arising out of or in connection with any action taken or omitted to be taken by the Bank under this power of attorney (except for the Bank's gross negligence or willful misconduct). This power of attorney shall be irrevocable for the duration of this Patent Agreement.

11. FURTHER ASSURANCES.

      The Assignors shall, at any time and from time to time, and at their expense, make, execute, acknowledge and deliver, and file and record as necessary or appropriate with governmental or regulatory authorities, agencies or offices, such agreements, assignments, documents and instruments, and do such other and further acts and things (including, without limitation, obtaining consents of third parties), as the Bank may request or as may be necessary or appropriate in order to implement and effect fully the intentions, purposes and provisions of this Patent Agreement, or to assure and confirm to the Bank the grant, perfection and priority of the Bank's security interest in any of the Patent Collateral.

12. TERMINATION.

      At such time as all of the Obligations have been finally paid and satisfied in full and neither of the Assignors have any right to request advances from Bank under a line of credit, this Patent Agreement shall terminate and the Bank shall, upon the written request and at the expense of the Assignors, execute and deliver to the Assignors all deeds, assignments and other instruments as may be necessary or proper to reassign and reconvey to and re-vest in the Assignors the entire right, title and interest to the Patent Collateral previously granted, assigned, transferred and conveyed to the Bank by the Assignors pursuant to this Patent Agreement, as fully as if this Patent Agreement had not been made, subject to any disposition of all or any part thereof which may have been made by the Bank pursuant hereto or the Security Agreements.

13. COURSE OF DEALING.

      No course of dealing among the Assignors and the Bank, nor any failure to exercise, nor any delay in exercising, on the part of the Bank, any right, power or privilege hereunder or under the Security Agreements shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

14. EXPENSES.

      Any and all reasonable fees, costs and expenses, of whatever kind or nature, including the reasonable attorneys' fees and legal expenses incurred by the Bank in connection with the preparation of this Patent Agreement and all other documents relating hereto, the consummation of the transactions contemplated hereby or the enforcement hereof, the filing or recording of any documents (including all taxes in connection therewith) in public offices, the payment or discharge of any taxes, counsel fees, maintenance fees, encumbrances or otherwise protecting, maintaining or preserving any of the Patent Collateral, or in defending or prosecuting any actions or proceedings arising out of or related to any of the Patent Collateral, shall be borne and paid by the Assignors.

15. OVERDUE AMOUNTS.

      Until paid, all amounts due and payable by the Assignors hereunder shall be a debt secured by the Patent Collateral and other Collateral and shall bear, whether before or after judgment, interest at the rate of interest for overdue principal set forth in the Loan Agreement.

16. NO ASSUMPTION OF LIABILITY; INDEMNIFICATION.

      NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, THE BANK ASSUMES NO LIABILITIES OF THE ASSIGNORS WITH RESPECT TO ANY CLAIM OR CLAIMS REGARDING THE ASSIGNORS' OWNERSHIP OR PURPORTED OWNERSHIP OF, OR RIGHTS OR PURPORTED RIGHTS ARISING FROM, ANY OF THE PATENT COLLATERAL OR ANY PRACTICE, USE, LICENSE OR SUBLICENSE THEREOF, OR ANY PRACTICE, MANUFACTURE, USE OR SALE OF ANY OF THE INVENTIONS DISCLOSED OR CLAIMED THEREIN, WHETHER ARISING OUT OF ANY PAST, CURRENT OR FUTURE EVENT, CIRCUMSTANCE, ACT OR OMISSION OR OTHERWISE. ALL OF SUCH LIABILITIES SHALL BE EXCLUSIVELY BORNE BY THE ASSIGNORS, AND THE ASSIGNORS SHALL INDEMNIFY THE BANK FOR ANY AND ALL COSTS, EXPENSES, DAMAGES AND CLAIMS, INCLUDING LEGAL FEES, INCURRED BY THE BANK WITH RESPECT TO SUCH LIABILITIES.

17. RIGHTS AND REMEDIES CUMULATIVE.

      All of the Bank's rights and remedies with respect to the Patent Collateral, whether established hereby or by the Security Agreements or by any other agreements or by law, shall be cumulative and may be exercised singularly or concurrently. This Patent Agreement is supplemental to the Security Agreements, and nothing contained herein shall in any way derogate from any of the rights or remedies of the Bank contained therein. Nothing contained in this Patent Agreement shall be deemed to extend the time of attachment or perfection of or otherwise impair the security interest in any of the Patent Collateral granted to the Bank under the Security Agreements.

18. NOTICES.

      All notices and other communications made or required to be given pursuant to this Patent Agreement shall be in writing and shall be delivered in hand, mailed by United States registered or certified first-class mail, postage prepaid, or sent by telegraph, telecopy or telex and confirmed by delivery via courier or postal service, addressed as follows:

      (a) if to the Assignors, at CVC, Inc. and CVC Products, Inc., Attention:
Emilio 0. DiCataldo, Senior Vice President and Chief Financial Officer, at the address first listed above or at such other address for notice as the Assignors shall last have furnished in writing to the person giving the notice; and

      (b) if to the Bank, at One M&T Plaza, Buffalo, New York 14203, Attention:
Collateral Department or at such other address for notice as the Bank shall last have furnished in wiring to the person giving the notice, with copies to the Bank at 255 East Avenue, Rochester, New York 14604, Attention: William Holston, Vice President.

Any such notice or demand shall be deemed to have been duly given or made and to have become effective (i) if delivered by hand to a responsible officer of the party to which it is directed, at the time of the receipt thereof by such officer, (ii) if sent by registered or certified first-class mail, postage prepaid, two (2) Business Days after the posting thereof, and (iii) if sent by telegraph, telecopy, or telex, at the time of the dispatch thereof, if in normal business hours in the country of receipt, or otherwise at the opening of business on the following Business Day.

19. AMENDMENT AND WAIVER.

      This Patent Agreement is subject to modification only by a writing signed by the Bank and the Assignors, except as provided in Section 5.2. The Bank shall not be deemed to have waived any right hereunder unless such waiver shall be in writing and signed by the Bank. A waiver on any one occasion shall not be construed as a bar to or waiver of any right on any future occasion.

20. GOVERNING LAW; CONSENT TO JURISDICTION

      THIS PATENT AGREEMENT IS INTENDED TO TAKE EFFECT AS A SEALED INSTRUMENT AND SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. The Assignors agree that any suit for the enforcement of this Patent Agreement may be brought in the courts of the County of Monroe or any federal court sitting therein and consents to the non-exclusive jurisdiction of such court and to service of process in any such suit being made upon the Assignors by mail at the address specified in Section 18. The Assignors hereby waive any objection that they may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient court.

21. WAIVER OF JURY TRIAL.

      THE ASSIGNORS WAIVE THEIR RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS PATENT AGREEMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THE PERFORMANCE OF ANY SUCH RIGHTS OR OBLIGATIONS. Except as prohibited by law, the Assignors waive any right which they may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. The Assignors (i) certify that neither the Bank nor any representative, agent or attorney of the Bank has represented, expressly or otherwise, that the Bank would not, in the event of litigation, seek to enforce the foregoing waivers, and (ii) acknowledges that, in entering into the Loan Agreement and the other agreements, notes, instruments and documents executed in connection therewith to which the Bank is a party, the Bank is relying upon, among other things, the waivers and certifications contained in this Section 21.

22. BANK'S RIGHT TO ACCEPT OR CONSENT, ETC.

      Notwithstanding anything herein to the contrary, Bank shall not be deemed to have unreasonably delayed in responding to a request for a consent hereunder or the approval of a counsel proposed by Assignors whom the Bank must consent to unless Bank fails to respond to a request for such consent or acceptance of proposed counsel for 10 days after such request is submitted and Assignors thereafter notify Bank in writing that they believe Bank has unreasonably delayed in responding to such request and Bank continues for more than 10 days after its receipt of such notice to respond to such request. In any event, the sole remedy for Assignors if Bank unreasonably delayed in responding to any such request shall be that it loses its right to consent to any such action or to approve any such counsel.

23. MISCELLANEOUS.

      The headings of each section of this Patent Agreement are for convenience only and shall not define or limit the provisions thereof. This Patent Agreement and all rights and obligations hereunder shall be binding upon the Assignors and their respective successors and permitted assigns, and shall inure to the benefit of the Bank and its successors and assigns. In the event of any irreconcilable conflict between the provisions of this Patent Agreement and the Loan Agreement, or between this Patent Agreement and the Security Agreements, the provisions of the Loan Agreement or the Security Agreements, as the case may be, shall control. If any term of this Patent Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall in no way be affected thereby, and this Patent Agreement shall be construed and be enforceable as if such invalid, illegal or unenforceable term had not been included herein. The Assignors acknowledge receipt of a copy of this Patent Agreement. All obligations of the Assignors hereunder shall be joint and several.

      IN WITNESS WHEREOF, this Patent Agreement has been executed as of the day and year first above written.


                                            CVC, INC.

                                            By:    /s/ Emilio O. DiCataldo
                                                   ----------------------------
                                            Name:  Emilio O. DiCataldo
                                            Title: Senior Vice President and CFO


                                            CVC PRODUCTS, INC.

                                            By:    /s/ Emilio O. DiCataldo
                                                   ----------------------------
                                            Name:  Emilio O. DiCataldo
                                            Title: Senior Vice President and CFO

                                                MANUFACTURERS AND TRADERS TRUST
                                                COMPANY

                                                By: /s/ William Holston
                                                    ---------------------------
                                                Name: William Holston
                                                Title: Vice President

                          CERTIFICATE OF ACKNOWLEDGMENT

STATE OF NEW YORK )
COUNTY OF MONROE  ) ss:

      Before me, the undersigned, a Notary Public in and for the county aforesaid, on this 14th day of April, 1998 personally appeared Emilio 0. DiCataldo to me known personally, and who, being by me duly sworn, deposes and says that he is the Senior Vice President and CFO of CVC, INC., and that said instrument was signed and sealed on behalf of said corporation by authority of its Board of Directors, and he acknowledged said instrument to be the free act and deed of said corporation.


                                         ---------------------------------------
                                         Notary Public

                                GARY F. AMENDOLA
                        Notary Public, State of New York
                           Qualified in Monroe County
                     Commission Expires Oct. 31, [ILLEGIBLE]


STATE OF NEW YORK )
COUNTY OF MONROE  ) ss:

      Before me, the undersigned, a Notary Public in and for the county aforesaid, on this 14th day of April, 1998 personally appeared Emilio 0. DiCataldo to me known personally, and who, being by me duly sworn, deposes and says that he is the Senior Vice President and CFO of CVC PRODUCTS, INC., and that said instrument was signed and sealed on behalf of said corporation by authority of its Board of Directors, and he acknowledged said instrument to be the free act and deed of said corporation.


                                         ---------------------------------------
                                         Notary Public

                                GARY F. AMENDOLA
                        Notary Public, State of New York
                           Qualified in Monroe County
                     Commission Expires Oct. 31, [ILLEGIBLE]


STATE OF NEW YORK )
COUNTY OF MONROE  ) ss:

      Before me, the undersigned, a Notary Public in and for the county aforesaid, on this 14th day of April, 1998 personally appeared William Holston to me known personally, and who, being by me duly sworn, deposes and says that he is the Vice President of MANUFACTURERS AND TRADERS TRUST COMPANY, and that said instrument was signed and sealed on behalf of said corporation by authority of its Board of Directors, and he acknowledged said instrument to be the free act and deed of said corporation.


                                         ---------------------------------------
                                         Notary Public

                                GARY F. AMENDOLA
                        Notary Public, State of New York
                           Qualified in Monroe County
                     Commission Expires Oct. 31, [ILLEGIBLE]

                                   SCHEDULE A

                           ISSUED AND PENDING PATENTS

                                   SCHEDULE A

A. U.S. Patents 5,248,402 and 5,630,916

B. Patent Assets

      1. Pending Patent Applications

      The following patent applications are currently pending in the United States Patent and Trademark Office:

            File No.:             CVC1100
            Former File No.       021208.0151
            Title:                Apparatus and Method for Multizone
                                  High-Density Inductively-Coupled Plasma
                                  Generation.
            Filing Date:          07/05/97
            Serial No.:           US97/12243 (PCT)
            Status:               New National Stage Reminder 10/10/98
                                  New National Stage Reminder 01/10/99

            File No.:             CVC1100
            Former File No.       021208.0156
            Title:                Apparatus and Method for Multizone
                                  High-Density Inductively-Coupled Plasma
                                  Generation.
            Filing Date:          07/09/97
            Serial No.:           86109690 (Taiwan)
            Status:               Pending

            File No.:             CVC1100
            Former File No.       021208.0165
            Title:                Apparatus and Method for Multizone
                                  High-Density Inductively-Coupled Plasma
                                  Generation.
            Filing Date:          09/12/97
            Serial No.:           08/928,617 (Divisional)
            Status:               Foreign Filing Reminder 07/12/98
                                  Foreign Filing Due 09/12/98
                                  Application Status Check 03/12/99


                                       (1)

            File No.:             CVC1100
            Former File No.       021208.0102
            Title:                Apparatus and Method for Multizone
                                  High-Density Inductively-Coupled Plasma
                                  Generation.
            Filing Date:          07/10/96
            Serial No.:           04/678,065
            Status:               3 Mon OA: Due Date 05/13/98
                                  3 Mon OA: 1st Extension 06/13/98
                                  3 Mon OA: 2nd Extension 07/13/98
                                  3 Mon OA: 6 Month Final 01/13/98

            File No.:             CVC1130
            Former File No.       021208.0196
            Title:                Apparatus and Method for Automated
                                  Calibration of Temperature Sensors in Rapid
                                  Thermal Processing Equipment
            Filing Date:          07/10/96
            Serial No.:           196810502.9 (Germany)
            Status:               Deferred Exam 07/10/03

            File No.:             CVC1130
            Former File No.       021208.0145
            Title:                Apparatus and Method for Automated
                                  Calibration of Temperature Sensors in Rapid
                                  Thermal Processing Equipment
            Filing Date:          07/10/96
            Serial No.:           US96/11545 (PCT)
            Status:               Pending

            File No.:             CVC1130
            Former File No.       021208.0113
            Title:                Apparatus and Method for Automated
                                  Calibration of Temperature Sensors in Rapid
                                  Thermal Processing Equipment
            Filing Date:          07/10/95
            Serial No.:           60/000,989 (Provisional)
            Status:               Abandoned


                                      (2)

            File No.:             CVC1130
            Former File No.       021208.0135
            Title:                Apparatus and Method for Automated
                                  Calibration of Temperature Sensors in Rapid
                                  Thermal Processing Equipment
            Filing Date:          07/10/96
            Serial No.:           08/680,244
            Status:               Pending

            File No.:             CVC1150
            Former File No.       021208.0105
            Title:                Hermitically-Sealed Inductively-Coupled
                                  Plasma Source Structure and Method of Use
            Filing Date:          07/10/96
            Serial No.:           08/677,849
            Status:               Pending

            File No.:             CVC1170
            Former File No.       021208.0142
            Title:                High Magnetic Flux Cathode Apparatus
                                  and Method for High-Productivity Physical-
                                  Vapor Deposition
            Filing Date:          07/10/96
            Serial No.:           US96/11565 (PCT)
            Status:               Pending

            File No.:             CVC1170
            Former File No.       021208.0195
            Title:                High Magnetic Flux Cathode Apparatus
                                  and Method for High-Productivity Physical-
                                  Vapor Deposition
            Filing Date:          07/10/96
            Serial No.:           (United Kingdom)
            Status:               Pending

            File No.:             CVC1170
            Former File No.       021208.0109
            Title:                High Magnetic Flux Cathode Apparatus
                                  and Method for High-Productivity Physical-
                                  Vapor Deposition
            Filing Date:          07/10/95
            Serial No.:           60/000,852
            Status:               Abandoned


                                      (3)

            File No.:             CVC1170
            Former File No.       021208.0104
            Title:                High Magnetic Flux Cathode Apparatus
                                  and Method for High-Productivity Physical-
                                  Vapor Deposition
            Filing Date:          07/10/96
            Serial No.:           08/677,951
            Status:               Appeal Brief Due: 03/29/98
                                  AppBrf: 1st Extension 04/29/98
                                  AppBrf: 2nd Extension 05/29/98
                                  AppBrf: 3rd Extension 06/29/98
                                  AppBrf: Notice of Appeal Due 07/29/98
                                  AppBrf: 6 Month Final Date 07/29/98
                                  US-Final Office Follow-Up Date 07/29/98

            File No.:             CVC1190
            Former File No.       021208.0194
            Title:                High Magnetic Flux Permanent Magnet
                                  Apparatus and Method for High-Productivity
                                  Physical Vapor Deposition
            Filing Date:          07/10/96
            Serial No.:           (Japan)
            Status:               Deferred Exam 07/10/03

            File No.:             CVC1190
            Former File No.       021208.0141
            Title:                High Magnetic Flux Permanent Magnet
                                  Array Apparatus and Method for High
                                  Productivity Physical Vapor Deposition
            Filing Date:          07/10/96
            Serial No.:           US96/11564 (PCT)
            Status:               Pending

            File No.:             CVC1190
            Former File No.       021208.0193
            Title:                High Magnetic Flux Permanent Magnet
                                  Array Apparatus and Method for High
                                  Productivity Physical Vapor Deposition
            Filing Date:          07/10/96
            Serial No.:           (United Kingdom)
            Status:               Pending


                                      (4)

            File No.:             CVC1190
            Former File No.       021208.0108
            Title:                High Magnetic Flux Permanent Magnet
                                  Array Apparatus and Method for High
                                  Productivity Physical Vapor Deposition
            Filing Date:          07/10/95
            Serial No.:           60/000,990
            Status:               Abandoned

            File No.:             CVC1190
            Former File No.       021208.0108
            Title:                High Magnetic Flux Permanent Magnet
                                  Array Apparatus and Method for High
                                  Productivity Physical Vapor Deposition
            Filing Date:          07/10/96
            Serial No.:           08/677,956
            Status:               Pending

            File No.:             CVC1210
            Former File No.       021208.0110
            Title:                High Magnetic Flux Permanent Magnet
                                  Array Apparatus and Method for High
                                  Productivity Physical Vapor Deposition
            Filing Date:          07/10/95
            Serial No.:           60/000,980 (Provisional)
            Status:               Abandoned

            File No.:             CVC1210
            Former File No.       021208.0110
            Title:                High Magnetic Flux Permanent Magnet
                                  Array Apparatus and Method for High
                                  Productivity Physical Vapor Deposition
            Filing Date:          07/10/96
            Serial No.:           08/677,893
            Status:               Abandoned


                                      (5)

            File No.:             CVC1210
            Former File No.       021208.0187
            Title:                High Magnetic Flux Permanent Magnet
                                  Array Apparatus and Method for High
                                  Productivity Physical Vapor Deposition
            Filing Date:          10/27/97
            Serial No.:           08/958,877
            Status:               Foreign Filing Reminder 04/27/98
                                  Foreign Filing Due 10/27/98
                                  Status Check 04/27/99

            File No.:             CVC1230
            Former File No.       021208.0197
            Title:                Programmable Ultraclean Electromagnetic
                                  Substrate Rotation Apparatus and Method
                                  for Microelectronics Manufacturing
                                  Equipment
            Filing Date:          07/10/96
            Serial No.:           (Japan)
            Status:               Deferred Exam 07/10/03

            File No.:             CVC1230
            Former File No.       021208.0146
            Title:                Programmable Ultraclean Electromagnetic
                                  Substrate Rotation Apparatus and Method
                                  for Microelectronics Manufacturing
                                  Equipment
            Filing Date:          07/10/96
            Serial No.:           US96/11563 (PCT)
            Status:               Pending

            File No.:             CVC1230
            Former File No.       021208.0112
            Title:                Programmable Ultraclean Electromagnetic
                                  Substrate Rotation Apparatus and Method
                                  for Microelectronics Manufacturing
                                  Equipment
            Filing Date:          07/10/95
            Serial No.:           60/001,003 (Provisional)
            Status:               Pending


                                      (6)

            File No.:             CVC1230
            Former File No.       021208.0112
            Title:                Programmable Ultraclean Electromagnetic
                                  Substrate Rotation Apparatus and Method
                                  for Microelectronics Manufacturing
                                  Equipment
            Filing Date:          07/19/96
            Serial No.:           08/677,980
            Status:               Pending

            File No.:             CVC1250
            Former File No.       021208.0104
            Title:                Segmented Target Cathode Apparatus
                                  and Method for Microelectronics
                                  Manufacturing Equipment
            Filing Date:          07/11/96
            Serial No.:           08/678,297
            Status:               Pending

            File No.:             CVC1270
            Former File No.       021208.0106
            Title:                Multi-Zone Gas Injection Apparatus and
                                  Method for Microelectronics Manufacturing
                                  Equipment
            Filing Date:          07/11/96
            Serial No.:           08/678,297
            Status:               Pending

            File No.:             CVC1290
            Former File No.       021208.0107
            Title:                Rapid Thermal Processing High Performance
                                  Multizone Illuminator for Water Backside
                                  Heating
            Filing Date:          04/13/95
            Serial No.:           08/421,210
            Status:               Pending

            File No.:             CVC1310
            Former File No.       021208.0114
            Title:                Multizone Illuminator for Rapid Thermal
                                  Processing
            Filing Date:          07/11/96
            Serial No.:           08/678,321
            Status:               Pending


                                      (7)

                                                           Docket No.:
================================================================================
FORM PTO-1595 (Modified)                             U.S. DEPARTMENT OF COMMERCE
(Rev. 6-93)
OMB No. 0651-0011 (exp. 4/94)                        Patent and Trademark Office
Copyright 1994-97 LegalStar
[ILLEGIBLE] REV02

                          RECORDATION FORM COVER SHEET

                                  PATENTS ONLY

Tab settings                    [GRAPHIC OMITTED]
--------------------------------------------------------------------------------
To the Honorable Commissioner of Patents and Trademarks: Please record the attached original documents or copy thereof.
--------------------------------------------------------------------------------
1.    Name of conveying party(ies):

      CVC Products, Inc. and CVC, INC.

Additional names(s) of conveying party(ies) |_| Yes |X| No
--------------------------------------------------------------------------------
2.    Name and address of receiving party(ies):

      Name: Manufacturers & Traders Trust

      Internal Address: ________________________________________________
      __________________________________________________________________
      __________________________________________________________________

      Street Address: One M&T Plaza

      City: Buffalo           State: NY              ZIP: 14240

Additional name(s) & address(es) attached? |X| Yes |_| No
--------------------------------------------------------------------------------
3.    Nature of conveyance:

      |_|   Assignment                    |_|   Merger

      |X|   Security Agreement            |_|   Change of Name

      |_|   Other

Execution Date: Apr. 14, 1998
--------------------------------------------------------------------------------
4.    Application number(s) or registration numbers(s):

      If this document is being filed together with a new application, the execution date of the application is: ______________________________

      A. Patent Application No.(s)                   B. Patent No.(s)
         08/928,617    08/677,956    08/678,297      5,248,402
         08/678,065    08/677,893    08/421,210      5,630,916
         08/680,244    08/958,877    08/678,321
         08/677,849    08/677,980
         08/677,951

                   Additional numbers attached? |X| Yes |_| No
--------------------------------------------------------------------------------
5. Name and address of party to whom correspondence concerning document should be mailed:

      Name: Gary F. Amendola

      Internal Address: Woods, Oviatt, Gilman, Sturman & Clarke, LLP

      Street Address: 44 Exchange Street

      City: Rochester         State: NY              ZIP: 14604
--------------------------------------------------------------------------------
6.    Total number of applications and patents involved: |___|

--------------------------------------------------------------------------------
7.    Total fee (37 CFR 3.41):...........................$ _____________

      |_|   Enclosed

      |_|   Authorized to be charged to deposit account
--------------------------------------------------------------------------------
8.    Deposit account number

      __________________________________________________________________

================================================================================
                             DO NOT USE THIS SPACE

--------------------------------------------------------------------------------
9.    Statement and signature.

      To the best of my knowledge and belief, the foregoing information is true and correct and any attached copy is a true copy of the original document

      Gary F. Amendola           /s/ Gary F. Amendola              4-14-98
      ------------------------   -------------------------   -------------------
       Name of Person Signing            Signature                   Date

 Total number of pages including cover sheet, attachments, and document: |___|
================================================================================

================================================================================

                         TRADEMARK COLLATERAL ASSIGNMENT
                             AND SECURITY AGREEMENT

                           Dated as of March 31, 1998

                                     between

                               CVC PRODUCTS, INC.,
                                    CVC, INC.

                                       and

                     MANUFACTURERS AND TRADERS TRUST COMPANY

================================================================================

                                TABLE OF CONTENTS
Section                                                                 Page No.
-------                                                                 --------

 1. DEFINITIONS ...........................................................    1
 2. GRANT OF SECURITY INTEREST ............................................    4
    2.1 Collateral Assignment of Pledged Trademarks .......................    4
    2.2 Conditional Assignment ............................................    5
    2.3 Supplemental to Security Agreement ................................    5
 3. REPRESENTATIONS, WARRANTIES AND COVENANTS .............................    6
 4. INSPECTION RIGHTS .....................................................    7
 5. NO TRANSFER OR INCONSISTENT AGREEMENTS ................................    7
 6. AFTER-ACQUIRED TRADEMARKS, ETC. .......................................    7
    6.1 After-acquired Trademarks .........................................    7
    6.2 Amendment to Schedule .............................................    7
 7. TRADEMARK PROSECUTION .................................................    8
    7.1 Assignors Responsible .............................................    8
    7.2 Assignor's Duties, Etc. ...........................................    8
    7.3 Assignor's Enforcement Rights .....................................    8
    7.4 Protection of Trademarks, Etc. ....................................    9
    7.5 Notification by Assignor ..........................................    9
 8. REMEDIES ..............................................................    9
 9. COLLATERAL PROTECTION .................................................   10
10. POWER OF ATTORNEY .....................................................   10
11. FURTHER ASSURANCES ....................................................   11
12. TERMINATION ...........................................................   11
13. COURSE OF DEALING .....................................................   11
14. EXPENSES ..............................................................   11
15. OVERDUE AMOUNTS .......................................................   12
16. NO ASSUMPTION OF LIABILITY; INDEMNIFICATION ...........................   12
17. NOTICES ...............................................................   12
18. AMENDMENT AND WAIVER ..................................................   13
19. GOVERNING LAW; CONSENT TO JURISDICTION ................................   13
20. WAIVER OF JURY TRIAL ..................................................   13
21. BANK'S RIGHT TO ACCEPT OR CONSENT, ETC. ...............................   14
21. MISCELLANEOUS .........................................................   14

                              TRADEMARK COLLATERAL
                          SECURITY AND PLEDGE AGREEMENT

      TRADEMARK COLLATERAL SECURITY AND PLEDGE AGREEMENT dated as of March 31, 1998, between CVC, INC., a Delaware corporation ("Parent"), CVC PRODUCTS, INC., a Delaware corporation ("Borrower" and, together with Parent, the "Assignors"), both having their principal place of business at 525 Lee Road, Rochester, New York, and MANUFACTURERS AND TRADERS TRUST COMPANY, having an office at One M&T Plaza, Buffalo, New York 14203 (the "Bank").

      WHEREAS, the Borrower and the Bank are parties to a Loan Agreement, dated as of March 31, 1998, (as amended and in effect from time to time, the "Loan Agreement");

      WHEREAS, it is a condition precedent to the Bank making any loans or otherwise extending credit to the Borrower under the Loan Agreement that the Assignors execute and deliver to the Bank this Agreement;

      WHEREAS, the Borrower has previously executed and delivered to the Bank a General Security Agreement, dated as of February 2, 1996, as amended (the "Original Borrower Security Agreement"), pursuant to which the Borrower granted to the Bank a first priority perfected security interest in all of the Borrower's personal property and fixture assets, including, without limitation, the trademarks, service marks, trademark and service mark registrations and trademark and service mark registration applications listed on Schedule A attached hereto, all to secure the payment and performance of all the indebtedness of the Borrower to the Bank, whenever arising and, on even date herewith, Borrower has executed and delivered an Amended and Restated General Security Agreement ("Restated Borrower Security Agreement") in favor of Bank, pursuant to which the Original Borrower Security Agreement has been amended and restated; and

      WHEREAS, the Parent has previously executed and delivered to Bank a General Security Agreement, dated as of February 2, 1996 (the "Original Parent Security Agreement"), pursuant to which the Parent granted to the Bank a first priority perfected security interest in all of the Parent's personal property and fixture assets, including, without limitation the patents and patent applications listed on Schedule A attached hereto, to the extent that the Parent has an interest therein, all to secure the payment and performance of all of the indebtedness of the Parent to the Bank, whenever arising, and, on even date herewith, Parent has executed and delivered an Amended and Restated General Security Agreement ("Restated Parent Security Agreement") in favor of Bank, pursuant to which the Original Parent Security Agreement has been amended and restated; and

      WHEREAS, this Trademark Agreement (defined below) is supplemental to the provisions contained in the Restated Borrower Security Agreement and the Restated Parent Security Agreement (together, the "Security Agreements");

      NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. DEFINITIONS.

      Capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided therefor in the Loan Agreement. In addition, the following terms shall have the meanings set forth in this Section 1 or elsewhere in this Trademark Agreement referred to below:

      Assignors means Borrower and Parent, collectively and individually.

      Associated Goodwill means all goodwill of the Assignors and their businesses, products and services appurtenant to, associated with or symbolized by the Trademarks and the use thereof.

      Events of Default means any "Event of Default" which has occurred under the Restated Borrower Security Agreement or the Restated Parent Security Agreement.

      Obligations means, collectively, any indebtedness, liabilities and obligations for payment of money, regardless of kind, class or form and whether for the payment of principal or of interest or otherwise, incurred, for any business, commercial, agricultural or consumer purposes or otherwise, now existing or hereafter arising, created directly (including, but not limited to, all indebtedness, liabilities and obligations arising as a direct or indirect result of any overdraft) or by an assignment or other transfer, direct or indirect, absolute or contingent (including, but not limited to, all indebtedness, liabilities and obligations arising as a direct or indirect result of any guaranty, endorsement or other assurance or as a direct or indirect result of any letter of credit), similar or dissimilar, related or unrelated, due or not due, contractual or tortuous, liquidated or unliquidated, arising by operation of law or otherwise, that are now or hereafter owing by either Assignor in any capacity, whether alone or otherwise, to the Bank in any capacity, whether or not allowed as a claim against such Assignor in any case or other proceeding pursuant to any bankruptcy or insolvency statute, regulation or other law or any other statute, regulation or other law relating to the relief of debtors, to the readjustment, composition or extension of indebtedness, to liquidation or to reorganization.

      Pledged Trademarks means all of the Assignor's right, title and interest in and to all of the Trademarks, the Trademark Registrations, the Trademark License Rights, the Trademark Rights, the Associated Goodwill, the Related Assets, and all accessions to, substitutions for, replacements of, and all products and proceeds of any and all of the foregoing.

      PTO means the United States Patent and Trademark Office.

      Related Assets means all assets, rights and interests of the Assignors that uniquely reflect or embody the Associated Goodwill, including the following:

      (a) all patents, inventions, copyrights, trade secrets, confidential information, formulae, methods or processes, compounds, recipes, know-how, methods and operating systems, drawings, descriptions, formulations, manufacturing and production and delivery procedures, quality control procedures, product and service specifications, catalogs, price lists, and advertising materials, relating to the manufacture, production, delivery, provision and sale of goods or services under or in association with any of the Trademarks; and

      (b) the following documents and things in the possession or under the control of the Assignors, or subject to their demand for possession or control, related to the production, delivery, provision and sale by the Assignors, or any affiliate, franchisee, licensee or contractor, of products or services sold by or under the authority of the Assignors in connection with the Trademarks or Trademark Rights, whether prior to, on or subsequent to the date hereof:

            (i) all lists, contracts, ancillary documents and other information that identify, describe or provide information with respect to any customers, dealers or distributors of the Assignors, their affiliates or franchisees or licensees or contractors, for products or services sold under or in connection with the Trademarks or Trademark Rights, including all lists and documents containing information regarding each customer's, dealer's or distributor's name and address, credit, payment, discount, delivery and other sale terms, and history, pattern and total of purchases by brand, product, style, size and quantity;

            (ii) all agreements (including franchise agreements), product and service specification documents and operating, production and quality control manuals relating to or used in the design, manufacture, production, delivery, provision and sale of products or services under or in connection with the Trademarks or Trademark Rights;

            (iii) all documents and agreements relating to the identity and locations of all sources of supply, all terms of purchase and delivery, for all materials, components, raw materials and other supplies and services used in the manufacture, production, provision, delivery and sale of products or services under or in connection with the Trademarks or Trademark Rights; and

            (iv) all agreements and documents constituting or concerning the present or future, current or proposed advertising and promotion by the Assignors (or any of their affiliates, franchisees, licensees or contractors) of products or services sold under or in connection with the Trademarks or Trademark Rights.

      Trademark Agreement means this Trademark Collateral Security and Pledge Agreement, as amended and in effect from time to time.

      Trademark License Rights means any and all past, present or future rights and interests of the Assignors pursuant to any and all past, present and future franchising or licensing agreements in favor of the Assignors, or to which the Assignors are a party, pertaining to any Trademarks, Trademark Registrations, or Trademark Rights owned or used by third parties in the past, present or future, including the right (but not the obligation) in the name of the Assignors or the Bank to enforce, and sue and recover for, any breach or violation of any such agreement to which the Assignors are a party.

      Trademark Registrations means all past, present or future federal, state, local and foreign registrations of the Trademarks, all past, present and future applications for any such registrations (and any such registrations thereof upon approval of such applications), together with the right (but not the obligation) to apply for such registrations (and prosecute such applications) in the name of the Assignors or the Bank, and to take any and all actions necessary or appropriate to maintain such registrations in effect and renew and extend such registrations.

      Trademark Rights means any and all past, present or future rights in, to and associated with the Trademarks throughout the world, whether arising under federal law, state law, common law, foreign law or otherwise, including the following: all such rights arising out of or associated with the Trademark Registrations; the right (but not the obligation) to register claims under any state, federal or foreign trademark law or regulation; the right (but not the obligation) to sue or bring opposition or cancellation proceedings in the name of the Assignors or the Bank for any and all past, present and future infringements or dilution of or any other damages or injury to the Trademarks, the Trademark Rights, or the Associated Goodwill, and the rights to damages or profits due or accrued arising out of or in connection with any such past, present or future infringement, dilution, damage or injury; and the Trademark License Rights.

      Trademarks means all of the trademarks, service marks, designs, logos, indicia, trade names, corporate names, company names, business names, fictitious business names, trade styles, elements of package or trade dress, and other source and product or service identifiers, used or associated with or appurtenant to the products, services and businesses of the Assignors, that (i) are set forth on Schedule A hereto, or (ii) have been adopted, acquired, owned, held or used by the Assignors or are now owned, held or used by the Assignors, in the Assignors' business, or with the Assignors' products and services, or in which the Assignors have any right, title or interest, or (iii) are in the future adopted, acquired, owned, held and used by the Assignors in the Assignors' business or with the Assignors' products and services, or in which the Assignors in the future acquire any right, title or interest.

      Use means, with respect to any Trademark, all uses of such Trademark by, for or in connection with the Assignors or their business or for the direct or indirect benefit of the Assignors or their business, including all such uses by the Assignors themselves, by any of the affiliates of the Assignors, or by any franchisee, licensee or contractor of the Assignors.

2. GRANT OF SECURITY INTEREST.

      2.1 Collateral Assignment of Pledged Trademarks.

            To secure the payment and performance in full of any and all Obligations, the Assignors hereby grant, assign, transfer and conveys to the Bank, BY WAY OF COLLATERAL SECURITY, all of the Trademark Collateral. THE BANK ASSUMES NO LIABILITY ARISING IN ANY WAY BY REASON OF ITS HOLDING SUCH COLLATERAL SECURITY.

      2.2 Supplemental to Security Agreements.

            Pursuant to the Security Agreements the Assignors have granted to the Bank a continuing security interest in and lien on the Collateral (including the Pledged Trademarks). The Security Agreements, and all rights and interests of the Bank in and to the Collateral (including the Pledged Trademarks) thereunder, are hereby ratified and confirmed in all respects. In no event shall this Trademark Agreement, the grant, assignment, transfer and conveyance of the Pledged Trademarks hereunder, or the recordation of this Trademark Agreement (or any document hereunder) with the PTO, adversely affect or impair, in any way or to any extent, the Security Agreements, the security interest of the Bank in the Collateral (including the Pledged Trademarks) pursuant to the Security Agreements and this Trademark Agreement, the attachment and perfection of such security interest under the Uniform Commercial Code (including the security interest in the Pledged Marks), or any present or future rights and interests of the Bank in and to the Collateral under or in connection with the Security Agreements, this Trademark Agreement or the Uniform Commercial Code. Any and all rights and interests of the Bank in and to the Pledged Trademarks (and any and all obligations of the Assignors with respect to the Pledged Trademarks) provided herein, or arising hereunder or in connection herewith, shall only supplement and be cumulative and in addition to the rights and interests of the Bank (and the obligations of the Assignor) in, to or with respect to the Collateral (including the Pledged Trademarks) provided in or arising under or in connection with the Security Agreements and shall not be in derogation thereof.

      2.3 License Back to Assignors.

      Unless and until there shall have occurred and be continuing an Event of Default and the Bank has notified the Assignors that the license granted hereunder is terminated, the Bank hereby grants to the Assignors the sole and exclusive, nontransferable, royalty-free, worldwide right and license under the Trademarks to make, have made for them, use, sell and otherwise practice the inventions disclosed and claimed in the Trademarks for the Assignors' own benefit and account and for none other; provided, however, that the foregoing right and license shall be no greater in scope than, and limited by, the rights assigned to the Bank by the Assignors hereby. The Assignors agree not to sell, assign, transfer, encumber or sublicense their interest in the license granted to the Assignors in this Section 2.3, without the prior written consent of the Bank. Any such sublicenses granted on or after the date hereof shall be terminable by the Bank upon termination of the Assignors' license hereunder.

3. REPRESENTATIONS, WARRANTIES AND COVENANTS.

      The Assignors represent, warrant and covenant that: (i) Schedule A sets forth a true and complete list of all Trademarks and Trademark Registrations now owned, licensed, controlled or used by the Assignor; (ii) the Trademarks and Trademark Registrations are subsisting and have not been adjudged invalid or unenforceable, in whole or in part, and there is no litigation or proceeding pending concerning the validity or enforceability of the Trademarks or Trademark Registrations; (iii) to the best of the Assignors' knowledge, each of the Trademarks and Trademark Registrations is valid and enforceable; (iv) to the best of the Assignors' knowledge, there is no infringement by others of the Trademarks, Trademark Registrations or Trademark Rights; (v) no claim has been made that the use of any of the Trademarks does or may violate the rights of any third person, and to the best of the Assignors' knowledge, there is no infringement by the Assignors of the trademark rights of others; (vi) the Assignors are the sole and exclusive owners of the entire and unencumbered right, title and interest in and to each of the Trademarks (other than ownership and other rights reserved by third party owners with respect to Trademarks that the Assignors are licensed to use), free and clear of any liens, charges, encumbrances and adverse claims, including pledges, assignments, licenses, registered user agreements and covenants by the Assignors not to sue third persons, other than the security interest and assignment created by the Security Agreements and this Trademark Agreement; (vii) the Assignors have the unqualified right to enter into this Trademark Agreement and to perform its terms and have entered and will enter into written agreements with each of their present and future employees, agents, consultants, licensors and licensees that will enable them to comply with the covenants herein contained; (viii) the Assignors have used, and will continue to use, proper statutory and other appropriate proprietary notices in connection with their use of the Trademarks;
(ix) the Assignors have used, and will continue to use for the duration of this Trademark Agreement, consistent standards of quality in their manufacture and provision of products and services sold or provided under the Trademarks; (x) this Trademark Agreement, together with the Security Agreements, will create in favor of the Bank a valid and perfected first priority security interest in the Pledged Trademarks upon making the filings referred to in clause (xi) of this
Section 3; and (xi) except for the filing of financing statements with the Monroe County Clerk and the Secretary of State for the State of New York under the Uniform Commercial Code and the recording of this Trademark Agreement with the PTO, no authorization, approval or other action by, and no notice to or filing with, any governmental or regulatory authority, agency or office is required either (A) for the grant by the Assignors or the effectiveness of the security interest and assignment granted hereby or for the execution, delivery and performance of this Trademark Agreement by the Assignors, or (B) for the perfection of or the exercise by the Bank of any of its rights and remedies hereunder.

4. INSPECTION RIGHTS.

      The Assignors hereby grant to the Bank and its employees and agents the right to visit the Assignors' plants and facilities that manufacture, inspect or store products sold under any of the Trademarks, and to inspect the products and quality control records relating thereto upon advance notice and at reasonable times during regular business hours.

5. NO TRANSFER OR INCONSISTENT AGREEMENTS.

      Without the Bank's prior written consent and except for licenses of the Pledged Trademarks in the ordinary course of the Assignor's business consistent with its past practices, the Assignors will not (i) mortgage, pledge, assign, encumber, grant a security interest in, transfer, license or alienate any of the Pledged Trademarks, or (ii) enter into any agreement (for example, a license agreement) that is inconsistent with the Assignors' obligations under this Trademark Agreement or the Security Agreements.

6. AFTER-ACQUIRED TRADEMARKS, ETC.

      6.1 After-acquired Trademarks.

            If, before the Obligations shall have been finally paid and satisfied in full and neither of the Assignors have any rights to request borrowings under a line of credit with Bank and all lines of credit provided by Bank have been terminated, the Assignors shall obtain any right, title or interest in or to any other or new Trademarks, Trademark Registrations or Trademark Rights, the provisions of this Trademark Agreement shall automatically apply thereto and the Assignors shall promptly provide to the Bank notice thereof in writing and execute and deliver to the Bank such documents or instruments as the Bank may reasonably request further to implement, preserve or evidence the Bank's interest therein.

      6.2 Amendment to Schedule.

            The Assignors authorize the Bank to modify this Trademark Agreement without the necessity of the Assignors' further approval or signature, by amending Schedule A hereto and the Annex to the Assignment of Marks to include any future or other Trademarks, Trademark Registrations or Trademark Rights under Section 2 or Section 6.

7. TRADEMARK PROSECUTION.

      7.1 Assignors Responsible.

            The Assignors shall assume full and complete responsibility for the prosecution, defense, enforcement or any other necessary or desirable actions in connection with the Pledged Trademarks, and shall hold the Bank harmless from any and all costs, damages, liabilities and expenses that may be incurred by the Bank in connection with the Bank's interest in the Pledged Trademarks or any other action or failure to act in connection with this Trademark Agreement or the transactions contemplated hereby. In respect of such responsibility, the Assignors shall retain trademark counsel acceptable to the Bank. The Bank shall not unreasonably delay in responding to any request to approve counsel proposed by the Assignors.

      7.2 Assignors' Duties, Etc.

            The Assignors shall have the right and the duty, through trademark counsel acceptable to the Bank, to prosecute diligently any trademark registration applications of the Trademarks pending as of the date of this Trademark Agreement or thereafter, to preserve and maintain all rights in the Trademarks and Trademark Registrations, including the filing of appropriate renewal applications and other instruments to maintain in effect the Trademark Registrations and the payment when due of all registration renewal fees and other fees, taxes and other expenses that shall be incurred or that shall accrue with respect to any of the Trademarks or Trademark Registrations. Any expenses incurred in connection with such applications and actions shall be borne by the Assignors. The Assignors shall not abandon any filed trademark registration application, or any Trademark Registration or Trademark, without the consent of the Bank, which consent shall not be unreasonably withheld.

      7.3 Assignors' Enforcement Rights.

            The Assignors shall have the right and the duty to bring suit or other action in the Assignors' own name to maintain and enforce the Trademarks, the Trademark Registrations and the Trademark Rights. The Assignors may require the Bank to join in such suit or action as necessary to assure the Assignors' ability to bring and maintain any such suit or action in any proper forum if (but only if) the Bank is completely satisfied that such joinder will not subject the Bank to any risk of liability. The Assignors shall promptly, upon demand, reimburse and indemnify the Bank for all damages, costs and expenses, including legal fees, incurred by the Bank pursuant to this Section 7.3.

      7.4 Protection of Trademarks, Etc.

            In general, the Assignors shall take any and all such actions (including institution and maintenance of suits, proceedings or actions) as may be necessary or appropriate to properly maintain, protect, preserve, care for and enforce the Pledged Trademarks. The Assignors shall not take or fail to take any action, nor permit any action to be taken or not taken by others under its control, that would adversely affect the validity, grant or enforcement of the Pledged Trademarks.

      7.5 Notification by Assignors.

            Promptly upon obtaining knowledge thereof, the Assignors will notify the Bank in writing of the institution of, or any final adverse determination in, any proceeding in the PTO or any similar office or agency of the United States or any foreign country, or any court, regarding the validity of any of the Trademarks or Trademark Registrations or the Assignors' rights, title or interests in and to the Pledged Trademarks.

8. REMEDIES.

      Upon the occurrence and during the continuance of an Event of Default, the Bank shall have, in addition to all other rights and remedies given it by this Trademark Agreement (including, without limitation, those set forth in Section 2.2), the Loan Agreement, the Security Agreements and all of the other agreements, instruments and documents executed by the Assignors with or in favor of the Bank at any time, those allowed by law and the rights and remedies of a secured party under the Uniform Commercial Code as enacted in the State of New York, and, without limiting the generality of the foregoing, the Bank may immediately, without demand of performance and without other notice (except as set forth next below) or demand whatsoever to the Assignors, all of which are hereby expressly waived, sell or license at public or private sale or otherwise realize upon the whole or from time to time any part of the Pledged Trademarks, or any interest that the Assignors may have therein, and after deducting from the proceeds of sale or other disposition of the Pledged Trademarks all reasonable expenses incurred by the Bank in attempting to enforce this Trademark Agreement (including all reasonable expenses for broker's fees and legal services), shall apply the residue of such proceeds toward the payment of the Obligations as set forth in or by reference in the Security Agreements. Notice of any sale, license or other disposition of the Pledged Trademarks shall be given to the Assignors at least five (5) days before the time that any intended public sale or other public disposition of the Pledged Trademarks is to be made or after which any private sale or other private disposition of the Pledged Trademarks may be made, which the Assignors hereby agree shall be reasonable notice of such public or private sale or other disposition. At any such sale or other disposition, the Bank may, to the extent permitted under applicable law, purchase or license the whole or any part of the Pledged Trademarks or interests therein sold, licensed or otherwise disposed of.

9. COLLATERAL PROTECTION.

      If the Assignors shall fail to do any act that it has covenanted to do hereunder, or if any representation or warranty of the Assignors shall be breached, the Bank, in its own name or that of the Assignors (in the sole discretion of the Bank), may (but shall not be obligated to) do such act or remedy such breach (or cause such act to be done or such breach to be remedied), and the Assignors agrees promptly to reimburse the Bank for any cost or expense incurred by the Bank in so doing.

10. POWER OF ATTORNEY.

      If any Event of Default shall have occurred and be continuing, the Assignors do hereby make, constitute and appoint the Bank (and any officer or agent of the Bank as the Bank may select in its exclusive discretion) as the Assignors' true and lawful attorney-in-fact, with full power of substitution and with the power to endorse the Assignors' name on all applications, documents, papers and instruments necessary for the Bank to use the Pledged Trademarks, or to grant or issue any exclusive or nonexclusive license of any of the Pledged Trademarks to any third person, or to take any and all actions necessary for the Bank to assign, pledge, convey or otherwise transfer title in or dispose of any of the Pledged Trademarks or any interest of the Assignors therein to any third person, and, in general, to execute and deliver any instruments or documents and do all other acts that the Assignors are obligated to execute and do hereunder. The Assignors hereby ratify all that such attorney shall lawfully do or cause to be done by virtue hereof and releases the Bank from any claims, liabilities, causes of action or demands arising out of or in connection with any action taken or omitted to be taken by the Bank under this power of attorney (except for the Bank's gross negligence or willful misconduct). This power of attorney is coupled with an interest and shall be irrevocable for the duration of this Trademark Agreement.

11. FURTHER ASSURANCES.

      The Assignors shall, at any time and from time to time, and at its expense, make, execute, acknowledge and deliver, and file and record as necessary or appropriate with governmental or regulatory authorities, agencies or offices, such agreements, assignments, documents and instruments, and do such other and further acts and things (including, without limitation, obtaining consents of third parties), as the Bank may request or as may be necessary or appropriate in order to implement and effect fully the intentions, purposes and provisions of this Trademark Agreement, or to assure and confirm to the Bank the grant, perfection and priority of the Bank's security interest in the Pledged Trademarks.

12. TERMINATION.

      At such time as all of the Obligations have been finally paid and satisfied in full and neither of the Assignors have any rights to request an advance under any line of credit and all lines of credit provided by Bank have been terminated, this Trademark Agreement shall terminate and the Bank shall, upon the written request and at the expense of the Assignors, execute and deliver to the Assignors all deeds, assignments and other instruments as may be necessary or proper to reassign and reconvey to and re-vest in the Assignors the entire right, title and interest to the Pledged Trademarks previously granted, assigned, transferred and conveyed to the Bank by the Assignors pursuant to this Trademark Agreement, as fully as if this Trademark Agreement had not been made, subject to any disposition of all or any part thereof that may have been made by the Bank pursuant hereto or the Security Agreements.

13. COURSE OF DEALING.

      No course of dealing between the Assignors and the Bank, nor any failure to exercise, nor any delay in exercising, on the part of the Bank, any right, power or privilege hereunder or under the Security Agreements or any other agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

14. EXPENSES.

      Any and all reasonable fees, costs and expenses, of whatever kind or nature, including the reasonable attorneys' fees and expenses incurred by the Bank in connection with the preparation of this Trademark Agreement and all other documents relating hereto, the consummation of the transactions contemplated hereby or the enforcement hereof, the filing or recording of any documents (including all taxes in connection therewith) in public offices, the payment or discharge of any taxes, counsel fees, maintenance or renewal fees, encumbrances, or otherwise protecting, maintaining or preserving the Pledged Trademarks, or in defending or prosecuting any actions or proceedings arising out of or related to the Pledged Trademarks, shall be borne and paid by the Assignors.

15. OVERDUE AMOUNTS.

      Until paid, all amounts due and payable by the Assignors hereunder shall be a debt secured by the Pledged Trademarks and other Collateral and shall bear, whether before or after judgment, interest at the rate of interest for overdue principal set forth in the applicable notes evidencing such Obligations.

16. NO ASSUMPTION OF LIABILITY; INDEMNIFICATION.

      NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, THE BANK ASSUMES NO LIABILITIES OF THE ASSIGNORS WITH RESPECT TO ANY CLAIM OR CLAIMS REGARDING THE ASSIGNORS' OWNERSHIP OR PURPORTED OWNERSHIP OF, OR RIGHTS OR PURPORTED RIGHTS ARISING FROM, ANY OF THE PLEDGED TRADEMARKS OR ANY USE, LICENSE OR SUBLICENSE THEREOF, WHETHER ARISING OUT OF ANY PAST, CURRENT OR FUTURE EVENT, CIRCUMSTANCE, ACT OR OMISSION OR OTHERWISE. ALL OF SUCH LIABILITIES SHALL BE EXCLUSIVELY THE RESPONSIBILITY OF THE ASSIGNORS, AND THE ASSIGNORS SHALL INDEMNIFY THE

BANK FOR ANY AND ALL COSTS, EXPENSES, DAMAGES AND CLAIMS, INCLUDING LEGAL FEES, INCURRED BY THE BANK WITH RESPECT TO SUCH LIABILITIES.

17. NOTICES.

      All notices and other communications made or required to be given pursuant to this Trademark Agreement shall be in writing and shall be delivered in hand, mailed by United States registered or certified first-class mail, postage prepaid, or sent by telegraph, telecopy or telex and confirmed by delivery via courier or postal service, addressed as follows:

      (a) if to the Assignors, at 525 Lee Road, Rochester, New York Attention:
Emilio O. DiCataldo, Senior Vice President and CFO, or at such other address for notice as the Assignors shall last have furnished in writing to the person giving the notice; and

      (b) if to the Bank, at One M&T Plaza, Buffalo, New York 14203, Attention:
Collateral Department, or at such other address for notice as the Bank shall last have furnished in writing to the person giving the notice, with copies to Bank at 525 East Avenue, Rochester, New York 14604, Attention: William Holston, Vice President.

Any such notice or demand shall be deemed to have been duly given or made and to have become effective (i) if delivered by hand to a responsible officer of the party to which it is directed, at the time of the receipt thereof by such officer, (ii) if sent by registered or certified first-class mail, postage prepaid, two (2) Business Days after the posting thereof, and (iii) if sent by telegraph, telecopy, or telex, at the time of the dispatch thereof, if in normal business hours in the country of receipt, or otherwise at the opening of business on the following Business Day.

18. AMENDMENT AND WAIVER.

      This Trademark Agreement is subject to modification only by a writing signed by the Bank and the Assignors, except as provided in Section 6.2. The Bank shall not be deemed to have waived any right hereunder unless such waiver shall be in writing and signed by the Bank. A waiver on any one occasion shall not be construed as a bar to or waiver of any right on any future occasion.

19. GOVERNING LAW; CONSENT TO JURISDICTION.

      THIS TRADEMARK AGREEMENT IS INTENDED TO TAKE EFFECT AS A SEALED INSTRUMENT AND SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. The Assignors agree that any suit for the enforcement of this Trademark Agreement may be brought in the courts of the County of Monroe or any federal court sitting therein and consents to the non-exclusive jurisdiction of such court and to service of process in any such suit being made upon the Assignors by mail at the address specified in Section 17. The Assignors hereby waive any objection that they may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient court.

20. WAIVER OF JURY TRIAL.

      THE ASSIGNORS WAIVETHEIR RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS TRADEMARK AGREEMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THE PERFORMANCE OF ANY SUCH RIGHTS OR OBLIGATIONS. Except as prohibited by law, the Assignors waive any right which they may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. The Assignors (i) certifies that neither the Bank nor any representative, agent or attorney of the Bank has represented, expressly or otherwise, that the Bank would not, in the event of litigation, seek to enforce the foregoing waivers, and (ii) acknowledges that, in entering into the Loan Agreement and the other agreements, instruments or documents to which the Bank is a party, the Bank is relying upon, among other things, the waivers and certifications contained in this Section 20.

21. BANK'S RIGHT TO ACCEPT OR CONSENT, ETC.

      Notwithstanding anything herein to the contrary, Bank shall not be deemed to have unreasonably delayed in responding to a request for a consent hereunder or the approval of a counsel proposed by Assignors whom the Bank must consent to unless Bank fails to respond to a request for such consent or acceptance of proposed counsel for 10 days after such request is submitted and Assignors thereafter notify Bank in writing that they believe Bank has unreasonably delayed in responding to such request and Bank continues for more than 10 days after its receipt of such notice to respond to such request. In any event, the sole remedy for Assignors if Bank unreasonably delayed in responding to any such request shall be that it loses its right to consent to any such action or to approve any such counsel.

22. MISCELLANEOUS.

      The headings of each section of this Trademark Agreement are for convenience only and shall not define or limit the provisions thereof. This Trademark Agreement and all rights and obligations hereunder shall be binding upon the Assignors and their respective successors and assigns, and shall inure to the benefit of the Bank and its successors and assigns. In the event of any irreconcilable conflict between the provisions of this Trademark Agreement and the Loan Agreement, or between this Trademark Agreement and the Security Agreements, the provisions of the Loan Agreement or the Security Agreements, as the case may be, shall control. If any term of this Trademark Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall in no way be affected thereby, and this Trademark Agreement shall be construed and be enforceable as if such invalid, illegal or unenforceable term had not been included herein. The Assignors acknowledge receipt of a copy of this Trademark Agreement.

      IN WITNESS WHEREOF, this Trademark Agreement has been executed as of the day and year first above written.


                                      CVC, INC.

                                      By: /s/ Emilio O. DiCataldo
                                         ---------------------------------------
                                      Name: Emilio O. DiCataldo
                                      Title: Senior Vice President and CFO


                                      CVC PRODUCTS, INC.

                                      By: /s/ Emilio O. DiCataldo
                                         ---------------------------------------
                                      Name: Emilio O. DiCataldo
                                      Title: Senior Vice President and CFO


                                      MANUFACTURERS AND TRADERS TRUST
                                      COMPANY

                                      By: /s/ William Holston
                                         ---------------------------------------
                                      Name: William Holston
                                      Title: Vice President

                         CERTIFICATE OF ACKNOWLEDGMENT

STATE OF NEW YORK   )
COUNTY OF MONROE    ) ss:

      Before me, the undersigned, a Notary Public in and for the county aforesaid, on this 14th day of April, 1998, personally appeared Emilio O. DiCataldo to me known personally, and who, being by me duly sworn, deposes and says that he is the Senior Vice President and CFO of CVC, INC., and that said instrument was signed and sealed on behalf of said corporation by authority of its Board of Directors, and he acknowledged said instrument to be the free act and deed of said corporation.

                                                 -------------------------------
               GARY F. AMENDOLA                  Notary Public
       Notary Public, State of New York
          Qualified in Monroe County
        Commission Expires Oct. 31, ___

STATE OF NEW YORK   )
COUNTY OF MONROE    ) ss:

      Before me, the undersigned, a Notary Public in and for the county aforesaid, on this 14th day of April, 1998, personally appeared Emilio O. DiCataldo to me known personally, and who, being by me duly sworn, deposes and says that he is the Senior Vice President and CFO of CVC PRODUCTS, INC., and that said instrument was signed and sealed on behalf of said corporation by authority of its Board of Directors, and he acknowledged said instrument to be the free act and deed of said corporation.

                                                 -------------------------------
               GARY F. AMENDOLA                  Notary Public
       Notary Public, State of New York
          Qualified in Monroe County
        Commission Expires Oct. 31, ___

STATE OF NEW YORK   )
COUNTY OF MONROE    ) ss:

      Before me, the undersigned, a Notary Public in and for the county aforesaid, on this 14th day of April, 1998, personally appeared William Holston to me known personally, and who, being by me duly sworn, deposes and says that he is the Vice President of MANUFACTURERS AND TRADERS TRUST COMPANY, and that said instrument was signed and sealed on behalf of said corporation by authority of its Board of Directors, and he acknowledged said instrument to be the free act and deed of said corporation.

                                                 -------------------------------
               GARY F. AMENDOLA                  Notary Public
       Notary Public, State of New York
          Qualified in Monroe County
        Commission Expires Oct. 31, ___

                                   SCHEDULE A

                     Trademarks and Trademark Registrations

                                   SCHEDULE A

            2. CVC's U.S. Trademark Assets. The following Table 5 details CVC's trademark assets.

================================================================================
                        Table 5: CVC'S Trademark Assets
--------------------------------------------------------------------------------
     Mark                        Status                    Goods Protected
================================================================================
CONNEXION(R)            U.S. Trademark Registration    Semiconductor and data
                        1,834,335, issued May 3,       storage wafer processing
                        1994                           equipment, comprising
                                                       physical vapor
                                                       deposition, rapid thermal
                                                       processing chemical vapor
                                                       deposition, including
                                                       RTCVD and MOCVD, and
                                                       inductively-coupled
                                                       plasma equipment
--------------------------------------------------------------------------------
CVC                     Not Registered, but used as    Relating to goods and
                        trademark or slogan to         services in the area of
                        associate with CVC's good      Semiconductor and data
                        and services                   storage wafer processing
                                                       equipment, comprising
                                                       physical vapor
                                                       deposition, rapid thermal
                                                       process, chemical vapor
                                                       deposition, including
                                                       RTCVD and MOCVD, and
                                                       inductively-coupled
                                                       plasma equipment
================================================================================

================================================================================
                         Table 5: CVC'S Trademark Assets
--------------------------------------------------------------------------------
     Mark                        Status                    Goods Protected
================================================================================
   (LOGO)               Not registered, but used as a  Relating to goods and
    CVC                 trademark                      services in the area of
                                                       Semiconductor and data
                                                       storage wafer processing
                                                       equipment, comprising
                                                       physical vapor
                                                       deposition, rapid thermal
                                                       processing, chemical
                                                       vapor deposition,
                                                       including RTCVD and
                                                       MOCVD, and inductively-
                                                       coupled plasma equipment
--------------------------------------------------------------------------------
OPEN CONNEXION(TM)      Registration application       Software systems for
                        prepared awaiting review and   semiconductor and data
                        filing                         storage wafer processing
                                                       equipment, comprising
                                                       physical vapor
                                                       deposition, rapid thermal
                                                       processing chemical vapor
                                                       deposition, including
                                                       RTCVD and MOCVD, and
                                                       inductively-coupled
                                                       plasma equipment
--------------------------------------------------------------------------------
Connect with CVC(TM)    Not registered, but used as    Slogan relating to goods
                        trademark or slogan to         and services in the area
                        associate with CVC's goods.    of semiconductor and data
                                                       storage wafer processing
                                                       equipment, comprising
                                                       physical vapor
                                                       deposition, rapid thermal
                                                       processing chemical vapor
                                                       deposition, including
                                                       RTCVD and MOCVD, and
                                                       inductively-coupled
                                                       plasma equipment
================================================================================

================================================================================
                         Table 5: CVC'S Trademark Assets
--------------------------------------------------------------------------------
     Mark                        Status                    Goods Protected
================================================================================
Infinity(TM)            Not registered, but used as    Relating to goods in the
                        trademark to associate with    area of semiconductor and
                        CVC's goods.                   data storage wafer
                                                       processing equipment,
                                                       comprising physical vapor
                                                       deposition.
--------------------------------------------------------------------------------
The CONNEXION(TM)       Not registered, but used as    Relating to goods in the
400(TM)                 trademark to associate with    area of semiconductor and
                        CVC's goods.                   data storage wafer
                                                       processing equipment,
                                                       comprising physical vapor
                                                       deposition, rapid thermal
                                                       processing chemical vapor
                                                       deposition, including
                                                       RTCVD and MOCVD, and
                                                       inductively-coupled
                                                       plasma equipment
--------------------------------------------------------------------------------
The CONNEXION(TM)       Not registered, but used as    Relating to goods in the
500(TM)                 trademark to associate with    area of semiconductor and
                        CVC's goods.                   data storage wafer
                                                       processing equipment,
                                                       comprising physical vapor
                                                       deposition, rapid thermal
                                                       processing chemical vapor
                                                       deposition, including
                                                       MOCVD and RTCVD, and
                                                       inductively-coupled
                                                       plasma equipment
================================================================================

================================================================================
                         Table 5: CVC'S Trademark Assets
--------------------------------------------------------------------------------
     Mark                        Status                    Goods Protected
================================================================================
The CONNEXION(TM)       Not registered, but used as    Relating to goods in the
600(TM)                 trademark to associate with    area of semiconductor and
                        CVC's goods.                   data storage wafer
                                                       processing equipment,
                                                       comprising physical vapor
                                                       deposition, rapid thermal
                                                       processing chemical vapor
                                                       deposition, including
                                                       MOCVD and RTCVD, and
                                                       inductively-coupled
                                                       plasma equipment
--------------------------------------------------------------------------------
The CONNEXION(TM)       Not registered, but used as    Relating to goods in the
800(TM)                 trademark to associate with    area of semiconductor and
                        CVC's goods.                   data storage wafer
                                                       processing equipment,
                                                       comprising physical vapor
                                                       deposition, rapid thermal
                                                       processing chemical vapor
                                                       deposition, including
                                                       MOCVD and RTCVD, and
                                                       inductively-coupled
                                                       plasma equipment
--------------------------------------------------------------------------------
Multi-Comp(TM)          Not registered, but used as    Relating to goods in the
                        trademark to associate with    area of semiconductor
                        CVC's goods.                   wafer processing
                                                       equipment, comprising
                                                       rapid thermal processing
                                                       and rapid thermal
                                                       chemical-vapor deposition
                                                       equipment
--------------------------------------------------------------------------------
Multi-Probe(TM)         Not registered, but used as    Relating to goods in the
                        trademark to associate with    area of semiconductor
                        CVC's goods.                   wafer processing
                                                       equipment, comprising
                                                       rapid thermal processing
                                                       and rapid thermal
                                                       chemical-vapor deposition
                                                       equipment
================================================================================

================================================================================
                         Table 5: CVC'S Trademark Assets
--------------------------------------------------------------------------------
     Mark                        Status                    Goods Protected
================================================================================
Pulsar(TM)              Not registered, but used as    Relating to goods in the
                        trademark to associate with    area of semiconductor
                        CVC's goods.                   wafer processing
                                                       equipment, comprising
                                                       rapid thermal processing
                                                       and RTCVD equipment
--------------------------------------------------------------------------------
Series 400(TM)          Not registered, but used as    Relating to goods in the
                        trademark to associate with    area of semiconductor and
                        CVC's goods.                   data storage wafer
                                                       processing equipment,
                                                       comprising physical vapor
                                                       deposition equipment
--------------------------------------------------------------------------------
Series 500(TM)          Not registered, but used as    Relating to goods in the
                        trademark to associate with    area of semiconductor and
                        CVC's goods.                   data storage wafer
                                                       processing equipment,
                                                       comprising physical vapor
                                                       deposition equipment
--------------------------------------------------------------------------------
Series 600(TM)          Not registered, but used as    Relating to goods in the
                        trademark to associate with    area of semiconductor and
                        CVC's goods.                   data storage wafer
                                                       processing equipment,
                                                       comprising physical vapor
                                                       deposition equipment
--------------------------------------------------------------------------------
Universal Thermal       Not registered, but used as    Relating to goods in the
Module(TM) or UTM(TM)   trademark to associate with    area of semiconductor
                        CVC's goods.                   wafer processing
                                                       equipment, comprising
                                                       rapid thermal processing
                                                       and chemical-vapor
                                                       deposition equipment
                                                       including RTCVD and MOCVD
                                                       equipment
================================================================================

================================================================================
                         Table 5: CVC'S Trademark Assets
--------------------------------------------------------------------------------
     Mark                        Status                    Goods Protected
================================================================================
Universal Plasma        Not registered, but used as   Relating to goods in the
Module(TM) or UPM(TM)   trademark to associate with   area of semiconductor and
                        CVC's goods.                  data storage wafer
                                                      processing equipment,
                                                      comprising physical vapor
                                                      deposition and
                                                      inductively-coupled plasma
                                                      processing equipment
================================================================================

      CVC has no prior opinions or similar documents relating to the scope or validity of its trademarks. No maintenance fees are presently due for CVC's existing CONNEXION(TM) trademark registration. In addition, there are no documents relating to litigation or licenses involving CVC's trademarks, related foreign filings, and product-line information related to the trademarks.

      3. CVC's Foreign Trademark Assets. To date, CVC holds no foreign trademark registrations. Nor does CVC, as of the date of this Intellectual Property Audit Report, have pending any foreign trademark applications. To the extent that CVC uses a particular mark for a product it sells in a foreign market, those marks appearing in Table 5, above, represent the only marks CVC uses outside the United States.

            There are no prior opinions or documents relating to the scope or validity of CVC's trademarks outside the United States. Nor are there any foreign patent and trademark office actions or maintenance fee dates due at this time. No documents relating to litigation or licenses involving CVC's trademarks, related foreign filings, and product-line information related to the use of trademarks outside the United States were discovered in this Intellectual Property Audit.

E. Copyright Assets and Related Intellectual Property Assets

      1. Overview. The Copyright Act establishes copyright protection "in original works of authorship fixed in any tangible medium of expression." Each word in this phrase must be satisfied in order to create a copyright. The work must be original, meaning that it was created by the author--that is, it "originated" with the author, not someone else but it need not be highly unique or creative, which is required for some other forms of intellectual property protection, such as patents. A work must be fixed in some tangible way in order to create a copyright. Authors cannot simply come up with brilliant ideas for books or songs and carry them

================================================================================
FORM PTO-1595                                        U.S. DEPARTMENT OF COMMERCE
(Rev. 6-93)                                          Patent and Trademark Office
OMB No. 0651-0011 (exp. 4/94)

                          RECORDATION FORM COVER SHEET

                                 TRADEMARKS ONLY

Tab settings                    [GRAPHIC OMITTED]
--------------------------------------------------------------------------------
To the Honorable Commissioner of Patents and Trademarks: Please record the attached original documents or copy thereof.
--------------------------------------------------------------------------------
1.    Name of conveying party(ies):

      CVC Products, Inc. and CVC, INC.

      |_| Individual(s)

      |_| General Partnership

      |X| Corporation-State  (DE)

      |_| Association

      |_| Limited Partnership

      |_| Other ________________________________________________________

Additional name(s) of conveying party(ies) attached? |_| Yes |_| No
--------------------------------------------------------------------------------
2.    Name and address of receiving party(ies):

      Name: Manufacturers and Traders Trust Company

      Internal Address: ________________________________________________
      __________________________________________________________________
      __________________________________________________________________

      Street Address: One M&T Plaza

      City: Buffalo           State: NY              ZIP: 14203

      |_| Individual(s) citizenship______________________________________

      |_| Association____________________________________________________

      |_| General Partnership____________________________________________

      |_| Limited Partnership____________________________________________

      |X| Corporation-State______________________________________________

      |_| Other__________________________________________________________

If assignee is not domicile in the United States, a domestic representative
designation is attached:                   |_| Yes |_| No

(Designations must be separate document form assignment)

Additional name(s) & address(es) attached? |X| Yes |_| No
--------------------------------------------------------------------------------
3.    Nature of conveyance:

      |X|   Assignment                    |_|   Merger

      |_|   Security Agreement            |_| Change of Name

      |_|   Other

Execution Date: 4/14/98
--------------------------------------------------------------------------------
4.    Application number(s) or registration numbers(s):

      A. Trademark Application No.(s)

      B. Trademark registration No. (s)

         1,834,335 (issued 5/3/94)


                   Additional numbers attached? |X| Yes |_| No
--------------------------------------------------------------------------------
5. Name and address of party to whom correspondence concerning document should be mailed:

      Name: Gordon E. Forth, Esq.

      Internal Address: Woods, Oviatt, Gilman, Sturman & Clarke, LLP

      Street Address: 44 Exchange Street

      City: Rochester         State: NY              ZIP: 14614
--------------------------------------------------------------------------------
6.    Total number of applications and patents involved: |1|

--------------------------------------------------------------------------------
7.    Total fee (37 CFR 3.41):...........................$40.00

      |X|   Enclosed

      |_|   Authorized to be charged to deposit account
--------------------------------------------------------------------------------
8.    Deposit account number

      __________________________________________________________________

       (Attach duplicate copy of this page if paying by deposit account)
================================================================================
                             DO NOT USE THIS SPACE

--------------------------------------------------------------------------------
9.    Statement and signature.

      To the best of my knowledge and belief, the foregoing information is true and correct and any attached copy is a true copy of the original document

      Emilio O. DiCataldo         /s/ Emilio O. DiCataldo
      ------------------------   -------------------------   -------------------
       Name of Person Signing            Signature                   Date

 Total number of pages including cover sheet, attachments, and document: |2|
================================================================================
     Mail documents to be recorded with required cover sheet information to:
             Commissioner of Patents and Trademarks, Box Assignments
                             Washington, D.C. 20231

               [LETTERHEAD OF NIXON, HARGRAVE, DEVANS & DOYLE LLP]

                                 April 14, 1998

Manufacturers and Traders Trust Company
One M&T Plaza
Buffalo, New York 14203

      RE:   CVC Products, Inc.

Gentlemen:

      We have acted as special counsel to CVC Products, Inc., a Delaware corporation ("Borrower"), in connection with certain credit facilities to be made by Manufacturers and Traders Trust Company ("Bank") to Borrower pursuant to a certain Loan Agreement of even date herewith ("Closing Date") between Bank and Borrower, dated as of March 31, 1998 (the "Loan Agreement"). Furthermore, we have acted as special counsel to CVC, Inc., a Delaware corporation ("Parent") and have advised it in connection with certain matters pertaining to the Loan Agreement. Unless otherwise noted, the agreements referred to in (i) through
(ix) below were executed on the Closing Date, as of March 31, 1998. We are giving the opinions set forth below at the request of Borrower and Parent.

      In our capacity as special counsel to Borrower and Parent, we have reviewed the Loan Agreement and the following documents, as executed:

      (i) $8,000,000 Term Note, dated as of March 31, 1998, executed by Borrower in favor of Bank ("Term Note");

      (ii) $10,000,000 Grid Note, dated as of March 31, 1998, executed by Borrower in favor of Bank ("Grid Note");

      (iii) Trademark Collateral Security and Pledge Agreement executed by Borrower, Parent and Bank dated as of March 31, 1998 ("Trademark Agreement");

      (iv) Patent Collateral Assignment and Security Agreement executed by Borrower, Parent and Bank dated as of March 31, 1998 ("Patent Agreement");

      (v) Amended and Restated Continuing Guaranty, dated as of March 31, 1998, executed by Borrower in favor of Bank ("Borrower Guaranty");

Nixon, Hargrave, Devans & Doyle LLP

Manufacturers and Traders Trust Company
April 14, 1998
Page 2


      (vi) Amended and Restated General Security Agreement, dated as of March 31, 1998, executed by Borrower in favor of Bank ("Borrower GSA");

      (vii) Amended and Restated Continuing Guaranty, dated as of March 31. 1998, executed by Parent in favor of Bank ("Parent Guaranty");

     (viii) Amended and Restated General Security Agreement, dated as of March
            31. 1998, executed by Parent in favor of Bank ("Parent GSA"); and

      (ix) Landlord/Mortgagee Waiver, dated as of March 31, 1998. executed by Parent in favor of Bank ("Landlord Waiver").

      The Term Note, Grid Note, Borrower Guaranty and Borrower GSA are hereinafter collectively referred to as the "Borrower Loan Documents." The Parent Guaranty, Parent GSA and Landlord Waiver are hereinafter collectively referred to as the "Guarantor Loan Documents." The Borrower Loan Documents, the Guarantor Loan Documents, the Trademark Agreement and the Patent Agreement are referred to collectively as the "Loan Documents."

      We have also examined the Certificate of Incorporation and By-Laws of Borrower and Parent and copies, certified or otherwise identified to our satisfaction, of such other documents, records and certificates of public officials and of the Borrower and Parent, made such inquiries of officers of Borrower and Parent and considered such questions of law as we deemed necessary for the purpose of rendering the opinions set forth herein.

      As to questions of fact material to the opinions set forth herein, we have, when relevant facts were not independently established, made inquiries as to such questions of fact of officers of Borrower and Parent and relied upon certificates of, and information received from, officers of Borrower and Parent, in each case, copies of which are annexed hereto as exhibits. As to any opinions expressed herein "to our knowledge," such knowledge is based solely upon certificates of, and information received from, officers of Borrower and Parent and any actual knowledge we may have from any other source. We have not independently investigated or verified the facts represented in such certificates or information and do not opine as to the accuracy of any such facts.

      In rendering the opinions set forth below, we have assumed that:

      A. Authority of Bank. Bank has all requisite power and authority to (i) consummate the transactions described in the Loan Documents, (ii) execute and deliver the Loan Documents to which it is a party and (iii) perform its obligations thereunder.

      B. Execution by Bank. Bank has duly and validly authorized, executed and delivered the Loan Documents to which it is a party.

      C. Modifications. There are no oral or written modifications of or amendments to the Loan Documents.

Nixon, Hargrave, Devans & Doyle LLP

Manufacturers and Traders Trust Company
April 14, 1998
Page 3


      D. Authenticity of Documents. All documents submitted to us as originals are authentic and complete; all documents submitted to us as certified, photostatic or conformed copies conform to the original documents; all signatures on all documents are genuine; and all public records reviewed are accurate and complete.

      E. Ownership of Collateral. Borrower is in possession of, and owns or has all applicable rights to use,s the collateral described in the Trademark Agreement and Patent Agreement. Borrower and Parent are the owners of the collateral described in the Borrower GSA and Parent GSA, respectively.

      F. Recording of Trademark Agreement and Patent Agreement. The Trademark Agreement and Patent Agreement will be duly recorded in the appropriate recording offices.

      Based on the foregoing it is our opinion that:

      1. Borrower and Parent are corporations duly organized, validly existing and in good standing under the laws of the State of Delaware and are also duly qualified to do business in, and are in good standing as foreign corporations under, the laws of the State of New York.

      2. Borrower has the requisite corporate power and authority to (a) own and operate its property in New York State, to lease the Property it leases in New York State and, to our knowledge, to conduct its business as it is presently conducted in New York State (b) execute, deliver and perform its obligations under the Borrower Loan Documents, (c) borrow under the Loan Agreement and (c) grant the security interests provided for in the Trademark Agreement, Patent Agreement and Borrower GSA.

      3. Parent has the requisite corporate power and authority to (a) own and operate its property in New York State, to lease the Property it leases in New York State and, to our knowledge, to conduct its business as it is presently conducted in New York State (b) execute, deliver and perform its obligations under the Guarantor Loan Documents and (c) grant the security interests provided for in the Guarantor GSA.

      4. Borrower's execution and delivery of, and performance of its obligations under, the Borrower Loan Documents, the Trademark Agreement and the Patent Agreement have been duly authorized by all necessary corporate action on the part of Borrower, and the Borrower Loan Documents, the Trademark Agreement and the Patent Agreement have been duly executed and delivered by Borrower.

      5. Parent's execution and delivery of, and performance of its obligations under, the Guarantor Loan Documents, the Trademark Agreement and the Patent Agreement have been duly authorized by all necessary corporate action on the part of Parent, and the Guarantor Loan Documents, the Trademark Agreement and the Patent Agreement have been duly executed and delivered by Parent.

Nixon, Hargrave, Devans & Doyle LLP

Manufacturers and Traders Trust Company
April 14, 1998
Page 4


      6. The Borrower Loan Documents, the Trademark Agreement and the Patent Agreement are the valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms.

      7. The Guarantor Loan Documents, the Trademark Agreement and the Patent Agreement are the valid and binding obligations of Parent, enforceable against the Parent in accordance with their respective terms.

      8. The execution and delivery of the Borrower Loan Documents, the Trademark Agreement and the Patent Agreement by Borrower, do not (a) conflict with or result in a breach of any provision of the Certificate of Incorporation or By-Laws of Borrower, or (b) to our knowledge, (i) result in a breach of any of the provisions of, or constitute a default under, any agreement or instrument to which Borrower is a party or by which any of Borrower's assets is bound, (ii) violate any existing judgment, order, writ, injunction or decree expressly applicable to Borrower, (iii) violate any existing law, rule, regulation or ordinance applicable to Borrower or (iv) result in the creation or imposition of any lien, charge or encumbrance or any nature whatsoever upon any properties of Borrower, except as contemplated by the Borrower Loan Documents, the Trademark Agreement and the Patent Agreement.

      9. The execution and delivery of the Guarantor Loan Documents, the Trademark Agreement and the Patent Agreement by Parent, do not (a) conflict with or result in a breach of any provision of the Certificate of Incorporation or By-Laws of Parent, or (b) to our knowledge, (i) result in a breach of any of the provisions of, or constitute a default under, any agreement or instrument to which Parent is a party or by which any of Parent's assets is bound, (ii) violate any existing judgment, order, writ, injunction or decree expressly applicable to Parent, (iii) violate any existing law, rule, regulation or ordinance applicable to Parent or (iv) result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any properties of Parent, except as contemplated by the Guarantor Loan Documents, the Trademark Agreement and the Patent Agreement.

      10. No consent authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required by
(i) the due execution, delivery and performance by Borrower under the Borrower Loan Documents, the Trademark Agreement and the Patent Agreement (ii) the borrowings contemplated by Borrower under the Loan Agreement, or (iii) the grant by Borrower of security interests granted by it under any of the Borrower Loan Documents, the Trademark Agreement or the Patent Agreement pursuant to the UCC.

      11. No consent authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required by
(i) the due execution, delivery, and performance by Parent under the Guarantor Loan Documents, the Trademark Agreement and the Patent Agreement or (ii) the grant by Parent of security interests granted by it under any of the Guarantor Loan Documents, the Trademark Agreement or the Patent Agreement pursuant to the UCC.

Nixon, Hargrave, Devans & Doyle LLP

Manufacturers and Traders Trust Company
April 14, 1998
Page 5


      12. To our knowledge, there is no action, suit or proceeding pending, or overtly threatened by written communication, against Borrower or expressly affecting its assets wherein an unfavorable decision, ruling or finding, in any case or in the aggregate, would materially adversely affect the Borrower's financial condition or any of its assets, or the validity or enforceability of any of the Borrower Loan Documents, the Trademark Agreement or the Patent Agreement.

      13. To our knowledge, there is no action, suit or proceeding pending, or overtly threatened by written communication, against Parent or expressly effecting its assets wherein an unfavorable decision, ruling or finding, in any case or in the aggregate, would materially adversely affect Parent's financial condition or any of its assets, or the validity or enforceability of any of the Guarantor Loan Documents, the Trademark Agreement or the Patent Agreement.

      The opinions expressed above are subject to the following qualifications:

            (a) the enforceability of the Loan Documents may be limited by the time of recording of the Patent Agreement and the Trademark Agreement, and by applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance, and other similar laws now or hereafter in effect relating to or affecting creditor's rights generally;

            (b) the enforcement of rights and remedies under the Loan Documents may be limited by (i) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law, or
      (ii) the policies underlying applicable law;

            (c) we express no opinion as to the enforceability of the self-help, non-judicial remedies provided to Bank in the Loan Documents (including, inter alia, remedies purportedly based upon the appointment of Bank as attorney-in-fact of Borrower);

            (d) certain provisions in the Loan Documents may be rendered unenforceable or limited by applicable laws and judicial decisions; but such laws and judicial decisions do not render the Loan Documents legally inadequate remedies for the realization of the principal benefits and security intended to be provided thereby;

            (e) enforceability of the Loan Documents may be limited by any unconscionable or inequitable conduct on Bank's part, defenses arising from Bank's failure to act in accordance with the terms and conditions of the Loan Documents and defenses arising as a result of Bank's failure to act in good faith and in a commercially reasonable manner;

            (f) we express no opinion as to the validity or enforceability of any waiver of service of judicial process, or any provisions of any of the Loan Documents which might be construed as a waiver of counterclaims or defenses;

Nixon, Hargrave, Devans & Doyle LLP

Manufacturers and Traders Trust Company
April 14, 1998
Page 6


            (g) we express no opinion as to (i) compliance with or the effect of any applicable health, safety, zoning, land use, environmental, tax, anti-trust or securities law, rule, regulation or ordinance; (ii) the existence or state of title of any real or personal property which may be the subject of any of the Loan Documents; (iii) the priority of any liens or security interest created or purported to be created by any of the Loan Documents; (iv) the perfection of any security interest in the Collateral; or (v) the Banl&s right to collect any payment due to the extent that such payment constitutes a penalty, forfeiture or late payment charge;

            (h) we express no opinion as to the enforceability of the provisions of the Grid Note and Loan Agreement requiring payment on demand;

            (i) we express no opinion as to the enforceability of Section 6.2 of the Trademark Agreement or Section 5.2 of the Patent Agreement;

            (j) we express no opinion as to the enforceability of the provisions of Section 8 of the Trademark Agreement with respect to the sale of any Trademark apart from its Associated Goodwill and the business symbolized by such Trademark; and

            (k) we express no opinion as to the enforceability of the Trademark Agreement to the extent that it purports to independently assign the Pledged Trademarks as opposed to being an assignment in furtherance of a security interest granted in the Pledged Trademarks.

      This opinion is specifically limited to the present General Corporation Law of the State of Delaware and the present internal laws of the State of New York and federal law of the United States, and no opinion is expressed as to the effect that the law of any other jurisdiction might have upon the subject matter of the opinions expressed herein under the conflicts of law principles or otherwise.

      This opinion is being rendered solely for the benefit of Bank in connection with the transactions contemplated by the Loan Documents. No other person may rely on this opinion for any purpose without the express written consent of the undersigned. This opinion is limited to the matters set forth herein, no opinion may be inferred or implied beyond the matters expressly stated herein, and this opinion must be read in conjunction with the assumptions, limitations, exceptions and qualifications set forth in this letter.

      This opinion is rendered as of the date hereof, and no opinion is expressed as to matters referred to herein on any subsequent date.

                                         Very truly yours,


                                         /s/ Nixon, Hargrave, Devans & Doyle LLP

                             BORROWER'S CERTIFICATE

      I, Emilio O. DiCataldo, as a Senior Vice President and Chief Financial Officer of CVC Products, Inc., a Delaware corporation ("Borrower"), do hereby certify to Nixon, Hargrave, Devans & Doyle LLP ("NHD&D"), in connection with their opinion of counsel (the "Opinion"), dated April 14. 1998. addressed to Manufacturers and Traders Trust Company ("M&T"), as follows:

      1. All capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Opinion.

      2. Except as may be set forth in the Officer's Certificate delivered to M&T dated April 2, 1998, there have been no amendments to the Articles of Incorporation or By Laws of Borrower.

      3. To the best of my knowledge, Borrower has the requisite corporate power and authority to conduct its business as it is presently conducted.

      4. To the best of my knowledge, Borrower's execution and delivery of the Borrower Loan Documents, the Trademark Agreement and the Patent Agreement and Borrower's performance of its obligations under the Borrower Loan Documents, the Trademark Agreement and the Patent Agreement do not (a) result in a breach of any of the provisions of, or constitute a default under, any agreement or instrument to which Borrower is a party or by which any of Borrower's assets is bound, (b) violate any existing judgment, order, writ, injunction or decree expressly applicable to Borrower, (c) violate any existing law, rule, regulation or ordinance applicable to Borrower or (d) result in the creation or imposition of any lien charge or encumbrance of any nature whatsoever upon any properties of Borrower, except as contemplated by the Borrower Loan Documents the Trademark Agreement and the Patent Agreement. Furthermore, Borrower is currently not a party to, nor are Borrower's assets bound by, any agreements or instruments with any financial or lending institution, other than Lender, which place limitations on Borrower's ability to incur additional indebtedness.

      5. To the best of my knowledge, there is no action, suit or proceeding pending, or overtly threatened by written communication, against Borrower or expressly affecting its assets wherein an unfavorable decision, ruling or finding, in any case or in the aggregate, would materially adversely affect the validity or enforceability of any of the Borrower Loan Documents the Trademark Agreement or the Patent Agreement.

      6. Borrower has consented to the issuance of the Opinion by NHD&D to M&T.


Dated: April 14, 1998                           /s/  Emilio O. DiCataldo
                                                --------------------------------
                                                Emilio O. DiCataldo
                                                Sr. V.P. & CFO
                                                CVC Product, Inc.

                              PARENT'S CERTIFICATE

      I, Emilio O. DiCataldo, as a Senior Vice President and Chief Financial Officer of CVC, Inc., a Delaware corporation ("Parent"), do hereby certify to Nixon, Hargrave, Devans & Doyle LLP ("NHD&D"), in connection with their opinion of counsel (the "Opinion"), dated April 14, 1998, addressed to Manufacturers and Traders Trust Company ("M&T"), as follows:

      1. All capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Opinion.

      2. Except as may be set forth in the Officers Certificate delivered to M&T dated April 2, 1998, there have been no amendments to the Articles of Incorporation or By Laws of Parent.

      3. To the best of my knowledge, Parent has the requisite corporate power and authority to conduct its business as it is presently conducted.

      4. To the best of my knowledge, Parent's execution and delivery of the Guarantor Loan Documents, the Trademark Agreement and the Patent Agreement and Parent's performance of its obligations under the Guarantor Loan Documents, the Trademark Agreement and the Patent Agreement do not (a) result in a breach of any of the provisions of, or constitute a default under, any agreement or instrument to which Parent is a party or by which any of Parent's assets is bound, (b) violate any existing judgment order, writ, injunction or decree expressly applicable to Parent (c) violate any existing law, rule, regulation or ordinance applicable to Parent or (d) result in the creation or imposition of any lien charge or encumbrance of any nature whatsoever upon any properties of Parent, except as contemplated by the Guarantor Loan Documents, the Trademark Agreement and the Patent Agreement. Furthermore, Parent is currently not a party to, nor are Parent's assets bound by, any agreements or instruments with any financial or lending institution, other than Lender, which place limitations on Parent's ability to incur additional indebtedness.

      5. To the best of my knowledge, there is no action, suit or proceeding pending, or overtly threatened by written communication, against Parent or expressly affecting its assets wherein an unfavorable decision, ruling or finding, in any case or in the aggregate, would materially adversely affect the validity or enforceability of any of the Guarantor Loan Documents, the Trademark Agreement or the Patent Agreement.

      6. Parent has consented to the issuance of the Opinion by NHD&D to M&T.


Dated: April 14, 1998                           /s/ Emilio O. DiCataldo
                                                --------------------------------
                                                Emilio O. DiCataldo
                                                Sr. V.P. & CFO
                                                CVC, Inc.

[LOGO] M&T Bank
       Manufactures and Traders Trust Company

                                    TERM NOTE

Rochester, New York as of March 31, 1998                           $8,000,000.00

BORROWER: CVC PRODUCTS, INC.

a(n) |_| individual(s) |_| partnership |X| corporation |_| trust |_| __________ organized under the laws of Delaware

Address of residence/chief executive office: 525 Lee Road, Rochester, New York 14606

BANK: MANUFACTURERS AND TRADERS TRUST COMPANY, a New York banking corporation with its principal banking office at One M&T Plaza, Buffalo, NY 14240.

Promise to Pay. For value received, Borrower promises to pay to the order of the Bank, on the dates set forth below, the principal sum of EIGHT MILLION and 00/100 Dollars ($8,000,000.00) (the "Principal") plus interest as agreed below and all reasonable fees and costs (including without limitation reasonable attorneys fees and disbursements whether for internal or outside counsel) the Bank incurs in order to collect any amount due under this Note, to negotiate or document a workout, or restructuring, or to preserve its rights or realize upon any guaranty or other security for the payment of this Note ("Expenses").

Interest. The unpaid Principal balance of this Note shall earn interest calculated on the basis of a 360-day year for the actual number of days of each year (365 or 366) from and including the date the proceeds of this Note were disbursed to, but not including, the date all amounts hereunder are paid in full, at a rate per year which shall on each day be:

|X|   8.39%

|_| equal to the rate in effect on that day as the rate announced by the Bank as its prime rate of interest.

|_| _______% above the rate in effect on that day as the rate announced by the Bank as its prime rate of interest.

If no rate is specified above, interest shall accrue at the Maximum Legal Rate (defined below).

Maximum Legal Rate. It is the intent of the Bank and Borrower that in no event shall interest be payable at a rate in excess of the maximum rate permitted by applicable law (the "Maximum Legal Rate"). If this Note is for a personal loan of less than $2,500,000 and is secured primarily by a one- to four-family residence, the interest rate shall not exceed 16%. Solely to the extent necessary to prevent interest under this Note from exceeding the Maximum Legal Rate, any amount that would be treated as excessive under a final judicial interpretation of applicable law shall be deemed to have been a mistake and automatically canceled, and, if received by the Bank, shall be refunded to Borrower.

Default Rate. If an Event of Default (defined below) occurs, the interest rate on the unpaid Principal shall immediately be automatically increased to 5% per year above the otherwise applicable rate per year.

Repayment of Principal and Interest; Late Charge. Payments shall be made in immediately available United States funds at any banking office of the Bank. Interest will continue to accrue until payment is actually received. If payment is not received within five days of its due date, Borrower shall pay a late charge equal to the greatest of (a) $50.00, (b) 5% of the delinquent amount or
(c) the Bank's then current late charge as announced from time to time. If this
Note is secured by a one- to six-family owner-occupied residence, the late charge shall equal 2% of the delinquent amount and shall be payable if payment is not received within fifteen days of its due date. Payments may be applied in any order in the sole discretion of the Bank but, prior to default, shall be applied first to past due interest, Expenses, late charges and principal, then to current interest, Expenses, late charges and principal, and last to remaining principal.

The Maturity Date of this Note is April 1, 2005.

|_| Borrower shall pay the entire Principal on the Maturity Date. In addition, until the outstanding Principal is paid in full, payments of all accrued and unpaid interest in amounts which will vary will become due and payable on the _______ day of each:

      |_| month  |_| quarter  |_| year commencing on ____________, 19__.

|X| Borrower shall pay 84 consecutive level |X| monthly |_| quarterly |_| annual installments consisting of both Principal and interest, amortized over a period of 7 years, commencing on May 1, 1998 and also due on the first day of each month thereafter. Each payment will equal $ 126,249.81 except that the last payment will equal all remaining amounts due under this Note.

      IF A PAYMENT IS RECEIVED AFTER THE DUE DATE, MORE INTEREST WILL BE DUE THAN PLANNED AND LESS MONEY APPLIED TO PRINCIPAL. REPEATED LATE PAYMENTS WILL CAUSE AN UNEXPECTED PRINCIPAL BALANCE TO REMAIN UNPAID AT THE END OF THE TERM.

CLB-102 (12/94) 360-Day Base

Prepayment Premium. During the term of this Note, Borrower shall have the option of paying the Principal to the Bank in advance of the Maturity Date, in whole or in part, at any time and from time to time. Upon making any prepayment of the Principal Sum in whole, Borrower shall pay to the Bank all interest and Expenses owing pursuant to this Note and remaining unpaid. Each partial prepayment of Principal shall be applied in inverse order of maturity to the principal included in the installments provided for in the paragraph of the Note captioned "Repayment of Principal and Interest."

Representations and Warranties. Borrower represents to and agrees with the Bank that now and until this Note is paid in full:

      a. Business Purpose. The Loan proceeds shall be used only for a business purpose and not for any personal, family or household purpose, unless the following box is checked: |_| Personal Loan.

      b. Good Standing; Authority. Borrower is an entity or sole proprietor (i) duly organized and existing and in good standing under the laws of the jurisdiction in which it was formed, (ii) duly qualified, in good standing and authorized to do business in every jurisdiction in which failure to be so qualified might have a material adverse effect on its business or assets and
(iii) has the power and authority to own each of its assets and to use them as contemplated now or in the future.

      c. Legality. The execution, issuance, delivery to the Bank and performance by Borrower of this Note (i) are in furtherance of Borrower's purposes and within its power and authority; (ii) do not (A) violate any statute, regulation or other law or any judgment, order or award of any court, agency or other governmental authority or of any arbitrator or (B) violate Borrower's certificate of incorporation or other governing instrument, constitute a default under any agreement binding on Borrower, or result in a lien or encumbrance on any assets of Borrower; and (iii) have been duly authorized by all necessary corporate or partnership action.

      d. Compliance. The Borrower conducts its business and operations and the ownership of its assets in compliance with each applicable statute, regulation and other law, including without limitation environmental laws. All approvals, including without limitation authorizations, permits, consents, franchises, licenses, registrations, filings, declarations, reports and notices (the "Approvals") necessary to the conduct of Borrower's business and for Borrower's due issuance of this Note have been duly obtained and are in full force and effect. The Borrower is in compliance with all conditions of each Approval.

      e. Financial and Other Information. See Addendum

      f. Accounting; Tax Returns and Payment of Claims. Borrower will maintain a system of accounting and reserves in accordance with generally accepted accounting principles, has filed and will file each tax return required of it and, except as disclosed in an attached schedule, has paid and will pay when due each tax, assessment, fee, charge, fine and penalty imposed by any taxing authority upon Borrower or any of its assets, income or franchises, as well as all amounts owed to mechanics, materialmen, landlords, suppliers and the like in the ordinary course of business.

      g. Title to Assets; Insurance. Borrower has good and valid title to each of its assets free of security interests and mortgages and other liens except as disclosed in its financial statements or on a schedule attached to or pursuant to the Bank's prior written consent. Borrower will maintain its property in good repair and will maintain and on request provide the Bank with evidence of insurance coverage satisfactory to the Bank including without limitation fire and hazard, liability, worker's compensation and business interruption insurance and flood hazard insurance as required.

      h. Judgments and Litigation. There is no pending or threatened claim, audit, investigation, action or other legal proceeding or judgment order or award of any court, agency or other governmental authority or arbitrator (each an "Action") which involves Borrower or its assets and might have a material adverse effect upon Borrower or threaten the validity of this Note or any related document or transaction. Borrower will immediately notify the Bank in writing upon acquiring knowledge of any such Action.

      i. Notice of Change of Address and of Default. Borrower will immediately notify the Bank in writing (i) of any change in its address or of the location of any collateral securing this Note, (ii) of the occurrence of any Event of Default defined below, (iii) of any material change in Borrower's ownership or management and (iv) of any material adverse change in Borrower's ability to repay this Note.

      j. No Transfer of Assets. Until this Note is paid in full, Borrower shall not without the prior written consent of the Bank (i) sell or otherwise dispose of substantially all of its assets, (ii) acquire substantially all of the assets of another entity, (iii) if it is a corporation, participate in an merger, consolidation or other absorption or (iv) agree to do any of these things.

      The inserts herein are contained in a Rider attached hereto which is made a part hereof and incorporated herein.

Events of Default; Acceleration. An event of default ("Event of Default") will have occurred if: (a) Borrower fails to pay when due any amount due under this Note; See Insert No. 3.

Right of Setoff. The Bank shall have the right to set off against the amounts owing under this Note any property held in a deposit or other account with the Bank or otherwise owing by the Bank in any capacity to Borrower or any Guarantor.

Miscellaneous. This Note, together with any related loan and security agreements and guaranties, contains the entire agreement between the Bank and Borrower with respect to the Note, and supersedes every course of dealing, other conduct, oral agreement and representation previously made by the Bank. All rights and remedies of the Bank under applicable law and this Note or amendment of any provision of this note are cumulative and not exclusive. No single, partial or delayed exercise by the Bank of any right or remedy shall preclude the subsequent exercise by the Bank at any time of any right or remedy of the Bank without notice. No waiver or amendment of any provision of this Note shall be effective unless made specifically in writing by the Bank. This Note shall be governed by the laws of the State of New York, without regard to its principles of conflict of laws. This Note is a binding obligation enforceable against Borrower and its successors and assigns and shall inure to the benefit of the Bank and its successors and assigns. If a court deems any provision of this Note invalid, the remainder of the Note shall remain in effect. Section headings are for convenience only. Singular number includes plural and neuter gender includes masculine and feminine as appropriate.

Notices. Notices to Borrower by the Bank may be delivered in person, in writing or by telephone with subsequent confirmation by mail or teletransmission. Written notice shall be deemed delivered by mail when received or refused after being deposited in the United States mail or transmitted to Borrower at the last address of Borrower shown on the Bank's records. Notice to the Bank by Borrower must be in writing, refer specifically to this Note and be delivered in person or by registered mail directed to the Bank at the address stated on page one. Notices shall be deemed delivered only when actually received by an officer of the Bank. Borrower will notify the Bank promptly of any change of address.

Joint and Several. If Borrower is more than one person, each such person is jointly and severally liable for all amounts which become due under this Note.

Borrower's Consents. In any action or other legal proceeding relating to this Note, Borrower (a) consents to the personal jurisdiction of any State or federal court located in the State of New York and (b) agrees that in any legal proceeding, a copy of this Note kept in the Bank's course of business may be admitted into evidence as an original.

TRIAL BY JURY. BORROWER AND THE BANK EACH WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION IN CONNECTION WITH THIS NOTE.

|X| This Note is given in partial replacement of and in substitution for, but not in payment of, a note dated January 30, 1998, in the original principal amount of $10,000,000.00 issued by Borrower (or
      _________________) to the Bank.

Preauthorized Transfers from Deposit Account. If a deposit account number is provided in the following blank Borrower hereby authorizes the Bank to debit Borrower's deposit account #____________ with the Bank automatically for any amount which becomes due under this Note.

Tax ID/SS# 16-1017191                       CVC PRODUCTS, INC.
           ------------                     -------------------------
                                            BORROWER


                                            by: /s/ Emilio O. DiCataldo
                                                -------------------------------
                                                EMILIO O. DICATALDO, Senior Vice
                                                President and Chief Financial
                                                Officer

/s/ Gary F. Amendola
-------------------------------------     --------------------------------------
Signature of Witness

Gary F. Amendola
-------------------------------------     --------------------------------------
Typed Name of Witness


The inserts herein are contained in a Rider attached hereto which is made a part hereof incorporated herein.

                                 ACKNOWLEDGMENT

STATE OF NEW YORK  )
                   :SS.
COUNTY OF MONROE   )

                       On the 14th day of April in the year 1998, before me personally came Emilio O. DiCataldo

|_|   Individual(s)    to me known and known to me to be the person(s) described
                       in and who executed the above instrument, and __he (they jointly and severally) acknowledged to me that __he
                       (they) executed the same.

|_|   Partnership      to me known and known to me to be a general partner of
                       the partnership described in and which executed the above instrument, and __he duly acknowledged to me that __he executed the above instrument for and on the behalf of partnership.

|X|   Corporation      to me known, who, being by me duly sworn, did depose and
                       say that __he resides in ________________________________
                       _________________________________________________________
                       that __he is the Senior Vice President and Chief
                       Financial Officer of CVC Products, Inc. the corporation described in and which executed the above instrument; and that __he signed his (her) name thereto by order of the board of directors of said corporation.


                                       /s/ Gary F. Amendola
                                       ---------------------------
                                       Notary Public

              GARY F. AMENDOLA
      Notary Public, State of New York
         Qualified in Monroe County
       Commission Expires Oct. 31, 98


                                 ACKNOWLEDGMENT

STATE OF _________)
                  :SS.
COUNTY OF ________)

                       On the ______ day of _________________________ in the
                       year 19__, before me personally came ____________________
                       _________________________________________________________

|_|   Individual(s)    to me known and known to me to be the person(s) described
                       in and who executed the above instrument, and __he (they jointly and severally) acknowledged to me that __he
                       (they) executed the same.

|_|   Partnership      to me known and known to me to be a general partner of
                       the partnership described in and which executed the above instrument, and __he duly acknowledged to me that __he executed the above instrument for and on the behalf of partnership.

|_|   Corporation      to me known, who, being by me duly sworn, did depose and
                       say that __he resides in ________________________________
                       _________________________________________________________
                       that __he is the _______________________________________
                       of ______________________________________________________
                       the corporation described in and which executed the above instrument: and that __he signed his (her) name thereto by order of the board of directors of said corporation.


                                          ______________________________________
                                          Notary Public

                               FOR BANK USE ONLY

Authorization Confirmed: /s/ William E. Holston
                         -------------------------------------------------------

Disbursement of Funds:

Credit A/C #_____________ Off Ck #_____________ Payoff Obligation #_____________
           $_____________        $_____________                   $_____________


CLB-102 (12/94) 360-Day Base

                       RIDER TO AN $8,000,000.00 TERM NOTE
                       DATED AS OF MARCH 31, 1998 EXECUTED
                              BY CVC PRODUCTS, INC.
                                   IN FAVOR OF
                     MANUFACTURERS AND TRADERS TRUST COMPANY

      This RIDER, to a certain $8,000,000 Term Note, dated as of March 31, 1998, is made by CVC PRODUCTS, INC. ("Borrower") in favor of MANUFACTURERS AND TRADERS TRUST COMPANY ("Bank"). This Rider is an integral part of the Term Note.

      Insert No. 1. - The following is the addition to the first sentence of the "Prepayment Premium" section of the preprinted form of this Note:

            "upon three days prior written notice received by Bank, provided however that the prepayment is accompanied by a Redemption Premium calculated as follows: The Redemption Premium shall be equal to the amount by which the sum of the Discounted Values (as determined below) of the Prepaid Installments of principal and interest on the Note exceeds the amount of the prepayment; but this amount shall never be less than 1% of the principal amount prepaid. Bank shall in good faith determine such Discounted Values by discounting all of the Prepaid Installments of principal and interest at the Applicable Treasury Rate (as determined below) from the date on which the prepayment is made through the respective scheduled payment dates. The Applicable Treasury Rate to be applied shall be the yield which is imputed from linear interpolation from current daily yields of U.S. Treasury obligations having maturities as close as practicable to the Average Life to Stated Maturity (as determined below) of the Prepaid Installments of principal (as of the third day prior to the date on which the prepayment is made) as published in the Federal Reserve Statistical Release H.15 (519) or if such yield is not so published, a similar rate based upon a comparable index as determined by Bank. The Average Life to Stated Maturity of the Prepaid Installments of principal shall be the number of months obtained by determining (A) the sum of the products obtained by multiplying (i) the amount of each Prepaid Installment of principal by (ii) the number of months from the date the prepayment is made through the scheduled payment date for such Prepaid Installment of principal and (B) dividing such sum by the sum of the Prepaid Installments of principal.

            Upon making any prepayment of the unpaid principal balance of this
            Note in full, Borrower shall also pay Bank all accrued interest and Expenses owing on this Note. Each partial principal prepayment shall be applied in inverse order of maturity to the principal included in the installments provided for in the preprinted portion of this Note labelled "Repayment of Principal and Interest; Late Charge.

            In the event the Maturity Date of this Note is accelerated following an Event of Default by the Borrower, any tender of payment of the amount necessary to satisfy the entire indebtedness made after such Event of Default shall be expressly deemed a voluntary prepayment. In such case, to the extent permitted by law, Bank shall be entitled to the amount necessary to satisfy the entire indebtedness, plus the appropriate prepayment premium calculated in accordance with this Section."

      Insert No. 1.A.

      the Loan Agreement of even date herewith between Bank and Borrower, as amended, extended and replaced

      Insert No. 2

      or (b) any Event of Default occurs under the Loan Agreement of even date herewith between Bank and Borrower ("Agreement"), as such Agreement is amended, extended or replaced from time to time. Certain capitalized terms used in this Rider have the definition given to them in the Agreement.

      Insert No. 3

      As used in this Note (i) "any agreement with the Bank" includes any agreement, note or instrument with the Bank (which includes, without limitation, the Agreement Note, the 1998 Grid Note and the Existing Bank Documents); (ii) "accelerated" or "acceleration" means indebtedness that becomes due at maturity, by notice after the occurrence of an Event of Default or which becomes due as a result of a demand. All defined terms in the Agreement shall have the same meaning herein unless otherwise defined herein.

      Automatically upon the commencement of Borrower's or any Guarantor's bankruptcy if voluntary and upon lapse of forty-five (45) days without dismissal if involuntary, all amounts outstanding hereunder shall become immediately due and payable. Upon the occurrence of any other Event of Default hereunder, at the Bank's option, all amounts hereunder shall become immediately due and payable.

      Miscellaneous

      Replacement of Representation and Warranty "e" of the preprinted form:

            "Borrower shall provide Bank with such financial and other information as Borrower is required to provide Bank under a Loan Agreement entered into by Borrower and Bank on or about the date this Note was executed ("Loan Agreement"), as the Loan Agreement is extended, amended and replaced.

      IN WITNESS WHEREOF, Borrower has executed and unconditionally delivered this Rider together with the preprinted form of this Note on the date indicated in the acknowledgement, effective as of March 31, 1998.

                                          CVC PRODUCTS, INC.


                                          By: /s/ Emilio O. DiCataldo
                                              ----------------------------------
                                          Name:  Emilio O. DiCataldo
                                          Title: Senior Vice President and Chief
                                                 Financial Officer

STATE OF NEW YORK  )
COUNTY OF MONROE   ) ss:

      On this 14th day of April, 1998, before me personally came, EMILIO O. DiCATALDO, to me known, who, being by me duly sworn, did depose and say that he is the Senior Vice President and Chief Financial Officer of CVC PRODUCTS, INC., the corporation described in and which executed the above instrument and that he signed his name thereto by order of the Board of Directors of said corporation.


                                          /s/ Gary F. Amendola
                                          --------------------------------------
                                          Notary Public

                                                        GARY F. AMENDOLA
                                                Notary Public, State of New York
                                                   Qualified in Monroe County
                                                 Commission Expires Oct. 31, 98

[LOGO] M&T Bank
       Manufacturers and Traders Trust Company

                                   GRID NOTE

Rochester, New York As of March 31, 1998 $ 10,000,000.00

BORROWER: CVC PRODUCTS, INC. a(n) |_| individual(s) |_| partnership |X| corporation |_| ________________ organized under the laws of Delaware Address of residence/chief executive office: ______________________________________________

BANK: MANUFACTURERS AND TRADERS TRUST COMPANY, a New York banking corporation with its principal banking office at One M & T Plaza, Buffalo, NY 14240.

Promise to Pay. For value received, Borrower promises to pay to the order of the Bank on demand, the principal sum of _______________________ TEN MILLION and 00/100 Dollars ($10,000,000.00) (the "Maximum Principal Amount") or the outstanding principal amount of this Note (the "Outstanding Principal Amount"), if less; plus interest as agreed below and all reasonable fees and costs (including without limitation reasonable attorneys fees and disbursements, whether for internal or outside counsel) the Bank incurs in order to collect any amount due under this Note, to negotiate or document a workout, or restructuring, or to preserve its right or realize upon any guaranty or other security for the payment of this Note ("Expenses").

Interest. The outstanding Principal Amount of this Note shall earn interest calculated on the basis of 360-day year for the actual number of days of each year (365 or 366) from and including the date the proceeds of this Note were disbursed to, but not including, the date all amounts hereunder are paid in full at a rate per year which shall on each day be:

|_| __________%.

|_| equal to the rate in effect on that day as the rate announced by the Bank as its prime rate of interest.

|X| 1/4% above the rate in effect on that day as the rate announced by the Bank as its prime rate of interest.

If no rate is specified above, interest shall accrue at the Maximum Legal Rate (defined below) at all times prior to payment in full.

Payments; Late Charge; Default Rate. Payments shall be made in immediately available United States funds at any banking office of the Bank. Absent demand for payment in full, interest shall be due and payable monthly. If payment is not received within five days of its due date, Borrower shall pay a late charge equal to the greatest of (a) 5% of the delinquent amount, (b) the Bank's then current late charge as announced by the Bank from time to time, or
(c) $50.00. In addition, if the Bank has not actually received any payment under this Note within thirty days after its due date, from and after such thirtieth day the interest rate for all amounts outstanding under this Note shall automatically increase to 5% above the otherwise applicable rate per year. Payments may be applied in any order in the sole discretion of the Bank but, prior to demand, shall be applied first to past due interest, Expenses, late charges, and principal payments, if any, which are past due, then to current interest and Expenses and late charges, and last to remaining principal.

Maximum Legal Rate. It is the intent of the Bank and of Borrower that in no event shall interest be payable at a rate in excess of the maximum rate permitted by applicable law ( the "Maximum Legal Rate"). Solely to the extent necessary to prevent interest under this Note from exceeding the Maximum Legal Rate, any amounts that would be treated as excessive under a final judicial interpretation of applicable law shall be deemed to have been a mistake and automatically cancelled, and, if received by the Bank, shall be refunded to Borrower.

Setoff. The Bank shall have the right to set off against the amounts owing under this Note any property held in a deposit or other account with the Bank or otherwise owing by the Bank in any capacity to Borrower or any guarantor or endorser of this Note.

Authorized Representatives. This Note is issued by Borrower to the Bank in connection with a certain line of credit or loan limit made available by the Bank to Borrower (the "Credit"). The Bank may make any loan pursuant to the Credit (the "Loan(s)") in reliance upon any oral, telephonic, written, teletransmitted or other request (the "Request(s)") that the Bank in good faith believes to be valid and to have been made by Borrower or on behalf of Borrower by CHRISTINE WHITMAN or EMILIO DiCATALDO (each an "Authorized Person"). The Bank may act on the Request of any Authorized Person until the Bank shall have received from Borrower, and had a reasonable time to act on, written notice revoking the authority of such Authorized Person. The Bank shall incur no liability to Borrower or to any other person as a direct or indirect result of making any Loan pursuant to this paragraph.

Demand Facility. The Bank may modify, restrict, suspend or terminate the Credit at any time for any reason and without affecting Borrower's then existing obligation under this Note. This is a demand Note and all Loans hereunder shall become immediately due and payable upon demand by the Bank; provided, however, that the Outstanding Principal Amount of this Note and all accrued and unpaid interest shall automatically become immediately due and payable if Borrower or any guarantor or endorser of this Note commences or has commenced against it any bankruptcy or insolvency proceeding. Borrower hereby waives protest, presentment and notice of any kind in connection with this Note.

Bank Records Conclusive. The Bank shall set forth on a schedule attached to this Note or maintained on computer, the date and original principal amount of each Loan and the date and amount of each payment to be applied to the Outstanding Principal Amount of this Note. The Outstanding Principal Amount set forth on any such schedule shall be presumptive evidence of the Outstanding Principal Amount of this Note and of all Loans. No failure by the Bank to make, and no error by the Bank in making, any annotation on any such schedule shall affect Borrower's obligation to pay the principal and interest of each Loan or any other obligation of Borrower to the Bank pursuant to this Note.

Purpose. Borrower certifies (a) that no Loan will be used to purchase margin stock except with the Bank's express prior written consent for each such purchase and (b) that all Loans shall be used for a business purpose, and not for any personal, family or household purpose, unless the following box is checked:

|_| Personal Loan. If this box is check, the initial advance must be an amount greater than $25,000.

Authorization. Borrower, if a corporation, partnership, trust or other entity, represents that it is duly organized and in good standing or duly constituted in the state of its organization and is duly authorized to do business in all jurisdictions material to the conduct of its business; that the execution, delivery and performance of this Note have been duly authorized by all necessary regulatory and corporate or partnership action or by its governing instrument; that this Note has been duly executed by an authorized officer, partner or trustee and constitutes a binding obligation enforceable against Borrower and not in violation of any law, court order or agreement by which Borrower is bound; and that Borrower's performance is not threatened by any pending or threatened litigation.

Miscellaneous. This Note, together with any related loan and security agreements, contains the entire agreement between the Bank and Borrower with respect to each Loan, and supersedes every course of dealing, other conduct, oral agreement and representation previously made by the Bank. The Bank's rights and remedies under applicable law and this Note are cumulative and not exclusive. No single, partial or delayed exercise by the Bank of any right or remedy shall preclude the subsequent exercise by the Bank at any time of any right or remedy of the Bank without notice. No waiver or amendment of any provision of this Note shall be effective unless made specifically in writing by the Bank. This Note shall be governed by the laws of the State of New York, without regard to its principles of conflict of laws. This Note is a binding obligation enforceable against Borrower and its successors and assigns and shall inure to the benefit of the Bank and its successors and assigns. If a court deems any provision of this Note invalid, the remainder of the Note shall remain in effect. Section heading are for convenience only. Singular number includes plural and neuter gender includes masculine and feminine as appropriate.

Joint and Several. If Borrower is more than one person, each such person is jointly and severally liable for all amounts which become due under this Note.

Borrower's Consents. In any action or other legal proceeding relating to this Note, Borrower (a) consents to the personal jurisdiction of any State or federal court location in the State of New York, and (b) agrees that a copy of this Note kept in the Bank's course of business may be admitted into evidence as an original.

WAIVER OF JURY TRIAL. BORROWER AND THE BANK EACH WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION IN CONNECTION WITH THIS NOTE.

|X| Replacement Note. This Note is given in partial replacement of and in substitution for, but not in payment of, two 800 Notes heretofore executed by Borrower in favor of Bank, as further specified in an Application of Proceeds executed by Borrower on the date this Note was executed.

Preauthorized Transfers from Deposit Account. If a deposit account number is provided in the following blank Borrower hereby authorizes the Bank to debit available funds in Borrower's deposit account # 15226103 with the Bank automatically for any amount which becomes due under this Note or as directed by an Authorized Person, by telephone.

                                   CVC PRODUCTS, INC.
                                   ---------------------------------------------
                                   BORROWER


Tax ID/SS # 16-1017191             by: /s/ Emilio O. DiCataldo
            ----------------       ---------------------------------------------
                                      Emilio O. DiCataldo, Senior Vice President
                                      and Chief Financial Officer
/s/ Gary F. Amendola
----------------------------       ---------------------------------------------
Signature of Witness

Gary F. Amendola
----------------------------
Typed Name of Witness

                                ACKNOWLEDGEMENT

STATE OF NEW YORK    )
                     : SS.
COUNTY OF MONROE     )

                       On the 14th day of April in the year 1998, before me personally came EMILIO O. DiCATALDO

|_| Individual(s)      to me known to me to be person(s) described in and who
                       executed the above instrument, an __he (they jointly and severally) acknowledged to me that __he (they) executed the same.

|_| Partnership        to me known and known to me to be a general partner of
                       the partnership described in and which executed the above instrument, and __he duly acknowledge to me that __he executed the above instrument for and on the behalf of said partnership.

|X| Corporation        to me known, who, being by me duly sworn, did depose and
                       say that __he resides in________________________________
                       _______________________________________________________;
                       that __he is the Senior Vice President and Chief
                       Financial Office of CVC Products, Inc. the corporation described in and which executed the above instrument; and that __he signed his (her) name thereto by order of the board of directors of said corporation.


                                          /s/ Gary F. Amendola
                                          --------------------------------------
                                          Notary Public

                 GARY F. AMENDOLA
         Notary Public, State of New York
            Qualified in Monroe County
          Commission Expires Oct. 31, 98

                                FOR BANK USE ONLY


Authorization Confirmed: /s/ William E. Holston
                        --------------------------------------------------------

Disbursement of Funds:

Credit A/C #               Off Ck #               Payoff Obligation #
            -------------          ------------                      -----------
           $                       $                                $
            -------------          ------------                      -----------

                              AMENDED AND RESTATED
(LOGO) M&T Bank               CONTINUING GUARANTY
                          (Corporation or Partnership)

GUARANTOR: CVC, INC. formerly known as CVC HOLDINGS, INC.
           ---------------------------------------------------------------------
           Name

           525 Lee Road, Rochester, New York 14606
           ---------------------------------------------------------------------
           Address of Chief Executive Office

           a |X| corporation |_| general partnership |_| limited partnership |_| __________ organized under the laws of the State of Delaware

BORROWER:  CVC PRODUCTS, INC.
           ---------------------------------------------------------------------
           Name

           525 Lee Road, Rochester, New York 14606
           ---------------------------------------------------------------------
           Address

BANK: Manufacturers and Traders Trust Company, One M&T Plaza, Buffalo, New York
14240    Attention: Office of General Counsel

      1. Guaranty. (a) Guarantor guarantees to the Bank the full and immediate payment and performance of all of Borrower's obligations to the Bank from time to time of every kind and nature, now existing and hereafter incurred, direct and contingent, liquidated and unliquidated, secured and unsecured, matured and unmatured, including all accrued and unpaid interest and all Expenses (defined below) even if such obligations were originally contracted with another lender or jointly with other borrowers, even if not evidenced by a writing, and even if periodically extinguished and reincurred (the "Obligations"). Guarantor will pay or perform its obligations under this Guaranty upon demand. This is a guaranty of payment, not collection.

      (b) Guarantor acknowledges the receipt of valuable consideration for this Guaranty and acknowledges that the Bank is relying on this Guaranty in making a financial accommodation to Borrower, whether a commitment to lend, extension, modification or replacement of, or forbearance with respect to, any Obligation, cancellation of another guaranty, purchase of Borrower's assets, or other valuable consideration. Any prior extension of credit by Bank to Borrower shall also constitute consideration for this Guaranty.

      2. Continuing, Unconditional and Unlimited Guaranty. This Guaranty is irrevocable, continuing, unconditional and general without any limitation.

      3. Guarantor's Waivers. (a) Guarantor's obligations shall not be released, impaired or affected in any way by (i) Borrower's bankruptcy, reorganization or insolvency under any law or that of any other party, or by any action of a trustee in any such proceeding; (ii) failure of any other party to perform its obligations to the Bank; or (iii) any other circumstance that might constitute a legal or equitable defense to Guarantor's or Borrower's obligations under this Guaranty, including without limitation: (A) any new agreements or obligations of Borrower with or to the Bank, amendments, changes in rate of interest, extensions of time for payments, modifications, renewals or the existence of or waivers of default as to any existing or future agreements of Borrower or any other party with the Bank; (B) any adjustment, compromise or release of any Obligations of Borrower, by the Bank or any other party; the existence or nonexistence or order of any filings, exchanges, releases, impairment or sale of, or failure to perfect a security interest in, any security for the Obligations, or the order in which payments and proceeds of collateral are applied; or acceptance by the Bank of any writing intended by any other party to create an accord and satisfaction with respect to any of the Obligations; (C) any fictitiousness, incorrectness, invalidity or unenforceability, for any reason, of any instrument or other agreement, or act of commission or omission by the Bank or Borrower; (D) any composition, extension, moratoria or other statutory relief granted to Borrower; or (E) any interruption in the business relations between the Bank and Borrower, or any dissolution or change in form of organization, name or ownership of Borrower or Guarantor.

      (b) Waivers of Notice, etc. The Guarantor waives acceptance, assent and all rights of notice or demand including without limitation (i) notice of acceptance of this Guaranty, of Borrower's default or nonpayment of any Obligation, and of changes in Borrower's financial condition; (ii) presentment, protest, notice of protest and demand for payment; and (iii) any other notice, demand or condition to which Guarantor might otherwise be entitled prior to the Banks reliance on or enforcement of this Guaranty.

      (c) Waiver of Subrogation. Notwithstanding any other provision in this Guaranty, Guarantor irrevocably waives, without notice, any right it may have at law or in equity (including without limitation any law subrogating Guarantor to the rights of the Bank) to seek contribution, indemnification or any other form of reimbursement from Borrower or any other obligor or guarantor of the Obligations for any disbursement made under this Guaranty or otherwise.

      4. Termination; Reinstatement. This Guaranty can be terminated (a) only with respect to Obligations not yet incurred, and (b) only by actual receipt by the Bank officer named above of written notice of Guarantor's intent to terminate (or Guarantor's dissolution) plus (c) the lapse of a reasonable time for Bank to act on such notice. This Guaranty cannot be terminated with respect to any Obligations committed or contracted for or outstanding at the time the Bank acts on such notice, or any prior or subsequent modifications, renewals, extensions or replacements of or interest on such Obligations, or related expenses. If any payment the Bank has received prior to termination subsequently is declared fraudulent or preferential or for any other reason required to be surrendered, Guarantor's obligations under this Guaranty and any related security agreements shall be reinstated and remain in effect until the Bank has actually received payment in full of the Obligations.

      5. Expenses. Guarantor agrees to reimburse the Bank on demand for all the Banks expenses, costs, damages and losses of any kind or nature, including without limitation actual attorneys' fees and disbursements whether for internal or external counsel incurred by the Bank in attempting to enforce this Guaranty, collect or restructure any of the Obligations, realize on any collateral, or for any other purpose related to the Obligations including but not limited to costs of workout, negotiations, redocumentation or bankruptcy or other legal proceedings or appeal (collectively "Expenses"). Expenses will accrue interest at the highest legal rate until payment is actually received by the Bank.

      6. Financial and Other Information. Guarantor shall provide Bank with the same financial statements and other information Borrower is required to provide Bank under a Loan Agreement entered into by Bank and Borrower on or about the date this Guaranty was executed ("Loan Agreement"), as the Loan Agreement is extended, amended and replaced. Guarantor represents that its assets are not subject to any liens, encumbrances or contingent liabilities except as fully disclosed to the Bank in such statements.

      7. Security; Right of Setoff. As further security for payment of the Obligations, Expenses and any other obligations of Guarantor to the Bank, Guarantor hereby grants to the Bank a security interest in all money, securities and other property of Guarantor in the actual or constructive possession or control of the Bank including without limitation all deposits and other accounts owing at any time by the Bank in any capacity to Guarantor in any capacity (collectively "Property"). The Bank all have the right to set off Guarantor's Property against any of Guarantor's obligations to the Bank and shall have all of the rights and remedies of a secured party under the Uniform Commercial Code in addition to those under this Guaranty and other agreements and applicable law.

      8. No Transfer of Assets. Guarantor shall not transfer, reinvest or otherwise dispose of its assets in a manner or to an extent that would or might impair Guarantor's ability to perform its obligations under this Guaranty.

      9. Nonwaiver by the Bank; Miscellaneous. This is the entire agreement between Guarantor and the Bank with respect to the Guaranty. This Guaranty may be assigned by the Bank, shall inure to the benefit of the Bank and its successors and assigns, and shall be binding upon Guarantor and its successors and assigns. All rights and remedies of the Bank are cumulative and no such right or remedy shall be exclusive of any other right or remedy. This Guaranty does not supersede any other guaranty or security granted to the Bank by Guarantor or others (except as to Guarantor's Waiver of Subrogation rights above). No single, partial or delayed exercise by the Bank of any right or remedy shall preclude exercise by the Bank at any time at its sole option of the same or any other right or remedy of the Bank without notice. No course of dealing or other conduct, no oral agreement or representation made by the Bank or usage of trade shall operate as a waiver of any right or remedy of the Bank. No waiver or amendment of any right or remedy of the Bank or release by the Bank shall be effective unless made specifically in writing by the Bank. This Guaranty shall be governed by the laws of the State of New York, without regard to its principles of conflict of laws. Each provision of this Guaranty shall be interpreted as consistent with existing law and shall be deemed amended to the extent necessary to comply with any conflicting law. If any provision is nevertheless held invalid the other provisions shall remain in effect. Captions are solely for convenience and are not part of the substance of this Guaranty.

      10. Joint and Several; Primary Obligation. If there is more than one Guarantor, each Guarantor jointly and severally guarantees the payment and performance in full of all obligations under this Guaranty and agrees that the Bank need not seek payment from any source other than the undersigned Guarantor. This Guaranty is a primary obligation. Guarantor's obligations hereunder are separate and independent of Borrower's, and a separate action may be brought against Guarantor whether or not action is brought or joined against or with Borrower or any other party.

      11. Authorization. Guarantor certifies that it is an entity in the form described above duly organized and in good standing under the laws of the State of its organization and duly authorized to do business in each State material to the conduct of its business. Guarantor has determined that the execution of this Guaranty will be in its best interests, to its direct benefit, incidental to its powers, and in furtherance of its duly acknowledged purposes and objectives. Execution of this Guaranty by the persons signing below has been authorized by all necessary corporate action, including directors' and shareholder consent, as evidenced by the attached certificates, or (as appropriate) is authorized by its partnership agreement or governing instrument, a certified copy of which is attached. Guarantor's chief executive office is located at the above address.

      12. Guarantor's Consents to Jurisdiction. In any action or other legal proceeding relating to this Guaranty, Guarantor (a) consents to the personal jurisdiction of any State of federal court located in the State of New York, (b) waives objection to the laying of venue, (c) waives personal service of process and subpoenas, (d) consents to service of process and subpoenas by registered or certified mail directed to Guarantor at the last address shown in the Bank's records relating to this Guaranty, with such service to be deemed completed five days after mailing, (e) waives any right to assert any counterclaim or setoff or any defense based upon a statute of limitations or upon a claim of laches, (f) waives any right to attack a final judgment that is obtained as a direct or indirect result of any such action and (g) consents to each such final judgment being sued upon in any court having jurisdiction. A separate action may be brought against Guarantor whether or not action is brought against or joined with Borrower or any other party.

      13. Waiver of Jury Trial. Guarantor and the Bank each waive any right to trial by jury in any action with respect to this Guaranty.

      14. This Guaranty restates and amends a Continuing Guaranty of payments of the obligations executed by Guarantor in favor of Bank on or about February 2, 1996.


                                   GUARANTOR:

TIN # 16-1383279                   CVC, INC.
      ----------                   ---------------------------------------------
                                   By: /s/ Emilio O. DiCataldo
                                      ------------------------------------------
                                      Emilio O. DiCataldo, Senior Vice President
                                       and Chief Financial Officer
                                   ---------------------------------------------
                                   Typed Name and Title

                                   By:
                                   ---------------------------------------------

                                   ---------------------------------------------
                                   Typed Name and Title

                                   Dated: April 14, 1998
                                         ---------------------------------------

NOTICE: FOR PURPOSES OF THIS GUARANTY "OBLIGATIONS" IS
NOT LIMITED TO PRESENTLY EXISTING INDEBTEDNESS,
LIABILITIES AND OBLIGATIONS.

                                ACKNOWLEDGEMENT

STATE OF NEW YORK    )
                     : SS.
COUNTY OF MONROE     )

On the 14th day of April in the year 1998, before me personally came EMILIO DiCATALDO

|_| Partnership        to me known and known to me to be a general partner of
                       the partnership described in and which executed the above instrument, and __he duly acknowledge to me that __he executed the above instrument for and on the behalf of said partnership.

|X| Corporation        to me known, who, being by me duly sworn, did depose and
                       say that __he resides in Rochester, New York; that __he is the Senior Vice President and Chief Financial Officer of CVC Products, Inc., the corporation described in and which executed the above instrument; and that __he signed his (her) name thereto by order of the board of directors of said corporation.


                                          /s/ Gary F. Amendola
                                          --------------------------------------
                                          Notary Public

FOR BANK USE ONLY
Authorization Confirmed:

                                                        GARY F. AMENDOLA
/s/ William E. Holston                          Notary Public, State of New York
-----------------------                            Qualified in Monroe County
Signature                                        Commission Expires Oct. 31, 98

                              AMENDED AND RESTATED
(LOGO) M&T Bank               CONTINUING GUARANTY
                          (Corporation or Partnership)

GUARANTOR: CVC PRODUCTS, INC.
           ---------------------------------------------------------------------
           Name

           525 Lee Road, Rochester, New York 14606
           ---------------------------------------------------------------------
           Address of Chief Executive Office

           a |X| corporation |_| general partnership |_| limited partnership |_| __________ organized under the laws of the State of Delaware

BORROWER:  CVC INC. formerly known as CVC HOLDINGS, INC.
           ---------------------------------------------------------------------
           Name

           525 Lee Road, Rochester, New York 14606
           ---------------------------------------------------------------------
           Address

BANK: Manufacturers and Traders Trust Company, One M&T Plaza, Buffalo, New York
14240    Attention: Office of General Counsel

      1. Guaranty. (a) Guarantor guarantees to the Bank the full and immediate payment and performance of all of Borrower's obligations to the Bank from time to time of every kind and nature, now existing and hereafter incurred, direct and contingent, liquidated and unliquidated, secured and unsecured, matured and unmatured, including all accrued and unpaid interest and all Expenses (defined below) even if such obligations were originally contracted with another lender or jointly with other borrowers, even if not evidenced by a writing, and even if periodically extinguished and reincurred (the "Obligations"). Guarantor will pay or perform its obligations under this Guaranty upon demand. This is a guaranty of payment, not collection.

      (b) Guarantor acknowledges the receipt of valuable consideration for this Guaranty and acknowledges that the Bank is relying on this Guaranty in making a financial accommodation to Borrower, whether a commitment to lend, extension, modification or replacement of, or forbearance with respect to, any Obligation, cancellation of another guaranty, purchase of Borrower's assets, or other valuable consideration. Any prior extension of credit by Bank to Guarantor shall also constitute consideration for this Guaranty.

      2. Continuing, Unconditional and Unlimited Guaranty. This Guaranty is irrevocable, continuing, unconditional and general without any limitation.

      3. Guarantor's Waivers. (a) Guarantor's obligations shall not be released, impaired or affected in any way by (i) Borrower's bankruptcy, reorganization or insolvency under any law or that of any other party, or by any action of a trustee in any such proceeding; (ii) failure of any other party to perform its obligations to the Bank; or (iii) any other circumstance that might constitute a legal or equitable defense to Guarantor's or Borrower's obligations under this Guaranty, including without limitation: (A) any new agreements or obligations of Borrower with or to the Bank, amendments, changes in rate of interest, extensions of time for payments, modifications, renewals or the existence of or waivers of default as to any existing or future agreements of Borrower or any other party with the Bank; (B) any adjustment, compromise or release of any Obligations of Borrower, by the Bank or any other party; the existence or nonexistence or order of any filings, exchanges, releases, impairment or sale of, or failure to perfect a security interest in, any security for the Obligations, or the order in which payments and proceeds of collateral are applied; or acceptance by the Bank of any writing intended by any other party to create an accord and satisfaction with respect to any of the Obligations; (C) any fictitiousness, incorrectness, invalidity or unenforceability, for any reason, of any instrument or other agreement, or act of commission or omission by the Bank or Borrower; (D) any composition, extension, moratoria or other statutory relief granted to Borrower; or (E) any interruption in the business relations between the Bank and Borrower, or any dissolution or change in form of organization, name or ownership of Borrower or Guarantor.

      (b) Waivers of Notice, etc. The Guarantor waives acceptance, assent and all rights of notice or demand including without limitation (i) notice of acceptance of this Guaranty, of Borrower's default or nonpayment of any Obligation, and of changes in Borrower's financial condition; (ii) presentment, protest, notice of protest and demand for payment; and (iii) any other notice, demand or condition to which Guarantor might otherwise be entitled prior to the Banks reliance on or enforcement of this Guaranty.

      (c) Waiver of Subrogation. Notwithstanding any other provision in this Guaranty, Guarantor irrevocably waives, without notice, any right it may have at law or in equity (including without limitation any law subrogating Guarantor to the rights of the Bank) to seek contribution, indemnification or any other form of reimbursement from Borrower or any other obligor or guarantor of the Obligations for any disbursement made under this Guaranty or otherwise.

      4. Termination; Reinstatement. This Guaranty can be terminated (a) only with respect to Obligations not yet incurred, and (b) only by actual receipt by the Bank officer named above of written notice of Guarantor's intent to terminate (or Guarantor's dissolution) plus (c) the lapse of a reasonable time for Bank to act on such notice. This Guaranty cannot be terminated with respect to any Obligations committed or contracted for or outstanding at the time the Bank acts on such notice, or any prior or subsequent modifications, renewals, extensions or replacements of or interest on such Obligations, or related expenses. If any payment the Bank has received prior to termination subsequently is declared fraudulent or preferential or for any other reason required to be surrendered, Guarantor's obligations under this Guaranty and any related security agreements shall be reinstated and remain in effect until the Bank has actually received payment in full of the Obligations.

      5. Expenses. Guarantor agrees to reimburse the Bank on demand for all the Banks expenses, costs, damages and losses of any kind or nature, including without limitation actual attorneys' fees and disbursements whether for internal or external counsel incurred by the Bank in attempting to enforce this Guaranty, collect or restructure any of the Obligations, realize on any collateral, or for any other purpose related to the Obligations including but not limited to costs of workout, negotiations, redocumentation or bankruptcy or other legal proceedings or appeal (collectively "Expenses"). Expenses will accrue interest at the highest legal rate until payment is actually received by the Bank.

      6. Financial and Other Information. Guarantor shall provide Bank with such financial and other information as Guarantor is required to provide Bank under a Loan Agreement entered into by Guarantor and Bank on or about the date this Guaranty was executed ("Loan Agreement"), as the Loan Agreement is extended, amended and replaced. Guarantor represents that its assets are not subject to any liens, encumbrances or contingent liabilities except as fully disclosed to the Bank in such statements.

      7. Security; Right of Setoff. As further security for payment of the Obligations, Expenses and any other obligations of Guarantor to the Bank, Guarantor hereby grants to the Bank a security interest in all money, securities and other property of Guarantor in the actual or constructive possession or control of the Bank including without limitation all deposits and other accounts owing at any time by the Bank in any capacity to Guarantor in any capacity (collectively "Property"). The Bank all have the right to set off Guarantor's Property against any of Guarantor's obligations to the Bank and shall have all of the rights and remedies of a secured party under the Uniform Commercial Code in addition to those under this Guaranty and other agreements and applicable law.

      8. No Transfer of Assets. Guarantor shall not transfer, reinvest or otherwise dispose of its assets in a manner or to an extent that would or might impair Guarantor's ability to perform its obligations under this Guaranty.

      9. Nonwaiver by the Bank; Miscellaneous. This is the entire agreement between Guarantor and the Bank with respect to the Guaranty. This Guaranty may be assigned by the Bank, shall inure to the benefit of the Bank and its successors and assigns, and shall be binding upon Guarantor and its successors and assigns. All rights and remedies of the Bank are cumulative and no such right or remedy shall be exclusive of any other right or remedy. This Guaranty does not supersede any other guaranty or security granted to the Bank by Guarantor or others (except as to Guarantor's Waiver of Subrogation rights above). No single, partial or delayed exercise by the Bank of any right or remedy shall preclude exercise by the Bank at any time at its sole option of the same or any other right or remedy of the Bank without notice. No course of dealing or other conduct, no oral agreement or representation made by the Bank or usage of trade shall operate as a waiver of any right or remedy of the Bank. No waiver or amendment of any right or remedy of the Bank or release by the Bank shall be effective unless made specifically in writing by the Bank. This Guaranty shall be governed by the laws of the State of New York, without regard to its principles of conflict of laws. Each provision of this Guaranty shall be interpreted as consistent with existing law and shall be deemed amended to the extent necessary to comply with any conflicting law. If any provision is nevertheless held invalid the other provisions shall remain in effect. Captions are solely for convenience and are not part of the substance of this Guaranty.

      10. Joint and Several; Primary Obligation. If there is more than one Guarantor, each Guarantor jointly and severally guarantees the payment and performance in full of all obligations under this Guaranty and agrees that the Bank need not seek payment from any source other than the undersigned Guarantor. This Guaranty is a primary obligation. Guarantor's obligations hereunder are separate and independent of Borrower's, and a separate action may be brought against Guarantor whether or not action is brought or joined against or with Borrower or any other party.

      11. Authorization. Guarantor certifies that it is an entity in the form described above duly organized and in good standing under the laws of the State of its organization and duly authorized to do business in each State material to the conduct of its business. Guarantor has determined that the execution of this Guaranty will be in its best interests, to its direct benefit, incidental to its powers, and in furtherance of its duly acknowledged purposes and objectives. Execution of this Guaranty by the persons signing below has been authorized by all necessary corporate action, including directors' and shareholder consent, as evidenced by the attached certificates, or (as appropriate) is authorized by its partnership agreement or governing instrument, a certified copy of which is attached. Guarantor's chief executive office is located at the above address.

      12. Guarantor's Consents to Jurisdiction. In any action or other legal proceeding relating to this Guaranty, Guarantor (a) consents to the personal jurisdiction of any State of federal court located in the State of New York, (b) waives objection to the laying of venue, (c) waives personal service of process and subpoenas, (d) consents to service of process and subpoenas by registered or certified mail directed to Guarantor at the last address shown in the Bank's records relating to this Guaranty, with such service to be deemed completed five days after mailing, (e) waives any right to assert any counterclaim or setoff or any defense based upon a statute of limitations or upon a claim of laches, (f) waives any right to attack a final judgment that is obtained as a direct or indirect result of any such action and (g) consents to each such final judgment being sued upon in any court having jurisdiction. A separate action may be brought against Guarantor whether or not action is brought against or joined with Borrower or any other party.

      13. Waiver of Jury Trial. Guarantor and the Bank each waive any right to trial by jury in any action with respect to this Guaranty.

      14. This Guaranty restates and amends a Continuing Guaranty of payments of the obligations executed by Guarantor in favor of Bank on or about February 2, 1996.


                                   GUARANTOR:

TIN # 16-1017191                   CVC PRODUCTS, INC.
      ----------                   ---------------------------------------------
                                   By: /s/ Emilio O. DiCataldo
                                      ------------------------------------------
                                      Emilio O. DiCataldo, Senior Vice President
                                       and Chief Financial Officer
                                   ---------------------------------------------
                                   Typed Name and Title

                                   By:
                                   ---------------------------------------------

                                   ---------------------------------------------
                                   Typed Name and Title

                                   Dated: April 14, 1998
                                         ---------------------------------------

NOTICE: FOR PURPOSES OF THIS GUARANTY "OBLIGATIONS" IS
NOT LIMITED TO PRESENTLY EXISTING INDEBTEDNESS,
LIABILITIES AND OBLIGATIONS.

                                ACKNOWLEDGEMENT

STATE OF NEW YORK    )
                     : SS.
COUNTY OF MONROE     )

On the 14th day of April in the year 1998, before me personally came EMILIO DiCATALDO

|_| Partnership        to me known and known to me to be a general partner of
                       the partnership described in and which executed the above instrument, and __he duly acknowledge to me that __he executed the above instrument for and on the behalf of said partnership.

|X| Corporation        to me known, who, being by me duly sworn, did depose and
                       say that __he resides in Rochester, New York; that __he is the Senior Vice President and Chief Financial Officer of CVC PRODUCTS, INC., the corporation described in and which executed the above instrument; and that __he signed his (her) name thereto by order of the board of directors of said corporation.


                                          /s/ Gary F. Amendola
                                          --------------------------------------
                                          Notary Public

FOR BANK USE ONLY
Authorization Confirmed:

                                                        GARY F. AMENDOLA
/s/ William E. Holston                          Notary Public, State of New York
-----------------------                            Qualified in Monroe County
Signature                                        Commission Expires Oct. 31, 98

                              AMENDED AND RESTATED

             (LOGO)         GENERAL SECURITY AGREEMENT
                     MANUFACTURERS AND TRADERS TRUST COMPANY

Name(s) of Undersigned CVC PRODUCTS, INC. ("Borrower" or "Undersigned")
                       ---------------------------------------------------------

Address(es) of Undersigned 525 Lee Road, Rochester, New York 14606
                           -----------------------------------------------------

      In consideration of Manufacturers and Traders Trust Company, a New York banking corporation having its chief executive office at One M&T Plaza, Buffalo, New York 14240, (the "Secured Party") See Addendum for additional Secured Parties heretofore or hereafter (1) granting any loan, credit or other financial accommodation to, or in reliance upon any guaranty, endorsement or other assurance of, the undersigned (2) permitting any extension, renewal, refinancing, modification or replacement of any indebtedness, liability or obligation arising as a direct or indirect result of any such loan, credit or other financial accommodation, (3) surrendering or releasing any guaranty, endorsement or other assurance, any collateral or other security, or any subordination, directly or indirectly securing the payment of, or otherwise directly or indirectly applicable to, any such indebtedness, liability or obligation or (4) granting any waiver of, or any forbearance or other indulgence relating to, any right or remedy relating to any such indebtedness, liability or obligation, to any such guaranty, endorsement or other assurance, to any such collateral or other security or to any such subordination, and for other valuable consideration, the receipt of which is acknowledged, each of the undersigned agrees with the Secured Party as follows;

      1. Reference to Definitions.

      a. For purposes of this Agreement, each of the following terms has the meaning given it in Section 16 of this Agreement: (i) Bankruptcy Law, (ii) Collateral, (iii) Debtor, (iv) Equipment, (v) Event of Default, (vi) General Intangible, (vii) Goods, (viii) Inventory, (ix) Obligations, (x) Other Collateral, (xi) Other Obligor (xii) Permitted Lien, (xiii) Person, (xiv) Primary Obligor, (xv) Security Interest and (xvi) Successor.

      b. For purposes of this Agreement, each of the following terms has the meaning given it for purposes of Article 9 of the Uniform Commercial Code of the State of New York as in effect on the date of this Agreement: (i) Account, (ii) Account Debtor, (iii) Chattel Paper, (iv) Consumer Goods, (v) Deposit Account,
(vi) Document, (vii) Farm Product, (viii) Fixture, (ix) Instrument, (x) Proceeds
(xi) Products, and (xii) Investment Property

      c. For purposes of this Agreement, "Uncertificated Security" has the meaning given it for purposes of Article 8 of the Uniform Commercial Code of the State of New York as in effect on the date of this Agreement.

      2. Security Interest; Nature of Security Interest.

      a. To secure the payment of the Obligations, each of the undersigned grants to each Secured Party a security interest in, and assigns, pledges and hypothecates to each Secured Party, the Collateral.

      b. Each Security Interest (i) is unconditional, (ii) is independent of and in addition to all Other Collateral, (iii) is a continuing security interest, assignment, pledge or hypothecation, and (iv) shall continue in full force and effect except insofar as this Agreement is terminated as provided in Section 12g of this Agreement.

      3. Reinstatement of Obligations. Each portion of the Obligations that is
(a) paid by any money received or applied by the Secured Party (including, but not limited to, any such money constituting, or received or applied because of the existence of, any of the Collateral or any Other Collateral) and later returned by or otherwise recovered from the Secured Party as a direct or indirect result of any claim, regardless of the basis or outcome thereof, whether asserted affirmatively, as a counterclaim, setoff or defense or otherwise and whether now existing or hereafter arising, for the return or for any other recovery of such money (including, but not limited to, any such claim based, in whole or in part, upon any allegation that (i) such money constituted trust funds for purposes of the Lien Law of the State of New York or for purposes of any similar statute, regulation or other law, (ii) the receipt or application of such money constituted an impermissible setoff or (iii) the receipt or application of such money, or the grant or perfection of any security interest in, or of any other lien or encumbrance upon, any of the Collateral or any Other Collateral, constituted a preference, fraudulent transfer or fraudulent conveyance) or (b) satisfied by the Secured Party's retention of any portion of the Collateral, or by the Secured Party's retention of any Other Collateral, that is later returned by or otherwise recovered from the Secured Party as a direct or indirect result of any claim, regardless of the basis or outcome thereof, whether asserted affirmatively, as a counterclaim, setoff or defense or otherwise and whether now existing or hereafter arising, for the return or for any other recovery of such portion of the Collateral or Other Collateral (including, but not limited to, any such claim based, in whole or in part, upon any allegation that the grant or perfection of any security interest in, or of any other lien or encumbrance upon, such portion of the Collateral or Other Collateral constituted a preference, fraudulent transfer or fraudulent conveyance) shall be reinstated as part of the Obligations for purposes of this Agreement (including, but not limited to, Section 12g of this Agreement) as of the date it originally arose and for purposes of each statute of limitations with respect to any action or other legal proceeding by the Secured Party against any Debtor relating to this Agreement as of the date of such return or other recovery of such money, portion of the Collateral or Other Collateral.

      4. Covenants.

      a. Simultaneously with the execution and delivery to the Secured Party of this Agreement, each of the undersigned shall execute and deliver to the Secured Party each financing statement, notice of lien, instrument of assignment and other writing, and take each other action, that the Secured Party shall deem necessary or desirable at the sole option of the Secured Party to perfect or accomplish any Security Interest.

      b. Simultaneously with the execution and delivery to the Secured Party of this Agreement, each of the undersigned shall deliver each presently existing Instrument included in the Collateral (except for any check or other draft) and held by him, her or it to the Secured Party with each endorsement, instrument of assignment and other writing that the Secured Party shall deem necessary or desirable at the sole option of the Secured Party to accomplish the assignment or other transfer of such Instrument to the Secured Party. Until such delivery, he, she or it shall hold such Instrument in trust for the Secured Party.

      c. Immediately upon receiving any Instrument included in the Collateral (except for, until (i) the occurrence or existence of any Event of Default or (ii) any notice to the contrary shall be delivered, given or sent by the Secured Party to any Debtor, any check or other draft), each Debtor shall deliver such instrument to the Secured Party with each endorsement, instrument of assignment and other writing that the Secured Party shall deem necessary or desirable at the sole option of the Secured Party to accomplish the assignment or other transfer of such Instrument to the Secured Party. Until such delivery, such Debtor shall hold such Instrument in trust for the Secured Party.

      d. Each Debtor shall provide to the Secured Party, in form satisfactory to the Secured Party, the financial statements and other information required to be provided to Bank as set forth in a Loan Agreement entered into by Debtor and Bank on or about the date this Agreement was executed, and promptly upon the request of the Secured Party, all additional information relating to such Debtor or to such Debtor's business, operations, assets, affairs or condition (financial or other) that is so requested.

      e. Each Debtor shall maintain accurate and complete records relating to the Collateral (including, but not limited to, upon the request of the Secured Party, a perpetual inventory record relating to Inventory included in the Collateral) in conformity with generally accepted accounting principles consistently applied.

      f. Before the end of any applicable grace period, each Debtor shall pay each tax, assessment, fee and charge imposed by any government or political subdivision upon any of the Collateral, upon the ownership, possession, use, operation, sale or lease of any of the Collateral, upon this Agreement or upon any Instrument evidencing any of the Obligations.

      g. Each Debtor shall obtain and maintain in full force and effect each authorization, approval, permit, consent, franchise and license from any Person necessary for the ownership, possession, use, operation, sale or lease of any of the Collateral,

      h. Each Debtor shall defend the Collateral against each demand, claim, counterclaim, setoff and defense asserted by any Person other than the Secured Party (including, but not limited to, any Account Debtor).

      i. Each Debtor shall indemnify the Secured Party on demand against each liability, cost and expense (including, but not limited to, if the Secured Party retains counsel for advice, for litigation or for any other purpose, each attorney's fee and disbursement) incurred by the Secured Party as a direct or indirect result of any claim, regardless of the basis or outcome thereof, whether asserted affirmatively, as a counterclaim, setoff or defense or otherwise and whether now existing or hereafter arising, arising out of the ownership, possession, use, operation, sale or lease of any of the Collateral.

      j. Each Debtor shall (i) keep all Goods included in the Collateral insured against each risk to which any of such Goods may at any time be subject (including, but not limited to, fire, theft and risks covered by extended coverage) and (ii) maintain insurance against liability on account of damage to any Person or property arising out of the ownership, possession, use, operation, sale or lease of any of such Goods. Such insurance shall be provided in such amounts, for such periods, on such terms, with such special endorsements and by such companies as shall be satisfactory to the Secured Party. Each Debtor shall deliver to the Secured Party a copy of each policy pursuant to which any of such insurance is provided. Without limiting the generality of the first two sentences of this Section 4j, (i) each policy pursuant to which any of the insurance described in clause (i) of the first sentence of this Section 4j is provided shall contain a mortgagee clause, in form and substance satisfactory to the Secured Party, (A) naming the Secured Party as a mortgagee as the interest of the Secured Party may appear and (B) providing that (i) all money payable pursuant to any insurance provided pursuant to such policy shall be payable to the Secured Party, (ii) no insurance provided pursuant to such policy shall be affected by any act or omission of any Debtor or of any owner of any real property referred to in such policy and (iii) neither such policy nor such mortgagee clause may be canceled, terminated or adversely amended except upon thirty days' prior written notice to the Secured Party and (ii) each policy pursuant to which any of the insurance described in clause (ii) or the first sentence of this Section 4j is provided shall contain a clause, in form and substance satisfactory to the Secured Party, (A) naming the Secured Party as an additional insured as the interest of the Secured Party may appear and (B) providing that neither such policy nor such clause may be canceled, terminated or adversely amended except upon thirty days' prior written notice to the Secured Party.

      k. Each Debtor shall immediately (i) cause all Goods included in the Collateral to be properly titled and registered to the extent required by any applicable statute, regulation or other law, (ii) cause the interest of the Secured Party to be properly noted on each certificate of title relating to any of such Goods and (iii) deliver each such certificate received by such Debtor to the Secured Party.

      l. Each Debtor shall (i) keep each Fixture and piece of Equipment included in the Collateral in as good condition as when first delivered to any Debtor, ordinary wear and tear excepted, (ii) perform maintenance on each such Fixture and piece of Equipment strictly in accordance with each applicable specification of any manufacturer or seller thereof and (iii) use and operate each such Fixture and piece of Equipment, and permit each such Fixture and piece of Equipment to be used and operated, only in the manner in which it was designed to be used and operated so as to subject it only to ordinary wear and tear.

      m. Each Debtor shall use his, her or its best efforts to cause any issuer of any General Intangible or Instrument included in the Collateral to make public, whether by filing reports with the Securities and Exchange Commission or otherwise, all information with respect to such issuer necessary or desirable to permit the sale or other disposition of such General Intangible or Instrument without registration pursuant to the Securities Act of 1933.

      n. If any Account or General Intangible included in the Collateral represents money owing pursuant to any contract for the improvement of real property or for a public improvement for purposes of the Lien Law of the State of New York, each Debtor shall (i) immediately send or deliver notice of such fact to the Secured Party, (ii) receive and hold any money advanced by the Secured Party with respect to such Account or General Intangible as a trust fund to be first applied to the payment of trust claims as such term is defined in
Section 71 of such Lien Law, (iii) until each such trust claim is paid, not use or permit the use of any of such money for any purpose other than the payment of such trust claims and (iv) promptly upon the request of the Secured Party, execute and deliver each writing, and take each other action, that the Secured Party shall deem necessary or desirable at the sole option of the Secured Party to give or file notice of the Secured Party's interest in such Account or General Intangible pursuant to whichever of Sections 15, 16 and 73 of such Lien Law is applicable.

      o. If any Account or General Intangible included in the Collateral arises out of a contract with any government or political subdivision (including, but not limited to, the United States) or with any department, agency or instrumentality thereof, such Debtor shall (i) immediately send or deliver notice of such fact to the Secured Party and (ii) promptly upon the request of the Secured Party, execute and deliver each writing, and take each other action, that the Secured Party shall deem necessary or desirable at the sole option of the Secured Party properly to perfect under any statute, regulation or other law (including, but not limited to, the Federal Assignments of Claims Act) the interest of the Secured Party in such Account or General Intangible.

      p. Each Debtor shall promptly deliver or send to the Secured Party notice of any failure of any Account Debtor or other Person to perform any obligation relating to any Account, Chattel Paper, General Intangible, Instrument, Document or Deposit Account included in the Collateral.

      q. Immediately upon receiving any proxy statement, notice or other communication relating to any General intangible or Instrument included in the

Collateral, each Debtor shall (i) if such proxy statement, notice or other communication is in writing, deliver a copy thereof to the Secured Party or (ii) if such proxy statement, notice or other communication is not in writing, deliver or send notice thereof to the Secured Party.

      r. Immediately upon acquiring knowledge or reason to know that any Goods included in the Collateral have been affixed to, or have been installed in or on, any real property or any Goods not included in the Collateral, each Debtor shall deliver or send notice of such fact to the Secured Party.

      s. Immediately upon acquiring knowledge or reason to know of any maturity, call, exchange, conversion, redemption, offer, tender or similar matter relating to any General Intangible, Instrument or Deposit Account included in the Collateral, each Debtor shall deliver or send notice thereof to the Secured Party.

      t. Immediately upon acquiring knowledge or reason to know of any loss, destruction or theft of, or of any damage to, any of the Collateral from any cause of any kind, each Debtor shall send or deliver notice thereof to the Secured Party.

      u. Immediately upon acquiring knowledge or reason to know of (i) the threat or commencement by any Person other than the Secured Party of any action or other legal proceeding relating to any of the Collateral or questioning the validity of this Agreement or of any action taken or to be taken pursuant to this Agreement, (ii) any judgment, order or award of any court, agency or other governmental authority or of any arbitrator relating to any of the Collateral or rendering invalid this Agreement or any action taken or to be taken pursuant to this Agreement or (iii) the assertion by any Person other than the Secured Party of any demand, claim, counterclaim, setoff or defense relating to any of the Collateral, each Debtor shall deliver or send notice thereof to the Secured Party.

      v. Immediately upon acquiring knowledge or reason to know of the occurrence or existence of (i) any Event of Default, (ii) any event or condition that, after notice, after lapse of time or after both notice and lapse of time, would constitute an Event of Default or (iii) any event or condition that has or (so far as can be foreseen) will or might have any material adverse effect on any of the Collateral, on any Debtor, Primary Obligor or Other Obligor or on the business, operations, assets, affairs or condition (financial or other) of any Debtor, Primary Obligor or Other Obligor, each Debtor shall deliver or send notice thereof to the Secured Party.

      w. Immediately upon acquiring knowledge or reason to know of any change in
(i) the location of the residence, only place of business or chief executive office of any Debtor, (ii) the location of any of the Collateral if not (A) in the possession or under the control of, or enroute to or from, the Secured Party or (B) mobile Equipment being removed for not more than thirty days at a time from any location indicated in any questionnaire submitted to the Secured Party by any of the undersigned in connection with this Agreement as a location where such mobile Equipment will be kept or (iii) the name, identity or structure of any Debtor, each Debtor shall deliver or send notice thereof to the Secured Party.

      x. No Debtor shall (i) execute or permit to be filed or remain on file in any public office any financing statement relating to any of the Collateral, naming any Debtor as a debtor and naming any Person other than the Secured Party as a secured party or (ii) execute any application for any certificate of title or notice of lien, or permit to exist any certificate of title, relating to any Goods included in the Collateral and naming any Person other than the Secured Party as a secured party, except for financing statements, applications, notices of lien and certificates of title fully and accurately described in Exhibit A attached to and made a part of this Agreement.

      y. No Debtor shall (i) permit to exist any registration of any transfer or pledge of any Uncertificated Security included in the Collateral, (ii) execute or permit to exist any order to register any transfer or pledge of, or any notification of any security interest in, or of any other lien or encumbrance upon, any such Uncertificated Security or (iii) permit any such Uncertificated Security to be shown on the records of any clearing corporation other than in the name of any Debtor, of the Secured Party or of any nominee of the Secured Party, except for registrations, orders, notifications and Uncertificated Securities fully and accurately described in Exhibit A attached to and made a part of this Agreement.

      z. No Debtor shall create or permit to exist, or attempt or agree or otherwise incur any obligation to create or permit to exist, any security interest in, or any other lien or encumbrance upon, any of the Collateral, except for Permitted Liens.

      aa. No Debtor shall abandon, assign, sell, lease, exchange, convert or otherwise transfer or dispose of any of the Collateral or any interest in any of the Collateral, except that, until (i) the occurrence or existence of any Event of Default or (ii) any notice to the contrary shall be delivered, given or sent by the Secured Party to any Debtor, each Debtor may (A) in the ordinary course of such Debtor's business, (I) abandon, assign, sell, lease, exchange or otherwise transfer or dispose of any Equipment of such Debtor that is obsolete or worn-out, (II) sell or exchange any Equipment of such Debtor in connection with the acquisition by such Debtor of other Equipment that is at least as valuable as such Equipment, that such Debtor intends to use for substantially the same purposes as such Equipment and that is not subject to any security interest or other lien or encumbrance, except for Permitted Liens, (III) assign any Account of such Debtor for purposes of collection, (IV) assign, sell, lease, exchange or otherwise transfer or dispose of any Inventory of such Debtor other than in partial or complete satisfaction of any indebtedness, liability or obligation and (V) dispose of any money of such Debtor or funds in any Deposit Account of such Debtor in partial or complete satisfaction of any indebtedness, liability or obligation of such Debtor incurred in the ordinary course of such Debtor's business and (B) dispose of any money of such Debtor, funds in any Deposit Account of such Debtor or funds in any other account of such Debtor evidenced by a certificate of deposit if such money is held, or if such Deposit Account or other account is maintained, for personal, family or household purposes.

      bb. No Debtor shall use, operate, permit the use or operation of, or assign, sell, lease, exchange or otherwise transfer or dispose of, any of the Collateral in any manner that (i) would or might violate, or would or might result in any violation of, any environmental or other statute, regulation or other law (including, but not limited to, the Environmental Protection Act, the Occupational Safety and Health Act, the Comprehensive Environmental Response, Compensation and Liability Act and the Resource Conservation and Recovery Act), any policy providing any insurance on any Goods included in the Collateral or any warranty with respect to any such Goods or (ii) would or might result in any such insurance not being paid or in any such warranty not being honored.

      cc. No Debtor shall remove, or permit the removal of, any of the Collateral from any location indicated in any questionnaire submitted to the Secured Party by any of the undersigned in connection with this Agreement as a location where any of the Collateral will be kept, except that any mobile Equipment included in the Collateral may be removed for not more than thirty days at a time from any location indicated in any such questionnaire as a location where such mobile Equipment will be kept.

      dd. No Debtor shall materially alter or permit the material alteration of any Fixture or piece of Equipment included in the Collateral.

      ee No Debtor shall cause or permit any Goods included in the Collateral to
(i) become a Fixture or (ii) be or become an accession to any Goods not included in the Collateral.

      ff. No Debtor shall cause or permit any Goods included in the Collateral to be placed in any warehouse that may issue a negotiable Document with respect to such Goods.

      gg. No Debtor shall assign, sell, exchange, convert or otherwise transfer or dispose of, take any other action with respect to, or permit the assignment, sale, exchange, conversion or other transfer or disposition of or the taking of any other action with respect to, any General Intangible or Instrument not included in the Collateral if such assignment, sale, exchange, conversion or other transfer or disposition or such taking of such other action would be required to be considered in determining whether the sale or other disposition of any General Intangible or Instrument included in the Collateral was permissible without registration pursuant to the Securities Act of 1933.

      hh. No Debtor who or which controls any issuer of any stock or share included in the Collateral shall permit, and no Debtor who or which by acting with any other Person or with other Persons would cause such control to exist shall take any action to permit, such issuer to issue (i) any such stock or share in addition to that or those heretofore issued or (ii) any option, warrant or other right to purchase any such stock or share.

      ii. Upon and after (i) the occurrence or existence of any Event of Default or (ii) the delivery, giving or sending by the Secured Party to any Debtor of any notice not to do so, no Debtor shall, without the prior written consent of the Secured Party, (A) request, demand, accept, collect, enforce, extend, renew, refinance, modify, compound, subordinate, accelerate, settle, adjust or compromise, enter into any composition of, replace, cancel, release, surrender, abandon, discharge, realize upon, commence, prosecute, settle or compromise any action or other legal proceeding relating to, waive any right or remedy relating to or otherwise terminate, impair or otherwise affect any indebtedness, liability or obligation of any Account Debtor or other Person relating to, or give any receipt, release or discharge relating to, any Account, Chattel Paper, General Intangible, Instrument, Document or Deposit Account included in the Collateral or (B) attempt or agree or otherwise incur any obligation to do anything described in clause (A) of this sentence.

      jj. Promptly upon the request of the Secured Party made upon or at any time and from time to time after the occurrence or existence of any Event of Default, each Debtor shall assemble (i) all Goods included in the Collateral, except for Fixtures, growing crops and standing timber, and (ii) all Chattel Paper, Instruments, Documents and records included in the Collateral and make them available to the Secured Party at each place reasonably convenient to the Secured Party and to such Debtor as the Secured Party shall designate (including, but not limited to, any premises of such Debtor).

      kk. Promptly upon the request of the Secured Party;

      i. Each Debtor shall enter into each warehousing, lockbox or other custodial arrangement with respect to any of the Collateral that the Secured Party shall deem necessary or desirable at the sole option of the Secured Party.

      ii. Each Debtor shall provide to the Secured Party all information, in form and substance satisfactory to the Secured Party, that the Secured Party shall deem necessary or desirable at the sole option of the Secured Party to (A) identify the nature, extent, value, age and location of any of the Collateral,
(B) identify or contact any Account Debtor or other Person obligated with respect to any Account, Chattel Paper, General Intangible, Instrument, Document or Deposit Account included in the Collateral or (C) verify any insurance on any Goods included in the Collateral.

      iii. Each Debtor shall permit each officer, employee, accountant, attorney and other agent of the Secured Party to inspect the Collateral and to examine, audit, copy and extract each record included in the Collateral.

      iv. Each Debtor shall provide to the Secured Party a writing, in form and substance satisfactory to the Secured Party, (A) signed by each Person having any interest, whether as an owner, mortgagee or lessee or otherwise, in any real property to which are affixed, or in or on which are installed or located, any Goods included in the Collateral or in or on which is located any Chattel Paper, Instrument, Document or record included in the Collateral, (B) disclaiming any interest of such Person in such Goods, Chattel Paper, Instrument, Document or record and (C) containing the agreement of such Person to the Secured Party, upon and at any time and from time to time after the occurrence or existence of any Event of Default, (I) entering upon such real property or upon any other real property of such Person to which are affixed, or in or on which are installed or located, any such Goods or in or on which is located any such Chattel Paper, Instrument, Document or record, (II) taking possession of and removing from such real property or from such other real property any Goods included in the Collateral and affixed thereto or installed or located therein or thereon or any Chattel Paper, Instrument, Document or record included in the Collateral and located therein or thereon and (III) remaining on, and using, such real property or such other real property in the examination, storage, preparation for any sale, lease or other disposition or sale, lease or other disposition of such Goods or in the examination, audit, copying or extraction of such record, without by doing so incurring any liability to such Person, except for unreasonable damage to such real property or to such other real property directly resulting from doing so.

      v. Each Debtor shall provide to the Secured Party a writing, in form and substance satisfactory to the Secured Party, (A) signed by each Person having any interest, whether as an owner, secured party or lessee or otherwise, in any Goods not included in the Collateral to which are affixed, or in or on which are installed, any Goods included in the Collateral, (B) disclaiming any interest of such Person in such Goods included in the Collateral and (C) containing the agreement of such Person to the Secured Party, upon and at any time and from time to time after the occurrence or existence of any Event of Default, taking possession of and removing such Goods included in the Collateral from such Goods not included in the Collateral, without by doing so incurring any liability to such Person, except for unreasonable damage to such Goods not included in the Collateral directly resulting from doing so.

      vi. Each Debtor shall provide all information and assistance, execute and deliver each writing, and take each other action, that the Secured Party shall deem necessary or desirable at the sole option of the Secured Party in connection with the verification of any Account, Chattel Paper, General Intangible, Instrument, Document or Deposit Account included in the Collateral.

      vii. Each Debtor shall deliver each Chattel Paper, Document and record included in the Collateral to the Secured Party with each endorsement, instrument of assignment and other writing that the Secured Party shall deem necessary or desirable at the sole option of the Secured Party to accomplish the assignment or other transfer of such Chattel Paper, Document or record to the Secured Party.

      viii. Each Debtor shall execute and deliver or file each form and other writing (including, but not limited to, any notice of proposed sale of securities pursuant to Rule 144 of the Securities and Exchange Commission), and take each other action (including, but not limited to, making public any nonpublic material adverse information with respect to any issuer of any General Intangible or Instrument included in the Collateral), that the Secured Party shall deem necessary or desirable at the sole option of the Secured Party to permit the sale or other disposition of any such General Intangible or Instrument without registration pursuant to the Securities Act of 1933.

      ix. Each Debtor who or which controls any issuer of any General Intangible or Instrument included in the Collateral or otherwise has the right to effect registration of such General Intangible or Instrument pursuant to the Securities Act of 1933 shall (A) cause such General Intangible or Instrument to be so registered, (B) take each other action (including, but nor limited to, complying with any "blue sky" or securities statute, regulation or other law and delivering to the Secured Party appropriate quantities of prospectuses) that the Secured Party shall deem necessary or desirable at the sole option of the Secured Party to permit the public sale or other disposition of such General Intangible or Instrument by the Secured Party in each jurisdiction that the Secured Party shall select at the sole option of the Secured Party and (C) execute and deliver to the Secured Party a writing, in form and substance satisfactory to the Secured Party, indemnifying in connection with such sale or other disposition each Person who or which is an underwriter (statutory or other) of such General Intangible or Instrument against each liability, cost and expense (including, but not limited to, if such Person retains counsel for advice, for litigation or for any other purpose, each attorney's fee and disbursement) incurred by such Person as a direct or indirect result of such sale or other disposition.

      x. Each Debtor shall execute and deliver each financing statement, amendment of any financing statement, application for any certificate of title, notice of lien, instrument of assignment and other writing, and take each other action, that the Secured Party shall deem necessary or desirable at the sole option of the Secured Party (i) to perfect or accomplish any Security Interest,
(ii) otherwise to accomplish any purpose of this Agreement, (iii) in connection with any transaction contemplated by this Agreement or (iv) in connection with any of the Collateral.

      5. Authorization and Power of Attorney. The Secured Party is irrevocably and unconditionally authorized to take, and each Debtor irrevocably and unconditionally appoints the Secured Party as the attorney-in-fact of such Debtor, with full power of substitution and of revocation, to take, in the name of such Debtor or otherwise and otherwise as shall be determined by the Secured Party at the sole option of the Secured Party, each action relating to any of the Collateral that, subject to this Agreement, such Debtor could take in the same manner, to the same extent and with the same effect as if such Debtor were to take such action; provided, however, that, until any notice of intention to do so shall be delivered, given or sent by the Secured Party to any Debtor upon or at any time after the occurrence or existence of any Event of Default, (a) the Secured Party may not, pursuant to such authorization or as such attorney-in-fact, (i) exercise or direct the exercise of any right to vote or give any consent, ratification or waiver with respect to any General Intangible or Instrument included in the Collateral or (ii) except as expressly permitted by this Agreement, sell, lease or otherwise dispose of any of the Collateral and
(b) each Debtor shall have the right to exercise any right to vote or give any consent, ratification or waiver with respect to any General Intangible or Instrument included in the Collateral that such Debtor would have but for this Agreement unless doing so would or might have any adverse effect on the value of such General Intangible or Instrument as security for the payment of the Obligations or otherwise be inconsistent or incompatible with any provision or purpose of this Agreement. Such power of attorney is coupled with an interest in favor of the Secured Party, and shall not be terminated or otherwise affected by the death, disability or incompetence of any Debtor. Without limiting the generality of the first sentence of this Section 5, pursuant to such authorization and as such attorney-in-fact, the Secured Party may, in the name of any Debtor or otherwise at the sole option of the Secured Party, (a) execute and deliver any financing statement or instrument of assignment relating to any of the Collateral, any amendment of any such financing statement or any application for any certificate of title or notice of lien relating to any Goods included in the Collateral, (b) endorse, or execute and deliver any instrument of assignment relating to, and deliver any of the Collateral (including, but not limited to, any Instrument drawn by any company issuing any insurance on any Goods included in the Collateral), whether such endorsement or assignment is to the Secured Party or otherwise, (c) execute and deliver any writing, or give any communication in any other form, requesting any transfer, pledge or release from pledge of any Uncertificated Security included in the Collateral, (d) execute and deliver or file any form or other writing (including, but not limited to, any notice of proposed sale of securities pursuant to Rule 144 of the Securities and Exchange Commission), or take any other action (including, but not limited to, making public any nonpublic material adverse information with respect to any issuer of any General Intangible or Instrument included in the Collateral), that the Secured Party shall deem necessary or desirable at the sole option of the Secured Party to permit the sale or other disposition of any such General Intangible or Instrument without registration pursuant to the Securities Act of 1933, (e) receive and collect any mail addressed to any Debtor, direct the place of delivery of any such mail to any location designated by the Secured Party, open any such mail and remove from any such mail and retain any enclosure evidencing, or otherwise relating to, any of the Collateral, (f) obtain, adjust, settle or cancel any insurance on any Goods included in the Collateral, (g) use any payment in connection with any such insurance (including, but not limited to, any refund of any unearned premium therefor) to pay any of the Obligations, whether due or not due, as the Secured Party shall determine at the sole option of the Secured Party, (h) take any action described in clause (A) of Section 4ii of this Agreement or (i) execute and deliver any other writing, or take any other action, that the Secured Party shall deem necessary or desirable at the sole option of the Secured Party (i) to perfect or accomplish any Security Interest, (ii) otherwise to accomplish any purpose of this Agreement, (iii) in connection with any transaction contemplated by this Agreement or (iv) in connection with any of the Collateral. Each Debtor revokes each power of attorney (including, but not limited to, any proxy) heretofore granted by such Debtor with respect to any General Intangible or Instrument included in the Collateral.

      6. Certain Rights, Remedies and Duties.

      a. With respect to the Collateral, the Secured Party shall have each applicable right and remedy of a secured party pursuant to the Uniform Commercial Code of the State of New York and each applicable right and remedy pursuant to any other statute, regulation or other law or pursuant to this Agreement.

      b. The Secured Party shall have the right to file in any public office, without the signature of any Debtor, each financing statement relating to any of the Collateral that the Secured Party shall deem necessary or desirable at the sole option of the Secured Party. Each carbon, photographic or other reproduction of this Agreement or of any financing statement relating to any of the Collateral shall be sufficient as a financing statement.

      c. The Secured Party shall have the right to direct any company issuing any insurance on any Goods included in the Collateral to make directly and solely to the Secured Party any payment in connection therewith (including, but not limited to, any refund of any unearned premium therefor).

      d. The Secured Party shall have the right to verify each Account, Chattel Paper, General Intangible, Instrument, Document and Deposit Account included in the Collateral in any manner or through any medium that the Secured Party considers appropriate, whether directly with any Account Debtor or other Person obligated with respect thereto or otherwise and whether in the name of any Debtor or otherwise, at the sole option of the Secured Party.

      e. The Secured Party shall have the right to (i) notify each Account Debtor and other Person obligated with respect to any Account, Chattel Paper, General Intangible, Instrument or Deposit Account included in the Collateral of the interest of the Secured Party therein, (ii) direct such Account Debtor or other Person to deliver to the Secured Party directly any record evidencing, or otherwise relating to, such Account, Chattel Paper, General Intangible, Instrument or Deposit Account, (iii) direct such Account Debtor or other Person to make payment with respect to such Account, Chattel Paper, General Intangible, Instrument or Deposit Account directly and solely to the Secured Party and (iv) take control of all Proceeds of such Account, Chattel Paper, General Intangible, Instrument or Deposit Account.

      f. The Secured Party shall have the right to transfer to or register in the name of the Secured Party or of any nominee of the Secured Party any General Intangible, Instrument or Deposit Account included in the Collateral so that the Secured Party or such nominee shall appear as the sole owner of record thereof. Each such transfer or registration may be made with or without reference to this Agreement or to any Security Interest.

      g. Upon and at any time and from time to time after the occurrence or existence of any Event of Default;

      i. The Secured Party shall have the right to use each Fixture and piece of Equipment included in the Collateral for the purposes of preserving any Goods included in the Collateral, of completing any work in process included in the Collateral and of preparing any such Goods for any sale, lease or other disposition.

      ii. The Secured Party shall have the right, without any judicial process but without any breach of the peace, to (A) enter upon any premises of any Debtor, (B) take possession of, and remove from any such premises, any Goods, Chattel Paper, Instrument, Document or record included in the Collateral and (C) remain on and use any such premises in completing any work in process included in the Collateral or in preparing for any sale, lease or other disposition, in selling, leasing or otherwise disposing of, or in collecting, any of the Collateral and (C) without the payment of any compensation of any kind, use each trademark, service mark, trade style, trade name, patent, copyright, license, franchise and similar General Intangible included in the Collateral to the extent of any Debtor's rights therein for the purpose of exercising any right or remedy pursuant to this Agreement or any other right or remedy relating to any of the Collateral; and, to such extent for such purpose, each Debtor irrevocably grants to the Secured Party a license in each such trademark, service mark, trade style, trade name, patent, copyright, license, franchise and similar General Intangible.

      iii. If the Secured Party opts for the private sale or other disposition of any General Intangible or Instrument included in the Collateral, the Secured Party shall have the right to (A) restrict the number of prospective bidders in connection with such sale or other disposition so as to comply with the Securities Act of 1933 and (B) restrict such prospective bidders to Persons who will agree to purchase such General Intangible or Instrument for their own accounts for investment and not with a view to distribution or resale. No such restriction or other restriction on such sale or other disposition that the Secured Party shall deem necessary or desirable at the sole option of the Secured Party in light of any "blue sky" or securities statute, regulation or other law shall be deemed to be a factor in determining such sale or other disposition to have been made in other than a commercially reasonable manner.

      iv. The Secured Party shall have the right to perform any obligation of any Debtor pursuant to this Agreement.

      h. Until (i) the occurrence or existence of any Event of Default or (ii) any notice to the contrary shall be delivered, given or sent by the Secured Party to any Debtor, the Secured Party shall not have any right to retain any interest, dividend, distribution or similar income consisting of money or of a check or other draft and payable on account of any General Intangible or Instrument included in the Collateral, and shall pay to any Debtor any such interest, dividend, distribution or similar income received by it prior thereto.

      i. The Secured Party shall apply all proceeds received by it from any sale, lease or other disposition of, or from any collection of, any of the Collateral or otherwise on account of any of the Collateral (including, but not limited to, as money payable pursuant to any insurance on any Goods included in the Collateral) first to costs and expenses described in Section 10 of this Agreement and then to such other of the Obligations, whether due or not due, as the Secured Party shall determine at the sole option of the Secured Party.

      7. Standards of Care. If any portion of the Collateral shall be transferred to or registered in the name of the Secured Party or of any nominee of the Secured Party or shall be in the possession or under the control of the Secured Party, the Secured Party shall be deemed to have exercised reasonable care in the custody or presentation of such portion of the Collateral if, subject to the following sentence, it (a) accords such portion of the Collateral treatment substantially equal to the treatment that it accords its own assets of a similar nature or (b) takes such action in the custody or preservation of such potion of the Collateral as is reasonably specified in any notice delivered or sent by any Debtor and received by it in a reasonable time to evaluate and take such action; provided, however, that (i) any failure by the Secured Party to take such action shall not of itself be deemed to be a failure to exercise such reasonable care and (ii) in no event shall the Secured Party be obligated to take such action if it determines at its sole option that doing so would or might have any adverse effect on the value of any of the Collateral as security for the payment of the Obligations or otherwise be inconsistent or incompatible wIth any provision or purpose of this Agreement. In no event shall the Secured Party be obligated to (a) preserve any right or remedy against any prior party obligated pursuant to any Chattel Paper or Instrument included in the Collateral, whether or not such Chattel Paper or Instrument is in the possession or under the control of the Secured Party, (b) ascertain any maturity, call, exchange, conversion, redemption, offer, tender or similar matter relating to any General Intangible, Instrument or Deposit Account included in the Collateral or provide to any Debtor any notice thereof, whether or not the Secured Party has knowledge thereof, or (c) provide to any Debtor any proxy statement, notice or other communication received by the Secured Party or by any nominee of the Secured Party and relating to any of the Collateral.

      8. Obligations Immediately Due; Termination of Obligation to Lend.

      a. Upon and at any time and from time to time after the occurrence or existence of any Event of Default other than an Event of Default described in clause (iv) of Section 16e of this Agreement, all of the Obligations remaining unpaid shall, at the sole option of the Secured Party and without any notice, demand, presentment or protest of any kind, become immediately due, notwithstanding any agreement to the contrary. Upon the occurrence or existence of any Event of Default described in such clause (iv), all of the Obligations remaining unpaid shall, without any notice, demand, presentment or protest of any kind, automatically become immediately due, notwithstanding any agreement to the contrary. Nothing in this Section 8a shall render any portion of the Obligations that is payable on demand payable otherwise than on demand or in any other way affect any right or remedy of the Secured Party with respect to any such portion of the Obligations.

      b. Upon the occurrence or existence of any Event of Default, any obligation of the Secured Party to grant any or any additional loan, credit or other financial accommodation to any Debtor shall terminate, notwithstanding any agreement to the contrary.

      9. Representations and Warranties.

      a. Each of the undersigned represents and warrants to the Secured Party as follows:

      i. Each answer contained in any questionnaire submitted to the Secured Party by him, her or it in connection with this Agreement is true and correct as of the date of this Agreement.

      ii. His, her or its execution, delivery to the Secured Party and performance of this Agreement do not and will not (A) violate, or result in any violation of, any statute, regulation or other law or any judgment, order or award of any court, agency or other governmental authority or of any arbitrator or (B) violate, result in any violation of, constitute (whether immediately or after notice, after lapse of time or after both notice and lapse of time) any default under, or result in or require the imposition or creation of any security interest in, or of any other lien or encumbrance upon, any of his, her or its assets pursuant to, any agreement to which he, she or it is a party or by which he, she or it or any of his, her or its assets is bound, except for this Agreement.

      iii. Each authorization, approval, permit and consent from, each registration and filing with, each declaration and notice to, and each other act by or relating to, any Person required as a condition of his, her or its execution, delivery to the Secured Party or performance of this Agreement has been duly obtained, made, given or done, and is in full force and effect.

      iv. If it is not an individual, its execution, delivery to the Secured Party and performance of this Agreement (A) are and will be in furtherance of its purposes and within its power and authority, (B) do not and will not violate, result in any violation of, or result in or require the imposition or creation of any security interest in, or of any other lien or encumbrance upon, any of its assets pursuant to, (I) any certificate or articles of incorporation, by-laws, partnership agreement, articles of association or other charter, organizational or governing document of it or (II) any resolution or other action of record of any shareholders or members of it, of any board of directors or trustees of it or of any other Person responsible for governing it, and (C) have been duly authorized by each necessary action of any shareholders or members of it, of any board of directors or trustees of it or of any other Person responsible for governing it.

      v. He, she or it has not heretofore abandoned, assigned, sold, leased, exchanged, converted or otherwise transferred or disposed of any of the Collateral or any interest in any of the Collateral, except as fully and accurately described in Exhibit A attached to and made a part of this Agreement.

      vi. He, she or it has not heretofore extended, renewed, refinanced, modified, compounded, subordinated, accelerated, settled, adjusted or compromised, entered into any composition of, replaced, canceled, released or surrendered, exercised any option or right of subscription relating to, settled or compromised any action or other legal proceeding relating to, or waived any right or remedy relating to or otherwise terminated, impaired or otherwise affected any indebtedness, liability or obligation of any Account Debtor or of any other Person relating to, any Account, Chattel Paper, General Intangible, Instrument, Document or Deposit Account included in the Collateral, except as fully and accurately described in Exhibit A attached to and made a part of this Agreement.

      vii. There exists no demand, claim, counterclaim, setoff or defense, no action or other legal proceeding, and no outstanding judgment, order or award of any court, agency or other governmental authority or of any arbitrator, relating to any of the Collateral or questioning the validity of, or rendering invalid, this Agreement or any action taken or to be taken pursuant to this Agreement, except for demands, claims, counterclaims, setoffs, defenses, actions and other legal proceedings and judgments, orders and awards fully and accurately described in Exhibit A attached to and made a part of this Agreement.

      vii. There is not on file in any public office any presently effective financing statement relating to any of the Collateral, naming him, her or it as a debtor and naming any Person other than the Secured Party as a secured party, except for financing statements fully and accurately described in Exhibit A attached to and made a part of this Agreement.

      ix. There exists no presently effective certificate of title, and no application for any certificate of title or notice of lien, relating to any of his, her or its Goods and naming any Person other than the Secured Party as a secured party, except for certificates of title, applications and notices of lien fully and accurately described in Exhibit A attached to and made a part of this Agreement.

      x. There exists no (A) presently effective registration of any transfer or pledge of any Uncertificated Security included in the Collateral, (B) outstanding order to register any transfer or pledge of any such Uncertificated Security, (C) notification of any security interest in, or of any other lien or encumbrance upon, any such Uncertificated Security or (D) such Uncertificated Security that is shown on the records of any clearing corporation other than in the name of any Debtor, except for registrations, orders, notifications and Uncertificated Securities fully and accurately described in Exhibit A attached to and made a pert of this Agreement.

      xi. There exists no security interest in, and no other lien or encumbrance upon, any of the Collateral, except for Permitted Liens.

      xii. There is no restriction on any assignment or other transfer by him, her or it of any of the Collateral, except for compliance with any "blue sky" or securities statute, regulation or other law.

      xiii. The real property on which any crop included in the Collateral is growing or is to be grown, or on which any timber included in the Collateral is or is to be standing, is fully and accurately described in Exhibit A attached to end made a part of this Agreement.

      b. At each time this Agreement is in effect as to any Debtor, such Debtor shall be deemed to represent and warrant to the Secured Party as follows:

      i. Each Instrument, Document and Deposit Account included in the Collateral at such time is genuine, is in all respects what it purports to be, and is enforceable in accordance with its terms against each Person obligated with respect thereto.

      ii. Each Account, Chattel Paper and General Intangible included in the Collateral at such time is genuine, is in all respects what it purports to be, and is enforceable in accordance with its terms against each Account Debtor and other Person obligated with respect thereto, and each sum represented by any Debtor to the Secured Party as owing by such Account Debtor or other Person with respect thereto is actually and unconditionally owing by such Account Debtor or other Person, except for any applicable normal cash discount, without any counterclaim, setoff or defense. The aggregate sum represented at such time by any Debtor to the Secured Party as owing by Account Debtors and other Persons with respect to Accounts, Chattel Paper and General Intangibles included in the Collateral is the aggregate sum actually and unconditionally owing by Account Debtors and other Persons with respect thereto at such time, except for applicable normal cash discounts.

      10. Expenses. Each Debtor shall pay to the Secured Party on demand each cost and expense (including, but not limited to, if the Secured Party retains counsel for advice, for litigation or for any other purpose, each attorney's fee and disbursement) incurred by the Secured Party (a) in searching any public record for, in filing or in recording in any public office, or in obtaining from any public office any certificate relating to, any financing statement, certificate of title, application for any certificate of title, notice of lien, instrument of assignment or other writing relating to any of the Collateral, (b) in performing any obligation of any Debtor pursuant to this Agreement, (c) in taking any action pursuant to Section 5 of this Agreement, (d) in connection with the custody or preservation of any of the Collateral or (e) in endeavoring to (i) enforce any indebtedness, liability or obligation of any Debtor pursuant to this Agreement, (ii) preserve or exercise any right or remedy pursuant to this Agreement, whether against any Debtor or otherwise, (iii) preserve or exercise any right or remedy relating to, take possession of, collect or enforce, have registered pursuant to the Securities Act of 1933, prepare for any sale, lease or other disposition, assign, sell, lease, exchange, convert or otherwise transfer or dispose of, or realize upon, any of the Collateral, (iv) obtain any information relating to any Uncertificated Security included in the Collateral from the issuer of such Uncertificated Security or register any transfer or pledge of such Uncertificated Security with such issuer or (v) defend against any claim, regardless of the basis or outcome thereof and whether asserted affirmatively, as a counterclaim, setoff or defense or otherwise, asserted against the Secured Party as a direct or indirect result of the execution and delivery to the Secured Party of this Agreement by any of the undersigned, except for any claim for any tax imposed by any government or political subdivision upon any income of the Secured Party or for any interest or penalty relating to any such tax. After such demand for payment of any cost or expense incurred by the Secured Party in performing any obligation of any Debtor pursuant to Section 4f, 4h, 4j, 4k or 4z of this Agreement, each Debtor shall pay interest at the highest rate permitted by applicable law on the portion of such cost or expense remaining unpaid.

      11. Cumulative Nature, Nonexclusive Exercise and Waivers of Rights and Remedies.

      a. All rights and remedies of the Secured Party pursuant to this Agreement or otherwise shall be cumulative, and no such right or remedy shall be exclusive of any other such right or remedy.

      b. No single or partial exercise by the Secured Party of any right or remedy pursuant to this Agreement or otherwise shall preclude any other or further exercise thereof, or any exercise of any other such right or remedy, by the Secured Party.

      c. No course of dealing or other conduct heretofore pursued, accepted or acquiesced in, no course of performance or other conduct hereafter pursued, accepted or acquiesced in, no oral or written agreement or representation heretofore made, and no oral agreement or representation hereafter made, by the Secured Party, whether or not relied or acted upon, and no usage of trade, whether or not relied or acted upon, shall operate as a waiver of any right or remedy of the Secured Party pursuant to this Agreement or otherwise. No delay by the Secured Party in exercising any such right or remedy, whether or not relied or acted upon, shall operate as a waiver thereof or of any other such right or remedy. No notice or demand of any kind, and no attempted but unsuccessful notice or demand of any kind, by the Secured Party prior to exercising any such right or remedy on any one occasion, whether or not relied or acted upon, shall operate as a waiver of any right of the Secured Party to exercise the same or any other such right or remedy on such or any future occasion without any notice or demand of any kind. No waiver by the Secured Party of any such right or remedy shall be effective unless made in a writing duly executed by the Secured Party and specifically referring to such waiver. No waiver by the Secured Party on any one occasion of any such right or remedy shall operate as a waiver thereof or of any other such right or remedy on any future occasion.

      12. Entire Agreement; Modification; Termination; Nonimpairment; Certain Consents and Waivers.

      a. This Agreement contains the entire agreement between the Secured Party and each Debtor with respect to the subject matter of this Agreement, and supersedes each course of dealing or other conduct heretofore pursued, accepted or acquiesced in, and each oral or written agreement and representation heretofore made, by the Secured Party with respect thereto, whether or not relied or acted upon.

      b. No course of performance or other conduct hereafter pursued, accepted or acquiesced in, and no oral agreement or representation hereafter made, by the Secured Party, whether or not relied or acted upon, and no usage of trade, whether or not relied or acted upon, shall modify or terminate this Agreement as to any Debtor or impair or otherwise affect any Security Interest, any indebtedness, liability or obligation of any Debtor pursuant to this Agreement or any right or remedy of the Secured Party pursuant to this Agreement or otherwise.

      c. No modification of this Agreement shall be effective unless made in a writing duly executed by the Secured Party and specifically referring to each provision of this Agreement being modified.

      d. Except as expressly provided in this Agreement, this Agreement shall not be modified or terminated as to any Debtor, and no Security Interest, no indebtedness, liability or obligation of any Debtor pursuant to this Agreement, and no right or remedy of the Secured Party pursuant to this Agreement or otherwise, shall be impaired or otherwise affected, by any act, omission or other thing, whether occurring before or after the termination of this Agreement as to such Debtor with respect to any of the Obligations. Each Debtor consents, without any notice of any kind, to each act, omission and other thing that would or might, but for such consent, modify or terminate this Agreement as to any Debtor or impair or otherwise affect any Security Interest or any such indebtedness, liability, obligation, right or remedy. Without limiting the generality of the preceding two sentences, this Agreement shall not be modified or terminated as to any Debtor by, neither any Security Interest nor any such indebtedness, liability, obligation, right or remedy shall be impaired or otherwise affected by, and such consent shall apply to, (i) any extension of any of the Obligations, regardless of the length of such extension and regardless of whether such extension was preceded by another or by others, (ii) any renewal, refinancing, modification, compounding, subordination, acceleration, composition, settlement, adjustment, compromise, reaffirmation, invalidity, irregularity, unenforceability or impairment of, any replacement, cancellation, discharge, assignment, sale, exchange, conversion or other transfer or disposition of, or any grant of any participation in, any of the Obligations,
(iii) any modification or termination of any writing relating to any of the Obligations, to any of the Collateral or to any Other Collateral, (iv) any acceptance of any Other Obligor, (v) any replacement, release or discharge of, or any modification of any indebtedness, liability or obligation of, any other Debtor or any Primary Obligor, Other Obligor or other Person, (vi) any taking, holding, continuation, collection, modification, increase or decrease in value or impairment of, any replacement, cancellation, release, surrender, abandonment, discharge, assignment, sale, lease, exchange, conversion or other transfer or disposition of, any termination of any insurance on, any relying or realizing upon, any grant, perfection, subordination or enforcement of any security interest in, or of any other lien or encumbrance upon, any failure to call for, take, hold, continue, collect, insure, preserve or protect, to replace, assign, sell, lease, exchange, convert or otherwise transfer or dispose of, to rely or realize upon or to perfect, keep perfected or enforce any security interest in, or any other lien or encumbrance upon, or any delay in calling for, taking, continuing, collecting, insuring, preserving or protecting, in replacing, assigning, selling, leasing, exchanging, converting or otherwise transferring or disposing of, in relying or realizing upon or in perfecting, keeping perfected or enforcing any security interest in, or any other lien or encumbrance upon, any of the Collateral or any Other Collateral, regardless of its value, (vii) any security interest or other lien or encumbrance not being created in favor of the Secured Party, (viii) any of the Collateral or any Other Collateral being or becoming subject to any security interest or other lien or encumbrance (whether or not prior to any security interest or other lien or encumbrance in favor of the secured Party), subject to any defense or restriction or unenforceable or impaired, (ix) any exercise, delay in the exercise or waiver of, any failure to exercise, or any forbearance or other indulgence relating to, any right or remedy of the Secured Party or of any other Person against any Debtor, Primary Obligor, Other Obligor or other Person or relating to any of the Obligations, to any of the Collateral or to any Other Collateral, (x) any failure of the Secured Party or of any other Person to make, prove or vote any claim relating to any of the Obligations, to any of the Collateral or to any Other Collateral in any case or other proceeding pursuant to any Bankruptcy Law,
(xi) the occurrence or existence of any Event of Default, (xii) the Obligations being at any time or from time to time reduced and then increased or being at any time or from time to time paid in full, (xiii) any refusal or other failure of the Secured Party or of any other Person to grant any or any additional loan, credit or other financial accommodation to any Debtor or Primary Obligor, (xiv) any refusal or other failure of the Secured Party or of any other Person heretofore or hereafter to provide to any Debtor any information relating to any other Debtor, to any Primary Obligor, Other Obligor or other Person or to the business, operations, assets, affairs or condition (financial or other) of any other Debtor or of any Primary Obligor, Other Obligor or other Person or so to provide any such information completely and accurately, (xv) any notice to the Secured Party or to any other Person from any Debtor, Primary Obligor, Other Obligor or other Person not to grant any or any additional loan, credit or other financial accommodation to any Debtor or Primary Obligor, not to extend, renew, refinance, modify or replace any of the Obligations or to take or not to take any other action, (xvi) the acceptance by the Secured Party or by any other Person of any instrument or other writing intended by any other Person to create an accord and satisfaction with respect to any of the Obligations, (xvii) the manner or order of any sale, lease, exchange, conversion or other transfer or disposition of any of the Collateral or of any Other Collateral, (xviii) the manner or order of application of any money received or applied in payment of any of the Obligations, (xix) any change in the ownership or membership of any Debtor, Primary Obigor, Other Obligor or other Person, (xx) any change in the location, business, name, identity or structure of any Debtor, Primary Obligor, Other Obligor or other Person, (xxi) the expiration of the period of any statute of limitations with respect to any action or other legal proceeding against any other Debtor, or against any Primary Obligor, Other Obligor or other Person, relating to this Agreement, to any of the Obligations, to any of the Collateral or to any Other Collateral or (xxii) the termination of this Agreement as to any other Debtor, whether by agreement, by operation of law or otherwise.

      e. Each Debtor waives, without any notice of any kind, each act and other thing upon which, but for such waiver, any Security Interest, any indebtedness, liability or obligation of any Debtor pursuant to this Agreement, or any right or remedy of the Secured Party pursuant at this Agreement or otherwise, would or might be conditioned. Without limiting the generality of the preceding sentence, neither any Security interest nor any such indebtedness, liability, obligation, right or remedy shall be conditioned upon, and such waiver shall apply to, (i) the acceptance of this Agreement by the Secured Party, (ii) any demand upon, or any presentment or protest to, any Debtor, Primary Obligor, Other Obligor or other Person, (iii) any notice to any Debtor, Primary Obligor, Other Obligor or other Person of any nonpayment, dishonor, default or protest, of the acceptance of this Agreement by the Secured Party, of the incurring of any of the Obligations or of any other matter or (iv) any exercise of any right or remedy of the Secured Party or of any other Person against any Debtor, Primary Obligor, Other Obligor or other Person or relating to any of the Obligations or to any Other Collateral.

      f. Each Debtor waives, without any notice of any kind, each right of redemption or appraisal arising in connection with any sale or other disposition of any of the Collateral.

      g. This Agreement shall not terminate as to any Debtor with respect to any of the Obligations until written notice of (i) its termination by such Debtor or
(ii) if such Debtor is an individual, the death of such Debtor or the judicial declaration of such Debtor's incompetence shall have been received by the Secured Party and the Secured Party shall have had a reasonable period of time to act thereupon. After any written notice of any termination, death or judicial declaration of incompetence by or relating to any Debtor shall have been so received and a reasonable time to act thereupon shall have expired, this Agreement shall (i) continue in full force and effect as to such Debtor, and as to each Successor of such Debtor, with respect to (A) each portion of the Obligations arising before such receipt of such notice and the expiration of such period of time, (B) each portion of the Obligations arising after such receipt of such notice and the expiration of such period of time as a direct or indirect result of any loan, credit or other financial accommodation agreed to by the Secured Party before such receipt of such notice and the expiration of such period of time, (C) each portion of the Obligations arising after such receipt of such notice and the expiration of such period of time as a direct or indirect result of any portion of the Obligations described in clause (i)(A) or
(i)(B) of this sentence (including, but not limited to, (i) each extension, renewal, refinancing, modification and replacement or any portion of the Obligations described in such clause (i)(A) or (i)(B) that is made after such receipt of such notice and the expiration of such period of time and (ii) all interest and other charges accruing after such receipt of such notice and the expiration of such period of time with respect to any portion of the Obligations described in such clause (i)(A) or (i)(B) or with respect to any such extension, renewal, refinancing, modification or replacement), (D) each portion of the Obligations arising after such receipt of such notice and the expiration of such period of time and constituting a liability, cost or expense described in
Section 4i of this Agreement or a cost or expense described in Section 10 of this Agreement and (E) the Collateral, whether existing or arising before or after such receipt of such notice and the expiration of such period of time, and
(ii) terminate as to such Debtor, and as to each Successor of such Debtor, with respect to each portion of the Obligations that arises after such receipt of such notice and the expiration of such period of time and is not described in clause (i)(B), (i)(C) or (i)(D) of this sentence. With respect to this Agreement, the sole effect of such receipt of such notice and the expiration of such period of time shall be to terminate this Agreement to the extent provided in clause (ii) of the preceding sentence. Upon such receipt of such notice, any obligation of the Secured Party to grant any or any additional loan, credit or other financial accommodation to any Debtor shall terminate, notwithstanding any agreement to the contrary.

      h. Understanding that (i) because registration of any General Intangible or Instrument included in the Collateral pursuant to the Securities Act of 1933 may not have been effected, because any General Intangible or Instrument included in the Collateral may have been acquired by a Debtor or by another Person for his, her or its own account for investment and not with a view to distribution or to resale or because of other circumstances relating to any General Intangible or Instrument included in the Collateral, there may be restrictions and limitations affecting the Secured Party in any attempt expeditiously to sell or otherwise dispose of such General Intangible or Instrument, (ii) in the absence of any agreement to the contrary, the Secured Party may have a general duty to attempt to obtain a fair price for such General Intangible or Instrument if the Secured Party sells or otherwise disposes of such General Intangible or Instrument even though the Obligations may be paid in full through realization of a lesser price for such General Intangible or Instrument and (ii) the Secured Party is not to have any such general duty, each Debtor waives each right to hold the Secured Party responsible for selling or for otherwise disposing of such General Intangible on Instrument at an inadequate price even if the Secured Party in good faith accepts the first offer received for, or does not approach more than one possible purchaser of, such General Intangible or Instrument.

      13. Governing Law; Jurisdiction; Certain Consents and Waivers.

      a. This Agreement shall be governed by and construed, interpreted and enforced in accordance with the internal law of the State of New York, without regard to principles of conflict of laws.

      b. Each action and other legal proceeding relating to this Agreement commenced by the Secured Party may be litigated in any court that is either a court of record of the State of New York or a court of the United States located in the State of New York. Each such action and other legal proceeding not commenced by the Secured Party shall be litigated in such a court.

      c. Each Debtor (i) consents in each action and other legal proceeding relating so this Agreement commenced by the Secured Party to the personal jurisdiction of any court that is either a court of record of the State of New York or a court of the United States located in the State of New York, (ii) waives each objection to the laying of venue of any such action or other legal proceeding, (iii) waives personal service of process in each such action and other legal preceeding, (iv) consents to the making of service of process in each such action and other legal proceeding by registered mail directed to such Debtor at the last address of such Debtor shown in the records relating to this Agreement maintained by the Secured Party, with such service of process to be deemed completed five days after the mailing thereof, (v) waives in each such action and other legal proceeding each right to trial by jury and each right to assert any counterclaim or setoff or any defense based upon any statute of limitations or upon any claim of laches, (vi) waives each right to assert any final judgment that is obtained as a direct or indirect result of any such action or other legal proceeding, and (vii) consents to each such final judgment being sued upon in any court having jurisdiction with respect thereto and enforced in the jurisdiction in which such court is located as if issued by such court.

      14. Notices.

      a. Each notice to, and each demand upon, any Debtor by the Secured Party relating to this Agreement may be (i) delivered in person in writing, (ii) delivered in person orally with a subsequent confirmation sent by mail, by telex, by telegram or by mailgram, (iii) given by telephone with a subsequent confirmation sent by mail, by telex, by telegram or by mailgram or (iv) sent by mail, by telex, by telegram or by mailgram. Each such notice and demand delivered in person orally or given by telephone shall be deemed to have been delivered or given when so communicated. Each such notice, demand and confirmation sent to any Debtor by mail, by telex, by telegram or by mailgram may be directed to such Debtor at the last address of such Debtor shown in the records relating to this Agreement maintained by the Secured Party. Each such notice, demand and confirmation shall be deemed to have been sent (i) if sent by mail, when deposited in the mail, first-class or certified postage prepaid, or when delivered to any post office for sending by registered mail, directed as provided in the preceding sentence or (ii) if sent by telex, by telegram or by mailgram, when delivered to any telex operator or telegraph or mailgram office directed as provided in the preceding sentence. Each requirement under applicable law of reasonable notice to any Debtor by the Secured Party of any event shall be deemed to have been met if notice of such event is delivered, given or sent to such Debtor by the Secured Party as provided in this Section 14a at least ten days before the date on or after which such event is to occur.

      b. Each notice to, and each demand upon, the Secured Party by any Debtor relating to this Agreement (including, but not limited to, Section 12g of this Agreement), and each notice to the Secured Party of the death of any Debtor or of the judicial declaration of any Debtor's incompetence, shall specifically refer to this Agreement, and shall be delivered in person in writing or sent by registered mail. Each such notice and demand shall be deemed to have been delivered or sent only when actually received by an officer of the Secured Party at the chief executive office of the Secured Party.

      15. General.

      a. If there is more than one Debtor, each of them shall be jointly and severally liable pursuant to this Agreement.

      b. This Agreement shall be binding upon each Debtor and upon each heir and legal representative of each Debtor, and shall inure to the benefit of, and be enforceable by, the Secured Party, each Successor of the Secured Party and each direct or indirect assignee or other transferee of any of the Obligations.

      c. Each agreement, consent, waiver, appointment as attorney-in-fact and other thing made, given or done in this Agreement by any of the undersigned shall be on his, her or its own behalf and on behalf of each of his, her or its Successors.

      d. Except as expressly provided in this Agreement, each right and remedy of the Secured Party pursuant to this Agreement, and each action of the Secured Party pursuant to the authorization and appointment as attorney-in-fact contained in Section 5 of this Agreement, may be exercised or taken (i) at any time and from time to time, (ii) at the sole option of the Secured Party, (iii) without any notice or demand of any kind and (iv) whether or not any Event of Default has occurred or existed, but the Secured Party shall not be obligated to exercise any such right or remedy or to take any such action. Each request of the Secured Party pursuant to this Agreement may be made (i) at any time and from time to time, (ii) at the sole option of the Secured Party and (iii) whether or not any Event of Default has occurred or existed.

      e. Upon and at any time and from time to time after the occurrence or existence of any Event of Default, (i) the Secured Party shall have the right to set off against all of the Obligations remaining unpaid each indebtedness, liability and obligation of the Secured Party in any capacity to any Debtor in any capacity, whether alone or otherwise and whether or not then due, (including, but not limited to, any such indebtedness, liability or obligation arising as a direct or indirect result of any Instrument or Deposit Account), and (ii) each holder of any participation in any portion of the Obligations shall have the right (which may be exercised by such holder in accordance with clauses (i), (ii) and (iii) of the first sentence of Section 15d of this Agreement as though it were a right of the Secured Party pursuant to this Agreement) to set off against all of such portion of the Obligations remaining unpaid each indebtedness, liability and obligation of such holder in any capacity to any Debtor in any capacity, whether alone or otherwise and whether or not then due, (including, but not limited to, any such indebtedness, liability or obligation arising as a direct or indirect result of any Instrument or Deposit Account). Each exercise of such right by the Secured Party or by such holder shall be deemed to be immediately effective at the time the Secured Party or such holder opts therefor even though evidence thereof is not entered on the records of the Secured Party or of such holder until later.

      f. In conjunction with the Secured Party's assignment or other transfer of, or in conjunction with the Secured Party's grant of any participation in, any of the Obligations, the Secured Party shall have the right to assign or otherwise transfer, or to grant any participation in, this Agreement, any of the Secured Party's rights and remedies pursuant to this Agreement, any of the Collateral or any interest in any of the Collateral. Upon any assignment or other transfer of any portion of any of the Collateral by the Secured Party, each responsibility of the Secured Party with respect to such portion of the Collateral shall terminate.

      h. Solely to the extent required by any statute, regulation or other law to make the Collateral available for the payment of the Obligations, each Debtor guarantees the payment, without any setoff or other deduction, of the Obligations, without any limitation as to amount.

      i. Each Account Debtor and other Person obligated with respect to any Account, Chattel Paper, General Intangible, Instrument, Document or Deposit Account included in the Collateral may accept without question any exercise by the Secured Party of any right or remedy pursuant to this Agreement or otherwise with respect thereto, and shall have no liability to any Debtor as a direct or indirect result of doing so.

      j. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law. If, however, any such provision shall be prohibited by or invalid under such law, it shall be deemed modified to conform to the minimum requirements of such law, or, if for any reason it is not deemed so modified, it shall be prohibited or invalid only to the extent of such prohibition or invalidity without the remainder thereof or any other such provision being prohibited or invalid.

      k. Any provision of this Agreement that prohibits any Debtor from taking any action shall be construed to prohibit such Debtor from taking such action directly or indirectly.

      l. Except as expressly provided in this Agreement, any reference in this Agreement to any statute, regulation or other law shall be deemed to be as of any time a reference to such statute, regulation or other law as in effect at such time or, if such statute, regulation or other law is not in effect at such time, a reference to any similar statute, regulation or other law in effect at such time.

      m. In this Agreement, headings of sections are for convenience of reference only, and are not of substantive effect.

      16. Definitions. For purposes of this Agreement:

      a. "Bankruptcy Law" means (i) any bankruptcy or insolvency statute, regulation or other law or (ii) any other statute, regulation or other law relating to the relief of debtors, to the readjustment, composition or extension of indebtedness, to liquidation or to reorganization.

      b. "Collateral" means collectively, wherever located, whether now owned or hereafter acquired or arising, whether owned alone or otherwise, whether or not subject to Article 9 of the Uniform Commercial Code of the State of New York, whether or not described in any schedule heretofore or hereafter delivered to the Secured Party and whether or not in the possession or under the control of, or enroute to or from, the Secured Party in any capacity or any other Person acting on behalf of the Secured Party, (i) all Goods, Accounts, Chattel Paper, General IntangibleS, See Addendum, Instruments, Investment Property Documents, Deposit Accounts and money of each Debtor other than any ConsumerGoods of any Debtor, (ii) all demands, claims and rights (including, but not limited to, (A) all claims arising out of tort, all rights represented by any judgment, all rights to money payable pursuant to any insurance, all rights of setoff, all rights to payment pursuant to any letter of credit and all other claims and rights to the payment of money and (B) all rights as a seller of Goods, whether to reclaim Goods or stop Goods in transit or otherwise) of each Debtor other than any claim for wages, salary and other compensation of any Debtor as an employee, (iii) all direct or indirect additions to, all direct or indirect extensions, renewals and replacements of, all direct or indirect increases in, all direct or indirect profits, interest, dividends, distributions and other income and payments on account of, and all direct or indirect proceeds of any replacement, release, surrender, discharge, assignment, sale, lease, exchange, conversion or other transfer or disposition of, of any collection of, or of any exercise of any option or right of subscription relating to, any of the things described in clauses (i) and (ii) of this sentence, whether arising from any action taken by any Debtor or by the Secured Party or otherwise and whether arising from any exchange, conversion, stock split, spin-off, reclassification, merger, consolidation or other absorption, sale of assets or combination of shares or otherwise, (iv) all Proceeds and Products of any of the things described in clauses (i) through (iv) of this sentence and (v) all records (including, but not limited to, all records maintained on computer software and all schedules, invoices, shipping documents, delivery receipts, purchase orders and written agreements) of each Debtor evidencing, or otherwise relating to, any of the things described in clauses (i) through (iv) of this sentence.

      c. "Debtor" means (i) any of the undersigned or (ii) any Successor of any of the undersigned.

      d. "Equipment" has the meaning given it for purposes of Article 9 of the Uniform Commercial Code of the State of New York as in effect on the date of this Agreement, and, with respect to any Person, includes, but is not limited to, (i) any machinery, vehicle or furniture constituting equipment of such Person and (ii) any part, accessory, attachment, accession or tool installed in, affixed to, or used or intended to be used in connection with, any equipment of such Person.

      e. See Addendum.

      f. "General Intangible" has the meaning given it for purposes of Article 9 of the Uniform Commercial Code of the State of New York, is in effect on the date of this Agreement, and, with respect to any Person, includes, but is not limited to, (i) any computer software of such Person, (ii) any Uncertificated Security of such Person or any other security of such Person not evidenced by an Instrument, (iii) any trademark, service mark, trade style, trade name, patent, copyright, license or franchise of such Person and (iv) goodwill of such Person.

      g. "Goods" has the meaning given it for purposes of Article 9 of the Uniform Commercial Code of the State of New York as in effect on the date of this Agreement, and, with respect to any Person, includes, but is not limited to, any Fixture, Equipment, Inventory or Farm Product of such Person.

      h. "Inventory" has the meaning given it for purposes of Article 9 of the Uniform Commercial Code of the State of New York as in effect on the date of this Agreement, and, with respect to any Person, includes, but is not limited to, any inventory of such Person that is returned, repossessed, reclaimed or stopped in transit or is raw material or work in process.

      i. "Obligations" means collectively all indebtedness, liabilities and obligations for the payment of money, regardless of kind, of class or of form and whether for the payment of principal or of interest or otherwise, incurred for any business, commercial, agricultural or consumer purpose or otherwise, now existing or hereafter arising, created directly (including, but not limited to, all indebtedness, liabilities and obligations arising as a direct indirect result of any overdraft) or by any assignment or other transfer, direct or indirect, absolute or contingent (including, but not limited to, all indebtedness, liabilities and obligations arising as a direct or indirect result of any guaranty, endorsement or other assurance or as a direct or indirect result of any letter of credit), similar or dissimilar, related or unrelated, due or not due, contractual or tortious, liquidated or unliquidated or arising by operation of law or otherwise, that are now or hereafter owing by any Debtor or Primary Obligor in any capacity, whether alone or otherwise, to the Secured Parties or to any Secured Party in any capacity, whether or not allowed as a claim against such Debtor or Primary Obligor in any case or other proceeding pursuant to any Bankruptcy Law.

      j. "Other Collateral" means, whether now existing or hereafter arising,
(i) any guaranty, endorsement or other assurance, any collateral or other security, or any subordination, now or hereafter directly or indirectly securing the payment of, or otherwise now or hereafter directly or indirect applicable to, any of the Obligations, except for the Collateral, (ii) any indebtedness, liability or obligation of the Secured Party to any Debtor, Primary Obligor or Other Obligor that is now or hereafter available for setoff by the Secured Party against any of the Obligations (including, but not limited to, any such indebtedness, liability or obligation arising as a direct or indirect result of any Instrument or Deposit Account) or (iii) any asset of any Debtor, Primary Obligor or Other Obligor that is now or hereafter subject to any banker's lien of the Secured Party.

      k. "Other Obligor" means, other than any Debtor or Primary Obligor, any Person (i) who or which is now or hereafter directly or indirectly liable for the payment of any of the Obligations, whether as a maker, drawer, acceptor, endorser, guarantor, surety or accommodation party or otherwise, (including, but not limited to, if any Debtor or Primary Obligor is a partnership, any general partner of such Debtor or Primary Obligor) or (ii) any asset of whom or of which now or hereafter directly or indirectly secures the payment of any of the Obligations.

      l. "Permitted Lien" means (i) any security interest in, or any other lien or encumbrance upon, any of the Collateral fully and accurately described in Exhibit A attached to and made a part of this Agreement, (ii) any security interest in, or any other lien or encumbrance upon, any of the Collateral in favor of the Secured Party, (iii) any lease of any inventory included in the Collateral by any Debtor as a lessor in the ordinary course of his, her or its business and without interference with the conduct of his, her or its business or operations, (iv) any pledge or deposit of any General Intangible, Instrument, Deposit Account or money included in the Collateral that is made by any Debtor in the ordinary course of his, her or its business (A) in connection with any workers' compensation, unemployment insurance, social security or similar statute, regulation or other law or (B) to secure the payment of any indebtedness, liability or obligation arising in connection with any letter of credit, bid, tender, trade or government contract, lease, statute, regulation or other law or surety, appeal or performance bond, or of any similar indebtedness, liability or obligation, not incurred in connection with the borrowing of any money or in connection with the payment of the deferred purchase price of any asset, (v) any attachment, levy or similar lien against any of the Collateral arising in connection with any action or other legal proceeding so long as (A) the validity of the claim or judgment secured thereby is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted,
(B) adequate reserves have been appropriately established for such claim or judgment, (C) the execution or other enforcement of such attachment, levy or similar lien is effectively stayed and (D) neither such claim or judgment nor such attachment, levy or similar lien has any material adverse effect on any Debtor or on the business, operations, assets, affairs or condition (financial or other) of any Debtor, (vi) any statutory lien upon any of the Collateral in favor of the United States for any amount paid to any Debtor as a progress payment pursuant to any government contract, (vii) any statutory lien upon any of the Collateral securing the payment of any tax, assessment, fee, charge, fine or penalty imposed by any government or political subdivision upon any Debtor or upon any of the assets, income and franchises of any Debtor or the payment of any demand or claim of any materialman, mechanic, carrier, warehouseman, garageman or landlord against any Debtor so long as such tax, assessment, fee, charge, fine, penalty, demand or claim is not yet due or (A) the validity of such tax, assessment, fee, charge, fine, penalty, demand or claim is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, (B) adequate reserves have been appropriately established for such tax, assessment, fee, charge, fine, penalty, demand or claim, (C) the execution or other enforcement of such statutory lien is effectively stayed and
(D) neither the failure to pay such tax, assessment, fee, charge, fine, penalty, demand or claim nor such statutory lien has any material adverse effect on any Debtor or on the business, operations, assets, affairs or condition (financial or other) of any Debtor or (viii) any reservation, exception, encroachment, easement, right-of-way, covenant, condition, restriction, lease or similar title exception or encumbrance affecting the title to any Fixture included in the Collateral but not interfering with the conduct of the business or operations of any Debtor.

      m. "Person" means (i) any individual, corporation, partnership, joint venture, trust, unincorporated association, government or political subdivision,
(ii) any court, agency or other governmental authority or (iii) any other entity, body, organization or group.

      n. "Primary Obligor" means (i) the Borrower or (ii) any Successor of the Borrower.

      o. "Security Interest" means any security interest granted, or any assignment, pledge or hypothecation made, pursuant to Section 2a of this Agreement.

      p. "Successor" means, with respect to any Person, (i) if such Person is an individual, the estate of such Person, (ii) if such Person is not an individual, any direct or indirect successor of such Person (including, but not limited to, (A) if such Person is a corporation, any other corporation into which such Person is hereafter directly or indirectly merged, consolidated or otherwise absorbed and (B) if such Person is a partnership, any other partnership hereafter created as a direct or indirect result of the admission of any new partner or as a direct or indirect result of the death or withdrawal of any partner) or (iii) any other Person to whom or to which all or substantially all of the assets of such Person are hereafter directly or indirectly assigned or otherwise transferred.

17. The attached Addendum is an integral part of this Security Agreement.

Dated  April 14, 1998                       CVC PRODUCTS, INC.
       ---------------------             ---------------------------------------


                                      By:  /s/ Emilio O. DiCataldo
                                         ---------------------------------------
                                    Name:  Emilio O. DiCataldo
                                         ---------------------------------------
                                   Title:  Senior Vice President and CFO

                                ACKNOWLEDGEMENT

STATE OF NEW YORK    )
                     : SS.
COUNTY OF MONROE     )

On the 14th day of April in the year 1998, before me personally came EMILIO O. DiCATALDO

|_| Individual         to me known and known to me to be the person(s) described
                       in and who executed the above instrument, and __he (they jointly and severally) acknowledged to me that __he
                       (they) executed the same.

|_| Partnership        to me known and known to me to be a member of the
                       partnership described in and which executed the above instrument, and __he duly acknowledge to me that __he executed the above instrument for and on behalf of said partnership.

|X| Corporation        to me known, who, being by me duly sworn, did depose and
                       say that __he resides at Rochester, New York; that __he is the Senior Vice President and CFO of CVC PRODUCTS,
                       INC., the corporation described in and which executed the above instrument; and that __he signed his (her) name thereto by order of the board of directors of said corporation.

         GARY F. AMENDOLA
 Notary Public, State of New York
    Qualified in Monroe County
  Commission Expires Oct. 31, 98


                                            ------------------------------------
                                                                   Notary Public

FOR BANK USE ONLY: Authorization Confirmed.  /s/ William E. Holston
                                            ------------------------------------

                                    Exhibit A

See Schedule attached to a Loan Agreement between Bank and Borrower executed the same date this Security Agreement was executed.

Permitted Financing Statements and Other Evidences of Lien (Section 4x):

Permitted Transfers, Pledges and Other Actions with Respect to Uncertificated Securities (Section 4y):

Exceptions to Representations and Warranties (Clauses (v), (vi), (vii), (viii),
(ix) and (x) of Section 9a):

Description of Real Property on Which Crop or Timber Located (Clause (xiii) of
Section 9a):

Permitted Liens (Clause (i) of Section 161):

                               QUESTIONNAIRE

                                           * See attached Perfection Certificate

1. What is the complete name of the undersigned (giving, if the undersigned is a corporation, the name exactly as it appears in the certificate or articles of incorporation or other charter document of the undersigned or, if the undersigned is a partnership, the name exactly as it appears in the partnership agreement or other organizational document of the undersigned or, if there is none, in any assumed name certificate of the undersigned)?



2. Does the undersigned do business under any name other than the name indicated in the answer to question 1? If so, what is each such other name?



3. What is the address (including county) of the residence, only place of business or chief executive office of the undersigned?



4. What is the address (including county) of each place of business of the undersigned other than the address indicated in the answer to question 3?



5. What is the address of each location at which any of the Goods, Chattel Paper, Instruments, Documents and records of the undersigned included in the Collateral is or will be kept other than the locations the addresses of which are indicated in the answers to questions 3 and 4?



6. If any of the Goods, Chattel Paper, Instruments, Documents and records of the undersigned included in the Collateral is in the possession of any Person other than the undersigned, what are the name and address of each such other Person?



7. What are the name and address of each Person other than the undersigned who or which has any interest, whether as an owner, mortgagee or lessee or otherwise, in any real property to which is affixed, or in or on which is installed or located, any of the Goods of the undersigned included in the Collateral or in or on which is located any of the Chattel Paper, Instruments, Documents and records of the undersigned included in the Collateral?



Dated  April 14, 1998                       CVC PRODUCTS, INC.
       ---------------------             ---------------------------------------


                                      By:  /s/ Emilio O. DiCataldo
                                         ---------------------------------------
                                    Name:  Emilio O. DiCataldo
                                         ---------------------------------------
                                   Title:  Senior Vice President and CFO

                       ADDENDUM TO AN AMENDED AND RESTATED
                           GENERAL SECURITY AGREEMENT
                           DATED AS OF MARCH 31, 1998
                                   EXECUTED BY
                               CVC PRODUCTS, INC.
                                   IN FAVOR OF
               MANUFACTURERS AND TRADERS TRUST COMPANY AND OTHERS

      This ADDENDUM is made to an Amended and Restated General Security Agreement ("Agreement"), dated as of March 31, 1998, executed by CVC PRODUCTS, INC. ("Borrower") in favor of MANUFACTURERS AND TRADERS TRUST COMPANY ("Bank") and others. This Addendum is an integral part of the Agreement.

      1. This Agreement restates and amends a General Security Agreement executed by Borrower in favor of Bank on or about February 2, 1996, as previously amended.

      2. M&T Real Estate, Inc. ("RE") and M&T Financial Corporation ("MFC"), each of whose principal place of business is located at One M&T Plaza, Buffalo, New York, are each additional Secured Parties under this Agreement. Manufacturers and Traders Trust Company ("M&T"), RE and MFC are collectively referred to in this Agreement as "Secured Parties" and individually as a "Secured Party". M&T may also be at times referred to in this Agreement as "Bank". CVC Products, Inc. is at times referred to in this Agreement as "Borrower", "Debtor", "undersigned" and "Undersigned". All references in this Agreement to "Secured Party" shall be deemed to be to "Secured Parties or any Secured Party."

      3. The following is inserted between the words "General Intangibles" and "Instruments" in the fourth line of the first sentence of Section 16b (Definition of Collateral) of the preprinted portion of this Agreement:

            "(including but not limited to all patents and patent applications, rights under all licenses, trade secrets, trademarks, copyrights and other intellectual property of any nature or kind (collectively "Intellectual Property"), whether such Intellectual Property is now owned by the undersigned or in which the undersigned now has any interest or such Intellectual Property is hereafter acquired by the undersigned or in which the undersigned hereafter acquires any interest),"

      4. Section 16e of the preprinted form of the General Security Agreement is deemed deleted and replaced with the following:

            "e. An Event of Default occurs or exists at any time that an Event of Default occurs or exists under the Loan Agreement entered into by Debtor and Bank on or about the date this General Security Agreement was executed ("Loan Agreement"), as the Loan Agreement is amended, extended or replaced from time to time."

      IN WITNESS WHEREOF, Borrower has executed this Addendum, together with the preprinted form of the Agreement, on the date indicated in the Acknowledgement, effective as of March 31, 1998.

                                          CVC PRODUCTS, INC.


                                          By:     /s/ Emilio O. DiCataldo
                                                  ------------------------------
                                          Name:   Emilio O. DiCataldo
                                          Title:  Senior Vice President and CFO

STATE OF NEW YORK  )
COUNTY OF MONROE   ) ss:

      On this 14th day of April, 1998, before me personally came Emilio O. DiCATALDO, to me known, who, being by me, duly sworn, did depose and say that he is the Senior Vice President and CFO of CVC PRODUCTS, INC., the corporation described in, and which executed the within Instrument, and that he signed his name thereto by order of the Board of Directors.


                                          /s/ Gary F. Amendola
                                          --------------------------------------
                                          Notary Public

                                                        GARY F. AMENDOLA
                                                Notary Public, State of New York
                                                   Qualified in Monroe County
                                                 Commission Expires Oct. 31, 98

                             PERFECTION CERTIFICATE
                              (CVC PRODUCTS, INC.)

      In order to induce Manufacturers and Traders Trust Company ("Bank") to make certain credit facilities available to CVC Products, Inc. ("Borrower"), the undersigned, a duly authorized officer of Borrower hereby certifies to Bank as follows:

      1. Names.

            (a) Prior to and on the date hereof, the exact corporate name of Borrower, as it appears in its Certificate of Incorporation, its state of incorporation and its federal employer identification number are as follows:

                                State of                         Federal EIN or
Name                          Incorporation                     Registration No.
----                          -------------                     ----------------

CVC, Inc.                       Delaware                          #16-101-7191

            (b) Set forth below is each other corporate name that Borrower has had since its organization, together with the date of the relevant change:

                  None

            (c) Except as set forth in Schedule 1 annexed hereto, Borrower has not changed its identity or corporate structure in any way within the past five years. For purposes of this Certificate, changes in identity or corporate structure include mergers, consolidations and acquisitions, as well as any change in form, name, nature or jurisdiction of corporate organization. If any such change has occurred, Schedule 1 annexed hereto includes the information required by paragraphs 1, 2 and 3 of this Certificate as to each acquiree or constituent party to a merger or consolidation.

            (d) The following is a list of all other names (including trade names or similar appellations) used by Borrower or any of its divisions or other business units at any time during the past five years:

                  CVC

      2. Current Locations.

            (a) The chief executive office of Borrower is located at the following address:

                  525 Lee Road
                  Rochester, New York 14606

            (b) The following are all locations where Borrower maintains any books or records relating to any Accounts, in addition to the addresses listed in part 2(a) above:

                  None

            (c) Listed on Schedule 2 are all the places of business of Borrower not identified above.

            (d) The following are all locations not identified above where Borrower maintains any Inventory or Equipment:

                  Same as above

            (e) The following are the names and addresses of all Persons other than Borrower which have possession of any Inventory or Equipment owned by
Borrower:

                  None

      3. Prior Locations. Set forth below is all of the business locations, not otherwise listed above, which were maintained by Borrower at any time during the past five (5) years:

                  Fremont, California - Warm Springs Boulevard

      4. Unusual Transactions. All Accounts have been originated by Borrower and all Inventory and Equipment has been acquired by Borrower in the ordinary course of business.

                  Yes

      5. Intellectual Property. Attached hereto as Schedule 3 is a list of all the patents, patent rights, patent applications, copyrights and copyright applications, trademarks, trademark rights, patent licenses, copyright licenses and trademark licenses now owned or used by Borrower.

      6. Lien Search Reports.

            (a) Attached hereto as Schedule 4 are the financing statements or other filings filed against Borrower in the Uniform Commercial Code filing office or offices in each jurisdiction identified in paragraphs 2 or 3 above with respect to Borrower; and

            (b) No other financing statement or other filing under the Uniform Commercial Code has been made in the name of Borrower.

      IN WITNESS WHEREOF, the undersigned has executed this Certificate through its duly authorized officer as of this 14th day of April, 1998.

                                        CVC Products, Inc.


                                        By: /s/ Emilio O. DiCataldo
                                            ------------------------------------
                                            Name: Emilio O. DiCataldo
                                            Title: Senior Vice President

                                   SCHEDULE 1

                   Changes in Identity or Corporate Structure

                                      NONE

                                   SCHEDULE 2

                               Business Locations

(1)   525 Lee Road
      Rochester, New York 14606

(2)   3100 Laurelview Court
      Fremont, California 94538

(3)   329 Oaks Trail
      Garland, Texas 75043

(4)   2914 Montopolis Drive
      Austin, Texas 78741

(5)   4530 West 77th Street
      Edina, Minnesota 55435

(6)   21 Clarendon Street
      Londonderry, Northern Ireland BT487EP

                                   SCHEDULE 3

                              Intellectual Property

            See Audit Report dated October 8, 1997 from Baker & Botts
              as modified by 7 page report prepared by Bill Halsey
                          Captioned "B-Patent Assets"

                                   SCHEDULE 4

                                  LIEN SUMMARY

             Financing Statement #
             ---------------------
Date          NYDOS       Monroe       Texas       Calif.          Secured Creditor           Collateral
----          -----       ------       State       State           ----------------           ----------
                                       -----       -----
10/03/88                  88-08783                                 Chemical Bank              specific equip.

-------------------------------------------------------------------------------------------------------------------
08/26/91      181800      91-6164                                  Machine Tool Finance       leased equip.

-------------------------------------------------------------------------------------------------------------------
06/04/93      119980                                               Advanta Leasing Corp.      specific equip.
06/10/93                  93/3747

-------------------------------------------------------------------------------------------------------------------
06/03/94                  94-4250                                  Storage Technology         leased equip.
06/06/94      115717

-------------------------------------------------------------------------------------------------------------------
09/12/94                  94-6798                                  Storage Technology         leased equip.

-------------------------------------------------------------------------------------------------------------------
11/02/95                  95-7847                                  Breed Technologies         specific equip.

-------------------------------------------------------------------------------------------------------------------
02/07/96                  96/1028                                  Manufacturers and          fixture filing
                                                                   Traders Trust Company
                                                                   and M&T Real Estate

02/07/96                  96/1031                                  Manufacturers and          Blanket
02/09/96      028550                                               Traders Trust Company
02/15/96                               028241                      and M&T Real Estate, Inc.
02/13/96                                           9604560823

-------------------------------------------------------------------------------------------------------------------
03/11/96                  96/1786                                  Breed Technologies         specific equip.

-------------------------------------------------------------------------------------------------------------------
09/30/97                  97/6148                                  M&T Real Estate            fixture filing
10/06/97      205889

-------------------------------------------------------------------------------------------------------------------
09/30/97                  97/6150                                  COMIDA                     fixture filing
10/06/97      205892                                                                          equip. payments
                                                                                              and lease rights
                                                                                              insurance and
                                                                                              condemnation awards

-------------------------------------------------------------------------------------------------------------------
09/30/97                  97/6146                                  M&T Real Estate            fixture filing
10/06/97      205895                                                                          equip., insurance
                                                                                              and condemnation
                                                                                              awards

No filings with Minnesota Secretary of State

                              AMENDED AND RESTATED
                           GENERAL SECURITY AGREEMENT
                 [LOGO] MANUFACTURERS AND TRADERS TRUST COMPANY

Name(s) of Undersigned CVC, INC. ("Debtor" or "Undersigned"), formerly known as CVC HOLDINGS, INC.

Address(es) of Undersigned 525 Lee Road, Rochester, New York 14606

      In consideration of Manufacturers and Traders Trust Company, a New York banking corporation having its chief executive office at One M&T Plaza, Buffalo, New York 14240, (the "Secured Party") heretofore or hereafter (1) granting any loan, credit or other financial accommodation to, or in reliance upon any guaranty, endorsement or other assurance of, (a) any of the undersigned or (b)

CVC PRODUCTS, INC, a                         Delaware
-----------------    ---------------------------------------------------------
   (Name)            Type of entity and, if not an individual, jurisdiction in
                     which organized)

_________________________________ having his or her residence or its only place of business or chief executive office at 525 Lee Road, Rochester, New York 14606,
-------------------------------------------------------------------------------
(Address)

(the "Borrower"), (2) permitting any extension, renewal, refinancing, modification or replacement of any indebtedness, liability or obligation arising as a direct or indirect result of any such loan, credit or other financial accommodation, (3) surrendering or releasing any guaranty, endorsement or other assurance, any collateral or other security, or any subordination, directly or indirectly securing the payment of, or otherwise directly or indirectly applicable to, any such indebtedness, liability or obligation or (4) granting any waiver of, or any forbearance or other indulgence relating to, any right or remedy relating to any such indebtedness, liability or obligation, to any such guaranty, endorsement or other assurance, to any such collateral or other security or to any such subordination, and for other valuable consideration, the receiver of which is acknowledged, each of the undersigned agrees with the Secured Party as follows:

      1. Reference to Definitions,

      a. For purposes of this Agreement, each of the following terms has the meaning given it in Section 16 of this Agreement: (i) Bankruptcy Law, (ii) Collateral, (iii) Debtor, (iv) Equipment, (v) Event of Default, (vi) General Intangible, (vii) Goods, (viii) Inventory, (ix) Obligations. (x) Other Collateral, (xi) Other Obligor, (xii) Permitted Lien, (xiii) Person, (xiv) Primary Obligor, (xv) Security Interest and (xvi) Successor.

      b. For purposes of this Agreement, each of the following terms has the meaning given it for purposes of Article 9 of the Uniform Commercial Code of the State of New York as in effect on the date of this Agreement: (i) Account, (ii) Account Debtor, (iii) Chattel Paper, (iv) Consumer Goods, (v) Deposit Account,
(vi) Document, (vii) Farm Product, (viii) Fixture, (ix) Instrument, (x) Proceeds
(xi) Products, and (xii) Investment Property.

      c. For purposes of this Agreement, "Uncertificated Security" has the meaning given it for purposes of Article 8 of the Uniform Commercial Code of the State of New York as in effect on the date of this Agreement.

      2. Security Interest; Nature of Security Interest.

      a. To secure the payment of the Obligations, each of the undersigned grants to each Secured Party a security interest in, and assigns, pledges and hypothecates each Secured Party, the Collateral.

      b. Each Security Interest (i) is unconditional, (ii) is independent of and in addition to all Other Collateral, (iii) is a continuing security interest, assignment, pledge or hypothecation, and (iv) shall continue in full force and effect except insofar as this Agreement is terminated as provided in Section 12g of this Agreement.

      3. Reinstatement of Obligations. Each portion of the Obligations that is
(a) paid by any money received or applied by the Secured Party (including, but not limited to, any such money constituting, or received or applied because of the existence of, any of the Collateral or any Other Collateral) and later returned by or otherwise recovered from the Secured Party as a direct or indirect result of any claim, regardless of the basis or outcome thereof, whether asserted affirmatively, as a counterclaim, setoff or defense or otherwise and whether now existing or hereafter arising, for the return or for any other recovery of such money (including, but not limited to, any such claim based, in whole or in part, upon any allegation that (i) such money constituted trust funds for purposes of the Lien Law of the State of New York or for purposes of any similar statute, regulation or other law, (ii) the receipt or application of such money constituted an impermissible setoff or (iii) the receipt or application of such money, or the grant or perfection of any security interest in, or of any other lien or encumbrance upon, any of the Collateral or any Other Collateral, constituted a preference, fraudulent transfer or fraudulent conveyance) or (b) satisfied by the Secured Party's retention of any portion of the Collateral, or by the Secured Party's retention of any Other Collateral, that is later returned by or otherwise recovered from the Secured Party as a direct or indirect result of any claim, regardless of the basis or outcome thereof, whether asserted affirmatively, as a counterclaim, setoff or defense or otherwise and whether now existing or hereafter arising, for the return or for any other recovery of such portion of the Collateral or Other Collateral (including, but not limited to, any such claim based, in whole or in part, upon any allegation that the grant or perfection of any security interest in, or of any other lien or encumbrance upon, such portion of the Collateral or Other Collateral constituted a preference, fraudulent transfer or fraudulent conveyance) shall be reinstated as part of the Obligations for purposes of this Agreement (including, but not limited to, Section 12g of this Agreement) as of the date it originally arose and for purposes of each statute of limitations with respect to any action or other legal proceeding by the Secured Party against any Debtor relating to this Agreement as of the date of such return or other recovery of such money, portion of the Collateral or Other Collateral.

      4. Covenants.

      a. Simultaneously with the execution and delivery to the Secured Party of this Agreement, each of the undersigned shall execute and deliver to the Secured Party each financing statement, notice of lien, instrument of assignment and other writing, and take each other action, that the Secured Party shall deem necessary or desirable at the sole option of the Secured Party to perfect or accomplish any Security Interest.

      b. Simultaneously with the execution and delivery to the Secured Party of this Agreement, each of the undersigned shall deliver each presently existing instrument included in the Collateral (except for any check or other draft) and held by him, her or it to the Secured Party with each endorsement, instrument of assignment and other writing that the Secured Party shall deem necessary or desirable at the sole option of the Secured Party to accomplish the assignment or other transfer of such Instrument to the Secured Party. Until such delivery, he, she or it shall hold such Instrument in trust for the Secured Party.

      c. Immediately upon receiving any Instrument included in the Collateral (except for, until (i) the occurrence or existence of any Event of Default or (ii) any notice to the contrary shall be delivered, given or sent by the Secured Party to any Debtor, any check or other draft), each Debtor shall deliver such Instrument to the Secured Party with each endorsement, instrument of assignment and other writing that the Secured Party shall deem necessary or desirable at the sole option of the Secured Party to accomplish the assignment or other transfer of such Instrument to the Secured Party. Until such delivery, such Debtor shall hold such Instrument in trust for the Secured Party.

      * See Addendum for additional Secured Parties.

      d. Each Debtor shall provide to the Secured Party, in form satisfactory to the Secured Party, the financial and other information required to be provided to Bank by Borrower under a Loan Agreement entered into by Borrower and Bank on or about the date this Agreement was executed and promptly upon the request of the Secured Party, all additional information relating to such Debtor or to such Debtor's business, operations, assets, affairs or condition (financial or other) that is so requested.

      e. Each Debtor shall maintain accurate and complete records relating to the Collateral (including, but not limited to, upon the request of The Secured Party, a perpetual inventory record relating to Inventory included in the Collateral) in conformity with generally accepted accounting principles Consistently applied.

      f. Before the end of any applicable grace period, each Debtor shall pay each tax, assessment, fee and charge imposed by any government or political subdivision upon any of the Collateral, upon the ownership, possession, use, operation, sale or lease of any of the Collateral, upon this Agreement or upon any Instrument evidencing any of the Obligations

      g. Each Debtor shall obtain and maintain in full force and effect each authorization, approval, permit, consent, franchise and license from any Person necessary for the ownership, possession, use, operation, sale or lease of any of the Collateral.

      h. Each Debtor shall defend the Collateral against each demand, claim, counterclaim, setoff and defense asserted by any Person other than the Secured Party (including, but not limited to, any Account Debtor).

      i. Each Debtor shall indemnify the Secured Party on demand against each liability, cost and expense (including, but not limited to, if the Secured Party retains counsel for advice, for litigation or for any other purpose, each attorney's fee and disbursement) incurred by the Secured Party as a direct or indirect result of any claim, regardless of the basis or outcome thereof, whether asserted affirmatively, as a counterclaim, setoff or defense or otherwise and whether now existing or hereafter arising, arising out of the ownership, possession, use, operation, sale or lease at any of the Collateral.

      j. Each Debtor shall (i) keep all Goods included in the Collateral insured against each risk to which any of such Goods may at any time be subject (including, but not limited to, fire, theft and risks covered by extended coverage) and (ii) maintain insurance against liability on account at damage to any Person or property arising out of the ownership, possession, use, operation, sale or lease of any of such Goods. Such insurance shall be provided in such amounts, for such periods, on such terms, with such special endorsements and by such companies as shall be satisfactory to the Secured Party. Each Debtor shall deliver to the Secured Party a copy of each policy pursuant to which any of such insurance is provided. Without limiting the generality of the first two sentences of this Section 4j, (i) each policy pursuant to which any of the insurance described in clause (i) of the first sentence of this Section 4j is provided shall contain a mortgagee clause, in form and substance satisfactory to the Secured Party, (A) naming the Secured Party as a mortgagee as the interest of the Secured Party may appear and (B) providing that (I) all money payable pursuant to any insurance provided pursuant to such policy shall be payable to the Secured Party, (II) no insurance provided pursuant to such policy shall be affected by any act or omission of any Debtor or of any owner of any real property referred to in such policy and (III) neither such policy nor such mortgagee clause may be canceled, terminated or adversely amended except upon thirty days' prior written notice to the Secured Party and (ii) each policy pursuant to which any of the insurance described in clause (ii) of the first sentence of this Section 4j is provided shall contain a clause, in form and substance satisfactory to the Secured Party, (A) naming the Secured Party as an additional insured as the interest of the Secured Party may appear and (B) providing that neither such policy nor such clause may be canceled, terminated or adversely amended except upon thirty days prior written notice to the Secured Party.

      k. Each Debtor shall immediately (I) cause all Goods included in the Collateral to be properly titled and registered to the extent required by any applicable statute, regulation or other law, (ii) cause the interest of the Secured Party to be properly noted on each certificate of title relating to any of such Goods and (iii) deliver each such certificate received by such Debtor to the Secured Party.

      l. Each Debtor shall (i) keep each Fixture and piece of Equipment included in the Collateral in as good condition as when first delivered to any Debtor, ordinary wear and tear excepted, (ii) perform maintenance on each such Fixture and piece of Equipment strictly in accordance with each applicable specification of any manufacturer or seller thereof and (iii) use and operate each such Fixture and piece of Equipment, and permit each such Fixture and piece of Equipment to be used and operated, only in the manner in which it was designed to be used and operated so as to subject it only to ordinary wear and tear.

      m. Each Debtor shall use his, her or its best efforts to cause any issuer of any General Intangible or Instrument included in the Collateral to make public, whether by filing reports with the Securities and Exchange Commission or otherwise, all information with respect to such issuer necessary or desirable to permit the sale or other disposition of such General Intangible or Instrument without registration pursuant to the Securities Act of 1933.

      n. If any Account or General Intangible included in the Collateral represents money owing pursuant to any contract for the improvement of real property or for a public improvement for purposes of the Lien Law of the State of New York, each Debtor shall (i) immediately send or deliver notice of such fact to the Secured Party, (ii) receive and hold any money advanced by the Secured Party with respect to such Account or General Intangible as a trust fund to be first applied to the payment of trust claims as such term is defined in
Section 71 of such Lien Law, (iii) until each such trust claim is paid, not use or permit the use of any at such money for any purpose other than the payment of such trust claims and (iv) promptly upon the request of the Secured Party, execute and deliver each writing, and take each other action, that the Secured Party shall deem necessary or desirable at the sole option of the Secured Party to give or title notice of the Secured Party's interest in such Account or General intangible pursuant to whichever of Sections 15, 16 and 73 of such Lien Law is applicable.

      o. If any Account or General Intangible included in the Collateral arises out of a contract with any government or political subdivision (including, but not limited to, the United States) or with any department, agency or instrumentality thereof, such Debtor shall (i) immediately send or deliver notice of such fact to the Secured Party and (ii) promptly upon the request of the Secured Party, execute and deliver each writing, and take each other action, that the Secured Party shall deem necessary or desirable at the sole option of the Secured Party properly to perfect under any statute, regulation or other law (including, but not limited to, the Federal Assignments of Claims Act) the interns of the Secured Party in such Account or General Intangible.

      p. Each Debtor shall promptly deliver or send to the Secured Party notice of any failure of any Account Debtor or other Person to perform any obligation relating to any Account, Chattel Paper, General Intangible, Instrument, Document or Deposit Account included in the Collateral.

      q. Immediately upon receiving any proxy statement, notice or other communication relating to any General Intangible or Instrument included in the

Collateral, each Debtor shall (i) if such proxy statement, notice or other communication is in writing, deliver a copy thereof to the Secured Party or (ii) if such proxy statement, notice or other communication is not in writing, deliver or send notice thereof to the Secured Party.

      r. Immediately upon acquiring knowledge or reason to know that any Goods included in the Collateral have been affixed to, or have been installed in or on, any real property or any Goods not included in the Collateral, each Debtor shall deliver or send notice of such fact to the Secured Party.

      s. Immediately upon acquiring knowledge or reason to know of any maturity call, exchange, conversion, redemption, offer, tender or similar matter relating to any General Intangible, Instrument or Deposit Account included in the Collateral, each Debtor shall deliver or send notice thereof to the Secured Party.

      t. Immediately upon acquiring knowledge or reason to know of any loss, destruction or theft of, or of any damage to, any of the Collateral from any cause of any kind, each Debtor shall send or deliver notice thereof to the Secured Party.

      u. Immediately upon acquiring knowledge or reason to know of (i) the threat or commencement by any Person other than the Secured Party of any action or other legal proceeding relating to any of the Collateral or questioning the validity of this Agreement or of any action taken or to be taken pursuant to this Agreement, (ii) any judgment, order or award of any court, agency or other governmental authority or of any arbitrator relating to any of the Collateral or rendering invalid this Agreement or any action taken or to be taken pursuant to this Agreement or (iii) the assertion by any Person other than the Secured Party of any demand, claim, counterclaim, setoff or defense relating to any of the Collateral, each Debtor shall deliver or send notice thereof to the Secured Party.

      v. Immediately upon acquiring knowledge or reason to know of the occurrence or existence of (i) any Event of Default, (ii) any event or condition that, after notice, after lapse of time or after both notice and lapse of time, would constitute an Event of Default or (iii) any event or condition that has or (so far as can be foreseen) will or might have any material adverse effect on any of the Collateral, on any Debtor, Primary Obligor or Other Obligor or on the business, operations, assets, affairs or condition (financial or other) of any Debtor, Primary Obligor or Other Obligor, each Debtor shall deliver or send notice thereof to the Secured Party.

      w. Immediately upon acquiring knowledge or reason to know of any change in
(i) the location of the residence, only place of business or chief executive office of any Debtor, (ii) the location of any of the Collateral if not (A) in the possession or under the control of, or enroute to or from, the Secured Party or (B) mobile Equipment being removed for not more than thirty days at a time from any location indicated in any questionnaire submitted to the Secured Party by any of the undersigned in connection with this Agreement as a location where such mobile Equipment will be kept or (iii) the name, identity or structure of any Debtor, each Debtor shall deliver or send notice thereof to the Secured Party.

      x. No Debtor shall (i) execute or permit to be filed or remain on file in any public office any financing statement relating to any of the Collateral, naming any Debtor as a debtor and naming any Person other than the Secured Party as a secured party or (ii) execute any application for any certificate of title or notice of lien, or permit to exist any certificate of title, relating to any Goods included in the Collateral and naming any Person other than the Secured Party as a secured party, except for financing statements, applications, notices of lien and certificates of title fully and accurately described in Exhibit A attached to and made a part of this Agreement.

      y. No Debtor shall (i) permit to exist any registration of any transfer or pledge of any Uncertificated Security included in the Collateral, (ii) execute or permit to exist any order to register any transfer or pledge of, or any notification of any security interest in, or of any other lien or encumbrance upon, any such Uncertificated Security or (iii) permit any such Uncertificated Security to be shown on the records of any clearing corporation other than in the name of any Debtor, of the Secured Party or of any nominee of the Secured Party, except for registrations, orders, notifications and Uncertificated Securities fully and accurately described in Exhibit A attached to and made a part of this Agreement.

      z. No Debtor shall create or permit to exist, or attempt or agree or otherwise incur any obligation to create or permit to exist, any security interest in, or any other lien or encumbrance upon, any of the Collateral, except for Permitted Liens.

      aa. No Debtor shall abandon, assign, sell, lease, exchange, convert or otherwise transfer or dispose of any of the Collateral or any interest in any of the Collateral, except that, until (i) the occurrence or existence of any Event of Default or (ii) any notice to the contrary shall be delivered, given or sent by the Secured Party to any Debtor, each Debtor may (A) in the ordinary course of such Debtors business, (I) abandon, assign, sell, lease, exchange or otherwise transfer or dispose of any Equipment of such Debtor that is obsolete or worn-out, (II) sell or exchange any Equipment of such Debtor in connection with the acquisition by such Debtor of other Equipment that is at least as valuable as such Equipment, that such Debtor intends to use for substantially the same purposes as such Equipment and that is not subject to any security interest or other lien or encumbrance, except for Permitted Liens, (Ill) assign any Account of such Debtor for purposes of collection, (IV) assign, sell, lease, exchange or otherwise transfer or dispose of any Inventory of such Debtor other than in partial or complete satisfaction of any indebtedness, liability or obligation and (V) dispose of any money of such Debtor or funds in any Deposit Account of such Debtor in partial or complete satisfaction of any indebtedness, liability or obligation of such Debtor incurred in the ordinary course of such Debtor's business and (B) dispose of any money of such Debtor, funds in any Deposit Account of such Debtor or funds in any other account of such Debtor evidenced by a certificate of deposit if such money is held, or if such Deposit Account or other account is maintained, for personal, family or household purposes.

      bb. No Debtor shall use, operate, permit the use or operation of, or assign, sell, lease, exchange or otherwise transfer or dispose of, any of the Collateral in any manner that (i) would or might violate, or would or might result in any violation of, any environmental or other statute. regulation or other law (including, but not limited to, the Environmental Protection Act, the Occupational Safety and Health Act, the Comprehensive Environmental Response. Compensation and Liability Act and the Resource Conservation and Recovery Act), any policy providing any insurance on any Goods included in the Collateral or any warranty with respect to any such Goods or (ii) would or might result in any such insurance not being paid or in any such warranty not being honored.

      cc. No Debtor shall remove, or permit the removal of, any of the Collateral from any location indicated in any questionnaire submitted to the Secured Party by any of the undersigned in connection with this Agreement as a location where any of the Collateral will be kept, except that any mobile Equipment included in the Collateral may be removed for not more than thirty days at a time from any location indicated in any such questionnaire as a location where such mobile Equipment will be kept.

      dd. No Debtor shall materially alter or permit the material alteration of any Fixture or piece of Equipment included in the Collateral.

      ee. No Debtor shall cause or permit any Goods included in the Collateral to (i) become a Fixture or (ii) be or become an accession to any Goods not included in the Collateral.

      ff. No Debtor shall cause or permit any Goods included in the Collateral to be placed in any warehouse that may issue a negotiable Document with respect to such Goods.

      gg. No Debtor shall assign, sell, exchange, convert or otherwise transfer or dispose of, take any other action with respect to, or permit the assignment, sale, exchange, conversion or other transfer or disposition of or the taking of any other action with respect to, any General Intangible or Instrument not included in the Collateral if such assignment, sale, exchange, conversion or other transfer or disposition or such taking of such other action would be required to be considered in determining whether the sale or other disposition of any General Intangible or Instrument included in the Collateral was permissible without registration pursuant to the Securities Act of 1933.

      hh. No Debtor who or which controls any issuer of any stock or share included in the Collateral shall permit, and no Debtor who or which by acting with any other Person or with other Persons would cause such control to exist shall take any action to permit, such issuer to issue (i) any such stock or share in addition to that or those heretofore issued or (ii) any option, warrant or other right to purchase any such stock or share.

      ii. Upon and after (i) the occurrence or existence of any Event of Default or (ii) the delivery, giving or sending by the Secured Party to any Debtor of any notice not to do so, no Debtor shall, without the prior written consent of the Secured Party, (A) request, demand, accept, collect, enforce, extend, renew, refinance, modify, compound, subordinate, accelerate, settle, adjust or compromise, enter into any composition of, replace, cancel, release, surrender, abandon, discharge, realize upon, commence, prosecute, settle or compromise any action or other legal proceeding relating to, waive any right or remedy relating to or otherwise terminate, impair or otherwise affect any indebtedness, liability or obligation of any Account Debtor or other Person relating to, or give any receipt, release or discharge relating to, any account, Chattel Paper, General Intangible, Instrument, Document Or Deposit Account included in the Collateral or (B) attempt or agree or otherwise incur any obligation to do anything described in clause (A) of this sentence.

      jj. Promptly upon the request of the Secured Party made upon or at any time and from time to time after the occurrence or existence of any Event of Default, each Debtor shall assemble (i) all Goods included in the Collateral, except for Fixtures, growing crops and standing timber, and (ii) all Chattel Paper, Instruments. Documents and records included in the Collateral and make them available to the Secured Party at each place reasonably convenient to the Secured Party and to such Debtor as the Secured Party shall designate (including, but not limited to, any premises of such Debtor).

      kk. Promptly upon the request of the Secured Party:

      i. Each Debtor shall enter into each warehousing, lockbox or other custodial arrangement with respect to any of the Collateral that the Secured Party shall deem necessary or desirable at the sole option of the Secured Party.

      ii. Each Debtor shall provide to the Secured Party all information, in form and substance satisfactory to the Secured Party, that the Secured Party shall deem necessary or desirable at the sole option of the Secured Party to (A) identify the nature, extent, value, age and location of any of the Collateral,
(B) identity or contact any Account Debtor or other Person obligated with respect to any Account, Chattel Paper, General Intangible, Instrument, Document or Deposit Account included in the Collateral or (C) verify any insurance on any Goods included in the Collateral.

      iii. Each Debtor shall permit each officer, employee, accountant, attorney and other agent of the Secured Party to inspect the Collateral and to examine, audit, copy and extract each record included in the Collateral.

      iv. Each Debtor shall provide to the Secured Party a writing, in form and substance satisfactory to the Secured Party, (A) signed by each Person having any interest whether as an owner, mortgagee or lessee or otherwise, in any real property to which are affixed, or in or on which are installed or located, any Goods included in the Collateral or in or on which is located any Chattel Paper, Instrument, Document or record included in the Collateral, (B) disclaiming any interest of such Person in such Goods, Chattel Paper, Instrument, Document or record and (C) containing the agreement of such Person to the Secured Party, upon and at any time and from time to time after the occurrence or existence of any Event of Default, (I) entering upon such real property or upon any other real property of such Person to which are affixed, or in or on which are installed or located, any such Goods or in or on which is located any such Chattel Paper, Instrument, Document or record, (II) taking possession of and removing from such real property or from such other real property any Goods included in the Collateral and affixed thereto or installed or located therein or thereon or any Chattel Paper, Instrument, Document or record included in the Collateral and located therein or thereon and (III) remaining on, and using, such real property or such other real property in the examination, storage, preparation for any sale, lease or other disposition or sale, lease or other disposition of such Goods or in the examination, audit, copying or extraction of such record, without by doing so incurring any liability to such Person, except for unreasonable damage to much real property or to such other real property directly resulting from doing so.

      v. Each Debtor shall provide to the Secured Party a writing, in form and substance satisfactory to the Secured Party, (A) signed by each Person having any interest, whether as an owner, secured party or lessee or otherwise, in any Goods not included in the Collateral to which are affixed, or in or on which are installed, any Goods included in the Collateral, (B) disclaiming any interest of such Person in such Goods included in the Collateral and (C) containing the agreement of such Person to the Secured Party, upon and at any time and from time to time after the occurrence or existence of any Event of Default, taking possession of and removing such Goods included in the Collateral from such Goods not included in the Collateral, without by doing so incurring any liability to such Person, except for unreasonable damage to such Goods not included in the Collateral directly resulting from doing so.

      vi. Each Debtor shall provide all information and assistance, execute and deliver each writing, and take each other action, that the Secured Party shall deem necessary or desirable at the sole option of the Secured Party in connection with the verification of any Account, Chattel Paper, General Intangible, Instrument, Document or Deposit Account included in the Collateral.

      vii. Each Doctor shall deliver each Chattel Paper, Document and record included in the Collateral to the Secured Party with each endorsement, instrument of assignment and other writing that the Secured Party shall deem necessary or desirable at the solo option of the Secured Party to accomplish the assignment or other transfer of such Chattel Paper, Document or record to the Secured Party.

      viii. Each Debtor shall execute and deliver or file each form and other writing (including, but not limited to, any notice of proposed sale at securities Pursuant to Rule 144 of the Securities and Exchange Commission), and take each other action (including, but not limited to, making public any nonpublic material adverse information with respect to any issuer of any General Intangible or Instrument included in the Collateral), that the Secured Party shall deem necessary or desirable at the sole option of the Secured Party to permit the sale or other disposition of any such General Intangible or Instrument without registration pursuant to the Securities Act of 1933.

      ix. Each Debtor who or which controls any issuer of any General Intangible or Instrument included in the Collateral or otherwise has the right to effect registration of such General Intangible or Instrument pursuant to the Securities Act of 1933 shall (A) cause such General intangible or Instrument to be so registered, (B) take each other action (including, but not limited to, complying with any "blue sky" or securities statute, regulation or other law and delivering to the Secured Party appropriate quantities of prospectuses) that the Secured Party shall deem necessary or desirable at the sole option of the Secured Party to permit the public sale or other disposition of such General Intangible or Instrument by the Secured Party in each jurisdiction that the Secured Party shall select at the sole option of the Secured Party and (C) execute and deliver to the Secured Party a writing, in form and substance satisfactory to the Secured Party, indemnifying in connection with such sale or other disposition each Person who or which is an underwriter (statutory or other) of such General Intangible or Instrument against each liability, cost and expense (including, but not limited to, if such Person retains counsel for advice, for litigation or for any other purpose, each attorneys fee and disbursement) incurred by such Person as a direct or indirect result of such sale or other disposition.

      x. Each Debtor shall execute and deliver each financing statement, amendment of any financing statement, application for any certificate of title, notice of lien, instrument of assignment and other writing, and take each other action, that the Secured Party shall deem necessary or desirable at the sole option of the Secured Party (i) to perfect or accomplish any Security Interest,
(ii) otherwise to accomplish any purpose of this Agreement, (iii) in connection with any transaction contemplated by this Agreement or (iv) in connection with any of the Collateral.

      5. Authorization and Power of Attorney. The Secured Party is irrevocably and unconditionally authorized to take, and each Debtor irrevocably and unconditionally appoints the Secured Party as the attorney-in-fact of such Debtor; with full power of substitution and of revocation, to take, in the name of such Debtor or otherwise and otherwise as shall be determined by the Secured Party at the sole option of the Secured Party, each action relating to any of the Collateral that, subject to this Agreement, such Debtor could take in the same manner, to the same extent and with the same effect as if such Debtor were to take such action; provided, however, that, until any notice of intention to do so shall be delivered, given or sent by the Secured Party to any Debtor upon or at any time after the occurrence or existence of any Event of Default, (a) the Secured Party may not, pursuant to such authorization or as such attorney-in-fact, (i) exercise or direct the exercise of any right to vote or give any consent, ratification or waiver with respect to any General Intangible or Instrument included in the Collateral or (ii) except as expressly permitted by this Agreement, sell, lease or otherwise dispose of any of the Collateral and
(b) each Debtor shall have the right to exercise any right to vote or give any consent, ratification or waiver with respect to any General Intangible or Instrument included in the Collateral that such Debtor would have but for this Agreement unless doing so would or might have any adverse effect on the value of such General Intangible or Instrument as security for the payment of the Obligations or otherwise be inconsistent or incompatible with any provision or purpose of this Agreement. Such power of attorney is coupled with an interest in favor of the Secured Party, and shall not be terminated or otherwise affected by the death, disability or incompetence of any Debtor. Without limiting the generality of the first sentence this Section 5, pursuant to such authorization and as such attorney-in-fact, the Secured Party may, in the name of any Debtor or otherwise at the sole option of the Secured Party, (a) execute and deliver any financing statement or instrument of assignment relating to any of the Collateral, any amendment of any such financing statement or any application for any certificate of title or notice of lien relating to any Goods included in the Collateral, (b) endorse, or execute and deliver any instrument of assignment relating to, and deliver any of the Collateral (including, but not limited to, any Instrument drawn by any company issuing any insurance on any Goods included in the Collateral), whether such endorsement or assignment is to the Secured Party or otherwise, (c) execute and deliver any writing, or give any communication in any other form, requesting any transfer, pledge or release from pledge of any Uncertificated Security included in the Collateral, (d) execute and deliver or file any form or other writing (including, but not limited to, any notice of proposed sale of securities pursuant to Rule 144 of the Securities and Exchange Commission), or take any other action (including, but not limited to, making public any nonpublic material adverse information with respect to any issuer of any General Intangible or Instrument included in the Collateral), that the Secured Party shall deem necessary or desirable at the sole option of the Secured Party to permit the sale or other disposition of any such General Intangible or Instrument without registration pursuant to the Securities Act of 1933, (e) receive and collect any mail addressed to any Debtor, direct the place of delivery of any such mail to any location designated by the Secured Party, open any such mail and remove from any such mail and retain any enclosure evidencing, or otherwise relating to, any of the Collateral, (f) obtain, adjust, settle or cancel any insurance on any Goods included in the Collateral, (g) use any payment in connection with any such insurance (including, but not limited to, any refund of any unearned premium therefor) to pay any of the Obligations, whether due or not due, as the Secured Party shall determine at the sole option of the Secured Party, (h) take any action described in clause (A) of Section 4ii of this Agreement or (i) execute and deliver any other writing, or take any other action, that the Secured Party shall deem necessary or desirable at the sole option of the Secured Party (i) to perfect or accomplish any Security Interest, (ii) otherwise to accomplish any purpose of this Agreement, (iii) in connection with any transaction contemplated by this Agreement or (iv) in connection with any of the Collateral Each Debtor revokes each power of attorney (including, but not limited to, any proxy) heretofore granted by such Debtor with respect to any General Intangible or Instrument included in the Collateral.

      6. Certain Rights, Remedies and Duties.

      a. With respect to the Collateral, the Secured Party shall have each applicable right and remedy of a secured party pursuant to the Uniform Commercial Code of the State of New York and each applicable right and remedy pursuant to any other statute, regulation or other law or pursuant to this Agreement

      b. The Secured Party shall have the right to file in any public office, without the signature of any Debtor, each financing statement relating to any of the Collateral that the Secured Party shall deem necessary or desirable at the sole option of the Secured Party. Each carbon, photographic or other reproduction of this Agreement or of any financing statement relating to any of the Collateral shall be sufficient as a financing statement.

      c. The Secured Party shall have the right to direct any company issuing any insurance on any Goods included in the Collateral to make directly and solely to the Secured Party any payment in connection therewith (including, but not limited to, any refund of any unearned premium therefor).

      d. The Secured Party shall have the right to verify each Account, Chattel Paper, General Intangible, Instrument, Document and Deposit Account included in the Collateral in any manner or through any medium that the Secured Party considers appropriate, whether directly with any Account Debtor or other Person obligated with respect thereto or otherwise and whether in the name of any Debtor or otherwise, at the sole option of the Secured Party.

      e. The Secured Party shall have the right to (i) notify each Account Debtor and other Person obligated with respect to any Account, Chattel Paper, General Intangible, Instrument or Deposit Account included in the Collateral of the interest of the Secured Party therein, (ii) direct such Account Debtor other Person to deliver to the Secured Party directly any record evidencing, or otherwise relating to, such Account, Chattel Paper, General Intangible, Instrument or Deposit Account, (iii) direct such Account Debtor or other Person to make payment with respect to such Account, Chattel Paper, General Intangible, Instrument or Deposit Account directly and solely to the Secured Party and (iv) take control of all Proceeds of such Account, Chattel Paper, General Intangible, Instrument or Deposit Account.

      f. The Secured Party shall have the right to transfer to or register in the name of the Secured Party or of any nominee of the Secured Party any General Intangible, Instrument or Deposit Account included in the Collateral so that the Secured Party or such nominee shall appear as the sole owner of record thereof. Each such transfer or registration may be made with or without reference to this Agreement or to any Security Interest.

      g. Upon and at any time and from time to time after the occurrence or existence of any Event of Default:

      i. The Secured Party shall have the right to use each Fixture and piece of Equipment included in the Collateral for the purposes of preserving any Goods included in the Collateral, of completing any work in process included in the Collateral and of preparing any such Goods for any sale, lease or other disposition.

      ii. The Secured Party shall have the right, without any judicial process but without any breach of the peace, to (A) enter upon any premises of any Debtor, (B) take possession of, and remove from any such premises, any Goods, Chattel Paper, Instrument, Document or record included in the Collateral and (C) remain on and use any such premises in completing any work in process included in the Collateral or in preparing for any sale, lease or other disposition, in selling, leasing or otherwise disposing of, or in collecting, any of the Collateral and (C) without the payment of any compensation of any kind, use each trademark, service mark, trade style, trade name, patent, copyright, license, franchise and similar General Intangible included in the Collateral to the extent of any Debtor's rights therein for the purpose of exercising any right or remedy pursuant to this Agreement or any other right or remedy relating to any of the Collateral; and, to such extent for such purpose, each Debtor irrevocably grants to the Secured Party a license in each such trademark, service mark, trade style, trade name, patent, copyright, license, franchise and similar General Intangible.

      iii. If the Secured Party opts for the private sale or other disposition of any General Intangible or Instrument included in the Collateral, the Secured Party shall have the right to (A) restrict the number of prospective bidders in connection with such sale or other disposition so as to comply with the Securities Act of 1933 and (B) restrict such prospective bidders to Persons who will agree to purchase such General Intangible or Instrument for their own accounts for investment and not with a view to distribution or resale. No such restriction or other restriction on such sale or other disposition that the Secured Party shall deem necessary or desirable at the sole option of the Secured Party in light of any "blue sky" or securities statute, regulation or other law shall be deemed to be a factor in determining such sale or other disposition to have been made in other than a commercially reasonable manner

      iv. The Secured Party shall have the right to perform any obligation of any Debtor pursuant to this Agreement.

      h. Until (i) the occurrence or existence of any Event of Default or (ii) any notice to the contrary shall be delivered, given or sent by the Secured Party to any Debtor, the Secured Party shall not have any right to retain any interest, dividend, distribution or similar income consisting of money or of a check or other draft and payable on account of any General Intangible or Instrument included in the Collateral, and shall pay to any Debtor any such interest, dividend, distribution or similar income received by it prior thereto.

      i. The Secured Party shall apply all proceeds received by it from any sale, lease or other disposition of, or from any collection of, any of the Collateral or otherwise on account of any of the Collateral (including, but not limited to, as money payable pursuant to any insurance on any Goods included in the Collateral) first to costs and expenses described in Section 10 of this Agreement and then to such other of the Obligations, whether due or not due as the Secured Party shall determine at the sole option of the Secured Party.

      7. Standards of Care. If any portion of the Collateral shall be transferred to or registered in the name of the Secured Party or of any nominee of the Secured Party or shall be in the possession or under the control of the Secured Party, the Secured Party shall be deemed to have exercised reasonable care in the custody or preservation of such portion of the Collateral if, subject to the following sentence, it (a) accords such portion of the Collateral treatment substantially equal to the treatment that it accords its own assets of a similar nature or (b) takes such action in the custody or preservation of such portion of the Collateral as is reasonably specified in any notice delivered or sent by any Debtor and received by it in a reasonable time to evaluate and take such action; provided, however, that (i) any failure by the Secured Party to take such action shall not or itself be deemed to be a failure to exercise such reasonable care and (ii) in no event shall the Secured Party be obligated to take such action if it determines at its sole option that doing so would or might have any adverse effect on the value of any of the Collateral as security for the payment of the Obligations or otherwise be incontinent or incompatible with any provision or purpose of this Agreement. In no event shall the Secured Party be obligated to (a) preserve any right or remedy against any prior party obligated pursuant to any Chattel Paper or Instrument included in the Collateral, whether or not such Chattel Paper or Instrument is in the possession or under the control of the Secured Party, (b) ascertain any maturity, call, exchange, conversion, redemption, offer, tender or similar manor relating to any General Intangible, Instrument or Deposit Account included in the Collateral or provide to any Debtor any notice thereof, whether or not the Secured Party has knowledge thereof, or (c) provide to any Debtor any proxy statement, notice or other communication received by the Secured Party or by any nominee of the Secured Party and relating to any of the Collateral.

      8. Obligations Immediately Due; Termination of Obligation to Land.

      a. Upon and at any time and from time to time after the occurrence or existence of any Event of Default other than an Event of Default described in clause (iv) of Section 16e of this Agreement, all of the Obligations remaining unpaid shall, at the sole option of the Secured Party and without any notice, demand, presentment or protest of any kind, become immediately due, notwithstanding any agreement to the contrary. Upon the occurrence or existence of any Event of Default described in such clause (iv), all of the Obligations remaining unpaid shall, without any notice, demand, presentment or protein of any kind, automatically become immediately due, notwithstanding any agreement to the contrary. Nothing in this Section 8a shall render any portion of the Obligations that is payable on demand payable otherwise than on demand or in any other way affect any right or remedy of the Secured Party with respect to any such portion of the Obligations.

      b. Upon the occurrence or existence of any Event of Default, any obligation of the Secured Party to grant any or any additional loan, credit or other financial accommodation to any Debtor shall terminate, notwithstanding any agreement to the contrary.

      9. Representations and Warranties.

      a. Each of the undersigned represents and warrants to the Secured Party as follows;

      i. Each answer contained in any questionnaire submitted to the Secured Party by him, her or it in connection with this Agreement is true and correct as of the date of this Agreement

      ii. His, her or its execution, delivery to the Secured Party and performance of this Agreement do not and will not (A) violate, or result in any violation of, any statute, regulation or other law or any judgment, order or award of any court, agency or other governmental authority or of any arbitrator or (B) violate, result in any violation of, constitute (whether immediately or after notice, after lapse of time or after both notice and lapse of time) any default under, or result in or require the imposition or creation of any security interest in, or of any other lien or encumbrance upon, any of his, her or its assets pursuant to, any agreement to which he, one or it is a party or by which he, she or it or any of his, her or its assets is bound, except for this Agreement.

      iii. Each authorization, approval, permit and consent from, each registration and filing with, each declaration and notice to, and each other act by or relating to, any Person required as a condition of his, her or its execution, delivery to the Secured Party or performance of this Agreement has been duly obtained, made, given or done, and is in full force and effect.

      iv. If it is not an individual, its execution, delivery to the Secured Party and performance of this Agreement (A) are and will be in furtherance of its purposes and within its power and authority, (B) do not and will not violate, result in any violation of, or result in or require the imposition or creation of any security Interest in, or of any other lien or encumbrance upon, any of its assets pursuant to, (I) any certificate or articles of incorporation, by-laws, partnership agreement, articles of association or other charter, organizational or governing document of it or (II) any resolution or other action of record of any shareholders or members of it, of any board of directors or trustees of it or of any other Person responsible for governing it, and (C) have been duly authorized by each necessary action of any shareholders or members of it, of any board of directors or trustees of it or of any other Person responsible for governing it.

      v. He, she or it has nor heretofore abandoned, assigned, sold, leased, exchanged, converted or otherwise transferred or disposed of any of the Collateral or any interest in any of the Collateral, except as fully and accurately described in Exhibit A attached to and made a part of this Agreement.

      vi. He, she or it has not heretofore extended, renewed, refinanced, modified, compounded, subordinated, accelerated, settled, adjusted or compromised, entered into any composition of, replaced, canceled, released or surrendered, exercised any option or right of subscription relating to, settled or compromised any action or other legal proceeding relating to, or waived any right or remedy relating to or otherwise terminated, impaired or otherwise affected any indebtedness, liability or obligation of any Account Debtor or of any other Person relating to, any Account, Chattel Paper, General Intangible, Instrument, Document or Deposit Account included in the Collateral, except as fully and accurately described in Exhibit A attached to and made a part of this Agreement.

      vii. There exists no demand. claim, counterclaim, setoff or defense, no action or other legal proceeding, and no outstanding judgment, order or award of any court, agency or other governmental authority or of any arbitrator, relating to any of the Collateral or questioning the validity of, or rendering invalid, this Agreement or any action taken or to be taken pursuant to this Agreement, except for demands, claims, counterclaims, setoffs, defenses, actions and other legal proceedings and judgments, orders and awards fully and accurately described in Exhibit A attached to and made a part of this Agreement.

      viii. There is not on file in any public office any presently effective financing statement relating to any of the Collateral, naming him, her or it as a debtor and naming any Person other than the Secured Party as a secured party, except for financing statements fully and accurately described in Exhibit A attached to and made a part of this Agreement

      ix. There exists no presently effective certificate of title, and no application for any certificate of title or notice of lien, relating to any of his, her or its Goods and naming any Person other than the Secured Party as a secured party, except for certificates of title, applications and notices of lien fully and accurately described in Exhibit A attached to and made a part of this Agreement.

      x. There exists no (A) presently effective registration of any transfer or pledge of any Uncertificated Security included in the Collateral, (B) outstanding order to register any transfer or pledge of any such Uncertificated Security, (C) notification of any security interest in, or of any other lien or encumbrance upon, any such Uncertificated Security or (D) such Uncertificated Security that is shown on the records of any clearing corporation other than in the name of any Debtor, except for registrations, orders, notifications and Uncertificated Securities fully and accurately described in Exhibit A attached to and made a part of this Agreement.

      xi. There exists no security interest in, and no other lien or encumbrance upon, any of the Collateral, except for Permitted Liens.

      xii. There is no restriction on any assignment or other transfer by him, her or it of any of the Collateral, except for compliance with any "blue sky" or securities statute, regulation or other law.

      xiii. The real property on which any crop included in the Collateral is growing or is to be grown, or on which any timber included in the Collateral is or is to be standing, is fully and accurately described in Exhibit A attached to and made a part of this Agreement.

      b. At each time this Agreement is in effect as to any Debtor, such Debtor shall be deemed to represent and warrant to the Secured Party as follows:

      i. Each Instrument, Document and Deposit Account included in the Collateral at such time is genuine, as in all respects what it purports to be, and is enforceable in accordance with its terms against each Person obligated with respect thereto.

      ii. Each Account, Chattel Paper and General Intangible included in the Collateral at such time is genuine, is in all respects what it purports to be, and is enforceable in accordance with its terms against each Account Debtor and other Person obligated with respect thereto, and each sum represented by any Debtor to the Secured Party as owing by such Account Debtor or other Person with respect thereto is actually and unconditionally owing by such Account Debtor or other Person, except for any applicable normal cash discount, without any counterclaim, setoff or defense. The aggregate sum represented at such time by any Debtor to the Secured Party as owing by Account Debtors and other Persons with respect to Accounts, Chattel Paper and General Intangibles included in the Collateral is the aggregate sum actually and unconditionally owing by Account Debtors and other Persons with respect thereto at such time, except for applicable normal cash discounts.

      10. Expenses. Each Debtor shall pay to the Secured Party on demand each cost and expense (including, but not limited to, if the Secured Party retains counsel for advice, for litigation or for any other purpose, each attorney's fee and disbursement) incurred by the Secured Party (a) in searching any public record for, in filing or in recording in any public office, or in obtaining from any public office any certificate relating to, any financing statement, certificate of title, application for any certificate of title, notice of lien, instrument of assignment or other writing relating to any of the Collateral, (b) in performing any obligation of any Debtor pursuant to this Agreement, (c) in taking any action pursuant to Section 5 of this Agreement, (d) in connection with the custody or preservation of any of the Collateral or (e) in endeavoring to (i) enforce any indebtedness, liability or obligation of any Debtor pursuant to this Agreement, (ii) preserve or exercise any right or remedy pursuant to this Agreement, whether against any Debtor or otherwise, (iii) preserve or exercise any right or remedy relating to, take possession of, collect or enforce, have registered pursuant to the Securities Act of 1933, prepare for any sale, lease or other disposition, assign, sell, lease, exchange, convert or otherwise transfer or dispose of, or realize upon, any of the Collateral, (iv) obtain any information relating to any Uncertificated Security included in the Collateral from the issuer of such Uncertificated Security or register any transfer or pledge of such Uncertificated Security with such issuer or (v) defend against any claim, regardless of the basis or outcome thereof and whether asserted affirmatively, as a counterclaim, setoff or defense or otherwise, asserted against the Secured Party as a direct or indirect result of the execution and delivery to the Secured Party of this Agreement by any of the undersigned, except for any claim for any tax imposed by any government or political subdivision upon any income of the Secured Party or for any interest or penalty relating to any such tax. After such demand for payment of any cost or expense incurred by the Secured Party in performing any obligation of any Debtor pursuant to Section 4f, 4h, 4j, 4k or 4z of this Agreement, each Debtor shall pay interest at the highest rate permitted by applicable law on the portion of such cost or expense remaining unpaid.

      11. Cumulative Nature, Nonexclusive Exercise and Waivers of Rights and Remedies.

      a. All rights and remedies of the Secured Party pursuant to this Agreement or otherwise shall be cumulative, and no such right or remedy shall be exclusive of any other such right or remedy.

      b. No single or partial exercise by the Secured Party of any right or remedy pursuant to this Agreement or otherwise shall preclude any other or further exercise thereof, or any exercise of any other such right or remedy, by the Secured Party.

      c. No course of dealing or other conduct heretofore pursued, accepted or acquiesced in, no course of performance or other conduct hereafter pursued, accepted or acquiesced in, no oral or written agreement or representation heretofore made, and no oral agreement or representation hereafter made, by the Secured Party, whether or not relied or acted upon, and no usage of trade, whether or not relied or acted upon, shall operate as a waiver of any right or remedy of the Secured Party pursuant to this Agreement or otherwise. No delay by the Secured Party in exercising any such right or remedy, whether or not relied or acted upon, shall operate as a waiver thereof or of any other such right or remedy. No notice or demand of any kind, and no attempted but unsuccessful notice or demand of any kind, by the Secured Party prior to exercising any such right or remedy on any one occasion, whether or not relied or acted upon, shall operate as a waiver of any right of the Secured Party to exercise the same or any other such right or remedy on such or any future occasion without any notice or demand of any kind. No waiver by the Secured Party of any such right or remedy shall be effective unless made in a writing duly executed by the Secured Party and specifically referring to such waiver. No waiver by the Secured Party on any one occasion of any such right or remedy shall operate as a waiver thereof or of any other such right or remedy on any future occasion.

      12. Entire Agreement; Modification; Termination; Nonimpairment; Certain Consents and Waivers.

      a. This Agreement contains the entire agreement between the Secured Party and each Debtor with respect to the subject matter of this Agreement, and supersedes each course of dealing or other conduct heretofore pursued, accepted or acquiesced in, and each oral or written agreement and representation heretofore made, by the Secured Party with respect thereto, whether or not relied or acted upon.

      b. No course of performance or other conduct hereafter pursued, accepted or acquiesced in, and no oral agreement or representation hereafter made, by the Secured Party, whether or not relied or acted upon, and no usage of trade, whether or not relied or acted upon, shall modify or terminate this Agreement as to any Debtor or impair or otherwise affect any Security interest, any indebtedness, liability or obligation of any Debtor pursuant to this Agreement or any right or remedy of the Secured Party pursuant to this Agreement or otherwise.

      c. No modification of this Agreement shall be effective unless made in a writing duly executed by the Secured Party and specifically referring to each provision of this Agreement being modified.

      d. Except as expressly provided in this Agreement, this Agreement shall not be modified or terminated as to any Debtor, and no Security Interest, no indebtedness, liability or obligation of any Debtor pursuant to this Agreement, and no right or remedy of the Secured Party pursuant to this Agreement or otherwise, shall be impaired or otherwise affected, by any act, omission or other thing, whether occurring before or after the termination of this Agreement as to such Debtor with respect to any of the Obligations. Each Debtor consents, without any notice of any kind, to each act, omission and other thing that would or might, but for such consent, modify or terminate this Agreement as to any Debtor or impair or otherwise affect any Security Interest or any such indebtedness, liability, obligation, right or remedy. Without limiting the generality of the preceding two sentences, this Agreement shall not be modified or terminated as to any Debtor by, neither any Security Interest nor any such indebtedness, liability, obligation, right or remedy shall be impaired or otherwise affected by, and such consent shall apply to, (i) any extension of any of the Obligations, regardless of the length of such extension and regardless of whether such extension was preceded by another or by others, (ii) any renewal, refinancing, modification, compounding, subordination, acceleration, composition, settlement, adjustment, compromise, reaffirmation, invalidity, irregularity, unenforceability or impairment of, any replacement, cancellation, discharge, assignment, sale, exchange, conversion or other transfer or disposition of, or any grant of any participation in, any of the Obligations.
(iii) any modification or termination of any writing relating to any of the Obligations, to any of the Collateral or to any Other Collateral, (iv) any acceptance of any Other Obligor, (v) any replacement, release or discharge of, or any modification of any indebtedness, liability or obligation of, any other Debtor or any Primary Obligor, Other Obligor or other Person, (vi) any taking, holding, continuation, collection, modification, increase or decrease in value or impairment of, any replacement, cancellation, release, surrender, abandonment, discharge, assignment, sale, lease, exchange, conversion or other transfer or disposition of, any termination of any insurance on, any relying or realizing upon, any grant, perfection, subordination or enforcement of any security interest in, or of any other lien or encumbrance upon, any failure to call for, take, hold, continue, collect, insure, preserve or protect, to replace, assign, sell, lease, exchange, convert or otherwise transfer or dispose of, to rely or realize upon or to perfect, keep perfected or enforce any security interest in, or any other lien or encumbrance upon, or any delay in calling for, taking, continuing, collecting, insuring, preserving or protecting, in replacing, assigning, selling, leasing, exchanging, converting or otherwise transferring or disposing of, in relying or realizing upon or in perfecting, keeping perfected or enforcing any security interest in, or any other lien or encumbrance upon, any of the Collateral or any Other Collateral, regardless of its value, (vii) any security interest or other lien or encumbrance not being created in favor of the Secured Party, (viii) any of the Collateral or any Other Collateral being or becoming subject to any security interest or other lien or encumbrance (whether or not prior to any security interest or other lien or encumbrance in favor of the Secured Party), subject to any defense or restriction or unenforceable or impaired, (ix) any exercise, delay in the exercise or waiver of, any failure to exercise, or any forbearance or other indulgence relating to, any right or remedy of the Secured Party or of any other Person against any Debtor, Primary Obligor, Other Obligor or other Person or relating to any of the Obligations, to any of the Collateral or to any Other Collateral, (x) any failure of the Secured Party or of any other Person to make, prove or vote any claim relating to any of the Obligations, to any of the Collateral or to any Other Collateral in any case or other proceeding pursuant to any Bankruptcy Law,
(xi) the occurrence or existence of any Event of Default, (xii) the Obligations being at any time or from time to time reduced and then increased or being at any time or from time to time paid in full, (xiii) any refusal or other failure of the Secured Party or of any other Person to grant any or any additional loan, credit or other financial accommodation to any Debtor or Primary Obligor, (xiv) any refusal or other failure of the Secured Party or of any other Person heretofore or hereafter to provide to any Debtor any information relating to any other Debtor, to any Primary Obligor, Other Obligor or other Person or to the business, operations, assets, affairs or condition (financial or other) of any other Debtor or of any Primary Obligor, Other Obligor or other Person or so to provide any such information completely and accurately, (xv) any notice to the Secured Party or to any other Person from any Debtor, Primary Obligor, Other Obligor or other Person not to grant any or any additional loan, credit or other financial accommodation to any Debtor or Primary Obligor, not to extend, renew, refinance, modify or replace any of the Obligations or to take or not to take any other action, (xvi) the acceptance by the Secured Party or by any other Person of any Instrument or other writing intended by any other Person to create an accord and satisfaction with respect to any of the Obligations, (xvii) the manner or order of any sale, lease, exchange, conversion or other transfer or disposition of any of the Collateral Or of any Other Collateral, (xviii) the manner or order of application of any money received or applied in payment of any of the Obligations, (xix) any change in the ownership or membership of any Debtor, Primary Obligor, Other Obligor or other Person, (xx) any change in the location, business, name, identity or Structure of any Debtor, Primary Obligor, Other Obligor or other Person, (xxi) the expiration of the period of any statute of limitations with respect to any action or other legal proceeding against any other Debtor or against any Primary Obligor, Other Obligor or other Person, relating to this Agreement, to any of the Obligations, to any of the Collateral or to any Other Collateral or (xxii) the termination of this Agreement as to any other Debtor, whether by agreement, by operation of law or otherwise.

      e. Each Debtor waives, without any notice of any kind, each act and other thing upon which, but for such waiver, any Security interest, any indebtedness liability or obligation of any Debtor pursuant to this Agreement, or any right or remedy of the Secured Party pursuant to this Agreement or otherwise, would or might be conditioned. Without limiting the generality of the preceding sentence, neither any Security Interest nor any such indebtedness, liability, obligation, right or remedy shall be conditioned upon. and such waiver shall apply to, (i) the acceptance of this Agreement by the Secured Party. (ii) any demand upon, or any presentment or protest to, any Debtor, Primary Obligor, Other Obligor or other Person, (iii) any notice to any Debtor, Primary Obligor, Other Obligor or other Person Of any nonpayment, dishonor, default or protest, of the acceptance of this Agreement by the Secured Party, of the incurring of any of the Obligations or of any other matter or (iv) any exercise of any right or remedy of the Secured Party or of any other Person against any Debtor. Primary Obligor, Other Obligor or other Person or relating to any of the Obligations or to any Other Collateral.

      f. Each Debtor waives, without any notice of any kind, each right of redemption or appraisal arising in connection with any sale or other disposition of any of the Collateral.

      g. This Agreement shall not terminate as to any Debtor with respect to any of the Obligations until written notice of (i) its termination by such Debtor or
(ii) if such Debtor is an individual, the death of such Debtor or the judicial declaration of such Debtor's incompetence shall have been received by the Secured Party and the Secured Party shall have had a reasonable period of time to act thereupon. After any written notice of any termination, death or judicial declaration of incompetence by or relating to any Debtor shall have been so received and a reasonable time to act thereupon shall have expired, this Agreement shall (i) continue in full force and effect as to much Debtor, and as to each Successor of such Debtor, with respect to (A) each portion of the Obligations arising before such receipt of such notice and the expiration of such period of time, (B) each portion of the Obligations arising after such receipt of such notice and the expiration of such period of time as a direct or indirect result of any loan, credit or other financial accommodation agreed to by the Secured Party before such receipt of such notice and the expiration of such period of time, (C) each portion of the Obligations arising after such receipt of such notice and the expiration of such period of time as a direct or indirect result of any portion of the Obligations described in clause (i)(A) or
(i)(B) of this sentence (including, but not limited to, (I) each extension, renewal, refinancing, modification and replacement of any portion of the Obligations described in such clause (i)(A) or (i)(B) that is made after such receipt of such notice and the expiration of such period of time and (II) all Interest and Other charges accruing after such receipt of such notice and the expiration of such period of time with respect to any portion of the Obligations described in such clause (i)(A) or (i)(B) or with respect to any such extension, renewal, refinancing, modification or replacement), (D) each portion of the Obligations arising after such receipt of such notice and the expiration of such period of time and constituting a liability, cost or expense described in
Section 4j of this Agreement or a cost or expense described in Section 10 of this Agreement and (E) the Collateral, whether existing or arising before or after such receipt of such notice and the expiration of such period of time, and
(ii) terminate as to such Debtor and as to each Successor of such Debtor, with respect to each portion of the Obligations that arises after such receipt of such notice and the expiration of such period of time and is not described in clause (i)(B), (i)(C) or (i)(D) of this sentence. With respect to this Agreement, the sole effect of such receipt of such notice and the expiration of such period of time shall be to terminate this Agreement to the extent provided in clause (ii) of the preceding sentence. Upon such receipt of such notice, any Obligation of the Secured Party to grant any or any additional loan, credit or other financial accommodation to any Debtor shall terminate, notwithstanding any agreement to the contrary.

      h. Understanding that (i) because registration of any General Intangible or Instrument included in the Collateral pursuant to the Securities act of 1933 may not have been effected, because any General Intangible or Instrument included in the Collateral may have been acquired by a Debtor or by another Person for his, her or its own account for investment and not with a view to distribution or to resale or because of other circumstances relating to any General Intangible or Instrument included in the Collateral, there may be restrictions and limitations affecting the Secured Party in any attempt expeditiously to sell or otherwise dispose of such General Intangible or Instrument, (ii) In the absence of any agreement to the contrary, the Secured Party may have a general duty to attempt to obtain a fair price for such General Intangible or Instrument if the Secured Party sells or otherwise disposes of such General Intangible or Instrument even though the Obligations may be paid in full through realization of a lesser price for such General intangible or Instrument and (iii) the Secured Party is not to have any such general duty, each Debtor waives each right to hold the Secured Party responsible for selling or for otherwise disposing of such General Intangible or Instrument at an inadequate price even if the Secured Party in good faith accepts the first offer received for or does not approach more than one possible purchaser of, such General Intangible or Instrument.

      13. Governing Law; Jurisdiction; Certain Consents and Waivers.

      a. This Agreement shall be governed by and construed, interpreted and enforced in accordance with the internal law of the State of New York, without regard to principles of conflict of laws.

      b. Each action and other legal proceeding relating to this Agreement commenced by the Secured Party may be litigated in any court that is either a court of record of the State of Now York or a court of the United States located in the State of New York. Each such action and other legal proceeding not commenced by the Secured Party shall be litigated in such a court.

      c. Each Debtor (i) consents in each action and other legal proceeding relating to this Agreement commenced by the Secured Party to the personal jurisdiction of any court that is either a court of record of the State of New York or a court of the United States located in the State of New York, (ii) waives each objection to the laying of venue of any such action or other legal proceeding, (iii) waives personal service of process an each such action and other legal proceeding, (iv) consents to the making of service of process in each such action and other legal proceeding by registered mail directed to such Debtor at the last address of such Debtor shown in the records relating to this Agreement maintained by the Secured Party, with such service of process to be deemed completed five days after the mailing thereof, (v) waive; in each such action end other legal proceeding each right to trial by jury and each right to assert any counterclaim or staff or any defense based upon any statute of limitations or upon any claim of laches, (vi) waives each right to attack any final judgment that is obtained as a direct or indirect result of any such action or other legal proceeding, and (vii) consents to each such final judgment being sued upon in any court having jurisdiction with respect thereto and enforced in the jurisdiction in which such court is located as if issued by such court.

      14. Notices.

      a. Each notice to, and each demand upon, any Debtor by the Secured Party relating to this Agreement may be (i) delivered in person in writing, (ii) delivered in person orally with a subsequent confirmation sent by mail, by telex, by telegram or by mailgram, (iii) given by telephone with a subsequent confirmation sent by mail, by telex, by telegram or by mailgram or (iv) sent by mail, by telex, by telegram or by mailgram. Each such notice and demand delivered in person orally or given by telephone shall be deemed to have been delivered or given when so communicated. Each such notice, demand and confirmation sent to any Debtor by mail, by telex, by telegram or by mailgram may be directed to such Debtor at the last address of such Debtor shown in the records relating to this Agreement maintained by the Secured Party. Each such notice, demand and confirmation shall be deemed to have been sent (i) if sent by mail, when deposited in the mail, first-class or certified postage prepaid, or when delivered to any post office for sending by registered mail, directed as provided in the preceding sentence or (ii) if sent by telex, by telegram or by mailgram, when delivered to any telex operator or telegraph or mailgram office directed as provided in the preceding sentence. Each requirement under applicable law of reasonable notice to any Debtor by the Secured Party of any event shall be deemed to have been met if notice of such event is delivered, given or sent to such Debtor by the Secured Party as provided in this Section 14a at least ten days before the date on or after which such event is to occur.

      b. Each notice to, and each demand upon, the Secured Party by any Debtor relating to this Agreement (including, but not limited to, Section 12g of this Agreement), and each notice to the Secured Party of the death of any Debtor or of the judicial declaration of any Debtors incompetence, shall specifically refer to this Agreement, and shall be delivered in person in writing or sent by registered mail. Each such notice and demand shall be deemed to have been delivered or sent only when actually received by an officer of the Secured Party at the chief executive office of the Secured Party.

      15. General.

      a. If there is more than one Debtor, each of them shall be jointly and severally liable pursuant to this Agreement.

      b. This Agreement shall be binding upon each Debtor and upon each heir and legal representative of each Debtor, and shall inure to the benefit of, and be enforceable by, the Secured Party, each Successor of the Secured Party and each direct or indirect assignee or other transferee of any of the Obligations.

      c. Each agreement, consent, waiver, appointment as attorney-in-fact and other thing made, given or done in this Agreement by any of the undersigned shall be on his, her or its own behalf and on behalf of each of his, her or its Successors.

      d. Except as expressly provided in this Agreement, each right and remedy of the Secured Party pursuant to this Agreement, and each action of the Secured Party pursuant to the authorization and appointment as attorney-in-fact contained in Section 5 of this Agreement, may be exercised or taken (i) at any time and from time to time, (ii) at the sole option of the Secured Party, (iii) without any notice or demand of any kind and (iv) whether or not any Event of Default has occurred or existed, but the Secured Party shall not be obligated to exercise any such right or remedy or to take any such action. Each request of the Secured Party pursuant to this Agreement may be made (i) at any time and from time to time, (ii) at the sole option of the Secured Party and (iii) whether or not any Event of Default has occurred or existed.

      e. Upon and at any time and from time to time after the occurrence or existence of any Event of Default, (i) the Secured Party shall have the right to set off against all of the Obligations remaining unpaid each indebtedness, liability and obligation of the Secured Party in any capacity to any Debtor in any capacity, whether alone or otherwise and whether or not then due, (including, but not limited to, any such indebtedness, liability or obligation arising as a direct or indirect result of any Instrument or Deposit Account), and (ii) each holder of any participation in any portion of the Obligations shall have the right (which may be exercised by such holder in accordance with clauses (i), (ii) and (iii) of the first sentence of Section 15d of this Agreement as though it were a right of the Secured Party pursuant to this Agreement) to set off against all of such portion of the Obligations remaining unpaid each indebtedness, liability and obligation of such holder in any capacity to any Debtor in any capacity, whether alone or otherwise and whether or not then due, (including, but not limited to, any such indebtedness, liability or obligation arising as a direct or indirect result of any Instrument or Deposit Account). Each exercise of such right by the Secured Party or by such holder shall be deemed to be immediately effective at the time the Secured Party or such holder opts therefor even though evidence thereof is not entered on the records of the Secured Party or of such holder until later.

      f. In conjunction with the Secured Party's assignment mother transfer of, or in conjunction with the Secured Party's grant of any participation in, any of the Obligations, the Secured Party shall have the right to assign or otherwise transfer, or to grant any participation in, this Agreement, any of the Secured Party's rights and remedies pursuant to this Agreement, any of the Collateral or any interest in any of the Collateral. Upon any assignment or other transfer of any portion of any of the Collateral by the Secured Party, each responsibility of the Secured Party with respect to such portion of the Collateral shall terminate.

      h. Solely to the extent required by any statute, regulation or other law to make the Collateral available for the payment of the Obligations, each Debtor guarantees the payment, without any setoff or other deduction, of the Obligations, without any limitation as to amount.

      i. Each Account Debtor and other Person obligated with respect to any Account, Chattel Paper, General Intangible, Instrument, Document or Deposit Account included in the Collateral may accept without question any exercise by the Secured Party of any right or remedy pursuant to this Agreement or otherwise with respect thereto, and shall have no liability to any Debtor as a direct or indirect result of doing so.

      j. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law. If, however, any such provision shall be prohibited by or invalid under such law, it shall be deemed modified to conform to the minimum requirements of such law, or, if for any reason it is not deemed so modified, it shall be prohibited or invalid only to the extent of such prohibition or invalidity without the remainder thereof or any other such provision being prohibited or invalid.

      k. Any provision of this Agreement that prohibits any Debtor from taking any action shall be construed to prohibit such Debtor front taking such action directly or indirectly.

      l. Except as expressly provided in this Agreement, any reference in this Agreement to any statute, regulation or other law shall be deemed to be as of any time a reference to such statute, regulation or other law as in effect at such time or, if such statute, regulation or other law is not in effect at such time, a reference to any similar statute, regulation or other law in effect at such time.

      m. In this Agreement, headings of sections are for convenience of reference only, and are not of substantive effect.

      16. Definitions. For purposes of this Agreement:

      a. "Bankruptcy Law" means (i) any bankruptcy or insolvency statute, regulation or other law or (ii) any other statute, regulation or other law relating the relief of debtors, to the readjustment, composition or extension of indebtedness, to liquidation or to reorganization.

      b. "Collateral" means collectively, wherever located, whether now owned or hereafter acquired or arising, whether owned alone or otherwise, whether or not subject to Article 9 of the Uniform Commercial Code of the State of New York, whether or not described in any schedule heretofore or hereafter delivered to the Secured Party and whether or not in the possession or under the control of, or enroute to or from, the Secured Party in any capacity or any other Person acting on behalf of the Secured Party, (i) all Goods, Accounts, Chattel Paper, General Intangibles, Instruments, Investment Proper, Documents. Deposit accounts and money of each Debtor other than any Consumer Goods of any Debtor, (ii) all demands, claims and rights (including, but not limited to, (A) all claims arising out of tort, all rights represented by any judgment, all rights to money payable pursuant to any insurance, all rights of setoff, all rights to payment pursuant to any letter of credit and all other claims and rights to the payment of money and (B) all rights as a seller of Goods, whether to reclaim Goods or stop Goods in transit or otherwise) of each Debtor other than any claim for wages, salary and other compensation of any Debtor as an employee, (iii) all direct or indirect additions to, all direct or indirect extensions, renewals and replacements of, all direct or indirect increases in, all direct or indirect profits, interest, dividends, distributions and other income and payments on account of, and all direct or indirect proceeds of any replacement, release, surrender, discharge, assignment, sale, lease, exchange, conversion or other transfer or disposition of, of any collection at, or of any exercise of any option or right of subscription relating to, any of the things described in clauses (i) and (ii) of this sentence, whether arising from any action taken by any Debtor or by the Secured Party or otherwise and whether arising from any exchange, conversion, stock split, spin-off, reclassification, merger, consolidation or other absorption, sale of assets or combination of shares or otherwise, (iv) all Proceeds and Products of any of the things described in clauses (i) through (iv) of this sentence and (v) all records (including, but not limited to, all records maintained on computer software and all schedules, invoices, shipping documents, delivery receipts, purchase orders and written agreements) of each Debtor evidencing, or otherwise relating to, any of the things described in clauses (i) through (iv) of this sentence.

      c. "Debtor" means (i) any of the undersigned or (ii) any Successor of any of the undersigned.

      d. "Equipment" has the meaning given it for purposes of Article 9 of the Uniform Commercial Code of the State of New York as in effect on the date of this Agreement, and, with respect to any Person, includes, but is not limited to, (i) any machinery, vehicle or furniture constituting equipment of such Person and (ii) any part, accessory, attachment, accession or tool installed in, affixed to, or used or intended to be used in connection with, any equipment of such Person.

      e. See Addendum.

      f. "General Intangible" has the meaning given it for purposes of Article 9 of the Uniform Commercial Code of the State of New York as in effect on the date of this Agreement, and, with respect to any Person, includes, but is not limited to, (i) any computer software of such Person, (ii) any Uncertificated Security of such Person or any other security of such Person not evidenced by an Instrument, (iii) any trademark, service mark, trade style, trade name, patent, copyright, license or franchise of such Person and (iv) goodwill of such Person.

      g. "Goods" has the meaning given it for purposes of Article 9 of the Uniform Commercial Code of the State of New York as in effect or, the date of this Agreement, and, with respect to any Person, includes, but is not limited to, any Fixture, Equipment, Inventory or Farm Product of such Person.

      h. "Inventory" has the meaning given it for purposes of Article 9 of the Uniform Commercial Code of the State of New York as in effect on the date of this Agreement, and, with respect to any Person, includes, but is not limited to, any inventory of such Person that is returned, repossessed reclaimed or stopped in transit or is raw material or work in process.

      i. "Obligations" means collectively all indebtedness, liabilities and obligations for the payment of money, regardless of kind, of class or of form and whether for the payment of principal or of interest or otherwise, incurred for any business, commercial, agricultural or consumer purpose or otherwise, now exiting or hereafter arising, created directly (including, but not limited to, all indebtedness, liabilities and obligations arising as a direct or indirect result of any overdraft) or by any assignment or other transfer, direct or indirect, absolute or contingent (including, but not limited to, all indebtedness liabilities and obligations arising as a direct or indirect result of any guaranty, endorsement or other assurance or as a direct or indirect result of any letter of credit), similar or dissimilar, related or unrelated, due or not due, contractual or tortious, liquidated or unliquidated or arising by operation of law or otherwise, that are now or hereafter owing by any Debtor or Primary Obligor in any capacity, whether alone or otherwise, to the Secured Parties or to any Secured Party in any capacity, whether or not allowed as a claim against such Debtor or Primary Obligor in any case or other proceeding pursuant to any Bankruptcy Law.

      j. "Other Collateral" means whether now existing or hereafter arising, (i) any guaranty, endorsement or other assurance, any collateral or other security, or any subordination, now or hereafter directly or indirectly securing the payment of, or otherwise now or hereafter directly or indirectly applicable to, any of the Obligations, except for the Collateral, (ii) any indebtedness, liability or obligation of the Secured Party to any Debtor, Primary Obligor or Other Obligor, that is now or hereafter available for setoff by the Secured Party against any of the Obligations (including, but not limited to, any such indebtedness, liability or obligation arising as a direct or indirect result of any Instrument or Deposit Account) or (iii) any asset of any Debtor. Primary Obligor or Other Obligor that is now or hereafter subject to any banker's lien of the Secured Party.

      k. "Other Obligor" means, other than any Debtor or Primary Obligor, any Person (i) who or which is now or hereafter directly or indirectly liable for the payment of any of the Obligations, whether as a maker, drawer, acceptor, endorser, guarantor, surety or accommodation party or otherwise, (including, but not limited to, if any Debtor or Primary Obligor is a partnership, any general partner of such Debtor or Primary Obligor) or (ii) any asset of whom or of which now or hereafter directly or indirectly secures the payment of any of the Obligations.

      l. "Permitted Lien" means (i) any security interest in, or any other lien or encumbrance upon, any of the Collateral fully and accurately described in Exhibit A attached to and made a part of this Agreement, (ii) any security interest in, or any other lien or encumbrance upon, any of the Collateral in favor of the Secured Party, (iii) any lease of any Inventory included in the Collateral by any Debtor as a lessor in the ordinary course of his, her or its business and without interference with the conduct of his, her or its business or operations, (iv) any pledge or deposit of any General Intangible, Instrument, Deposit Account or money included in the Collateral that is made by any Debtor in the ordinary course of his, her or its business (A) in connection with any workers' compensation, unemployment insurance, social security or similar statute, regulation or other law or (B) to secure the payment of any indebtedness, liability or obligation arising in connection with any letter of credit, bid, tender, trade or government contract, lease, statute, regulation or other law or surety, appeal or performance bond, or of any similar indebtedness, liability or obligation, not incurred in connection with the borrowing of any money or in connection with the payment of the deferred purchase price of any asset, (v) any attachment, levy or similar lien against any of the Collateral arising in connection with any action or other legal proceeding so long as (A) the validity of the claim or judgment secured thereby is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted,
(B) adequate reserves have been appropriately established for such claim or judgment, (C) the execution or other enforcement of such attachment, levy or similar lien is effectively stayed and (D) neither such claim or judgment nor such attachment, levy or similar lien has any material adverse effect on any Debtor or on the business, operations, assets, affairs or condition (financial or other) of any Debtor, (vi) any statutory lien upon any of the Collateral in favor of the United States for any amount paid to any Debtor as a progress payment pursuant to any government contract, (vii) any statutory lien upon any of the Collateral securing the payment of any tax, assessment, fee, charge, fine or penalty imposed by any government or political subdivision upon any Debtor or upon any of the assets, income and franchises of any Debtor or the payment of any demand or claim of any materialman, mechanic, carrier, warehouseman, garageman or landlord against any Debtor so long as such tax, assessment, fee, charge, fine, penalty, demand or claim is not yet due or (A) the validity of such tax, assessment, fee, charge, fine, penalty, demand or claim is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, (B) adequate reserves have been appropriately established for such tax, assessment, fee, charge, fine, penalty, demand or claim, (C) the execution or other enforcement of such statutory lien is effectively stayed and
(D) neither the failure to pay such tax, assessment, fee, charge, fine, penalty, demand or claim nor such statutory lien has any material adverse effect on any Debtor or on the business, operations, assets, affairs or condition (financial or other) of any Debtor or (viii) any reservation, exception, encroachment, easement, right-of-way, covenant, condition, restriction, lease or similar title exception or encumbrance affecting the title to any Fixture included in the Collateral but not interfering with the conduct of the business or operations of any Debtor.

      m. "Person" means (i) any individual, corporation, partnership, joint venture, trust, unincorporated association, government or political subdivision.
(ii) any court, agency or other governmental authority or (iii) any other entity, body, organization or group.

      n. "Primary Obligor" means (i) the Borrower or (ii) any Successor of the Borrower.

      o. "Security Interest" means any security interest granted, or any assignment, pledge or hypothecation made, pursuant to Section 2a of this Agreement.

      p. "Successor" means, with respect to any Person, (i) if such Person is an individual, the estate of such Person, (ii) if such Person is not an individual, any direct or indirect successor of such Person (including, but not limited to, (A) if such Person is a corporation, any other corporation into which such Person is hereafter directly or indirectly merged, consolidated or otherwise absorbed and (B) if such Person is a partnership, any other partnership hereafter created as a direct or indirect result of the admission of any new partner or as a direct or indirect result of the death or withdrawal of any partner) or (iii) any other Person to whom or to which all or substantially all of the assets of such Person are hereafter directly or indirectly assigned or otherwise transferred.

17. The attached Addendum is an integral part of this Security Agreement.

Dated [ILLEGIBLE], 1998           CVC, INC.
      -----------------           -----------------------------

                              By: Emilio O. DiCataldo
                                  -----------------------------
                            Name: Emilio O. DiCataldo
                                  -----------------------------
                           Title: Senior Vice President and CFO
                                  -----------------------------
                                         ACKNOWLEDGMENT
STATE OF NEW YORK    )
                     :   SS.
COUNTY OF MONROE     )

On the 14th day of April in the year 1998, before me personally came EMILIO O. DICATALDO

|_|  Individual         to me known and known to me to be the person(s)
                        described in and who executed the above instrument, and __he (they jointly and severally) acknowledged to me that __he (they) executed the same.

|_| Partnership         to me known and known to me to be a member of the
                        partnership described in and which executed the above instrument, and __he duly acknowledged to me that __he executed the above instrument for and on behalf of said partnership.

|X| Corporation         to me known, who, being by me duly sworn, did depose and
                        say that, __he resides at Rochester, New York
                        _______________________________; that __he is the Senior
                        Vice President and CFO of CVC, INC., the corporation described in and which executed the above instrument;
                        and that __he signed his (her) name thereto by order of the board of directors of said corporation.

           GARY F. AMENDOLA
   Notary Public, State of New York
      Qualified in Monroe County
    Commission Expires, Oct 31, 98

FOR BANK USE ONLY: Authorization confirmed.     /s/ [ILLEGIBLE]
                                             -----------------------

                            Exhibit A   See Schedule attached to a Loan
                                        Agreement between Bank and Borrower
                                        executed the same date this Security
                                        Agreement was executed.

Permitted Financing Statements and Other Evidences of Lien (Section 4x):

Permitted Transfers, Pledges and Other Actions with Respect to Uncertificated Securities (Section 4y):

Exceptions to Representations and Warranties (Clauses (v), (vi), (vii), (viii),
(ix) and (x) of Section 9a):

Description of Real Property on Which Crop or Timber Located (Clause (xiii) of
Section 9a):

Permitted Liens (Clause (i) of Section 16l):

QUESTIONNAIRE *See attached Perfection Certificate

1. What is the complete name of the undersigned (giving, if the undersigned is a corporation, the name exactly as it appears in the certificate or articles of incorporation or other charter document of the undersigned or, if the undersigned is a partnership, the name exactly as it appears in the partnership agreement or other organizational document of the undersigned or, if there is none, in any assumed name certificate of the undersigned)?

2. Does the undersigned do business under any name other than the name indicated in the answer to question 1? If so, what is each such other name?

3. What is the address (including county) of the residence, only place of business or chief executive office of the undersigned?

4. What is the address (including county) of each place of business of the undersigned other than the address indicated in the answer to question 3?

5. What is the address of each location at which any of the Goods, Chattel Paper, Instruments, Documents and records of the undersigned included in the Collateral is or will be kept other than the locations the addresses of which are indicated in the answers to questions 3 and 4?

6. If any of the Goods, Chattel Paper, Instruments, Documents and records of the undersigned included in the Collateral is in the possession of any Person other than the undersigned, what are the name and address of each such other Person?

7. What are the name and address of each Person other than the undersigned who or which has any Interest, whether as an owner, mortgagee or lessee or otherwise, in any real property to which is affixed, or in or on which is installed or located, any of the Goads of the undersigned included in the Collateral or in or on which is located any of the Chattel Paper, Instruments, Documents and records of the undersigned included in the Collateral?

Dated: April 14, 1998                          CVC, INC.
       ------------------------                -----------------------------

                                           By: /s/ Emilio O. DiCataldo
                                               -----------------------------
                                         Name: Emilio O. DiCataldo
                                               -----------------------------
                                        Title: Senior Vice President and CFO
                                               -----------------------------

                       ADDENDUM TO AN AMENDED AND RESTATED
                           GENERAL SECURITY AGREEMENT
                           DATED AS OF MARCH 31, 1998
                              EXECUTED BY CVC, INC.
                                   IN FAVOR OF
               MANUFACTURERS AND TRADERS TRUST COMPANY AND OTHERS

      This ADDENDUM is made to an Amended and Restated General Security Agreement ("Agreement") dated as of March 31, 1998, executed by CVC, INC. ("Borrower") in favor of MANUFACTURERS AND TRADERS TRUST COMPANY ("Bank") and others. This Addendum is an integral part of the Agreement.

      1. This Agreement restates and amends a General Security Agreement executed by Borrower (under its former name of "CVC Holdings, Inc.") in favor of Bank on or about February 2, 1996, as previously amended, if at all.

      2. M&T Real Estate, Inc. ("RE") and M&T Financial Corporation ("MFC"), each of whose principal place of business is located at One M&T Plaza, Buffalo, New York, are each additional Secured Parties under this Agreement. Manufacturers and Traders Trust Company ("M&T"), RE and MFC are collectively referred to in this Agreement as "Secured Parties" and individually as a "Secured Party". M&T may also be at times referred to in this Agreement as "Bank". CVC, Inc. is at times referred to in this Agreement as "Debtor", "undersigned" and "Undersigned". All references in this Agreement to "Secured Party" shall be deemed to be to "Secured Parties or any Secured Party."

      3. The following is inserted between the words "General Intangibles" and "Instruments" in the fourth line of the first sentence of Section 16b (Definition of Collateral) of the preprinted portion of this Agreement:

            "(including but not limited to all patents and patent applications, rights under all licenses, trade secrets, trademarks, copyrights and other intellectual property of any nature or kind (collectively "Intellectual Property"), whether such Intellectual Property is now owned by the undersigned or in which the undersigned now has any interest or such Intellectual Property is hereafter acquired by the undersigned or in which the undersigned hereafter acquires any interest),"

      4. Section 16e of the preprinted form of the General Security Agreement is deemed deleted and replaced with the following:

            "e. An Event of Default occurs or exists at any time that an Event of Default occurs or exists under the Loan Agreement entered into by Borrower (CVC Products, Inc.) and Bank on or about the date this Agreement was executed ("Loan

            Agreement"), as the Loan Agreement is amended, extended or replaced from time to time."

      IN WITNESS WHEREOF, Debtor has executed this Addendum, together with the preprinted form of the Agreement, on the date indicated in the Acknowledgement, effective as of March 31, 1998.

                                        CVC, INC.


                                        By: /s/ Emilio O. DiCataldo
                                            ------------------------------------
                                            Name: Emilio O. DiCataldo
                                            Title: Senior Vice President and CFO

STATE OF NEW YORK )
COUNTY OF MONROE  ) ss:

      On this 14th day of April, 1998, before me personally came EMILIO O. DiCATALDO, to me known, who, being by me, duly sworn, did depose and say that he is the Senior Vice President and CFO of CVC, INC., the corporation described in, and which executed the within Instrument, and that he signed his name thereto by order of the Board of Directors.


                                        /s/ Gary F. Amendola
                                        ----------------------------------------
                                        Notary Public

           GARY F. AMENDOLA
   Notary Public, State of New York
      Qualified in Monroe County
Commission Expires Oct. 31, [ILLEGIBLE]

                             PERFECTION CERTIFICATE
                                   (CVC, INC.)

      In order to induce Manufacturers and Traders Trust Company ("Bank") to make certain credit facilities available to CVC Products, Inc., the undersigned, a duly authorized officer of CVC, Inc. ("Parent") (which owns all of the issued and outstanding stock of CVC Products, Inc.) hereby certifies to Bank as follows:

      1. Names.

            (a) Prior to and on the date hereof, the exact corporate name of Parent, as it appears in its Certificate of Incorporation, its state of incorporation and its federal employer identification number are as follows:

                                State of                         Federal EIN or
Name                          Incorporation                     Registration No.
----                          -------------                     ----------------

CVC, Inc.                       Delaware                          #16-138-3279

            (b) Set forth below is each other corporate name that Parent has had since its organization, together with the date of the relevant change:

                  Previous Name - CVC Holdings, Inc.

                  Effective Date of Name Change - 10/15/97

            (c) Except as set forth in Schedule 1 annexed hereto, Parent has not changed its identity or corporate structure in any way within the past five years. For purposes of this Certificate, changes in identity or corporate structure include mergers, consolidations and acquisitions, as well as any change in form, name, nature or jurisdiction of corporate organization. If any such change has occurred, Schedule 1 annexed hereto includes the information required by paragraphs 1, 2 and 3 of this Certificate as to each acquiree or constituent party to a merger or consolidation.

            (d) The following is a list of all other names (including trade names or similar appellations) used by Parent or any of its divisions or other business units at any time during the past five years:

                  CVC

      2. Current Locations.

            (a) The chief executive office of Parent is located at the following address:

                  525 Lee Road
                  Rochester, New York 14606

            (b) The following are all locations where Parent maintains any books or records relating to any Accounts, in addition to the addresses listed in part 2(a) above:

                  None

            (c) Listed on Schedule 2 are all the places of business of Parent not identified above.

            (d) The following are all locations not identified above where Parent maintains any Inventory or Equipment:

                  See Schedule 2

            (e) The following are the names and addresses of all Persons other than Parent which have possession of any Inventory or Equipment owned by Parent:

                  None

      3. Prior Locations. Set forth below is all of the business locations, not otherwise listed above, which were maintained by Parent at any time during the past five (5) years:

                  Fremont, California - Warm Springs Boulevard

      4. Unusual Transactions. All Accounts have been originated by Parent and all Inventory and Equipment has been acquired by Parent in the ordinary course of business.

                  Yes

      5. Intellectual Property. Attached hereto as Schedule 3 is a list of all the patents, patent rights, patent applications, copyrights and copyright applications, trademarks, trademark rights, patent licenses, copyright licenses and trademark licenses now owned or used by Parent.

      6. Lien Search Reports.

            (a) Attached hereto as Schedule 4 are the financing statements or other filings filed against Parent in the Uniform Commercial Code filing office or offices in each jurisdiction identified in paragraphs 2 or 3 above with respect to Parent; and

            (b) No other financing statement or other filing under the Uniform Commercial Code has been made in the name of Parent.

      IN WITNESS WHEREOF, the undersigned has executed this Certificate through its duly authorized officer as of this 14th day of April, 1998.

                                        CVC, Inc.


                                        By: /s/ Emilio O. DiCataldo
                                            ------------------------------------
                                            Name: Emilio O. DiCataldo
                                            Title: Senior Vice President

                                   SCHEDULE 1

                   Changes in Identity or Corporate Structure

              See answer to Question 1(b) on Perfection Certificate

                                   SCHEDULE 2

                               Business Locations

(1)   525 Lee Road
      Rochester, New York 14606

(2)   3100 Laurelview Court
      Fremont, California 94538

(3)   329 Oaks Trail
      Garland, Texas 75043

(4)   2914 Montopolis Drive
      Austin, Texas 78741

(5)   4530 West 77th Street
      Edina, Minnesota 55435

(6)   21 Clarendon Street
      Londonderry, Northern Ireland BT487EP

                                   SCHEDULE 3

                              Intellectual Property

                 See Baker & Botts IP Audit Report as of 10/8/97
                          as updated in a 7 page report
                        prepared by Bill Halsey captioned
                                "B Patent Assets"

                                   SCHEDULE 4

                                  LIEN SUMMARY

CVC, INC.

              Financing Statement #
              ---------------------
Date          NYDOS        Monroe       Texas          Calif.        Minn.
----          -----        ------       State          State         State
                                        -----          -----         -----

              none         none         none           none          none

CVC HOLDINGS, INC.

              Financing Statement #
              ---------------------
Date          NYDOS        Monroe       Texas          Calif.        Secured Creditor               Collateral
----          -----        ------       State          State         ----------------               ----------
                                        -----          -----
02/07/96                   96/1029                                   Manufacturers and              fixture filing
                                                                     Traders Trust Company

02/07/96                   96/1030                                   Manufacturers and              Blanket
02/09/96      028551                                                 Traders Trust Company
02/15/96                                028242
02/13/96                                               9604560806

no filings with Minnesota Secretary of State

                             PERFECTION CERTIFICATE
                              (CVC PRODUCTS, INC.)

      In order to induce Manufacturers and Traders Trust Company ("Bank") to make certain credit facilities available to CVC Products, Inc. ("Borrower"), the undersigned, a duly authorized officer of Borrower hereby certifies to Bank as follows:

      1. Names.

            (a) Prior to and on the date hereof, the exact corporate name of Borrower, as it appears in its Certificate of Incorporation, its state of incorporation and its federal employer identification number are as follows:

                                State of                         Federal EIN or
Name                          Incorporation                     Registration No.
----                          -------------                     ----------------

CVC, Inc.                       Delaware                          #16-101-7191

            (b) Set forth below is each other corporate name that Borrower has had since its organization, together with the date of the relevant change:

                  None

            (c) Except as set forth in Schedule 1 annexed hereto, Borrower has not changed its identity or corporate structure in any way within the past five years. For purposes of this Certificate, changes in identity or corporate structure include mergers, consolidations and acquisitions, as well as any change in form, name, nature or jurisdiction of corporate organization. If any such change has occurred, Schedule 1 annexed hereto includes the information required by paragraphs 1, 2 and 3 of this Certificate as to each acquiree or constituent party to a merger or consolidation.

            (d) The following is a list of all other names (including trade names or similar appellations) used by Borrower or any of its divisions or other business units at any time during the past five years:

                  CVC

      2. Current Locations.

            (a) The chief executive office of Borrower is located at the following address:

                  525 Lee Road
                  Rochester, New York 14606

            (b) The following are all locations where Borrower maintains any books or records relating to any Accounts, in addition to the addresses listed in part 2(a) above:

                  None

            (c) Listed on Schedule 2 are all the places of business of Borrower not identified above.

            (d) The following are all locations not identified above where Borrower maintains any Inventory or Equipment:

                  Same as above

            (e) The following are the names and addresses of all Persons other than Borrower which have possession of any Inventory or Equipment owned by
Borrower:

                  None

      3. Prior Locations. Set forth below is all of the business locations, not otherwise listed above, which were maintained by Borrower at any time during the past five (5) years:

                  Fremont, California - Warm Springs Boulevard

      4. Unusual Transactions. All Accounts have been originated by Borrower and all Inventory and Equipment has been acquired by Borrower in the ordinary course of business.

                  Yes

      5. Intellectual Property. Attached hereto as Schedule 3 is a list of all the patents, patent rights, patent applications, copyrights and copyright applications, trademarks, trademark rights, patent licenses, copyright licenses and trademark licenses now owned or used by Borrower.

      6. Lien Search Reports.

            (a) Attached hereto as Schedule 4 are the financing statements or other filings filed against Borrower in the Uniform Commercial Code filing office or offices in each jurisdiction identified in paragraphs 2 or 3 above with respect to Borrower; and

            (b) No other financing statement or other filing under the Uniform Commercial Code has been made in the name of Borrower.

      IN WITNESS WHEREOF, the undersigned has executed this Certificate through its duly authorized officer as of this 14th day of April, 1998.

                                        CVC Products, Inc.


                                        By: /s/ Emilio O. DiCataldo
                                            ------------------------------------
                                            Name: Emilio O. DiCataldo
                                            Title: Senior Vice President

                                   SCHEDULE 1

                   Changes in Identity or Corporate Structure

                                      NONE

                                   SCHEDULE 2

                               Business Locations

(1)   525 Lee Road
      Rochester, New York 14606

(2)   3100 Laurelview Court
      Fremont, California 94538

(3)   329 Oaks Trail
      Garland, Texas 75043

(4)   2914 Montopolis Drive
      Austin, Texas 78741

(5)   4530 West 77th Street
      Edina, Minnesota 55435

(6)   21 Clarendon Street
      Londonderry, Northern Ireland BT487EP

                                   SCHEDULE 3

                              Intellectual Property

            See Audit Report dated October 8, 1997 from Baker & Botts
                  as modified by 7 page report prepared by Bill
                       Halsey captioned "B Patent Assets"

                                   SCHEDULE 4

                                  LIEN SUMMARY

             Financing Statement #
             ---------------------
Date          NYDOS       Monroe       Texas       Calif.          Secured Creditor           Collateral
----          -----       ------       State       State           ----------------           ----------
                                       -----       -----
-------------------------------------------------------------------------------------------------------------------
10/03/88                  88-08783                                 Chemical Bank              specific equip.

-------------------------------------------------------------------------------------------------------------------
08/26/91      181800      91-6164                                  Machine Tool Finance       leased equip.

-------------------------------------------------------------------------------------------------------------------
06/04/93      119980                                               Advanta Leasing Corp.      specific equip.
06/10/93                  93/3747

-------------------------------------------------------------------------------------------------------------------
06/03/94                  94-4250                                  Storage Technology         leased equip.
06/06/94      115717

-------------------------------------------------------------------------------------------------------------------
09/12/94                  94-6798                                  Storage Technology         leased equip.

-------------------------------------------------------------------------------------------------------------------
11/02/95                  95-7847                                  Breed Technologies         specific equip.

-------------------------------------------------------------------------------------------------------------------
02/07/96                  96/1028                                  Manufacturers and          fixture filing
                                                                   Traders Trust
                                                                   Company
                                                                   and M&T Real Estate

02/07/96                  96/1031                                  Manufacturers and          Blanket
02/09/96      028550                                               Traders Trust
02/15/96                               028241                      Company
02/13/96                                           9604560823      and M&T Real Estate,
                                                                   Inc.

-------------------------------------------------------------------------------------------------------------------
03/11/96                  96/1786                                  Breed Technologies         specific equip.

-------------------------------------------------------------------------------------------------------------------
09/30/97                  97/6148                                  M&T Real Estate            fixture filing
10/06/97      205889

-------------------------------------------------------------------------------------------------------------------
09/30/97                  97/6150                                  COMIDA                     fixture filing
10/06/97      205892                                                                          equip., payments
                                                                                              and lease rights,
                                                                                              insurance and
                                                                                              condemnation award

-------------------------------------------------------------------------------------------------------------------
09/30/97                  97/6146                                  M&T Real Estate            fixture filing
10/06/97      205895                                                                          equip., insurance
                                                                                              and condemnation
                                                                                              awards

No filings with Minnesota Secretary of State

                             PERFECTION CERTIFICATE
                                   (CVC, INC.)

      In order to induce Manufacturers and Traders Trust Company ("Bank") to make certain credit facilities available to CVC Products, Inc., the undersigned, a duly authorized officer of CVC, Inc. ("Parent") (which owns all of the issued and outstanding stock of CVC Products, Inc.) hereby certifies to Bank as follows:

      1. Names.

            (a) Prior to and on the date hereof, the exact corporate name of Parent, as it appears in its Certificate of Incorporation, its state of incorporation and its federal employer identification number are as follows:

                                State of                         Federal EIN or
Name                          Incorporation                     Registration No.
----                          -------------                     ----------------

CVC, Inc.                       Delaware                          #16-138-3279

            (b) Set forth below is each other corporate name that Parent has had since its organization, together with the date of the relevant change:

                  Previous Name - CVC Holdings, Inc.

                  Effective Date of Name Change - 10/15/97

            (c) Except as set forth in Schedule 1 annexed hereto, Parent has not changed its identity or corporate structure in any way within the past five years. For purposes of this Certificate, changes in identity or corporate structure include mergers, consolidations and acquisitions, as well as any change in form, name, nature or jurisdiction of corporate organization. If any such change has occurred, Schedule 1 annexed hereto includes the information required by paragraphs 1, 2 and 3 of this Certificate as to each acquiree or constituent party to a merger or consolidation.

            (d) The following is a list of all other names (including trade names or similar appellations) used by Parent or any of its divisions or other business units at any time during the past five years:

                  CVC

      2. Current Locations.

            (a) The chief executive office of Parent is located at the following address:

                  525 Lee Road
                  Rochester, New York 14606

            (b) The following are all locations where Parent maintains any books or records relating to any Accounts, in addition to the addresses listed in part 2(a) above:

                  None

            (c) Listed on Schedule 2 are all the places of business of Parent not identified above.

            (d) The following are all locations not identified above where Parent maintains any Inventory or Equipment:

                  See Schedule 2

            (e) The following are the names and addresses of all Persons other than Parent which have possession of any Inventory or Equipment owned by Parent:

                  None

      3. Prior Locations. Set forth below is all of the business locations, not otherwise listed above, which were maintained by Parent at any time during the past five (5) years:

                  Fremont, California - Warm Springs Boulevard

      4. Unusual Transactions. All Accounts have been originated by Parent and all Inventory and Equipment has been acquired by Parent in the ordinary course of business.

                  Yes

      5. Intellectual Property. Attached hereto as Schedule 3 is a list of all the patents, patent rights, patent applications, copyrights and copyright applications, trademarks, trademark rights, patent licenses, copyright licenses and trademark licenses now owned or used by Parent.

      6. Lien Search Reports.

            (a) Attached hereto as Schedule 4 are the financing statements or other filings filed against Parent in the Uniform Commercial Code filing office or offices in each jurisdiction identified in paragraphs 2 or 3 above with respect to Parent; and

            (b) No other financing statement or other filing under the Uniform Commercial Code has been made in the name of Parent.

      IN WITNESS WHEREOF, the undersigned has executed this Certificate through its duly authorized officer as of this 14th day of April, 1998.

                                        CVC, Inc.


                                        By: /s/ Emilio O. DiCataldo
                                            ------------------------------------
                                            Name: Emilio O. DiCataldo
                                            Title: Senior Vice President

                                   SCHEDULE 1

                   Changes in Identity or Corporate Structure

              See answer to Question 1(b) on Perfection Certificate

                                   SCHEDULE 2

                               Business Locations

(1)   525 Lee Road
      Rochester, New York 14606

(2)   3100 Laurelview Court
      Fremont, California 94538

(3)   329 Oaks Trail
      Garland, Texas 75043

(4)   2914 Montopolis Drive
      Austin, Texas 78741

(5)   4530 West 77th Street
      Edina, Minnesota 55435

(6)   21 Clarendon Street
      Londonderry, Northern Ireland BT487EP

                                   SCHEDULE 3

                              Intellectual Property

                 See Baker & Botts IP Audit Report as of 10/8/97
                    as updated in a 7 page report prepared by
                     Bill Halsey captioned "B Patent Assets"

                                   SCHEDULE 4

                                  LIEN SUMMARY

CVC, INC.

              Financing Statement #
              ---------------------
Date          NYDOS        Monroe       Texas          Calif.        Minn.
----          -----        ------       State          State         State
                                        -----          -----         -----

              none         none         none           none          none

CVC HOLDINGS, INC.

              Financing Statement #
              ---------------------
Date          NYDOS        Monroe       Texas          Calif.        Secured Creditor               Collateral
----          -----        ------       State          State         ----------------               ----------
                                        -----          -----
02/07/96                   96/1029                                   Manufacturers and              fixture filing
                                                                     Traders Trust Company

02/07/96                   96/1030                                   Manufacturers and              Blanket
02/09/96      028551                                                 Traders Trust Company
02/15/96                                028242
02/13/96                                               9604560806

no filings with Minnesota Secretary of State

================================================================================

               PATENT COLLATERAL ASSIGNMENT AND SECURITY AGREEMENT

                           Dated as of March 31, 1998

                                      among

                                    CVC, INC.

                               CVC PRODUCTS, INC.

                                       and

                     MANUFACTURERS AND TRADERS TRUST COMPANY

================================================================================

                                TABLE OF CONTENTS

Section                                                                 Page No.
-------                                                                 --------

1.    DEFINITIONS.........................................................     2
2.    GRANT OF SECURITY INTEREST..........................................     4
3.    REPRESENTATIONS, WARRANTIES AND COVENANTS...........................     4
4.    NO TRANSFER OR INCONSISTENT AGREEMENTS..............................     5
5.    AFTER-ACQUIRED PATENTS, ETC.........................................     5
            5.1    After-acquired Patents ................................     5
            5.2    Amendment to Schedule..................................     5
6.    PATENT PROSECUTION..................................................     6
            6.1    Assignors Responsible..................................     6
            6.2    Assignors' Duties, etc.................................     6
            6.3    Assignors' Enforcement Rights..........................     6
            6.4    Protection of Patents, etc.............................     7
            6.5    Notification by Assignors..............................     7
7.    LICENSE BACK TO ASSIGNORS...........................................     7
8.    REMEDIES............................................................     7
9.    COLLATERAL PROTECTION...............................................     8
10.   POWER OF ATTORNEY...................................................     8
11.   FURTHER ASSURANCES..................................................     9
12.   TERMINATION.........................................................     9
13.   COURSE OF DEALING...................................................     9
14.   EXPENSES............................................................    10
15.   OVERDUE AMOUNTS.....................................................    10
16.   NO ASSUMPTION OF LIABILITY; INDEMNIFICATION.........................    10
17.   RIGHTS AND REMEDIES CUMULATIVE......................................    10
18.   NOTICES.............................................................    11
19.   AMENDMENT AND WAIVER................................................    11
20.   GOVERNING LAW; CONSENT TO JURISDICTION..............................    12
21.   WAIVER OF JURY TRIAL................................................    12
22.   BANK'S RIGHT TO ACCEPT OR CONSENT, ETC..............................    12
22.   MISCELLANEOUS.......................................................    13

               PATENT COLLATERAL ASSIGNMENT AND SECURITY AGREEMENT

      PATENT COLLATERAL ASSIGNMENT AND SECURITY AGREEMENT dated as of March 31, 1998, between CVC, INC., a Delaware corporation ("Parent"), CVC PRODUCTS, INC., a Delaware corporation ("Borrower" and, together with Parent, "Assignors"), both of which have their principal places of business at 525 Lee Road, Rochester, New York, and MANUFACTURERS AND TRADERS TRUST COMPANY, having an office at One M&T Plaza, Buffalo, New York 14203 (the "Bank").

      WHEREAS, the Borrower and the Bank are parties to a Loan Agreement, dated as of March 31, 1998, (as amended and in effect from time to time, the "Loan Agreement");

      WHEREAS, it is a condition precedent to the Bank making any loans or otherwise extending credit to the Borrower under the Loan Agreement that the Assignors execute and deliver to the Bank this Agreement;

      WHEREAS, the Borrower has previously executed and delivered to the Bank a General Security Agreement, dated as of February 2, 1996, as amended (the "Original Borrower Security Agreement"), pursuant to which the Borrower granted to the Bank a first priority perfected security interest in all of the Borrower's personal property and fixture assets, including, without limitation, the patents and patent applications listed on Schedule A attached hereto, all to secure the payment and performance of all the indebtedness of the Borrower to the Bank, whenever arising and, on even date herewith, Borrower has executed and delivered an Amended and Restated General Security Agreement ("Restated Borrower Security Agreement") in favor of Bank, pursuant to which the Original Borrower Security Agreement has been amended and restated; and

      WHEREAS, the Parent has previously executed and delivered to Bank a General Security Agreement, dated as of February 2, 1996 (the "Original Parent Security Agreement"), pursuant to which the Parent granted to the Bank a first priority perfected security interest in all of the Parent's personal property and fixture assets, including, without limitation the patents and patent applications listed on Schedule A attached hereto, to the extent that the Parent has an interest therein, all to secure the payment and performance of all of the indebtedness of the Parent to the Bank, whenever arising, and, on even date herewith, Parent has executed and delivered an Amended and Restated General Security Agreement ("Restated Parent Security Agreement") in favor of Bank, pursuant to which the Original Parent Security Agreement has been amended and restated; and

      WHEREAS, this Patent Agreement (defined below) is supplemental to the provisions contained in the Restated Borrower Security Agreement and the Restated Parent Security Agreement (together, the "Security Agreements");

      NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. DEFINITIONS.

      Capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided therefor in the Loan Agreement. In addition, the following terms shall have the meanings set forth in this Section 1 or elsewhere in this Patent Agreement referred to below:

      Assignors means Borrower and Parent, collectively and individually.

      Event of Default means any "Event of Default" which has occurred under the Restated Borrower Security Agreement or the Restated Parent Security Agreement.

      Obligations means, collectively, any indebtedness, liabilities and obligations for payment of money, regardless of kind, class or form and whether for the payment of principal or of interest or otherwise, incurred, for any business, commercial, agricultural or consumer purposes or otherwise, now existing or hereafter arising, created directly (including, but not limited to, all indebtedness, liabilities and obligations arising as a direct or indirect result of any overdraft) or by an assignment or other transfer, direct or indirect, absolute or contingent (including, but not limited to, all indebtedness, liabilities and obligations arising as a direct or indirect result of any guaranty, endorsement or other assurance or as a direct or indirect result of any letter of credit), similar or dissimilar, related or unrelated, due or not due, contractual or tortuous, liquidated or unliquidated, arising by operation of law or otherwise, that are now or hereafter owing by either Assignors in any capacity, whether alone or otherwise, to the Bank in any capacity, whether or not allowed as a claim against such Assignors in any case or other proceeding pursuant to any bankruptcy or insolvency statute, regulation or other law or any other statute, regulation or other law relating to the relief of debtors, to the readjustment, composition or extension of indebtedness, to liquidation or to reorganization.

      Patent Agreement means this Patent Collateral Assignment and Security Agreement, as amended and in effect from time to time.

      Patent Collateral means all of the Assignors' right, title and interest in and to all of the Patents, the Patent License Rights, and all other Patent Rights, and all additions, improvements, and accessions to, all substitutions for and replacements of, and all products and Proceeds (including insurance proceeds) of any and all of the foregoing, and all books and records and technical information and data describing or used in connection with any and all such rights, interest, assets or property.

      Patent License Rights means any and all past, present or future rights and interests of the Assignors pursuant to any and all past, present and future licensing agreements in favor of the Assignors, or to which either Assignor is a party, pertaining to any Patents, or Patent Rights, owned or used by third parties in the past, present or future, including the right in the name of the Assignors or the Bank to enforce, and sue and recover for, any past, present or future breach or violation of any such agreement.

      Patent Rights means any and all past, present or future rights in, to and associated with the Patents throughout the world, whether arising under federal law, state law, common law, foreign law, or otherwise, including but not limited to the following: all such rights arising out of or associated with the Patents; the right (but not the obligation) to register claims under any federal, state or foreign patent law or regulation; the right (but not the obligation) to sue or bring opposition or bring cancellation proceedings in the name of the Assignors or the Bank for any and all past, present and future infringements of or any other damages or injury to the Patents or the Patent Rights, and the rights to damages or profits due or accrued arising out of or in connection with any such past, present or future infringement, damage or injury; and the Patent License Rights.

      Patents means all patents and patent applications, whether United States or foreign, that are owned by the Assignors or in which the Assignors have any right, title or interest, now or in the future, including but not limited to:

      (a) the patents and patent applications listed on Schedule A hereto (as the same may be amended pursuant hereto from time to time);

      (b) all letters patent of the United States or any other country, and all applications for letters patent of the United States or any other county;

      (c) all re-issues, continuations, divisions, continuations-in-part, renewals or extensions thereof;

      (d) the inventions disclosed or claimed therein, including the right to make, use, practice and/or sell (or license or otherwise transfer or dispose of) the inventions disclosed or claimed therein; and

      (e) the right (but not the obligation) to make and prosecute applications for such Patents.

      Proceeds means any consideration received from the sale, exchange, license, lease or other disposition or transfer of any right, interest, asset or property which constitutes all or any part of the Patent Collateral, any value received as a consequence of the ownership, possession, use or practice of any Patent Collateral, and any payment received from any insurer or other person or entity as a result of the destruction or the loss, theft or other involuntary conversion of whatever nature of any right, interest, asset or property which constitutes all or any part of the Patent Collateral.

      PTO means the United States Patent and Trademark Office or any successor agency or office.

2. GRANT OF SECURITY INTEREST.

      To secure the payment and performance in full of any and all Obligations, the Assignors hereby grant, assign, transfer and conveys to the Bank, BY WAY OF COLLATERAL SECURITY, all of the Patent Collateral. THE BANK ASSUMES NO LIABILITY ARISING IN ANY WAY BY REASON OF ITS HOLDING SUCH COLLATERAL SECURITY.

3. REPRESENTATIONS, WARRANTIES AND COVENANTS.

      The Assignors represent, warrant and covenant that: (i) Schedule A attached hereto sets forth a true and complete list of all the patents, rights to patents and patent applications now owned, licensed, controlled or used by the Assignors; (ii) the issued Patents are subsisting and have not been adjudged invalid or unenforceable, in whole or in part, and there is no litigation or proceeding pending concerning the validity or enforceability of the issued Patents; (iii) to the best of the Assignors' knowledge, each of the issued Patents is valid and enforceable; (iv) to the best of the Assignors' knowledge, there is no infringement by others of the issued Patents or Patent Rights; (v) no claim has been made that the use of any of the Patents does or may violate the rights of any third person, and to the best of the Assignors' knowledge there is no infringement by the Assignors of the patent rights of others; (vi) the Assignors indicated on Schedule A attached hereto is the sole and exclusive owner of the entire and unencumbered right, title and interest in and to each of the Patents (other than ownership and other rights reserved by third party owners with respect to Patents which the Assignors are licensed to practice or use as indicated on Schedule A attached hereto), free and clear of any liens, charges, encumbrances and adverse claims, including without limitation pledges, assignments, licenses, shop rights and covenants by the Assignors not to sue third persons, other than the security agreement and mortgage created by the Security Agreement and this Patent Agreement; (vii) the Assignors have the unqualified right to enter into this Patent Agreement and perform its terms and have entered and will enter into written agreements with each of their present and future employees, agents, consultants, licensors and licensees which will enable them to comply with the covenants herein contained; (viii) this Patent Agreement, together with the Security Agreements, will create in favor of the Bank a valid and perfected first priority security interest in the Patent Collateral upon making the filings referred to in clause (ix) of this Section 3; and (ix) except for the filing of financing statements with the Monroe County Clerk and the Secretary of State for the State of New York under the Uniform Commercial Code and the filing of this Patent Agreement with the PTO, no authorization, approval or other action by, and no notice to or filing with, any governmental or regulatory authority, agency or office is required either (1) for the grant by the Assignors or the effectiveness of the security interest and assignment granted hereby or for the execution, delivery and performance of this Patent Agreement by the Assignors, or (2) for the perfection of or the exercise by the Bank of any of its rights and remedies hereunder.

4. NO TRANSFER OR INCONSISTENT AGREEMENTS.

      Without the Bank's prior written consent, the Assignors will not (i) mortgage, pledge, assign, encumber, grant a security interest in, transfer, license or alienate any of the Patent Collateral, or (ii) enter into any agreement (for example, a license agreement) that is inconsistent with the Assignors' obligations under this Patent Agreement or the Security Agreements. The Bank will not unreasonably delay in responding to any request by the Assignors for a consent to any action prohibited by this Section 4.

5. AFTER-ACQUIRED PATENTS, ETC.

      5.1 After-acquired Patents.

            If, before the Obligations shall have been finally paid and satisfied in full and both Assignors no longer have a right to request advances from Bank and all lines of credit terminated by Bank, the Assignors shall obtain any right, title or interest in or to any other or new patents, patent applications or patentable inventions, or become entitled to the benefit of any patent application or patent or any reissue, division, continuation, renewal, extension, or continuation-in-part of any of the Patent Collateral or any improvement on any of the Patent Collateral, the provisions of this Patent Agreement shall automatically apply thereto and the Assignors shall promptly give to the Bank notice thereof in writing and execute and deliver to the Bank such documents or instruments as the Bank may reasonably request further to transfer title thereto to the Bank as required herein.

      5.2 Amendment to Schedule.

The Assignors authorize the Bank to modify this Patent Agreement, without the necessity of the Assignors' further approval or signature, by amending Schedule A hereto to include any future or other Patents or Patent Rights under Section 2 or Section 5 hereof.

6. PATENT PROSECUTION.

      6.1 Assignors Responsible.

            The Assignors shall assume full and complete responsibility for the prosecution, grant, enforcement or any other necessary or desirable actions in connection with the Patent Collateral, and shall hold the Bank harmless from any and all costs, damages, liabilities and expenses which may be incurred by the Bank in connection with the Bank's title to any of the Patent Collateral or any other action or failure to act in connection with this Patent Agreement or the transactions contemplated hereby. In respect of such responsibility, the Assignors shall retain patent counsel acceptable to the Bank. The Bank shall not unreasonably delay in responding to any written inquiry as to the acceptability of patent counsel proposed by the Assignors.

      6.2 Assignors' Duties, Etc.

            The Assignors shall have the duty, through patent counsel acceptable to the Bank, to prosecute diligently any patent applications of the Patents pending as of the date of this Patent Agreement or thereafter, to make application for unpatented but reasonably patentable inventions and to preserve and maintain all rights in the Patents, including without limitation the payment when due of all maintenance fees and other fees, taxes and other expenses which shall be incurred or which shall accrue with respect to any of the Patents. Any expenses incurred in connection with such applications and actions shall be borne by the Assignors. The Assignors shall not abandon any filed patent application, or any pending patent application or patent, without the consent of the Bank, which consent shall not be unreasonably withheld. The Bank hereby appoints the Assignors as its agent for all matters referred to in the foregoing provisions of this Section 6 and agrees to execute any documents necessary to confirm such appointment. Upon the occurrence and during the continuance of an Event of Default, the Bank may terminate such agency by providing written notice of termination to the Assignors. The Bank shall not unreasonably delay in responding to any written inquiry as to the acceptability of patent counsel pursuant to this Section 6.2 or the abandonment of any patent application.

      6.3 Assignors' Enforcement Rights.

            The Assignors shall have the right, with the consent of the Bank, which shall not be unreasonably withheld, to bring suit or other action in the Assignors' own name(s) to enforce the Patents and the Patent Rights. The Bank shall be required to join in such suit or action as may be necessary to assure the Assignors' ability to bring and maintain any such suit or action in any proper forum so long as the Bank is completely satisfied that such joinder will not subject the Bank to any risk of liability. The Assignors shall promptly, upon demand, reimburse and indemnify the Bank for all damages, costs and expenses, including legal fees, incurred by the Bank pursuant to this Section 6.

      6.4 Protection of Patents, Etc.

            In general, the Assignors shall take any and all such actions (including but not limited to institution and maintenance of suits, proceedings or actions) as may be necessary or appropriate to properly maintain, protect, preserve, care for and enforce the Patent Collateral. The Assignors shall not take or fail to take any action, nor permit any action to be taken or not taken by others under their control, which would affect the validity, grant or enforcement of any of the Patent Collateral.

      6.5 Notification by Assignors.

            Promptly upon obtaining knowledge thereof, the Assignors will notify the Bank in writing of the institution of, or any final adverse determination in, any proceeding in the PTO or any similar office or agency of the United States or any foreign country, or any court, regarding the validity of any of the Patents or the Assignors' rights, title or interests in and to any of the Patent Collateral, and of any event which does or reasonably could materially adversely affect the value of any of the Patent Collateral, the ability of the Assignors or the Bank to dispose of any of the Patent Collateral or the rights and remedies of the Bank in relation thereto (including, but not limited to, the levy of any legal process against any of the Patent Collateral).

7. LICENSE BACK TO ASSIGNORS.

      Unless and until there shall have occurred and be continuing an Event of Default and the Bank has notified the Assignors that the license granted hereunder is terminated, the Bank hereby grants to the Assignors the sole and exclusive, nontransferable, royalty-free, worldwide right and license under the Patents to make, have made for them, use, sell and otherwise practice the inventions disclosed and claimed in the Patents for the Assignors' own benefit and account and for none other; provided, however, that the foregoing right and license shall be no greater in scope than, and limited by, the rights assigned to the Bank by the Assignors hereby. The Assignors agree not to sell, assign, transfer, encumber or sublicense their interest in the license granted to the Assignors in this Section 7, without the prior written consent of the Bank. Any such sublicenses granted on or after the date hereof shall be terminable by the Bank upon termination of the Assignors' license hereunder.

8. REMEDIES.

      If any Event of Default shall have occurred and be continuing, then upon notice by the Bank to the Assignors: (i) the Assignors' license with respect to the Patents as set forth in Section 7 shall terminate; (ii) the Assignors shall immediately cease and desist from the practice, manufacture, use and sale of the inventions claimed, disclosed or covered by the Patents; and (iii) the Bank shall have, in addition to all other rights and remedies given it by this Patent Agreement, the Loan Agreement, the Security Agreements, and all other agreements, instruments and documents executed by Borrower and/or Parent in favor of Bank at any time, those allowed by law and the rights and remedies of a secured party under the Uniform Commercial Code as enacted in the State of New York and, without limiting the generality of the foregoing, the Bank may immediately, without demand of performance and without other notice (except as set forth next below) or demand whatsoever to the Assignors, all of which are hereby expressly waived, and without advertisement, sell or license at public or private sale or otherwise realize upon the whole or from time to time any part of the Patent Collateral, or any interest which the Assignors may have therein, and after deducting from the proceeds of sale or other disposition of the Patent Collateral all reasonable expenses (including all reasonable expenses for broker's fees and legal services), shall apply the residue of such proceeds toward the payment of the Obligations as set forth in the Security Agreements. Notice of any sale, license or other disposition of any of the Patent Collateral shall be given to the Assignors at least five (5) days before the time that any intended public sale or other disposition of such Patent Collateral is to be made or after which any private sale or other disposition of such Patent Collateral may be made, which the Assignors hereby agrees shall be reasonable notice of such public or private sale or other disposition. At any such sale or other disposition, the Bank may, to the extent permitted under applicable law, purchase or license the whole or any part of the Patent Collateral or interests therein sold, licensed or otherwise disposed of.

9. COLLATERAL PROTECTION.

      If the Assignors shall fail to do any act that they have covenanted to do hereunder, or if any representation or warranty of the Assignors shall be breached, the Bank, in their own name or that of the Assignors (in the sole discretion of the Bank), may (but shall not be obligated to) do such act or remedy such breach (or cause such act to be done or such breach to be remedied), and the Assignors agree promptly to reimburse the Bank for any cost or expense incurred by the Bank in so doing.

10. POWER OF ATTORNEY.

      If any Event of Default shall have occurred and be continuing, the Assignors do hereby make, constitute and appoint the Bank (and any officer or agent of the Bank as the Bank may select in its exclusive discretion) as the Assignors' true and lawful attorney-in-fact, with the power to endorse the Assignors' name on all applications, documents, papers and instruments necessary for the Bank to use any of the Patent Collateral, to practice, make, use or sell the inventions disclosed or claimed in any of the Patent Collateral, to grant or issue any exclusive or nonexclusive license of any of the Patent Collateral to any third person, or necessary for the Bank to assign, pledge, convey or otherwise transfer title in or dispose of the Patent Collateral or any part thereof or interest therein to any third person, and, in general, to execute and deliver any instruments or documents and do all other acts which the Assignors are obligated to execute and do hereunder. The Assignors hereby ratify all that such attorney shall lawfully do or cause to be done by virtue hereof, and releases the Bank from any claims, liabilities, causes of action or demands arising out of or in connection with any action taken or omitted to be taken by the Bank under this power of attorney (except for the Bank's gross negligence or willful misconduct). This power of attorney shall be irrevocable for the duration of this Patent Agreement.

11. FURTHER ASSURANCES.

      The Assignors shall, at any time and from time to time, and at their expense, make, execute, acknowledge and deliver, and file and record as necessary or appropriate with governmental or regulatory authorities, agencies or offices, such agreements, assignments, documents and instruments, and do such other and further acts and things (including, without limitation, obtaining consents of third parties), as the Bank may request or as may be necessary or appropriate in order to implement and effect fully the intentions, purposes and provisions of this Patent Agreement, or to assure and confirm to the Bank the grant, perfection and priority of the Bank's security interest in any of the Patent Collateral.

12. TERMINATION.

      At such time as all of the Obligations have been finally paid and satisfied in full and neither of the Assignors have any right to request advances from Bank under a line of credit, this Patent Agreement shall terminate and the Bank shall, upon the written request and at the expense of the Assignors, execute and deliver to the Assignors all deeds, assignments and other instruments as may be necessary or proper to reassign and reconvey to and re-vest in the Assignors the entire right, title and interest to the Patent Collateral previously granted, assigned, transferred and conveyed to the Bank by the Assignors pursuant to this Patent Agreement, as fully as if this Patent Agreement had not been made, subject to any disposition of all or any part thereof which may have been made by the Bank pursuant hereto or the Security Agreements.

13. COURSE OF DEALING.

      No course of dealing among the Assignors and the Bank, nor any failure to exercise, nor any delay in exercising, on the part of the Bank, any right, power or privilege hereunder or under the Security Agreements shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

14. EXPENSES.

      Any and all reasonable fees, costs and expenses, of whatever kind or nature, including the reasonable attorneys' fees and legal expenses incurred by the Bank in connection with the preparation of this Patent Agreement and all other documents relating hereto, the consummation of the transactions contemplated hereby or the enforcement hereof, the filing or recording of any documents (including all taxes in connection therewith) in public offices, the payment or discharge of any taxes, counsel fees, maintenance fees, encumbrances or otherwise protecting, maintaining or preserving any of the Patent Collateral, or in defending or prosecuting any actions or proceedings arising out of or related to any of the Patent Collateral, shall be borne and paid by the Assignors.

15. OVERDUE AMOUNTS.

      Until paid, all amounts due and payable by the Assignors hereunder shall be a debt secured by the Patent Collateral and other Collateral and shall bear, whether before or after judgment, interest at the rate of interest for overdue principal set forth in the Loan Agreement.

16. NO ASSUMPTION OF LIABILITY; INDEMNIFICATION.

      NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, THE BANK ASSUMES NO LIABILITIES OF THE ASSIGNORS WITH RESPECT TO ANY CLAIM OR CLAIMS REGARDING THE ASSIGNORS' OWNERSHIP OR PURPORTED OWNERSHIP OF, OR RIGHTS OR PURPORTED RIGHTS ARISING FROM, ANY OF THE PATENT COLLATERAL OR ANY PRACTICE, USE, LICENSE OR SUBLICENSE THEREOF, OR ANY PRACTICE, MANUFACTURE, USE OR SALE OF ANY OF THE INVENTIONS DISCLOSED OR CLAIMED THEREIN, WHETHER ARISING OUT OF ANY PAST, CURRENT OR FUTURE EVENT, CIRCUMSTANCE, ACT OR OMISSION OR OTHERWISE. ALL OF SUCH LIABILITIES SHALL BE EXCLUSIVELY BORNE BY THE ASSIGNORS, AND THE ASSIGNORS SHALL INDEMNIFY THE BANK FOR ANY AND ALL COSTS, EXPENSES, DAMAGES AND CLAIMS, INCLUDING LEGAL FEES, INCURRED BY THE BANK WITH RESPECT TO SUCH LIABILITIES.

17. RIGHTS AND REMEDIES CUMULATIVE.

      All of the Bank's rights and remedies with respect to the Patent Collateral, whether established hereby or by the Security Agreements or by any other agreements or by law, shall be cumulative and may be exercised singularly or concurrently. This Patent Agreement is supplemental to the Security Agreements, and nothing contained herein shall in any way derogate from any of the rights or remedies of the Bank contained therein. Nothing contained in this Patent Agreement shall be deemed to extend the time of attachment or perfection of or otherwise impair the security interest in any of the Patent Collateral granted to the Bank under the Security Agreements.

18. NOTICES.

      All notices and other communications made or required to be given pursuant to this Patent Agreement shall be in writing and shall be delivered in hand, mailed by United States registered or certified first-class mail, postage prepaid, or sent by telegraph, telecopy or telex and confirmed by delivery via courier or postal service, addressed as follows:

      (a) if to the Assignors, at CVC, Inc. and CVC Products, Inc., Attention:
Emilio O. DiCataldo, Senior Vice President and Chief Financial Officer, at the address first listed above or at such other address for notice as the Assignors shall last have furnished in writing to the person giving the notice; and

      (b) if to the Bank, at One M&T Plaza, Buffalo, New York 14203, Attention:
Collateral Department or at such other address for notice as the Bank shall last have furnished in wiring to the person giving the notice, with copies to the Bank at 255 East Avenue, Rochester, New York 14604, Attention: William Holston, Vice President.

Any such notice or demand shall be deemed to have been duly given or made and to have become effective (i) if delivered by hand to a responsible officer of the party to which it is directed, at the time of the receipt thereof by such officer, (ii) if sent by registered or certified first-class mail, postage prepaid, two (2) Business Days after the posting thereof, and (iii) if sent by telegraph, telecopy, or telex, at the time of the dispatch thereof, if in normal business hours in the country of receipt, or otherwise at the opening of business on the following Business Day.

19. AMENDMENT AND WAIVER.

      This Patent Agreement is subject to modification only by a writing signed by the Bank and the Assignors, except as provided in Section 5.2. The Bank shall not be deemed to have waived any right hereunder unless such waiver shall be in writing and signed by the Bank. A waiver ss.2 any one occasion shall not be construed as a bar to or waiver of any right on any future occasion.

20. GOVERNING LAW; CONSENT TO JURISDICTION.

      THIS PATENT AGREEMENT IS INTENDED TO TAKE EFFECT AS A SEALED INSTRUMENT AND SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. The Assignors agree that any suit for the enforcement of this Patent Agreement may be brought in the courts of the County of Monroe or any federal court sitting therein and consents to the non-exclusive jurisdiction of such court and to service of process in any such suit being made upon the Assignors by mail at the address specified in Section 18. The Assignors hereby waive any objection that they may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient court.

21. WAIVER OF JURY TRIAL.

      THE ASSIGNORS WAIVE THEIR RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS PATENT AGREEMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THE PERFORMANCE OF ANY SUCH RIGHTS OR OBLIGATIONS. Except as prohibited by law, the Assignors waive any right which they may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. The Assignors (i) certify that neither the Bank nor any representative, agent or attorney of the Bank has represented, expressly or otherwise, that the Bank would not, in the event of litigation, seek to enforce the foregoing waivers, and (ii) acknowledges that, in entering into the Loan Agreement and the other agreements, notes, instruments and documents executed in connection therewith to which the Bank is a party, the Bank is relying upon, among other things, the waivers and certifications contained in this Section 21.

22. BANK'S RIGHT TO ACCEPT OR CONSENT, ETC.

      Notwithstanding anything herein to the contrary, Bank shall not be deemed to have unreasonably delayed in responding to a request for a consent hereunder or the approval of a counsel proposed by Assignors whom the Bank must consent to unless Bank fails to respond to a request for such consent or acceptance of proposed counsel for 10 days after such request is submitted and Assignors thereafter notify Bank in writing that they believe Bank has unreasonably delayed in responding to such request and Bank continues for more than 10 days after its receipt of such notice to respond to such request. In any event, the sole remedy for Assignors if Bank unreasonably delayed in responding to any such request shall be that it loses its right to consent to any such action or to approve any such counsel.

23. MISCELLANEOUS.

      The headings of each section of this Patent Agreement are for convenience only and shall not define or limit the provisions thereof. This Patent Agreement and all rights and obligations hereunder shall be binding upon the Assignors and their respective successors and permitted assigns, and shall inure to the benefit of the Bank and its successors and assigns. In the event of any irreconcilable conflict between the provisions of this Patent Agreement and the Loan Agreement, or between this Patent Agreement and the Security Agreements, the provisions of the Loan Agreement or the Security Agreements, as the case may be, shall control. If any term of this Patent Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall in no way be affected thereby, and this Patent Agreement shall be construed and be enforceable as if such invalid, illegal or unenforceable term had not been included herein. The Assignors acknowledge receipt of a copy of this Patent Agreement. All obligations of the Assignors hereunder shall be joint and several.

      IN WITNESS WHEREOF, this Patent Agreement has been executed as of the day and year first above written.


                                        CVC, Inc.

                                        By: /s/ Emilio O. DiCataldo
                                            ------------------------------------
                                            Name: Emilio O. DiCataldo
                                            Title: Senior Vice President and CFO


                                        CVC Products, Inc.

                                        By: /s/ Emilio O. DiCataldo
                                            ------------------------------------
                                            Name: Emilio O. DiCataldo
                                            Title: Senior Vice President and CFO

                                        MANUFACTURERS AND TRADERS TRUST
                                        COMPANY

                                        By: /s/ William Holston
                                            ------------------------------------
                                            Name: William Holston
                                            Title: Vice President

                          CERTIFICATE OF ACKNOWLEDGMENT

STATE OF NEW YORK   )
COUNTY OF MONROE    ) ss:

      Before me, the undersigned, a Notary Public in and for the county aforesaid, on this 14th day of April, 1998 personally appeared Emilio O. DiCataldo to me known personally, and who, being by me duly sworn, deposes and says that he is the Senior Vice President and CFO of CVC, INC., and that said instrument was signed and sealed on behalf of said corporation by authority of its Board of Directors, and he acknowledged said instrument to be the free act and deed of said corporation.

                                        ----------------------------------------
                                        Notary Public

           GARY F. AMENDOLA
   Notary Public, State of New York
      Qualified in Monroe County
Commission Expires Oct. 31, [ILLEGIBLE]

STATE OF NEW YORK   )
COUNTY OF MONROE    ) ss:

      Before me, the undersigned, a Notary Public in and for the county aforesaid, on this 14th day of April, 1998 personally appeared Emilio O. DiCataldo to me known personally, and who, being by me duly sworn, deposes and says that he is the Senior Vice President and CFO of CVC PRODUCTS, INC., and that said instrument was signed and sealed on behalf of said corporation by authority of its Board of Directors, and he acknowledged said instrument to be the free act and deed of said corporation.

                                        ----------------------------------------
                                        Notary Public

           GARY F. AMENDOLA
   Notary Public, State of New York
      Qualified in Monroe County
Commission Expires Oct. 31, [ILLEGIBLE]

STATE OF NEW YORK   )
COUNTY OF MONROE    ) ss:

      Before me, the undersigned, a Notary Public in and for the county aforesaid, on this 14th day of April, 1998 personally appeared William Holston to me known personally, and who, being by me duly sworn, deposes and says that he is the Vice President of MANUFACTURERS AND TRADERS TRUST COMPANY, and that said instrument was signed and sealed on behalf of said corporation by authority of its Board of Directors, and he acknowledged said instrument to be the free act and deed of said corporation.

                                        ----------------------------------------
                                        Notary Public

           GARY F. AMENDOLA
   Notary Public, State of New York
      Qualified in Monroe County
Commission Expires Oct. 31, [ILLEGIBLE]

                                   SCHEDULE A

                           ISSUED AND PENDING PATENTS

                                   SCHEDULE A

A.    U.S. Patents 512481402 and 51630916

B.    Patent Assets

      1. Pending Patent Applications

      The following patent applications are currently pending in the United States Patent and Trademark Office:

                  File No.:         CVC1100
                  Former File No.   021208.0151
                  Title:            Apparatus and Method for Multizone
                                    High-Density Inductively-Coupled Plasma
                                    Generation
                  Filing Date:      07/09/97
                  Serial No.:       US97/12243 (PCT)
                  Status:           New National Stage Reminder 10/10/98
                                    New National Stage Reminder 01/10/99

                  File No.:         CVC1100
                  Former File No.   021208.0156
                  Title:            Apparatus and Method for Multizone
                                    High-Density Inductively-Coupled Plasma
                                    Generation
                  Filing Date:      07/09/97
                  Serial No.:       86109690 (Taiwan)
                  Status:           Pending

                  File No.:         CVC1100
                  Former File No.   021208.0165
                  Title:            Apparatus and Method for Multizone
                                    High-Density Inductively-Coupled Plasma
                                    Generation
                  Filing Date:      09/12/97
                  Serial No.:       08/928,617 (Divisional)
                  Status:           Foreign Filing Reminder 07/12/98
                                    Foreign Filing Due 09/12/98
                                    Application Status Check 03/12/99


                                      (1)

                  File No.:         CVC1100
                  Former File No.   021208.0102
                  Title:            Apparatus and Method for Multizone
                                    High-Density Inductively-Coupled Plasma
                                    Generation
                  Filing Date:      07/10/96
                  Serial No.:       08/678,065
                  Status:           3 Mon. OA: Due Date 05/13/98
                                    3 Mon. OA: 1st Extension 06/13/98
                                    3 Mon. OA: 2nd Extension 07/13/98
                                    3 Mon. OA: 6 Month Final 08/13/98

                  File No.:         CVC1130
                  Former File No.   021208.0196
                  Title:            Apparatus and Method for Automated
                                    Calibration of Temperature Sensors in Rapid
                                    Thermal Processing Equipment
                  Filing Date:      07/10/96
                  Serial No.:       19681502.9 (Germany)
                  Status:           Deferred Exam 07/10/03

                  File No.:         CVC1130
                  Former File No.   021208.0145
                  Title:            Apparatus and Method for Automated
                                    Calibration of Temperature Sensors in Rapid
                                    Thermal Processing Equipment
                  Filing Date:      07/10/96
                  Serial No.:       US96/11545 (PCT)
                  Status:           Pending

                  File No.:         CVC1130
                  Former File No.   021208.0113
                  Title:            Apparatus and Method for Automated
                                    Calibration of Temperature Sensors in Rapid
                                    Thermal Processing Equipment
                  Filing Date:      07/10/95
                  Serial No.:       60/000,989 (Provisional)
                  Status:           Abandoned


                                      (2)

                  File No.:         CVC1130
                  Former File No.   021208.0135
                  Title:            Apparatus and Method for Automated
                                    Calibration of Temperature Sensors in Rapid
                                    Thermal Processing Equipment
                  Filing Date:      07/10/96
                  Serial No.:       08/680,244
                  Status:           Pending

                  File No.:         CVC1150
                  Former File No.   021208.0105
                  Title:            Hermitically-Sealed Inductively-Coupled
                                    Plasma Source Structure and Method of Use
                  Filing Date:      07/10/96
                  Serial No.:       08/677,849
                  Status:           Pending

                  File No.:         CVC1170
                  Former File No.   021208.0142
                  Title:            High Magnetic Flux Cathode Apparatus
                                    and Method for High-Productivity Physical-
                                    Vapor Deposition
                  Filing Date:      07/10/96
                  Serial No.:       US/96/11565 (PCT)
                  Status:           Pending

                  File No.:         CVC1170
                  Former File No.   021208.0195
                  Title:            High Magnetic Flux Cathode Apparatus
                                    and Method for High-Productivity Physical-
                                    Vapor Deposition
                  Filing Date:      07/10/96
                  Serial No.:       (United Kingdom)
                  Status:           Pending

                  File No.:         CVC1170
                  Former File No.   021208.0109
                  Title:            High Magnetic Flux Cathode Apparatus
                                    and Method for High-Productivity Physical-
                                    Vapor Deposition
                  Filing Date:      07/10/95
                  Serial No.:       60/000,852
                  Status:           Abandoned


                                      (3)

                  File No.:         CVC1170
                  Former File No.   021208.0104
                  Title:            High Magnetic Flux Cathode Apparatus
                                    and Method for High-Productivity Physical-
                                    Vapor Deposition
                  Filing Date:      07/10/96
                  Serial No.:       08/677,951
                  Status:           Appeal Brief Due: 03/29/98
                                    AppBrf: 1st Extension 04/29/98
                                    AppBrf: 2nd Extension 05/29/98
                                    AppBrf: 3rd Extension 06/29/98
                                    AppBrf: Notice of Appeal Due 07/29/98
                                    AppBrf: 6 Month Final Date 07/29/98
                                    US-Final Office Follow-Up Date 07/29/98

                  File No.:         CVC1190
                  Former File No.   021208.0194
                  Title:            High Magnetic Flux Permanent Magnet
                                    Apparatus and Method for High
                                    Productivity Physical Vapor Deposition
                  Filing Date:      07/10/96
                  Serial No.:       (Japan)
                  Status:           Deferred Exam 07/10/03

                  File No.:         CVC1190
                  Former File No.   021208.0141
                  Title:            High Magnetic Flux Permanent Magnet
                                    Array Apparatus and Method for High
                                    Productivity Physical Vapor Deposition
                  Filing Date:      07/10/96
                  Serial No.:       US96/11564 (PCT)
                  Status:           Pending

                  File No.:         CVC1190
                  Former File No.   021208.0193
                  Title:            High Magnetic Flux Permanent Magnet
                                    Array Apparatus and Method for High
                                    Productivity Physical Vapor Deposition
                  Filing Date:      07/10/96
                  Serial No.:       (United Kingdom)
                  Status:           Pending


                                      (4)

                  File No.:         CVC1190
                  Former File No.   021208.0108
                  Title:            High Magnetic Flux Permanent Magnet
                                    Array Apparatus and Method for High
                                    Productivity Physical Vapor Deposition
                  Filing Date:      07/10/95
                  Serial No.:       60/000,990
                  Status:           Abandoned

                  File No.:         CVC1190
                  Former File No.   021208.0108
                  Title:            High Magnetic Flux Permanent Magnet
                                    Array Apparatus and Method for High
                                    Productivity Physical Vapor Deposition
                  Filing Date:      07/10/96
                  Serial No.:       08/677,956
                  Status:           Pending

                  File No.:         CVC1210
                  Former File No.   021208.0110
                  Title:            High Magnetic Flux Permanent Magnet
                                    Array Apparatus and Method for High
                                    Productivity Physical Vapor Deposition
                  Filing Date:      07/10/95
                  Serial No.:       60/000,980 (Provisional)
                  Status:           Abandoned

                  File No.:         CVC1210
                  Former File No.   021208.0110
                  Title:            High Magnetic Flux Permanent Magnet
                                    Array Apparatus and Method for High
                                    Productivity Physical Vapor Deposition
                  Filing Date:      07/10/96
                  Serial No.:       08/677,893
                  Status:           Abandoned


                                      (5)

                  File No.:         CVC1210
                  Former File No.   021208.0187
                  Title:            High Magnetic Flux Permanent Magnet
                                    Array Apparatus and Method for High
                                    Productivity Physical Vapor Deposition
                  Filing Date:      10/27/97
                  Serial No.:       08/958,877
                  Status:           Foreign Filing Reminder 04/27/98
                                    Foreign Filing Due 10/27/98
                                    Status Check 04/27/99

                  File No.:         CVC1230
                  Former File No.   021208.0197
                  Title:            Programmable Ultraclean Electromagnetic
                                    Substrate Rotation Apparatus and Method for
                                    Microelectronics Manufacturing Equipment
                  Filing Date:      07/10/96
                  Serial No.:       (Japan)
                  Status:           Deferred Exam 07/10/03

                  File No.:         CVC1230
                  Former File No.   021208.0146
                  Title:            Programmable Ultraclean Electromagnetic
                                    Substrate Rotation Apparatus and Method for
                                    Microelectronics Manufacturing Equipment
                  Filing Date:      07/10/96
                  Serial No.:       US96/11563 (PCT)
                  Status:           Pending

                  File No.:         CVC1230
                  Former File No.   021208.0112
                  Title:            Programmable Ultraclean Electromagnetic
                                    Substrate Rotation Apparatus and Method for
                                    Microelectronics Manufacturing Equipment
                  Filing Date:      07/10/95
                  Serial No.:       60/001,003 (Provisional)
                  Status:           Pending


                                      (6)

                  File No.:         CVC1230
                  Former File No.   021208.0112
                  Title:            Programmable Ultraclean Electromagnetic
                                    Substrate Rotation Apparatus and Method for
                                    Microelectronics Manufacturing Equipment
                  Filing Date:      07/19/96
                  Serial No.:       08/677,980
                  Status:           Pending

                  File No.:         CVC1250
                  Former File No.   021208.0104
                  Title:            Segmented Target Cathode Apparatus and
                                    Method for High Microelectronics
                                    Manufacturing Equipment
                  Filing Date:      07/11/96
                  Serial No.:       08/678,297
                  Status:           Pending

                  File No.:         CVC1270
                  Former File No.   021208.0106
                  Title:            Multi-Zone Gas Injection Apparatus and
                                    Method for Microelectronics Manufacturing
                                    Equipment
                  Filing Date:      07/11/96
                  Serial No.:       08/678,297
                  Status:           Pending

                  File No.:         CVC1290
                  Former File No.   021208.0107
                  Title:            Rapid Thermal Processing High Performance
                                    Multizone Illuminator for Water Backside
                                    Heating
                  Filing Date:      04/13/95
                  Serial No.:       08/421,210
                  Status:           Pending

                  File No.:         CVC1310
                  Former File No.   021208.0114
                  Title:            Multizone Illuminator for Rapid Thermal
                                    Processing
                  Filing Date:      07/11/96
                  Serial No.:       08/678,321
                  Status:           Pending


                                      (7)

                                                              Docket No.:
================================================================================
                          RECORDATION FORM COVER SHEET
                                  PATENTS ONLY
Form PTO-1595 (Modified)                             U.S. DEPARTMENT OF COMMERCE
(Rev 6-93)                                           Patent and Trademark Office
OMB No. 0651-0011 (exp. 4/94)
Copyright 1994-1997 LegalStar
[ILLEGIBLE]REV02

Tab Settings                [GRAPHIC OMITTED]
--------------------------------------------------------------------------------
            To the Honorable Commisioner of Patents and Trademarks:
         Please record the attached original documents or copy thereof.
--------------------------------------------------------------------------------
1. Name of conveying party(ies):

   CVC Products, Inc. and
   CVC, Inc.

Additional names(s) of conveying party(ies): |_| Yes |X| No
--------------------------------------------------------------------------------
2. Name and Address of receiving party(ies):

   Name: Manufacturers & Traders Trust Company

   Internal Address: _________________________
   ___________________________________________
   ___________________________________________

   Street Address: One M&T Plaza

   City: Buffalo   State: NY     Zip: 14240

Additional name(s) & address(es) attached? |X| Yes |_| No
--------------------------------------------------------------------------------
3. Nature of conveyance:

|_| Assignment             |_| Merger

|X| Security Agreement     |_| Change of Name

|_| Other ___________________________________

Execution Date: April 14, 1998

--------------------------------------------------------------------------------
4. Application number(s) or registration numbers(s):

   If this document is being filed together with a new application, the execution date of the application is: _______________________________

   A. Patent Appplication No.(s)                 B. Patent No.(s)

08/928,617    08/677,956    08/678,297         5,248,402
08/678,065    08/677,893    08/421,210         5,630,916
08/680,244    08/958,877    08/678,321
08/677,849    08/677,980
08/677,951

                   Additonal numbers attached? |X| Yes |_| No
--------------------------------------------------------------------------------
5. Name and address of party to whom correspondence concerning document should be mailed:

   Name: Gary F. Amendola

   Internal Address: Woods, Oviatt, Gilman, Sturman & Clarke, LLP

   Street Address: 44 Exchange Street

   City: Rochester    State: NY     Zip: 14604

--------------------------------------------------------------------------------
6. Total number of applications and patents involved: |_|
--------------------------------------------------------------------------------
7. Total fee (37 (CFR 3.41):...........$ __________________

   |_| Enclosed

   |_| Authorized to be charged to deposit account
--------------------------------------------------------------------------------
8. Deposit account number:

   _________________________________________________________

================================================================================
                             DO NOT USE THIS SPACE
--------------------------------------------------------------------------------
Statement and signature.

To the best of my knowledge and belief, the foregoing information is true and correct and any attached copy is a true copy of the orignal document.

Gary F. Amendola               /s/ Gary F. Amendola                4-14-98
---------------------------    ------------------------------  -----------------
  Name of Person Signing                Signature                    Date

   Total number of pages including cover sheet, attachments, and document |_|
================================================================================

================================================================================

                         TRADEMARK COLLATERAL ASSIGNMENT
                             AND SECURITY AGREEMENT

                           Dated as of March 31, 1998

                                     between

                               CVC PRODUCTS, INC.,
                                    CVC, INC.

                                       and

                     MANUFACTURERS AND TRADERS TRUST COMPANY

================================================================================

                                TABLE OF CONTENTS

Section                                                                 Page No.
-------                                                                 --------

 1.   DEFINITIONS .........................................................    1
 2.   GRANT OF SECURITY INTEREST ..........................................    4
      2.1   Collateral Assignment of Pledged Trademarks ...................    4
      2.2   Conditional Assignment ........................................    5
      2.3   Supplemental to Security Agreement ............................    5
 3.   REPRESENTATIONS, WARRANTIES AND COVENANTS ...........................    6
 4.   INSPECTION RIGHTS ...................................................    7
 5.   NO TRANSFER OR INCONSISTENT AGREEMENTS ..............................    7
 6.   AFTER-ACQUIRED TRADEMARKS, ETC ......................................    7
      6.1   After-acquired Trademarks .....................................    7
      6.2   Amendment to Schedule .........................................    7
 7.   TRADEMARK PROSECUTION ...............................................    8
      7.1   Assignors Responsible .........................................    8
      7.2   Assignor's Duties, Etc ........................................    8
      7.3   Assignor's Enforcement Rights .................................    8
      7.4   Protection of Trademarks, Etc .................................    9
      7.5   Notification by Assignor ......................................    9
 8.   REMEDIES ............................................................    9
 9.   COLLATERAL PROTECTION ...............................................   10
10.   POWER OF ATTORNEY ...................................................   10
11.   FURTHER ASSURANCES ..................................................   11
12.   TERMINATION .........................................................   11
13.   COURSE OF DEALING ...................................................   11
14.   EXPENSES ............................................................   11
15.   OVERDUE AMOUNTS .....................................................   12
16.   NO ASSUMPTION OF LIABILITY; INDEMNIFICATION .........................   12
17.   NOTICES .............................................................   12
18.   AMENDMENT AND WAIVER ................................................   13
19.   GOVERNING LAW; CONSENT TO JURISDICTION ..............................   13
20.   WAIVER OF JURY TRIAL ................................................   13
21.   BANK'S RIGHT TO ACCEPT OR CONSENT, ETC ..............................   14
21.   MISCELLANEOUS .......................................................   14

                              TRADEMARK COLLATERAL
                          SECURITY AND PLEDGE AGREEMENT

      TRADEMARK COLLATERAL SECURITY AND PLEDGE AGREEMENT dated as of March 31, 1998, between CVC, INC., a Delaware corporation ("Parent"), CVC PRODUCTS, INC., a Delaware corporation ("Borrower" and, together with Parent, the "Assignors"), both having their principal place of business at 525 Lee Road, Rochester, New York, and MANUFACTURERS AND TRADERS TRUST COMPANY, having an office at One M&T Plaza, Buffalo, New York 14203 (the "Bank").

      WHEREAS, the Borrower and the Bank are parties to a Loan Agreement, dated as of March 31, 1998, (as amended and in effect from time to time, the "Loan Agreement");

      WHEREAS, it is a condition precedent to the Bank making any loans or otherwise extending credit to the Borrower under the Loan Agreement that the Assignors execute and deliver to the Bank this Agreement;

      WHEREAS, the Borrower has previously executed and delivered to the Bank a General Security Agreement, dated as of February 2, 1996, as amended (the "Original Borrower Security Agreement"), pursuant to which the Borrower granted to the Bank a first priority perfected security interest in all of the Borrower's personal property and fixture assets, including, without limitation, the trademarks, service marks, trademark and service mark registrations and trademark and service mark registration applications listed on Schedule A attached hereto, all to secure the payment and performance of all the indebtedness of the Borrower to the Bank, whenever arising and, on even date herewith, Borrower has executed and delivered an Amended and Restated General Security Agreement ("Restated Borrower Security Agreement") in favor of Bank, pursuant to which the Original Borrower Security Agreement has been amended and restated; and

      WHEREAS, the Parent has previously executed and delivered to Bank a General Security Agreement, dated as of February 2, 1996 (the "Original Parent Security Agreement"), pursuant to which the Parent granted to the Bank a first priority perfected security interest in all of the Parent's personal property and fixture assets, including, without limitation the patents and patent applications listed on Schedule A attached hereto, to the extent that the Parent has an interest therein, all to secure the payment and performance of all of the indebtedness of the Parent to the Bank, whenever arising, and, on even date herewith, Parent has executed and delivered an Amended and Restated General Security Agreement ("Restated Parent Security Agreement") in favor of Bank, pursuant to which the Original Parent Security Agreement has been amended and restated; and

      WHEREAS, this Trademark Agreement (defined below) is supplemental to the provisions contained in the Restated Borrower Security Agreement and the Restated Parent Security Agreement (together, the "Security Agreements");

      NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. DEFINITIONS.

      Capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided therefor in the Loan Agreement. In addition, the following terms shall have the meanings set forth in this Section 1 or elsewhere in this Trademark Agreement referred to below:

      Assignors means Borrower and Parent, collectively and individually.

      Associated Goodwill means all goodwill of the Assignors and their businesses, products and services appurtenant to, associated with or symbolized by the Trademarks and the use thereof.

      Events of Default means any "Event of Default" which has occurred under the Restated Borrower Security Agreement or the Restated Parent Security Agreement.

      Obligations means, collectively, any indebtedness, liabilities and obligations for payment of money, regardless of kind, class or form and whether for the payment of principal or of interest or otherwise, incurred, for any business, commercial, agricultural or consumer purposes or otherwise, now existing or hereafter arising, created directly (including, but not limited to, all indebtedness, liabilities and obligations arising as a direct or indirect result of any overdraft) or by an assignment or other transfer, direct or indirect, absolute or contingent (including, but not limited to, all indebtedness, liabilities and obligations arising as a direct or indirect result of any guaranty, endorsement or other assurance or as a direct or indirect result of any letter of credit), similar or dissimilar, related or unrelated, due or not due, contractual or tortuous, liquidated or unliquidated, arising by operation of law or otherwise, that are now or hereafter owing by either Assignor in any capacity, whether alone or otherwise, to the Bank in any capacity, whether or not allowed as a claim against such Assignor in any case or other proceeding pursuant to any bankruptcy or insolvency statute, regulation or other law or any other statute, regulation or other law relating to the relief of debtors, to the readjustment, composition or extension of indebtedness, to liquidation or to reorganization.

      Pledged Trademarks means all of the Assignor's right, title and interest in and to all of the Trademarks, the Trademark Registrations, the Trademark License Rights, the Trademark Rights, the Associated Goodwill, the Related Assets, and all accessions to, substitutions for, replacements of, and all products and proceeds of any and all of the foregoing.

      PTO means the United States Patent and Trademark Office.

      Related Assets means all assets, rights and interests of the Assignors that uniquely reflect or embody the Associated Goodwill, including the following:

      (a) all patents, inventions, copyrights, trade secrets, confidential information, formulae, methods or processes, compounds, recipes, know-how, methods and operating systems, drawings, descriptions, formulations, manufacturing and production and delivery procedures, quality control procedures, product and service specifications, catalogs, price lists, and advertising materials, relating to the manufacture, production, delivery, provision and sale of goods or services under or in association with any of the Trademarks; and

      (b) the following documents and things in the possession or under the control of the Assignors, or subject to their demand for possession or control, related to the production, delivery, provision and sale by the Assignors, or any affiliate, franchisee, licensee or contractor, of products or services sold by or under the authority of the Assignors in connection with the Trademarks or Trademark Rights, whether prior to, on or subsequent to the date hereof:

            (i) all lists, contracts, ancillary documents and other information that identify, describe or provide information with respect to any customers, dealers or distributors of the Assignors, their affiliates or franchisees or licensees or contractors, for products or services sold under or in connection with the Trademarks or Trademark Rights, including all lists and documents containing information regarding each customer's, dealer's or distributor's name and address, credit, payment, discount, delivery and other sale terms, and history, pattern and total of purchases by brand, product, style, size and quantity;

            (ii) all agreements (including franchise agreements), product and service specification documents and operating, production and quality control manuals relating to or used in the design, manufacture, production, delivery, provision and sale of products or services under or in connection with the Trademarks or Trademark Rights;

            (iii) all documents and agreements relating to the identity and locations of all sources of supply, all terms of purchase and delivery, for all materials, components, raw materials and other supplies and services used in the manufacture, production, provision, delivery and sale of products or services under or in connection with the Trademarks or Trademark Rights; and

            (iv) all agreements and documents constituting or concerning the present or future, current or proposed advertising and promotion by the Assignors (or any of their affiliates, franchisees, licensees or contractors) of products or services sold under or in connection with the Trademarks or Trademark Rights.

      Trademark Agreement means this Trademark Collateral Security and Pledge Agreement, as amended and in effect from time to time.

      Trademark License Rights means any and all past, present or future rights and interests of the Assignors pursuant to any and all past, present and future franchising or licensing agreements in favor of the Assignors, or to which the Assignors are a party, pertaining to any Trademarks, Trademark Registrations, or Trademark Rights owned or used by third parties in the past, present or future, including the right (but not the obligation) in the name of the Assignors or the Bank to enforce, and sue and recover for, any breach or violation of any such agreement to which the Assignors are a party.

      Trademark Registrations means all past, present or future federal, state, local and foreign registrations of the Trademarks, all past, present and future applications for any such registrations (and any such registrations thereof upon approval of such applications), together with the right (but not the obligation) to apply for such registrations (and prosecute such applications) in the name of the Assignors or the Bank, and to take any and all actions necessary or appropriate to maintain such registrations in effect and renew and extend such registrations.

      Trademark Rights means any and all past, present or future rights in, to and associated with the Trademarks throughout the world, whether arising under federal law, state law, common law, foreign law or otherwise, including the following: all such rights arising out of or associated with the Trademark Registrations; the right (but not the obligation) to register claims under any state, federal or foreign trademark law or regulation; the right (but not the obligation) to sue or bring opposition or cancellation proceedings in the name of the Assignors or the Bank for any and all past, present and future infringements or dilution of or any other damages or injury to the Trademarks, the Trademark Rights, or the Associated Goodwill, and the rights to damages or profits due or accrued arising out of or in connection with any such past, present or future infringement, dilution, damage or injury; and the Trademark License Rights.

      Trademarks means all of the trademarks, service marks, designs, logos, indicia, trade names, corporate names, company names, business names, fictitious business names, trade styles, elements of package or trade dress, and other source and product or service identifiers, used or associated with or appurtenant to the products, services and businesses of the Assignors, that (i) are set forth on Schedule A hereto, or (ii) have been adopted, acquired, owned, held or used by the Assignors or are now owned, held or used by the Assignors, in the Assignors' business, or with the Assignors' products and services, or in which the Assignors have any right, title or interest, or (iii) are in the future adopted, acquired, owned, held and used by the Assignors in the Assignors' business or with the Assignors' products and services, or in which the Assignors in the future acquire any right, title or interest.

      Use means, with respect to any Trademark, all uses of such Trademark by, for or in connection with the Assignors or their business or for the direct or indirect benefit of the Assignors or their business, including all such uses by the Assignors themselves, by any of the affiliates of the Assignors, or by any franchisee, licensee or contractor of the Assignors.

2. GRANT OF SECURITY INTEREST.

      2.1 Collateral Assignment of Pledged Trademarks.

            To secure the payment and performance in full of any and all Obligations, the Assignors hereby grant, assign, transfer and conveys to the Bank, BY WAY OF COLLATERAL SECURITY, all of the Trademark Collateral. THE BANK ASSUMES NO LIABILITY ARISING IN ANY WAY BY REASON OF ITS HOLDING SUCH COLLATERAL SECURITY.

      2.2 Supplemental to Security Agreements.

            Pursuant to the Security Agreements the Assignors have granted to the Bank a continuing security interest in and lien on the Collateral (including the Pledged Trademarks). The Security Agreements, and all rights and interests of the Bank in and to the Collateral (including the Pledged Trademarks) thereunder, are hereby ratified and confirmed in all respects. In no event shall this Trademark Agreement, the grant, assignment, transfer and conveyance of the Pledged Trademarks hereunder, or the recordation of this Trademark Agreement (or any document hereunder) with the PTO, adversely affect or impair, in any way or to any extent, the Security Agreements, the security interest of the Bank in the Collateral (including the Pledged Trademarks) pursuant to the Security Agreements and this Trademark Agreement, the attachment and perfection of such security interest under the Uniform Commercial Code (including the security interest in the Pledged Marks), or any present or future rights and interests of the Bank in and to the Collateral under or in connection with the Security Agreements, this Trademark Agreement or the Uniform Commercial Code. Any and all rights and interests of the Bank in and to the Pledged Trademarks (and any and all obligations of the Assignors with respect to the Pledged Trademarks) provided herein, or arising hereunder or in connection herewith, shall only supplement and be cumulative and in addition to the rights and interests of the Bank (and the obligations of the Assignor) in, to or with respect to the Collateral (including the Pledged Trademarks) provided in or arising under or in connection with the Security Agreements and shall not be in derogation thereof.

      2.3 License Back to Assignors.

      Unless and until there shall have occurred and be continuing an Event of Default and the Bank has notified the Assignors that the license granted hereunder is terminated, the Bank hereby grants to the Assignors the sole and exclusive, nontransferable, royalty-free, worldwide right and license under the Trademarks to make, have made for them, use, sell and otherwise practice the inventions disclosed and claimed in the Trademarks for the Assignors' own benefit and account and for none other; provided however, that the foregoing right and license shall be no greater in scope than, and limited by, the rights assigned to the Bank by the Assignors hereby. The Assignors agree not to sell, assign, transfer, encumber or sublicense their interest in the license granted to the Assignors in this Section 2.3, without the prior written consent of the Bank. Any such sublicenses granted on or after the date hereof shall be terminable by the Bank upon termination of the Assignors' license hereunder.

3. REPRESENTATIONS, WARRANTIES AND COVENANTS.

      The Assignors represent, warrant and covenant that: (i) Schedule A sets forth a true and complete list of all Trademarks and Trademark Registrations now owned, licensed, controlled or used by the Assignor; (ii) the Trademarks and Trademark Registrations are subsisting and have not been adjudged invalid or unenforceable, in whole or in part, and there is no litigation or proceeding pending concerning the validity or enforceability of the Trademarks or Trademark Registrations; (iii) to the best of the Assignors' knowledge, each of the Trademarks and Trademark Registrations is valid and enforceable; (iv) to the best of the Assignors' knowledge, there is no infringement by others of the Trademarks, Trademark Registrations or Trademark Rights; (v) no claim has been made that the use of any of the Trademarks does or may violate the rights of any third person, and to the best of the Assignors' knowledge, there is no infringement by the Assignors of the trademark rights of others; (vi) the Assignors are the sole and exclusive owners of the entire and unencumbered right, title and interest in and to each of the Trademarks (other than ownership and other rights reserved by third party owners with respect to Trademarks that the Assignors are licensed to use), free and clear of any liens, charges, encumbrances and adverse claims, including pledges, assignments, licenses, registered user agreements and covenants by the Assignors not to sue third persons, other than the security interest and assignment created by the Security Agreements and this Trademark Agreement; (vii) the Assignors have the unqualified right to enter into this Trademark Agreement and to perform its terms and have entered and will enter into written agreements with each of their present and future employees, agents, consultants, licensors and licensees that will enable them to comply with the covenants herein contained; (viii) the Assignors have used, and will continue to use, proper statutory and other appropriate proprietary notices in connection with their use of the Trademarks;
(ix) the Assignors have used, and will continue to use for the duration of this Trademark Agreement, consistent standards of quality in their manufacture and provision of products and services sold or provided under the Trademarks; (x) this Trademark Agreement, together with the Security Agreements, will create in favor of the Bank a valid and perfected first priority security interest in the Pledged Trademarks upon making the filings referred to in clause (xi) of this
Section 3; and (xi) except for the filing of financing statements with the Monroe County Clerk and the Secretary of State for the State of New York under the Uniform Commercial Code and the recording of this Trademark Agreement with the PTO, no authorization, approval or other action by, and no notice to or filing with, any governmental or regulatory authority, agency or office is required either (A) for the grant by the Assignors or the effectiveness of the security interest and assignment granted hereby or for the execution, delivery and performance of this Trademark Agreement by the Assignors, or (B) for the perfection of or the exercise by the Bank of any of its rights and remedies hereunder.

4. INSPECTION RIGHTS.

      The Assignors hereby grant to the Bank and its employees and agents the right to visit the Assignors' plants and facilities that manufacture, inspect or store products sold under any of the Trademarks, and to inspect the products and quality control records relating thereto upon advance notice and at reasonable times during regular business hours.

5. NO TRANSFER OR INCONSISTENT AGREEMENTS.

      Without the Bank's prior written consent and except for licenses of the Pledged Trademarks in the ordinary course of the Assignor's business consistent with its past practices, the Assignors will not (i) mortgage, pledge, assign, encumber, grant a security interest in, transfer, license or alienate any of the Pledged Trademarks, or (ii) enter into any agreement (for example, a license agreement) that is inconsistent with the Assignors' obligations under this Trademark Agreement or the Security Agreements.

6. AFTER-ACQUIRED TRADEMARKS, ETC.

      6.1 After-acquired Trademarks.

            If, before the Obligations shall have been finally paid and satisfied in full and neither of the Assignors have any rights to request borrowings under a line of credit with Bank and all lines of credit provided by Bank have been terminated, the Assignors shall obtain any right, title or interest in or to any other or new Trademarks, Trademark Registrations or Trademark Rights, the provisions of this Trademark Agreement shall automatically apply thereto and the Assignors shall promptly provide to the Bank notice thereof in writing and execute and deliver to the Bank such documents or instruments as the Bank may reasonably request further to implement, preserve or evidence the Bank's interest therein.

      6.2 Amendment to Schedule.

            The Assignors authorize the Bank to modify this Trademark Agreement without the necessity of the Assignors' further approval or signature, by amending Schedule A hereto and the Annex to the Assignment of Marks to include any future or other Trademarks, Trademark Registrations or Trademark Rights under Section 2 or Section 6.

7. TRADEMARK PROSECUTION

      7.1 Assignors Responsible.

            The Assignors shall assume full and complete responsibility for the prosecution, defense, enforcement or any other necessary or desirable actions in connection with the Pledged Trademarks, and shall hold the Bank harmless from any and all costs, damages, liabilities and expenses that may be incurred by the Bank in connection with the Bank's interest in the Pledged Trademarks or any other action or failure to act in connection with this Trademark Agreement or the transactions contemplated hereby. In respect of such responsibility, the Assignors shall retain trademark counsel acceptable to the Bank. The Bank shall not unreasonably delay in responding to any request to approve counsel proposed by the Assignors.

      7.2 Assignors' Duties, Etc.

            The Assignors shall have the right and the duty, through trademark counsel acceptable to the Bank, to prosecute diligently any trademark registration applications of the Trademarks pending as of the date of this Trademark Agreement or thereafter, to preserve and maintain all rights in the Trademarks and Trademark Registrations, including the filing of appropriate renewal applications and other instruments to maintain in effect the Trademark Registrations and the payment when due of all registration renewal fees and other fees, taxes and other expenses that shall be incurred or that shall accrue with respect to any of the Trademarks or Trademark Registrations. Any expenses incurred in connection with such applications and actions shall be borne by the Assignors. The Assignors shall not abandon any filed trademark registration application, or any Trademark Registration or Trademark, without the consent of the Bank, which consent shall not be unreasonably withheld.

      7.3 Assignors' Enforcement Rights.

            The Assignors shall have the right and the duty to bring suit or other action in the Assignors' own name to maintain and enforce the Trademarks, the Trademark Registrations and the Trademark Rights. The Assignors may require the Bank to join in such suit or action as necessary to assure the Assignors' ability to bring and maintain any such suit or action in any proper forum if (but only if) the Bank is completely satisfied that such joinder will not subject the Bank to any risk of liability. The Assignors shall promptly, upon demand, reimburse and indemnify the Bank for all damages, costs and expenses, including legal fees, incurred by the Bank pursuant to this Section 7.3.

      7.4 Protection of Trademarks, Etc.

            In general, the Assignors shall take any and all such actions (including institution and maintenance of suits, proceedings or actions) as may be necessary or appropriate to properly maintain, protect, preserve, care for and enforce the Pledged Trademarks. The Assignors shall not take or fail to take any action, nor permit any action to be taken or not taken by others under its control, that would adversely affect the validity, grant or enforcement of the Pledged Trademarks.

      7.5 Notification by Assignors.

            Promptly upon obtaining knowledge thereof, the Assignors will notify the Bank in writing of the institution of, or any final adverse determination in, any proceeding in the PTO or any similar office or agency of the United States or any foreign country, or any court, regarding the validity of any of the Trademarks or Trademark Registrations or the Assignors' rights, title or interests in and to the Pledged Trademarks.

8. REMEDIES.

      Upon the occurrence and during the continuance of an Event of Default, the Bank shall have, in addition to all other rights and remedies given it by this Trademark Agreement (including, without limitation, those set forth in Section 2.2), the Loan Agreement, the Security Agreements and all of the other agreements, instruments and documents executed by the Assignors with or in favor of the Bank at any time, those allowed by law and the rights and remedies of a secured party under the Uniform Commercial Code as enacted in the State of New York, and, without limiting the generality of the foregoing, the Bank may immediately, without demand of performance and without other notice (except as set forth next below) or demand whatsoever to the Assignors, all of which are hereby expressly waived, sell or license at public or private sale or otherwise realize upon the whole or from time to time any part of the Pledged Trademarks, or any interest that the Assignors may have therein, and after deducting from the proceeds of sale or other disposition of the Pledged Trademarks all reasonable expenses incurred by the Bank in attempting to enforce this Trademark Agreement (including all reasonable expenses for broker's fees and legal services), shall apply the residue of such proceeds toward the payment of the Obligations as set forth in or by reference in the Security Agreements. Notice of any sale, license or other disposition of the Pledged Trademarks shall be given to the Assignors at least five (5) days before the time that any intended public sale or other public disposition of the Pledged Trademarks is to be made or after which any private sale or other private disposition of the Pledged Trademarks may be made, which the Assignors hereby agree shall be reasonable notice of such public or private sale or other disposition. At any such sale or other disposition, the Bank may, to the extent permitted under applicable law, purchase or license the whole or any part of the Pledged Trademarks or interests therein sold, licensed or otherwise disposed of.

9. COLLATERAL PROTECTION.

      If the Assignors shall fail to do any act that it has covenanted to do hereunder, or if any representation or warranty of the Assignors shall be breached, the Bank, in its own name or that of the Assignors (in the sole discretion of the Bank), may (but shall not be obligated to) do such act or remedy such breach (or cause such act to be done or such breach to be remedied), and the Assignors agrees promptly to reimburse the Bank for any cost or expense incurred by the Bank in so doing.

10. POWER OF ATTORNEY.

      If any Event of Default shall have occurred and be continuing, the Assignors do hereby make, constitute and appoint the Bank (and any officer or agent of the Bank as the Bank may select in its exclusive discretion) as the Assignors' true and lawful attorney-in-fact, with full power of substitution and with the power to endorse the Assignors' name on all applications, documents, papers and instruments necessary for the Bank to use the Pledged Trademarks, or to grant or issue any exclusive or nonexclusive license of any of the Pledged Trademarks to any third person, or to take any and all actions necessary for the Bank to assign, pledge, convey or otherwise transfer title in or dispose of any of the Pledged Trademarks or any interest of the Assignors therein to any third person, and, in general, to execute and deliver any instruments or documents and do all other acts that the Assignors are obligated to execute and do hereunder. The Assignors hereby ratify all that such attorney shall lawfully do or cause to be done by virtue hereof and releases the Bank from any claims, liabilities, causes of action or demands arising out of or in connection with any action taken or omitted to be taken by the Bank under this power of attorney (except for the Bank's gross negligence or willful misconduct). This power of attorney is coupled with an interest and shall be irrevocable for the duration of this Trademark Agreement.

11. FURTHER ASSURANCES.

      The Assignors shall, at any time and from time to time, and at its expense, make, execute, acknowledge and deliver, and file and record as necessary or appropriate with governmental or regulatory authorities, agencies or offices, such agreements, assignments, documents and instruments, and do such other and further acts and things (including, without limitation, obtaining consents of third parties), as the Bank may request or as may be necessary or appropriate in order to implement and effect fully the intentions, purposes and provisions of this Trademark Agreement, or to assure and confirm to the Bank the grant, perfection and priority of the Bank's security interest in the Pledged Trademarks.

12. TERMINATION.

      At such time as all of the Obligations have been finally paid and satisfied in full and neither of the Assignors have any rights to request an advance under any line of credit and all lines of credit provided by Bank have been terminated, this Trademark Agreement shall terminate and the Bank shall, upon the written request and at the expense of the Assignors, execute and deliver to the Assignors all deeds, assignments and other instruments as may be necessary or proper to reassign and reconvey to and re-vest in the Assignors the entire right, title and interest to the Pledged Trademarks previously granted, assigned, transferred and conveyed to the Bank by the Assignors pursuant to this Trademark Agreement, as fully as if this Trademark Agreement had not been made, subject to any disposition of all or any part thereof that may have been made by the Bank pursuant hereto or the Security Agreements.

13. COURSE OF DEALING.

      No course of dealing between the Assignors and the Bank, nor any failure to exercise, nor any delay in exercising, on the part of the Bank, any right, power or privilege hereunder or under the Security Agreements or any other agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

14. EXPENSES.

      Any and all reasonable fees, costs and expenses, of whatever kind or nature, including the reasonable attorneys' fees and expenses incurred by the Bank in connection with the preparation of this Trademark Agreement and all other documents relating hereto, the consummation of the transactions contemplated hereby or the enforcement hereof, the filing or recording of any documents (including all taxes in connection therewith) in public offices, the payment or discharge of any taxes, counsel fees, maintenance or renewal fees, encumbrances, or otherwise protecting, maintaining or preserving the Pledged Trademarks, or in defending or prosecuting any actions or proceedings arising out of or related to the Pledged Trademarks, shall be borne and paid by the Assignors.

15. OVERDUE AMOUNTS.

      Until paid, all amounts due and payable by the Assignors hereunder shall be a debt secured by the Pledged Trademarks and other Collateral and shall bear, whether before or after judgment, interest at the rate of interest for overdue principal set forth in the applicable notes evidencing such Obligations.

16. NO ASSUMPTION OF LIABILITY, INDEMNIFICATION.

      NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, THE BANK ASSUMES NO LIABILITIES OF THE ASSIGNORS WITH RESPECT TO ANY CLAIM OR CLAIMS REGARDING THE ASSIGNORS' OWNERSHIP OR PURPORTED OWNERSHIP OF, OR RIGHTS OR PURPORTED RIGHTS ARISING FROM, ANY OF THE PLEDGED TRADEMARKS OR ANY USE, LICENSE OR SUBLICENSE THEREOF, WHETHER ARISING OUT OF ANY PAST, CURRENT OR FUTURE EVENT, CIRCUMSTANCE, ACT OR OMISSION OR OTHERWISE. ALL OF SUCH LIABILITIES SHALL BE EXCLUSIVELY THE RESPONSIBILITY OF THE ASSIGNORS, AND THE ASSIGNORS SHALL INDEMNIFY THE

BANK FOR ANY AND ALL COSTS, EXPENSES, DAMAGES AND CLAIMS, INCLUDING LEGAL FEES, INCURRED BY THE BANK WITH RESPECT TO SUCH LIABILITIES.

17. NOTICES.

      All notices and other communications made or required to be given pursuant to this Trademark Agreement shall be in writing and shall be delivered in hand, mailed by United States registered or certified first-class mail, postage prepaid, or sent by telegraph, telecopy or telex and confirmed by delivery via courier or postal service, addressed as follows:

      (a) if to the Assignors, at 525 Lee Road, Rochester, New York Attention:
Emilio O. DiCataldo, Senior Vice President and CFO, or at such other address for notice as the Assignors shall last have furnished in writing to the person giving the notice; and

      (b) if to the Bank, at One M&T Plaza, Buffalo, New York 14203, Attention:
Collateral Department, or at such other address for notice as the Bank shall last have furnished in writing to the person giving the notice, with copies to Bank at 525 East Avenue, Rochester, New York 14604, Attention: William Holston, Vice President.

Any such notice or demand shall be deemed to have been duly given or made and to have become effective (i) if delivered by hand to a responsible officer of the party to which it is directed, at the time of the receipt thereof by such officer, (ii) if sent by registered or certified first-class mail, postage prepaid, two (2) Business Days after the posting thereof, and (iii) if sent by telegraph, telecopy, or telex, at the time of the dispatch thereof, if in normal business hours in the country of receipt, or otherwise at the opening of business on the following Business Day.

18. AMENDMENT AND WAIVER.

      This Trademark Agreement is subject to modification only by a writing signed by the Bank and the Assignors, except as provided in Section 6.2. The Bank shall not be deemed to have waived any right hereunder unless such waiver shall be in writing and signed by the Bank. A waiver on any one occasion shall not be construed as a bar to or waiver of any right on any future occasion.

19. GOVERNING LAW, CONSENT TO JURISDICTION.

      THIS TRADEMARK AGREEMENT IS INTENDED TO TAKE EFFECT AS A SEALED INSTRUMENT AND SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. The Assignors agree that any suit for the enforcement of this Trademark Agreement may be brought in the courts of the County of Monroe or any federal court sitting therein and consents to the non-exclusive jurisdiction of such court and to service of process in any such suit being made upon the Assignors by mail at the address specified in Section 17. The Assignors hereby waive any objection that they may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient court.

20. WAIVER OF JURY TRIAL.

      THE ASSIGNORS WAIVE THEIR RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS TRADEMARK AGREEMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THE PERFORMANCE OF ANY SUCH RIGHTS OR OBLIGATIONS. Except as prohibited by law, the Assignors waive any right which they may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. The Assignors (i) certifies that neither the Bank nor any representative, agent or attorney of the Bank has represented, expressly or otherwise, that the Bank would not, in the event of litigation, seek to enforce the foregoing waivers, and (ii) acknowledges that, in entering into the Loan Agreement and the other agreements, instruments or documents to which the Bank is a party, the Bank is relying upon, among other things, the waivers and certifications contained in this Section 20.

21. BANK'S RIGHT TO ACCEPT OR CONSENT, ETC.

      Notwithstanding anything herein to the contrary, Bank shall not be deemed to have unreasonably delayed in responding to a request for a consent hereunder or the approval of a counsel proposed by Assignors whom the Bank must consent to unless Bank fails to respond to a request for such consent or acceptance of proposed counsel for 10 days after such request is submitted and Assignors thereafter notify Bank in writing that they believe Bank has unreasonably delayed in responding to such request and Bank continues for more than 10 days after its receipt of such notice to respond to such request. In any event, the sole remedy for Assignors if Bank unreasonably delayed in responding to any such request shall be that it loses its right to consent to any such action or to approve any such counsel.

22. MISCELLANEOUS.

      The headings of each section of this Trademark Agreement are for convenience only and shall not define or limit the provisions thereof. This Trademark Agreement and all rights and obligations hereunder shall be binding upon the Assignors and their respective successors and assigns, and shall inure to the benefit of the Bank and its successors and assigns. In the event of any irreconcilable conflict between the provisions of this Trademark Agreement and the Loan Agreement, or between this Trademark Agreement and the Security Agreements, the provisions of the Loan Agreement or the Security Agreements, as the case may be, shall control. If any term of this Trademark Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall in no way be affected thereby, and this Trademark Agreement shall be construed and be enforceable as if such invalid, illegal or unenforceable term had not been included herein. The Assignors acknowledge receipt of a copy of this Trademark Agreement.

      IN WITNESS WHEREOF, this Trademark Agreement has been executed as of the day and year first above written.


                                        CVC, INC.

                                        By: /s/ Emilio O. DiCataldo
                                            ----------------------------------
                                        Name: Emilio O. DiCataldo
                                        Title: Senior Vice President and CFO


                                        CVC PRODUCTS, INC.

                                        By: /s/ Emilio O. DiCataldo
                                            ----------------------------------
                                        Name: Emilio O. DiCataldo
                                        Title: Senior Vice President and CFO


                                        MANUFACTURERS AND TRADERS TRUST
                                        COMPANY

                                        By: /s/ William Holston
                                            ----------------------------------
                                        Name: William Holston
                                        Title: Vice President

                          CERTIFICATE OF ACKNOWLEDGMENT

STATE OF NEW YORK  )
COUNTY OF MONROE   ) ss:

      Before me, the undersigned, a Notary Public in and for the county aforesaid, on this 14th day of April, 1998, personally appeared Emilio O. DiCataldo to me known personally, and who, being by me duly sworn, deposes and says that he is the Senior Vice President and CFO of CVC, INC., and that said instrument was signed and sealed on behalf of said corporation by authority of its Board of Directors, and he acknowledged said instrument to be the free act and deed of said corporation.


                                         ---------------------------------------
            GARY F. AMENDOLA             Notary Public
     Notary Pubic, State of New York
       Qualified in Monroe County,
  Commission Expires Oct. 31___________

STATE OF NEW YORK  )
COUNTY OF MONROE   ) ss:

      Before me, the undersigned, a Notary Public in and for the county aforesaid, on this 14th day of April, 1998, personally appeared Emilio 0. DiCataldo to me known personally, and who, being by me duly sworn, deposes and says that he is the Senior Vice President and CFO of CVC PRODUCTS, INC., and that said instrument was signed and sealed on behalf of said corporation by authority of its Board of Directors, and he acknowledged said instrument to be the free act and deed of said corporation.


                                         ---------------------------------------
            GARY F. AMENDOLA             Notary Public
     Notary Pubic, State of New York
       Qualified in Monroe County,
  Commission Expires Oct. 31___________

STATE OF NEW YORK  )
COUNTY OF MONROE   ) ss:

      Before me, the undersigned, a Notary Public in and for the county aforesaid, on this 14th day of April, 1998, personally appeared William Holston to me known personally, and who, being by me duly sworn, deposes and says that he is the Vice President of MANUFACTURERS AND TRADERS TRUST COMPANY, and that said instrument was signed and sealed on behalf of said corporation by authority of its Board of Directors, and he acknowledged said instrument to be the free act and deed of said corporation.


                                         ---------------------------------------
            GARY F. AMENDOLA             Notary Public
     Notary Pubic, State of New York
       Qualified in Monroe County,
  Commission Expires Oct. 31___________

                                   SCHEDULE A

                     Trademarks and Trademark Registrations

                                   SCHEDULE A

      2. CVC's U.S. Trademark Assets. The following Table 5 details CVC's trademark assets.

================================================================================
                         Table 5: CVC'S Trademark Assets
--------------------------------------------------------------------------------
      Mark                     Status                    Goods Protected
================================================================================
CONNEXION(R)        U.S. Trademark Registration  Semiconductor and data
                    1,834,335, issued May 3,     storage wafer processing
                    1994                         equipment, comprising
                                                 physical vapor deposition,
                                                 rapid thermal processing
                                                 chemical vapor deposition,
                                                 including RTCVD and MOCVD, and
                                                 inductively-coupled plasma
                                                 equipment

--------------------------------------------------------------------------------
CVC                 Not Registered, but used as  Relating to goods and services
                    trademark or slogan to       in the area of Semiconductor
                    associate with CVC's good    and data storage wafer
                    and services                 processing equipment,
                                                 comprising physical vapor
                                                 deposition, rapid thermal
                                                 process, chemical vapor
                                                 deposition, including RTCVD and
                                                 MOCVD, and inductively-coupled
                                                 plasma equipment
--------------------------------------------------------------------------------

================================================================================
                         Table 5: CVC'S Trademark Assets
--------------------------------------------------------------------------------
      Mark                     Status                    Goods Protected
================================================================================
     [SYMBOL]       Not registered, but used as  Relating to goods and
       CVC          a trademark                  services in the area of
                                                 Semiconductor and data storage
                                                 wafer processing equipment,
                                                 comprising physical vapor
                                                 deposition, rapid thermal
                                                 processing, chemical vapor
                                                 deposition, including RTCVD and
                                                 MOCVD, and inductively-coupled
                                                 plasma equipment

--------------------------------------------------------------------------------
OPEN CONNEXION(TM)  Registration application     Software systems for
                    prepared awaiting review     semiconductor and data
                    and filing                   storage wafer processing
                                                 equipment, comprising physical
                                                 vapor deposition, rapid thermal
                                                 processing chemical vapor
                                                 deposition, including RTCVD and
                                                 MOCVD, and inductively-coupled
                                                 plasma equipment

--------------------------------------------------------------------------------
Connect with        Not registered, but used as  Slogan relating to goods and
CVC(TM)             trademark or slogan to       services in the area of
                    associate with CVC's goods.  semiconductor and data
                                                 storage wafer processing
                                                 equipment, comprising physical
                                                 vapor deposition, rapid thermal
                                                 processing chemical vapor
                                                 deposition, including RTCVD and
                                                 MOCVD, and inductively-coupled
                                                 plasma equipment

================================================================================
                         Table 5: CVC'S Trademark Assets
--------------------------------------------------------------------------------
      Mark                     Status                    Goods Protected
================================================================================
Infinity(TM)        Not registered, but used as  Relating to goods in the area trademark to associate with  of semiconductor and data
                    CVC's goods.                 storage wafer processing
                                                 equipment, comprising physical
                                                 vapor deposition.

--------------------------------------------------------------------------------
The CONNEXION(R)    Not registered, but used as  Relating to goods in the area
400(TM)             trademark to associate with  of semiconductor and data
                    CVC's goods.                 storage wafer processing
                                                 equipment, comprising physical
                                                 vapor deposition, rapid thermal
                                                 processing chemical vapor
                                                 deposition, including RTCVD and
                                                 MOCVD, and inductively-coupled
                                                 plasma equipment

--------------------------------------------------------------------------------
The CONNEXION(R)    Not registered, but used as  Relating to goods in the area
500(TM)             trademark to associate with  of semiconductor and data
                    CVC's goods.                 storage wafer processing
                                                 equipment, comprising physical
                                                 vapor deposition, rapid thermal
                                                 processing chemical vapor
                                                 deposition, including MOCVD and
                                                 RTCVD, and inductively-coupled
                                                 plasma equipment
--------------------------------------------------------------------------------

================================================================================
                         Table 5: CVC'S Trademark Assets
--------------------------------------------------------------------------------
      Mark                     Status                    Goods Protected
================================================================================
The CONNEXION(R)    Not registered, but used as  Relating to goods in the area
600(TM)             trademark to associate with  of semiconductor and data
                    CVC's goods.                 storage wafer processing
                                                 equipment, comprising physical
                                                 vapor deposition, rapid thermal
                                                 processing chemical vapor
                                                 deposition, including MOCVD and
                                                 RTCVD, and inductively-coupled
                                                 plasma equipment

--------------------------------------------------------------------------------
The CONNEXION(R)    Not registered, but used as  Relating to goods in the area
800(TM)             trademark to associate with  of semiconductor and data
                    CVC's goods.                 storage wafer processing
                                                 equipment, comprising physical
                                                 vapor deposition, rapid thermal
                                                 processing chemical vapor
                                                 deposition, including MOCVD and
                                                 RTCVD, and inductively-coupled
                                                 plasma equipment

--------------------------------------------------------------------------------
Multi-Comp(TM)      Not registered, but used as  Relating to goods in the area trademark to associate with  of semiconductor wafer
                    CVC's goods.                 processing equipment,
                                                 comprising rapid thermal
                                                 processing and rapid thermal
                                                 chemical-vapor deposition
                                                 equipment

--------------------------------------------------------------------------------
Multi-Probe(TM)     Not registered, but used as  Relating to goods in the area trademark to associate with  of semiconductor wafer
                    CVC's goods.                 processing equipment,
                                                 comprising rapid thermal
                                                 processing and rapid thermal
                                                 chemical-vapor deposition
                                                 equipment
--------------------------------------------------------------------------------

================================================================================
                         Table 5: CVC'S Trademark Assets
--------------------------------------------------------------------------------
      Mark                     Status                    Goods Protected
================================================================================
Pulsar(TM)          Not registered, but used as  Relating to goods in the area trademark to associate with  of semiconductor wafer
                    CVC's goods.                 processing equipment,
                                                 comprising rapid thermal
                                                 processing and RTCVD equipment

--------------------------------------------------------------------------------
Series 400(TM)      Not registered, but used as  Relating to goods in the area trademark to associate with  of semiconductor and data
                    CVC's goods.                 storage wafer processing
                                                 equipment, comprising physical
                                                 vapor deposition equipment

--------------------------------------------------------------------------------
Series 500(TM)      Not registered, but used as  Relating to goods in the area trademark to associate with  of semiconductor and data
                    CVC's goods.                 storage wafer processing
                                                 equipment, comprising physical
                                                 vapor deposition equipment

--------------------------------------------------------------------------------
Series 600(TM)      Not registered, but used as  Relating to goods in the area trademark to associate with  of semiconductor and data
                    CVC's goods.                 storage wafer processing
                                                 equipment, comprising physical
                                                 vapor deposition equipment

--------------------------------------------------------------------------------
Universal Thermal   Not registered, but used as  Relating to goods in the area
Module(TM)          trademark to associate with  of semiconductor wafer
or UTM(TM)          CVC's goods.                 processing equipment,
                                                 comprising rapid thermal
                                                 processing and chemical-vapor
                                                 deposition equipment including
                                                 RTCVD and MOCVD equipment
--------------------------------------------------------------------------------

================================================================================
                         Table 5: CVC'S Trademark Assets
--------------------------------------------------------------------------------
      Mark                     Status                    Goods Protected
================================================================================
Universal Plasma    Not registered, but used as  Relating to goods in the area
Module(TM)          trademark to associate with  of semiconductor and data
or UPM(TM)          CVC's goods.                 storage wafer processing
                                                 equipment, comprising physical
                                                 vapor deposition and
                                                 inductively-couple plasma
                                                 processing equipment
================================================================================

      CVC has no prior opinions or similar documents relating to the scope or validity of its trademarks. No maintenance fees are presently due for CVC's existing CONNEXION(R) trademark registration. In addition, there are no documents relating to litigation or licenses involving CVC's trademarks, related foreign filings, and product-line information related to the trademarks.

      3. CVC's Foreign Trademark Assets. To date, CVC holds no foreign trademark registrations. Nor does CVC, as of the date of this Intellectual Property Audit Report, have pending any foreign trademark applications. To the extent that CVC uses a particular mark for a product it sells in a foreign market, those marks appearing in Table 5, above, represent the only marks CVC uses outside the United States.

            There are no prior opinions or documents relating to the scope or validity of CVC's trademarks outside the United States. Nor are there any foreign patent and trademark office actions or maintenance fee dates due at this time. No documents relating to litigation or licenses involving CVC's trademarks, related foreign filings, and product-line information related to the use of trademarks outside the United States were discovered in this Intellectual Property Audit.

E. Copyright Assets and Related Intellectual Property Assets

      1. Overview. The Copyright Act establishes copyright protection "in original works of authorship fixed in any tangible medium of expression." Each word in this phrase must be satisfied in order to create a copyright. The work must be original, meaning that it was created by the author--that is, it "originated" with the author, not someone else but it need not be highly unique or creative, which is required for some other forms of intellectual property protection, such as patents. A work must be fixed in some tangible way in order to create a copyright. Authors cannot simply come up with brilliant ideas for books or songs and carry them

Form PTO-1595 (Modified)                             U.S. DEPARTMENT OF COMMERCE
(Rev 6-93)                                           Patent and Trademark Office
OMB No. 0651-0011 (exp. 4/94)

                          RECORDATION FORM COVER SHEET
                                 TRADEMARKS ONLY

Tab settings                    [GRAPHIC OMITTED]
--------------------------------------------------------------------------------
   To the Honorable Commissioner of Patents and Trademarks: Please record the attached original documents or copy thereof.
--------------------------------------------------------------------------------

1.    Name of conveying party(ies):

      CVC PRODUCTS, INC.
      and CVC, INC.

      |_| Individual(s)

      |_| General Partnership

      |X| Corporation-State (DE)

      |_| Association

      |_| Limited Partnership

      |_| Other_________________________________________________________________

Additional name(s) of conveying party(ies) attached |_| Yes |_| No

--------------------------------------------------------------------------------

2.    Name and address of receiving party(ies)

      Name: Manufacturers and Traders Trust Company

      Internal Address: ________________________________________________________

      Street Address: One M&T Plaza

      City: Buffalo                State: NY                     ZIP: 14203

      |_| Individual(s) citizenship_____________________________________________

      |_| Association___________________________________________________________

      |_| General Partnership___________________________________________________

      |_| Limited Partnership___________________________________________________

      |X| Corporation-State_____________________________________________________

      |_| Other_________________________________________________________________

If assignee is not domiciled in the United States, a domestic representative designation is attached: |_| Yes |_| No

(Designations must be a separate document from assignment) Additional name(s) & address(es) attached |_| Yes |_| No

--------------------------------------------------------------------------------

3.    Nature of conveyance:

      |X| Assignment

      |_| Security Agreement

      |_| Merger

      |_| Change of Name

      |_| Other_________________________________________________________________

Execution Date:   4/14/98

--------------------------------------------------------------------------------

4.    Application number(s) or patent number(s):

      A. Trademark Application No.(s)

      B. Trademark Registration No.(s)

            1,834,335 (issued 5/3/94)

      Additional numbers attached? |_| Yes |X| No

--------------------------------------------------------------------------------

5. Name and address of party to whom correspondence concerning document should be mailed:

      Name: Gordon E. Forth, Esq.

      Internal Address: Woods, Oviatt, Gilman,

      Sturman & Clarke LLP

      __________________________________________________________________________

      Street Address: 44 Exchange Street

      __________________________________________________________________________

      City: Rochester              State: NY                ZIP: 14614

--------------------------------------------------------------------------------

6.    Total number of applications and registrations involved: .......... 1

--------------------------------------------------------------------------------

7.    Total fee (37 CFR 3.41).................$40.00

      |X| Enclosed

      |_| Authorized to be charged to deposit account

--------------------------------------------------------------------------------

8.    Deposit account number:

      __________________________________________________________________________

      (Attach duplicate copy of this page if paying by deposit account)

--------------------------------------------------------------------------------

                             DO NOT USE THIS SPACE

--------------------------------------------------------------------------------

9.    Statement and signature.

To the best of my knowledge and belief, the foregoing information is true and correct and any attached copy is a true copy of the original document.


Emilio O. DiCataldo               /s/ Emilio O. DiCataldo
----------------------            -----------------------      ----------------
Name of Person Signing                  Signature                 Date

Total number of pages including cover sheet, attachments, and document: |2|
--------------------------------------------------------------------------------

     Mail documents to be recorded with required cover sheet information to:
              Commissioner of Patents & Trademarks, Box Assignments
                             Washington, D.C. 20231

[LOGO] M&T Bank
Manufacturers and Traders Trust Company

                            LANDLORD/MORTGAGEE WAIVER

Re:   Premises:   525 Lee Road, Rochester, New York 14606

      Borrower:   CVC, INC.

      Collateral: All presently owned and after-acquired personal property and fixtures

      Bank:       Manufacturers and Traders Trust Company
                  One M&T Plaza, Buffalo, New York 14240

      The undersigned is the holder of an interest as owner, mortgagee or otherwise (the "Holder") in certain real property, commonly described as stated above, which Premises are owned by or leased to the Borrower identified above.

      The Holder has been advised that Manufacturers and Traders Trust Company (the "Bank") is about to extend credit to the Borrower to be secured by a security interest held by the Bank in the property of the Borrower identified above as the Collateral. The Bank's extension of credit to the Borrower is conditioned upon the Holder's subordination of any and all claims, interests or liens the Holder has or may have with respect to the Collateral.

      The Holder, intending to be legally bound, does hereby acknowledge that the Bank as the holder of a perfected security interest in the Collateral and hereby subordinates to the Bank's lien any claim, interest or lien the Holder may have in any fixtures that may be included in the Collateral. The Holder hereby agrees that the Bank may at any time enter upon the Premises and remove the Collateral without liability to the Holder except for damage to the Premises directly resulting from such removal. The Holder will not seek to levy execution on or foreclose any lien or other security interest in the Collateral or otherwise apply the value of the Collateral to satisfy any claim of the Holder against the Borrower until all obligations owing by the Borrower to the Bank have been irrevocably paid in full. The Holder will notify any successor in interest of all or any part of such real property of this consent and disclaimer, which shall be binding upon the Holder's personal representatives, successors and assigns.

Date:       April 14, 1998        CVC PRODUCTS, INC.
     -------------------------    ------------------------------------------


                                  BY: /s/ EMILIO O. DiCATALDO
                                  ------------------------------------------
                                  EMILIO O. DiCATALDO, SENIOR VICE PRESIDENT
                                  ------------------------------------------
                                  AND CHIEF FINANCIAL OFFICER
                                  ------------------------------------------

STATE OF NEW YORK           )
                            :SS.
COUNTY OF MONROE            )

On the 14th day of April, l998, before me personally came______________________

|_|   Individual(s)     to me known to be the person(s) described in and who
                        executed the foregoing instrument, and __he (they jointly and severally) acknowledged to me that __he
                        (they) executed the same.

|_|   Partnership       to me known and known to me to be a general partner of
                        the firm of______________________

                        and known to me to be the individual described in, and who executed, the foregoing instrument in the name of said firm and _____ he duly acknowledged to me that __he executed the same for and in behalf of said firm.

|X|  Corporation        to me known, who, being by me duly sworn, did depose and
                        say that __he resides in [ILLEGIBLE]

                        that __he is the Senior Vice President and Chief Financial Officer of CVC PRODUCTS, INC.
                        the corporation described in and which executed the above instrument; and that __he signed his(her) name thereto by order of the board of directors of said corporation.


                                                 /s/ Gary F. Amendola
                                        ----------------------------------------
            GARY F. AMENDOLA                         Notary Public
     Notary Pubic, State of New York
       Qualified in Monroe County
  Commission Expires Oct. 31, _____

                          LANDLORD'S WAIVER AND CONSENT

                                                             Date: April 9, 1998

West 77 Pentagon Park LLC, a Delaware limited liability company ("Landlord") consents to the security interest of Manufacturers and Traders Trust Company (the "Lender") in all present and future equipment, accounts, inventory and general intangibles (the "Collateral"), constituting property of CVC Products, Inc. ("Tenant/Debtor"), located at 4530 W. 77th Street, Suite 221, Edina, Minnesota 55435 (the "Leased Premises") and all proceeds of the Collateral. Landlord acknowledges that Lender's rights to the Collateral shall be prior to any claim by Landlord.

Lender agrees to pay Landlord Rent and Additional Rent as provided for under the lease between Landlord and Debtor dated May 17, 1997, (the "Lease"), but on a per diem basis, during any period Lender occupies the Leased Premises after termination of the Lease, and Lender agrees to pay Landlord for the reasonable costs incurred by Landlord in repairing any damage that Lender or its agents or Contractors cause to the Premises or the real estate of which the Premises are a part.

Under no circumstances shall Lender retain possession of the Premises for more than thirty (30) days following dispatch to Lender of notice of the termination of the Lease without Landlord's prior consent. Lender shall promptly provide Landlord with written notice of any default by Debtor. Any notice which is to be given by Lender or Landlord, to be effective, shall be delivered by messenger, or mailed by certified mail, return receipt requested, to the following address (or such other address as may be specified by a party by notice given to the other party in the manner provided herein):

If to Lender:                  Manufacturers and Traders Trust Company
                               One M&T Plaza
                               Buffalo, NY 14240

If to Landlord:                West 77 Pentagon Park LLC
                               c/o Northco Corporation
                               4900 Viking Drive
                               Edina, MN 55435

Landlord further acknowledges and/or agrees as follows:

1.    Tenant is in lawful possession of the Premises referred to above.

2. Landlord has not present knowledge of any default by Tenant under the terms of the Lease.

3. Landlord shall provide Lender with written notice of any default under or breach of the Lease which, if left uncurred beyond any applicable cure period, may cause a termination of the Lease by Landlord.


West 77 Pentagon Park LLC
By Northco Corporation, Managing Agent
for West 77 Pentagon Park LLC

By: /s/ Eva Stevens
    --------------------------------------
Its: Vice President


Manufacturers and Traders Trust Company

By: /s/ William E. Holston
    --------------------------------------
Its: Vice President

[LOGO] M&T Bank
Manufacturers and Traders Trust Company

                            LANDLORD/MORTGAGEE WAIVER

Re:   Premises:   2914 Montopolis Drive, Suite 290, Austin, Texas 78741

      Borrower:   CVC Products, Inc., 525 Lee Road, Rochester, New York 14606

      Collateral: All presently owned and after acquired personal property

      Bank:       Manufacturers and Traders Trust Company
                  One M&T Plaza, Buffalo, New York 14240

      The undersigned is the holder of an interest as owner, mortgagee or otherwise (the "Holder") in certain real property, commonly described as stated above, which Premises are owned by or leased to the borrower identified above.

      The Holder has been advised that Manufacturers and Traders Trust Company (the "Bank") is about to extend credit to the Borrower to be secured by a security interest held by the Bank in the property of the Borrower identified above as the Collateral. The Bank's extension of credit to the Borrower is conditioned upon the Holder's subordination of any and all claims, interests or liens the Holder has or may have with respect to the Collateral.

      The Holder, intending to be legally bound, does hereby acknowledge that the Bank is the holder of a perfected security interest in the Collateral and hereby subordinates to the Bank's lien any claim, interest or lien the Holder may have in the Collateral. The Holder hereby agrees that the Bank may at any time enter upon the Premises and remove the Collateral without liability to the Holder except for damage to the Premises directly resulting from such removal. The Holder will not seek to levy execution on or foreclose any lien or other security interest in the Collateral or otherwise apply the value of the Collateral to satisfy any claim of the Holder against the Borrower until all obligations owing by the Borrower to the Bank have been irrevocably paid in full. The Holder will notify any successor in interest of all or any part of such real property of this consent and disclaimer, which shall be binding upon the Holder's personal representatives, successors and assigns.

Date:   April 9, 1998                        Brock Consulting Group, Inc.


                                             by: J. V. Brook, President
                                                 --------------------------

[SEAL] Notary Public * State of Texas *

CONNIE J. FREASIER
Notary Public, State of Texas
My Commission Expires
APRIL 20, 2000

STATE OF Texas       )
                     :SS.
COUNTY OF Travis     )

On the 9th day of April, 1998, before me personally came J. Vaughn Brock

|_| Individual(s)       to me known to be the person(s) described in and who
                        executed the foregoing instrument, and __he (they jointly and severally) acknowledged to me that __he
                        (they) executed the same.

|_| Partnership         to me known and known to me to be a general partner of
                        the firm of_____________________________________________
                        ________________________________________________________

                        and known to me to be the individual described in, and who executed, the foregoing instrument in the name of said firm and __he duly acknowledged to me that __he executed the same for and in behalf of said firm.

|X| Corporation         to me known, who, being duly sworn, did depose and say
                        that __he resides in

                        Travis County, Texas

                        that __he is the President

                        of Brock Consulting Group, Inc.

                        the corporation described in and which executed the above instrument; and that __he signed his(her) name thereto by order of the board of directors of said corporation.


                                                          /s/ Connie J. Freasier
                                                          ----------------------
                                                              Notary Public

                             SUBORDINATION AGREEMENT

THIS SUBORDINATION AGREEMENT (this "Agreement") is made and entered into by and between Security Capital Industrial Trust, a Maryland Real Estate Investment Trust, ("Landlord"), and Manufacturers and Traders Trust Company ("Lender") as of the _______ day of April, 1998.

                                   WITNESSETH:

Whereas, Landlord and CVC Holdings, Inc. a Delaware Corporation ("Tenant") have entered into that certain lease dated November 7, 1995, (the "Lease") pursuant to which Tenant is leasing certain premises located at $100 Laurelview Court, Fremont, CA (the "Premises") from Landlord;

Whereas, pursuant to the Landlord's Lien/Security Agreement provision of the Lease if any, or California law, Tenant has granted to Landlord a [ILLEGIBLE] of Tenant's personal property ("Personal Property") located in the Premises (collectively, the "Landlord's Lien");

Whereas, in connection with the Tenant obtaining a line of credit or providing any financing or refinancing for the purchase of any personal property for the Premises ("Personal Property Financing") with Lender, Tenant has requested, and Landlord has agreed, subject to certain conditions, to subordinate the Landlord's Lien to any personal property liens of Lender.

NOW, THEREFORE, in consideration of the [ILLEGIBLE] covenants contained herein, and for other consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord, Tenant and Lender hereby agree as follows:

      1. Notwithstanding the Landlord's Lien/Security Agreement provision of the Lease if any, or any provisions of California law, the Landlord's Lien shall be subordinate and subject to the lien placed on the Personal Property by the Lender in connection with the Personal Property Financing.

      2. Lender hereby agrees that it shall not occupy and/or possess the Premises for more than a fourteen (14) day period.

      3. Lender hereby agrees that it shall indemnify and hold Landlord harmless from any liability, loss, cost, damage caused while in possession of the Premises and/or expenses (including, without limitation, Landlord's attorneys' fees) incurred by or asserted against Landlord arising out of any action by or on behalf of the Lender in connection with Lender's enforcement action involving Tenant's Personal Property.

      4. Lender hereby agrees that it shall be required to repair any damage to the Premises caused by Lender, or Lender's agents, during the period in which it is in possession of the Premises.

      5. Lender, or Lender's agents, shall not hold any auction or sale of the Personal Property on the Premises.

      6. This Agreement shall in all respects be a continuing agreement and shall remain in full force and effect so long as the Personal Property Financing is in effect and so long as the Tenant (or the Lender) occupies or is in possession of the Premises.

      7. The term Tenant includes CVC Holdings, Inc.'s wholly owned subsidiary, CVC Products, Inc.

      IN WITNESS WHEREOF, this Agreement has been executed and delivered by the Lender and the Landlord as of the day and year first written above.



                                   LENDER:

                                   Manufacturers and Traders Trust Company

                                   By: /s/ William E. Holston
                                      -------------------------------------
                                   Name: William E. Holston
                                         ----------------------------------
                                   Title: Vice President
                                          ---------------------------------


                                   LANDLORD:

                                   Security Capital Industrial Trust
                                   Maryland Real Estate Investment Trust
                                   General Partner

                                   By:
                                      -------------------------------------
                                   Name: Ned K. Anderson
                                         ----------------------------------
                                   Title: Senior Vice President
                                          ---------------------------------

                               CVC PRODUCTS, INC.
                 ACCOUNTS RECEIVABLE AGING AS 0F MARCH 31, 1998

REVISED 4/14/98

                                                                        -------------------------------------------
DESCRIPTION                                                   INVOICE                                        AGING
                                                                        -------------------------------------------
                                                              BALANCE                        0-30         31-60

Balance Forward:                                                        13,378,322.66    7,274,008.44   883,183.66

Installation aged balsed on ship date
Analog 8115  Inv  44123(s invoiced 3.25)                      1/19/98            0.00      330,373.65         0.00
Analog 8116 Inv 44245 (no s invoice yet)                      1/31/98            0.00      281,996.35  (281.995.35)
AMC 8096 (final 10% and all st needs invoicing  43724+4368   11/13/97            0.00      403,742.03         0.00
Boeing matching credits with charges                                             0.00       88,004.25        28.44
DAS Devices sales tax billed 3.10                             1/22/98            0.00       61,062.80         0.00
IBM 8089 value $892,302.84 +above tax cost. (s inv 3.30 29    3/31/98            0.00            0.00         0.00
NYS ENERGY RES AUTHORITY 10% hold back                                           0.00        9.956.30         0.00
Read Rite 998l (S invoice 2.24) 40421                         9/28/96            0.00            0.00    11,366.46
Read Rite 9983 (s invoiced 2.24) 40671                       10/31/96            0.00            0.00    74,342.70
Read Rite 9984 (s invoiced 12,223.04 on 2.24) 41049          12/31/96            0.00       22,223.70    12,223.04
Read Rite 9985 (Invoiced 2.24) 41050                         12/31/96            0.00            0.00    26,349.61
Read Rite 8068 (10% phases 3.9 signed Off 5% not billed)4     9/30/97            0.00      612,612.51         0.00
Read Rite 8067 (10% billed 1/27 5% not billed yet) 43626      11/7/97            0.00      165,306.27         0.00
Seagate 8053/43887                                           12/11/97            0.00       66,456.00         0.00
Seagate 8053/43888                                           12/11/97            0.00       66,456.00         0.00
Seagate 8051/43995                                           12/29/97            0.00       66,456.00         0.00
Seagate 6051/44017                                           12/31/97            0.00       66,456.00         0.00
Seagate 9875/44019                                           12/31/97            0.00       66,456.00         0.00
Seagate 9875/44020                                           12/31/97            0.00       66.456.00         0.00
Seagate 9900/44021                                           12/31/97            0.00       66.456.00         0.00
Seagate 9900/44022                                           12/31/97            0.00       66,456.00         0.00
Seagate 8l48/44770 value $409,602.68 pd 4/6 379,796.04        3/30/98            0.00            0.00         0.00
Seagate 8l67/44820 value $146,714.40                          3/31/98            0.00            0.00         0.00
Sematech 9998 42455 (Completed Beam 3.9) pd 480K 4/2/9        6/25/97            0.00      600,000.00         0.00
Suny Albany Res Foundation value $154,506.40 s inv 3.18       3/18/98            0.00            0.00         0.00
Actus Commerce Inc. 8059/44635 value $176,500.00              3/16/98            0.00            0.00         0.00
Actus Commerce Inc. 8125/44810 value $384,564.00              3/31/98            0.00            0.00         0.00
Viking Tech Corp 8113 5% simple recpt 4.3 (final 5% not yet  11/20/97            0.00      220,000.00         0.00
Seagate Ir.  44143 S invoiced 2.18 8082                       1/28/98            0.00            0.00    10,000.00
Seagate Ir 8l03 (s inv 2/27) 43910                           12/15/97            0.00            0.00   210,914.90
Seagate IR 8082/42940 (no S invoice)                          8/22/98            0.00      195,635.80         0.00
Seagate IR 8082/42709                                         7/24/97            0.00       22,784.00         0.00
Seagate IR 8169/44740 Value $1,081,064.00                     3/25/98            0.00            0.00         0.00
Seagate IR 8l70/4479l Value $l,019,905.00                     3/31/98            0.00            0.00         0.00
Seagate IR 8171/44821 Value $964,100.00                       3/31/98            0.00            0.00         0.00
Seagate IR 8172/44822 Value $535,796.00                       3/31/98            0.00            0.00         0.00
Sharp 9952/42518 s invoiced 3.10                              9/26/96            0.00       94,115.75         0.00

Adjusted GL (Aging after Reclass)                                       13,378,322.66   10,813,487.85   955,413.46
                                                                        ===========================================
Percentages                                                                    100.00%          80.83%        7.14%
                                                                        -------------------------------------------
Value of Installs in current A/R for March Shipments                                     1,559,082.01
                                                                        -------------------------------------------
Other A/R (non install related)                                          6,023,648.06    5,458,690.27   955,413.48
                                                                        -------------------------------------------
Total Value of installs                                                  5,354,777.68    5,000,580.87    72,201.36
                                                                        ===========================================

                                                                        -------------
                                                                        13,378,322.66
                                                                        =============

                                                            ------------------------------------------------------------
DESCRIPTION                                                       AGING
                                                            ------------------------------------------------------------
                                                                61-90       OVER 90         OVER 120         OVER 180

                                                              882,433.08  1,758,081.71    1,008,962.20      1,571,653.57
Balance Forward:

Installation aged balsed on ship date
Analog 8115  Inv  44123(s invoiced 3.25)                     (330,373.65)         0.00            0.00              0.00
Analog 8116 Inv 44245 (no s invoice yet)                            0.00          0.00            0.00              0.00
AMC 8096 (final 10% and all st needs invoicing  43724+4368          0.00          0.00     (403,742.03)             0.00
Boeing matching credits with charges                                0.00    (88,032.69)           0.00              0.00
DAS Devices sales tax billed 3.10                             (61,062.80)         0.00            0.00              0.00
IBM 8089 value $892,302.84 +above tax cost. (s inv 3.30 29          0.00          0.00            0.00              0.00
NYS ENERGY RES AUTHORITY 10% hold back                              0.00     (9,956.30)           0.00              0.00
Read Rite 998l (S invoice 2.24) 40421                               0.00          0.00            0.00        (11,366.46)
Read Rite 9983 (s invoiced 2.24) 40671                              0.00          0.00            0.00        (74,342.70)
Read Rite 9984 (s invoiced 12,223.04 on 2.24) 41049                 0.00          0.00            0.00        (34,440.74)
Read Rite 9985 (Invoiced 2.24) 41050                                0.00          0.00            0.00        (26,349.61)
Read Rite 8068 (10% phases 3.9 signed Off 5% not billed)4           0.00          0.00            0.00       (512,612.51)
Read Rite 8067 (10% billed 1/27 5% not billed yet) 43626            0.00          0.00     (165,306.27)             0.00
Seagate 8053/43887                                                  0.00    (66,456.00)           0.00              0.00
Seagate 8053/43888                                                  0.00    (66.456.00)           0.00              0.00
Seagate 8051/43995                                                  0.00    (66,456.00)           0.00              0.00
Seagate 6051/44017                                            (66,456.00)         0.00            0.00              0.00
Seagate 9875/44019                                            (66,456.00)         0.00            0.00              0.00
Seagate 9875/44020                                            (66,456.00)         0.00            0.00              0.00
Seagate 9900/44021                                            (66,456.00)         0.00            0.00              0.00
Seagate 9900/44022                                            (66.456.00)         0.00            0.00              0.00
Seagate 8l48/44770 value $409,602.68 pd 4/6 379,796.04              0.00          0.00            0.00              0.00
Seagate 8l67/44820 value $146,714.40                                0.00          0.00            0.00              0.00
Sematech 9998 42455 (Completed Beam 3.9) pd 480K 4/2/9              0.00          0.00            0.00       (600,000.00)
Suny Albany Res Foundation value $154,506.40 s inv 3.18             0.00          0.00            0.00              0.00
Actus Commerce Inc. 8059/44635 value $176,500.00                    0.00          0.00            0.00              0.00
Actus Commerce Inc. 8125/44810 value $384,564.00                    0.00          0.00            0.00              0.00
Viking Tech Corp 8113 5% simple recpt 4.3 (final 5% not yet         0.00          0.00     (220,000.00)             0.00
Seagate Ir.  44143 S invoiced 2.18 8082                       (10,000.00)         0.00            0.00              0.00
Seagate Ir 8l03 (s inv 2/27) 43910                                  0.00          0.00     (219,914.90)             0.00
Seagate IR 8082/42940 (no S invoice)                                0.00          0.00            0.00       (195,635.80)
Seagate IR 8082/42709                                               0.00          0.00            0.00        (22,784.00)
Seagate IR 8169/44740 Value $1,081,064.00                           0.00          0.00            0.00              0.00
Seagate IR 8l70/4479l Value $l,019,905.00                           0.00          0.00            0.00              0.00
Seagate IR 8171/44821 Value $964,100.00                             0.00          0.00            0.00              0.00
Seagate IR 8172/44822 Value $535,796.00                             0.00          0.00            0.00              0.00
Sharp 9952/42518 s invoiced 3.10                                    0.00          0.00            0.00        (94,115.75)

Adjusted GL (Aging after Reclass)                             148,716.63  1,480,724.72           (0.00)             0.00
                                                            ============================================================
Percentages                                                         1.11%        10.92%           0.00%             0.00%
                                                            ------------------------------------------------------------
Value of Installs in current A/R for March Shipments
                                                            ------------------------------------------------------------
Other A/R (non install related)                               148,716.63  1,480,724.72
                                                            ------------------------------------------------------------
Total Value of installs                                      (733,716.45)  (199,388.00)  (1,008,962.20)    (1,571,653.57)
                                                             ============================================================

                              OFFICER'S CERTIFICATE

      The undersigned, Secretary of CVC, INC., a Delaware corporation (the "Company"), hereby certifies to MANUFACTURERS AND TRADERS TRUST COMPANY ("Bank") to induce Bank to extend past, present and/or future credit to the Company as follows.

      1. Attached hereto as Exhibit A is a true copy of Company's Certificate of Incorporation and all amendments thereto to date. We agree to forward to Bank copies of all amendments to Company's Certificate of Incorporation.

      2. Attached hereto as Exhibit B is a true copy of Company's current ByLaws and all amendments to date and as in effect on the date that the resolutions set forth Exhibit C were adopted by the Board of Directors. We agree to forward to Bank copies of all future amendments to Company's By-Laws.

      3. The persons whose names are set forth below have been duly elected to the offices set opposite their respective names and are authorized by the Board of Directors of Company to execute and deliver on behalf of the Company any agreement, note, guaranty or other document or instrument, entered into, or to be entered into by Company with or in favor of the Bank:

       Name                   Office                           Signature
       ----                   ------                           ---------

Christine Whitman         Chairman,
                          Chief Executive Office
                          & President                  /s/ Christine Whitman
                                                       -----------------------

Emilio O. DiCataldo       Senior Vice President
                          & Chief Financial Officer    /s/ Emilio O. DiCataldo
                                                       -----------------------

The signature of each officer is set forth after his or her respective name.

      4. Attached hereto as Exhibit C is a true copy of the resolutions which have been duly adopted by the Company's duly elected Board of Directors on March 4,1998 such resolutions are in full force and effect and have not been modified, altered, rescinded or superseded in any respect.

IN WITNESS WHEREOF, the undersigned of April 2, 1998.


                                  /s/ [ILLEGIBLE]
                                  -------------------------------
                                  Name:
                                  Title:

                           CERTIFICATE OF AMENDMENT TO
                             RESTATED CERTIFICATE OF
                                INCORPORATION OF
                               CVC HOLDINGS, INC.

            CVC Holdings, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

            1. The name of the Corporation is CVC Holdings. Inc.

            2. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on October 19, 1990, and was amended pursuant to a Restated Certificate of Incorporation of the Corporation filed with the Secretary of State of the State of Delaware on May 18, 1995.

            3. This Restated Certificate of Incorporation is hereby further amended as follows:

            A. Article I shall be deleted and replaced in its entirety with the following:

                                    Article I

            The name of the Corporation is CVC, Inc.

            B. The second and third sentences of Article IV(a) shall be deleted and replaced in their entirety by the following:

            The total number of shares which the Corporation is authorized to issue is 50,102,500. The total number of shares of Common Stock which the Corporation is authorized to issue is 50,000,O00, par value $.01 per share.

            C. The first sentence of Section 5(b) of Article IV shall be deleted and replaced in its entirety by the following:

            The Board of Directors of the Corporation shall consist of not less than three (3) members, the exact number to be fixed from time to time solely by resolution of the Board of Directors acting by not less than a majority of the directors then in office.

            4. The amendments to the Restated Certificate of Incorporation as hereinabove set forth have been duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

                                                          STATE OF DELAWARE
                                                         SECRETARY OF STATE
                                                      DIVISION OF CORPORATIONS
                                                      FILED 12:00 PM 10/15/1997
                                                        971347839 -- 2244345

      IN WITNESS WHEREOF, CVC Holding, Inc. has caused this Certificate to be signed by Christine B. Whitman, its President, this 15th day of October, 1997.

                              CVC HOLDINGS, INC.


                              /s/ Christine B. Whitman
                              ------------------------
                              Christine B. Whitman
                              President

                                         Meeting of the Board of Directors
                                         of CVC, Inc.
                                         October 14, 1997

            The Meeting was called to order by telephonic conference at 4:00 p.m. by Christine Whitman, Chairman of the Board. Ms. Whitman, James Geater, Victor Mann, Seiya Miyanishi, Andrew Peskoe and Donald Waite were in attendance, representing a quorum of the Board of Directors. Brendan Hegarty was not immediately available. Ms. Whitman served as Chairman of the Meeting and requested that Mr. Peskoe serve as Secretary. Also attending at the request of the Board were Emilio DiCataldo and Frederick Kanner.

            Ms. Whitman introduced the first order of business: the consideration of minutes for the August 26, 1997 meeting previously circulated to the Board. Mr. Waite suggested two modifications, which were accepted and, as so modified, such minutes were unanimously adopted.

            In response to Mr. Waite's inquiry, Ms. Whitman briefed the Board on the status of Veeco and Lam discussions and the most recent communications. Mr. Waite expressed his view that such efforts constituted adequate diligence at this time, and requested that any meaningful offer be given due consideration in the future.

            Mr. Kanner outlined the proposed Certificate of Amendment to the Certificate of Incorporation (the "Amendment") of the corporation, including the change of name, increase in authorized shares, and increase in Board size. The Board discussed that the insertion of "blank check" preferred stock would be considered at a later meeting. The Board also agreed to reconsider increasing the authorized common shares to 100 million based on the estimate of franchise taxes to be obtained by Mr. DiCataldo. The Board also discussed and concurred that the minimum Board size would be set at three with the actual Board size determined by the Board and that the initial Board was set at eight effective upon filing of the Amendment.

            Mr. Hegarty joined the telephone meeting at this juncture. Ms. Whitman nominated Robert Fink to fill the vacancy on the Board to be created by the increase in Board size. The Board discussed his qualifications, particularly his experience in the semiconductor equipment industry, his operating (and inventory control) experience and his public company experience. It was resolved, after motion duly made and seconded, that upon filing of the Amendment, the Board be increased from 7 to 8 and that upon Common Stockholder and Class A Preferred Stockholder approval, Mr. Fink be so elected as a director. It was further resolved that Mr. Fink serve on the Compensation Committee upon his appointment to the Board.

            The Board discussed and approved a three for one stock split effective October 31, 1997.

            The Board discussed and authorized the filing of a Registration Statement on Form S-1, contemplating an offering (on a firm commitment basis) of 3 million shares by the Company and 900,000 shares by Anne Whitman with a 15% over allocation to the underwriters (resulting in a maximum sale by the Company of 3,585,00 shares).

            The Board discussed and approved the appointment of: Boston Equiserve as transfer agent for the Company's shares, and the Pricing Committee for the proposed offering of Ms. Whitman, Mr. Fink, Mr. Miyanishi and Mr. Waite.

            The Board next turned to stock option plan matters, discussing and approving a new Non-employee Director Stock Option Plan (previously distributed to the directors) providing initial grants of 10,000 (post-split) options to new non-employee directors, annual 3,000 (post-split) option grants to each non-employee director and maximum option grants of 250,000, and the 1997 Stock Option Plan for key employees (previously distributed to the directors) with maximum grants of 1,250,000 options. It was pointed out that both plans had been reviewed in advance by the Compensation Committee, which was recommending they be approved by the full Board. For the Director Plan it was resolved that the exercise price of grants allocated before the contemplated offering be set at the offering price.

            The Board discussed the proposed Employment Agreements for executives (previously distributed to the Board) and the terms contemplated. The Board requested advice as to certain labor law and accounting issues and Mr. Kanner and Mr. DiCataldo undertook to obtain such advice. The Board approved these agreements with the modification that the option extension on a change of control be limited to 12 months, and with the provision that the labor law and tax issues be resolved. These agreements were approved first without and then with Ms. Whitman voting, as she was an employment agreement signatory.

            The Board discussed and approved the draft director Indemnification Agreements (previously distributed to the Board).

            The Board discussed and ratified the sales and grants of options made outside the formal stock option plans from the inception of the Corporation, set forth in the schedules distributed, such ratification was approved without Ms. Whitman and Mr. Peskoe voting and then with their vote as each was an optionee.

            The Board nominated and elected Mr. DiCataldo as an assistant secretary of the corporation and of CVC Products, Inc.

            After motion duly made and seconded the resolutions attached hereto as Exhibit 1 were unanimously adopted and approved.

            There being no further business to come before the Meeting, on motion duly made and seconded, the meeting was adjourned and the conference call terminated at 6:30 P.M.


                                           /s/ Andrew C. Peskoe
                                           ------------------------
                                           Andrew C. Peskoe,
                                           Secretary of the Meeting

                                                                       Exhibit 1

Amendment of Certificate of Incorporation

            RESOLVED, that the Board of Directors deems it advisable and in the best interests of the Corporation to approve and adopt the amendments to the Corporation's Certificate of Incorporation as hereinafter set forth:

            1. Article I shall be deleted and replaced in its entirety with the following:

                                    Article I

            The name of the Corporation is CVC, Inc.

            2. The second and third sentences of Article IV(a) shall be deleted and replaced in their entirety by the following:

            The total number of shares which the Corporation is authorized to issue is 50,102,500. The total number of shares of Common Stock which the Corporation is authorized to issue is 50,000,000, par value $.01 per share.

            3. The first sentence of Section 5(b) of Article IV shall be deleted and replaced in its entirety by the following:

            The Board of Directors of the Corporation shall consist of not less than three (3) members, the exact number to be fixed from time to time solely by resolution of the Board of Directors acting by not less than a majority of the directors then in office.

            RESOLVED, that the aforesaid amendments to the Certificate of Incorporation of the Corporation be, and hereby are, adopted and approved in all respects; and further

            RESOLVED, that the proper officers of the Corporation be, and each of them hereby is, authorized and directed to submit the proposed amendments to a vote of the stockholders of the Corporation in accordance with the requirements of the Delaware General Corporation Law; and further

            RESOLVED, that the proper officers of the Corporation be, and each of them hereby is, authorized and directed, in the name and on behalf of the Corporation, to prepare, execute and deliver all such other documents and certificates and take all actions (including without limitation the filing of a Certificate of Amendment to the Certificate of Incorporation) such officer or officers may in his or their discretion deem necessary or appropriate in order to cry out the full intent and purposes of the foregoing resolutions, the preparation, execution, delivery or performance thereof by such officer or officers to be conclusive evidence of the approval thereof by the Corporation; and further

            RESOLVED, that the proper officers of the Corporation are, and each of them hereby is, authorized, empowered and directed, in the name of and on behalf of the Corporation, to do, or cause to be done, all such acts or things and to make, execute and deliver, or cause to be made, executed or delivered, all such additional agreements, documents, instruments, payments, applications and certificates, and to take, or cause to be taken, such additional action as may be or become reasonably necessary, appropriate or convenient to carry out and put into effect the purposes of the foregoing resolutions, in connection with the amendments to Certificate of Incorporation of the Corporation, in the name and on behalf of the Corporation and under its corporate seal or otherwise, the authority for execution, certification, delivery and filing of such agreements, documents and instruments and the taking of such action to be conclusively evidenced thereby and all actions heretofore taken by the officers in connection with the foregoing matters with respect to the Certificate of Incorporation of the Corporation are hereby approved, and confirmed in all respects; and further

Size of the Board

            RESOLVED, that effective upon the filing of the Certificate of Amendment to the Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware, the size of the Board of Directors of the Corporation shall be increased from seven to eight; and further

Approval of Stock Split

            RESOLVED, that the Board of Directors deems it advisable and in the best interests of the Corporation to effect a three-for-one stock split (the "Stock Split") of the Corporation's common stock, par value $.01 per share (the "Common Stock"); and further

            RESOLVED, that the Stock Split effectuated in the form of a stock dividend be, and it hereby is, declared on the Common Stock of the Corporation, such dividend to be effective on the close of business on October 31, 1997, and to be payable to stockholders of record at the close of business on October 31, 1997 (the "Record Date"), said dividend to be paid in shares of Common Stock of the Corporation to the stockholders in proportion to their respective holdings at the rate of two additional shares of Common Stock for each one share of Common Stock held at the close of business on the Record Date; and further

            RESOLVED, that the Corporation shall not be deemed to be obligated to, and the Corporation shall not, issue any fractional shares of Common Stock of the Corporation in connection with the stock dividend and that the number of shares of Common Stock to be issued to each stockholder of the Corporation in connection with the stock dividend be, and it hereby is, rounded to the lowest whole number; and further

            RESOLVED, that the proper officers of the Corporation are authorized and directed to issue shares of the Corporation's authorized but unissued Common Stock in payment of the stock dividend; and further

            RESOLVED, that for each share of Common Stock issued in payment of the stock dividend out of authorized but unissued Common Stock, the amount of one cent ($0.01) per share, representing the par value of each such share, be charged against the Corporation's additional paid-in capital account and credited to the Corporation's common stock account, and further

            RESOLVED, that upon issuance of the Common Stock of the Corporation in payment of the stock dividend as provided herein, all such shares shall be duly and validly authorized and issued, fully paid and non-assessable shares of Common Stock of the Corporation; and further

            RESOLVED, that the proper officers of the Corporation are authorized and directed to do and perform all further acts necessary to carry out the intent of the foregoing resolutions with respect to any required regulatory filings; and further

            RESOLVED, that the proper officers of the Corporation are, and each of them hereby is, authorized, empowered and directed, in the name of and on behalf of the Corporation, to do, or cause to be done, all such acts or things and to make, execute and deliver, or cause to be made, executed or delivered, all such additional agreements, documents, instruments, payments, applications and certificates, and to take, or cause to be taken, such additional action as may be or become reasonably necessary, appropriate or convenient to carry out and put into effect the purposes of the foregoing resolutions, in connection with the Stock Split, in the name and on behalf of the Corporation and under its corporate seal or otherwise, the authority for execution, certification, delivery and filing of such agreements, documents and instruments and the taking of such action to be conclusively evidenced thereby and all actions heretofore taken by the officers in connection with the foregoing matters with respect to the Stock Split are hereby approved, and confirmed in all respects.

Offering Resolutions

            RESOLVED, that a public offering (the "Offering") of up to 3,900,000 shares (after giving effect to the Stock Split) of the Corporation's Common Stock, plus up to 585,000 additional shares (after giving effect to the Stock Split) of Common Stock to cover over-allotments (collectively, the "Shares"), to be made through a group of underwriters (the "Underwriters") to be managed by BT Alex. Brown, Hambrecht & Quist and Paine Webber, Incorporated (the "Representatives") be, and it hereby is, approved, and further

            RESOLVED, that in connection with the Offering, the officers of the Corporation be, and they hereby are, authorized and directed to issue up to 3,585,000 shares of the Corporation's authorized but unissued Common Stock; and further

            RESOLVED, that the proper officers and directors of the Corporation be, and each of them hereby is, authorized and directed to prepare and to execute, in the name and on behalf of the Corporation, and to procure all necessary signatures to, a filing with the Securities and Exchange Commission (the "Commission") of the Corporation's Registration Statement on Form S-1 (the "Registration Statement") relating to the proposed public offering of the Shares, in substantially the form previously submitted to the directors, with such changes therein and additions thereto as the officers and directors of the Corporation executing the Registration Statement may in their discretion deem appropriate, the execution thereof to be conclusive evidence of the approval thereof by the Corporation, and to file the Registration Statement when so executed, together with the appropriate exhibits thereto, with the Commission under the Securities Act of 1933, as amended (the "Act"); and further

            RESOLVED, that the proper officers and directors of the Corporation be, and each of them hereby is, authorized and directed to prepare, execute in the name and on behalf of the Corporation, procure all necessary signatures to, and file with the Commission any amendment(s) or post-effective amendment(s) to the Registration Statement deemed by them necessary or advisable to effect the registration of the Shares under the Act, their approval of any such amendment(s) or post-effective amendment(s) to be conclusively evidenced by their execution thereof; and to appear, together with legal counsel, on behalf of the Corporation before the Commission in connection with any matter relating to the Registration Statement and any amendment(s) or post-effective amendment(s) thereto; and further

            RESOLVED, that the proper officers and directors of the Corporation who are required to or do execute the Registration Statement be, and each of them hereby is, authorized to execute and deliver a power-of-attorney appointing Christine B. Whitman and Emilio O. DiCataldo to be the attorneys-in-fact and agents with full power of substitution and resubstitution, for each of such directors and officers and in their name, place and stead, in any and all capacities, to sign any amendment(s) to the Registration Statement, including any post-effective amendment(s), to file the same with the Commission and to perform all other acts necessary in connection with any matter relating to the Registration Statement and any amendment(s) or post-effective amendment(s) thereto; and further

            RESOLVED, that Christine B. Whitman, be, and hereby is, designated to act on behalf of the Corporation as the agent for service to be named in the Registration Statement and authorized to receive notices and communications from the Commission in connection with the Registration Statement; and further

            RESOLVED, that the proper officers of the Corporation be, and each of them hereby is, authorized and empowered, in the name and on behalf of the Corporation, to make or cause to be made, and to execute and deliver, all such additional agreements, documents, instruments and certificates, with the corporate seal of the Corporation affixed thereto and attested by the Secretary of the Corporation, or unattested, or without such seal, and to do or cause to be done all such acts and things, and to take all such steps, and to make all such payments and remittances, as any one or more of such officers may at any time or from time to time deem necessary or desirable in connection with or in furtherance of the registration of the Shares under the Act and otherwise in order to carry out the full intent and purposes of the foregoing resolutions; and further

            RESOLVED, that the officers of the Corporation be, and each of them hereby is, authorized and directed, in the name and on behalf of the Corporation, to take any and all actions which he or they may deem necessary or advisable in order to effect the registration or qualification (or exemption therefrom) of the Shares for issue, offer, sale or trade under the Blue Sky or securities laws of any of the States of the United States of America and in connection therewith to execute, acknowledge, verify, deliver, file or cause to be published any applications, reports, surety bonds, consents to service of process, appointments of attorneys to receive service of process and other papers and instruments which may be required under such laws, and to take any and all action which he or they may deem necessary or advisable in order to maintain any such registration or qualification for as long as he or they or the Representatives deem necessary or as required by law; and further

            RESOLVED, that the Board of Directors hereby adopts the form of any resolution or resolutions required by any agency or authority of the jurisdictions referred to in the preceding resolution to be filed in connection with the qualification or registration of the Shares, provided that (i) in the opinion of an officer of the Corporation the adoption of such resolution or resolutions is necessary or advisable, and (ii) the Secretary of the Corporation evidences such adoption by inserting with the minutes of this meeting copies of such resolution or resolutions which will thereupon be deemed to be adopted by this Board with the same force and effect as if presented to and adopted at this meeting; and further

            RESOLVED, that the officers of the Corporation be, and each of them hereby is, authorized and directed to execute and deliver, in the name and on behalf of the Corporation, all such documents required to be filed, or to supply the Representatives with all necessary information to make such filings, and to pay all filing fees, in connection with any matter relating to any requirement of the National Association of Securities Dealers, Inc. (the "NASD") in connection with the offering of the Shares, and shall have authority to make such changes in, or take any further action with respect to, any document or matter relative thereto as may be necessary to conform with the requirements for review by the NASD; and further

            RESOLVED, that the actions of the officers of the Corporation in preparing, in the name and on behalf of the Corporation, an Application for Initial Inclusion of the Shares in the Nasdaq National Market and the related Listing Agreement, in substantially the form previously submitted to the directors (collectively, the "Nasdaq Application"), and in filing the Nasdaq Application, when so executed, with the NASD be, and said actions hereby are, ratified, approved, confirmed and adopted in all respects; and further

            RESOLVED, that the actions of each of the officers of the Corporation relating to the Nasdaq Application be, and they hereby are, ratified, approved, confirmed and adopted in all respects; and further

            RESOLVED, that the proper officers of the Corporation be, and each of them hereby is, authorized and empowered in the name and on behalf of the Corporation (i) to execute under its corporate seal attested by the Secretary, if desired, and cause to be filed any and all further instruments, documents and papers, to take any and all other actions which he or they or counsel for the Corporation deem necessary, desirable or appropriate to cause such Shares to be authorized by the NASD to be listed or to be added to the list upon official notice of issuance including, but not limited to, a Registration Statement on Form 8-A under the Securities Exchange Act of 1934, as amended; (ii) if requested in connection with the foregoing, to execute under its corporate seal attested by the Secretary, if desired, and cause to be filed with the NASD a questionnaire, agreement and any other document required in support of said application for listing; and (iii) to appear and represent the Corporation before any departmental committee of the NASD in connection with said application for listing or in any matter incidental thereto; and further

            RESOLVED, that the proper officers of the Corporation be, and each of them hereby is, authorized and directed, in the name and on behalf of the Corporation, to execute, deliver and file any and all such documents required to be filed, including without limitation a Nasdaq National Market ("NMS") Application for Initial Public Offerings and a Nasdaq NMS Listing Agreement and to pay any and all filing fees, in connection with any matter relating to the inclusion of the Shares in the Nasdaq National Market; and further

            RESOLVED, that Boston Equiserve be, and it hereby is, appointed as transfer agent and registrar for the Common Stock of the Corporation; and further

            RESOLVED, that Boston Equiserve be, and it hereby is, authorized and directed, as Transfer Agent for the Common Stock of the Corporation, to countersign as such Transfer Agent stock certificates for the Shares, when such certificates shall be delivered to it, duly executed on behalf of the Corporation, and as Registrar for the Common Stock of the Corporation, to register such certificates to or upon the order of the Corporation; that by this resolution is adopted any resolution which may be required by the Transfer Agent and Registrar to evidence its appointment as such and which is filed with the records of the Corporation; and further

            RESOLVED, that in connection with the Offering, the Board of Directors hereby constitutes a committee of this Board comprised of Christine B. Whitman, Robert C. Fink, Seiya Miyanishi and Donald Waite (the "Pricing Committee"), to negotiate with the Representatives and determine and establish the per share price at which the shares shall be (i) offered to the public pursuant to the Registration Statement and (ii) sold to the Underwriters; and further

            RESOLVED, that all actions taken by the Board of Directors in connection with the public offering of the Shares, and all actions taken by the directors and officers of the Corporation in connection therewith be, and each action hereby is ratified, approved, confirmed and adopted in all respects; and further

            RESOLVED, that the officers and directors of the Corporation be, and each of them hereby is, authorized and empowered to take final action on all such matters as he may deem necessary or advisable to carry out the terms of the Registration Statement, and the intent and purposes of the foregoing resolutions in connection with the registration, issue, exchange and delivery of the Common Stock; and to authorize such further action as the officers or directors may deem necessary or desirable to effect the intent of the foregoing resolutions; and further

Stock Option Plans

            RESOLVED, that the Board of Directors deems it advisable and in the best interests of the Corporation to adopt and approve the 1997 Nonemployee Directors' Stock Option Plan, substantially in the form previously delivered to the Board of Directors, and hereby adopts and approves the form, terms and provisions of the 1997 Nonemployee Directors' Stock Option Plan in all respects; and further

            RESOLVED, that the proper officers of the Corporation are hereby authorized and directed to issue up to 250,000 shares of Common Stock of the Corporation pursuant to the terms and provisions of the 1997 Nonemployee Directors' Stock Option Plan; and further

            RESOLVED, that the exercise price of any options under the 1997 Nonemployee Directors' Stock Option Plan that are allocated to members of the Company's Board of Directors prior to completion of the Offering shall be exercisable at a price equal to the initial public offering price in the Offering; and further

            RESOLVED, that the Board of Directors deems it advisable and in the best interests of the Corporation to adopt and approve the 1997 Stock Option Plan, substantially in the form previously delivered to the Board of Directors, and hereby adopts and approves the form, terms and provisions of the 1997 Stock Option Plan in all respects; and further

            RESOLVED, that the proper officers of the Corporation are hereby authorized and directed to issue up to 1,250,000 shares of Common Stock of the Corporation pursuant to the terms and provisions of the 1997 Stock Option Plan; and further

Employment Agreements

            RESOLVED, that the Board of Directors deems it advisable and in the best interests of the Corporation to enter into the employment agreements between the Corporation and each of the following executive officers of the Corporation, Christine D. Whitman, Emilio O. DiCataldo, Mehrdad M. Moslehi, Christopher J. Mann and Robert J. Chicotka (the "Employment Agreements"), substantially in the form previously delivered to the Board of Directors; and further

            RESOLVED, that, subject to the modifications and limitations set forth in the preamble to these resolutions, the form, terms and provisions of the Employment Agreements be, and hereby are, adopted and approved in all respects; and that the Corporation be, and it hereby is, authorized and directed to enter the Employment Agreements in substantially such form; and further,

            RESOLVED, that the proper officers of the Corporation are hereby authorized and directed, in the name of and on behalf of the Corporation to execute and deliver the

Employment Agreements, with such modifications or changes as the proper officers may approve; and that the execution and delivery of the Employment Agreements by the proper officers shall be conclusive evidence that the same have been authorized and approved; and further

Indemnification Agreements

            RESOLVED, that the Board of Directors deems it advisable and in the best interests of the Corporation to enter into the indemnification agreements between the Company and the members of the Board of Directors of the Corporation (the "Indemnification Agreements") substantially in the form previously delivered to the Board of Directors; and further

            RESOLVED, that the form, terms and provisions of the Indemnification Agreements be, and hereby are, adopted and approved in all respects; and that the Corporation be, and it hereby is, authorized and directed to enter the Indemnification Agreements in substantially such form; and further,

            RESOLVED, that the proper officers of the Corporation are hereby authorized and directed, in the name of and on behalf of the Corporation to execute and deliver the Indemnification Agreements; and further.

Ratification of Prior Grants of Stock Options

            RESOLVED, that in order to complete the Corporation's records, the Board of Directors hereby ratifies the grant or sale of stock options that were granted or sold between the inception of the Corporation and the adoption, effective June 30, 1996, of the CVC Holdings, Inc. Stock Option Plan, as such options were listed substantially in the form previously delivered to the Board of Directors.

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                               CVC HOLDINGS, INC.

            THE UNDERSIGNED, being the President and Secretary of CVC Holdings, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), do hereby certify as follows:

            1. The name of the Corporation is CVC Holdings, Inc.

            2. The Certificate of Incorporation of the Corporation is hereby amended to effect a 20:1 stock split and in connection therewith every share of Common Stock, par value $.01 per share, of the Corporation issued on the date this Certificate of Amendment is filed with the Secretary of State of Delaware shall be converted into and shall become twenty (20) new shares of the Common Stock, par value $.01 per share, of the Corporation.

            3. Article IV of the Certificate of Incorporation of the Corporation is hereby amended to increase the number of shares of Common Stock which the Corporation shall have authority to issue from 1,500,000 to 7,500,000 shares of Common Stock by deleting the initial paragraph thereof and replacing it with the following:

                  The Corporation is authorized to issue two classes of stock, designated "Common Stock" and "Preferred Stock." The total number of shares which the Corporation is authorized to issue is 7,602,500. The total number of shares of Common Stock which the Corporation is authorized to issue is 7,500,000, par value $.01 per share. The total number of shares of Preferred Stock which the Corporation is authorized to issue is 102,500, par value $.01 per share, of which 2,500 shares shall be designated 8% Non-Cumulative Convertible Preferred Stock (the "Series A Preferred") and 100,000 shares shall be designated Series B Non-Cumulative Convertible Preferred Stock (the "Series B Preferred"). The Series A Preferred and the Series B Preferred shall collectively be referred to as the "Preferred Stock."

            4. This amendment to the Certificate of Incorporation of the Corporation herein certified has been approved and adopted pursuant to Section 242 of the General Corporation law of the State of Delaware (the "DGCL"). This amendment was approved by written consent in lieu of a meeting of the stockholders pursuant to Section 228 of the DGCL and written notice of such approval has been provided as required by such section.

            IN WITNESS WHEREOF, the undersigned have executed this certificate as of the 13th day of March 1996.


                                                  /s/ Christine Whitman
                                                  ------------------------------
                                                  Christine Whitman, President

ATTEST:


/s/ Christopher Mann
------------------------------
Christopher Mann
Secretary

                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                               CVC HOLDINGS, INC.
                        (Pursuant to Sections 242 & 245)

      CVC Holdings, Inc., a corporation (the "Corporation") organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "GCL"), hereby certifies as follows:

            FIRST: The name of the Corporation is CVC Holdings, Inc.

            SECOND: The date on which the initial Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware is October 19, 1990, under the name CVC Holdings, Inc.

            THIRD: The Board of Directors of the Corporation, pursuant to the GCL, adopted resolutions amending, integrating and restating the Certificate of Incorporation to read in full as set forth in the Restated Certificate of Incorporation attached hereto as Exhibit A.

            FOURTH: Pursuant to resolutions of the Board of Directors, the Restated Certificate of Incorporation was thereafter submitted to the stockholders of the Corporation for their approval, which approval was given by written consent of stockholders pursuant to Section 228 and in accordance with Section 245 of the GCL.

      IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed and attested by its duly authorized officers, this 18th day of May, 1995.

                                                   CVC HOLDINGS, INC.


                                                   /s/ Christine B. Whitman
                                                   -----------------------------
                                                   Christine B. Whitman,
                                                   President

ATTEST:


By: /s/ Andrew C. Pesrer
   ---------------------------

Name: Andrew C. Pesrer
     -------------------------
     Sr. Secretary

                             RESTATED CERTIFICATE OF

                                INCORPORATION OF

                               CVC HOLDINGS, INC.

                                    Article I

      The name of the Corporation is CVC Holdings, Inc.

                                   Article II

      The address of the Corporation's registered office in the State of Delaware is 32 Loockerman Square, Suite L-100, in the City of Dover, County of Kent. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

                                   Article III

      The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                   Article IV

      (a) The Corporation is authorized to issue two classes of stock, designated "Common Stock" and "Preferred Stock." The total number of shares which the Corporation is authorized to issue is 1,602,500. The total number of shares of Common Stock which the Corporation is authorized to issue is 1,500,000, par value $.0l per share. The total number of shares of Preferred Stock which the Corporation is authorized to issue is 102,500, par value $.0l per share, of which 2,500 shares shall be designated 8% Non-Cumulative Convertible Preferred Stock (the "Series A Preferred") and 100,000 shares shall be designated Series B Non-Cumulative Convertible Preferred Stock (the "Series B Preferred"). The Series A Preferred and the Series B Preferred shall collectively be referred to as the "Preferred Stock."

      The Corporation shall from time to time in accordance with the laws of the State of Delaware increase the authorized amount of its Common Stock if at any time the number of shares of Common Stock remaining unissued and available for issuance shall not be sufficient to permit conversion of the Preferred Stock.

      The relative rights, preferences, privileges and restrictions granted to or imposed upon the Preferred Stock and the Common Stock or the holders thereof are as follows:

      Section 1. Dividends. The holders of the Series A Preferred and Series B Preferred shall be entitled to receive, when and as declared by the Board of Directors, dividends at the rate of $80.00 per share for Series A Preferred and $11.90 per share for Series B Preferred (in each case as adjusted for any stock splits, stock dividends, recapitalizations and the like with respect to such shares) per annum as the Board of Directors may from time to time determine out of funds legally available therefor. No dividends shall be paid on the Series A Preferred during any fiscal year of the Corporation until dividends in the total amount of $11.90 per share on the Series B Preferred shall have been paid or declared and set apart during that fiscal year. No dividends (other than those payable solely in the Common Stock of the Corporation) shall be paid on any Common Stock of the Corporation during any fiscal year of the Corporation until dividends in the total amount of $80.00 per share of Series A Preferred and $11.90 per share of Series B Preferred (in each case as adjusted for any stock splits, stock dividends, recapitalizations and the like with respect to such shares) shall have been paid or declared and set apart during that fiscal year. The right to such dividends on shares of Preferred Stock shall not be cumulative, and no right shall accrue to holders of Preferred Stock by reason of the fact that dividends on said shares are not declared in any prior year.

      After payment of such dividends to the holders of the Preferred Stock, any additional dividends declared shall be distributed among all the holders of the Common Stock.

      Section 2. Liquidation Preference. In the event of any liquidation, dissolution, or winding up of the Corporation, either voluntary or involuntary, distributions to the stockholders of the Corporation shall be made in the following manner:

            (a) The holders of the Series B Preferred shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Series A Preferred and the Common Stock by reason of their ownership of such stock, the amount equal to the sum of (i) $148.78 per share for each share of Series B Preferred then held by them (as adjusted for stock splits, stock dividends, recapitalizations and the like with respect to such stock), and (ii) an amount equal to all declared but unpaid dividends or distributions on the Series B Preferred. If the assets and funds thus distributed among the holders of the Series B Preferred pursuant to this Section 2(a) shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series B Preferred in proportion to the preferential amount that each such holder is otherwise entitled to receive.

            (b) After payment has been made to the holders of the Series B Preferred of the full amounts to which they shall be entitled as set forth in the first sentence of Section 2(a), then the holders of the Series A Preferred shall be entitled to receive the amount equal to the sum of (i) $1,000 per share for each share of Series A Preferred then held by them (as adjusted for stock splits, stock dividends, recapitalizations and the like with respect to such stock), and (ii) an amount equal to declared but unpaid dividends or distributions on the Series A Preferred. If the assets and funds thus distributed among the holders of the Series A Preferred pursuant to this Section 2(b) shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, then the entire assets and funds of the Corporation legally available for distribution pursuant to this Section 2(b) shall be distributed ratably among the holders of the Series A Preferred in proportion to the preferential amount that each such holder is otherwise entitled to receive.

            (c) After payment has been made to the holders of the Preferred Stock of the full amounts to which they shall be entitled as set forth in
Section 2(a) and in Section 2(b) above, then the entire remaining assets and funds of the Corporation legally available for distribution, if any, shall be distributed on a pro rata basis on the outstanding Common Stock.

            (d) For purposes of this Section 2, a merger or consolidation of the Corporation with or into any other corporation or corporations, or the merger of any other corporation or corporations into the Corporation (other than any merger or consolidation in which stockholders of the Corporation immediately prior to such merger or consolidation beneficially own a majority of the voting shares of the surviving corporation immediately following such merger or consolidation), or a sale of all or substantially all of the assets of the Corporation, shall be treated as a liquidation, dissolution or winding up of the Corporation.

            (e) Any securities to be delivered to the holders of the Preferred Stock and Common Stock upon a merger, reorganization or sale of substantially all the assets of the Corporation shall be valued as follows:

                  (1) if traded on a securities exchange or on the NASDAQ Stock Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the ten business day period ending three (3) business days prior to the closing of such merger, reorganization or sale;

                  (2) if actively traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the ten business day period ending three (3) business days prior to the closing; and

                  (3) if there is no active public market, the value shall be the fair market value thereof as mutually determined by the Corporation and the holders of not less than a majority of the outstanding shares of Series B Preferred voting as a single class, provided that if the Corporation and the holders of a majority of the outstanding shares of Series B Preferred are unable to reach agreement, then by independent appraisal by an investment banker hired and paid by the Corporation, but reasonably acceptable to the holders of a majority of the outstanding shares of Series B Preferred voting as a single class.

      Section 3. Redemption of Series B Preferred.

            (a) At the individual option of each holder of shares of Series B Preferred, the Corporation shall redeem, on March 31, 2002 (the "Redemption Date"), the number of shares of Series B Preferred held by such holder that is specified in a request (the "Redemption Request") for redemption delivered to the Corporation by the holder on or prior to March 1, 2002, by paying in cash therefor, $148.78 per share of Series B Preferred (as adjusted for stock splits, stock dividends, recapitalizations and the like with respect to such shares) plus all declared but unpaid dividends on such shares (the "Redemption Price").

            (b) At least 10 but no more than 20 days prior to the Redemption Date written notice shall be mailed, first class postage prepaid, to each holder of the Series B Preferred which has given the Corporation a Redemption Request at the address set forth in the Redemption Request, notifying such holder of the place at which payment may be obtained on the Redemption Date for the shares of Series B Preferred specified in the Redemption Request and calling upon such holder to surrender to the Corporation, in the manner and at the place designated, such holder's certificate or certificates representing the shares to be redeemed (the "Redemption Notice"). On or after the Redemption Date, each holder of Series B Preferred to be redeemed shall surrender to this Corporation the certificate or certificates representing such shares, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

            (c) From and after the Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of the holders of shares of Series B Preferred designated for redemption in the Redemption Request as holders of Series B Preferred (except the right to receive the Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever. If the funds of the Corporation legally available for redemption of shares of Series B Preferred on the Redemption Date are insufficient to redeem the total number of shares of Series B Preferred to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of such shares ratably among the holders of such shares to be redeemed based upon their holdings of Series B Preferred. The shares of Series B Preferred not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein. At any time thereafter when additional funds of the Corporation are legally available for the redemption of shares of Series B Preferred such funds will immediately be used to redeem the balance of the shares which the Corporation has become obliged to redeem on any Redemption Date, but which it has not redeemed.

      Section 4. Conversion. The holders of the Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

            (a) Right to Convert. Each share of the Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for the Preferred Stock, into such number of fully paid and non-assessable shares of Common Stock, in the case of the Series A Preferred, as is determined by dividing $1,000 by the then applicable Series A Conversion Price, and in the case of the Series B Preferred, as is determined by dividing $148.78 by the then applicable Series B Conversion Price, determined as hereinafter provided, in effect at the time of conversion. The price at which shares of Common Stock shall be deliverable upon conversion of the Series A Preferred (the "Series A Conversion Price") shall initially be $25 per share of Common Stock and the price at which shares of Common Stock shall be deliverable upon conversion of the Series B Preferred (the "Series B Conversion Price") shall initially be $148.78 per share of Common Stock. Such initial Series A Conversion Price and Series B Conversion Price shall be subject to adjustment as hereinafter provided.

            (b) Automatic Conversion. Each share of the Preferred Stock shall automatically be converted into shares of Common Stock at the then effective Series A Conversion Price or Series B Conversion Price, as applicable, immediately prior to the closing of a firm commitment underwritten public offering pursuant to an effective registration statement on Form S-1 (or any successor form) under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation to the public at a price per share (determined without regard to underwriter commissions and expenses) of not less than Five Hundred Dollars $500.00 (as adjusted for stock splits, stock dividends, recapitalizations and the like) and aggregate gross proceeds to the Corporation of not less than Ten Million Dollars ($10,000,000), before deduction of underwriting discounts and commissions and registration expenses. In the event of such an offering, the person(s) entitled to receive the Common Stock issuable upon such conversion of the Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of such underwritten public offering.

            (c) Mechanics of Conversion. No fractional shares of Common Stock shall be issued upon conversion of the Preferred Stock. In lieu of any fractional share to which the holder would otherwise be entitled, the Corporation shall (after aggregating all shares into which shares of Preferred Stock held by each holder could be converted) pay cash equal to such fraction multiplied by the Series A Conversion Price or Series B Conversion Price, as applicable, then in effect. Before any holder of Preferred Stock shall be entitled to convert the same into full shares of Common Stock and to receive certificates therefor, the holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent, and shall give written notice to the Corporation at such office that the holder elects to convert all or any number of shares of the Preferred Stock represented by such certificate or certificates; provided, however, that in the event of an automatic conversion pursuant to Section 3(b), the outstanding shares of Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent, and provided further, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such automatic conversion unless the certificates evidencing such shares of Preferred Stock are either delivered to the Corporation or its transfer agent as provided above, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. The Corporation shall, as soon as practicable after such delivery, or such agreement and indemnification in the case of a lost certificate, issue and deliver at the office of the Corporation or of any transfer agent, as the case may be, to such holder of Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which the holder shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into a fractional share of Common Stock. Such conversion shall not terminate the rights of the holders of the Preferred Stock or Common Stock issuable upon conversion of the Preferred Stock to receive dividends which have been declared with respect to the Preferred Stock prior to the date of conversion. Except as provided in Section 4(b) above, such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted, or in the case of automatic conversion immediately prior to the close of business on the date of closing of the offering, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock at the close of business on such date. If the conversion is in connection with a firm commitment underwritten public offering of securities registered pursuant to the Securities Act, the conversion may, at the option of any holder tendering the Preferred Stock for conversion, be conditioned upon the closing with the underwriter of the sale of securities pursuant so such offering, in which event the person(s) entitled to receive the Common Stock issuable upon such conversion of the Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of such sale of securities.

            (d) Series B Preferred Conversion Price Adjustments. The Series B Conversion Price shall be subject to adjustment from time to time as follows:

                  (i) Special Definitions. For purposes of this Section 4(d), the following definitions shall apply:

                        (1) "Options" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

                        (2) "Series B Original Issue Date" shall mean the date on which the first share of Series B Preferred was first issued.

                        (3) "Convertible Securities" shall mean any evidences of indebtedness, shares (other than Common Stock and Preferred Stock) or other securities convertible into or exchangeable for Common Stock.

                        (4) "Additional Shares of Common Stock" shall mean all shares of Common Stock issued (or, pursuant to Section 4(d)(iii) below, deemed to be issued) by the Corporation after the Series B Original Issue Date other than shares of Common Stock issued or issuable:

                              (A) upon conversion of shares of the Preferred
Stock or the exercise or conversion of any Options outstanding on the Series B Original Issue Date;

                              (B) to officers, directors, employees and
consultants of the Corporation or any subsidiary thereof, pursuant to a stock option plan, stock purchase plan or other employee stock incentive plan approved by the Board of Directors or other stock arrangements which have been approved by the Board of Directors;

                              (C) pursuant to any event for which adjustment has
already been made pursuant to this Section 4(d);

                              (D) as a dividend or distribution on the Preferred
Stock;

                              (E) as a dividend or distribution on the Common
Stock;

                              (F) upon any subdivision or split up of Common
Stock; or

                              (G) upon any capital reorganization of the
Corporation.

                  (ii) No Adjustment of Conversion Price. No adjustment in the Series B Conversion Price shall be made in respect of the issuance of Additional Shares of Common Stock unless the consideration per share for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the Series B Conversion Price, in effect on the date of and immediately prior to such issue.

                  (iii) Deemed Issue of Additional Shares of Common Stock. Except as provided in Section 4(d)(i)(4) above, in the event the Corporation at any time or from time to time after the Series B Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section 4(d)(v) below) of such Additional Shares of Common Stock would be less than the Series B Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common are deemed to be issued:

                        (1) no further adjustment in the Series B Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                        (2) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Corporation, or increase or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Series B Conversion Price computed upon the initial conversion prices thereof set forth in Section 4(a) above (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

                        (3) on the expiration or cancellation of any Options or the termination of the right to convert or exchange any Convertible Securities which shall have not been exercised, if the Series B Conversion Price shall have been adjusted upon the original issuance thereof or shall have been subsequently adjusted pursuant to clause (2) above, the Series B Conversion Price shall be recomputed as if the only Additional Shares of Common Stock issued were shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefore was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Corporation upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged plus the consideration actually received by the Corporation upon such conversion or exchange, if any; and

                        (4) no readjustment pursuant to clause (2) or clause (3) above shall have the effect of increasing the Series B Conversion Price to an amount which exceeds the lower of (i) the initial Series B Conversion Price on the original adjustment date (unless the Series B Conversion Price is increased above the initial Series B Conversion Price pursuant to Section 4(e)(2) or
(e)(4)), or (ii) the Series B Conversion Price that would have resulted from any issuances of Additional Shares of Common Stock (other than those the subject of such adjustments) between the original adjustment date and such readjustment date; and

                  (iv) Adjustment of Series B Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event this Corporation shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 4(d)(iii), but excluding stock dividends, subdivisions or split-ups that are the subject of adjustment pursuant to Section 4(c)) without consideration or for a consideration per share less than the Series B Conversion Price applicable on and immediately prior to such issue, then and in such event, the Series B Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying the Series B Conversion Price in effect on the date of and immediately prior to such issue by a fraction, the numerator of which shall be the sum of (i) the number of shares of Common Stock outstanding immediately prior to such issue (on a fully diluted as converted basis), including without limitation the number of shares of Common Stock issuable upon conversion of the Preferred Stock outstanding immediately prior to such issue and (ii) the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at the Series B Conversion Price in effect on the date of and immediately prior to such issue; and the denominator of which shall be the sum of (i) the number of shares of Common Stock outstanding immediately prior to such issue (on a fully diluted as converted basis), including without limitation the number of shares of Common Stock issuable upon conversion of the Preferred Stock outstanding immediately prior to such issue and (ii) the number of such Additional Shares of Common Stock so issued.

                  (v) Determination of Consideration. For purposes of this
Section 4(d), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

                        (1) Cash and Property. Such consideration shall:

                              (A) insofar as it consists of cash, be computed at
the aggregate amount of cash received by the Corporation;

                              (B) insofar as it consists of property other than
cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

                              (C) in the event Additional Shares of Common Stock
are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (A) and (B) above, as determined in good faith by the Board of Directors.

                        (2) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 4(d)(ii) and 4(d)(iii), relating to Options and Convertible Securities, shall be determined by dividing

                              (A) the total amount, if any, received or
receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such options for Convertible Securities and the conversion or exchange of such Convertible Securities by

                              (B) the maximum number of shares of Common Stock
(as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

            (e) Adjustment of Conversion Price of Both Series A Preferred and Series B Preferred. The Series A Conversion Price and the Series B Conversion Price shall be subject to adjustment from time to time as follows:

                  (1) Adjustments for Subdivisions of Common Stock. If the number of shares of Common Stock outstanding at any time after filing this Restated Certificate of Incorporation with the Secretary of State of the State of Delaware is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split up of stock, then the Series A Conversion Price and the Series B Conversion Price then in effect shall, concurrently with the effectiveness of such dividend, subdivision or split up, be proportionately decreased so that the number of shares of Common Stock issuable on conversion of each share of Preferred Stock shall be increased in proportion to such increase of outstanding shares of Common Stock.

                  (2) Adjustments for Combinations of Common Stock. If the number of shares of Common stock outstanding at any time after filing this Restated Certificate of Incorporation with the Secretary of State of the State of Delaware is decreased by a combination of the outstanding shares of Common Stock, then the Series A Conversion Price and the Series B Conversion Price then in effect shall, concurrently with the effectiveness of such combination, be proportionately increased so that the number of shares of Common Stock issuable upon conversion of each share of such Preferred Stock shall be decreased in proportion to such decrease in outstanding shares of Common Stock.

                  (3) Adjustments for Stock Dividends and Other Distributions. In the event the Corporation at any time or from time to time makes, or fixes a record date for the determination of holders of Common Stock entitled to receive any distribution (excluding any repurchases of securities by the Corporation not made on a pro rata basis from all holders of any class of the Corporation's securities) payable in property or in securities of the Corporation other than shares of Common Stock, then and in each such event the holders of Preferred Stock shall receive at the time of such distribution, the amount of property or the number of securities of the Corporation that they would have received had their Preferred Stock been converted into Common Stock on the date of such event.

                  (4) Adjustments for Reclassification, Exchange and Substitution. Except as provided in Section 2 upon any liquidation, dissolution or winding up of the Corporation, if the Common Stock issuable upon conversion of the Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for above), each share of Preferred Stock shall thereafter be convertible into the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such share of Preferred Stock shall have been entitled upon such reorganization or reclassification.

            (f) No Impairment. The Corporation will not, by amendment of its Certificate of Incorporation or By-laws or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Preferred Stock against impairment.

            (g) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Series A Conversion Price or Series B Conversion Price pursuant to this Section 4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the faces upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Series A Conversion Price or the Series B Conversion Price, as applicable, at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of Preferred Stock. Notwithstanding the foregoing, no adjustment of the Series A Conversion Price or the Series B Conversion Price shall be made if the amount of any such adjustment would be an amount less than $1.00, but any such amount shall be carried forward and an adjustment with respect thereof shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount(s) so carried forward, shall aggregate an increase or decrease of $1.00 or more.

            (h) Notices of Record Date. In the event that the Corporation shall propose at any time:

                  (i) to declare any dividend or distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus;

                  (ii) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights;

                  (iii) to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or

                  (iv) to merge or consolidate with or into any other corporation, or sell, lease or convey all or substantially all its property or business, or to liquidate, dissolve or wind up;

                        then, in connection with each such event, the Corporation shall send to the holders of the Preferred Stock:

                        (1) at least 20 days' prior written notice of the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote in respect of the matters referred to in (iii) and (iv) above; and

                        (2) in the case of the matters referred to in (iii) and
(iv) above, at least 20 days' prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event).

      Each such written notice shall be delivered personally or given by first class mail, postage prepaid, addressed to the holders of Preferred Stock at the address for each such holder as shown on the books of the Corporation.

                  (v) Reservation of Shares. The Corporation shall reserve at all times so long as any shares of Preferred Stock remain outstanding, free from preemptive rights, out of its treasure stock or its authorized but unissued shares of Common Stock, or both, solely for the purposes of effecting the conversion of the shares of Preferred Stock, sufficient shares of Common Stock to provide for the conversion of all outstanding shares of Preferred Stock.

                  (vi) Valid Issuance. All shares of Common Stock which may be issued upon conversion of the shares of Preferred Stock will upon issuance by the Corporation be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof and the Corporation shall take no action which will cause a contrary result.

      Section 5. Voting Rights and Directors.

            (a) Except as otherwise provided herein or required by law, the holder of each share of Common Stock issued and outstanding shall have one vote with respect to such share and the holder of each share of Preferred Stock shall be entitled with respect to such share to a number of votes equal to the number of shares of Common Stock into which such share of Preferred Stock could be converted at the record date for determination of the stockholders entitled to vote on such matters, or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited, such votes to be counted together with all other shares of stock of the Company having general voting power and not separately as a class (except as required by Section 5(b) below, Section 6 or by the General Corporation Law of Delaware). Holders of Common Stock and Preferred Stock shall be entitled to notice of any stockholders' meeting in accordance with the Bylaws of the Corporation. Fractional votes by the holders of Preferred Stock shall not, however, be permitted and any fractional voting rights shall (after aggregating all shares into which shares of Preferred Stock held by each holder could be converted) be rounded to the nearest whole number.

            (b) The Board of Directors shall consist of seven (7) members. The holders of the Series B Preferred, voting separately as a class, shall be entitled to elect two (2) members of the Board of Directors. The holders of Common Stock and Series A Preferred, voting together, shall be entitled to elect the remaining members of the Board of Directors. At any meeting held for the purpose of electing or removing directors, (i) the presence in person or by proxy of the holders of the majority of the shares of Series B Preferred then outstanding shall constitute a quorum of the Series B Preferred for the purpose of electing or removing directors by holders of the Series B Preferred and (ii) the presence in person or by proxy of the holders of a majority of shares of Common Stock and Series A Preferred (on an as converted into Common Stock basis) then outstanding shall constitute a quorum of Common Stock and Series A Preferred for the purpose of electing or removing directors by holders of Common Stock and Series A Preferred. A vacancy in any directorship elected by the holders of the Series B Preferred shall be filled only by vote or written consent in lieu of a meeting of the holders of the Series B Preferred. A vacancy in any directorship elected by the holders of Common Stock and Series A Preferred shall be filled only by vote or written consent in lieu of a meeting of the holders of Common Stock and the Series A Preferred. Any member of the Board of Directors elected by the holders of the Series B

Preferred may only be removed by the vote of the holders of not less than a majority of the shares of Series B Preferred voting thereon. Any member of the Board of Directors elected by the holders of Common Stock and Series A Preferred may only be removed by the vote of the holders of not less than a majority of the shares of Common Stock and Series A Preferred (on an as convened into Common Stock basis) voting thereon.

            (c) At all elections of members of the Board of Directors of the Corporation, if any holder of stock of this Corporation entitled to vote at an election shall have given the Corporation written notice of its intention to cumulate his or her votes for the election of members of the Board of Directors prior to the commencement of the voting for such members, then each holder entitled to vote for members of the Board of Directors shall be entitled to as many votes as shall equal the number of votes which (except for this provision as to cumulative voting) such holder would be entitled to cast for the election of directors with respect to his or her shares of stock multiplied by the number of directors to be elected by such holder either (i) by casting all such holder's votes for a single director or (ii) by distributing such holder's votes among the number of directors to be voted for, or for any two or more of them as such holder may see fit.

      Section 6. Covenant. In addition to any other rights provided by law, so long as any Series B Preferred shall be outstanding, the Corporation shall not, without first obtaining the written consent of the holders of not less than a majority of the then outstanding shares of Series B Preferred:

            (a) amend or repeal any provision of, or add any provision to, this Corporation's Restated Certificate of Incorporation if such action would change adversely the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Series B Preferred;

            (b) amend or repeal any provision of the charter document of CVC Products, Inc., or authorize or issue any securities of CVC Products, Inc.:

            (c) authorize or issue any shares of any class or series of stock or any bonds, debentures, notes or other obligations convertible into or exchangeable for, or having option rights to purchase, any shares of stock of this Corporation, which shares have any preference or priority senior to or on parity with the Series B Preferred as to dividend rights, voting rights, redemption rights or liquidation preferences;

            (d) redeem or purchase any of the Series A Preferred or any of the Common Stock, provided, however, that this restriction shall not apply to the repurchase or shares of Common Stock from employees, officers, directors, consultants or other persons performing services for the Corporation upon or after termination of the employment, consulting or other relationship between the Corporation and such persons; provided, further, that such repurchase is not made at a price greater than the original purchase price of such shares pursuant to vesting or similar provisions;

            (e) authorize or issue options or warrants to purchase in excess of 4,000 shares of Common Stock (appropriately adjusted for stock splits, stock dividends and recapitalizations) to officers, directors, employees and consultants of the Corporation or CVC Products, Inc. and in excess of 20,000 shares of Common Stock (appropriately adjusted for stock splits, stock dividends and recapitalizations) to officers, directors, employees and consultants of the Corporation or CVC Products, Inc. pursuant to stock option plans, stock purchase plans or other employee stock incentive plans;

            (f) adopt, amend or repeal the by-laws of the Corporation if such action would change adversely the preferences or powers of, or restrictions provided for the benefit of, the Series B Preferred;

            (g) consummate a sale of all or substantially all of the Corporation's assets, any merger or consolidation of the Corporation with or into any other entity, or any other transaction or series of related transactions which would result in the holders of the outstanding voting power of the Corporation immediately prior to such transaction or transactions holding less than a majority of the voting power of the surviving entity, immediately following such transaction or transactions;

            (h) provide for the voluntary liquidation, dissolution or winding up of the Corporation;

            (i) sell, distribute or otherwise transfer any securities of CVC Products, Inc. held by the Corporation; or transfer a substantial amount of assets from CVC Products, Inc. to any other subsidiary of the Corporation;

            (j) authorize a merger, consolidation, recapitalization or reorganization of CVC Products, Inc., or authorize the sale of all or substantially all of the assets of CVC Products, Inc., or otherwise liquidate, wind up or dissolve CVC Products, Inc.; or

            (k) declare or pay any dividend or other distribution on the Common Stock or any series of Preferred Stock other than the Series B Preferred.

      Section 7. No Reissuance of Series B Preferred. No share or shares of Series B Preferred acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares should be canceled, returned and eliminated from the shares which the Corporation shall be authorized to issue.

                                    Article V

      In furtherance and not in limitation of powers conferred upon the stockholders by statute, the Board of Directors of the Corporation is expressly authorized to make, alter or repeal the by-laws of the Corporation, subject to the power of the stockholders to alter or repeal the by-laws made or altered by the Board of Directors.

                                   Article VI

      Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for the Corporation under the provisions of
Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganiza-tion of the Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

                                   Article VII

      To the fullest extent permitted by the Delaware General Corporation Law as the same exists or as may hereafter be amended, a director of the corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

      The Corporation may indemnify to the fullest extent permitted by law any person (including the representative of such person's estate and such person's successors and assigns) made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he or she is or was a director, officer or employee of the Corporation or served at any other enterprise as a director, officer or employee at the request of the Corporation.

      Neither any amendment nor repeal of this Article VII nor the adoption of any provision of this Corporation's Restated Certificate of Incorporation inconsistent with this Article VII shall eliminate or reduce the effect of this
Article VII in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article VII, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

                                  Article VIII

      Except as otherwise required in the by-laws of the Corporation, election of directors need not be by written ballot.

                                   Article IX

      The Corporation is to have perpetual existence.

                                    Article X

      The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                     BY-LAWS

                                       OF

                               CVC HOLDINGS, INC.

                            (A Delaware Corporation)

                               -------------------

                                    ARTICLE I

                                    STOCK AND
                                  STOCKHOLDERS

            1. CERTIFICATES REPRESENTING STOCK. Every holder of stock in the corporation shall be entitled to have a certificate signed by, or in the name of, the corporation by the President or a Vice-President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the corporation certifying the number of shares owned by him in the corporation. Any and all signatures on any such certificate may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

            Whenever the corporation shall be authorized to issue more than one class of stock or more than one series of any class stock, and whenever the corporation shall issue any shares of its stock as partly paid stock, the certificate representing shares of any such class or series or of any such partly paid stock shall set forth thereon the statements prescribed by the General Corporation Law. Any restrictions on the transfer or registration of transfer of any shares of stock of any class or series shall be noted conspicuously on the certificate representing such shares.

            The corporation may issue a new certificate of stock in place of any certificate theretofore issued by it, alleged to have been lost, stolen, or destroyed, and the Board of Directors may require the owner of any lost, stolen, or destroyed certificate or his legal representative, to give the corporation a bond sufficient to indemnify the corporation against any claim that may be made against it on account of the alleged loss, theft, or destruction of any such certificate or the issuance of any such new certificate.

            2. FRACTIONAL SHARE INTERESTS. The corporation may, but shall not be required to, issue fractions of a share of stock. If the corporation does not issue fractions of a share, it shall (1) arrange for the disposition of fractional interests by those entitled thereto, (2) pay in cash the fair value of fractions of a share of stock as of the time when those entitled to receive such fractions are determined, (3) issue scrip or warrants in registered or bearer form which shall entitle the holder to receive a certificate for a full share upon the surrender of such scrip or warrants aggregating a full share. A certificate for a fractional share shall, but such scrip or warrants shall not unless provided therein, entitle the holder to exercise voting rights, to receive dividends thereon, and to participate in any of the assets of the corporation in the event of liquidation. The Board of Directors may cause scrip or warrants to be issued subject to the condition that they shall become void if not exchanged for certificates representing full shares of stock before a specified date, or subject to the condition that the shares of stock for which scrip or warrants are exchangeable may be sold by the corporation and the proceeds thereof distributed to the holders of scrip or warrants, or subject to any other conditions which the Board of Directors may determine.

            3. STOCK TRANSFERS. Upon compliance with provisions restricting the transfer or registration of transfer of shares of stock, if any, transfers or registration of transfers of shares of stock of the corporation shall be made only on the stock ledger of the corporation by the registered holder thereof, or by his attorney thereunder authorized by power of attorney duly executed and filed with the Secretary of the corporation or with a transfer agent or a registrar, if any, and on surrender of the certificate or certificates for such shares of stock properly endorsed and the payment of all taxes due thereon.

            4. RECORD DATE FOR STOCKHOLDERS. For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to or dissent from any corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the directors may fix, in advance, a date as the record date for any such determination of stockholders. Such date shall not be more than sixty days nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. If no record date is fixed, the record date for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed; and the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. When a determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders has been made as provided in this paragraph, such determination shall apply to any adjournment thereof; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

            5. STOCKHOLDER MEETINGS.

            - TIME. The annual meeting shall be held on the date and at the time fixed from time to time by the Board of Directors, provided, that the first annual meeting shall be held on a date within thirteen months after the organization of the corporation, and each successive annual meeting shall be held on a date within thirteen months after the date of the preceding annual meeting. A special meeting shall be held on the date and at the time fixed by the Board of Directors.

            - PLACE. Annual meetings and special meetings shall be held at such place, within or without the State of Delaware, as the Board of Directors may from time to time fix. Whenever the Board of Directors shall fail to fix such place, the meeting shall be held at the principal executive office of the corporation.

            - CALL. Annual meetings and special meetings may be called by the Board of Directors, the President, or any two or more directors, and shall be called by the President or a Vice President or the Secretary at the written demand of the holders of at least one-fourth of all outstanding shares entitled to vote on the action proposed to be taken at such meeting, which demand shall state the purpose or purposes of the proposed meeting.

            - NOTICE OR WAIVER OF NOTICE. Written notice of all meetings shall be given, stating the place, date, and hour of the meeting and stating the place within the city or other municipality or community at which the list of stockholders of the corporation may be examined. The notice of an annual meeting shall state that the meeting is called for the election of directors and for the transaction of other business which may properly come before the meeting, and shall (if any other action which could be taken at a special meeting is to be taken at such annual meeting) state the purpose or purposes. The notice of a special meeting shall in all instances state the purpose or purposes for which the meeting is called. The notice of any meeting shall also include, or be accompanied by, any additional statements, information or documents prescribed by the General Corporation Law. Except as otherwise provided by the General Corporation Law, a copy of the notice of any meeting shall be given, personally or by mail, not less than ten days nor more than sixty days before the date of the meeting, unless the lapse of the prescribed period of time shall have been waived, and directed to each stockholder at his record address or at such other address which he may have furnished by request in writing to the Secretary of the corporation. Notice by mail shall be deemed to be given when deposited, with postage thereon prepaid, in the United States mail. If a meeting is adjourned to another time, not more than thirty days hence, and/or to another place, and if an announcement of the adjourned time and place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting unless the directors, after adjournment, fix a new record date for the adjourned meeting. Notice need not be given to any stockholder who submits a written waiver of notice signed by him before or after the time stated therein. Attendance of a person at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice.

            - STOCKHOLDER LIST. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city or other municipality or community where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this section or the books of the corporation, or to vote in person or by proxy at any meeting of stockholders.

            - CONDUCT OF MEETING. Meetings of the stockholders shall be presided over by one of the following officers in the order of seniority and if present and acting - the President, a Vice-President, or, if none of the foregoing is in office and present and acting, by a chairman to be chosen by the stockholders. The Secretary of the corporation, or in his absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present the chairman of the meeting shall appoint a secretary of the meeting.

            - PROXY REPRESENTATION. Each stockholder entitled to vote at a meeting of stockholders, or to express consent or dissent to corporate action without a meeting, may authorize another person or persons to act for him by proxy. Every proxy must be signed by the stockholder or by his attorney-in-fact. No proxy shall be voted or acted upon after three years from its date unless such proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and, if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally.

            - INSPECTORS AND JUDGES. The Board of Directors, in advance of any meeting, may, but need not, appoint one or more inspectors of election or judges of the vote, as the case may be, to act at the meeting or any adjournment thereof. If an inspector or inspectors or judge or judges are not appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors or judges. In case any person who may be appointed as an inspector or judge fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector or judge, if any, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector or judge at such meeting with strict impartiality and according to the best of his ability. The inspectors or judges, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting, the inspector or inspectors or judge or judges, if any, shall make a report in writing of any challenge, question or matter determined by him or them and execute a certificate of any fact found by him or them.

            - QUORUM. The holders of a majority of the outstanding shares of stock entitled to vote, present in person or represented by proxy, shall constitute a quorum at a meeting of stockholders for the transaction of any business. The stockholders present may adjourn the meeting despite the absence of a quorum.

            - VOTING. Except as otherwise provided by the General Corporation Law or by the Certificate of Incorporation, each share of stock entitled to vote shall entitle the holder thereof to one vote. In the election of directors, a plurality of the votes cast shall elect. Directors shall be elected by cumulative voting, if and as provided in the Certificate of Incorporation. Any other action shall be authorized by a majority of the votes cast except where the General Corporation Law or these by-laws or the Certificate of Incorporation prescribes a different percentage of votes and/or a different exercise of voting power. In the election of directors, voting need not be by ballot. Voting by ballot shall not be required for any other corporate action except as otherwise provided by the General Corporation Law.

            6. STOCKHOLDER ACTION WITHOUT A MEETING. Any action required by the General Corporation Law to be taken or which may be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                                   ARTICLE II

                                    DIRECTORS

            1. FUNCTIONS AND DEFINITION. The business of the corporation shall be managed by or under the direction of the Board of Directors of the corporation. The use of the phrase "whole Board" herein refers to the total number of directors which the corporation would have if there were no vacancies.

            2. QUALIFICATIONS AND NUMBER. A director need not be a stockholder, a citizen of the United States, or a resident of the State of Delaware. The initial Board of Directors shall consist of one person. On each subsequent Board of Directors, the number of directors shall be no less than one, nor more than seven, such number to be fixed from time to time by action of the stockholders or of the directors, or, if the number is not fixed, the number shall be one. The number of directors may be increased or decreased by action of the stockholders or of the Board.

            3. ELECTION AND TERM. The first Board of Directors, unless the members thereof shall have been named in the Certificate of Incorporation, shall be elected by the incorporator or incorporators and shall hold office until the first annual meeting of stockholders and until their successors have been elected and qualified or until their earlier resignation or removal. Thereafter, directors who are elected at an annual meeting of stockholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next annual meeting of stockholders and until their successors have been elected and qualified or until their earlier resignation or removal. In the interim between annual meetings of stockholders or of special meetings of stockholders called for the election of directors and/or for the removal of one or more directors and for the filling of any vacancy in that connection, newly created directorships and any vacancies in the Board of Directors, including vacancies resulting from the removal of directors for cause or without cause, may be filled by the vote of a majority of the directors then in office, although less than a quorum, or by the sole remaining director, for the balance of the term thereof, or if the Board of Directors has not filled any such vacancy, it may be filled by vote of the stockholders.

            4. MEETINGS.

            - TIME. Meetings shall be held at such time as the Board shall fix, except that the first meeting of a newly elected Board shall be held as soon after its election as the directors may conveniently assemble.

            - PLACE. Meetings shall be held at such place within or without the State of Delaware as shall be fixed by the Board.

            - CALL. No call shall be required for regular meetings for which the time and place have been fixed. Special meetings may be called by or at the direction of the President, or any two (2) of the directors in office.

            - NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER. No notice shall be required for regular meetings for which the time and place have been fixed. Written, oral, or any other mode of notice of the time and place shall be given for special meetings in sufficient time for the convenient assembly of the directors thereat. The notice of any regular or special meeting shall specify the business to be transacted at the meeting and/or the purpose or purposes for which such meeting is being called, and no other business or purpose may be conducted or considered at such meeting. Notice need not be given to any director who submits a written waiver of notice signed by him before or after the time of the meeting. Attendance of any such person at a meeting shall constitute a waiver of notice of such meeting, except when he attends a meeting for the sole purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting need be specified in any written waiver of notice.

            - QUORUM AND ACTION. A majority of the whole Board shall constitute a quorum except when a vacancy or vacancies prevents such majority, whereupon a majority of the directors in office shall constitute a quorum, provided, that such majority shall constitute at least one-third of the whole Board, except that if the number of directors constituting the whole Board is one, then one director shall constitute a quorum. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting to another time and place. Except as herein otherwise provided, and except as otherwise provided by the General Corporation Law and the Certificate of Incorporation, the act of the Board shall be the act by vote of a majority of the directors present at a meeting at which a quorum is present.

            - CHAIRMAN OF THE MEETING. The President shall preside at all meetings. If, for any reason, the President is not present at any meeting, any director chosen by the Board shall preside.

            5. REMOVAL OF DIRECTORS. Except as may otherwise be provided by the General Corporation Law or the Certificate of Incorporation, any or all of the directors may be removed for cause or without cause by the holders of a majority of the shares then entitled to vote at an election of directors, provided, however, that, in case of the corporation having cumulative voting, no director may be removed without cause if the votes cast against his removal would be sufficient to elect him if voted cumulatively at an election of directors at which the same number of votes were cast and the whole Board were then being elected.

            6. COMMITTEES. The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board and except as hereinafter provided, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it.
No such committee shall have the power or authority to amend the Certificate of Incorporation, adopt an agreement of merger or consolidation, recommend to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommend to the stockholders a dissolution of the corporation or a revocation of a dissolution, declare a dividend, authorize the issuance of stock, elect or remove any officer, amend or repeal any resolution adopted by the Board or take any action prohibited by the General Corporation Law. The notice provisions of these By-Laws pertaining to directors' meetings shall also apply to all committee meetings.

            7. ACTION IN WRITING. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

            8. PARTICIPATION BY CONFERENCE PHONE. Members of the Board, or any committee designated by the Board, may participate in a meeting of the Board or committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting.

            9. COMPENSATION OF DIRECTORS. The Board, by the affirmative vote of a majority of directors in office and regardless of any personal interest of any of them, may establish reasonable compensation of all directors and of the President.

                                   ARTICLE III

                                    OFFICERS

            1. DESIGNATION. The directors shall elect a President and a Secretary, and may elect one or more Vice Presidents (including Executive, Senior and/or Assistant Vice Presidents), a Treasurer, Assistant Secretaries, Assistant Treasurers, and such other officers and agents as are desired. The President may but need not be a director. Any number of offices may be held by the same person, except that no officer shall, in more than one capacity, execute, acknowledge or verify any instrument required by the General Corporation Law or these By-Laws to be executed, acknowledged or verified by two or more officers.

            2. TERMS OF OFFICE. Unless otherwise provided in the resolution of election or appointment, each officer shall hold office until the meeting of the Board following the next annual meeting of stockholders and until his successor has been elected and qualified.

            3. PRESIDENT. The President shall be the chairman of the Board of Directors and chief executive officer of the corporation, shall preside at all meetings of the Board and of the stockholders, and shall be a member ex officio of all committees of the Board. The President shall also be the chief operating officer of the corporation, and shall have general and active management, direction and supervision over the business and affairs of the corporation and over its several subordinate officers.

            4. VICE PRESIDENTS. Each Vice President shall have such powers and perform such duties as the Board or the President may prescribe. In the absence or inability of the President to act, the Vice Presidents (in the order determined by the

President or by the Board, or if there be no such determination, in the order of the election of Executive Vice Presidents, then of Senior Vice Presidents, then of Vice Presidents, and finally of Assistant Vice Presidents) may perform all the duties and may exercise any of the powers of the President. The performance of any such duty by a Vice President shall be conclusive evidence of his power to act.

            5. SECRETARY. The Secretary shall have charge of the minutes of all proceedings of the shareholders and of the Board. He shall attend to the giving of all notices to shareholders and directors. He shall have charge of the seal of the corporation and shall attest the same by his signature whenever required. He shall have charge of the record of shareholders of the corporation, and of such other books and papers as the Board may direct. He shall have all such powers and duties as generally are incident to the position of Secretary or as may be assigned to him by the President or the Board.

            6. TREASURER. The Treasurer shall have charge of all funds and securities of the Corporation, shall endorse the same for deposit or collection when necessary and shall deposit the same to the credit of the corporation in such banks or depositaries as the President may authorize. He may endorse all commercial documents requiring endorsements for or on behalf of the corporation and may sign all receipts and vouchers for payments made to the corporation. He shall have all such powers and duties as generally are incident to the position of Treasurer or as may be assigned to him by the President or by the Board.

            7. ASSISTANT SECRETARIES. In the absence or inability of the Secretary to act, any Assistant Secretary may perform all the duties and exercise all the powers of the Secretary. The performance of any such duty shall be conclusive evidence of his power to act. An Assistant Secretary shall also perform such other duties as the President, the Secretary or the Board may assign to him.

            8. ASSISTANT TREASURERS. In the absence or inability of the Treasurer to act, an Assistant Treasurer may perform all the duties and exercise all the powers of the Treasurer. The performance of any such duty shall be conclusive evidence of his power to act. An Assistant Treasurer shall also perform such other duties as the President, the Treasurer or the Board may assign to him.

            9. REMOVAL. The Board may remove any officer for cause or without cause.

                                   ARTICLE IV

                                INDEMNIFICATION

            1. LIMITATION OF CERTAIN LIABILITY OF DIRECTORS. To the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, a director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as director.

            2. INDEMNIFICATION AND INSURANCE. (a) Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "Proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in paragraph (b) hereof, the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the corporation. The right to indemnification conferred in this Section 2 shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including without limitation service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section 2 or otherwise. The corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the corporation with the same scope and effect as the foregoing indemnification of directors and officers.

                  (b) If a claim under paragraph (a) of this Section 2 is not paid in full by the corporation within ninety days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its Board of Directors independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

            3. NON-EXCLUSIVITY OF RIGHTS. The right to indemnification and the payment of expenses conferred in this Article shall not be deemed exclusive of any other right to which any person seeking indemnification or payment of expenses may be entitled under any statute, provision of the Certificate of Incorporation by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

            4. INSURANCE. The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

                                    ARTICLE V

                  CONTRACTS, LOANS, CHECKS, NOTES, DRAFTS, ETC.

            Contracts, checks, notes, drafts, acceptances, bills of exchange and other instruments, orders or obligations for the payment of money shall be signed by the President or by such officer or officers or person or persons as the Board or the President shall from time to time determine.

                                   ARTICLE VI

                                 CORPORATE SEAL

            The corporate seal shall be in such form as the Board shall prescribe.

                                   ARTICLE VII

                                   FISCAL YEAR

            The fiscal year of the corporation shall be fixed, and shall be subject to change, by the Board.

                                  ARTICLE VIII

                                   AMENDMENTS

            The Board of Directors shall have the power to make, alter or repeal the By-Laws of the corporation subject to the power of the stockholders to alter or repeal the By-Laws made or altered by the Board of Directors. The stockholders shall also have the power to make, alter or repeal the By-Laws of the corporation.

CVC HOLDINGS, INC. BYLAW AMENDMENTS

(approved by Unanimous Consent of
the Board of Directors of CVC
Holdings, Inc. (the "Corporation"),
dated May 11, 1995)

            Article II, Section 3 of the Bylaws of the Corporation were amended by deleting the last sentence of such section and substituting the following therefor:

            "In the interim between annual meetings of stockholders or of special meetings of stockholders called for the election of directors and/or for the removal of one or more of the directors and for the filling of any vacancy in that connection, newly created directorships and any vacancies in the Board of Directors, including vacancies resulting from the removal of directors for cause or without casue, may be filled only by the vote or written consent in lieu of meeting of the class of stockholders entitled to elect such director. At any meeting held for the purpose of electing a director or directors, the presence in person or by proxy of the holders of the majority of shares then outstanding of the class entitled to vote for the election of such director or directors shall constitute a quorum for the purpose of electing a director or directors by the stockholders of such class."

            Article II, Section 5 of the Bylaws of the Corporation were amended by deleting such section in its entirety and substituting the following therefor:

            "5. Removal of Directors. Except as may otherwise be provided by the General Corporation Law or the Certificate of Incorporation, any or all of the directors elected by a class of stockholders may only be removed by the vote of the holders of not less than a majority of the shares of such class voting thereon, provided, however, that in case of the corporation having cumulative voting, no director may be removed without cause if the votes against his removal would be sufficient to elect him if voted cumulatively at an election of directors at which the same number of votes were cast and the whole Board were then being elected. At any meeting held for the purpose of removing a director or directors, the presence in person or by proxy of the holders of the majority of shares then outstanding of the class entitled to vote for the removal of such director or directors shall constitute a quorum for the purpose of removing a director or directors by the stockholders of such class."

                            SECRETARY'S CERTIFICATE

            The undersigned, Andrew C. Peskoe, Assistant Secretary of CVC, Inc., a Delaware corporation (the "Company"), hereby certifies as follows:

            Attached hereto as Exhibit A are true and complete copies of the resolutions duly adopted at a meeting of the Board of Directors of the Company held on March 4, 1998, authorizing and approving the execution and delivery of the Credit Agreement with M&T Bank as set forth in such resolutions, and the transactions contemplated thereby. Such resolutions have not been amended, annulled, rescinded or revoked and remain in full force and effect on the date hereof.

            IN WITNESS WHEREOF, the undersigned has hereunto set his hand as of the 2nd day of April, 1998.


                                           /s/ Andrew C. Peskoe,
                                           -------------------------------------
                                           Andrew C. Peskoe, Assistant Secretary

                                                                       EXHIBIT A

                                   RESOLUTIONS
                                     OF THE
                               BOARD OF DIRECTORS
                                       OF
                                    CVC, Inc.

            RESOLVED, that the form, terms and provisions of the proposed term loan and credit facility agreement (the "Credit Agreement"), between CVC, Inc. (the "Corporation"), CVC Products, Inc. (the "Subsidiary") and Manufacturers and Traders Trust Company (the "Lender") substantially on the terms that have been submitted to the directors of the Corporation, pursuant to which, among other things, the Lender will make to the Subsidiary and/or the Corporation term loans in amounts up to an aggregate of $8,000,000 and revolving loans in amount up to an aggregate of $10,000,000 (based on borrowing base availability), will make available a $2 million capital equipment term loan and lease line and will provide other credit all upon the terms set forth therein and in the exhibits thereto, and all transactions referred to therein, be, and the same hereby are, in all respects authorized and approved.

            RESOLVED, that an Authorized Officer of the Corporation and/or the Subsidiary be, and each hereby is, authorized and empowered, in the name and on behalf of the Corporation and/or the Subsidiary, to execute and deliver to the Lender the Credit Agreement and each exhibit thereto of which the Corporation and/or the Subsidiary shall be a signatory, and any and all other agreements, certificates, or other documents which may be described in the Credit Agreement or necessary or required by the Lender, with such change or changes therein as his Authorized Officer or Officers executing the same may approve, the execution thereof, with such change or changes, to be conclusive evidence of such approval.

            RESOLVED, that, in connection with the loan and accommodations to be made by the Lender to the Subsidiary, the form, terms and provisions of the Term and Revolving Notes (the "Notes") and the equipment lease documents, be, and, the same hereby are, in all respects authorized and approved.

            RESOLVED, that an Authorized Officer or Officers of the Corporation and/or the Subsidiary be, and each hereby is, authorized and empowered, in the name and on behalf of the Corporation and/or the Subsidiary, to execute and deliver to the Lender, upon receipt of funds evidenced thereby, the Notes and the lease documents, with such change or changes therein as the Authorized Officer or Officers executing the same may approve, the execution thereof, with such change or changes, to be conclusive evidence of such approval.

            RESOLVED, that the Corporation and/or the Subsidiary be, and hereby are, authorized (i) to borrow such amounts and to sell and lease back from the Lender such equipment in such amounts as an Authorized Officer of the Corporation and/or the Subsidiary may deem appropriate, to be evidenced by appropriate Notes and the lease documents, (ii) to each guaranty the indebtedness of the other to the Lender on terms acceptable to the Lender as evidenced by agreements and guarantees requested by the Lender, (iii) to grant security interests to the Lender in any and all assets of the Corporation and the Subsidiary, and (iv) to pay any and all fees and associated expenses; and the same (including all documents evidencing same) hereby are, authorized and approved.

            RESOLVED, that the agreements, instruments, notes and documents heretofore entered into by the Corporation and/or the Subsidiary with the Lender are hereby ratified and affirmed;

            RESOLVED, that, in connection with loans to be made by the Lender to the Subsidiary, an Authorized Officer of the Corporation and/or the Subsidiary be, and hereby is, authorized and empowered to open and maintain such bank accounts at such bank or banks as the Lender may request, and that any resolutions furnished by such banks for such purposes be deemed adapted as and for the resolutions of the Board of Directors with the same force and effect as if fully set forth herein.

            RESOLVED, that the President and Senior Vice President of the Corporation and the Subsidiary, and any person duly authorized to act in such capacity be, and each of them hereby is, designated an "Authorized Officer" for purposes of these resolutions, the Credit Agreement, the Notes, the lease documents and any other documents and instruments necessary, proper or convenient to implement or accomplish the transactions involved in, or related to, any thereof.

            RESOLVED, that the Authorized Officers of the Corporation and/or the Subsidiary be, and each of them hereby is, authorized and empowered, in the name and on behalf of the Corporation and/or the Subsidiary, to execute and deliver such certificates, documents, agreements and instruments containing in each case such terms and conditions, and to take such other action, as any such officer, in his or her sole discretion, shall deem necessary or appropriate fully to effectuate and to carry out the purposes and intent of the foregoing resolutions, the execution or delivery of any of same or the taking of any such action to be conclusive evidence of the necessity or appropriateness thereof.

                              OFFICER'S CERTIFICATE

            The undersigned, Secretary of CVC PRODUCTS, INC., a Delaware corporation (the "Company"), hereby certifies to MANUFACTURERS AND TRADERS TRUST COMPANY ("Bank") to induce Bank to extend past, present and/or future credit to the Company as follows.

            1. Attached hereto as Exhibit A is a true copy of Company's Certificate of Incorporation and all amendments thereto to date. We agree to forward to Bank copies of all amendments to Company's Certificate of Incorporation.

            2. Attached hereto as Exhibit B is a true copy of Company's current By-Laws and all amendments to date and as in effect on the date that the written consent set forth in Exhibit C were adopted by the Board of Directors. We agree to forward to Bank copies of all future amendments to Company's By-Laws.

            3. The persons whose names are set forth below have been duly elected to the offices set opposite their respective names and are authorized by the Board of Directors of Company to execute and deliver on behalf of the Company any agreement, note, guaranty or other document or instrument, entered into, or to be entered into by Company with or in favor of the Bank:

        Name                      Office                       Signature

Christine Whitman      Chairman,
                       Chief Executive
                       Office & President                /s/ Christine Whitman
                                                         -----------------------

Emilio O. DiCataldo    Senior Vice President & Chief
                       Financial Officer                 /s/ Emilio O. DiCataldo
                                                         -----------------------

The signature of each officer is set forth after his or her respective name.

            4. Attached hereto as Exhibit C is a true copy of the written consent of the Sole Director of the Company which such consent is in full force and effect and has not been modified, altered, rescinded or superseded in any respect.

      IN WITNESS WHEREOF, the undersigned have executed as of April __, 1998.


                                      /s/ [ILLEGIBLE]
                                      -------------------------------
                                      Name:
                                      Title:

                          CERTIFICATE OF INCORPORATION

                                       OF

                               CVC PRODUCTS, INC.

            The undersigned, for the purpose of organizing a corporation under the General Corporation Law of the State of Delaware, hereby certifies:

            FIRST: The name of the corporation is CVC PRODUCTS, INC.

            SECOND: The registered office of the corporation in the State of Delaware is located at No. 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name of the corporation's registered agent at such address is The Corporation Trust Company.

            THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

            FOURTH: The total number of shares of stock which the corporation shall have authority to issue is one hundred thousand (100,000), which shares shall be of one class, shall be designated Common Stock and shall be of the par value of One Dollar ($1.00) per share.

            FIFTH: The name and mailing address of the incorporator is Thomas G. Washing, Lincoln First Tower, Rochester, New York 14603.

            SIXTH: Election of the directors of the corporation need not be by written ballot unless and to the extent the By-laws of the corporation so provide.

            SEVENTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized and empowered to make, alter, amend or repeal from time to time the By-laws of the corporation in any manner not inconsistent with the laws of the State of Delaware or the Certificate of Incorporation of the Corporation.

            EIGHTH: The Corporation reserves the right at any time and from time to time to amend, alter or repeal any provision contained in this Certificate of Incorporation in the manner now or as hereafter prescribed by law, and all rights, preferences and privileges conferred upon stockholders, directors and officers by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are subject to the rights reserved in this Article.

            IN WITNESS WHEREOF, I have signed this Certificate this 12th day of September, 1973.


                                               /s/ Thomas G. Washing
                                            ----------------------------
                                               Thomas G. Washing

                                     BY-LAWS

                                       OF

                               CVC PRODUCTS, INC.

                                    ARTICLE 1

                                  STOCKHOLDERS

            Section 1. Annual Meetings. The annual meeting of the stockholders for the election of directors and the transaction of any other proper business shall be held each year on such day and at such hour as shall by fixed by the Board of Directors and as set forth in the notice of annual meeting.

            Section 2. Special Meetings. A special meeting of the stockholders may be called at any time by the Board of Directors or the President and shall be held on such day and such hour as is fixed in the call of the meeting.

            Section 3. Place of Meetings. Meetings of stockholders shall be held at the principal office of the Corporation or at such other place, within or without the State of Delaware, as may be fixed by the Board of Directors.

            Section 4. Notice of Meetings.

                  (a) Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date, and hour of the meeting. Notice of a special meeting also shall state the purpose or purposes for which the meeting is called. A copy of the notice of any meeting shall be given, personally or by mail, not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at the meeting.

                  (b) Whenever notice is required to be given under this section, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting called pursuant to this article need be specified in any written waiver of notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

                  (c) When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the adjournment is more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at such meeting.

            Section 5. Organization. At each meeting of the stockholders, the Chairman of the Board or, in his absence, the President or, in his absence, a Vice President selected by the Chairman of the Board shall act as chairman of the meeting and the Secretary or, in his absence, an Assistant Secretary, if one be appointed, shall act as secretary of the meeting. In case at any meeting none of the officers who have been designated to act as chairman or secretary of the meeting, respectively, shall be present, a chairman or secretary, as the case may be, shall be chosen by vote of a majority in interest of the stockholders of the Corporation present in person or by proxy and entitled to vote at such meeting.

            Section 6. Quorum. At each meeting of the stockholders, the holders of a majority of the shares entitled to vote thereat, present in person or by proxy, shall constitute a quorum for the transaction of business.

            Section 7. Voting. At each meeting of stockholders, each stockholder shall be entitled to cast one vote for each share of stock standing in his name on the books of the Corporation on the record date. All matters shall be determined by a majority of the votes cast, except that directors shall be elected by a plurality of the votes cast. Voting for directors shall not be by written ballot unless the stockholders at a meeting so determine.

            Section 8. Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

            Section 9. Consent of Stockholders in Lieu of Meeting. Any action that is required to be taken, or which may be taken, at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

                                   ARTICLE 11

                               BOARD OF DIRECTORS

            Section 1. Number. The Board of Directors shall consist of one or more members, the exact number to be fixed from time to time by the Board of Directors.

            Section 2. Election and Term of Directors. Directors shall be elected at the annual meeting of the stockholders and shall hold office until the next annual meeting and until their successors have been elected and qualified or until their earlier resignation or removal.

            Section 3. Regular Meetings. As soon as practicable after each annual election of directors, the Board of Directors shall meet for the purposes of organization, the election of officers, and the transaction of other business. Other regular meetings of the Board of Directors shall be held at such places, dates, and hours as may be fixed from time to time by the Board of Directors. Notice of regular meetings need not be given.

            Section 4. Special Meetings. A special meeting of the Board of Directors may be called by the Chairman or any two of the directors and shall be held at such place, date, and hour as is fixed in the call of the meeting. Oral, telegraphic, or written notice shall be given, sent, or mailed to each director, directed to his residence or usual place of business, not less than 72 hours before any special meeting and shall state the place, date, and hour of the meeting. A written waiver of notice, signed by the person entitled to notice, whether before of after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

            Section 5. Quorum and Manner of Acting. At each meeting of the Board of Directors, the presence of a majority of the authorized number of directors shall constitute a quorum for the transaction of business, and the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board, provided, however, that authorization of capital expenditures by the Corporation, which individually or when added to other capital expenditures authorized during the same fiscal year total in excess of $100,000, shall be authorized by a majority of the entire of Board Directors. Members of the Board of Directors or any Committee designated by such Board may participate in a meeting of such Board or Committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

            Section 6. Consent of Directors in Lieu of Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any Committee of the Board, may be taken without a meeting if all members of the Board or Committee, as the case may be, consent to such action in writing, and the writing or writings are filed with the minutes of proceedings of the Board or Committee.

            Section 7. Removal. Any director may be removed, either with or without cause, at any time by the affirmative vote of the holders of record of a majority of the outstanding shares of stock entitled to vote, at a special meeting of stockholders called for the purpose, and the vacancy in the Board of Directors caused by any such removal may be filled by the stockholders, or, if the vacancy is not so filled, by the Board of Directors.

            Section 8. Vacancies (a) Generally. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

                  (b) Resignations. Where one or more directors shall resign from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignations shall become effective.

            Section 9. Compensation: The Board of Directors shall have the authority to fix the compensation of directors for services in any capacity and to provide that the Corporation shall reimburse each director for any expenses paid to him on account or his attendance at any regular or special meeting of the Board. Nothing herein contained shall be construed so as to preclude any director from serving the Corporation in any other capacity, or from serving any of its stockholders, subsidiaries or affiliated corporations in any capacity and receiving proper compensation therefor.

            Section 10. Executive and Other Committees: The Board of Directors may in its discretion by resloution passed by a majority of the whole Board designate an Executive Committee and one or more other committees, each consisting of three or more of the directors of the Corporation, and each of which, to the extent provided in resolution and the laws of the State of Delaware, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that no such committee shall have power or authority as to the following matters:

            (1) The amendment of the Certificate of Incorporation of the Corporation.

            (2)   The adoption of an agreement of merger or consolidation.

            (3) Recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets.

            (4) Recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution.

            (5)   The amendment of the By-laws of the Corporation.

            Unless a greater proportion is required by the resolution designating a committee of the Board of Directors, a majority of the entire authorized number of members of such committee shall constitute a quorum for the transaction of business, and the act of a majority of the members voting on any item of business, if a quorum votes, shall be the act of such committee.

                                   ARTICLE III

                                    Officers

            Section 1. Officers Enumerated: The Board of Directors, as soon as may be practicable after the annual election of directors, shall elect a Chairman of the Board of Directors, a President, one or more Vice Presidents (one of whom may be designated Executive Vice President), a Secretary and a Treasurer, and from time to time may elect or appoint such other officers as it may determine. Any two or more offices may be held by the same person.

            Section 2. Term of Office: Each officer shall hold office for the term for which he is elected or appointed and until his successor has been elected or appointed and qualified or until his death or until he shall resign or until he shall have been removed in the manner hereinafter provided.

            Section 3. Powers and Duties: The officers of the Corporation shall each have such powers and authority and perform such duties in the management of the property and affairs of the Corporation as from time to time may be prescribed by the Board of Directors and, to the extent not so prescribed, they shall each have such powers and authority and perform such duties in the management of the property and affairs of the Corporation, subject to the control of the Board, as generally pertain to their respective offices.

            Without limitation of the foregoing:

            (a) Chairman of the Board of Directors: The Chairman of the Board of Directors shall be the chief executive officer of the Corporation, charged with the responsibility for the direction and supervision of its business affairs subject only to the supervision of the Board of Directors and Executive Committee, if such Committee shall be designated. He shall preside at all meetings of the Board and at all meetings of stockholders.

            (b) President: The President shall be the chief operating officer of the Corporation and, subject to the general supervision of the Chairman of the Board of Directors, shall supervise the operations of the Corporation, its subsidiaries and affiliates. The President, in the event of death, resignation, removal, disability or absence of the Chairman, shall possess the powers and perform the duties of the Chairman. He shall be a director of the Corporation.

            (c) Vice Presidents: The Board of Directors shall determine the powers and duties of the respective Vice Presidents and may, in its discretion, fix such order of seniority among the respective Vice President as it may deem advisable.

            (d) Secretary: The Secretary shall issue notices of meetings of stockholders and directors where notices of such meetings are required by law or these By-laws and shall keep the minutes of such meetings. He shall sign such instruments and attest such documents as require his signature of attestation and affix the corporate seal thereto where appropriate.

            (e) Treasurer: The Treasurer shall have general charge of, and be responsible for, the fiscal affairs of the Corporation and shall sign all instruments and documents as require his signature.

            Section 4. Temporary Absence. In case of the temporary absence or disability of any officer of the Corporation, the Chairman, the President, Vice President, the Secretary or the Treasurer may perform any of the duties of any such other officer as the Board of Directors or Executive Committee may prescribe.

            Section 5. Resignations: Any officer may resign at any time by giving written notice of his resignation to the Corporation. Any such resignation shall take effect at the time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

            Section 6. Removal: Any officer may be removed, either with or without cause, at any time, by action of the Board of Directors.

            Section 7. Vacancies: A vacancy in any office because of death, resignation, removal or any other cause may be filled by the Board of Directors.

            Section 8. Compensation: The salaries of the officers shall be fixed from time to time by the Board of Directors. Nothing contained herein shall preclude any officer from serving the Corporation in any other capacity, including that of director, or from serving any of its stockholders, subsidiaries or affiliated corporations in any capacity and receiving a proper compensation therefor.

            Section 9. Contracts, Checks, etc.: All contracts and agreements authorized by the Board of Directors, and all checks, drafts, bills of exchange or other orders for the payment of money, notes or other evidences of indebtedness, issued in the note of the Corporation, shall be signed by such person or persons and in such manner as may from time to time be designated by the Board of Directors, which designation may be general or confined to specific instances.

            Section 10. Proxies in Respect of Securities of Other Corporations:
Unless otherwise provided by resolution adopted by the Board of Directors, the Chairman, the President, a Vice President, or the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, or any one of them, may exercise in the name and on behalf of the Corporation the powers and rights which the Corporation may have as the holder of stock or other securities in any other corporation to vote or to consent in respect of such stock or other securities; and the Chairman, the President, a Vice President, or the Secretary or an Assistant Secretary or the Treasurer of an Assistant Treasurer may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, all such ballots consents, proxies, powers of attorney or other written instruments as they or either of them may deem necessary in order that the Corporation may exercise such powers and rights. Any stock or other securities in any other corporation which may from time to time be owned by or stand in the name of the Corporation may, without further action, be endorsed for sale or transfer or sold or transferred by the Chairman, the President or a Vice President, or the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Corporation or any proxy appointed in writing by any of them. Notwithstanding the above, stock of any corporation a majority of the outstanding capital stock of which is owned by the Corporation shall be voted or transferred only as directed by action of the Board of Directors of the Corporation.

                                   ARTICLE IV

                            Shares and Their Transfer

            Section 1. Certificates of Stock: Every stockholder shall be entitled to have a certificate certifying the number of shares of stock of the Corporation owned by him, signed by, or in the name of, the Corporation by the Chairman of the Board or the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation. Any of or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar.

            Section 2. Transfers: Certificates shall be registered for transfer on the stock books of the Corporation in person or by attorney, but, except as hereinafter provided in the case of loss, destruction or mutilation of certificates, no transfer of stock shall be entered until the previous certificate, if any, given for the same shall have been surrendered and cancelled.

            Section 3. Lost, Destroyed or Mutilated Certificates: The Corporation may issue a new certificate of stock of the same tenor and same number of shares in place of a certificate theretofore issued by it which is alleged to have been lost, stolen or destroyed; provided, however, the Board of Directors or the Executive Committee of the Corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond of indemnity, in form and with one or more sureties satisfactory to the Board or the Executive Committee, sufficient to indemnify it against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

            Section 4. Record Date: The Board of Directors may fix, in advance, a date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action, as a record date for the determination of the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights with respect to any change, conversion or exchange of stock or for the purpose of any other lawful action. If no record date is fixed, (a) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day upon which the meeting is held, and (b) the date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolutions relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

            Section 5. Books and Records: The books and records of the Corporation may be kept at such places within or without the State of Delaware as the Board of Directors may from time to time determine.

                                    ARTICLE V

                                     GENERAL

            Section 1. Seal. The seal of the Corporation shall be in the form of a circle and shall bear the name of the Corporation, the year of incorporation, and any other matters deemed appropriate by the Board of Directors.

            Section 2. Indemnification. Every person heretofore, now, or hereafter serving as a director, officer or employee of the Corporation, and every person heretofore, now, or thereafter serving at the written request of the Corporation (or at its oral request subsequently confined in writing) as a director, officer or employee of another corporation or other business association in which the Corporation owns shares of capital stock or other proprietary interest or of which the Corporation is a creditor, shall be indemnified and held harmless by the Corporation from and against any and all loss, cost, liability and expense that may be imposed upon or incurred by him in connection with or resulting from any claim, action, suit or proceeding, whether civil, criminal, administrative or investigative in which he may become involved as a party or otherwise by reason of his being or having been a director, officer or employee of the Corporation, or of another business association or corporation in which the Corporation owns shares of capital stock or other proprietary interest or of which the Corporation is a creditor, whether or not he continues to be such at the time such loss, cost liability or expense shall have been imposed or incurred. As used herein, the term "loss, cost, liability and expense" shall include all expenses incurred in the defense of such claim, action, suit or proceeding and the amounts of judgments, fines, or penalties levied or rendered against any such person; provided, however, that no such person shall be entitled to indemnity hereunder unless the Board of Directors of the Corporation determines that such person was acting in good faith and for a purpose which he reasonably believed to be in or not opposed to the best interests or the Corporation, and with respect to any criminal action or porceeding had no reasonable cause to believe his conduct was unlawful. Payments authorized hereunder include amounts paid and expenses incurred in settling any such claim, action, suit or proceeding whether actually commenced or threatened. Expenses incurred with respect to any such claim, action, suit or proceeding may be advanced by the Corporation prior to the final disposition thereof upon receipt of an undertaking satisfactory in from and amount to the Board of Directors by or on behalf of the recipient to repay such amount unless it is ultimately determined that he is entitled to indemnification. The foregoing right of indemnification shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any law, by-law, provision of a certificate of incorporation, agreement (including but not limited to any indemnification insurance contract), vote of stockholders or disinterested directors or otherwise.

            Section 3. Fiscal Year. The fiscal year of the Corporation shall begin October 1 and end September 30.

                                   ARTICLE IV

                                   AMENDMENTS

            Section 1. By-Law Amendments. The by-laws of the Corporation may be made, altered or repealed by vote of the stockholders at the time entitled to vote in the election of directors. The by-laws may also be made, altered or repealed by the Board of Directors, but any by-laws adopted by the Board may be altered or repealed by the stockholders entitled to vote thereon as hereinabove provided.

                            SECRETARY'S CERTIFICATE

            The undersigned, Andrew C. Peskoe, Assistant Secretary of CVC, Inc., a Delaware corporation (the "Company"), hereby certifies as follows:

            Attached hereto as Exhibit A are true and complete copies of the resolutions duly adopted at a meeting of the Board of Directors of the Company held on March 4, 1998, authorizing and approving the execution and delivery of the Credit Agreement with M&T Bank as set forth in such resolutions, and the transactions contemplated thereby. Such resolutions have not been amended, annulled, rescinded or revoked and remain in full force and effect on the date hereof.

            IN WITNESS WHEREOF, the undersigned has hereunto set his hand as of the 2nd day of April, 1998.


                                         /s/ Andrew C. Peskoe
                                         -------------------------------------
                                         Andrew C. Peskoe, Assistant Secretary

                                 WRITTEN CONSENT
                                       OF
                                THE SOLE DIRECTOR
                              OF CVC PRODUCTS, INC.

            The undersigned, being the sole director of CVC Products, Inc., a Delaware corporation (the "Corporation"), does hereby consent to the adoption of the resolutions set forth on Exhibit A hereto,

            IN WITNESS WHEREOF, the undersigned has executed this consent as of the 31st day of March, 1998.


                                                    /s/ Christine B. Whitman
                                                  ------------------------------
                                                       Christine B. Whitman

                                                                       EXHIBIT A

                                   RESOLUTIONS
                                     OF THE
                               BOARD OF DIRECTORS
                                       OF
                                    CVC, INC.

            RESOLVED, that the form, terms and provisions of the proposed term loan and credit facility agreement (the "Credit Agreement"), between CVC, Inc. (the "Corporation"), CVC Products, Inc. (the "Subsidiary") and Manufacturers and Traders Trust Company (the "Lender") substantially on the terms that have been submitted to the directors of the Corporation, pursuant to which, among other things, the Lender will make to the Subsidiary and/or the Corporation term loans in amounts up to an aggregate of $8,000,000 and revolving loans in amounts up to an aggregate of $10,000,000 (based on borrowing base availability), will make available a $2 million capital equipment term loan and lease line and will provide other credit accommodations, all upon the terms set forth therein and in the exhibits thereto, and all transactions referred to therein, be, and the same hereby are, in all respects authorized and approved.

            RESOLVED, that an Authorized Officer of the Corporation and/or the Subsidiary be, and each hereby is, authorized and empowered, in the name and on behalf of the Corporation and/or the Subsidiary, to execute and deliver to the Lender the Credit Agreement and each exhibit thereto of which the Corporation and/or the Subsidiary shall be a signatory, and any and all other agreements, certificates, or other documents which may be described in the Credit Agreement or necessary or required by the Lender, with such change or changes therein as the Authorized Officer or Officers executing the same may approve, the execution thereof, with such change or changes, to be conclusive evidence of such approval.

            RESOLVED, that, in connection with the loan and accommodations to be made by the Lender to the Subsidiary, the form, terms and provisions of the Term and Revolving Notes (the "Notes") and the equipment lease documents, be, and, the same hereby are, in all respects authorized and approved.

            RESOLVED, that an Authorized Officer or Officers of the Corporation and/or the Subsidiary be, and each hereby is, authorized and empowered, in the name and on behalf of the Corporation and/or the Subsidiary, to execute and deliver to the Lender, upon receipt of funds evidenced thereby, the Notes and the lease documents, with such change or changes therein as the Authorized Officer or Officers executing the same may approve, the execution thereof, with such change or changes, to be conclusive evidence of such approval.

            RESOLVED, that the Corporation and/or the Subsidiary be, and hereby are, authorized (i) to barrow such amounts and to sell and lease back from the Lender such equipment in such amounts as an Authorized Officer of the Corporation and/or the Subsidiary may deem appropriate, to be evidenced by appropriate Notes and the lease documents, (ii) to each guaranty the indebtedness of the other to the Lender on terms acceptable to the Lender as evidenced by agreements and guarantees requested by the Lender, (iii) to grant security interests to the Lender in any and all assets of the Corporation and the Subsidiary, and (iv) to pay any and all fees and associated expenses; and the same (including all documents evidencing same) hereby are, authorized and approved.

            RESOLVED, that the agreements, instruments, notes and documents heretofore entered into by the Corporation and/or the Subsidiary with the Lender are hereby ratified and affirmed;

            RESOLVED, that, in connection with loans to be made by the Lender to the Subsidiary, an Authorized Officer of the Corporation and/or the Subsidiary be, and hereby is, authorized and empowered to open and maintain such bank accounts at such bank or banks as the Lender may request, and that any resolutions furnished by such banks for such purposes be deemed adopted as and for the resolutions of the Board of Directors with the same force and effect as if fully set forth herein.

            RESOLVED, that the President and Senior Vice President of the Corporation and the Subsidiary, and any person duly authorized to act in such capacity be, and each of them hereby is, designated an "Authorized Officer" for purposes of these resolutions, the Credit Agreement, the Notes, the lease documents and any other documents and instruments necessary, proper or convenient to implement or accomplish the transactions involved in, or related to, any thereof.

            RESOLVED, that the Authorized Officers of the Corporation and/or the Subsidiary be, and each of them hereby is, authorized and empowered, in the name and on behalf of the Corporation and/or the Subsidiary, to execute and deliver such certificates, documents, agreements and instruments containing in each case such terms and conditions, and to take such other action, as any such officer, in his or her sole discretion, shall deem necessary or appropriate fully to effectuate and to carry out the purposes and intent of the foregoing resolutions, the execution or delivery of any of same or the taking of any such action to be conclusive evidence of the necessity or appropriateness thereof.

               [Letterhead of Nixon, Hargrave, Devans & Doyle LLP]


                                 April 14, 1998

      Manufacturers and Traders Trust Company
      One M&T Plaza
      Buffalo, New York 14203

            RE:   CVC Products, Inc.

      Gentlemen:

            We have acted as special counsel to CVC Products, Inc., a Delaware corporation ("Borrower"), in connection with certain credit facilities to be made by Manufacturers and Traders Trust Company ("Bank") to Borrower pursuant to a certain Loan Agreement of even date herewith ("Closing Date") between Bank and Borrower, dated as of March 31, 1998 (the "Loan Agreement"). Furthermore, we have acted as special counsel to CVC, Inc., a Delaware corporation ("Parent") and have advised it in connection with certain matters pertaining to the Loan Agreement. Unless otherwise noted, the agreements referred to in (i) through (ix) below were executed on the Closing Date, as of March 31, 1998. We are giving the opinions set forth below at the request of Borrower and Parent.

            In our capacity as special counsel to Borrower and Parent, we have reviewed the Loan Agreement and the following documents, as executed:

            (i) $8,000,000 Term Note, dated as of March 31, 1998, executed by Borrower in favor of Bank ("Term Note");

            (ii) $10,000,000 Grid Note, dated as of March 31, 1998, executed by Borrower in favor of Bank ("Grid Note");

            (iii) Trademark Collateral Security and Pledge Agreement executed by
                  Borrower, Parent and Bank dated as of March 31, 1998 ("Trademark Agreement");

            (iv) Patent Collateral Assignment and Security Agreement executed by Borrower, Parent and Bank dated as of March 31, 1998 ("Patent Agreement");

            (v) Amended and Restated Continuing Guaranty, dated as of March 31, 1998, executed by Borrower in favor of Bank ("Borrower Guaranty");

Nixon, Hargrave, Devans & Doyle LLP

      Manufacturers and Traders Trust Company
      April 14, 1998
      Page 2

            (vi) Amended and Restated General Security Agreement, dated as of March 31, 1998, executed by Borrower in favor of Bank ("Borrower GSA");

            (vii) Amended and Restated Continuing Guaranty, dated as of March 31, 1998, executed by Parent in favor of Bank ("Parent Guaranty");

            (viii) Amended and Restated General Security Agreement, dated as of March 31, 1998, executed by Parent in favor of Bank ("Parent GSA"); and

            (ix) Landlord/Mortgagee Waiver, dated as of March 31, 1998, executed by Parent in favor of Bank ("Landlord Waiver").

            The Term Note, Grid Note, Borrower Guaranty and Borrower GSA are hereinafter collectively referred to as the "Borrower Loan Documents." The Parent Guaranty, Parent GSA and Landlord Waiver are hereinafter collectively referred to as the "Guarantor Loan Documents." The Borrower Loan Documents, the Guarantor Loan Documents, the Trademark Agreement and the Patent Agreement are referred to collectively as the "Loan Documents."

            We have also examined the Certificate of Incorporation and By-Laws of Borrower and Parent and copies, certified or otherwise identified to our satisfaction, of such other documents, records and certificates of public officials and of the Borrower and Parent, made such inquiries of officers of Borrower and Parent and considered such questions of law as we deemed necessary for the purpose of rendering the opinions set forth herein.

            As to questions of fact material to the opinions set forth herein, we have, when relevant facts were not independently established, made inquiries as to such questions of fact of officers of Borrower and Parent and relied upon certificates of, and information received from, officers of Borrower and Parent, in each case, copies of which are annexed hereto as exhibits. As to any opinions expressed herein "to our knowledge," such knowledge is a based solely upon certificates of, and information received from, officers of Borrower and Parent and any actual knowledge we may have from any other source. We have not independently investigated or verified the facts represented in such certificates or information and do not opine as to the accuracy of any such facts.

            In rendering the opinions set forth below, we have assumed that:

            A. Authority of Bank. Bank has all requisite power and authority to
      (i) consummate the transactions described in the Loan Documents, (ii) execute and deliver the Loan Documents to which it is a party and (iii) perform its obligations thereunder.

            B. Execution by Bank. Bank has duly and validly authorized, executed and delivered the Loan Documents to which it is a party.

            C. Modifications. There are no oral or written modifications of or amendments to the Loan Documents.

Nixon, Hargrave, Devans & Doyle LLP

      Manufacturers and Traders Trust Company
      April 14, 1998
      Page 3

            D. Authenticity of Documents. All documents submitted to us as originals are authentic and complete; all documents submitted to us as certified, photostatic or conformed copies conform to the original documents; all signatures on all documents are genuine; and all public records reviewed are accurate and complete.

            E. Ownership of Collateral. Borrower is in possession of, and owns or has all applicable rights to use, the collateral described in the Trademark Agreement and Patent Agreement. Borrower and Parent are the owners of the collateral described in the Borrower GSA and Parent GSA, respectively.

            F. Recording of Trademark Agreement and Patent Agreement. The Trademark Agreement and Patent Agreement will be duly recorded in the appropriate recording offices.

            Based on the foregoing it is our opinion that:

            1. Borrower and Parent are corporations duly organized, validly existing and in good standing under the laws of the State of Delaware and are also duly qualified to do business in, and are in good standing as foreign corporations under, the laws of the State of New York.

            2. Borrower has the requisite corporate power and authority to (a) own and operate its property in New York State, to lease the Property it leases in New York State and, to our knowledge, to conduct its business as it is presently conducted in New York State (b) execute, deliver and perform its obligations under the Borrower Loan Documents, (c) borrow under the Loan Agreement and (c) grant the security interests provided for in the Trademark Agreement, Patent Agreement and Borrower GSA.

            3. Parent has the requisite corporate power and authority to (a) own and operate its property in New York State, to lease the Property it leases in New York State and, to our knowledge, to conduct its business as it is presently conducted in New York State (b) execute, deliver and perform its obligations under the Guarantor Loan Documents and (c) grant the security interests provided for in the Guarantor GSA.

            4. Borrower's execution and delivery of, and performance of its obligations under, the Borrower Loan Documents, the Trademark Agreement and the Patent Agreement have been duly authorized by all necessary corporate action on the part of Borrower, and the Borrower Loan Documents, the Trademark Agreement and the Patent Agreement have been duly executed and delivered by Borrower.

            5. Parent's execution and delivery of, and performance of its obligations under, the Guarantor Loan Documents, the Trademark Agreement and the Patent Agreement have been duly authorized by all necessary corporate action on the part of Parent, and the Guarantor Loan Documents, the Trademark Agreement and the Patent Agreement have been duly executed and delivered by Parent.

Nixon, Hargrave, Devans & Doyle LLP

      Manufacturers and Traders Trust Company
      April 14, 1998
      Page 4

            6. The Borrower Loan Documents, the Trademark Agreement and the Patent Agreement are the valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms.

            7. The Guarantor Loan Documents, the Trademark Agreement and the Patent Agreement are the valid and binding obligations of Parent, enforceable against the Parent in accordance with their respective terms.

            8. The execution and delivery of the Borrower Loan Documents, the Trademark Agreement and the Patent Agreement by Borrower, do not (a) conflict with or result in a breach of any provision of the Certificate of Incorporation or By-Laws of Borrower, or (b) to our knowledge, (i) result in a breach of any of the provisions of, or constitute a default under, any agreement or instrument to which Borrower is a party or by which any of Borrower's assets is bound, (ii) violate any existing judgment, order, writ, injunction or decree expressly applicable to Borrower, (iii) violate any existing law, rule, regulation or ordinance applicable to Borrower or
      (iv) result in the creation or imposition of any lien, charge or encumbrance or any nature whatsoever upon any properties of Borrower, except as contemplated by the Borrower Loan Documents, the Trademark Agreement and the Patent Agreement.

            9. The execution and delivery of the Guarantor Loan Documents, the Trademark Agreement and the Patent Agreement by Parent, do not (a) conflict with or result in a breach of any provision of the Certificate of Incorporation or By-Laws of Parent, or (b) to our knowledge, (i) result in a breach of any of the provisions of, or constitute a default under, any agreement or instrument to which Parent is a party or by which any of Parent's assets is bound, (ii) violate any existing judgment. order, writ, injunction or decree expressly applicable to Parent, (iii) violate any existing law, rule, regulation or ordinance applicable to Parent or (iv) result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any properties of Parent, except as contemplated by the Guarantor Loan Documents, the Trademark Agreement and the Patent Agreement.

            10. No consent, authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required by (i) the due execution, delivery and performance by Borrower under the Borrower Loan Documents, the Trademark Agreement and the Patent Agreement (ii) the borrowings contemplated by Borrower under the Loan Agreement, or (iii) the grant by Borrower of security interests granted by it under any of the Borrower Loan Documents, the Trademark Agreement or the Patent Agreement pursuant to the UCC.

            11. No consent, authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required by (i) the due execution, delivery, and performance by Parent under the Guarantor Loan Documents, the Trademark Agreement and the Patent Agreement, or (ii) the grant by Parent of security interests granted by it under any of the Guarantor Loan Documents, the Trademark Agreement or the Patent Agreement pursuant to the UCC.

Nixon, Hargrave, Devans & Doyle LLP

      Manufacturers and Traders Trust Company
      April 14, 1998
      Page 5

            12. To our knowledge, there is no action, suit or proceeding pending, or overtly threatened by written communication, against Borrower or expressly affecting its assets wherein an unfavorable decision, ruling or finding, in any case or in the aggregate, would materially adversely affect the Borrower's financial condition or any of its assets, or the validity or enforceability of any of the Borrower Loan Documents, the Trademark Agreement or the Patent Agreement.

            13. To our knowledge, there is no action, suit or proceeding pending, or overtly threatened by written communication, against Parent or expressly effecting its assets wherein an unfavorable decision, ruling or finding, in any case or in the aggregate, would materially adversely affect Parent's financial condition or any of its assets, or the validity or enforceability of any of the Guarantor Loan Documents, the Trademark Agreement or the Patent Agreement.

            The opinions expressed above are subject to the following qualifications:

                  (a) the enforceability of the Loan Documents may be limited by the time of recording of the Patent Agreement and the Trademark Agreement, and by applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance, and other similar laws now or hereafter in effect relating to or affecting creditor's rights generally;

                  (b) the enforcement of rights and remedies under the Loan
            Documents may be limited by (i) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law, or (ii) the policies underlying applicable law;

                  (c) we express no opinion as to the enforceability of the
            self-help, non-judicial remedies provided to Bank in the Loan Documents (including, inter alia, remedies purportedly based upon the appointment of Bank as attorney-in-fact of Borrower);

                  (d) certain provisions in the Loan Documents may be rendered unenforceable or limited by applicable laws and judicial decisions; but such laws and judicial decisions do not render the Loan Documents legally inadequate remedies for the realization of the principal benefits and security intended to be provided thereby;

                  (e) enforceability of the Loan Documents may be limited by any unconscionable or inequitable conduct on Bank's part, defenses arising from Bank's failure to act in accordance with the terms and conditions of the Loan Documents and defenses arising as a result of Bank's failure to act in good faith and in a commercially reasonable manner;

                  (f) we express no opinion as to the validity or enforceability of any waiver of service of judicial process, or any provisions of any of the Loan Documents which might be construed as a waiver of counterclaims or defenses;

Nixon, Hargrave, Devans & Doyle LLP

      Manufacturers and Traders Trust Company
      April 14, 1998
      Page 6

                  (g) we express no opinion as to (i) compliance with or the effect of any applicable health, safety, zoning, land use, environmental, tax, anti-trust or securities law, rule, regulation or ordinance; (ii) the existence or state of title of any real or personal property which may be the subject of any of the Loan Documents; (iii) the priority of any liens or security interest created or purported to be created by any of the Loan Documents;
            (iv) the perfection of any security interest in the Collateral; or
            (v) the Bank's right to collect any payment due to the extent that such payment constitutes a penalty, forfeiture or late payment charge;

                  (h) we express no opinion as to the enforceability of the
            provisions of the Grid Note and Loan Agreement requiring payment on demand;

                  (i) we express no opinion as to the enforceability of Section
            6.2 of the Trademark Agreement or Section 5.2 of the Patent
            Agreement;

                  (j) we express no opinion as to the enforceability of the
            provisions of Section 8 of the Trademark Agreement with respect to the sale of any Trademark apart from its Associated Goodwill and the business symbolized by such Trademark; and

                  (k) we express no opinion as to the enforceability of the
            Trademark Agreement to the extent that it purports to independently assign the Pledged Trademarks as opposed to being an assignment in furtherance of a security interest granted in the Pledged Trademarks.

            This opinion is specifically limited to the present General Corporation Law of the State of Delaware and the present internal laws of the State of New York and federal law of the United States, and no opinion is expressed as to the effect that the law of any other jurisdiction might have upon the subject matter of the opinions expressed herein under the conflicts of law principles or otherwise.

            This opinion is being rendered solely for the benefit of Bank in connection with the transactions contemplated by the Loan Documents. No other person may rely on this opinion for any purpose without the express written consent of the undersigned. This opinion is limited to the matters set forth herein, no opinion may be inferred or implied beyond the matters expressly stated herein, and this opinion must be read in conjunction with the assumptions, limitations, exceptions and qualifications set forth in this letter.

            This opinion is rendered as of the date hereof, and no opinion is expressed as to matters referred to herein on any subsequent date.


                                     Very truly yours,


                                     /s/ Nixon, Hargrave, Devans & Doyle LLP

                             BORROWER'S CERTIFICATE

      I, Emilio O. DiCataldo, as a Senior Vice President and Chief Financial Officer of CVC Products, Inc., a Delaware corporation ("Borrower"), do hereby certify to Nixon, Hargrave, Devans & Doyle LLP ("NHD&D"), in connection with their opinion of counsel (the "Opinion"), dated April 14, 1998, addressed to Manufacturers and Traders Trust Company ("M&T"), as follows:

      1. All capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Opinion.

      2. Except as may be set forth in the Officer's Certificate delivered to M&T dated April 2, 1998, there have been no amendments to the Articles of Incorporation or By Laws of Borrower.

      3. To the best of my knowledge, Borrower has the requisite corporate power and authority to conduct its business as it is presently conducted.

      4. To the best of my knowledge, Borrower's execution and delivery of the Borrower Loan Documents, the Trademark Agreement and the Patent Agreement and Borrower's performance of its obligations under the Borrower Loan Documents, the Trademark Agreement and the Patent Agreement do not (a) result in a breach of any of the provisions of, or constitute a default under, any agreement or instrument to which Borrower is a party or by which any of Borrower's assets is bound, (b) violate any existing judgment, order, writ, injunction or decree expressly applicable to Borrower, (c) violate any existing law, rule, regulation or ordinance applicable to Borrower or (d) result in the creation or imposition of any lien charge or encumbrance of any nature whatsoever upon any properties of Borrower, except as contemplated by the Borrower Loan Documents the Trademark Agreement and the Patent Agreement. Furthermore, Borrower is currently not a party to, nor are Borrower's assets bound by, any agreements or instruments with any financial or lending institution, other than Lender, which place limitations on Borrower's ability to incur additional indebtedness.

      5. To the best of my knowledge, there is no action, suit or proceeding pending, or overtly threatened by written communication, against Borrower or expressly affecting its assets wherein an unfavorable decision, ruling or finding, in any case or in the aggregate, would materially adversely affect the validity or enforceability of any of the Borrower Loan Documents the Trademark Agreement or the Patent Agreement..

      6. Borrower has consented to the issuance of the Opinion by NHD&D to M&T.


Dated: April 14, 1998                   /s/ Emilio O. DiCataldo
                                        -----------------------
                                          Emilio O. DiCataldo
                                          Sr.V.P. & CFO
                                          CVC Products, Inc.

                              PARENT'S CERTIFICATE

      I, Emilio O. DiCataldo, as a Senior Vice President and Chief Financial Officer of CVC, Inc., a Delaware corporation ("Parent"), do hereby certify to Nixon, Hargrave, Devans & Doyle LLP ("NHD&D"), in connection with their opinion of counsel (the "Opinion"), dated April 14, 1998, addressed to Manufacturers and Traders Trust Company ("M&T"), as follows:

      1. All capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Opinion.

      2. Except as may be set forth in the Officer's Certificate delivered to M&T dated April 2, 1998, there have been no amendments to the Articles of Incorporation or By Laws of Parent.

      3. To the best of my knowledge, Parent has the requisite corporate power and authority to conduct its business as it is presently conducted.

      4. To the best of my knowledge, Parent's execution and delivery of the Guarantor Loan Documents, the Trademark Agreement and the Patent Agreement and Parent's performance of its obligations under the Guarantor Loan Documents, the Trademark Agreement and the Patent Agreement do not (a) result in a breach of any of the provisions of, or constitute a default under, any agreement or instrument to which Parent is a party or by which any of Parent's assets is bound, (b) violate any existing judgment, order, writ, injunction or decree expressly applicable to Parent, (c) violate any existing law, rule, regulation or ordinance applicable to Parent or (d) result in the creation or imposition of any lien charge or encumbrance of any nature whatsoever upon any properties of Parent, except as contemplated by the Guarantor Loan Documents, the Trademark Agreement and the Patent Agreement. Furthermore, Parent is currently not a party to, nor are Parent's assets bound by, any agreements or instruments with any financial or lending institution, other than Lender, which place limitations on Parent's ability to incur additional indebtedness.

      5. To the best of my knowledge, there is no action, suit or proceeding pending, or overtly threatened by written communication, against Parent or expressly affecting its assets wherein an unfavorable decision, ruling or finding, in any case or in the aggregate, would materially adversely affect the validity or enforceability of any of the Guarantor Loan Documents, the Trademark Agreement or the Patent Agreement.

      6. Parent has consented to the issuance of the Opinion by NHD&D to M&T.


Dated: April 14, 1998                   /s/ Emilio O. DiCataldo
                                        -----------------------
                                          Emilio O. DiCataldo
                                          Sr.V.P. & CFO
                                          CVC, Inc.

                                State of Delaware
                                                                          PAGE 1
                        Office of the Secretary of State

                                -----------------

      I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THAT "CVC PRODUCTS, INC." IS DULY INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE AND IS IN GOOD STANDING AND HAS A LEGAL CORPORATE EXISTENCE NOT HAVING BEEN CANCELLED OR DISSOLVED SO FAR AS THE RECORDS OF THIS OFFICE SHOW AND IS DULY AUTHORIZED TO TRANSACT BUSINESS.

      THE FOLLOWING DOCUMENTS HAVE BEEN FILED:

      CERTIFICATE OF INCORPORATION, FILED THE SEVENTEENTH DAY OF SEPTEMBER, A.D. 1973, AT 10 O'CLOCK A.M.

      CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE TWENTY-FOURTH DAY OF OCTOBER, A.D. 1996, AT 9 O'CLOCK A.M.

      AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION.

      AND I DO HEREBY FURTHER CERTIFY THAT THE ANNUAL REPORTS HAVE BEEN FILED TO DATE.

      AND I DO HEREBY FURTHER CERTIFY THAT THE FRANCHISE TAXES HAVE BEEN PAID TO DATE.


                           [SEAL]      /s/ Edward J. Freel
                                       ---------------------------------------
                                       Edward J. Freel, Secretary of State

0794718 8310                           AUTHENTICATION:  8993389

981115482                                        DATE:  03-25-98

State of New York     )
                          ss:
Department of State   )

I hereby certify, that CVC PRODUCTS, INC. a DELAWARE corporation, filed an Application for Authority to do business in the State of New York on 09/20/1973. I further certify that no certificate of Surrender of Authority has been filed, and so far as shown by the records of this Department, such corporation is still authorized to do business in the State of New York.

                                      ***

                                       Witness my hand and the official seal of the Department of State at the City of Albany, this 25th day of March one thousand nine hundred and ninety-eight.

                                       /s/ [ILLEGIBLE]

                                       Special Deputy Secretary of State

199803260160 46

                                     [SEAL]

                                State of Delaware
                                                                          PAGE 1
                        Office of the Secretary of State

                                -----------------

      I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THAT "CVC, INC." IS DULY INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE AND IS IN GOOD STANDING AND HAS A LEGAL CORPORATE EXISTENCE NOT HAVING BEEN CANCELLED OR DISSOLVED SO FAR AS THE RECORDS OF THIS OFFICE SHOW AND IS DULY AUTHORIZED TO TRANSACT BUSINESS.

      THE FOLLOWING DOCUMENTS HAVE BEEN FILED:

      CERTIFICATE OF INCORPORATION, FILED THE NINETEENTH DAY OF OCTOBER, A.D. 1990, AT 4:30 O'CLOCK P.M.

      CERTIFICATE OF AMENDMENT, FILED THE FOURTEENTH DAY OF DECEMBER, A.D. 1990, AT 9 O'CLOCK A.M.

      RESTATED CERTIFICATE, FILED THE EIGHTEENTH DAY OF MAY, A.D. 1995, AT 4:15 O'CLOCK P.M.

      CERTIFICATE OF AMENDMENT, FILED THE FOURTEENTH DAY OF MARCH, A.D. 1996, AT 9 O'CLOCK A.M.

      CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM "CVC HOLDINGS, INC." TO "CVC, INC.", FILED THE FIFTEENTH DAY OF OCTOBER, A.D. 1997, AT 12 O'CLOCK P.M.

      AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE


                               [SEAL]  /s/ Edward J. Freel
                                       ---------------------------------------
                                       Edward J. Freel, Secretary of State

2244345 8310                           AUTHENTICATION:  8997288

981118441                                        DATE:  03-27-98

                                State of Delaware
                                                                          PAGE 2
                        Office of the Secretary of State

                                -----------------

AFORESAID CORPORATION.

      AND I DO HEREBY FURTHER CERTIFY THAT THE ANNUAL REPORTS HAVE BEEN FILED TO DATE.

      AND I DO HEREBY FURTHER CERTIFY THAT THE FRANCHISE TAXES HAVE BEEN PAID TO DATE.


                              [SEAL]   /s/ Edward J. Freel
                                       ---------------------------------------
                                       Edward J. Freel, Secretary of State

2244345 8310                           AUTHENTICATION:  8997288

981118441                                        DATE:  03-27-98

State of New York    )
                      ss:
Department of State  )

I hereby certify, that CVC HOLDINGS, INC. a DELAWARE corporation, filed an Application for Authority to do business in the State of New York on 12/10/1990. I further certify that no certificate of Surrender of Authority has been filed, and so far as shown by the records of this Department, such corporation is still authorized to do business in the State of New York.

                                      ***

                                       Witness my hand and the official seal of the Department of State at the City of Albany, this 25th day of March one thousand nine hundred and ninety-eight.

                                       /s/ [ILLEGIBLE]

                                       Special Deputy Secretary of State

199803260164 46

                                     [SEAL]

State of New York   )
                      ss:
Department of State )

I hereby certify, that CVC HOLDINGS, INC. a DELAWARE corporation, filed an Application for Authority to do business in the State of New York on 12/10/1990.

A certificate changing name to CVC, INC. was filed on 04/02/1998, doing business under the fictitious name of CVC HOLDINGS.

I further certify that no certificate of surrender of Authority has been filed, and so far as shown by the records of this Department, such corporation is still authorized to do business in the State of New York.

                                      ***

                                       Witness my hand and the official seal of the Department of State at the City of Albany, this 02nd day of April one thousand nine hundred and ninety-eight.

                                       /s/ [ILLEGIBLE]

                                       Special Deputy Secretary of State

199804030038 51

                                     [SEAL]

                             APPLICATION OF PROCEEDS

      On April 14, 1998 ("Closing Date"), CVC PRODUCTS, INC. ("Borrower"), executed and delivered to MANUFACTURERS AND TRADERS TRUST COMPANY ("Bank"), an $8,000,000.00 Term Note ("Term Note"). The proceeds of the Term Note shall be applied to partially refinance, to the extent of $8,000,000.00, the unpaid principal balance due Bank under a $10,000,000.00 Grid Note dated January 30, 1998 ("1/30/98 Note"). Borrower acknowledges to Bank that on the Closing Date, the 1/30/98 Note had an unpaid principal balance of $9,850,000.00.

      On the Closing Date, Borrower also executed a Loan Agreement ("Loan Agreement") which provides for, among other things, a $10,000,000.00 line of credit ("Line"). Loans under the Line are evidenced by Borrower's $10,000,000.00 Grid Note executed by Borrower on the Closing Date ("Grid Note"). On the Closing Date, Borrower requests a $4,988,042.50 advance under the Line, the proceeds of which will be distributed by Bank as follows:

      a. $1,850,000.00 to partially refinance the unpaid principal balance due Bank under the 1/30/98 Note on the Closing Date.

      b. $3,075,000.00 to refinance in full the unpaid principal balance due Bank under Borrower's $4,750,000.00 Grid Note dated April 9, 1998 ("4/9/98 Note").

      c. $13,042.50 to pay Woods, Oviatt, Gilman, Sturman & Clarke, LLP ("Woods, Oviatt") for Bank's attorneys' fees ($8,500.00) and estimated disbursements ($4,542.50). Borrower will pay to Woods, Oviatt the balance due for any disbursements when billed.

      d. $50,000.00 to be retained by Bank in payment of the Up-Front Fee provided for in the Agreement.

      Borrower agrees that Bank may without further notice to Borrower, debit any account of Borrower maintained at Bank for all accrued interest due Bank on the 1/30/98 Note, and the 4/9/98 Note through the Closing Date (or the following business day if the proceeds of the Term Note and advance under the Line are not advanced by Bank until that date).

      The above application of proceeds is acceptable to Borrower.

      Borrower acknowledges that although Term Note and Grid Note are dated as of March 31, 1998, no proceeds of either note were advanced until the Closing Date.

Dated: April 14, 1998                    CVC PRODUCTS, INC.


                                         By:  /s/ Emilio O. DiCataldo
                                            ---------------------------------
                                         Name:  Emilio O. DiCataldo
                                         Title: Senior Vice President and
                                                Chief Financial Officer


STATE OF NEW YORK)
COUNTY OF MONROE ) SS:

      On this 14th day of April, 1998, before me, the subscriber, personally appeared EMILIO O. DiCATALDO, to me known, who, being by me duly sworn, did depose and say that he is the Senior Vice President and Chief Financial Officer of CVC PRODUCTS, INC., the corporation described in, and which executed the within Instrument, and that he signed his name thereto by order of the Board of Directors.


                                         /s/ Gary F. Amendola
                                         ------------------------------------
                                         Notary Public


                                                      GARY F. AMENDOLA
                                              Notary Public, State of New York
                                                 Qualified in Monroe County
                                             Commission Expires Oct 31, ________

--------------------------------------------------------------------------------
ACORD(TM) CERTIFICATE OF LIABILITY INSURANCE     CSR 10          DATE (MM/DD/YY)
                                                 CVCP000            04/13/98
--------------------------------------------------------------------------------
PRODUCER

William Gallagher Associates
Insurance Brokers, Inc.
200 State Street
Boston, MA 02109-2694

Phone No. 617-261-6700                                      Fax No. 617-261-6720
--------------------------------------------------------------------------------
INSURED

CVC Inc. & CVC Products, Inc.
525 Lee Road
Rochester NY 14606
--------------------------------------------------------------------------------
THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE CERTIFICATE HOLDER. THIS CERTIFICATE DOES NOT AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW.
--------------------------------------------------------------------------------
                          COMPANIES AFFORDING COVERAGE
--------------------------------------------------------------------------------
COMPANY A         Royal Insurance
--------------------------------------------------------------------------------
COMPANY B
--------------------------------------------------------------------------------
COMPANY C
--------------------------------------------------------------------------------
COMPANY D
--------------------------------------------------------------------------------
COVERAGES

THIS IS TO CERTIFY THAT THE POLICIES OF INSURANCE LISTED BELOW HAVEBEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED, NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS CERTIFICATE MAY BE ISSUED OR MAY PERTAIN. THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.
--------------------------------------------------------------------------------

                                                                 POLICY       POLICY
                                                               EFFECTIVE    EXPIRATION
 CO                                                               DATE         DATE
LTR            TYPE OF INSURANCE             POLICY NUMBER     (MM/DD/YY)   (MM/DD/YY)                      LIMITS
----------------------------------------------------------------------------------------------------------------------------------
     GENERAL LIABILITY                                                                      GENERAL AGGREGATE           $2,000,000
                                                                                            --------------------------------------
 A   |X| COMMERCIAL GENERAL LIABILITY  SV013576                04/01/98     04/01/99        PRODUCTS - COMP/OP AGG      $2,000,000
                                                                                            --------------------------------------
     |_| CLAIMS MADE   |X| OCCUR                                                            PERSONAL & ADV INJURY       $1,000,000
                                                                                            --------------------------------------
     |_| OWNERS & CONTRACTORS PROT                                                          EACH OCCURRENCE             $1,000,000
                                                                                            --------------------------------------
     |_|                                                                                    FIRE DAMAGE (Any one fire)  $  300,000
         ----------------------------                                                       --------------------------------------
     |_|                                                                                    MED EXP (Any one person)    $   10,000
----------------------------------------------------------------------------------------------------------------------------------
     AUTOMOBILE LIABILITY                                                                   COMBINED SINGLE UNIT        $
     |_| ANY AUTO                                                                           --------------------------------------
     |_| ALL OWNED AUTOS                                                                    BODILY INJURY
     |_| SCHEDULED AUTOS                                                                    (Per person)                $
     |_| HIRED AUTOS                                                                        --------------------------------------
     |_| NON-OWNED AUTOS                                                                    BODILY INJURY
     |_|                                                                                    (Per accident)              $
         ----------------------------                                                       --------------------------------------
     |_|                                                                                    PROPERTY DAMAGE             $
----------------------------------------------------------------------------------------------------------------------------------
     GARAGE LIABILITY                                                                       AUTO ONLY - EA ACCIDENT     $
                                                                                            --------------------------------------
     |_| ANY AUTO                                                                           OTHER THAN AUTO ONLY
                                                                                            --------------------------------------
     |_|                                                                                              EACH ACCIDENT     $
         ----------------------------                                                       --------------------------------------
     |_|                                                                                                  AGGREGATE     $
----------------------------------------------------------------------------------------------------------------------------------
     EXCESS LIABILITY                                                                       EACH OCCURRENCE             $
                                                                                            --------------------------------------
     |_| UMBRELLA FORM                                                                      AGGREGATE                   $
                                                                                            --------------------------------------
     |_| OTHER THAN UMBRELLA FORM                                                                                       $
----------------------------------------------------------------------------------------------------------------------------------
     WORKERS COMPENSATION AND                                                               |_| WC STATU-     |_| OTH-
     EMPLOYERS' LIABILITY                                                                       TORY LIMITS       ER
                                                                                            --------------------------------------
     THE PROPRIETOR/                                                                        EL EACH ACCIDENT            $
     PARTNERS/EXECUTIVE  |_| INCL                                                           --------------------------------------
     OFFICERS ARE        |_| EXCL                                                           EL DISEASE - POLICY LIMIT   $
                                                                                            --------------------------------------
                                                                                            EL DISEASE - EA EMPLOYEE    $
----------------------------------------------------------------------------------------------------------------------------------
     OTHER

A    Blanket Property                  SV013576                04/01/98     04/01/99                       Limit:      $36,851,933
     Flood & Earthquake                                                                                    Sublimit:   $10,000,000
----------------------------------------------------------------------------------------------------------------------------------
DESCRIPTION OF OPERATIONS/LOCATIONS/VEHICLES/SPECIAL ITEMS

MANUFACTURERS AND TRADERS TRUST COMPANY, ISAOA IS ADDED AS LENDER LOSS PAYEE
WITH RESPECT TO BUSINESS CONTENTS LOCATED AT THE FOLLOWING: 525 LEE RD,
ROCHESTER, NY; 329 OAKS TRAIL, GARLAND, TX; 100 LAURELVIEW CRT, FREEMONT,
CA; 2914 MONTOPOLIS DRIVE, AUSTIN, TX; 4530 WEST 77TH STREET, STE 221,
EDINA, MN
----------------------------------------------------------------------------------------------------------------------------------

CERTIFICATE HOLDER
                                                       MTBANKI
M&T FINANCIAL CORPORATION
M&T REAL ESTATE, INC.
MANUFACTURERS & TRADERS
TRUST COMPANY, ISAOA
ONE M&T PLAZA
BUFFALO NY 14240

ACORD 25-8 (1/98)
--------------------------------------------------------------------------------
CANCELLATION

SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, THE ISSUING COMPANY WILL ENDEAVOR TO MAIL 30 DAYS WRITTEN NOTICE TO THE CERTIFICATE HOLDER NAMED TO THE LEFT, BUT FAILURE TO MAIL SUCH NOTICE SHALL IMPOSE NO OBLIGATION OR LIABILITY OF ANY KIND UPON THE COMPANY, ITS AGENTS OR REPRESENTATIVES.
--------------------------------------------------------------------------------
AUTHORIZED REPRESENTATIVE

/s/ William W. Gallagher

William Gallagher Associates
Insurance Brokers, Inc.

(C) ACORD CORPORATION 1993
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
ACORD(TM) EVIDENCE OF PROPERTY INSURANCE         OP ID CM        DATE (MM/DD/YY)
                                                                    04/09/98

THIS IS EVIDENCE THAT INSURANCE AS IDENTIFIED BELOW HAS BEEN ISSUED, IS IN FORCE, AND CONVEYS ALL THE RIGHTS AND PRIVILEGES AFFORDED UNDER THE POLICY
--------------------------------------------------------------------------------
PRODUCER                             PHONE/FAX
                                     (A/C, No., Ext.): 617-261-6700/617-261-6720
William Gallagher Associates
Insurance Brokers, Inc.
200 State Street
Boston, MA 02109-2694
--------------------------------------------------------------------------------
CODE:                                SUB CODE:

--------------------------------------------------------------------------------
AGENCY
CUSTOMER ID #: CVCP000
--------------------------------------------------------------------------------
INSURED

CVC Inc. & CVC Products, Inc.
525 Lee Road
Rochester NY 14606
--------------------------------------------------------------------------------
COMPANY

Royal Insurance
25 New Chardon Street
Boston MA 02114
--------------------------------------------------------------------------------
LOAN NUMBER                          POLICY NUMBER

                                     SV103576
--------------------------------------------------------------------------------
EFFECTIVE DATE        EXPIRATION DATE           |_| CONTINUED UNTIL
                                                    TERMINATED IF CHECKED
   04/01/99              04/01/99
--------
THIS REPLACES PRIOR EVIDENCE DATED:

--------------------------------------------------------------------------------
PROPERTY INFORMATION
LOCATION/DESCRIPTION
001

525 Lee Road
Rochester NY 14606

--------------------------------------------------------------------------------
COVERAGE INFORMATION

       COVERAGE/PERILS/FORMS              AMOUNT OF INSURANCE         DEDUCTIBLE
--------------------------------------------------------------------------------
Blanket Business Personal Property                 $36,851,93            $ 5,000
Flood and Earthquake Sublimit                      $10,000,00            $50,000

--------------------------------------------------------------------------------
REMARKS (Including Special Conditions)

--------------------------------------------------------------------------------
CANCELLATION

THE POLICY IS SUBJECT TO THE PREMIUMS, FORMS, AND RULES IN EFFECT FOR EACH POLICY PERIOD. SHOULD THE POLICY BE TERMINATED, THE COMPANY WILL GIVE THE ADDITIONAL INTEREST IDENTIFIED BELOW 30 DAYS WRITTEN NOTICE, AND WILL SEND NOTIFICATION OF ANY CHANGES TO THE POLICY THAT WOULD AFFECT THAT INTEREST, IN ACCORDANCE WITH THE POLICY PROVISIONS OR AS REQUIRED BY LAW.
--------------------------------------------------------------------------------
ADDITIONAL INTEREST

NAME AND ADDRESS

M&T FINANCIAL CORPORATION
M&T REAL ESTATE, INC.
Manufacturers and Traders
Trust Company, ISAOA
One M&T Plaza
Buffalo NY 14240

ACORD 27 (3/93)
--------------------------------------------------------------------------------

|_| MORTGAGEE                        |X| ADDITIONAL INSURED

|X| LOSS PAYEE                       |X| SECURED PARTY
--------------------------------------------------------------------------------
LOAN #

--------------------------------------------------------------------------------
AUTHORIZED REPRESENTATIVE

/s/ William W. Gallagher

William Gallagher Associates
Insurance Brokers, Inc.

(C) ACORD CORPORATION 1993
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
ACORD(TM) EVIDENCE OF PROPERTY INSURANCE         OP ID CM        DATE (MM/DD/YY)
          PROPERTY SCHEDULE                                         04/09/98

CVC, Inc. & CVC Products, Inc CVCP000                                 PAGE 2
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PROPERTY INFORMATION

LOCATION/DESCRIPTION 002

3100 Laurelview Court
Freemont CA 94538

--------------------------------------------------------------------------------
PROPERTY INFORMATION

LOCATION/DESCRIPTION 003

329 Oaks Trail, Suite 202
Garland TX 75043

--------------------------------------------------------------------------------
PROPERTY INFORMATION

LOCATION/DESCRIPTION 004

2914 Montopolis Drive
Austin TX 78741

--------------------------------------------------------------------------------
PROPERTY INFORMATION

LOCATION/DESCRIPTION 005

4530 West 77th Street, Ste 221
Edina MN 55435

--------------------------------------------------------------------------------
PROPERTY INFORMATION

LOCATION/DESCRIPTION


--------------------------------------------------------------------------------
PROPERTY INFORMATION

LOCATION/DESCRIPTION


--------------------------------------------------------------------------------
PROPERTY INFORMATION

LOCATION/DESCRIPTION


--------------------------------------------------------------------------------
PROPERTY INFORMATION

LOCATION/DESCRIPTION


--------------------------------------------------------------------------------
                   ATTACH TO EVIDENCE OF PROPERTY APPLICATION
--------------------------------------------------------------------------------

Woods, Oviatt, Gilman,
Sturman & Clarke LLP Attorneys

44 Exchange Street                                               Federal ID. No.
Rochester, New York 14614                                        16-0902614

(716) 454-5370
FAX (716) 454-3968

                                 April 14, 1998

Manufacturers and Traders
   Trust Company
255 East Avenue
Rochester, New York 14604
                                                                 INVOICE #8-4252
                                                                      MT50.26990

Attention: Mr. William E. Holston
           Vice President

      Re: CVC Products, Inc.

--------------------------------------------------------------------------------

      TO COUNSEL AND SERVICES RENDERED in connection with credit facilities provided to CVC Products, Inc. by Manufacturers and Traders Trust Company.

            Total services:                                 $ 8,500.00

Estimated Disbursements:

            See attached list                               $ 4,542.50
                                                            ----------

      TOTAL SERVICES AND DISBURSEMENTS                      $13,042.50

                INVOICES NOT PAID IN THIRTY (30) DAYS ARE SUBJECT
               TO FINANCE CHARGES AT THE RATE OF 1 1/2% A MONTH.

                                    ESTIMATED
                                CVC DISBURSEMENTS

UCC-1 FILING FEES:
      New York                                       $   38.00
      Monroe County                                      49.00
      Texas                                             150.00
      California                                        215.00
      Minnesota                                         125.00
                                                        ------
                                         TOTAL                  $  577.00

UCC-3 AMENDMENT:
      New York                                       $   38.00
      Monroe County                                      48.00
      California                                        200.00
      Texas                                             130.00
                                                        ------
                                         TOTAL                  $  416.00

UCC SEARCHES (POST):
      New York                                       $   21.00
      Monroe County                                      21.00
      Texas                                             160.00
      California                                        160.00
      Minnesota                                         150.00
                                                        ------
                                         TOTAL                  $  512.00

UCC SEARCHES (PRE-CLOSING):
      New York and Monroe County                     $  350.00
      Texas                                             152.00
      California                                        142.50
      Minnesota                                         138.00
                                                        ------
                                         TOTAL                  $  782.50

Corporate Verifications                              $   75.00
Photocopies                                             250.00
Facsimile                                               220.00
Federal Express                                          80.00
                                                        ------
                                         TOTAL                  $  625.00

Patent filings                                       $1,240.00
Trademark filings                                        40.00
Patent & Trademark Search                               350.00
                                          TOTAL                 $1,630.00

                                          GRAND TOTAL           $4,542.50